================================================================================

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           IWERKS ENTERTAINMENT, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[X]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                           Iwerks Entertainment Inc.
                           4540 West Valerio Street
                        Burbank, California 91505-1046

March 4, 1998


Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders (the "Annual Meeting") of Iwerks Entertainment, Inc. ("Iwerks") to be held at our offices on March 31, 1998 at 4540 West Valerio Street in Burbank, California at 10:00 a.m. local time.

     At this meeting you will be asked to consider and approve three items:

     1. The issuance of shares of Iwerks' Common Stock related to the Agreement and Plan of Reorganization, as amended, with Showscan Entertainment Inc.;

     2.   The election of one Class III Director; and

     3. Amendments to the 1994 Stock Incentive Plan to increase the number of shares of Iwerks Common Stock reserved for issuance thereunder and to provide a per employee limit on stock option grants in any one year.

     IWERKS' BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER WITH SHOWSCAN ENTERTAINMENT INC. ("SHOWSCAN") AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR ALL OF THE ABOVE MENTIONED PROPOSALS, AS PRESENTED IN THIS JOINT PROXY STATEMENT/PROSPECTUS.

     The proposed merger (the "Merger") with Showscan, our largest competitor in the ride simulation business, was announced on August 5, 1997. Certain modifications to the Merger were announced on December 30, 1997. The Merger will bring together two of the largest and most accomplished companies in the ride simulation business into what we believe will be a true market leader in this segment of location based entertainment, world-wide. The attached Joint Proxy Statement/Prospectus presents the details of this proposed strategic combination.

     Your Board believes that the Merger with Showscan will position the new Iwerks as the ride simulation leader with over 160 simulation theater locations in 28 countries and 75 ride simulation films and will make Iwerks the logical choice for operators seeking to provide the best in new high technology attractions. This Merger will provide the new Iwerks with critical technology, content and distribution assets which will allow us to maintain and expand our leadership position in the key ride simulation segment of the out-of-home entertainment market. Additionally, Iwerks' Board of Directors and management believe that this Merger will better position Iwerks to develop higher quality software and will bring Iwerks additional technologies at a lower cost than initiating research and development efforts. The Merger will also strengthen Iwerks' geographic presence world-wide and will provide for access to new markets both in terms of size and location. We believe that the Merger will significantly increase your company's recurring revenue from film and software distribution while allowing significant cost savings and synergy of combined operations.

     At the same time, by securing our position in ride simulation, this Merger will allow us more flexibility in addressing the large format film market. This market has been identified by management as one with potential for your company's future expansion due to the potential for growth and the limited number of qualified competitors.

     For further information regarding the potential benefits of the Merger, I urge that you read carefully the section "The Merger -- Iwerks' Reasons for the Merger; Recommendations of the Iwerks Board" in the attached document.

     BECAUSE OF THE IMPORTANCE OF THE ITEMS TO BE VOTED ON AT THIS MEETING, YOUR PARTICIPATION IN PERSON, OR BY PROXY, IS IMPORTANT. EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE PRE-PAID ENVELOPE. IF YOU CHOOSE TO ATTEND THE ANNUAL MEETING IN PERSON YOU MAY, IF YOU WISH, VOTE PERSONALLY ON ALL MATTERS BROUGHT BEFORE THE ANNUAL MEETING, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.

     I look forward to seeing you at the Annual Meeting.

Sincerely,

/s/ Charles Goldwater
Charles Goldwater
Chairman of the Board and Chief Executive Officer

                          Showscan Entertainment Inc.
                             3939 Landmark Street
                         Culver City, California 90232


                                                            March 4, 1998

Dear Fellow Stockholders:

   You are cordially invited to attend a Special Meeting of Stockholders (the "Special Meeting") of Showscan Entertainment Inc. ("Showscan") to be held on Tuesday, March 31, 1998, at 10:00 a.m. (local time), at 3939 Landmark Street, Culver City, California 90232.

   At the Special Meeting, you will be asked to approve the merger (the "Merger") between Showscan and a subsidiary of Iwerks Entertainment, Inc. ("Iwerks"). As a result of the Merger, Showscan will become a wholly owned subsidiary of Iwerks and each of us will become stockholders of Iwerks.

   After careful consideration, the Board of Directors of Showscan has unanimously determined that the terms of the proposed Merger are fair to, and in the best interests of, Showscan and its stockholders. Your Board of Directors has carefully reviewed and considered the terms and conditions of the Agreement and Plan of Reorganization dated as of August 4, 1997, as amended by that certain Amendment No. 1 to Agreement and Plan of Reorganization dated December 29, 1997 (as amended, the "Merger Agreement"), by and among Showscan, Iwerks and IWK-1 Merger Corporation, a wholly owned subsidiary of Iwerks, and the opinion of Allen & Company Incorporated, Showscan's financial advisor, stating that, as of the date of such opinion, the consideration to be received by the Showscan stockholders was fair from a financial point of view to such holders. ACCORDINGLY, THE BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE MERGER, AND UNANIMOUSLY RECOMMENDS THAT ALL STOCKHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE MERGER.

   The Merger will create the undisputed ride simulation leader with over 160 simulation theatres in 28 countries and 75 ridefilms. The combined company will be the logical choice for operators seeking to provide the best in high tech attractions to the out-of-home entertainment market since it will have the largest and highest quality film library. As new Iwerks stockholders representing a quarter of the company, we will have the opportunity to continue our participation in this exciting field. We are seeking to create the strongest possible company as an ongoing source of long-term stockholder value. We believe that this transaction is the best avenue and comes at the best time to create such stockholder value.

   Under the terms of the Merger Agreement, (a) each share of Common Stock, par value $.001 per share, of Showscan ("Showscan Common Stock") which is outstanding immediately prior to the Merger will be converted into the right to receive 0.62 shares of common stock, par value $.001 per share, of Iwerks ("Iwerks Common Stock") and (b) each share of Series C Convertible Preferred Stock, par value $.001 per share, of Showscan ("Showscan Preferred Stock") which is outstanding immediately prior to the Merger will be converted into the right to receive shares of Iwerks Common Stock in an amount equal to the number of shares of Showscan Common Stock into which such share of Showscan Preferred Stock is convertible immediately prior to the Merger multiplied by 0.62. Detailed information concerning the proposed Merger is set forth in the accompanying Joint Proxy Statement/Prospectus, which you are urged to read carefully.

   The affirmative vote of the holders of not less than a majority of the outstanding shares of Showscan Common Stock and Showscan Preferred Stock, voting together as a single class, will be necessary for approval and adoption of the Merger Agreement and the Merger. Pursuant to separate agreements, certain stockholders of Showscan have agreed, subject to certain conditions, to vote in favor of approval and adoption of the Merger Agreement and the Merger. As of February 12, 1998, such stockholders beneficially owned in the aggregate 237,280 shares of Showscan Common Stock and 49,000 shares of Showscan Preferred Stock, or approximately 18.3% of the then outstanding shares entitled to vote at the Special Meeting.

   Because of the significance to Showscan of the Merger, your participation in the Special Meeting, in person or by proxy, is important. In order to ensure that your interests are represented at the Special Meeting, please complete, sign, date and return the accompanying Proxy in the enclosed envelope, whether or not you plan to attend the Special Meeting. If you attend the Special Meeting in person you may, if you wish, vote personally on all matters brought before the Special Meeting even if you have previously returned your Proxy.

                          Sincerely,


                          /s/ Dennis Pope
                          Dennis Pope
                          President and Chief Executive Officer

                          IWERKS ENTERTAINMENT, INC.

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           To be Held March 31, 1998

TO THE STOCKHOLDERS OF IWERKS ENTERTAINMENT, INC.:

   Notice is hereby given that the 1997 Annual Meeting of Stockholders (the "Iwerks Annual Meeting") of Iwerks Entertainment, Inc. ("Iwerks") will be held at 4540 West Valerio Street, Burbank, California 91505, on March 31, 1998, at 10:00 a.m., local time, for the following purposes:

   1. To approve the issuance of shares of Common Stock, par value $.001 per share, of Iwerks (the "Iwerks Common Stock"), pursuant to the Agreement and Plan of Reorganization, dated as of August 4, 1997, as amended by that certain Amendment No. 1 to Agreement and Plan of Reorganization dated December 29, 1997, by and among Iwerks, IWK-1 Merger Corporation, a Delaware corporation and a wholly owned subsidiary of Iwerks ("Merger Corp."), and Showscan Entertainment Inc. ("Showscan"), pursuant to which, among other things, (a) Merger Corp. will be merged with and into Showscan, which will be the surviving corporation, and Showscan will become a wholly owned subsidiary of Iwerks (the "Merger"), (b) each outstanding share of Common Stock, par value $.001 per share, of Showscan (the "Showscan Common Stock") which is outstanding immediately prior to the Merger will be converted into the right to receive 0.62 shares of Iwerks Common Stock; and (c) each outstanding share of Series C Convertible Preferred Stock, par value $.001 per share, of Showscan (the "Showscan Preferred Stock") which is outstanding immediately prior to the Merger (other than shares as to which appraisal rights have been perfected, and not withdrawn or lost, under the Delaware General Corporation Law) will be converted into the right to receive that number of shares of Iwerks Common Stock equal to the number of shares of Showscan Common Stock into which such share of Showscan Preferred Stock is convertible multiplied by 0.62;

   2. To elect one Class III Director to the Board of Directors of Iwerks, to hold office for three years and until his successor is elected;

   3. To amend the 1994 Stock Incentive Plan to increase the shares of Iwerks Common Stock reserved for issuance thereunder from 1,750,000 to 2,500,000 and to provide a per employee limit on stock option grants in any one year; and

   4. To transact such other business as may properly come before the meeting and any adjournment(s) or postponement(s) thereof.

   The Board of Directors of Iwerks has fixed the close of business on February 12, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at the Iwerks Annual Meeting and any adjournments or postponements thereof, and only stockholders of record at such time will be entitled to notice of and to vote at the Iwerks Annual Meeting and any adjournments or postponements thereof.

   All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for the purpose. Any stockholder attending the meeting may vote in person, even though he or she has returned a Proxy.

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE APPROVAL AND ADOPTION OF THE ABOVE PROPOSALS.

                                     By Order of the Board of Directors

                                     /s/ Bruce C. Hinckley
                                     Bruce C. Hinckley
                                     Secretary
4540 West Valerio Street
Burbank, California 91505-1046
March 4, 1998

IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, DATE, AND SIGN THE ACCOMPANYING PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                          SHOWSCAN ENTERTAINMENT INC.
                             3939 Landmark Street
                         Culver City, California 90232
                             ____________________

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                         To Be Held on March 31, 1998

                             ____________________

   NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the "Special Meeting") of Showscan Entertainment Inc., a Delaware corporation ("Showscan"), will be held on Tuesday, March 31, 1998, at 10:00 a.m. (local time), at 3939 Landmark Street, Culver City, California 90232.

   1. To consider and vote upon a proposal to approve and adopt an Agreement and Plan of Reorganization dated as of August 4, 1997, as amended by that certain Amendment No. 1 to Agreement and Plan of Reorganization dated December 29, 1997, (as amended, the "Merger Agreement"), by and among Showscan, Iwerks Entertainment, Inc., a Delaware corporation ("Iwerks"), and IWK-1 Merger Corporation, a Delaware corporation and a wholly owned subsidiary of Iwerks ("Merger Corp."), and the merger of Merger Corp. with and into Showscan upon the terms and subject to the conditions thereof (the "Merger"), pursuant to which, among other things, (a) each share of Common Stock, par value $.001 per share, of Showscan ("Showscan Common Stock") which is outstanding immediately prior to the Merger will be converted into the right to receive 0.62 shares of common stock, par value $.001 per share, of Iwerks ("Iwerks Common Stock") and (b) each share of Series C Convertible Preferred Stock, par value $.001 per share, of Showscan ("Showscan Preferred Stock") which is outstanding immediately prior to the Merger (other than shares as to which appraisal rights have been perfected, and not withdrawn or lost, under the Delaware General Corporation Law) will be converted into the right to receive shares of Iwerks Common Stock in an amount equal to the number of shares of Showscan Common Stock into which such share of Showscan Preferred Stock is convertible immediately prior to the Merger multiplied by 0.62; and

   2. To consider and transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

   The Board of Directors of Showscan has fixed the close of business on February 12, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at the Special Meeting and any adjournment or postponement thereof, and only stockholders of record at such time will be entitled to notice of and to vote at the Special Meeting and any adjournment or postponement thereof. The affirmative vote of the holders of not less than a majority of the outstanding shares of Showscan Common Stock and Showscan Preferred Stock, voting together as a single class, will be necessary for approval and adoption of the Merger Agreement and the Merger.

   IN ORDER TO ENSURE THAT YOUR INTERESTS ARE REPRESENTED AT THE SPECIAL MEETING, PLEASE COMPLETE, SIGN, DATE AND MAIL PROMPTLY THE ENCLOSED PROXY, WHICH IS BEING SOLICITED BY THE BOARD OF DIRECTORS, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. A PRE-ADDRESSED, STAMPED RETURN ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES IS ENCLOSED FOR THAT PURPOSE.

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE MERGER.

                          By Order of the Board of Directors,

                          /s/ W. Tucker Lemon
                          W. Tucker Lemon
                          Secretary

Culver City, California
March 4, 1998

                             JOINT PROXY STATEMENT
                     FOR ANNUAL MEETING OF STOCKHOLDERS OF
                           IWERKS ENTERTAINMENT, INC.
                                      AND
                       SPECIAL MEETING OF STOCKHOLDERS OF
                          SHOWSCAN ENTERTAINMENT INC.,
                    BOTH MEETINGS TO BE HELD MARCH 31, 1998
                              ___________________

                           IWERKS ENTERTAINMENT, INC.
                                   PROSPECTUS
                              ___________________

   This Joint Proxy Statement/Prospectus is being furnished to holders of common stock, par value $.001 (the "Iwerks Common Stock"), of Iwerks Entertainment, Inc., a Delaware corporation ("Iwerks"), in connection with the solicitation of proxies by the Board of Directors of Iwerks (the "Iwerks Board") for use at the 1997 Annual Meeting of Stockholders (the "Iwerks Annual Meeting"), to be held on March 31, 1998 at Iwerks' offices at 4540 West Valerio Street, Burbank, California, commencing at 10:00 a.m., local time, and at any adjournments or postponements thereof.

   This Joint Proxy Statement/Prospectus also is being furnished to holders of common stock, par value $.001 (the "Showscan Common Stock"), of Showscan Entertainment Inc., a Delaware corporation ("Showscan"), and the holders of Series C Convertible Preferred Stock, par value $.001 (the "Showscan Preferred Stock" and together with the Showscan Common Stock, the "Showscan Capital Stock"), of Showscan in connection with the solicitation of proxies by the Board of Directors of Showscan (the "Showscan Board") for use at the Special Meeting of Stockholders of Showscan (the "Showscan Special Meeting") to be held on March 31, 1998, at 3939 Landmark Street, Culver City, California, commencing at 10:00 a.m., local time, and at any adjournments or postponements thereof.

   Iwerks has filed a registration statement on Form S-4 (together with all amendments, exhibits and schedules thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to shares of Iwerks Common Stock that are proposed to be issued in connection with the merger (the "Merger") of IWK-1 Merger Corporation, a Delaware corporation and a wholly owned subsidiary of Iwerks ("Merger Corp."), with and into Showscan, pursuant to the Agreement and Plan of Reorganization, dated as of August 4, 1997 (the "Original Merger Agreement"), as amended by that certain Amendment No. 1 to Agreement and Plan of Reorganization dated December 29, 1997 (the "Amendment" and together with the Original Merger Agreement, the "Merger Agreement"), among Iwerks, Merger Corp. and Showscan in exchange for, or issuable upon exercise of, all of the outstanding securities of Showscan. Pursuant to the Merger Agreement, each share of Showscan Common Stock outstanding shall entitle the holder thereof to 0.62 shares of Iwerks Common Stock and each share of Showscan Preferred Stock outstanding shall entitle the holder thereof to that number of shares of Iwerks Common Stock equal to the number of shares of Showscan Common Stock into which such share of Showscan Preferred Stock is convertible multiplied by 0.62 (the "Exchange Ratio"). On December 29, 1997, Iwerks, Showscan and Merger Corp. agreed to amend the Original Merger Agreement to, among other things, decrease the Exchange Ratio from 0.85 to 0.62. As part of the Merger, Iwerks will issue an aggregate of approximately 4,100,854 shares of Iwerks Common Stock in exchange for all outstanding shares of Showscan Common Stock and Showscan Preferred Stock, resulting in an aggregate merger consideration payable to the holders of Showscan Capital Stock valued at $9,739,527 as of December 30, 1997, the date the changes to the Merger Agreement were announced. Immediately following the Merger, Showscan stockholders will own approximately 25.2% of the issued and outstanding shares of the Iwerks Common Stock. At March 3, 1998, the most recent practicable date before the mailing of this Joint Proxy Statement/Prospectus, the closing sales price on the Nasdaq National Market of Iwerks Common Stock was $2.69 per share and of Showscan Common Stock was $1.44 per share. This results in a merger consideration at such date of $1.67 per share of Showscan Common Stock.

   This Joint Proxy Statement/Prospectus also constitutes the Prospectus of Iwerks filed as part of the Registration Statement. This Joint Proxy Statement/Prospectus and the accompanying form of proxy are first being mailed to the respective stockholders of Iwerks and Showscan on or about March 4, 1998. All information contained in this Joint Proxy Statement/Prospectus concerning Iwerks has been furnished by Iwerks and information with respect to Showscan has been furnished by Showscan.

   SEE "RISK FACTORS" FOR CERTAIN INFORMATION THAT SHOULD BE CONSIDERED BY IWERKS AND SHOWSCAN STOCKHOLDERS COMMENCING ON PAGE 13 OF THIS JOINT PROXY STATEMENT/PROSPECTUS.

   THE SECURITIES TO BE ISSUED PURSUANT TO THIS JOINT PROXY STATEMENT/PROSPECTUS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS JOINT PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      The date of this Joint Proxy Statement/Prospectus is March 4, 1998

   NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, THE SECURITIES OFFERED BY THIS JOINT PROXY STATEMENT/PROSPECTUS, OR THE SOLICITATION OF A PROXY FROM ANY PERSON, IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH OFFER, SOLICITATION OF AN OFFER OR PROXY SOLICITATION. NEITHER THE DELIVERY OF THIS JOINT PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF THE SECURITIES MADE UNDER THIS JOINT PROXY STATEMENT/PROSPECTUS SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF IWERKS OR SHOWSCAN SINCE THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.


                             AVAILABLE INFORMATION

   Iwerks and Showscan each are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by Iwerks and Showscan with the Commission are available for inspection and copying at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the regional offices of the Commission located at 7 World Trade Center, New York, New York 10048, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60601. Copies of such materials can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 at prescribed rates. Iwerks and Showscan also are required to file electronic versions of these documents with the Commission through the Commissions' Electronic Data Gathering Analysis and Retrieval (EDGAR) system. The Commission maintains a world wide web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The shares of Iwerks Common Stock and Showscan Common Stock are quoted on The Nasdaq Stock Market's National Market and, as such, certain of the periodic reports, proxy statements and other information filed by Showscan and Iwerks with the Commission can be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington D.C. 20006.

   Iwerks has filed the Registration Statement with the Commission with respect to the shares of Iwerks Common Stock to be issued in connection with the Merger to the holders of Showscan Capital Stock. This Joint Proxy Statement/Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. The Registration Statement, including exhibits filed as a part thereof, are available for inspection and copying as set forth above. Statements contained in this Joint Proxy Statement/Prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.

                                  TABLE OF CONTENTS
                                  -----------------

                                                                                                            PAGE
                                                                                                            ----
AVAILABLE INFORMATION....................................................................................    ii

SUMMARY..................................................................................................     1
  The Companies..........................................................................................     1
  Meetings of Stockholders...............................................................................     2
  The Merger.............................................................................................     3

MARKET PRICE INFORMATION.................................................................................    11

COMPARATIVE PER SHARE DATA...............................................................................    12

RISK FACTORS.............................................................................................    13
  Integration of Iwerks and Showscan; Anticipated Net Loss...............................................    13
  Anticipated Effects of the Merger......................................................................    14
  Risk that the Merger will not be Consummated...........................................................    14
  Dependence on Production of Film Software; Financial Risks of Film Production..........................    14
  Dependence of Owned and Operated Operations upon Sponsorship Revenues; Loss of AT&T Corp. Sponsorship..    14
  Intense Competition; Unpredictability of Consumer Tastes...............................................    15
  History of Operating Losses; Fluctuating Periodic Operating Results and Cash Flow......................    15
  New Product Development................................................................................    17
  International Operations...............................................................................    17
  Current Trends in the Global Economy...................................................................    17
  Dependence on Senior Management; Recent Changes to Key Personnel.......................................    17
  Volatility of Stock Price and Merger Consideration.....................................................    18
  Litigation.............................................................................................    18
  Environmental Matters and Other Governmental Regulations...............................................    18
  Effect of Anti-takeover Provisions.....................................................................    18
  Patents and Trademarks.................................................................................    19
  Employees..............................................................................................    19
  Business Disruption....................................................................................    19
  Dependence on Major Customers..........................................................................    19
  Ability to Produce Additional Films....................................................................    19

THE MEETINGS OF STOCKHOLDERS.............................................................................    19
  General................................................................................................    19
  Matters to be Considered at the Meetings...............................................................    20
  Record Dates; Voting Rights; Votes Required for Approval...............................................    20
  Proxies................................................................................................    21
  No Dissenters' Rights..................................................................................    22
  Proxy Solicitation.....................................................................................    22

THE MERGER...............................................................................................    22
  Background of the Merger...............................................................................    22
  Iwerks' Reasons for the Merger; Recommendations of the Iwerks Board....................................    26
  Showscan's Reasons for the Merger; Recommendations of the Showscan Board...............................    28
  Opinions of Financial Advisors.........................................................................    30
  Interests of Certain Persons in the Merger.............................................................    39
  Accounting Treatment...................................................................................    40
  Certain Federal Income Tax Consequences................................................................    40
  The Nasdaq National Market.............................................................................    41
  Resale Restrictions....................................................................................    41

THE MERGER AGREEMENT.....................................................................................    42
  General................................................................................................    42
  Merger Consideration...................................................................................    42
  Exchange of Shares.....................................................................................    42
  Representations and Warranties.........................................................................    43
  Certain Covenants......................................................................................    43
  Conditions to the Merger...............................................................................    46
  Termination of the Merger Agreement....................................................................    46
  Amendment and Waiver...................................................................................    48

BUSINESS OF IWERKS.......................................................................................    48
  General................................................................................................    48
  Business Strategy......................................................................................    49
  Iwerks Products........................................................................................    49
  Marketing and Customers................................................................................    50
  Enabling Technologies..................................................................................    51
  Manufacturing..........................................................................................    52
  Patents and Trademarks.................................................................................    52
  Employees..............................................................................................    52
  Properties.............................................................................................    52
  Legal Proceedings......................................................................................    52
  Executive Officers and Directors of Iwerks.............................................................    53
  Board Meetings and Committees..........................................................................    54
  Compensation of Directors..............................................................................    54
  Compensation Committee Interlocks and Insider Participation............................................    54
  Report of Compensation Committee on Executive Compensation.............................................    54

EXECUTIVE COMPENSATION...................................................................................    55
  Summary Compensation Table.............................................................................    56
  Options Grants in Last Fiscal Year.....................................................................    57
  Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Options............................    58
  Certain Transactions with Management...................................................................    58
  Section 16(a) Beneficial Ownership Reporting Compliance................................................    60

STOCK PERFORMANCE GRAPH..................................................................................    61

PRINCIPAL STOCKHOLDERS...................................................................................    62

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF IWERKS..........    64
  General................................................................................................    64
  Recent Acquisition.....................................................................................    64
  Results of Operations..................................................................................    65
  Comparison of Year Ended June 30, 1997 to Year Ended June 30, 1996.....................................    66
  Comparison of Year Ended June 30, 1996 to Year Ended June 30, 1995.....................................    68
  Comparison of Three Months Ended December 31, 1997 to Three Months Ended December 31, 1996.............    69
  Seasonality and Fluctuating Quarterly Results..........................................................    70
  Liquidity and Capital Resources........................................................................    71

BUSINESS OF SHOWSCAN.....................................................................................    72
  General................................................................................................    72
  Business Strategy......................................................................................    72
  The Motion Simulation and Specialty Film Library.......................................................    74
  Motion Simulation Attractions..........................................................................    75
  Owned and Operated Theatres............................................................................    76
  Specialty Theatres.....................................................................................    79
  The Showscan Process...................................................................................    79
  Sales and Marketing....................................................................................    79

  Equipment..............................................................................................    80
  Research and Development...............................................................................    81
  Competition............................................................................................    81
  Patents and Other Intellectual Property................................................................    82
  Royalty Arrangements...................................................................................    83
  Employees..............................................................................................    83
  Properties.............................................................................................    83
  Legal Proceedings......................................................................................    83

MANAGEMENT OF SHOWSCAN...................................................................................    84
  Directors and Executive Officers of Showscan...........................................................    84
  Compliance With Section 16(a) of the Securities Exchange Act of 1934...................................    86
  Executive Compensation.................................................................................    86
  Security Ownership of Certain Beneficial Owners and Management.........................................    89
  Certain Relationships and Related Transactions.........................................................    92

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF SHOWSCAN........    94
  Results of Operations..................................................................................    94
  Comparison of Year Ended March 31, 1997 and Year Ended March 31, 1996..................................    94
  Comparison of Year Ended March 31, 1996 and Year Ended March 31, 1995..................................    95
  Comparison of the Nine Months Ended December 31, 1997 and 1996.........................................    97
  Liquidity and Capital Resources........................................................................    99

UNAUDITED PRO FORMA FINANCIAL DATA.......................................................................   101
  Unaudited Pro Forma Condensed Combined Statement of Operations.........................................   102
  Unaudited Pro Forma Condensed Combined Statement of Operations.........................................   103
  Unaudited Pro Forma Condensed Combined Statement of Operations.........................................   104
  Unaudited Pro Forma Condensed Combined Statement of Operations.........................................   105
  Unaudited Pro Forma Condensed Combined Balance Sheets..................................................   106

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS.....................................   108

DESCRIPTION OF CAPITAL STOCK OF IWERKS...................................................................   110
  Common Stock...........................................................................................   110
  Preferred Stock........................................................................................   110
  Certain Provisions of the Delaware General Corporation Law.............................................   110
  Anti-takeover Provisions...............................................................................   111
  Limitation of Liability and Indemnification Agreements.................................................   111
  Transfer Agent.........................................................................................   112

COMPARATIVE RIGHTS OF STOCKHOLDERS.......................................................................   112
  General................................................................................................   112
  Authorized Capital.....................................................................................   112
  Voting Rights..........................................................................................   112
  Directors..............................................................................................   112
  Removal of Directors...................................................................................   112
  Filling Vacancies on the Board of Directors............................................................   113
  Special Meetings of Stockholders.......................................................................   113
  Stockholder Action by Written Consent..................................................................   113
  Limitation of Liability of Directors...................................................................   113
  Indemnification of Directors and Officers..............................................................   114

ELECTION OF CLASS III DIRECTOR...........................................................................   114

PROPOSAL TO AMEND THE 1994 STOCK INCENTIVE PLAN..........................................................   115
  General................................................................................................   115
  Proposal...............................................................................................   115
  Summary of the 1994 Plan...............................................................................   116
  Required Vote..........................................................................................   118

PROPOSALS OF STOCKHOLDERS................................................................................   118

INDEPENDENT AUDITORS.....................................................................................   119

LEGAL OPINION............................................................................................   119

EXPERTS..................................................................................................   119

OTHER MATTERS............................................................................................   119

INDEX TO FINANCIAL STATEMENTS............................................................................   F-1

APPENDICES:

  Appendix A        Agreement and Plan or Reorganization and Amendment No. 1 to Agreement and Plan of Reorganization
  Appendix B        Opinion of Suntrust Equitable Securities dated December 29, 1997
  Appendix C        Opinion of Suntrust Equitable Securities dated August 1, 1997
  Appendix D        Opinion of Resource Financial Corporation
  Appendix E        Opinion of Allen & Company Incorporated dated December 29, 1997
  Appendix F        Opinion of Allen & Company Incorporated dated July 31, 1997


                                SUMMARY

  The following is a summary of certain information contained elsewhere in this Joint Proxy Statement/Prospectus. Reference is made to, and this summary is qualified in its entirety by reference to, the more detailed information and financial statements contained elsewhere in this Joint Proxy Statement/ Prospectus and the Appendices attached hereto. Stockholders of Iwerks and Showscan are urged to read carefully this Joint Proxy Statement/Prospectus and the attached Appendices in their entirety. Unless the context otherwise requires, as used in this Joint Proxy Statement/Prospectus, "Iwerks" refers to Iwerks Entertainment, Inc. and its consolidated subsidiaries, and "Showscan" refers to Showscan Entertainment Inc. and its consolidated subsidiaries and joint ventures. This Joint Proxy Statement/Prospectus contains forward looking statements, which are inherently uncertain. Actual results may differ from those discussed in such forward looking statements for the reasons, among others, discussed in "Risk Factors."

THE COMPANIES

  Iwerks. Iwerks was founded in 1986 and is a leading provider of high-tech software-based theatre attractions for the out-of-home entertainment market. Iwerks' products combine advanced theatre systems with entertainment or educational software to create high-impact "attractions" which immerse audiences in the action. Iwerks' products include ride simulation, giant screen, 360 degree, 3-D films and attractions, and various other specialty attractions. In addition, Iwerks owns and operates a fleet of touring ride simulation theatres. Iwerks also produces film and video software for ride simulators and special format theatres.

  Since inception in 1986 and through February 12, 1998, Iwerks has installed in excess of 250 fixed-base and touring attractions in 28 countries. Of these, over 100 were ride simulation theatres, which Iwerks supports with a library of 40 ride simulation films, the industry's largest ride simulation film library. Iwerks also owns and operates a fleet of 16 portable ride simulation theatres. The primary markets for Iwerks' attractions are theme parks, museums, various types of location-based-entertainment centers, visitor centers, world expositions and special events.

  The mailing address of Iwerks' principal executive offices is 4540 West Valerio Street, Burbank, California 91505; its telephone number is (818) 841-7766. See "BUSINESS OF IWERKS."

  Showscan.   Showscan was founded in 1984 and is a leading provider of movie-
based motion simulation theatre attractions to the out-of-home entertainment market. Showscan's motion simulation theatre attractions ("Showscan Attractions") combine the exhibition of a short action Showscan film with multi-channel sound systems and synchronized theatre seat movement to produce an immersive entertainment experience in which the theatre patron has the perception of actually participating in the on-screen action. Showscan's attractions incorporate various proprietary technologies, including the award winning patented 70mm filming and projection process known as Showscan (R). Showscan believes that films made and exhibited in the Showscan process create a visual effect of depth, clarity and realism that is superior to any other film format. The Showscan process is also used for the exhibition of films in large screen special format movie theatres. Showscan films have been exhibited in such specialty theatres at world fairs, tourist destinations, trade conventions and other locations where the operator desires the impact of the large-screen, intense image that a Showscan film provides.

  As of February 12, 1998, Showscan had 61 Showscan Attractions screens operating around the world. Showscan had 10 additional Showscan Attractions screens in its delivery and installation backlog, and has contractual commitments for an additional 28 Showscan Attractions screens with companies such as United Artists Theatre Circuit, Inc., Apex Science and Technology Corp. (the assignee of King's Entertainment, Ltd.) in Taiwan and Auscinemagic Pty Limited in Australia. Showscan includes in its backlog all sales for which it has a signed agreement or letter of intent, in each case supported by a letter of credit, cash deposits or damage provisions. Until November 1993, all Showscan Attractions were owned and operated by unaffiliated third parties. Since then, ventures in which Showscan has a 15% to 50% ownership interest have opened motion simulation theatres ("Showscan O&O Theatres") in several locations: Universal City Walk, Universal City, California, the Trocadero Arcade at Piccadilly Circus, London, England; and the Asian Trade Center in Osaka, Japan.

  As part of its business, Showscan produces and licenses specialty films in the Showscan process which are then exhibited in conventional theatres equipped to show Showscan films. Showscan also markets all of the cameras, projectors, motion bases and other equipment necessary to establish and operate Showscan Attractions and Showscan specialty theatres. Showscan has six permanent specialty theatres operating as of February 12, 1998.

  The mailing address of Showscan's principal executive office is 3939 Landmark Street, Culver City, California 90232-2315; and its telephone number is (310) 558-0150. See "BUSINESS OF SHOWSCAN."

  The Combined Company. At June 30, 1997 on an unaudited pro forma combined basis the combined company would have had total revenues of $56.9 million of which 70% would have been contributed by Iwerks and 30% of which would have been contributed by Showscan and total assets of $83.2 million of which 77% would have been contributed by Iwerks and 23% contributed by Showscan. Iwerks intends to integrate the operations of Showscan into its operations at one site located at Iwerks' principal office in Burbank, California. Although its integration plan is not yet complete, Iwerks anticipates that as part of the integration process it will eliminate duplicate overhead and reduce operating expenses of the combined company.

MEETINGS OF STOCKHOLDERS

  Iwerks. The 1997 Annual Meeting of Stockholders of Iwerks (the "Iwerks Annual Meeting") will be held on March 31, 1998 at 10:00 a.m. (local time), at Iwerks' principal executive offices located at 4540 West Valerio Street, Burbank, California 91505. The purpose of the Iwerks Annual Meeting is to consider and vote on the following proposals: (a) the issuance of shares of Iwerks Common Stock in exchange for shares of Showscan Capital Stock pursuant to the Merger Agreement (the "Merger Proposal"), (b) the election of one Class III Director to the Iwerks Board (the "Director Proposal"), (c) the amendment of the 1994 Stock Incentive Plan to increase the number of shares reserved for issuance thereunder from 1,750,000 to 2,500,000 and to provide a per employee limit on stock option grants in any one year (the "Option Plan Proposals"), and (d) such other matters as may properly be brought before the Iwerks Annual Meeting. Pursuant to Iwerks' Bylaws, the Iwerks Annual Meeting may be adjourned whether or not a quorum is present by vote of a majority of the shares present. Proxies submitted containing a vote against the Merger Proposal shall not be used by Iwerks' management to vote for adjournment pursuant to management's discretionary authority.

  Holders of record of Iwerks Common Stock at the close of business on February 12, 1998 (the "Iwerks Record Date") will be entitled to notice of and to vote at the Iwerks Annual Meeting. On the Iwerks Record Date, there were 12,161,250 shares of Iwerks Common Stock outstanding and entitled to vote. Each share of Iwerks Common Stock is entitled to one vote on each matter that is properly presented to the stockholders for a vote at the Iwerks Annual Meeting. Under the Delaware General Corporation Law (the "DGCL"), the approval of the Director Proposal will require the affirmative vote of a plurality of the votes cast for the election of directors at the Iwerks Annual Meeting and the approval of the Merger Proposal and the Option Plan Proposals will require the affirmative vote of the holders of a majority of the shares of Iwerks Common Stock present at the Iwerks Annual Meeting and entitled to vote. See "THE MEETINGS OF STOCKHOLDERS -
- Record Dates; Voting Rights; Votes Required for Approval."

  Proxies (including revocations of previously delivered proxies) may be delivered (a) by United States mail or courier service to U.S. Stock Transfer Corporation, 1745 Gardena Avenue, Glendale, California 91204-2991 or (b) by facsimile to (818) 502-0674.

  As of the Iwerks Record Date, directors and executive officers of Iwerks and their affiliates as a group beneficially owned 1,554,001 shares of Iwerks Common Stock (excluding shares subject to exercisable options), or approximately 12.8% of those shares outstanding as of such date. Holders of 1,529,001 shares of Iwerks Common Stock (12.6% of those shares outstanding as of the Iwerks Record
Date), have executed agreements pursuant to which each holder agrees to vote its shares of Iwerks Common Stock in favor of the Merger Proposal and each has granted a proxy to Showscan to do the same in its place and stead.

  Showscan. The Special Meeting of Stockholders of Showscan (the "Showscan Special Meeting" and collectively with the Iwerks Annual Meeting, the "Stockholder Meetings") will be held on March 31, 1998 at 10:00 a.m. (local time) at Showscan's principal executive offices located at 3939 Landmark Street, Culver City, California 90232. The purpose of the Showscan Special Meeting is to consider and vote on (a) a proposal to approve and adopt the Merger Agreement and the Merger, and (b) such other matters as may properly be brought before the Showscan Special Meeting. The Showscan Special Meeting may be adjourned whether or not a quorum is present by vote of a majority of the shares present. Proxies submitted containing a vote against the proposal to approve and adopt the Merger Agreement and the Merger shall not be used by Showscan's management to vote for adjournment pursuant to management's discretionary authority.

  Holders of record of Showscan Common Stock at the close of business on February 12, 1998 (the "Showscan Record Date") will be entitled to notice of and to vote at the Showscan Special Meeting. On the Showscan Record Date, there were 5,642,058 shares of Showscan Common Stock and 49,000 shares of Showscan Preferred Stock outstanding and entitled to vote. Each share of Showscan Common Stock is entitled to one vote on each matter that is properly presented to stockholders for a vote at the Showscan Special Meeting and each share of Showscan Preferred Stock is entitled to the number of votes it would have if it were fully converted into Showscan Common Stock. Under the DGCL, the affirmative vote of the holders of a majority of the outstanding shares of Showscan Common Stock and Showscan Preferred Stock, voting together as a single class, is required to approve and adopt the Merger Agreement. See "THE MEETINGS OF STOCKHOLDERS" -- Record Dates; Voting Rights; Votes Required for Approval."

  Proxies (including revocations of previously delivered proxies) may be delivered (a) by United States mail or courier service to Continental Stock Transfer & Trust Company, 2 Broadway, 9th Floor, New York, New York 10004, or
(b) by facsimile to (212) 509-5150.

  As of the Showscan Record Date, directors and executive officers of Showscan and their affiliates as a group beneficially owned 600,380 shares of Showscan Common Stock (excluding shares subject to exercisable options or warrants or issuable upon conversion of the Showscan Preferred Stock), or approximately 10.6% of those shares outstanding as of such date and 24,000 shares of Showscan Preferred Stock (49.0% of those shares outstanding as of such date, and, as converted, 7.8% of the Showscan Common Stock outstanding). Holders of 237,280 shares of Showscan Common Stock (4.2% of those shares outstanding as of the Showscan Record Date) and 49,000 shares of Showscan Preferred Stock (100% of those shares outstanding as of the Showscan Record Date), representing an aggregate of 18.3% of the voting securities of Showscan as of the Showscan Record Date have executed agreements (the "Showscan Voting Agreements") pursuant to which each holder agrees to vote its shares of Showscan Capital Stock in favor of the Merger Agreement and each has granted a proxy to Iwerks to do the same in its place and stead. Certain of the directors and executive officers of Showscan are parties to the Showscan Voting Agreements and each remaining director and executive officer of Showscan has advised Showscan that he intends to vote or direct the vote of all of the outstanding shares of Showscan Common Stock over which he has voting control in favor of approval and adoption of the Merger Agreement.

THE MERGER

  Conversion of Securities. Upon consummation of the Merger, Showscan will become a wholly owned subsidiary of Iwerks, and (a) each issued and outstanding share of Showscan Common Stock (other than shares then owned by Showscan or any of its subsidiaries and shares of Showscan Common Stock then held by Iwerks or any of its subsidiaries) will be converted into the right to receive 0.62 shares of Iwerks Common Stock; (b) each issued and outstanding share of Showscan Preferred Stock (other than shares then owned by Showscan or any of its subsidiaries, shares of Showscan Preferred Stock then held by Iwerks or any of its subsidiaries and shares of Showscan Preferred Stock as to which appraisal rights have been perfected, and not withdrawn or lost, under the DGCL) will be converted into the right to receive shares of Iwerks Common Stock in an amount equal to that number of shares of Showscan Common Stock into which such share of Showscan Preferred Stock is convertible immediately prior to the Merger multiplied by 0.62; (c) each outstanding option and warrant of Showscan will be assumed by Iwerks in accordance with the Merger Agreement; and (d) the conversion obligations under each outstanding 8% Convertible Note due September 1, 1999 (the "8% Notes") will be assumed by Iwerks in accordance with the Merger Agreement and will be exercisable upon the same terms and conditions as under the agreement entered into in connection with the issuance of the 8% Notes except that each 8% Note, upon conversion, in lieu of each share of Showscan Common Stock deliverable on such conversion, will be convertible into such number of shares of Iwerks Common Stock which are receivable at the Effective Time by a holder of one share of Showscan Common Stock. See "THE MERGER AGREEMENT -- General" and "THE MERGER AGREEMENT -- Merger Consideration."

  Based upon the number of shares of Showscan Capital Stock outstanding at the Showscan Record Date, the former Showscan stockholders will hold, immediately after the Merger, approximately 25.2% of the aggregate number of outstanding shares of Iwerks Common Stock.

  Fractional Shares. Fractional shares of Iwerks Common Stock will not be issued in connection with the Merger. A holder otherwise entitled to a fractional share will be paid cash in lieu of such fractional share in an amount equal to the product of the Average Price (as defined in the Merger Agreement) of a share of Iwerks Common Stock multiplied by the fraction of a share to which such holder would otherwise be entitled. See "THE MERGER AGREEMENT -- Exchange of Shares."

  Iwerks' Reasons for the Merger; Recommendations of the Iwerks Board. The Iwerks Board, by unanimous vote, has determined that the Merger is in the best interests of the stockholders of Iwerks and recommends that the stockholders of Iwerks vote in favor of the issuance of shares of Iwerks Common Stock in exchange of shares of Showscan Capital Stock pursuant to the Merger Agreement (the "Merger Proposal"). The decision of the Iwerks Board to enter into the Original Merger Agreement and the Amendment and to recommend that stockholders vote in favor of the Merger Proposal is based upon its evaluation of a number of factors including, among others, the opinions of Suntrust Equitable Securities ("Equitable Securities") and Resource Financial Corporation ("Resource Financial"), Iwerks' financial advisors for the Merger, to the effect that, as of the dates of their respective opinions and based upon and subject to certain matters stated therein, the consideration to be paid by Iwerks pursuant to the Merger Agreement is fair to Iwerks' stockholders from a financial point of view. See "THE MERGER -- Background of the Merger" and "THE MERGER -- Opinions of Financial Advisors -- Iwerks."

  Additionally, the Iwerks Board and management believe that the Merger will expand Iwerks' leadership position in the ride simulation industry, better position Iwerks to develop higher quality software, bring Iwerks additional technologies at a lower cost than initiating research and development efforts, strengthen Iwerks' geographic presence world wide provide for access to new markets and increase recurring revenues while allowing significant cost savings of Showscan's general and administrative expenses and synergies from the combination of the two companies. In addition, each of Iwerks and Showscan have substantial federal and state net operating loss carryovers expiring in 2012 which will be available, subject to certain limitations, to the combined company. See "IWERKS ENTERTAINMENT, INC. AND SHOWSCAN ENTERTAINMENT INC. SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA," "THE MERGER -- Iwerks' Reasons for the Merger; Recommendations of the Iwerks Board" and "THE MERGER -- Opinions of Financial Advisors --Iwerks."

  Showscan's Reasons for the Merger; Recommendations of the Showscan Board. The Showscan Board, by unanimous vote, has determined that the Merger is in the best interests of the stockholders of Showscan and recommends that the stockholders of Showscan vote to approve the Merger and the Merger Agreement. The decision of the Showscan Board to enter into the Merger Agreement and to recommend that stockholders vote to approve the Merger and the Merger Agreement is based upon its evaluation of a number of factors including, among others, the opinion of Allen & Company Incorporated ("Allen & Company"), Showscan's financial advisor for the Merger, to the effect that, as of such date and based upon and subject to certain matters stated therein, the consideration to be paid by Iwerks pursuant to the Merger Agreement is fair to holders of Showscan's Capital Stock from a financial point of view. See "THE MERGER -- Reasons for the Merger; Recommendations of the Showscan Board" and "THE MERGER -- Opinion of Financial Advisors -- Showscan."

  Opinion of Iwerks' Financial Advisor. On December 29, 1997, prior to the execution of the Amendment, each of Equitable Securities and Resource Financial rendered to the Iwerks Board its oral opinion (subsequently confirmed in writing) to the effect that, as of such date and based upon and subject to certain matters stated therein, the consideration to be paid by Iwerks pursuant to the Merger Agreement is fair to the Iwerks stockholders from a financial point of view. Copies of the full text of the written opinions of Equitable Securities and Resource Financial dated December 29, 1997 which set forth the assumptions made, procedures followed, matters considered and limits of their review, are attached to this Joint Proxy Statement/Prospectus as Appendices B
                                                                 ---------- -
and D, respectively and should be read carefully in their entirety.  The
    -
opinions of Equitable Securities and Resource Financial do not address any other aspect of the Merger or the related transactions and do not constitute a recommendation to any stockholder as to how such stockholder should vote at the Iwerks Annual Meeting. See "THE MERGER -- Opinions of Financial Advisors -- Iwerks."

  Opinion of Showscan's Financial Advisor. Allen & Company has acted as financial advisor to Showscan in connection with the Merger and rendered its written opinion to the Showscan Board on December 29, 1997 to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the consideration to be received by the holders of Showscan Capital Stock pursuant to the Merger Agreement was fair to such holders from a financial point of view. The full text of the written opinion of Allen & Company dated December 29, 1997, which sets forth the assumptions made, matters considered and limitations on the review undertaken, is attached as Appendix E to this Joint Proxy Statement/Prospectus and should be
               -------- -
read carefully in its entirety. The opinion of Allen & Company is directed only to the fairness of the consideration issued by Iwerks from a financial point of view, does not address any other aspect of the Merger or related transactions and does not constitute a recommendation to any stockholder as to how such stockholder should vote at the Showscan Special Meeting. See "THE MERGER -- Opinions of Financial Advisors -- Showscan."

  Interests of Certain Persons in the Merger. In considering the recommendation of the Showscan Board with respect to the Merger Agreement and the transactions contemplated thereby, stockholders should be aware that certain members of the management of Showscan and the Showscan Board have certain interests in the Merger that are in addition to the interests of stockholders of Showscan generally. The Showscan Board entered into agreements with the following officers that would protect each such officer in the case of a change in control of Showscan: Dennis Pope, President and Chief Executive Officer; W. Tucker Lemon, Senior Vice President, General Counsel and Secretary; Gregory W. Betz, Vice President and Director of Finance; Russell H. Chesley, Vice President -- Worldwide Sales; Michael B. Ellis, Vice President, Engineering and Product Development and Rui C. Guimarais, Vice President - Film Licensing. The maximum amount that could be received by Messrs. Pope and Lemon and all six officers in the aggregate under such agreements, assuming termination upon the closing of the Merger, are $500,000, $225,000 and $1,070,000, respectively. In addition, under such agreements the unvested options of Messrs. Pope and Lemon become vested upon a Change of Control. Assuming that the Merger closes on March 31, 1998, the number of unvested options which would become exercisable upon the closing for Messrs. Pope and Lemon equal 123,750 and 33,750, respectively. As of the date hereof, the exercise price of all such options exceeds the closing sales price of Showscan's Common Stock. All such benefits shall be in lieu of any benefits provided under any such officer's employment agreement, if any. In addition to the foregoing arrangements, Iwerks has agreed to use its commercially reasonable efforts to retain the services of Messrs. Pope and Lemon to assist in the integration of the two companies for a period of up to six months following the Effective Time on terms mutually satisfactory to Iwerks and such individuals. See "THE MERGER -- Interests of Certain Persons in the Merger" and "THE MERGER AGREEMENT -- Certain Covenants."

  Conditions to the Merger. The obligations of Iwerks and Showscan to consummate the Merger are subject to the fulfillment or waiver of certain conditions, including, among others, (a) obtaining requisite stockholder approvals, (b) the absence of any injunction which prohibits the consummation of the Merger, (c)the effectiveness of the Registration Statement, (d) obtaining approval for listing the shares of Iwerks Common Stock issued in connection with the Merger on The Nasdaq National Market, (e) receipt by each of Iwerks and Showscan of letters from their respective accountants (the "Iwerks Pooling Letter" and the "Showscan Pooling Letter," respectively) which concur with the conclusion of Iwerks' and Showscan's management that the accounting for the Merger as a "pooling of interests" will be appropriate under Accounting Principles Opinion No. 16 if consummated in accordance with the Merger Agreement and (f) the receipt of certain legal opinions with respect to the tax consequences of the Merger. See "THE MERGER AGREEMENT -- Conditions to the Merger."

  Effective Time of the Merger. The Merger will become effective (the "Effective Time") upon the filing of a Certificate of Merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware which certificate will be filed as promptly as practicable after the requisite stockholder approvals have been obtained and all other conditions to the Merger have been satisfied or waived. Subject to the satisfaction (or waiver) of the other conditions to the obligations of Iwerks and Showscan to consummate the Merger, it is presently expected that the Merger will be consummated on March 31, 1998 or as soon thereafter as such conditions are satisfied. See "THE MERGER AGREEMENT -- General."

  Exchange of Stock Certificates. Upon consummation of the Merger, each holder of a certificate or certificates representing shares of Showscan Capital Stock ("Certificates") outstanding immediately prior to the Merger will, upon the surrender thereof together with a letter of transmittal, duly executed, to a designated exchange agent (the "Exchange Agent"), be entitled to receive a certificate or certificates representing the number of whole shares of Iwerks Common Stock into which such shares of Showscan Capital Stock will have been automatically converted as a result of the Merger. After the consummation of the Merger, the Exchange Agent will mail a letter of transmittal with instructions to all holders of record of Showscan Capital Stock as of the Effective Time for use in surrendering their Certificates in exchange for certificates representing shares of Iwerks Common Stock. CERTIFICATES SHOULD NOT BE SURRENDERED UNTIL THE LETTER OF TRANSMITTAL AND INSTRUCTIONS ARE RECEIVED. See "THE MERGER AGREEMENT -- Exchange of Shares."

  Appraisal Rights. Section 262 of the DGCL ("Section 262") provides holders of Showscan Preferred Stock with appraisal rights in respect of such shares of Showscan Preferred Stock, subject to satisfaction by such stockholder of the conditions for appraisal rights established by Section 262. Each holder of Showscan Preferred Stock has executed an agreement pursuant to which it waives its appraisal rights in connection with the Merger. The DGCL does not provide appraisal rights to the holders of the Iwerks Common Stock or the Showscan Common Stock. See "THE MEETINGS OF STOCKHOLDERS -- No Dissenters' Rights."

  Termination. The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval by the stockholders of Iwerks and Showscan, respectively, in a number of circumstances, which include, among others: (a) by mutual written consent of Iwerks and Showscan; (b) by either Iwerks or Showscan if (i) the Merger shall not have been consummated by March 31, 1998, (ii) a court, agency or commission issues a nonappealable final order permanently restraining or otherwise prohibiting the Merger, (iii) the approval of the issuance of the Iwerks Common Stock pursuant to the Merger Agreement by Iwerks' stockholders shall not have been obtained at a stockholders' meeting duly held for such purpose (including any adjournment thereof), or (iv) the approval of the Merger and the Merger Agreement by the Showscan stockholders shall not have been obtained at a stockholders' meeting duly held for such purpose (including any adjournment thereof), (c) by action of the Iwerks Board if the Showscan Board withdraws or modifies in a manner materially adverse to Iwerks its approval or recommendation to the Showscan stockholders of the Merger Agreement or the Merger, (d) by action of the Showscan Board if (i) Showscan receives a proposal relating to a merger, acquisition, consolidation or similar transaction or relating to any purchase of all or any significant portion of the assets of Showscan and its subsidiaries taken as a whole, or 25% or more of the outstanding voting power of the Showscan Capital Stock (an "Alternative Proposal") and the Showscan Board determines it is necessary to terminate the Merger Agreement in order to fulfill its fiduciary duties to the Showscan stockholders and the Showscan Board has received a written opinion from its financial advisor that the Alternative Proposal would result in a transaction more favorable to Showscan's stockholders from a financial point of view than the Merger or (ii) the Iwerks Board withdraws or modifies in a manner materially adverse to Showscan its approval of the Merger Agreement or the Merger or recommendation to the Iwerks stockholders of the Merger Proposal. The Merger Agreement may not be terminated as a result of a decline in the value of the Iwerks Common Stock.

  Termination Fees. Showscan is obligated to pay to Iwerks a termination fee of $1,500,000 (the "Showscan Termination Fee") in the following circumstances: (a) Showscan terminates the Merger Agreement as a result of an Alternative Proposal; provided that the Showscan Termination Fee is not payable if the Merger Agreement is terminated by Showscan prior to January 15, 1998 as a result of an Alternative Proposal (but in such case Showscan is obligated to reimburse Iwerks an amount equal to all out-of-pocket expenses incurred by Iwerks up to the date of termination of the Merger Agreement up to a maximum amount of $1,000,000),
(b) the Showscan Board withdraws or modifies in a manner materially adverse to Iwerks its approval or recommendation to the Showscan stockholders of the Merger Agreement or the Merger, (c) if the approval of the Merger and the Merger Agreement by the Showscan stockholders shall not have been obtained at a stockholders' meeting duly held for such purpose (including any adjournment thereof) if prior to such meeting an Alternative Proposal is publicly announced and Showscan consummates such Alternative Proposal within 12 months of the termination of the Merger Agreement or (d) Showscan's accountants do not deliver the Showscan Pooling Letter because of either (i) false or inaccurate statements made by Showscan in the representation letter delivered to its accountants or
(ii) an affiliate of Showscan transfers Showscan Capital Stock in violation of the pooling rules or (iii) any action taken by Showscan.

  Iwerks is obligated to pay to Showscan a termination fee of $1,500,000 in the following circumstances: (a) the Iwerks Board withdraws or modifies in a manner materially adverse to Showscan its approval of the Merger Agreement or the Merger or recommendation to the Iwerks stockholders of the Merger Proposal or
(b) Iwerks' accountants do not deliver the Iwerks Pooling Letter because of either (i) false or inaccurate statements made by Iwerks in the representation letter delivered to its accountants or (ii) an affiliate of Iwerks transfers Iwerks Common Stock in violation of the pooling rules or (iii) any action taken by Iwerks.

  Option Granted to Iwerks. Showscan has granted to Iwerks an option, exercisable upon the occurrence of certain events, to purchase for an amount equal to $4.14 per share in cash up to 330,714 shares of Showscan Common Stock, or 5.9% of the Showscan Common Stock outstanding as of the Showscan Record Date if such option is exercised.

  Certain Federal Income Tax Consequences. The Merger is intended to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), so that no gain or loss would be recognized by Iwerks, Showscan or Merger Corp. and no gain or loss would be recognized by the stockholders of Showscan, except in respect of cash received in lieu of fractional shares. No ruling from the Internal Revenue Service will be obtained with respect to the tax consequences. A condition to the consummation of the Merger is that Iwerks and Showscan each receive from their respective counsel a legal opinion to the effect that the Merger will constitute a tax free reorganization. See "THE MERGER -- Certain Federal Income Tax Consequences."

  The Nasdaq National Market. The Iwerks Common Stock and the Showscan Common Stock each is traded on The Nasdaq National Market under the symbols "IWRK" and "SHOW," respectively. Iwerks will apply for listing of the additional shares of Iwerks Common Stock issued to the Showscan stockholders in connection with the Merger on The Nasdaq National Market. See "THE MERGER -- The Nasdaq National Market."

  Accounting Treatment. The Merger will be accounted for as a "pooling of interests" under generally accepted accounting principles. See "THE MERGER -- Accounting Treatment."

  Resales of Iwerks Common Stock. The shares of Iwerks Common Stock to be issued to the stockholders of Showscan in connection with the Merger have been registered under the Securities Act. All shares of Iwerks Common Stock received by Showscan stockholders in the Merger will be freely transferable, except that shares of Iwerks Common Stock received by persons who are deemed to be "affiliates" (as such term is defined under the Securities Act) of Showscan at the time of the Showscan Special Meeting will be subject to certain resale restrictions. See "THE MERGER -- Resale Restrictions."

                          Iwerks Entertainment, Inc.

                       Selected Condensed Financial Data

              (Dollars in Thousands Except Per Share Information)


      The following table sets forth selected consolidated financial data of Iwerks and is derived from the audited consolidated financial statements of Iwerks. The financial data for the six month periods ended December 31, 1996 and 1997 are derived from unaudited condensed consolidated financial statements. The unaudited financial statements include all adjustments, consisting of normal recurring accruals, which Iwerks considers necessary for a fair presentation of the financial position and the results of operations for these periods. Operating results for the six months ended December 31, 1997 are not necessarily indicative of the results that may be expected for the entire fiscal year ended June 30, 1998. The data should be read in conjunction with the audited consolidated financial statements and the unaudited consolidated financial statements of Iwerks, related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations for Iwerks" included elsewhere in this Joint Proxy Statement/Prospectus.

                                                                                                                Six Months Ended
                                                             Year Ended June 30,                                  December 31,
                                        ---------------------------------------------------------------     ------------------------
                                            1993       1994 (1)     1995 (1)      1996         1997           1996          1997
                                        ---------------------------------------------------------------     ------------------------
OPERATIONS:
Total revenue                           $  32,239    $  36,625    $  44,975    $  48,516    $  39,584       $  19,618     $  14,041
Income (loss) from operations               1,412       (8,522)     (13,893)       2,464      (10,573)(2)        (277)       (4,363)
Net income (loss)                       $   1,247    $  (8,055)   $ (13,473)   $   3,099    $  (9,956)(2)   $     117     $  (4,006)
Net income (loss) per share - basic     $    0.18    $   (1.16)   $   (1.32)   $    0.28    $   (0.84)(2)   $    0.01     $   (0.33)
Net income (loss) per share - diluted   $    0.17    $   (1.16)   $   (1.32)   $    0.26    $   (0.84)(2)   $    0.01     $   (0.33)
Weighted average shares outstanding -
   basic                                    7,013        6,931       10,210       10,945       11,855          11,675        12,160
Weighted average shares outstanding -
   diluted                                  7,343        6,931       10,210       12,144       11,855          12,335        12,160

FINANCIAL POSITION (AT PERIOD END):
Cash, cash equivalents and short-term
   investments                          $   2,101    $  26,526    $  20,586    $   25,281   $  19,067       $  22,328     $  17,380
Total assets                               25,386       81,235       71,626        72,926      64,529          72,224        57,850
Capital lease obligations and
   long-term debt, excluding
   current portion                          2,757        3,349        2,130         2,732       1,827           2,257         1,511
Stockholders' equity                        7,278       62,335       50,374        56,665      48,386          57,095        44,380
Total liabilities and stockholders'
   equity                               $  25,386    $  81,235    $  71,626    $   72,926   $  64,529       $   72,22     $  57,850

PER SHARE DATA:
Net book value per common share         $    2.44    $    6.25    $    4.76    $     4.89   $    3.98       $    4.85     $    3.65
Common shares outstanding                   2,985        9,968       10,592        11,588      12,160          11,770        12,161
-------------------
(1)  Selected financial data includes Omni Films International, Inc. since the acquisition date of May 18, 1994.

(2)  Net loss for 1997 includes the write down of $5.6 million ($0.47 loss per share) for the asset impairment of long lived assets for the portable ride simulation business and other fixed assets.
SHARE INFORMATION:
   Weighted average shares
     outstanding for basic
     computation                            7,013        6,931       10,210        10,945      11,855          11,675        12,160

Effect of dilutive securities:
   Options and warrants                       330        (a)         (a)            1,199      (a)                660        (a)
                                           ------       ------       ------        ------      ------          ------        ------
 Weighted average shares outstanding
   for diluted computation                  7,343        6,931       10,210        12,144      11,855          12,335        12,160

--------------------
(a)  These common equivalent shares were antidilutive.

                          Showscan Entertainment Inc.

                       Selected Condensed Financial Data

             (Dollars in Thousands, Except Per Share Information)

     The following selected financial data for the five years ended March
31, 1997 are derived from the audited consolidated financial statements of Showscan. The financial data for the nine month periods ended December 31, 1996 and 1997 are derived from unaudited condensed consolidated financial statements. The unaudited financial statements include all adjustments, consisting of normal recurring accruals, which Showscan considers necessary for a fair presentation of the financial position and the results of operations for these periods. Operating results for the nine months ended December 31, 1997 are not necessarily indicative of the results that may be expected for the entire fiscal year ending March 31, 1998. The data should be read in conjunction with the audited consolidated financial statements and the unaudited condensed consolidated financial statements of Showscan, related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations of Showscan" included elsewhere in this Joint Proxy Statement/Prospectus.

                                                                                                                 Nine Months Ended
                                                             Year Ended March 31,                                  December 31,
                                      ---------------------------------------------------------------          --------------------
                                       1993          1994           1995         1996           1997            1996          1997
                                      ------        ------         ------       ------         ------          ------        ------
OPERATIONS
Total revenue
                                      $11,023      $ 5,215        $15,437      $17,465        $17,711          $12,939      $ 7,136
Income (loss) from operations          (3,573)      (7,818)           268          519         (1,008)          (1,865)      (4,954)
Net income (loss)                     $(3,536)     $(7,745)       $    79      $   101        $(3,919)  (1)    $(2,596)     $(5,875)
Net income (loss) per share -         $ (0.76)     $ (1.68)       $  0.02      $  0.02        $ (0.70)         $ (0.47)     $ (1.04)
 basic
Net income (loss) per share -         $ (0.76)     $ (1.68)       $  0.01      $  0.01        $ (0.70)         $ (0.47)     $ (1.04)
 diluted
Weighted average shares
 outstanding - basic                    4,680        4,680          5,073        5,345          5,594            5,579        5,642
Weighted average shares outstanding     4,680        4,680          6,798        7,472          5,594            5,579        5,642
 - diluted

FINANCIAL POSITION (AT PERIOD END):
Cash, cash equivalents and
 short-term investments               $ 2,405      $ 2,371        $ 6,791      $ 8,141        $ 2,562          $ 2,697      $ 2,188
Total assets                           20,300       14,382         21,230       26,015         19,928           22,101       16,038
Capital lease obligations and
 long-term debt                         3,004        4,676          3,121        6,620          5,690            5,690        5,690
Stockholder's equity                   12,364        5,074         13,249       13,298         10,243           12,298        4,368
Total liabilities and
 stockholders' equity                 $20,300      $14,382        $21,230      $26,015        $19,928          $22,101      $16,038

PER SHARE DATA:
Net book value per common share       $  2.64      $  1.08        $  2.53      $  2.43        $  1.82          $  2.18      $  0.77
Common shares outstanding               4,680        4,680          5,243        5,480          5,642            5,642        5,642

---------------

(1) 1997 net loss includes a write down of $1.8 million ($0.32 loss per share) for the effect of impairment loss on equity in net operations of owned & operated theaters.


SHARE INFORMATION
   Weighted average shares outstanding
     for basic computation              4,680        4,680          5,073        5,345          5,594            5,579        5,642

   Effect of dilutive securities:
     Options and Warrants               (a)          (a)            1,010        1,155        (a)             (a)           (a)
     Series A Preferred Stock           (a)          (a)              165        -            -               -             -
     Series C Preferred Stock           (a)          (a)              550          972        (a)             (a)           (a)
   Weighted average shares outstanding  -----        -----          -----        -----        -------         --------      -------
     for diluted computation            4,680        4,680          6,798        7,472          5,594            5,579        5,642

---------------
(a)  These common equivalent shares were antidilutive.

           Iwerks Entertainment, Inc. and Showscan Entertainment Inc.
                     Selected Unaudited Pro Forma Condensed
                            Combined Financial Data
                                 (in thousands)


     The following table sets forth selected unaudited pro forma condensed combined financial data of Iwerks and Showscan and is derived from the Unaudited Pro Forma Condensed Combined Financial Statements, included elsewhere herein, which reflects the acquisition of Showscan and the issuance of the Iwerks Common Stock as if such acquisition and issuance had occurred on July 1, 1994. The data should be read in conjunction with the audited consolidated financial statements, the unaudited condensed consolidated financial statements, related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" for Iwerks and for Showscan included elsewhere in this Joint Proxy Statement/Prospectus.





                                                                                                    Six Months
                                                    Year Ended June 30                                Ended
                                             -----------------------------------------              December 31
OPERATIONS:                                       1995        1996             1997                    1997
                                                 ------    ---------         ---------               ---------
Total revenue                                  $ 60,513    $  65,935         $  56,940               $  19,222
Income (loss) from operations                   (13,541)       2,846           (12,129)                 (8,856)
Net income (loss) (1)                           (13,410)       3,109           (14,068)    (2)          (8,370)
Net income (loss) per share - basic (1)           (1.00)        0.22             (0.92)    (2)           (0.53)
Net income (loss) per share - diluted (1)         (1.00)        0.19             (0.92)    (2)           (0.53)
Weighted average shares outstanding - basic      13,355       14,259            15,323                  15,658
Weighted average shares outstanding -
  diluted                                        13,355       16,777            15,323                  15,658
FINANCIAL POSITION (AT DECEMBER 31, 1997):
Cash, cash equivalents and short-term
  investments                                                                                        $  19,568
Total assets                                                                                            72,792
Capital lease obligations and long-term
   debt, including short term portion                                                                    8,894
Stockholders' equity                                                                                    42,559
Total liabilities and stockholders' equity                                                              72,792

PER SHARE DATA:
Net book value per common share                                                                      $    2.62
Common shares outstanding                                                                               16,261

(1) Pro forma combined comparative per share net income (loss) amounts do not include the significant cost savings and economies of scale to be realized through the Merger in the areas of purchasing, insurance, marketing, advertising, communications, general and administrative expenses and the consolidation of facilities, employees and other resources. It is estimated that had the companies been combined for the full year the initial cost savings could have been $4.8 million or $0.31 per share in 1997. However, there can be no assurances that all of these savings could or would have been realized.

(2) Pro forma net income (loss) and per share amounts include provisions for impairment ($7,357,000 or $0.44 loss per share) pursuant to the adoption by both Iwerks and Showscan of SFAS No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" in their respective 1997 fiscal years.

                                      MARKET PRICE INFORMATION

  The Iwerks Common Stock and the Showscan Common Stock are listed for quotation on The Nasdaq National Market. The table below sets forth, for the calendar quarters indicated, the high and low closing sales prices per share as reported on The Nasdaq National Market for the Iwerks Common Stock and the Showscan Common Stock.


                                                               Iwerks Common Stock                      Showscan Common Stock
                                                       ------------------------------------     -----------------------------------
                                                                High              Low                    High            Low
                                                              --------          --------               --------        --------
1995:
------------------------------------
First Quarter                                                $  5-3/8          $  4                   $  6-3/4        $  5-1/4
Second Quarter                                                  4-1/2             2-7/8                  6-1/2           5
Third Quarter                                                   6-3/8             4                      8-1/8           5-1/4
Fourth Quarter                                                  6-7/8             4-5/8                  7-3/4           5-3/4

1996:
------------------------------------
First Quarter                                                $  8-1/4          $  6-1/8               $  7-1/4        $  5-3/4
Second Quarter                                                 12                 6-15/16                8-1/8           5-7/8
Third Quarter                                                  10-3/8             6-3/8                  7-7/8           5
Fourth Quarter                                                  7-1/4             4-5/8                  6-3/4           4-7/8

1997:
------------------------------------
First Quarter                                                $  6              $  4-1/4               $  5-3/8        $  2-1/4
Second Quarter                                                  5-1/4             3-11/16                3               2-1/8
Third Quarter                                                   5-5/8             3-1/2                  3-1/2           2-1/4
Fourth Quarter                                                  4-3/8             2-1/4                  3-3/8           1


  The closing sale prices per share of the Iwerks Common Stock and the Showscan Common Stock on August 4, 1997, the last trading day preceding public announcement of the Original Merger Agreement, were $4 7/8 and $2 11/16 respectively. The closing sale prices per share of the Iwerks Common Stock and the Showscan Common Stock on December 29, 1997, the last trading day preceding public announcement of the Amendment, were $2.25 and $1.06, respectively. On December 29, 1997 on a pro forma basis, the merger consideration per share of Showscan Common Stock would be equal to approximately $1.40, or a 31.3% premium over the closing sale price per share of the Showscan Common Stock on such date. On March 3, 1998, the latest practicable trading day before the printing of this Joint Proxy Statement/Prospectus, the closing sale price per share of Iwerks Common Stock was $2.69 and the closing sale price per share of Showscan Common Stock was $1.44 (or $1.67 on a pro forma basis).

  As of February 12, 1998, Iwerks and Showscan had approximately 400 and 124 holders of record, respectively. No dividends have been declared or paid on either Iwerks Common Stock or Showscan Common Stock since the incorporation of Iwerks and Showscan, respectively. Each of Iwerks and Showscan currently intends to retain earnings for use in their respective businesses and does not anticipate paying any cash dividends on their common stock in the foreseeable future. In addition, the Merger Agreement prohibits the payment of any dividends by Iwerks or Showscan prior to the Effective Time. Any payment of dividends following the Effective Time will be at the discretion of the Iwerks Board and will be dependent upon the combined company's financial condition, results of operations, capital requirements and such other factors as the Iwerks Board deems relevant.

                          COMPARATIVE PER SHARE DATA

  The following tables present selected historical per common share data for Iwerks and Showscan, pro forma data per share of Iwerks Common Stock and equivalent pro forma data per share of Showscan Common Stock. The pro forma combined per share data and the pro forma equivalent per share data are derived from the Unaudited Pro Forma Condensed Combined Financial Statements, included elsewhere herein, which reflect the acquisition of Showscan and the issuance of the Iwerks Common Stock in exchange for the outstanding Showscan Capital Stock as if such acquisition and issuance had occurred on July 1, 1994. The Merger will be accounted for as a pooling of interests. The Showscan Pro Forma Equivalent data is based on the respective pro forma amount per share of Iwerks Common Stock multiplied by 0.62, the number of shares of Iwerks Common Stock issued in exchange for one share of Showscan Common Stock in the Merger. This data should be read in conjunction with the consolidated financial statements of Iwerks and Showscan and the Unaudited Pro Forma Condensed Combined Financial Statements included elsewhere herein.

  The Unaudited Pro Forma Condensed Combined Financial Statements are not necessarily indicative of the operating results which would have been achieved had the Merger been effected as of the beginning of the periods presented and should not be construed as representative of future operations.


                                                                                                                    Six Months Ended
                                                                           Year Ended June 30,                        December 31
                                                            ---------------------------------------------------     ----------------
                                                              1995                  1996                  1997             1997
                                                            --------              -------               -------     ----------------
IWERKS:
Net income (loss) per share - basic                         $  (1.32)             $  0.28               $ (0.84)         $ (0.33)
Net income (loss) per share - diluted                       $  (1.32)             $  0.26               $ (0.84)         $ (0.33)
Book value of common stock                                  $   4.76              $  4.89               $  3.98          $  3.65

                                                                                                                   Nine Months Ended
                                                                           Year Ended March 31,                       December 31
                                                            ---------------------------------------------------     ----------------
                                                              1995                  1996                  1997             1997
                                                            --------              -------               -------     ----------------
SHOWSCAN:
Net income (loss) per share - basic                         $   0.02              $  0.02               $ (0.70)         $ (1.04)
Net income (loss) per share - diluted                       $   0.01              $  0.01               $ (0.70)         $ (1.04)
Book value of common stock                                  $   2.53              $  2.43               $  1.82          $  0.77

                                                                                                                    Six Months Ended
                                                                           Year Ended June 30,                        December 31
                                                            ---------------------------------------------------     ----------------
                                                              1995                  1996                  1997             1997
                                                            --------              -------               -------     ----------------
PRO FORMA COMBINED (1):
Net income (loss) per share - basic (2) (4)                 $ (1.00)              $ 0.22                $ (0.92)         $ (0.53)
Net income (loss) per share - diluted (2) (4)               $ (1.00)              $ 0.19                $ (0.92)         $ (0.53)
Book value of common stock                                                                                               $  2.62

SHOWSCAN PRO FORMA EQUIVALENT (3):
Net income (loss) per share - basic                         $ (0.62)              $ 0.14                $ (0.57)         $ (0.33)
Net income (loss) per share - diluted                       $ (0.62)              $ 0.12                $ (0.57)         $ (0.33)
Book value of common stock                                                                                               $  1.62

____________________________

  (1) Based on combined data for Iwerks and Showscan after giving effect at the beginning of each of the respective periods to the conversion of each share of Showscan Common Stock into Iwerks Common Stock at the exchange ratio of 0.62.

  (2) Pro forma combined comparative per share net income (loss) amounts do not include the significant cost savings and economies of scale to be realized through the Merger in the areas of purchasing, insurance, marketing, advertising, communications, general and administrative expenses and the consolidation of facilities, employees and other resources. It is estimated that had the companies been combined for the full year the initial cost savings could have been $4.8 million or $0.31 per share in 1997. However, there can be no assurances that all of these savings could or would have been realized.

  (3) Represents the pro forma equivalent of one share of Showscan Common Stock calculated by multiplying pro forma combined data by the exchange ratio of 0.62.

  (4) Pro forma net income (loss) and per share amounts include provisions for impairment ($7,357,000 or $0.44 loss per share) pursuant to the adoption by both Iwerks and Showscan of SFAS No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" in their respective 1997 fiscal years.

                                      RISK FACTORS

  Iwerks stockholders and Showscan stockholders should consider carefully the following factors, as well as the other information appearing elsewhere in this Joint Proxy Statement/Prospectus in evaluating the Merger.

  This Joint Proxy Statement/Prospectus contains statements that constitute "forward-looking statements" within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act. The words "expect", "estimate", "anticipate", "predict", "believe" and similar expressions and variations thereof are intended to identify forward-looking statements. Such statements appear in a number of places in this filing and include statements regarding the intent, belief or current expectations of Iwerks and/or Showscan, their respective directors or officers with respect to, among other things (a) trends affecting the financial condition or results of operations of Iwerks, Showscan and/or the combined company, and (b) the business and growth strategies of Iwerks, Showscan and/or the combined company. The stockholders of Iwerks and Showscan are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in this Joint Proxy Statement/Prospectus, for the reasons, among others, set forth below.

INTEGRATION OF IWERKS AND SHOWSCAN; ANTICIPATED NET LOSS

  Iwerks has entered into the Merger Agreement with Showscan with the expectation that the transaction will result in beneficial synergies for the combined business. Iwerks believes that the Merger will expand Iwerks' leadership position in simulation, better position Iwerks to develop higher quality software, bring Iwerks additional technologies at a lower cost than initiating research and development efforts, strengthen Iwerks' geographic presence worldwide, provide for access to new markets and increase recurring revenues while allowing significant cost savings.

  Achieving these anticipated business benefits will depend in part on whether the operations of Showscan can be integrated with the operations of Iwerks in an efficient, effective and timely manner. There can be no assurance that this will occur. The combination of the companies will require, among other things, integration of the companies' management staffs, coordination of the companies sales and marketing efforts, integration and coordination of the companies' film production and distribution efforts, acceptance by the companies' respective theater networks of film software originally produced in the other company's format, and the identification and elimination of redundant and/or unnecessary overhead. The company resulting from the Merger will be significantly larger than either Iwerks or Showscan as stand alone companies. The Iwerks Board is evaluating the management resources of the combining companies and considering whether to seek additional management personnel. The initial integration plan is under development but is expected to include changes to the companies' corporate organizational chart, duties and responsibilities of existing management personnel, elimination of duplicate management functions and management changes and additions. Effective February 23, 1998, Iwerks entered into an employment agreement with Charles Goldwater to serve as Chairman of the Board, Chief Executive Officer and President of Iwerks. Mr. Goldwater succeeds Mr. Roy A. Wright, who will continue to provide consulting services to Iwerks during the transition period. Iwerks is continuing to develop a long-term management staffing plan and, consequently, there can be no assurance that there will not be other changes among current management or additions thereto either before or after the date of the Iwerks Annual Meeting. Iwerks has agreed to use its commercially reasonable efforts to retain the services of Dennis Pope and W. Tucker Lemon, the President and Chief Executive Officer and Senior Vice President, General Counsel and Secretary of Showscan, respectively, to assist in the integration of the two companies for a period of up to six months following the Effective Time.

  The success of the integration process will be significantly influenced by the ability of the combined business to retain key management, marketing and production personnel and to augment these areas with qualified candidates, as necessary. There is no assurance that this integration will be accomplished smoothly or successfully or that Iwerks will be successful in retaining key members of management or assembling a management team that will successfully complete the integration process. The difficulties of such integration may be increased by the necessity of coordinating theater networks based on differing projection technologies and distinct operating cultures. The integration of operations of the companies following the Merger will require the dedication of management resources, which may temporarily distract management's attention from the day-to-day business of the combined business. The inability of management to integrate successfully the operations of the companies could have an adverse effect on the business and results of the combined business. In addition, even if the operations of the companies are ultimately successfully integrated, it is anticipated that the integration will be accomplished over time and, in the interim, the combination may have an adverse effect on the business, results of operations and financial condition of the combined business. In particular, primarily as a result of Merger costs accrued during the period, reduced sales in the Asia-Pacific region, a decline in its Touring Division's revenue, and due to seasonal factors, Iwerks reported a net loss of $506,000 for the first quarter of fiscal 1998. As a result of the continuing impact of the foregoing factors (particularly the increased impact of declining sales in the Asia-Pacific region reflecting the economic downturn generally being experienced in that region) Iwerks reported a net loss of $3.5 million for the second quarter of fiscal 1998. The economic trends in the Asia-Pacific region are expected to continue to adversely impact Iwerks' results of operations for the remainder of fiscal 1998. Consequently, there can be no assurance that Iwerks will achieve profitability during the third quarter of fiscal 1998 (even before Merger related costs are taken into account). The third quarter is expected to be negatively impacted by the accrual of approximately $5.7 million in non-recurring Merger related costs. The estimated non-recurring Merger related costs of $6.9 million (which includes amounts expected to be accrued in each of the fourth fiscal quarter of 1997 and the first three fiscal quarters of 1998) include investment banking, legal, accounting, printing, severance, the estimated cost to sublease the Showscan facility, relocation costs and write offs associated with equipment which the combined company will not utilize, and other expenses, some of which will be incurred even if the Merger is not consummated.

  In addition, there can be no assurance that the present and potential customers of Iwerks and Showscan will continue their current utilization patterns without regard to the proposed Merger. Any significant reduction in utilization patterns by Iwerks and Showscan customers, could have an adverse effect on the near-term business and results of operations of the combined business.

ANTICIPATED EFFECTS OF THE MERGER

  Iwerks currently is evaluating the operations of the business of Showscan for purposes of developing a plan for the integration of the business to be acquired with Iwerks' existing operations. Although this plan is not complete at the time of the mailing of this Joint Proxy Statement/Prospectus, it is anticipated that a significant restructuring of the combined operations will be required as a result of the Merger. As a consequence of this restructuring and the consummation of the Merger, Iwerks anticipates that the combined companies will incur one-time restructuring and related charges of $6.9 million in the fourth fiscal quarter of 1997 and the first three fiscal quarters of 1998. Of this amount, $1.2 million was accrued in the fourth fiscal quarter of 1997 and the first and second fiscal quarters of 1998 and the remainder is expected to be accrued during the third fiscal quarter of 1998. Further, assuming the Merger is consummated in the third quarter of fiscal 1998 and that the transaction costs associated with the Merger after September 30, 1997, which are estimated to be approximately $4.7 million, are paid in that quarter, the combined company expects to have a significant decline in its cash balances at March 31, 1998 from the $19.2 million cash balance of Iwerks at September 30, 1997.

  The Merger will be accounted for on a pooling of interests basis. Under the pooling rules, the historical financial results of Iwerks will be restated to reflect the combination, following certain adjustments. Following the consummation of the Merger, the historical results of Iwerks will be restated to reflect the historical profits and losses of Showscan. Showscan generated profits in each of fiscal years ended 1995 and 1996 and incurred losses in the fiscal year ended March 31, 1997 and in the first, second and third quarters of fiscal 1998. Further, under the pooling rules, the costs incurred by Iwerks and Showscan in consummating the Merger will be expensed during Iwerks' fourth fiscal quarter of 1997 and its first, second and third fiscal quarters of 1998.

  The combined effect of the restructuring and other charges discussed above and the pooling accounting treatment in the Merger will have an adverse effect on the results of operations of Iwerks in each of the first, second and third fiscal quarters of 1998.

RISK THAT THE MERGER WILL NOT BE CONSUMMATED

  Consummation of the Merger is subject to various conditions, including approval of the Merger by the holders of a majority of the outstanding shares of Showscan Preferred Stock and Showscan Common Stock, voting together as a single class, the approval of the issuance of shares of Iwerks Common Stock in exchange for shares of Showscan Capital Stock by the stockholders of Iwerks and other customary closing conditions. Further, the Merger is the subject of outstanding litigation and governmental review that could affect the closing. See "Risk Factors -- Litigation." As a result of the forgoing, even if the requisite stockholder approvals are obtained, there can be no assurance that the Merger will be consummation. If the Merger is not consummated for any reason, each of Iwerks and Showscan will be required to bear significant expenses incurred in connection with the negotiation, execution and attempted consummation of the Merger. A failure to consummate the Merger could have a material adverse effect on the operations and business of each of Iwerks and Showscan.

DEPENDENCE ON PRODUCTION OF FILM SOFTWARE; FINANCIAL RISKS OF FILM PRODUCTION

  Iwerks' ability to implement its business strategy depends in large part upon its ability to successfully create, produce and market entertainment and educational film software for exhibition in its theatre systems. The size and quality of Iwerks' library of film software titles is a material factor in competing for sales of Iwerks' attractions and developing Iwerks' base of recurring revenue. Iwerks has invested $2.6 million, $ 0.8 million, $2.5 million and $2.5 million in film software during fiscal 1995, 1996, 1997 and the six month period ended December 31, 1997, respectively. Showscan has invested $0.9 million, $2.6 million, $2.7 million and $1.0 million in film software in fiscal 1995, 1996, 1997 and the nine month period ended December 31, 1997, respectively. A key operating strategy of Iwerks in entering into the Merger Agreement and consummating the Merger is the cross-marketing of Iwerks' and Showscan's film libraries to the other company's theater network. The success of this strategy is dependent upon customer acceptance of films originally produced in the other company's film format. There can be no assurance that this strategy will be accepted by the market, or if accepted, will be successful.

  Iwerks generally produces and develops specialty films and videos for its library with production budgets in a range of approximately $100,000 to $2.0 million. While Iwerks may enter into participation, licensing or other financing arrangements with third parties in order to minimize its financial involvement in production, Iwerks generally is subject to substantial financial risks relating to the production and development of new entertainment and educational software. Iwerks typically is required to pay for the production of software during the production period prior to release and typically is unable to recoup these costs from revenues from exhibition licenses prior to 24 to 36 months following release. There can be no assurance that Iwerks will be able to create and produce additional software for its library which will be perceived by its customers to be of high quality or high entertainment value.

  At December 31, 1997, Iwerks and Showscan had recorded on their balance sheets $5.0 million and $4.7 million, respectively, in film library costs. Iwerks periodically reviews the net realizable value of its film inventory and makes adjustments to its carrying value when appropriate. In fiscal 1995, Iwerks reduced its film inventory by $3.5 million. While the current carrying value of Iwerks' and Showscan's film inventory reflects the respective management's belief that it will realize the net value recorded on its balance sheet, there can be no assurance that it will be able to do so. Any determination by Iwerks following the Merger to write down any material portion of its film inventory will have a materially adverse impact on Iwerks' results of operations.

DEPENDENCE OF OWNED AND OPERATED OPERATIONS UPON SPONSORSHIP REVENUES; LOSS OF AT&T CORP. SPONSORSHIP

  Iwerks derived $3.7 million, $7.4 million, $2.9 million and 0.7 million of revenues for fiscal 1995, 1996, 1997 and the six month period ended December 31, 1997, respectively, from sponsorship of its fleet of touring motion simulators. Sponsorship revenues prior to January 1996 were primarily derived from a single contract with a major telecommunications company (AT&T Corp.) that sponsored Iwerks' touring motion simulators from March 1994 through September 1996. Revenues from AT&T Corp. were 11.5%, 9.9% and 3.7% of total revenue for fiscal 1995, 1996 and 1997, respectively. In January 1996, Iwerks entered into a sponsorship contract with a foreign sponsor, which contract expired in August 1996. Iwerks currently has limited sponsorship contracts. There can be no assurance that Iwerks will be able to extend or replace its existing sponsorship arrangements when they expire. The fourth quarter of fiscal 1997 includes a non-cash charge of $5.6 million to record the impact of the adoption of SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of." This charge consisted primarily of a reduction in the carrying value of the portable simulation business (touring) to the net present value of the future cash flows expected from these assets. Of the charge, $1.8 million reduced goodwill, and the balance reduced Iwerks' fixed assets. The loss of AT&T Corp. which utilized five of the Reactors throughout fiscal 1996 resulted in excess capacity between early fall and late spring of fiscal 1997. Since that time, and through the fourth quarter, Iwerks has aggressively pursued new sponsorship opportunities and other options to replace these revenues. The failure to consummate these opportunities prior to the end of the fiscal year and the lack of sponsorship backlog as of June 30, 1997 prompted Iwerks to take the charge under SFAS 121. If Iwerks is unable to maintain sponsorship revenues in the future at levels commensurate with that experienced in the past, it could have a material adverse effect on the revenues and gross profit margins derived by Iwerks from its Owned and Operated attractions which would be mitigated, in part, by any additional revenues derived by Iwerks from deployment of the touring units at other venues.

INTENSE COMPETITION; UNPREDICTABILITY OF CONSUMER TASTES

  Competition in each of the markets in which Iwerks and Showscan compete is intense. The principal direct competition for customers comes from manufacturers of competing movie-based attractions, and in the case of amusement and theme parks, manufacturers of traditional amusement park attractions. In addition to direct competitors, there is also competition from systems integrators and some amusement and theme parks developing and constructing their own attractions. Many of Iwerks' and Showscan's competitors have better name recognition, and substantially greater financial and other resources than Iwerks and Showscan, respectively.

  Imax Corporation ("Imax") and a number of smaller competitors are growing competitors of both Iwerks and Showscan in the ride simulation business and have dedicated substantial resources to entering this market. In the large screen, special format motion picture business, Showscan's and Iwerks' main competitor is Imax. The 15 perforation 70 millimeter ("15/70") film format appears to be emerging as the most popular large format due primarily to the large number of films available in that format. Imax is by far the dominant company in this market.

  Additionally, the out-of-home entertainment industry in general is undergoing significant changes, primarily due to technological developments as well as changing consumer tastes. Numerous companies are developing and are expected to develop new entertainment products or concepts for the out-of-home entertainment industry in response to these developments that are or may be directly competitive with existing products. There is severe competition for financial, creative and technological resources in the industry and there can be no assurance that existing products will continue to compete effectively or that products under development will ever be competitive. Further, the commercial success of products is ultimately dependent upon audience reaction. Audience reaction will to a large extent be influenced by the audience's perception of how Iwerks' products and the products of the combined company compare with other available entertainment options out of the home. There can be no assurance that new developments in out-of-home entertainment will not result in changes in consumer tastes that will make Iwerks' or the combined company's products less competitive.

HISTORY OF OPERATING LOSSES; FLUCTUATING PERIODIC OPERATING RESULTS AND CASH
FLOW

  Iwerks has sustained substantial losses in three of its last five fiscal years. Further, Iwerks sustained a $4.0 million loss in the first six months of fiscal 1998 and expects to sustain a loss in the third quarter of fiscal 1998. As of December 31, 1997, Iwerks' accumulated deficit was $33.7 million. For the fiscal years ending March 31, Showscan had net profits of $79,000 in fiscal 1995, $101,000 in fiscal 1996 and a net loss of $3.9 million in fiscal 1997. Further, Showscan sustained a loss of $5.9 million in the first nine months of fiscal 1998 and expects to realize a profit in the fourth quarter of fiscal 1998 and sustain a loss for the fiscal year ending March 31, 1998. At December 31, 1997, Showscan had an accumulated deficit of $38.2 million. For the fiscal year ended June 30, 1995, 1996 and 1997 and the six months ended December 31, 1997, Iwerks' ratio of indebtedness to total capitalization was 7.3%, 6.9%, 5.5% and 5.0%, respectively. For the fiscal years ended March 31, 1995, 1996 and 1997 and the nine months ended December 31, 1997, Showscan's ratio of indebtedness to total capitalization was 23.6%, 49.8%, 55.6% and 153.2%, respectively. For the fiscal year ended June 30, 1995, Iwerks had a net decrease in cash of $2.7 million primarily as a result of large cash investments in the touring business and additions to film inventory partially offset by cash provided by operating activities. For the fiscal year ended June 30, 1996, Iwerks had a net increase in cash of $6.9 million due to the cash provided by operating activities being only partially offset by the relatively low amounts of spending on film inventory and other financing activities and an increase in cash provided by financing activities. For the fiscal year ended June 30, 1997, Iwerks had a net decrease in cash of $9.1 million primarily resulting from cash used in financing activities including investments in joint ventures, purchases of property and equipment, additions to film inventory, the purchase of Pioneer Marketing Corporation and a related patent and the investment in additional debt securities. For the six months ended December 31, 1997, Iwerks had a net increase in cash of $54,000 primarily due to an increase in cash due to operating activities of $2.9 million, partially offset by investing activities of $2.4 million and financing activities of $443,000. For the fiscal year ending March 31, 1995, Showscan had a net increase in cash of $5.7 million which was largely attributable to the completion of two financing transactions partially offset by cash used in operating activities. For the fiscal year ended March 31, 1996, Showscan had a net decrease in cash of $1.7 million which was attributable to the repayment of a subordinated note, the investments in Showscan's film library and O & O Theatres, and the purchase of short-term investments which were only partially offset by cash provided by operating activities and the proceeds from borrowings. For the fiscal year ended March 31, 1997, Showscan had a net decrease in cash of $2.5 million which was primarily due to the financing of the production of three new films, cash used in operating activities, and expenditures in connection with the litigation with Imax Corporation offset by the redemption of short-term investments. For the nine months ended December 31, 1997, Showscan had a net decrease in cash of $374,000 which was the result of $1.2 million used in operating activities, $166,000 used in investing activities, and $1.0 million provided by financing activities.

  Iwerks and Showscan each has experienced quarterly fluctuations in operating results and anticipates that these fluctuations will continue in future periods. Operating results and cash flow can fluctuate substantially from quarter to quarter and periodically as a result of the timing of theatre system deliveries, contract signings, sponsorships, the mix of theatre systems shipped, the completion of custom film contracts, the existence of world expos, amount of revenues from portable simulation theatre and film licensing agreements, the timing of sales of ride simulation attractions, the timing of delivery and installation of such sales (pursuant to percentage of completion accounting) and any delays therein caused by permitting or construction delays at the customer's site, the size, type and configuration of the attractions sold, the timing of film rental payments from existing attractions and the performance of those attractions that pay film rental based on a percentage of box office and the timing of sales and marketing efforts and related expenditures. In particular, fluctuations in theatre system sales and deliveries from quarter to quarter can materially affect quarterly and periodic operating results, and theatre system contract signings can materially affect quarterly or periodic cash flow. Accordingly, Iwerks' and Showscan's revenues and earnings in any particular period may not be indicative of the results for any future period.

  The seasonal fluctuations in earnings also may cause volatility in the stock prices of each of Iwerks and Showscan. While a significant portion of Iwerks' expense levels are relatively fixed, the timing of increases in expense levels is based in large part on Iwerks' forecasts of future sales. If net sales are below expectations in any given period, the adverse impact on results of operations may be magnified by Iwerks' inability to adjust spending quickly enough to compensate for the sales shortfall. Iwerks may also choose to reduce prices or increase spending in response to market conditions, which may have a material adverse effect on Iwerks' results of operations.

  Over the last four years certain events have contributed to fluctuations in Iwerks' results of operations and financial condition. In the fourth quarter of fiscal 1994, Iwerks experienced certain cost overruns on two of its new products, along with some accelerated research and development costs associated with those products. In the third quarter of fiscal 1995, Iwerks' cost of sales increased dramatically as a percent of sales as a result of a one-time $4.5 million write-down of certain assets, primarily film costs, and third and fourth quarter sales and general administration expenses increased as a result of restructuring charges related to the closure of Iwerks' Sarasota, Florida facility, its consolidation of its operations and litigation costs associated with the settlement of a securities class action lawsuit, pursuant to which certain common stock and warrants have been issued. In the fourth quarter of fiscal 1997, Iwerks took approximately $8.7 million in charges, including a loss on impairment of assets, legal and dispute reserve, additional film amortization expense and an increased bad debt reserve. The first six months of fiscal 1998 were adversely impacted by Merger costs accrued during the period, reduced sales in the Asia-Pacific region, a decline in its Touring Division's revenue, and seasonal factors. The economic trends in the Asia-Pacific region are expected to continue to adversely impact Iwerks results of operations for the remainder of fiscal 1998. Consequently, there can be no assurance that Iwerks will achieve profitability during the third quarter of fiscal 1998 (even before Merger related costs are taken into account). The third quarter is expected to be negatively impacted by the accrual of approximately $5.7 million in non-recurring Merger related costs. Further, assuming the Merger is consummated in the third quarter of fiscal 1998 and that the transaction costs associated with the Merger after September 30, 1997, which are estimated to be approximately $4.7 million, are paid in that quarter, the combined company expects to have a significant decline in its cash balances at March 31, 1998 from the $19.2 million cash balance of Iwerks at September 30, 1997. The estimated non-recurring Merger related costs of $6.9 million (which includes amounts expected to be accrued in each of the fourth fiscal quarter of 1997 and the first three fiscal quarters of 1998) include investment banking, legal, accounting, printing, severance, the estimated cost to sublease the Showscan facility, relocation costs and write offs associated with equipment which the combined company will not utilize, and other expenses, some of which will be incurred even if the Merger is not consummated. See "MANAGEMENTS' DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF IWERKS."

  The performance of each of Iwerks and Showscan depends primarily upon the number of ride simulation attractions that it can sell and install. This dependence has been decreasing for Showscan as the percentage of Showscan's revenues derived from recurring film licensing revenues has increased though there can be no assurance that this trend will necessarily continue for Showscan or for the combined company following the Merger. The results of each of Iwerks and Showscan have followed a seasonal pattern, with revenues tending to be stronger in the first and third calendar quarters, reflecting the buying patterns of their customers for new ride simulation attractions.

  From time to time Iwerks considers the acquisition of businesses, products or technologies complementary to its current business although it has no current agreements relating to any such acquisitions. If Iwerks does effect an acquisition, it may finance such acquisition by any one or a combination of cash, stock or notes. If cash or debt is used to effect an acquisition, such financing would have an impact on cash flow during future periods.

AMENDMENT TO MERGER CONSIDERATION

  Following the public announcement of the Merger, there was adverse stockholder reaction and inquiries from certain institutional investors of Iwerks with respect to the consideration to be issued by Iwerks pursuant to the Original Merger Agreement. As a result, the Iwerks Board retained Resource Financial Corporation ("Resource Financial"), another financial advisor, to review the terms of the Merger. Resource Financial conducted a diligence investigation and financial review of Showscan in late October and November 1997. Following its review, Resource Financial advised Iwerks that, based upon the results of its relative contribution analysis and economic value analysis completed with financial information available in November 1997 the exchange ratio was excessive and accordingly if requested to issue a fairness opinion with respect to the Merger Consideration to be paid to the Showscan stockholders pursuant to the Original Merger Agreement, it would be unable to do so. The report by Resource Financial prompted discussions between representatives of Iwerks and Showscan with respect to potential modifications to the Original Merger Agreement and on December 29, 1997, Iwerks and Showscan entered into the Amendment to the Original Merger Agreement pursuant to which, among other things, the exchange ratio was reduced from 0.85 to 0.62. See "THE MERGER -- Background of the Merger."

NEW PRODUCT DEVELOPMENT

  Showscan and Iwerks each operates in a technology driven segment of the entertainment business. As such each company must continually improve its products to increase their entertainment value while also facing pressure to continually reduce the price of its products to respond to competitive pressures. The inability of the combined company to develop new products and to respond to technological developments of its competitors could have a materially adverse effect on its business, operations and financial condition.

INTERNATIONAL OPERATIONS

  A significant portion of Iwerks' and Showscan's sales and film licensing are made to customers located outside of the United States, primarily, in the Far East, Europe, South America and Canada. During fiscal 1995, 1996, 1997 and the six month period ended December 31, 1997, 55%, 49%, 55% and 47% of Iwerks' revenues, respectively, were derived from sales outside the United States. During fiscal 1995, 1996 and 1997, 69%, 61% and 62% of Showscan's revenues, respectively, were derived from sales outside the United States. During fiscal 1997, the Asia and South America markets were the only foreign markets with revenues over 10% of Iwerks's revenues with 35% and 14%, respectively, and the Japanese market was the only foreign market with over 10% of Showscan's revenues with 17.6%. Iwerks maintains one office in Hong Kong to support sales to Asia and one office in London to support sales in Europe. International operations and sales of Iwerks and the combined company may be subject to political and economic risks, including political instability, currency controls, exchange rate fluctuations (which, in the event of a decrease in value of foreign currency to the dollar, can significantly affect the affordability of Iwerks' and Showscan's products overseas), changes in import/export regulations, tariff and freight rates, longer accounts receivable collection patterns, changes in regional or worldwide economic or political conditions and natural disasters. Specifically, in the first and second quarters of fiscal 1998, Iwerks has experienced significantly weakened sales in the Asia-Pacific region. As a result, revenues from sales to this region were $5.4 million less for the first six months of fiscal 1998 than the comparable six month period in fiscal 1997. The economic trends in the Asia-Pacific region are expected to continue to adversely impact Iwerks' results of operations for the remainder of fiscal 1998. In addition, various forms of protectionist trade legislation have been proposed in the United States and certain other countries. Any resulting changes in current tariff structures or other trade and monetary policies could adversely affect Iwerks' and the combined company's international operations. Political and economic factors have been identified by Iwerks with respect to certain of the markets in which it competes. There can be no assurance that these factors will not result in customers of Iwerks or Showscan defaulting on payments due to it, or in the reduction of potential purchases of their products. Neither Iwerks nor Showscan have engaged in any currency hedging programs.

CURRENT TRENDS IN THE GLOBAL ECONOMY

  Iwerks' and Showscan's revenues and profitability are dependent on the strength of the national and international economies. In a recessionary environment, sales of Iwerks' and Showscan's products and products of other entertainment companies may be adversely affected. Theme parks and other out-of-home entertainment venues may also experience a downturn in sales which could reduce the funds available for capital improvements resulting in price and other concessions and discounts by Iwerks in order to maintain sales activity. Iwerks has experienced significantly weakened sales in the Asia-Pacific region which it believes is primarily due to the decline in value of the Asian currency compared to the dollar. Although neither company has experienced a reduction in unit sales of its products to date in the United States, certain of its competitors have reported that the recent recession in the United States has had an adverse impact on their sales activity. Consequently, neither Iwerks nor Showscan is able to predict to what extent, or for what period, a recessionary climate would adversely affect sales of its products.

DEPENDENCE ON SENIOR MANAGEMENT; RECENT CHANGES TO KEY PERSONNEL

  Since January 1995, all except two members of the Iwerks Board have changed and Iwerks has had substantial changes in its management personnel. Effective February 23, 1998, Iwerks announced the appointment of Charles Goldwater as Chairman of the Board, Chief Executive Officer and President of Iwerks. The Iwerks Board is continuing to evaluate the management resources of the combining companies and considering whether to seek additional management personnel. The initial integration plan is under development but is expected to include other changes to the companies' corporate organizational chart, duties and responsibilities of management personnel, elimination of duplicate management functions and management changes and additions. Consequently, there can be no assurance that there will not be other changes among current management or additions thereto either before or after the date of the Iwerks Annual Meeting. Iwerks has agreed to use its commercially reasonable efforts to retain the services of Dennis Pope and W. Tucker Lemon, the President and Chief Executive Officer and Senior Vice President, General Counsel and Secretary, of Showscan, respectively, to assist in the integration of the two companies for a period of up to six months following the Effective Time.

  Iwerks' turnover in management personnel has placed, and could continue to place, a significant strain on Iwerks' management, the combined company and other resources. Iwerks' ability to recruit, retain and motivate skilled directors, executives, sales, technical and creative personnel and other employees is and will continue to be important to the operations of Iwerks and the combined business. In addition, there is competition for management and creative personnel in the industries in which Iwerks and Showscan operate. There can be no assurance that the combined company will not encounter difficulties in recruiting and retaining qualified personnel in connection with the integration process and in the future. Should any key executive officer cease to be affiliated with Iwerks before a qualified replacement is found, Iwerks' and the combined company's business could be materially adversely affected.

VOLATILITY OF STOCK PRICE AND MERGER CONSIDERATION

  Iwerks' stock price and Showscan's stock price has been, and could continue to be, highly volatile. The market price of the Iwerks Common Stock and the Showscan Common Stock has fluctuated substantially in recent periods. During the 12 months prior to February 12, 1998, Iwerks' and Showscan's market price has ranged from a low of $1.875 and $1.00 per share, respectively, to a high of $6.00 and $5.125 per share, respectively. Future announcements concerning Iwerks or its competitors, quarterly variations in operating results, introduction of new products or changes in product pricing policies by Iwerks or its competitors and acquisition or loss of significant customers may affect or be perceived to affect Iwerks' operations, or changes in earnings estimates by analysts, among other factors, could cause the market price of the Iwerks Common Stock to fluctuate substantially. In addition, stock markets have experienced extreme price and volume volatility in recent years. This volatility has had a substantial effect on the market prices of securities of many smaller public companies for reasons frequently unrelated to the operating performance of the specific companies. These broad market fluctuations may adversely affect the market price of the Iwerks Common Stock. In addition, the number of shares of Iwerks Common Stock to be received for shares of Showscan Common Stock and Showscan Preferred Stock is fixed at 0.62 (the "Exchange Ratio"). See "THE MERGER AGREEMENT -- Merger Consideration." The Merger Agreement may not be terminated as a result of a decline in the value of the Iwerks Common Stock. Accordingly, the value of the merger consideration to be received by Showscan's stockholders is subject to volatility resulting from fluctuations in the market price of the Iwerks Common Stock.

LITIGATION

  On or about February 5, 1998, Iwerks received notice of a complaint filed in the U.S. District Court of New York by Ridefilm Corporation, a subsidiary of Imax Corporation, alleging that the Merger is in violation of the Sherman and Clayton Anti-Trust Acts. Ridefilm has informed Iwerks and the court that it intends to move to preliminarily enjoin the Merger but, to date, has not made such a motion. Each of Iwerks and Showscan believes that the suit is without merit and Iwerks intends to vigorously defend itself.

  The Staff of the Federal Trade Commission is conducting an initial phase review of the Merger. The Staff has made no allegation of wrongdoing on the part of Iwerks or Showscan and has not initiated a formal investigation. Acquisitions such as the Merger may be subject to pre or post merger review by governmental authorities for antitrust and other legal compliance. Adverse regulatory action could negatively affect Iwerks' operations through the assessment of fines or penalties, an injunction prohibiting the consummation of a pending acquisition or the possible requirement of divestiture of one or more of Iwerks' operations.

  There are no other material legal proceedings to which either of Iwerks or Showscan is a defendant other than ordinary routine litigation arising in the ordinary course of business which, in the opinion of management, will not have a material adverse impact on the financial condition of Iwerks or Showscan; however, there can be no assurance that Iwerks or the combined company will not become a party to other lawsuits in the future, and such lawsuits could potentially have a material adverse effect on their respective financial condition and results of operations.

ENVIRONMENTAL MATTERS AND OTHER GOVERNMENTAL REGULATIONS

  Under various Federal, state and local environmental laws and regulations, a current or previous owner or occupant of real property may become liable for the costs of removal or remediation of hazardous substances at such real property. Such laws and regulations often impose liability without regard to fault. Each of Iwerks and Showscan lease their respective corporate headquarters and Iwerks leases its manufacturing facilities and sales offices. Iwerks and/or Showscan could be held liable for the costs of remedial actions with respect to hazardous substances on such properties under the terms of the governing lease and/or governing law. Although neither Iwerks nor Showscan has been notified of, nor is otherwise aware of, any current environmental liability, claim or non-compliance, there can be no assurance that Iwerks and/or Showscan will not be required to incur remediation or other costs in the future in connection with these leased properties. In addition, Iwerks' and Showscan's subcontractors and other third parties, with which it has contractual relations, are similarly subject to such laws. Each of Iwerks and Showscan believes it is in compliance with all applicable Federal, state and local environmental laws and regulations.

EFFECT OF ANTI-TAKEOVER PROVISIONS

  The Iwerks Board has the authority to issue up to 1,000,000 shares of preferred stock and to determine the price, rights, preferences and privileges of those shares without any further vote or action by Iwerks' stockholders. The rights of the holders of the Iwerks Common Stock will be subject to, and may be adversely affected by, the rights of the holders of preferred stock. While Iwerks has no present intention to issue shares of preferred stock, such issuance, while providing desirable flexibility in connection with the possible acquisitions and other corporate purposes, could have the effect of delaying, deferring or preventing a change in control of Iwerks and entrenching existing management. In addition, such preferred stock may have other rights, including economic rights senior to the Iwerks Common Stock, and, as a result, the issuance thereof could have a material adverse effect on the market value of the Iwerks Common Stock.

  A number of provisions of Iwerks' Certificate of Incorporation and By-Laws and the DGCL and regulations relating to matters of corporate governance, certain rights of Directors and the issuance of preferred stock without stockholder approval, may be deemed to have and may have the effect of making more difficult, and thereby discouraging, a merger, tender offer, proxy contest or assumption of control and change of incumbent management, even when stockholders other than Iwerks' principal stockholders consider such a transaction to be in their best interest.

  In addition, Iwerks has adopted a Stockholder Rights Plan (the "Rights Agreement"). Pursuant to the Rights Agreement each outstanding share of Iwerks Common Stock has received one right entitling the holder to purchase 1/100th of a share of Series A Preferred Stock of Iwerks for each share of Iwerks Common Stock then held by such holder. Each right becomes exercisable upon certain triggering events related to an unsolicited takeover attempt of Iwerks.

PATENTS AND TRADEMARKS

  Each of Iwerks and Showscan has several United States and selected other countries' patents on various processes and elements related to film projection and ride simulation. Iwerks has registered its principal trademarks in the United States and selected other countries. The most important of each of Iwerks' and Showscan's patents expire in October 2001. While neither Iwerks' nor Showscan's patents have been challenged and each company believes that its patents are valid, third parties could still challenge the patents and a court could determine that one or more of them are invalid. Declarations of invalidity, particularly of each company's key patents, could adversely affect the marketability of the combined company's products and services. In addition, Iwerks and Showscan always face the risk that new technologies could be discovered that are superior to their respective patents.

EMPLOYEES

  At February 12, 1998, Iwerks employed 134 persons, of whom 20 were employed in management, finance and administration, 21 were employed in sales and marketing, and 93 were employed in operations. As of February 12, 1998, Showscan had 37 employees, six of whom were employed in management, two in sales and marketing, twelve in engineering, assembly and installation, and seven in production, film licensing and distribution. The remaining full time employees of Showscan are administrative and support staff. Although neither Iwerks nor Showscan has experienced difficulties in obtaining qualified personnel and anticipates that each will be able to continue to recruit qualified personnel for its operations, there can be no assurance that such personnel will be available when required. None of Iwerks' or Showscan's employees are represented by a collective bargaining agreement.

BUSINESS DISRUPTION

  The corporate headquarters of each of Iwerks and Showscan, including its research and development operations, are located in Los Angeles County, California, a region known for seismic activity. Operating results could be materially affected by a significant earthquake or other natural disaster.

DEPENDENCE ON MAJOR CUSTOMERS

  Showscan's motion simulation business has two significant concentrations. The first concentration involves ongoing film licenses and is located in Japan where a single customer, Imagine Japan, presently operates or is otherwise responsible for fifteen simulation attractions. The second concentration relates to Showscan's sales backlog where United Artists Theatre Circuit, Inc. and King's Entertainment Co., Ltd. individually and collectively represent a substantial portion of the outstanding equipment orders to be delivered in the next few years. Showscan's agreement with United Artists Theatre Circuit, Inc. calls for a build out period extending through August 1999 while that with Apex Science and Technology Corp. (assignee of King's Entertainment Co., Ltd.) extends through May 2002. Each site opened under each agreement shall have an initial film license period of at least three years. In the fiscal year ended March 31, 1997, Showscan earned revenues from Imagine Japan and United Artists Theatre Circuit, Inc. in the amounts of $3,117,000 and $5,405,000, respectively. Showscan's (and, following the Merger, the combined company's) short and long term performance could be adversely impacted if disruptions were to occur in any of these areas of concentration such as order cancellations, license terminations or payment problems.

ABILITY TO PRODUCE ADDITIONAL FILMS

  One of the primary factors considered by potential purchasers of ride simulation attractions is the quality and extent of films available to be shown at the attraction. Iwerks and Showscan each believes that a large portion of their competitive advantage resides in their popular and extensive library of ride films. To maintain this competitive edge they must produce or acquire the distribution rights to several new films each year. Film production is expensive and requires the investments of funds (to the extent that investors cannot be located) with no assurance that the films produced will be popular. Certain competitors have indicated that they are devoting substantial portions of their assets to the production of new ride simulation films. Both the short and long term financial performance of the combined company will be adversely affected if the perceived quality and popularity of its film library declines either alone or in comparison to the films of its competitors.


                         THE MEETINGS OF STOCKHOLDERS

GENERAL

  This Joint Proxy Statement/Prospectus is being furnished to holders of Iwerks Common Stock in connection with the solicitation of proxies by the Iwerks Board for use at the Iwerks Annual Meeting to be held on March 31, 1998, at Iwerks' offices located at 4540 West Valerio Street, Burbank, California 91505, commencing at 10:00 a.m., local time, and at any adjournments or postponements thereof.

  This Joint Proxy Statement/Prospectus also is being furnished to holders of Showscan Capital Stock in connection with the solicitation of proxies by the Showscan Board for use at the Showscan Special Meeting to be held on March 31, 1998 at Showscan's offices located at 3939 Landmark Street, Culver City, California 90232, commencing at 10:00 a.m., local time, and at any adjournments or postponements thereof.

  This Joint Proxy Statement/Prospectus and the accompanying forms of proxy are first being mailed to stockholders of Iwerks and Showscan on or about March 4, 1998.

MATTERS TO BE CONSIDERED AT THE MEETINGS

  Iwerks Annual Meeting. At the Iwerks Annual Meeting, holders of Iwerks Common Stock will consider and vote upon:

  (i) the issuance of shares of Iwerks Common Stock in exchange for shares of Showscan Capital Stock pursuant to the Merger Agreement (the "Merger Proposal");

  (ii) the election of one Class III Director to the Iwerks Board (the "Director Proposal");

  (iii) the amendments to Iwerks' 1994 Stock Incentive Plan to increase the number of shares reserved for issuance from 1,750,000 to 2,500,000 and to provide a per employee limit on stock option grants in any one year (the "Option Plan Proposals"); and

  (vi) such other matters as may properly be brought before the Iwerks Annual Meeting, or any postponements or adjournments of the Iwerks Annual Meeting.

  Showscan Special Meeting. At the Showscan Special Meeting, holders of Showscan Capital Stock will consider and vote upon a proposal to approve and adopt the Merger Agreement and such other matters as may properly be brought before the Showscan Special Meeting, or any postponements or adjournments of the Showscan Special Meeting.

  Boards of Directors' Recommendations. THE IWERKS BOARD HAS UNANIMOUSLY APPROVED THE MERGER PROPOSAL, THE DIRECTOR PROPOSAL AND THE OPTION PLAN PROPOSALS AND RECOMMENDS A VOTE FOR APPROVAL OF SUCH PROPOSALS.

  The Showscan Board has unanimously approved the Merger Agreement and recommends a vote FOR approval and adoption of the Merger Agreement and the Merger.

RECORD DATES; VOTING RIGHTS; VOTES REQUIRED FOR APPROVAL

  Iwerks. The Iwerks Board has fixed the close of business on February 12, 1998 as the Iwerks Record Date. Only holders of record of shares of Iwerks Common Stock on the Iwerks Record Date are entitled to notice of and to vote at the Iwerks Annual Meeting. As of February 12, 1998 there were 12,161,250 shares of Iwerks Common Stock outstanding and entitled to vote held by approximately 400 stockholders of record. Each holder of record as of the Iwerks Record Date of Iwerks Common Stock is entitled to cast one vote per share. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Iwerks Common Stock entitled to vote is necessary to constitute a quorum at the Iwerks Annual Meeting.

  The approval of the Director Proposal will require the affirmative vote of a plurality of the votes cast for the election of directors at the Iwerks Annual Meeting. The approval of the Merger Proposal and the Option Plan Proposals will require the affirmative vote of the holders of a majority of the shares of Iwerks Common Stock present at the Iwerks Annual Meeting and entitled to vote. The approval of the issuance of shares of Iwerks Common Stock pursuant to the Merger is required by the rules of the National Association of Securities Dealers, Inc. governing corporations with securities quoted on The Nasdaq National Market.

  As of February 12, 1998, directors and executive officers of Iwerks, and their affiliates as a group beneficially owned 1,023,970 shares of Iwerks Common Stock (excluding shares subject to exercisable options), or approximately 8.4% of the shares of Iwerks Common Stock outstanding as of such date. Certain directors and executive officers of Iwerks, and their affiliates have executed an agreement with Showscan pursuant to which he agrees to vote his shares of Iwerks Common Stock in favor of the Merger Proposal and has granted to certain executive officers of Showscan a proxy to do the same in his place and stead (collectively, the "Iwerks Voting Agreements"). In addition, each of the directors and executive officers of Iwerks has advised Iwerks that he intends to vote or direct the vote of all shares of Iwerks Common Stock over which he has voting control for approval of the Director Proposal and the Option Plan Proposals.

  As of February 12, 1998, Showscan owned no outstanding shares of Iwerks Common Stock.

  Showscan. The Showscan Board has fixed the close of business on February 12, 1998 as the Showscan Record Date. Only holders of record of shares of Showscan Common Stock and Showscan Preferred Stock on the Showscan Record Date are entitled to notice of and to vote at the Showscan Special Meeting. On February 12, 1998, there were 5,642,058 shares of Showscan Common Stock and 49,000 shares of Showscan Preferred Stock (representing 972,222 shares of Showscan Common Stock on an as-converted basis) outstanding and entitled to vote at the Showscan Special Meeting held by approximately 124 stockholders of record. Each holder of record as of the Showscan Record Date of Showscan Common Stock is entitled to cast one vote per share and each holder of record as of the Showscan Record Date of Showscan Preferred Stock is entitled to a number of votes equal to the number of shares of Showscan Common Stock issuable upon conversion of its Showscan Preferred Stock. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Showscan Capital Stock, on an as-converted basis, entitled to vote is necessary to constitute a quorum at the Showscan Special Meeting.

  Under the DGCL, the affirmative vote, in person or by proxy, of the holders of a majority of the shares of Showscan Common Stock and Showscan Preferred Stock, voting as a single class, outstanding on the Showscan Record Date and entitled to vote on the Merger and the Merger Agreement is required to approve and adopt the Merger and the Merger Agreement.

  As of February 12, 1998, directors and executive officers of Showscan and their affiliates as a group beneficially owned approximately 600,380 shares of Showscan Common Stock (excluding shares subject to exercisable options or warrants or issuable upon conversion of the Showscan Preferred Stock), and 24,000 shares of Showscan Preferred Stock (constituting 49.0% of the outstanding shares of Showscan Preferred Stock) or approximately 7.8% of the shares of Showscan Common Stock, on an as-converted basis and outstanding as of the
Showscan Record Date.   Certain  directors and executive officers of Showscan
and their affiliates have executed an agreement with Iwerks pursuant to which each agrees to vote his shares of Showscan Capital Stock in favor of the Merger Agreement and has granted to certain executive officers of Iwerks a proxy to do the same in his place and stead (collectively, the "Showscan Voting Agreements" and together with the Iwerks Voting Agreements, the "Voting Agreements"). The remaining directors and executive officers of Showscan own a nominal amount, if any, of Showscan Common Stock and each has advised Showscan that he intends to vote or direct the vote of all shares of Showscan Common Stock over which he has voting control for approval of the Merger and the Merger Agreement.

  As of February 12, 1998, Iwerks owned no outstanding shares of Showscan Common Stock or Showscan Preferred Stock.

  Effects of Abstentions and "Broker Non-Votes."  At the Iwerks Annual Meeting,
(a) in determining whether the Director Proposal has received the requisite number of affirmative votes, abstentions and broker non-votes will have no effect on the outcome of the vote on the Director Proposal; and (b) in determining whether the Merger Proposal or the Option Plan Proposals has received the requisite number of affirmative votes, (i) abstentions will be counted and will have the same effect as a vote against such proposal and (ii) broker non-votes will have no effect on the outcome of the vote on such proposal. At the Showscan Special Meeting, in determining whether the proposal to approve and adopt the Merger and the Merger Agreement has received the requisite number of affirmative votes, abstentions and broker non-votes will be counted and will have the same effect as a vote against such proposal. At both the Iwerks Annual Meeting and the Showscan Special Meeting, abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum.

PROXIES

  This Joint Proxy Statement/Prospectus is being furnished to Iwerks and Showscan stockholders in connection with the solicitation of proxies by and on behalf of the Iwerks Board and the Showscan Board for use at the Iwerks Annual Meeting and the Showscan Special Meeting, respectively.

  All shares of Iwerks Common Stock and Showscan Capital Stock which are entitled to vote and are represented at the relevant stockholder meeting by properly executed proxies received prior to or at the relevant stockholder meeting, and not revoked, will be voted at such stockholder meeting in accordance with the instructions indicated on such proxies. If no instructions are indicated (other than in the case of broker non-votes), such proxies will be voted:

  (i) in the case of the Iwerks Annual Meeting, FOR approval of the Merger Proposal, the Director Proposal and the Option Plan Proposals; and

  (ii) in the case of the Showscan Special Meeting, FOR approval and adoption of the Merger Agreement and the Merger.

  Proxies may be delivered by United States mail or courier service, in the case of Iwerks stockholders, to U.S. Stock Transfer Corporation, 1745 Gardena Avenue, Glendale, California 91204-2991 or by facsimile to (818) 502-0674 and in the case of Showscan stockholders, to Continental Stock Transfer & Trust Company, 2 Broadway, 19th Floor, New York, New York 10004 or by facsimile to (212) 509-5150.

  If any other matters are properly presented at the stockholder meetings for consideration, including, among other things, consideration of a motion to adjourn either stockholder meeting to another time and/or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the enclosed forms of proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

  Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of Iwerks or Showscan, as the case may be, c/o U.S. Stock Transfer Corporation, 1745 Gardena Avenue, Glendale, California 91204-2991 (or if by facsimile, to (818) 502-0674) or c/o Continental Stock Transfer & Trust Company, 2 Broadway, 19th Floor, New York, New York 10004 (or if by facsimile, to (212) 509-5150), respectively, at or before the taking of the vote at the relevant stockholder meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of Iwerks or Showscan, as the case may be, c/o U.S. Stock Transfer Corporation, 1745 Gardena Avenue, Glendale, California 91204-2991 (or if by facsimile, to (818) 502-0674) or c/o Continental Stock Transfer & Trust Company, 2 Broadway, 19th Floor, New York, New York 10004 (or if by facsimile, to (212) 509-5150), respectively, before the taking of the vote at the relevant stockholder meeting or (iii) attending a stockholder meeting and voting in person (although attendance at a stockholder meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered, in the case of Iwerks stockholders, to Secretary, Iwerks Entertainment, Inc., c/o U.S. Stock Transfer Corporation, 1745 Gardena Avenue, Glendale, California 91204-2991 (or if by facsimile, to (818) 502-0674), and in the case of Showscan stockholders, to Secretary, Showscan Entertainment Inc., c/o Continental Stock Transfer & Trust Company, 2 Broadway, 19th Floor, New York, New York 10004 (or if by facsimile, to (212) 509-5150), at or before the taking of the vote at the relevant stockholder meeting.

NO DISSENTERS' RIGHTS

  No holder of Showscan Common Stock will have any dissenters' rights in connection with, or as a result of, the matters to be acted upon at the Showscan Special Meeting. Under the DGCL, holders of Showscan Preferred Stock have the right to obtain cash payment of the "fair value" of their shares of Showscan Preferred Stock, excluding any element of value arising from the accomplishment or expectation of the Merger. Each holder of Showscan Preferred Stock has executed an agreement with Iwerks pursuant to which such holder waives its rights to dissent in connection with the transactions contemplated by the Merger Agreement with respect to any of its shares of Showscan Preferred Stock.

PROXY SOLICITATION

  All expenses of this solicitation, including the cost of preparing and mailing this Joint Proxy Statement/Prospectus will be borne by Iwerks and Showscan. In addition to solicitation by mail, proxies may be solicited in person by directors, officers and employees of Iwerks or Showscan or by telephone, telegram, facsimile or other means of communication. Such directors, officers or employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses incurred in connection with such solicitation. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy material to beneficial owners; and Iwerks or Showscan, as the case may be, will, upon request, reimburse them for their reasonable expenses in so doing. To the extent necessary in order to ensure sufficient representation at the Iwerks Annual Meeting or the Showscan Special Meeting, Iwerks or Showscan, as the case may be, may request by telephone or telegram the return of proxies. The extent to which this will be necessary depends entirely upon how promptly proxies are returned.

  HOLDERS OF SHOWSCAN COMMON STOCK AND/OR SHOWSCAN PREFERRED STOCK SHOULD NOT SEND ANY CERTIFICATES REPRESENTING SHOWSCAN COMMON STOCK AND/OR SHOWSCAN PREFERRED STOCK WITH THE ENCLOSED PROXY CARD. IF THE MERGER IS APPROVED, A LETTER OF TRANSMITTAL WILL BE MAILED AFTER THE EFFECTIVE TIME TO EACH PERSON WHO WAS A HOLDER OF OUTSTANDING SHARES OF SHOWSCAN COMMON STOCK AND/OR SHOWSCAN PREFERRED STOCK IMMEDIATELY PRIOR TO THE EFFECTIVE TIME. SHOWSCAN STOCKHOLDERS SHOULD SEND CERTIFICATES REPRESENTING SHOWSCAN COMMON STOCK AND/OR SHOWSCAN PREFERRED STOCK TO THE EXCHANGE AGENT ONLY AFTER THEY RECEIVE, AND IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED IN, THE LETTER OF TRANSMITTAL.


                                      THE MERGER

  This section of the Joint Proxy Statement/Prospectus describes certain of the more important aspects of the Merger. The following description does not purport to be complete and the reader is encouraged to review the entire Merger Agreement, a copy of which is set forth in Appendix A to this Joint Proxy
                                           ----------
Statement/Prospectus, and the other Appendices to this Joint Proxy Statement/Prospectus, all of which are incorporated herein by reference.

BACKGROUND OF THE MERGER

  In June 1996, Allen & Company was engaged by Showscan to act as its financial advisor and to assist it in implementing a plan to maximize stockholder value, including possible dispositions, mergers or other business combinations, strategic alliances, corporate partnerships and joint ventures. Prior to the emergence of Iwerks as a prospective strategic partner, Allen & Company contacted a number of companies, which have businesses in the entertainment and/or leisure industries, to ascertain potential interest in a range of possible transactions involving Showscan. None of these discussions proceeded beyond the preliminary stage. In connection with its ongoing advisory work for Showscan, in December 1996 Allen & Company assessed the merits of a potential business combination with Iwerks and prepared for Showscan's management an analysis describing the potential financial benefits of a combination of Showscan and Iwerks.

  The possibility of a strategic combination was first raised to Roy Wright, Iwerks' former Chief Executive Officer, by Equitable Securities in mid February 1997. During the month of February 1997, members of Iwerks' management and Equitable Securities met several times to discuss the advantages of a strategic combination of the two companies. In February 1997, Iwerks retained Equitable Securities to advise it on the possible strategic combination and representatives of Equitable Securities contacted Showscan to determine if there was a mutual interest in exploring a possible business combination with Iwerks. On February 21, 1997, senior members of management of Iwerks and Showscan, and Equitable Securities and Allen & Company, their respective financial advisors, met to discuss generally the strategic advantages of a combination and the general parameters of the structure of any transaction to be effected.
Following February 1997, the Iwerks Board did not consider any transaction which it considered as a strategic alternative to the Merger with Showscan.

  On February 28, 1997, the management of Showscan, with the assistance of Allen & Company, made an initial presentation to the Showscan Board on the considerations regarding, and received the questions and comments of the Showscan Board with respect to, a possible combination with Iwerks, including
(i) a preliminary analysis of the strategic factors associated with a possible business combination and (ii) a preliminary presentation regarding each companies' respective positioning in the market. The Showscan Board authorized and instructed management to explore the possibility of combining with Iwerks and to continue discussions with representatives of Iwerks. Following February 1997, Showscan did not contact, nor was it contacted by, any merger partner that it considered as a strategic alternative to the Merger with Iwerks.

  On March 6, 1997, Iwerks and Showscan executed a non-disclosure agreement providing for the exchange of non-public information. During the months of March and April 1997, Iwerks and Showscan exchanged business and legal information directly and, through their respective financial advisors, conducted financial due diligence on each other. Iwerks retained James Timmins, a former director of Iwerks and currently a principal in a venture capital firm, to provide consulting services to it to assist Iwerks in its due diligence investigations and analysis of the strategic advantages obtainable in a possible combination. During the month of April 1997, contacts between Iwerks' management and Showscan's management, alone or with their respective financial advisors, intensified, with several meetings and additional phone conversations during which they discussed long-term business and market strategies of the two companies, possible synergies which could be achieved in a strategic combination, the differing projection technologies used by the two companies and technical issues related thereto and possible transaction structures.

  On April 30, 1997, the management of Iwerks with Equitable Securities and Troop Meisinger Steuber & Pasich LLP, Iwerks' legal counsel, made an initial presentation to the Iwerks Board on the considerations regarding, and received the questions and comments of the Iwerks Board with respect to, a possible combination with Showscan, including (i) a preliminary analysis of the strategic factors associated with a possible business combination, (ii) a preliminary comparative review of Iwerks' and Showscan' market capitalization, revenues, earnings and margins and (iii) a preliminary presentation regarding each companies' respective positioning in the market. The Iwerks Board authorized and instructed management to explore the possibility of combining Iwerks with Showscan and to continue discussions with representatives of Showscan.

  On each of May 1 and May 14, 1997, senior executives of each of Iwerks and Showscan met to determine the organizational, operational and financial issues attendant to a possible strategic business combination and the terms upon which each party would be willing to effect such a combination.

  On May 13, 1997, the Showscan Board met and heard presentations from management and from Allen & Company and Latham & Watkins, Showscan's legal advisors, concerning the on-going negotiations with Iwerks. The Showscan Board discussed various factors and as an alternative to the proposed Merger whether Allen & Company should continue to search for an alternative strategic partner for Showscan or whether Showscan should remain independent and seek additional financing. However, the benefits to Showscan and its stockholders resulting from the Merger and described in " -- Showscan's Reasons for the Merger; Recommendations of the Showscan Board" were considered by the Showscan Board to be more attractive than pursuing any such alternatives, given the uncertainty regarding the availability of additional financing on terms acceptable to Showscan, and the fact that it was unlikely that a prospective partner other than Iwerks interested in pursuing a strategic transaction with Showscan could be identified. The Showscan Board authorized management to continue the discussions with Iwerks management and to continue certain due diligence activities.

  Iwerks and Showscan, and their respective legal counsel and financial advisers, commenced negotiations and documentation of a possible merger of the two companies in May of 1997. During the months of May and June, Iwerks and Showscan conducted business, technical, legal and financial due diligence regarding a proposed combination. Management, Equitable Securities and Iwerks' legal counsel updated the Iwerks Board on the status of the negotiations at meetings held on June 9 and June 20, 1997. Negotiations continued through the remainder of June and early July.

  On July 10, 1997, Mr. Wright and Mr. Pope met and discussed the final terms of the proposed merger, which would include the conversion of each outstanding share of Showscan Common Stock into the right to receive 0.85 shares of Iwerks Common Stock, the conversion of each outstanding share of Showscan Preferred Stock into the right to receive that number of shares of Iwerks Common Stock equal to the number of shares of Showscan Common Stock into which such share of Showscan Preferred Stock is convertible multiplied by 0.85 and the assumption by Iwerks of the conversion obligations under each outstanding 8% Note which, after the Merger, would be exercisable upon the same terms and conditions as under the agreement entered into in connection with the issuance of the 8% Notes except that each 8% Note, upon conversion, in lieu of each share of Showscan Common Stock deliverable on such conversion, would be convertible into such number of shares of Iwerks Common Stock which would be receivable at the Effective Time by a holder of one share of Showscan Common Stock.

  On July 12, 1997, the Iwerks Board met and heard presentations from management and from its financial and legal advisors concerning the ongoing negotiations with Showscan. Equitable Securities presented a preliminary evaluation of the effects of the acquisition from a financial point of view and Iwerks' legal counsel discussed material terms of the Original Merger Agreement. The Iwerks Board discussed various factors and alternatives to the proposed merger. The Iwerks Board reviewed the terms of the draft Original Merger Agreement and related valuation issues. The Iwerks Board concluded that it was reasonable and appropriate for the officers to proceed with negotiations.

  On July 15, 1997, the Showscan Board met and heard presentations from management and from Allen & Company and its legal advisors concerning the ongoing negotiations with Iwerks. Allen & Company presented a preliminary evaluation of the effect of the acquisition from a financial point of view and Showscan's legal counsel discussed material terms of the Original Merger Agreement. The Board discussed various factors and alternatives to the proposed Merger including whether to search for an alternative strategic partner or to continue independently and seek additional financing. However, the benefits to Showscan and its stockholders resulting from the Merger and described in " -- Showscan's Reasons for the Merger; Recommendations of the Showscan Board" were considered by the Showscan Board to be more attractive than pursuing any such alternatives, given the uncertainty regarding the availability of additional financing on terms acceptable to Showscan, and the fact that it was unlikely that a prospective partner other than Iwerks interested in pursuing a strategic transaction with Showscan could be identified. The Showscan Board reviewed the terms of the draft Original Merger Agreement and related valuation issues. The Showscan Board concluded that it was reasonable and appropriate for the officers to proceed with negotiations. On July 16, 1997, Mr. Wright and Mr. Pope again met to further discuss the business terms of the Original Merger Agreement.

  On July 24, 1997, management of Iwerks provided the Iwerks Board with a current status of the transaction and responded to questions presented regarding the Merger during the Iwerks Board meeting. On July 30, 1997, Iwerks and Showscan reached preliminary agreement with one another on the terms of the proposed Original Merger Agreement, subject to the approval of the respective boards of directors.

  The Merger was unanimously approved by Iwerks' Board at a special meeting held on July 30, 1997 at the executive offices of Iwerks. At that meeting, Equitable Securities reviewed in detail its financial analysis of the proposed Merger and Iwerks' legal counsel reviewed material terms of the Original Merger Agreement. The Iwerks Board received an opinion from Equitable Securities that, as of July 30, 1997 and based upon and subject to certain matters stated therein, the consideration to be paid by Iwerks pursuant to the Original Merger Agreement is fair to Iwerks' stockholders from a financial point of view. The Iwerks Board reviewed and fully discussed the terms of the Original Merger Agreement and then unanimously approved the Original Merger Agreement and the Merger.

  The Merger was unanimously approved by the Showscan Board at a special meeting held on July 31, 1997 at the executive offices of Showscan. At that meeting, Allen & Company reviewed in detail its financial analysis of the proposed Merger. The Showscan Board received a written opinion from Allen & Company that, as of July 31, 1997 and based upon and subject to certain matters stated therein, the consideration to be paid by Iwerks pursuant to the Original Merger Agreement is fair to holders of Showscan Common Stock and Showscan Preferred Stock from a financial point of view. Showscan's legal advisors reviewed the material terms of the Original Merger Agreement with the Showscan Board and, following discussion of such terms, the Showscan Board unanimously approved the Original Merger Agreement and the Merger.

  In the evening of August 4, 1997, Iwerks and Showscan executed and delivered the Original Merger Agreement.

  Following the public announcement of the Merger, there was adverse stockholder reaction and inquiries from certain institutional investors of Iwerks with respect to the consideration to be issued by Iwerks pursuant to the Merger
Agreement.   As a result, the Iwerks Board retained Resource Financial
Corporation ("Resource Financial"), another financial advisor, to review the terms of the Merger. Resource Financial conducted a diligence investigation and financial review of Showscan in late October and November 1997 and, in connection therewith, reviewed information provided by Equitable Securities from its prior due diligence and financial analysis of Iwerks and discussed with Equitable Securities various methodologies employed in evaluating the fairness of the Merger from a financial point of view. Following its review, Resource Financial advised Iwerks that, based upon the results of its relative contribution analysis and economic value analysis completed with financial information available in November 1997 the exchange ratio was excessive and if requested to issue a fairness opinion with respect to the Merger Consideration to be paid to the Showscan stockholders pursuant to the Original Merger Agreement, it would be unable to do so. The report by Resource Financial resulted in the Iwerks Board beginning deliberations as to whether it continued to recommend the Merger to the Iwerks stockholders under the terms set forth in the Original Merger Agreement. The Iwerks Board met on October 24, 1997 and October 31, 1997 to discuss these matters but made no determination with respect to this issue. However, adverse stockholder reaction, the report by Resource Financial and the passage of time raised significant concerns as to whether the conditions to the Merger could be satisfied. As a consequence, the Iwerks Board directed management to begin discussions with Showscan about a possible amendment to the Merger Agreement in order to reduce the merger consideration to be paid and to otherwise make the consummation of the Merger more certain.

  On December 5, 1997, Mr. Pope received a letter from Mr. Wright stating that "our transaction as originally negotiated is at extreme risk of failure." The letter contained the reasons why Iwerks believed that consummation of the transaction contemplated by the Original Merger Agreement was in serious jeopardy. These reasons included
(i) Iwerks' largest stockholder, Heartland Advisors, Inc., which holds 24.8% of the Iwerks Common Stock, during phone conversations with Iwerks in August expressed its opposition to the Merger primarily on the basis of its belief that the exchange ratio was too high, (ii) similar opposition from certain of Iwerks' other institutional stockholders, (iii) Resource Financial's inability to render an opinion that the transaction was fair to Iwerks, and (iv) the limited time until of December 31, 1997, at which time the Original Merger Agreement could be terminated by either party.

  In response to Mr. Wright's letter, management of Showscan met with the Showscan Board. In that meeting, the Showscan Board and management discussed a range of alternatives to amending the Merger Agreement in order to reduce the exchange ratio. These alternatives included proceeding with the transaction pursuant to the terms of the Original Merger Agreement despite the apparent lack of support for the transaction, terminating the Original Merger Agreement on December 31, 1997 and continuing to seek a buyer for Showscan, terminating the Original Merger Agreement on December 31, 1997 and abandoning efforts to sell Showscan, and bring an action against Iwerks for breach of the Original Merger Agreement. In evaluating these alternatives the Showscan Board considered the contents of the letter from Mr. Wright, statements made by representatives of Resource Financial that in its opinion, the largest stockholders of Iwerks would not vote in favor of the transaction contemplated by the Original Merger Agreement, advice provided to Showscan from Beacon Hill Partners, Inc., the proxy solicitor retained by Iwerks and Showscan in connection with the Merger, that Iwerks would have difficulty in obtaining approval of a majority of its stockholders in face of Heartland Advisors, Inc.'s opposition to the transaction contemplated by the Original Merger Agreement, although such approval was still possible, and management's assessment of Showscan's prospects if the Merger were not to be consummated. At the conclusion of the meeting, the Showscan Board authorized Messrs. Pope and Lemon to discuss amending the Original Merger Agreement to reduce the exchange ratio.

  Among the factors the Showscan Board considered in reaching its decision not to terminate the Original Merger Agreement and seek another buyer for Showscan was the fact that after an extensive period of soliciting prospective purchasers, Iwerks was at that time the only company interested in pursuing an acquisition of Showscan. They also considered that the terms of the Merger Agreement would give them the ability to respond to and accept a more favorable transaction which arose after the renegotiation of the exchange ratio. Among the factors the Showscan Board considered in reaching its decision not to terminate the Original Merger Agreement, abandon its efforts to sell Showscan and bring an action against Iwerks for breach of the Original Merger Agreement were the prospects Showscan faced as a stand alone company and the length of time and expense incurred in pursuing such action. Among the factors the Showscan Board considered in reaching its decision not to proceed with the transaction pursuant to the terms of the Original Merger Agreement were the risk that the Iwerks stockholders would not approve the transaction, the risk that the Iwerks Board would not be interested in pursuing a revised transaction if the Original Merger Agreement was not approved, the risk that Iwerks would terminate the Original Merger Agreement on December 31, 1997 prior to any stockholder vote and the risk of a change in Showscan's condition or prospects during the period of time necessary to negotiate and hold a stockholder meeting for a revised transaction if the Original Merger Agreement was not approved by the Iwerks stockholders.

  During the month of December 1997, Roy Wright consulted with each of Equitable Securities and Resource Financial with respect to potential modifications to the Original Merger Agreement. Additionally, senior executives of each of Iwerks and Showscan conducted several meetings in an effort to reach agreement on a modification of the terms of the Original Merger Agreement in order to provide certainty to the transaction. On December 10, 1997, Roy Wright, Dennis Pope, W. Tucker Lemon and Mark Teufel, Managing Director of Resource Financial, met in Los Angeles with the purpose of reaching an agreeable exchange ratio and making such other modifications to the Original Merger Agreement as would help to ensure the successful completion of the Merger. The parties discussed a decrease in the exchange ratio from 0.85 to 0.62, the establishment of a transition team composed of certain members of management of each of Iwerks and Showscan, the elimination of certain conditions to Iwerks' obligations to effect the Merger, the modification of the provisions limiting Showscan's ability to solicit, discuss and negotiate Alternative Proposals (the "No Shop Provisions") and the related termination fee provisions and certain other changes to the Original Merger Agreement.

  On December 16, 1997, management of Iwerks, with the assistance of Resource Financial, made a presentation to the Iwerks Board on the considerations regarding, and received the questions and comments of the Iwerks Board with respect to, proposed changes to the Original Merger Agreement, including (i) an analysis of the strategic factors associated with the Merger, (ii) a review of the valuation summary prepared by Resource Financial including a relative contribution analysis and an asset valuation, and (iii) a discussion of the other proposed changes to the Original Merger Agreement. The Iwerks' Board discussed the decrease in the exchange ratio from 0.85 to 0.62, the establishment of a transition team composed in part of members of Showscan's management and a decrease from three directors, as provided for in the Original Merger Agreement, to one director to be appointed to the Iwerks Board by Showscan. The Iwerks' Board conditionally approved a decrease in the exchange ratio, pending resolution of the composition of the transition team and the number of directors to be appointed to the Iwerks Board.

  On December 17, 1997, Iwerks provided Showscan with a letter setting forth proposed terms of an amended merger agreement which Iwerks would be willing to execute and thereafter to move forward as quickly as practicable to consummate the Merger. The proposed terms included a reduction in the exchange ratio from
0.85 to 0.62, a reduction in the number of directors to be appointed by Showscan to serve on the Iwerks Board from three to one and the expansion of the Iwerks Board to seven members as soon as practicable following the Effective Time, the establishment of a transition team composed of three members of Iwerks' management and two members of Showscan's management, and the elimination or modification of certain conditions to Iwerks' obligation to effect the Merger.

  Upon receipt of the December 17, 1997 letter from Iwerks, Mr. Pope discussed the contents of the letter with several members of the Showscan Board and with Showscan's financial and legal advisors. On December 20, 1997, Mr. Pope sent a letter to Mr. Wright indicating the terms he was prepared to recommend to the Showscan Board. In phone calls which followed the receipt of that letter, Messrs. Pope and Wright discussed the letter and agreed to recommend to their respective boards the Amendment.

  On December 22, 1997, the Iwerks' Board, with its legal and financial advisors, met telephonically to discuss the proposals of Showscan with respect to the modification to the No Shop Provisions and the termination provisions. The Iwerks' Board reviewed and fully discussed all of the terms of the amendment to the Original Merger Agreement, including Showscan's proposals and unanimously approved the amendment to the Original Merger Agreement. The Iwerks Board receive the oral opinions of Equitable Securities and Resource Financial (each as confirmed in writing as of December 29, 1997) that, based upon and subject to certain matters stated therein, the consideration to be paid by Iwerks pursuant to the Amendment is fair to Iwerks' stockholders from a financial point of view. On December 29, 1997, the Iwerks' Board executed a unanimous written consent adopting the Amendment No. 1 dated December 29, 1997 (the "Amendment") to the Original Merger Agreement (as amended, the "Merger Agreement").

  On December 29, 1997, the Showscan Board met telephonically to discuss the Amendment. The Showscan Board reviewed the terms of the Amendment, including the reduced Exchange Ratio, the reduction in the number of Showscan directors to be appointed to the Iwerks Board, the provisions providing for the establishment of a transition team, and the engagement of Messrs. Pope and Lemon as members thereof, and the modification to the No Shop Provisions and the termination provisions. Allen & Company then reviewed in detail its financial analysis of the Merger and rendered its opinion that as of December 29, 1997 and based upon and subject to certain matters stated therein, the consideration to be paid by Iwerks pursuant to the Merger Agreement is fair to holders of Showscan Common Stock and Showscan Preferred Stock from a financial point of view. Following discussion of the presentation and of the terms of the Amendment, the Showscan Board unanimously approved the Merger Agreement and the Merger.

  In the evening of December 29, 1997, Iwerks and Showscan executed and delivered the Amendment. After execution of the Amendment, as permitted by the Merger Agreement, Allen & Company began contacting, or was contacted by, companies previously interested in investigating an acquisition of Showscan. Of those contacted, five expressed varying degrees of interest in a possible transaction. As required by the Merger Agreement, on January 14, 1998 Showscan ceased to provide confidential information to and ceased discussions with these parties pending receipt from them of a proposal or offer which the Showscan Board, after advice of outside counsel, determined it is required, pursuant to its fiduciary duties, to discuss, negotiate or otherwise evaluate. On January 14, 1998, Showscan received a proposal from one of the interested companies (the "Proposer") which contemplates an acquisition of Showscan for consideration which the Proposer believed "will result in greater value" to the stockholders of Showscan than currently available under the Merger Agreement. After receipt of the proposal, the Proposer continued its due diligence investigation of Showscan. On February 3, 1998, after completion of its due diligence investigation the Proposer informed Showscan that it would not make a specific offer to acquire Showscan, was withdrawing its proposal and ceased discussion with Showscan concerning an acquisition.



IWERKS' REASONS FOR THE MERGER; RECOMMENDATIONS OF THE IWERKS BOARD

    The Iwerks Board unanimously has approved the Merger and determined that the Merger is advisable and fair and in the best interest of Iwerks and its stockholders. THE IWERKS BOARD UNANIMOUSLY RECOMMENDS TO THE IWERKS STOCKHOLDERS THAT THEY VOTE FOR THE APPROVAL AND THE ADOPTION OF THE MERGER PROPOSAL. The Iwerks Board believes that the Merger will assist Iwerks in maintaining its position as a leading provider of high-tech software-based theatre attractions and will establish the combined company as the premiere company in that segment of the out-of-home entertainment market.

  The Iwerks Board considered without limitation the following factors which constitute all of the material factors considered:

 . Larger Installed Base. The combined company will have an installed base of approximately 160 simulation thrill ride screens in 28 countries (the largest in the world), 16 portable Reactor simulation thrill rides, and 76 giant and large screen theatres in 28 countries around the world. The combined company has 41 screens presently being installed (including nine from Showscan) and 28 screens (all from Showscan) in its contracted backlog resulting in 321 total screens upon build-out and installation. The installed base will be supported by a library of 75 ride simulation titles. Iwerks anticipates that the larger installed base of attractions will better position the combined company to compete successfully for new simulation products and to negotiate with outside suppliers of software. The increase in the number of theaters in the distribution base for the combined company also may permit Iwerks to expand more, to create or produce better quality films (including remakes and sequels to the most popular titles in the industry) using recognized brand names and utilizing state of the art film techniques (including 3D). This is possible because the costs of the simulation films can be amortized over the largest installed base of simulation theatres in the world.

 . Expanded Film Library. The combined company will have 75 ride simulation titles and 47 specialty film titles including several award winning films. The distribution into each company's respective theatre networks of film software is anticipated to result in significant short-term cash savings in film production and distribution expenses. For the three years ended June 30, 1997 Showscan and Iwerks combined had invested approximately $12.1 million in film library production and acquisition costs. The cross-distribution of existing film libraries to each company's respective theatre network (a) will provide all locations with greater variety and choice of films and (b) is anticipated to result in increased recurring film licensing revenues without the burden of the amortization of new film production costs.

 . New Simulation Technologies. The Merger will bring to Iwerks additional simulation technologies including platform, capsule style simulators and an electromagnetic motion base technology (which is exclusively marketed worldwide by Showscan), without the necessity of additional and significant research and development expenditures. Also, the combined company will be better positioned to enter into 3D simulation thrill ride production and distribution as the Showscan network of theatres can be easily upgraded to exhibit 3D simulation titles at a reasonable cost. The combined company will be better able to retain and expand its role as a leader of new simulation technologies, including high definition and digital technologies.

 . Increased Access to New and Expanding Markets. The Merger will expand and strengthen Iwerks' geographic presence in the Pacific Rim and particularly in Japan. Although, these markets are currently experiencing an economic downturn, they have historically provided significant revenue to both Iwerks and Showscan and Iwerks believes that they will continue to have significant strategic value in the long-term. Additionally, as a result of the combined company's increased film library and the variety of motion base technologies it offers, the Merger is expected to provide access to new markets such as smaller family entertainment centers and other areas with a large volume of repeat customers.

 . Significant Increase in Film Licensing Revenues. The Merger also is expected to substantially increase the recurring revenue of Iwerks due to the combined companies' film licensing activities. For the year ended June 30, 1997, Iwerks film licensing revenue was $5.4 million (on a historical basis) compared to $11.6 million (on a combined companies historical pro forma basis). Additionally, as a result of the combined operations, the increased number of titles in the film library, and international brand names of each company provides significant opportunities for increasing the average per theatre film licensing revenue. Showscan's average simulation film licensing revenue per theatre historically has been approximately 30% greater than Iwerks' per theatre revenue.

 . Cost Savings and Synergies. The Iwerks' Board anticipates that the Merger will provide the combined business with significant opportunities to realize the efficiencies and synergies available by operating with one corporate overhead and the economics of scale. Iwerks believes that it can realize significant cost savings in the combination of the two companies, particularly in the areas of purchasing, insurance, marketing, advertising, communications, administration and the consolidation of facilities, employees and other resources.

 . Stronger Competitive Position. The combined resources and capital of the two companies will serve as a foundation for the company to become an increasingly aggressive and effective competitor in all aspects of the film-based out-of-home entertainment industry including: (1) in the giant screen 15/70, (2) giant screen 8/70, (3) large screen 5/70 and (4) simulation thrill ride markets. This will be supported by the broadest selection of technology options, providing existing and potential customers with the widest array of motion base film projection, including (high-definition video) of any company in these industries.

 .  Opinion of Financial Advisors. The Iwerks Board considered as favorable to its determination the opinions delivered on December 29, 1997 by Equitable Securities and Resource Financial, respectively, to the effect that, as of such dates, the consideration to be paid by Iwerks pursuant to the Merger Agreement is fair to the Iwerks stockholders from a financial point of view. The Iwerks Board also considered the oral and written presentations made to it by Equitable Securities and Resource Financial. See " -- Opinions of Financial Advisors --Iwerks." Copies of Equitable Securities' and Resource Financials' written opinions to the Iwerks Board, each dated December 29, 1997, which set forth the assumptions made, matters considered and limits on the review undertaken, are attached as Appendices B and D to this Joint Proxy
                                          ---------- -     -
   Statement/Prospectus respectively and are incorporated herein by reference.

   The Iwerks Board also considered certain other factors including: (a) that each of Iwerks and Showscan has significant federal and state net operating loss carry forwards which will be available, subject to certain limitations, to the combined company and (b) the combined company also will have available to it the patented Showscan process which is directly compatible with emerging technologies, including high-definition and digital cameras and projection systems.

   The Iwerks Board also considered the pro forma effect of the Merger. At June 30, 1997, on an unaudited pro forma basis, the combined companies would have had cash and short-term investments of $22.5 million, assets of $83.2 million, stockholders equity of $50.4 million (net of pro forma adjustments), long-term and capital lease obligations of $8.3 million and book value per share of $2.83. In addition, for the fiscal year ended June 30, 1997 on an unaudited pro forma basis, operating losses would have increased from $10.5 million to $12.1 million, net losses would have increased from $10.0 million to $14.1 million and net losses per share would have increased from $0.84 to $0.85. The Iwerks Board placed considerable emphasis on the expectation that the Merger would be accretive to earnings (prior to taking into account Merger related costs) commencing in the third fiscal quarter of 1998 and attributed less weight to the historical pro forma effect of the Merger.

  Each of Iwerks and Showscan are aware that an article printed in The Daily News of Los Angeles on August 6, 1997 stated that "[m]anagement [of Iwerks] insisted the deal will start producing profits by April 1999." Neither Iwerks nor Showscan has made statements to any party indicating that the Merger will not be profitable until 1999. Neither company has confirmed, endorsed or adopted the statement printed in The Daily News of Los Angeles referenced above or any other statements made by a third party that the Merger will not be profitable until 1999 and specifically disclaims any such statements. Iwerks and Showscan each initially indicated that the Merger will be accretive to earnings commencing in the third fiscal quarter of fiscal 1998, based on the assumption that the Merger would be consummated in the second fiscal quarter of 1998. Any statements to the contrary are inconsistent with information previously provided by each of Iwerks and Showscan to the public in press releases, public filings and in this Joint Proxy Statement/Prospectus.

  The Iwerks Board also considered certain risks attendant to the Merger, including (a) the risk that the benefits sought in the Merger would not be fully achieved, (b) the risk that the Merger would not be consummated, and the effect of the public announcement of the Merger on Iwerks' sales and operating results,
(c) the risks attendant to the integration of the two companies, (d) risks relating to maintaining Showscan's material contracts and its customer relationships, (e) risks relating to the operation and continued development of Showscan's O&O Theaters, (f) the risk of future potential dilution relating to a significant number of issued and unexercised Showscan options and the 8% Notes and (g) the other risks described under "RISK FACTORS." The Iwerks Board believes that these risks were outweighed by the potential significant benefits to be gained by the Merger.

  In the course of its deliberations during board meetings held on April 30, 1997, June 9, 1997, June 20, 1997, July 12, 1997, July 24, 1997, July 30, 1997,
October 24, 1997, October 31, 1997, December 16, 1997 and December 22, 1997 the Iwerks Board reviewed with Iwerks management a number of factors relevant to the Merger, including the strategic overview and prospects for Iwerks. The Iwerks Board considered and discussed other alternatives for Iwerks. The Iwerks Board also considered among other factors (i) information concerning Iwerks' and Showscan's respective businesses, prospects, financial performance and condition, operations, management and competitive position; (ii) the financial condition, results of operations and businesses of Iwerks and Showscan before, and after, giving effect to the Merger; and (iii) current financial market conditions and historical market prices, volatility and trading information with respect to the Iwerks Common Stock and the Showscan Common Stock. In addition, the directors reviewed the consideration to be issued to Showscan's stockholders in the Merger and the principal terms of the Merger Agreement and related agreements. With respect to the consideration to be issued in the Merger, the Iwerks Board examined the premium to be paid over the current share price of Showscan and weighed that against (a) the contribution that the Showscan assets would make to the combined company, (b) the projected accretion to Iwerks' earnings from the acquisition, and (c) the premium paid in transactions of similar size and structure. The Iwerks Board considered the financial analyses prepared by Equitable Securities and Resource Financial, including the opinions of Equitable Securities and Resource Financial delivered on December 29, 1997, to the effect that, as of such date and based upon and subject to certain matters stated therein, the consideration to be paid by Iwerks pursuant to the Merger Agreement is fair to the Iwerks stockholders from a financial point of view. The Iwerks Board also took into account that Iwerks would be the surviving corporation and its board of directors and officers would continue as senior management of the combined business.

  In reaching the determination to approve and recommend approval and adoption of the Merger Proposal, in view of the wide variety of factors considered in connection with its evaluation thereof, the Iwerks Board did not assign any relative or specific weights to the factors set forth above, and individual directors may have given differing weights to the different factors. In determining that the terms of the Merger are fair to, and in the best interests of, Iwerks and its stockholders, the Iwerks Board considered all of the foregoing factors, including, with respect to its analysis of the fairness of the exchange ratio from a financial point of view, the opinion of Equitable Securities and the oral presentations by management of Iwerks regarding its independent financial analysis of Iwerks, Showscan and the combined company. However, the Iwerks Board did not distinguish between factors that support a determination that the Merger is "fair" and factors that support a determination that the Merger is in the "best interests" of Iwerks' stockholders.

  THE IWERKS BOARD UNANIMOUSLY RECOMMENDS THAT IWERKS STOCKHOLDERS VOTE TO APPROVE THE MERGER PROPOSAL.

SHOWSCAN'S REASONS FOR THE MERGER; RECOMMENDATIONS OF THE SHOWSCAN BOARD

  The Showscan Board unanimously has approved the Merger and determined that the Merger is advisable and fair and in the best interest of Showscan and its stockholders. The Showscan Board unanimously recommends to the Showscan stockholders that they vote FOR approval of the Merger and the Merger Agreement. In reaching its determination, the Showscan Board considered various historical and current challenges in Showscan's business and financial performance, including (a) levels of revenue, profitability and revenue growth, (b) poor financial performance of certain O&O theaters, and (c) prospects for new theatre installations and film licensing revenue. The Showscan Board consulted with Showscan management, as well as its legal counsel and its financial advisor, and considered, without limitation, the following factors which constitute all of the material factors considered:

 . Combined Company's Business, Condition and Prospects. The Showscan Board believes that the Merger will create the premiere provider of high-tech software-based theatre attractions in the out-of-home entertainment market. The Showscan Board gave consideration to the same matters as included under " Iwerks' Reasons for the Merger", together with advise and counsel from Showscan's financial advisors and further concluded that the Merger would allow Showscan stockholders to be a part of the largest, strongest, broadest and most versatile player in the ride simulation industry.

 . Showscan's Business, Condition and Prospects. The Showscan Board considered information with respect to the financial condition, results of operations and business of Showscan, on both a historical and prospective basis, and current industry, economic and market conditions. The Showscan Board also considered Showscan's historical growth strategies, including potential business combinations with entities other than Iwerks that had been previously explored. The Showscan Board considered favorable to its determination that a combination with Iwerks would allow Showscan to enjoy opportunities for operating efficiencies and synergies as a result of the Merger, particularly through the integration of corporate overheads and the economies of scale.

 . Iwerks's Business, Condition and Prospects. The Showscan Board considered information with respect to the financial condition, results of operations and business of Iwerks, on both a historical and prospective basis. In its evaluation of Iwerks, the Showscan Board considered various historical and current challenges in Iwerks's business and financial performance, including
   (a) levels of revenue, profitability and revenue growth, (b) poor financial performance of its portable ride simulation business, (c) prospects for the new theatre installations and hardware installation revenue, and (d) the reported losses for the first quarter of fiscal 1998 and the projected losses for the second and third quarters of fiscal 1998. Management and Showscan's legal and financial representatives made presentations to the Showscan Board and provided it with information regarding Iwerks' financial condition and prospects after conducting business, legal and financial due diligence. In evaluating Iwerks' prospects, the Showscan Board considered, among other things, the performance of Iwerks' products, the strength of its management team and the reputation of the Iwerks brand name in motion simulation theatre attractions. The Showscan Board also considered Iwerks' geographical distribution of motion simulation theatres and found it to be complementary to the distribution of Showscan theatres. The Showscan Board found favorable the fact that the combined company would enjoy increased market capitalization and greater financial strength.

 . Termination Provisions and Termination Fee. The Showscan Board reviewed the provisions of the Merger Agreement that permit the Showscan Board to continue to receive unsolicited inquiries and proposals, negotiate and give information to third parties and to change its recommendation in certain designated circumstances. The Showscan Board also considered Showscan's unrestricted ability to solicit, discuss and negotiate Alternative Proposals prior to January 15, 1998 and the expense reimbursement provisions of the Merger Agreement if Showscan should choose to terminate the Merger Agreement due to a superior Alternative Proposal prior to January 15, 1998. The Showscan Board also considered the provisions of the Merger Agreement which provide for the payment to Iwerks of a termination fee under certain circumstances and which grant Iwerks an option to purchase Showscan Common Stock. See "THE MERGER AGREEMENT -- Termination of the Merger Agreement."

 .  Opinion of Allen & Company. The Showscan Board considered as favorable to its determination the written opinion delivered on December 29, 1997 by Allen & Company to the effect that, as of such date, the consideration to be received by holders of Showscan Common Stock and Showscan Preferred Stock in
   connection with the Merger was fair to such holders from a financial point of view. The Showscan Board also considered the oral and written presentations made to it by Allen & Company. In approving the Merger Agreement, the
   Showscan Board did not consider the fairness opinion delivered by Allen & Company in connection with the Showscan Board's approval of the Original Merger Agreement. The Showscan Board considered that the exchange ratio was below that previously agreed to by Iwerks in the Original Merger Agreement, but concluded in light of the alternatives available to Showscan, that proceeding with the Merger upon the terms set forth in the Merger Agreement is in the best interest of Showscan and its stockholders. See "-- Alternatives" and "-- Opinions of Financial Advisors-- Showscan." A copy of Allen & Company's written opinion to the Showscan Board, dated as of December 29, 1997, which sets forth the assumptions made, matters considered and limits on the review undertaken, is attached as Appendix E to this Joint
                                                   -------- -
   Proxy Statement/Prospectus and is incorporated herein by-reference.

 .  Ability of Stockholders of Showscan to Obtain a Continuing Equity Interest in
   Iwerks. The Showscan Board regarded as favorable to its determination the fact that the terms of the Merger permit holders of Showscan Capital Stock to continue to hold an equity interest in Iwerks following the Merger, thus enabling Showscan stockholders to participate in the long-term stockholder value expected to result from the combination of the two companies.

 . Historical and Recent Market Prices Compared to Consideration to be Received by Holders of Showscan Common Stock. The Showscan Board reviewed the historical market prices and recent trading activity of Showscan Common Stock. The Showscan Board considered as favorable to its determination the fact that the value to be received per share of Showscan Common Stock represented a premium (based on the December 29, 1997 stock prices of Iwerks and Showscan) within the equity reference ranges of premiums paid in all-stock merger transactions with a comparable transaction value.

 . Alternatives. In considering the Amendment the Showscan Board and management discussed a range of alternatives to amending the Original Merger Agreement in order to reduce the exchange ratio. These alternatives included proceeding with the transaction pursuant to the terms of the Original Merger Agreement despite the apparent lack of support among certain of Iwerks' stockholders for the transaction, terminating the Original Merger Agreement on December 31, 1997 and continuing to seek a buyer for Showscan, terminating the Original Merger Agreement on December 31, 1997 and abandoning efforts to sell Showscan, and bringing an action against Iwerks for breach of the Original Merger Agreement. In evaluating these alternatives the Showscan Board considered the contents of the December 5, 1997 letter from Mr. Wright, statements made by representatives of Resource Financial that in its opinion, the largest stockholders of Iwerks would not vote in favor of the transaction contemplated by the Original Merger Agreement, advice provided to Showscan from Beacon Hill Partners, Inc., the proxy solicitor retained by Iwerks and Showscan in connection with the Merger and management's assessment of Showscan's prospects if the Merger were not to be consummated.

 . Other Considerations. The Showscan Board also considered certain negative factors relating to the Merger, including (a) the risk that the Merger would not be consummated, and the effect of the public announcement of the Merger on Showscan's sales and operating results, (b) the risk that the benefits sought in the Merger would not be fully achieved, (c) the risks attendant to the integration of the two companies and (d) the other potential risks described above under "RISK FACTORS." The Showscan Board believes that these risks were outweighed by the potential significant benefits to be gained by the Merger.

  In reaching the determination to approve and recommend approval and adoption of the Merger Agreement and the Merger, in view of the wide variety of factors considered in connection with its evaluation thereof, the Showscan Board did not assign any relative or specific weights to the factors set forth above, and individual directors may have given differing weights to the different factors. In determining that the terms of the Merger are fair to, and in the best interests of, Showscan and its stockholders, the Showscan Board considered all of the foregoing factors, including, with respect to its analysis of the fairness of the exchange ratio from a financial point of view, the opinion of Allen & Company and the oral presentations by management of Showscan regarding its independent financial analysis of Iwerks, Showscan and the combined company. However, the Showscan Board did not distinguish between factors that support a determination that the Merger is "fair" and factors that support a determination that the Merger is in the "best interests" of Showscan's stockholders.

THE SHOWSCAN BOARD UNANIMOUSLY RECOMMENDS THAT SHOWSCAN STOCKHOLDERS VOTE TO APPROVE THE MERGER AND THE MERGER AGREEMENT.

OPINIONS OF FINANCIAL ADVISORS.

  Iwerks
  ------

    Equitable Securities
    --------------------

  Equitable Securities was retained by Iwerks to evaluate the fairness, from a financial point of view, of the consideration to be offered and paid to the stockholders of Showscan pursuant to the Merger. On December 22, 1997, in connection with the evaluation of the proposed Merger Agreement by the Iwerks Board, Equitable Securities delivered its oral opinion to the Iwerks Board to the effect that, as of such date and based upon and subject to certain matters stated in its opinion, the consideration to be paid by Iwerks in the Merger is fair to Iwerks and its stockholders from a financial point of view. Equitable Securities confirmed its oral opinion in its written opinion dated as of December 29, 1997. No limitations were imposed by the Iwerks Board with respect to the investigations made or the procedures followed by Equitable Securities in rendering its opinion. Equitable Securities' opinion was delivered for the information of the Iwerks Board and is not a recommendation to any Iwerks stockholder as to how such stockholder should vote at any meeting of Iwerks stockholders called to consider matters relating to the Merger and does not address Iwerks' business decision to effect the Merger.

  In arriving at its opinion, Equitable Securities reviewed certain publicly available business and financial information relating to Iwerks and Showscan, certain non-public information relating to Iwerks and Showscan and the terms and conditions of the draft Amendment. Equitable Securities also reviewed certain other information, including financial forecasts provided to it by Iwerks and Showscan, and met with management of both Iwerks and Showscan to discuss the businesses and prospects of the respective companies.

  In addition, Equitable Securities considered the financial terms of certain other business combinations and other transactions which have recently been effected and also considered the financial effects of the Merger on Iwerks. Furthermore, Equitable Securities considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which it deemed relevant.

  In connection with its review, Equitable Securities did not assume any responsibility for independent verification of the foregoing information and relied upon the accuracy and completeness of all of the foregoing information. With respect to the financial forecasts (including without limitation projected operational benefits and cost savings arising from the Merger), Equitable Securities assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Showscan and Iwerks as to the future financial performance of Showscan and Iwerks. Equitable Securities expressed no view as to such forecasts or the assumptions on which they were based and there cannot be any assurance that actual results of Showscan or Iwerks will not differ materially from those reflected in the forecasts. In addition, Equitable Securities did not make an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Showscan or Iwerks, nor was Equitable Securities furnished with such evaluations or appraisals.

  The full text of the written opinion of Equitable Securities, dated as of December 29, 1997, which sets forth the assumptions made, procedures followed, matters considered and limitations on and the scope of the review of Equitable Securities in rendering its opinion, is attached hereto as Appendix B.
                                                           ----------
Equitable Securities has consented to the inclusion and discussion of its opinion in the Joint Proxy Statement/Prospectus and Iwerks stockholders are urged to read Equitable Securities' opinion in its entirety. The summary of the opinion of Equitable Securities is qualified in its entirety by reference to the full text of such opinion.

  The generally accepted financial analyses Equitable Securities used in reaching its opinion which it discussed with the Iwerks Board including (a) a relative contribution analysis, which included a comparison of respective financial positions and certain operating results of Iwerks and Showscan, (b) a comparable acquisition analysis, which consisted of reviewing the financial terms of certain other similar transactions recently effected which were considered to be comparable to the Merger, (c) an economic value analysis, which included an assessment of the book value and estimated economic value of the assets to be acquired by Iwerks in the Merger relative to the consideration paid, (d) a discounted cash flow ("DCF") analysis, which consisted of discounting to present value the incremental projected cash flows and terminal values anticipated following the Merger and (e) an analysis of the pro forma effect of the Merger on Iwerks' fully diluted earnings per share over the fiscal years 1998-2000. The material portions of these analyses are summarized below.

Relative Contribution Analysis

  Equitable Securities analyzed the relative contribution of Iwerks and Showscan across a broad range of financial and operating measures. Utilizing publicly available information as of the most recent annual and quarterly reporting period for each company, Equitable Securities determined the percentage contribution provided by Iwerks and Showscan of several key financial measures including, total revenues, film licensing revenues, total assets, stockholders' equity, market capitalization and firm value, among others. In addition, Equitable Securities applied a similar analysis to certain key operating measures including, installed theater base and size of film library, among others. This analysis indicated a reference range of post-Merger ownership percentage for Showscan stockholders of approximately 20%-25% on a fully-diluted basis.

Comparable Acquisition Analysis

  Equitable Securities reviewed selected acquisitions completed under the pooling-of-interests method over the past two years with total consideration between $25 million and $75 million across a wide range of industries. Few transactions during this time period were directly comparable to the Merger. As such, a broad sample of precedent transactions was selected for comparative purposes. Equitable Securities analyzed the premiums paid in the selected transactions, based on the target's closing prices (i) one day, (ii) one week and (iii) four weeks prior to the public announcement of the transaction. Reference ranges and averages for each of the time periods were (i) 26%-92% (48% average), (ii) 30%-94% (50% average) and (iii) 29%-190% (62% average), respectively.

Economic Value Analysis

  Equitable Securities compared the estimated value of the Merger, relative to the total consideration offered, on the basis of acquired book value and estimated economic value. Based on Showscan's financial statements for the quarter ended September 30, 1997, the company reported stockholders' equity of approximately $7.6 million. Equitable Securities estimated Showscan's economic value to include the present value of the gross margin contributed by anticipated future film distribution revenue and equipment sales, the replacement value of seven key films in the Showscan library, Showscan's net working capital balance at September 30, 1997, the book value of Showscan patents and operating equipment as of September 30, 1997, and estimated realizable present value of Showscan's net operating loss carryforwards as of March 31, 1997. These components resulted in a reference range for the economic value to be acquired in the Merger of approximately $26.2 million to $28.2 million.

Discounted Cash Flow Analyses

  Equitable Securities' DCF analyses included analyses of the incremental cash flows anticipated to be generated by the combined operations relative to Iwerks' projected stand-alone cash flows. The analyses were based on financial forecasts provided by management of Iwerks and Showscan and a cash forecast prepared in conjunction with Iwerks management for each of the five years ended June 30, from 1998 to 2002.

  Equitable Securities derived the incremental "free cash flow" and discounted this cash flow to present values, applying discount rates ranging from 12.2% to 14.2%. Equitable Securities arrived at this range of appropriate discount rates based on its analysis of the combined entity's estimated weighted average cost of capital. To approximate the perpetual value of the incremental cash flow stream in 2002, Equitable Securities applied terminal multiples of 5.0x to 7.0x "free cash flow" in 2002.

  Based on the foregoing analysis, Equitable Securities derived an overall reference range of value for the incremental cash flows anticipated to be generated by the combined operations relative to Iwerks' projected stand-alone cash flows, ranging from approximately $45.5 million to $56.5 million.

Pro Forma Effect on Iwerks' Fully Diluted Earnings Per Share

  Equitable Securities analyzed the pro forma effect on Iwerks' fully diluted earnings per share from the Merger based on financial forecasts prepared by Iwerks management. This analysis indicated that the Merger would be accretive (prior to one-time transaction related charges) for Iwerks for the fiscal years analyzed (1998-2000).

  Equitable Securities also rendered a fairness opinion in connection with the Original Merger Agreement. The full text of the written opinion of Equitable Securities, dated as of August 1, 1997, which sets forth the assumptions made, procedures followed, matters considered and limitations on and the scope of the review of Equitable Securities in rendering its opinion, is attached hereto as Appendix C. Equitable Securities has consented to the inclusion and discussion
----------
of its opinion in the Joint Proxy Statement/Prospectus and Iwerks stockholders are urged to read Equitable Securities' opinion in its entirety. The summary of the opinion of Equitable Securities is qualified in its entirety by reference to the full text of such opinion.

  Equitable Securities used the same generally accepted financial analyses in reaching its opinion dated as of August 1, 1997 as those employed in reaching its opinion dated as of December 29, 1997. The material portions of the analyses conducted in connection with the opinion dated August 1, 1997 are summarized below.

Relative Contribution Analysis

  Equitable Securities analyzed the relative contribution of Iwerks and Showscan across a broad range of financial and operating measures. Utilizing publicly available information as of the most recent fiscal year end for each company, Equitable Securities determined the percentage contribution provided by Iwerks and Showscan of several key financial measures including total revenues, film licensing revenues, total assets, stockholders' equity, market capitalization and firm value, among others. In addition, Equitable Securities applied a similar analysis to certain key operating measures including, installed theater base and size of film library, among others. This analysis indicated a reference range of post-Merger ownership percentage for Showscan stockholders of approximately 27% to 30% on a primary basis and 30% to 35% on a fully-diluted basis. Based upon the terms of the Merger Agreement, the former Showscan stockholders will hold, immediately after the Merger, approximately 31.6% of the outstanding shares of Iwerks Common Stock on a primary basis, or approximately 34.9% on a fully-diluted basis.

Comparable Acquisition Analysis

  Equitable Securities reviewed approximately 20 selected acquisitions involving public targets completed under the pooling-of-interests method over the past two years with total consideration between $25 million and $75 million across a wide range of industries to compare premiums paid with the contemplated Merger. Equitable Securities analyzed the premiums paid in such transactions based on the target's closing prices (i) one day, (ii) one week and (iii) four weeks prior to the public announcement of the transaction. Reference ranges and averages for each of the time periods were (i) 26% - 92% (48% average), (ii) 28%
- 94% (50% average) and (iii) 29% - 190% (62% average), respectively. Based upon Iwerks' closing price of $5.375 on July 25, 1997, the most recent trading date prior to completion of Equitable Securities' analysis for the Iwerks Board, the proposed terms of the Merger represented a 56%, 54% and 68% premium to Showscan's closing prices one day, one week and four weeks prior to such date, respectively. Based upon Iwerks' closing price of $4.875 on August 4, 1997, the day prior to the public announcement, the proposed terms of the Merger represented a 54%, 33% and 66% premium to Showscan's closing prices one day, one week (7/28/97) and four weeks (7/7/97) prior to such date, respectively. No transactions involving a public target company during this time period were deemed to be directly comparable to the Merger.

Economic Value Analysis

  Equitable Securities compared the estimated value of the Merger, relative to the total estimated consideration offered of approximately $36.9 million (including assumed debt obligations), on the basis of acquired book value and estimated economic value. Based on Showscan's audited financial statements for the fiscal year ended March 31, 1997, the company reported stockholders' equity of approximately $10.2 million. Equitable Securities estimated Showscan's economic value to include the present value of the gross margin contributed by anticipated future film distribution revenue and equipment sales, the replacement value of seven key films in the Showscan library, Showscan's net working capital balance at March 31, 1997, the book value of Showscan patents and operating equipment as of March 31, 1997, and estimated realizable present value of Showscan's net operating loss carry forwards as of March 31, 1997. These components resulted in a reference range for the economic value to be acquired in the Merger of approximately $38.3 million to $40.3 million.

Discounted Cash Flow Analyses

  Equitable's Securities DCF analyses included analyses of the incremental cash flows anticipated to be generated by the combined operations relative to Iwerks' projected stand-alone cash flows. The analyses were based on financial forecasts provided by management of Iwerks and Showscan and a cash forecast prepared in conjunction with Iwerks management for each of the five years ended June 30, from 1998 to 2002. Equitable Securities derived the incremental "free cash flow" and discounted this cash flow to present values, applying discount rates ranging from 12.2% to 14.2%. Equitable Securities arrived at this range of appropriate discount rates based on its analysis of the combined entity's estimated weighted average cost of capital. This measure was calculated applying the Capital Asset Pricing Model and included a 2.5% small capitalization risk premium to account for limited liquidity and volatility of revenues derived from equipment sales. In addition, Equitable Securities assumed a 0.0% marginal tax rate given Iwerks' and Showscan's large net operating loss positions, which increases the after tax cost of debt financing. To approximate the perpetual value of the incremental cash flow stream in 2002, Equitable Securities applied terminal multiples of 5.0x to 7.0x "free cash flow" in 2002.

  Based on the foregoing analysis, Equitable Securities derived an overall reference range of value for the incremental cash flows anticipated to be generated by the combined operations relative to Iwerks' projected stand-alone cash flows, ranging from approximately $37.8 million to $46.8 million. This compares to total estimated consideration offered in the Merger of approximately $36.9 million (including assumed debt obligations).

Pro forma Effect on Iwerks' Fully Diluted Earnings Per Share

  Equitable Securities analyzed the pro forma effect on Iwerks' fully diluted earnings per share from the Merger based on financial forecasts prepared by Iwerks management. This analysis indicated that the Merger would be accretive (prior to one-time transaction related charges) for Iwerks for the fiscal years analyzed (1998 - 2000).

  In arriving at its opinions, Equitable Securities performed a variety of financial analyses, including those summarized above. The summary set forth in this section does not purport to be a complete description of Equitable Securities' analyses. Equitable Securities believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses, without considering all analyses, or of the summary above, without considering all factors and analyses, could create an incomplete view of the processes underlying Equitable Securities' opinions, so that the ranges of valuation resulting from any particular analysis described above should not be taken to be Equitable Securities' view of the actual value of Showscan. Equitable Securities' analyses depend on numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Iwerks and Showscan. Equitable Securities' analyses are not necessarily indicative of actual values or actual future results that might be achieved and are not and do not purport to be appraisals or otherwise reflective of prices at which companies may actually be sold.

  Pursuant to an engagement letter dated as of February 28, 1997 as amended on August 6, 1997 (the "August Amendment") and as further amended in January,
1998 (as amended, the "Engagement Letter") between Iwerks and Equitable Securities, Equitable Securities received a fee of $50,000 upon the issuance of its opinion and a fee of $50,000 upon execution of the Merger Agreement. Such fees are not contingent upon consummation of the Merger, but will be credited against an additional advisory fee of up to $361,000 payable by Iwerks to Equitable Securities under the Engagement Letter upon consummation of the Merger. Pursuant to the August Amendment, Equitable Securities was entitled to a $495,000 advisory fee. At the suggestion of Equitable Securities, the advisory fee was reduced to a maximum of $361,000 in light of the aggregate merger consideration to be issued to the holders of Showscan Capital Stock pursuant to the Merger Agreement. Iwerks has also agreed to reimburse Equitable Securities for out-of-pocket expenses, including reasonable fees and disbursements of counsel. Iwerks has also agreed to indemnify Equitable Securities and its affiliates, their respective directors, officers, partners, agents and employees and each person, if any, controlling Equitable Securities or any of its affiliates against certain liabilities, including certain liabilities under the federal securities laws, relating to or arising out of its engagement.

  Equitable Securities is a nationally recognized investment banking firm and regularly engages in the valuation of businesses and their securities in connection with mergers and acquisitions and for other purposes. The Iwerks Board selected Equitable Securities to act as its financial advisor on the basis of the reputation and previous mergers and acquisitions experience of Equitable Securities. Equitable Securities does not currently publish research reports or maintain markets in or actively trade the Iwerks Common Stock or the Showscan Common Stock.

    Resource Financial
    ------------------

  On October 24, 1997, Resource Financial was retained by Iwerks to evaluate the fairness, from a financial point of view, of the consideration to be paid to the stockholders of Showscan pursuant to the Merger. On December 22, 1997, in connection with the evaluation of the proposed Merger Agreement by the Iwerks Board, Resource Financial delivered its oral opinion to the Iwerks Board to the effect that, as of such date and based upon and subject to certain matters stated in its opinion, the consideration to be paid by Iwerks in the Merger is fair to Iwerks and its stockholders from a financial point of view. Resource Financial confirmed its oral opinion in its written opinion delivered to the Iwerks Board on December 29, 1997.

  The opinion of Resource Financial was delivered for the information of the Iwerks Board and is not a recommendation to any Iwerks stockholder as to how such stockholder should vote at any meeting of Iwerks stockholders called to consider matters relating to the Merger and does not address Iwerks' business decision to effect the Merger.

  In arriving at its opinion, Resource Financial: (a) reviewed the terms and conditions of the Merger Agreement and related documents; (b) analyzed publicly available historical business and financial information relating to Iwerks and Showscan, as presented in documents filed with the Securities and Exchange Commission; (c) reviewed Iwerks' and Showscan's operations, visited Iwerks' and Showscan's respective headquarters; (d) reviewed certain non-public information relating to Iwerks and Showscan, including financial and operating results of Showscan and Iwerks and management's forecasts prepared by Showscan and Iwerks;
(e) conducted discussions with certain members of the senior management of Iwerks and Showscan with respect to the financial condition, business, operations, strategic objectives and prospects of Iwerks and Showscan; (f) reviewed and analyzed public information, including certain stock market data and financial information relating to selected public companies which Resource Financial deemed generally comparable to Iwerks and Showscan; (g) reviewed the trading history of the Iwerks Common Stock and the Showscan Common Stock, including each company's respective performance in comparison to market indices and to selected companies in comparable businesses; (h) considered premiums and multiples paid in merger and acquisition transactions that Resource Financial deemed to be comparable to the Merger; (i) compared trading multiples and valuation measures with respect to certain financial performance criteria for publicly-traded companies that participate in the ride simulation and/or giant screen industry, and (j) conducted such other financial analyses and investigations as Resource Financial deemed necessary or appropriate for the purposes of its opinion.

  In connection with its review, Resource Financial did not assume any responsibility for independent verification of the foregoing information and relied upon the accuracy and completeness of all of the foregoing information. With respect to the financial forecasts (including without limitation projected operating benefits and cost savings arising from the Merger), Resource Financial assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Iwerks and Showscan as to the future financial performance of Iwerks and Showscan.
Resource Financial expressed no view as to such forecasts or the assumptions on which they were based and there cannot be any assurance that actual results of Iwerks and Showscan will not differ materially from those reflected in the forecasts. In addition, Resource Financial did not make an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Iwerks and Showscan, nor was Resource Financial furnished with any such evaluations or appraisals.

  In determining the appropriate analyses to conduct and when performing those analyses, Resource Financial made numerous assumptions with respect to industry performance, general business, financial, market and economic conditions and other matters, many of which are beyond the control of Iwerks and Showscan. The analyses which Resource Financial performed are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be bought or sold or the prices at which any securities may trade at the present time or at any time in the future.

  The full text of the written opinion of Resource Financial, dated as of December 29, 1997, which sets forth the assumptions made, procedures followed, matters considered, limitations on, and the scope of, the review of Resource Financial in rendering its opinion, is attached hereto as Appendix D. Resource
                                                          -------- -
Financial has consented to the inclusion and discussion of its opinion in the Joint Proxy Statement/Prospectus and Iwerks stockholders are urged to read the opinion in its entirety. The summary of the opinion of Resource Financial set forth in this Joint Proxy Statement/Prospectus is qualified in its entirety by reference to the full text of such opinion.

  The generally accepted financial analyses Resource Financial used in reaching its opinion (and which it discussed with the Iwerks Board) included (a) a relative contribution analysis, which included a comparison of respective financial positions and certain operating results of Iwerks and Showscan, (b) an analysis of the market values of companies engaged in similar businesses to those of Iwerks and Showscan, (c) an economic value analysis, which included an assessment of the book value and estimated economic value of the Showscan assets to be acquired by Iwerks in the Merger, and a comparison to the consideration paid, and (d) an analysis of the pro forma effect of the Merger on Iwerks' fully diluted earnings per share. The material portions of these analyses are summarized below.

  Relative Contribution Analysis
  ------------------------------

  Resource Financial analyzed the relative contribution of Iwerks and Showscan across a broad range of financial and operating measures. Utilizing publicly available information as of the most recent fiscal quarters and years end for each company, Resource Financial determined the percentage contribution provided by Iwerks and Showscan of several key financial measures including total revenues, film licensing revenues, total assets, stockholders' equity, market capitalization and total firm value, among others. This analysis indicated a reference range of post-Merger ownership percentage for Showscan stockholders of approximately 13.7% to 29.9% on both a primary and fully diluted basis (assuming the Showscan Preferred Stock is converted). Based upon the terms of the Merger Agreement, the former Showscan stockholders will hold, immediately after the Merger, approximately 25.2% of the outstanding shares of Iwerks Common Stock on both a primary and fully diluted basis (assuming the Showscan Preferred Stock is converted and assuming no exercise of outstanding options or warrants of Showscan or conversion of the 8% Notes since the respective exercise or conversion prices, as applicable, on an as converted basis, exceed the fair market value of the Iwerks Common Stock on December 26, 1997).

  Comparable Company Analysis
  ---------------------------

  Resource Financial analyzed a number of companies in the entertainment industry. Because of Iwerks' and Showscan's leading positions in the ride simulation industry, Resource Financial concluded that there were no companies directly comparable to Iwerks or Showscan for purposes of analyzing relative value.

  Economic Value Analysis
  -----------------------

  Resource Financial compared the estimated value being assigned to Showscan in the Merger, relative to the total estimated consideration offered to Showscan's stockholders of approximately $15.5 million. This consideration is calculated based on the December 26, 1997 closing sale price of the Iwerks Common Stock of $2.625, and assumes that Showscan has approximately $6.7 million in funded debt and $2.0 million in cash on that date. The value analysis is based on the acquired book value and estimated economic value of Showscan's assets and liabilities. Resource Financial included in Showscan's economic value the present value of the contribution margin of anticipated future film distribution revenue and equipment sales. These components result in a reference range for the economic value to be acquired in the Merger of approximately $13.3 million to $17.7 million.

  Pro forma Effect on Iwerks' Fully Diluted Earnings Per Share
  ------------------------------------------------------------

  Resource Financial analyzed the pro forma effect on Iwerks' fully diluted earnings per share from the Merger based on financial forecasts prepared by Iwerks' management. This analysis indicated that the Merger would be accretive (prior to one-time transaction related charges) for Iwerks for the fiscal years analyzed (1998 - 2000).

  In arriving at its opinion, Resource Financial performed a variety of financial analyses, including those summarized above. The summary set forth in this section does not purport to be a complete description of Resource Financial's analyses. Resource Financial believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses or the summary above, without considering all factors and analyses, could create an incomplete view of the processes underlying Resource Financial's opinion, so that the ranges of valuation resulting from any particular analysis described above should not be taken to be Resource Financial's view of the actual value of Showscan.

  Pursuant to an engagement letter dated as of October 24, 1997, between Iwerks and Resource Financial (as amended on December 23, 1997, the "Engagement Letter"), Resource Financial received an initial transaction evaluation and consultative fee of $100,000, and a fee of $50,000 upon approval of the Merger Agreement by the Iwerks Board. Furthermore, Resource Financial has been retained to prepare, in conjunction with the management of Iwerks and Showscan, a transition plan setting forth the integration of Showscan into Iwerks, as well as the anticipated synergies from said integration. For its activities relating to this plan, Resource Financial will receive an additional $50,000, upon approval of this plan by management of Iwerks. Such fees are not contingent upon consummation of the Merger. Resource Financial will receive an additional advisory fee of $200,000 upon consummation of the Merger. Iwerks has also agreed to reimburse Resource Financial for out-of-pocket expenses in connection to the above-referenced activities. Iwerks has also agreed to indemnify Resource Financial and its affiliates, their respective directors, officers, partners, agents and employees and each person controlling Resource Financial or any of its affiliates, against certain liabilities, including certain liabilities under the federal securities laws, relating to or arising out if its engagement.

  Resource Financial is a nationally recognized investment banking firm and regularly engages in the valuation of businesses and their securities in connection with mergers and acquisitions and for other purposes. The Iwerks Board selected Resource Financial to act as its financial advisor on the basis of the reputation and previous mergers and acquisitions experience of Resource Financial. Resource Financial does not currently publish research reports or maintain markets in or actively trade the Iwerks Common Stock or the Showscan Common Stock.

  SHOWSCAN
  --------

  As part of its ongoing advisory relationship, Allen & Company was retained by Showscan to evaluate the fairness, from a financial point of view, of the consideration to be offered and paid to the holders of Showscan Common Stock and Showscan Preferred Stock in connection with the Merger. At the meeting of the Showscan Board on December 29, 1997, Allen & Company delivered its opinion to the effect that, as of such date, the consideration to be received by holders of Showscan Common Stock and Showscan Preferred Stock in connection with the Merger was fair to such holders from a financial point of view. At the meeting of the Showscan Board on July 31, 1997, Allen & Company made a similar presentation to the Showscan Board (the "July Presentation") and delivered an opinion of similar tenor to the December 29, 1997 opinion based upon the original terms of the Merger.

    The full text of the written opinion of Allen & Company, dated December 29, 1997 (the "December Opinion"), is set forth as Appendix E to this Joint Proxy
                                               -------- -
Statement/Prospectus and describes the assumptions made, matters considered and limits on the review undertaken. Allen & Company has consented to the inclusion and discussion of its opinion in the Joint Proxy Statement/Prospectus and Showscan stockholders are urged to read the opinion in its entirety. Allen & Company's opinion is directed only to the fairness, from a financial point of view, of the consideration which the holders of Showscan Common Stock and Showscan Preferred Stock would receive in the Merger and does not constitute a recommendation of the Merger over other courses of action that may be available to Showscan or constitute a recommendation to any holder of Showscan Common Stock or Showscan Preferred Stock concerning how such holder should vote with respect to the Merger or the Merger Agreement. The summary of the opinion of Allen & Company set forth in this Joint Proxy Statement/Prospectus is qualified in its entirety by reference to the full text of such opinion.

    In arriving at its opinion, Allen & Company (a) reviewed the terms and conditions of the Merger Agreement and related documents; (b) analyzed publicly available historical business and financial information relating to Showscan and Iwerks, as presented in documents filed with the Securities and Exchange Commission; (c) reviewed Showscan's and Iwerks' operations, visited Showscan's and Iwerks' respective headquarters and considered the views of professional analysts covering Showscan and Iwerks; (d) reviewed certain non-public information relating to Showscan and Iwerks, including financial and operating results of Showscan and Iwerks and management's forecasts prepared by Showscan and Iwerks; (e) conducted discussions with certain members of the senior management of Showscan and Iwerks with respect to the financial condition, business, operations, strategic objectives and prospects of Showscan and Iwerks, respectively; (f) reviewed and analyzed public information, including certain stock market data and financial information relating to selected public companies which Allen & Company deemed generally comparable to Showscan and Iwerks; (g) reviewed the trading history of the Showscan Common Stock and the Iwerks Common Stock, including each company's respective performance in comparison to market indices and to selected companies in comparable businesses;
(h) considered premiums paid in selected all-stock merger and acquisition transactions that Allen & Company deemed to be of a size comparable to the Merger; and (i) conducted such other financial analyses and investigations as Allen & Company deemed necessary or appropriate for the purposes of its opinion.

    In connection with its review, Allen & Company assumed and relied on the accuracy and completeness of the financial and other information it reviewed for the purposes of its opinion and did not assume any responsibility for any independent verification of such information or for any independent evaluation or appraisal of the assets of Showscan or Iwerks. With respect to Showscan's and Iwerks' financial forecasts, Allen & Company assumed that they had been reasonably prepared on a basis reflecting the best currently available judgments of the management of Showscan and Iwerks as to the future financial performance of Showscan and Iwerks, respectively, and Allen & Company expressed no opinion with respect to such forecasts or the assumptions on which they were based. Allen & Company's opinion was necessarily based upon general economic, monetary and market conditions existing on the date of its opinion as such conditions may affect the business and prospects of Showscan. Allen & Company's opinion does not imply any conclusion as to the likely trading range of the Iwerks Common Stock following the consummation of the Merger, which may vary depending on, among other factors, changes in interest rates, dividend rates, market conditions, general economic conditions and other factors that generally influence the price of securities.

    The following is a summary of all material matters presented by Allen & Company to the Showscan Board on December 29, 1997 in connection with the rendering of Allen & Company's fairness opinion:

    Overview of Transaction Terms.  Allen & Company presented an overview of the
    -----------------------------
terms of Merger, as amended by the Amendment to the Original Merger Agreement. Allen & Company commented to the Board that the Amendment provides Showscan with the ability to enter into an alternative transaction until January 15, 1998 without the payment of a termination fee to Iwerks and, consequently, this change provides the Showscan Board with an additional measure of comfort that the terms of the Merger are fair to Showscan's stockholders. Allen & Company noted that based on the December 26, 1997 closing price of the Iwerks Common Stock ($2.625), the per share value of the consideration payable to the holders of Showscan Common Stock was $1.628, a 53.2% premium based on the closing price of the Showscan Common Stock on December 26, 1997 ($1.063). Allen & Company also noted that the 0.62 exchange ratio constituted a 12.5% premium to the ratio of the market price of the Showscan Common Stock to the market price of the Iwerks Common Stock on August 4, 1997, the last trading day prior to the public announcement of the Merger. Allen & Company commented that following the original public announcement of the Merger, the market prices of the Showscan Common Stock and the Iwerks Common Stock appeared to have been linked, as evidenced by the 19% decline in the market price of each stock from August 7, 1997 to December 8, 1997. Allen & Company noted that from December 8, 1997 to December 26, 1997, such stocks became progressively unlinked as the Showscan Common Stock and the Iwerks Common Stock declined by approximately 50% and 16%, respectively, during such period. Allen & Company commented to the Board that a potential factor in such stock prices becoming unlinked may have been increasing doubts in the market concerning the ultimate consummation of the Merger. As a result, Allen & Company concluded that the market price of the Showscan Common Stock on December 26, 1997 was likely a representative price for such security. Allen & Company also analyzed the total equity value based on the merger consideration and the equity value of the merger consideration plus long-term debt net of any cash of Showscan (the "Transaction Value"). This analysis indicated an equity value of Showscan of $10.8 million and a Transaction Value of Showscan of $15.5 million.

    Iwerks' Recent Developments.  Allen & Company reviewed for the Showscan
    ---------------------------
Board the recent developments relating to Iwerks since the date of the July Presentation as contained in public announcements made by Iwerks since such date. Allen & Company reviewed Iwerks' financial performance since the date of the July Presentation, including Iwerks' balance sheet as of September 30, 1997 and its historical and projected revenue, EBITDA and net income for the fiscal quarters ended September 30, 1997 and December 31, 1997 and the fiscal year ending June 30, 1998. Allen & Company also charted Iwerks' stock price and trading volume history since July 1, 1997 and provided a comparison of Iwerks' stock price performance against that of the S&P 500 and other companies in its industry since August 4, 1997. Allen & Company noted that the decline in Iwerks' financial performance over such period coincided with a corresponding decline in the market price of the Iwerks Common Stock.

    Showscan's Recent Developments.  Allen & Company reviewed for the Showscan
    ------------------------------
Board the recent developments relating to Showscan since the date of the July Presentation as contained in public announcements made by Showscan since such date. Allen & Company reviewed Showscan's financial performance since the date of the July Presentation, including Showscan's balance sheet as of September 30, 1997 and its historical and projected revenue, EBITDA and net income for the fiscal quarters ended June 30, 1997 and September 30, 1997 and the fiscal year ending March 31, 1998. Allen & Company also charted Showscan's stock price and
trading volume history since July 1, 1997.   Noting a linkage between the market
prices of the Showscan Common Stock and the Iwerks Common Stock since the public announcement of the Merger, Allen & Company commented that the market price of the Showscan Common Stock has been impacted negatively by the decline in the Iwerks' Common Stock and by the decline in Showscan's own financial performance. Allen & Company concluded that the disparate performance of the Showscan Common Stock and the Iwerks Common Stock since December 8, 1997, potentially as a result of increasing market doubts about the realization of the Merger, likely indicated that the price of the Showscan Common Stock on December 26, 1997 was a representative price for such security.

    Transaction Analysis.  Allen & Company reviewed the merger consideration to
    --------------------
be received by Showscan stockholders in terms of historical and projected multiples of key valuation measures and financial statistics, as compared to (a) Imax Corporation ("Imax"), Iwerks and Cinema Ride, Inc., publicly-traded companies that participate in the ride simulation and/or giant screen industry, and (b) AMC Entertainment Inc., Carmike Cinemas, Inc., Cineplex Odeon Corporation, GC Companies, Inc. and Regal Cinemas, Inc., all of which are engaged in the motion picture exhibitor business (collectively, the "Exhibitors"). Based on the merger consideration implied by Iwerks' closing stock price on December 26, 1997, the multiple of Transaction Value to revenue represented by Iwerks' offer for Showscan was 0.8x and the multiple of equity value to book value was 0.9x. The multiple of Transaction Value to EBITDA was not meaningful due to losses. Based on such analysis, Allen & Company concluded that the multiples and valuation measures represented by the merger consideration was within the range of the comparable companies.

    Allen & Company noted that the merger consideration payable for each share of Showscan Common Stock pursuant to the Merger (based on a closing price of the Iwerks Common Stock on December 26, 1997) was $1.628, representing a premium of approximately 53.2% over the closing price on December 26, 1997; comparatively, the average in selected all-stock merger transactions involving public company targets with a transaction value ranging from $10 million to $30 million for premiums above the one-day closing price and the one-week and four-week closing prices would be 28.6%, 29.4% and 35.7%, respectively. Based on these analyses, Allen & Company concluded that the premium represented by the merger consideration (based on the December 26, 1997 stock prices of Iwerks and Showscan) was within the equity reference ranges of premiums paid in all-stock merger transactions with a comparable transaction value.

    Allen & Company also analyzed the relative contribution of revenues, book value and business activities compared to the relative equity value and Transaction Value ascribed by the Merger and performed various additional analyses after giving effect to the merger consideration, including implied offer premiums being paid for the Showscan Capital Stock, based on the historical ratios of Iwerks' stock prices to Showscan's stock prices on selected dates; the recent historical relationship between Iwerks and Showscan stock prices; and pro forma ownership of the Iwerks Common Stock by Showscan's pre-Merger stockholders. Allen & Company also summarized its combination analysis of the Merger after giving effect to the merger consideration. Based on the assumptions used in this analysis, including certain cost savings and pooling of interests accounting treatment, Allen & Company confirmed its conclusion that the transaction would continue to be significantly accretive to the stand-alone per share earnings of both companies.

  Allen & Company also rendered its opinion with respect to the Original Merger Agreement. The full text of the written opinion of Allen & Company, dated July 31, 1997 (the "July Opinion"), is set forth as Appendix F to this Joint Proxy
                                               -------- -
Statement/Prospectus and describes the assumptions made, matters considered and limits on the review undertaken. Allen & Company has consented to the inclusion and discussion of its July Opinion in the Joint Proxy Statement/Prospectus and Showscan stockholders are urged to read the opinion in its entirety.

  In arriving at its July Opinion, Allen & Company conducted primarily the same financial analyses and investigations as it did in connection with its December Opinion along with such other analyses and investigations that it deemed necessary or appropriate for the purposes of its July Opinion. The following is a summary of the material items that Allen & Company reviewed and analyzed in its presentation to the Showscan Board in connection with the rendering of Allen & Company's July Opinion:

  Transaction Overview. Allen & Company presented an overview of the Merger, noting the strategic fit of combining Iwerks, the largest provider of ride simulation theaters and second largest provider of giant screen theater systems, with Showscan's motion simulation theater business. Allen & Company noted that based on the July 29, 1997, closing price of the Iwerks Common Stock, the per share value of the consideration payable to the holders of the Showscan Common Stock was $4.463, a 70.0%, 55.2% and 78.5% premium based on the closing prices of Showscan Common Stock on July 29, 1997, one week prior and four weeks prior, respectively. Allen & Company also analyzed the total equity value and the Transaction Value of Showscan based on the merger consideration. This analysis indicated an equity value of Showscan implied by the merger consideration of $30.4 million and a Transaction Value of Showscan of $33.5 million.

  Overview of Iwerks. Allen & Company presented an overview of Iwerks, including a description of Iwerks' ride simulation and giant screen theater businesses and film libraries. Allen & Company reviewed Iwerks' financial performance, including its revenue growth and operating margins, for the fiscal years ended June 30, 1993 through the last twelve months ended March 31, 1997, and those projected for the fiscal years ending June 30, 1997 and 1998. Allen & Company also charted Iwerks' stock price and trading volume history since the initial public offering of Iwerks' Common Stock in October 1993. Allen & Company provided a comparison of Iwerks' stock price performance against that of the S&P 500 and other companies in its industry over the past year and summarized selected analyst reports on Iwerks' Common Stock.

  Finally, Allen & Company presented comparable company trading multiples and valuation measures with respect to certain financial performance criteria for two groups of related companies consisting of (a) Imax, Showscan and Cinema Ride Inc., publicly-traded companies that participate in the ride simulation and/or giant screen industry, and (b) the Exhibitors. Such trading multiples and valuation measures included, among other things, ratios of the equity market value, adjusted for the net debt position ("Enterprise Value"), to revenues and EBITDA, each for the latest reported twelve month period ("LTM") and ratios of equity market value to book value as of the latest reported period and based on stock prices as of the most recent practical date available prior to delivery of Allen & Company's July Opinion. Allen & Company also reviewed the ratios of equity market prices per share to LTM and projected earnings per share, however, it was noted that such ratios were not meaningful due to the lack of material profitability of Iwerks and Showscan. Allen & Company noted that the multiple of Enterprise Value to revenue was 6.8x, 0.8x and 1.2x for Imax, Cinema Ride Inc., and Showscan, respectively, as compared to 1.1x for Iwerks. The multiple of Enterprise Value to revenue for the Exhibitors ranged from 0.5x to 3.6x, with a mean, excluding the high and low, of 1.2x. The multiple of Enterprise Value to EBITDA was 16.8x and 15.1x for Imax and Cinema Ride Inc., respectively, as compared to 10.4x for Iwerks (Showscan's multiple of Enterprise Value to EBITDA was not meaningful due to losses). The multiple of Enterprise Value to EBITDA for the Exhibitors ranged from 5.7x to 13.9x, with a mean, excluding the high and low, of 8.6x. The multiple of market equity value to book value was 13.7x, 0.2x and 1.7x for Imax, Cinema Ride Inc., and Showscan, respectively, as compared to 1.1x for Iwerks. The multiple of market equity value to book value for the Exhibitors ranged from 1.4x to 3.4x, with a mean, excluding the high and low, of 2.2x. Allen & Company concluded that the trading multiples and valuation measures represented by Iwerks' stock price were generally within the range of other companies so analyzed.

  Overview of Showscan. Allen & Company presented an overview of Showscan, including a description of Showscan's domestic and international motion simulation theater business and motion simulation and specialty film libraries. Allen & Company reviewed

Showscan's financial performance, including its revenue growth and operating margins, for the fiscal years ended March 31, 1993 through 1997, and those projected for the fiscal year ending March 31, 1998. Allen & Company also noted Showscan's five-year historical stock price and trading volume history. Allen & Company conducted a comparable company analysis, using the same comparable entities and types of financial data and valuation measures utilized in its overview of Iwerks. Based on Showscan's closing stock price as of July 29, 1997, the comparable multiple of Enterprise Value to revenue for Showscan was 1.2x and the multiple of market equity value to book value was 1.7x. Showscan's multiple of Enterprise Value to EBITDA was not meaningful due to losses. Allen & Company concluded that the trading multiples and valuation measures represented by Showscan's stock price were generally within the range of other companies so analyzed.

  Finally, Allen & Company summarized the terms and analyzed the value of the Showscan Preferred Stock. Based upon its analysis, Allen & Company concluded that the value of such stock approximates its conversion value, the value of the underlying common stock if the Showscan Preferred Stock were converted to Showscan Common Stock.

  Transaction Analysis. Allen & Company noted that the merger consideration payable for each share of Showscan Common Stock pursuant to the Merger under the Original Merger Agreement (based on a closing price of Iwerks Common Stock on July 29, 1997) was $4.46, representing premiums of approximately 70.0% over the closing price on July 29, 1997, 55.2% over the closing price one week prior to that date and 78.5% over the closing price four weeks prior to that date; comparatively, the average in selected all-stock merger transactions involving public company targets with a transaction value ranging from $20 to $75 million for premiums above the one-day closing price and the one-week and four-week closing prices would be 23.3%, 29.2% and 41.0%, respectively. Based on these analyses, Allen & Company concluded that the premium represented by the merger consideration (based on the July 29, 1997 stock prices of Iwerks and Showscan) was within the equity reference ranges of premiums paid in all-stock merger transactions with a comparable transaction value.

  Allen & Company reviewed the merger consideration to be received by Showscan stockholders under the Original Merger Agreement in terms of historical and projected multiples of key valuation measures and financial statistics, as compared to Imax, Iwerks, Cinema Ride, Inc. and the Exhibitors. Based on the merger consideration implied by Iwerks' closing stock price as of July 29, 1997, the multiple of Transaction Value to revenue represented by Iwerks' offer for Showscan was 1.9x and the multiple of equity value to book value was 3.0x. The multiple of Transaction Value to EBITDA was not meaningful due to losses. Based on such analysis, Allen & Company concluded that the multiples and valuation measures represented by the merger consideration were generally within the range of the comparable companies.

  Allen & Company also analyzed Iwerks' acquisition of Omni Films International Inc. ("Omni Films"), which Allen & Company believes is the only recent comparable acquisition in Iwerks' and Showscan's industry. Iwerks' purchase of Omni Films represented 1.9x trailing revenues and 2.9x book value of Omni Films, as compared to 1.9x trailing revenue and 3.0x book value for Iwerks' offer to Showscan.

  Allen & Company also analyzed the relative contribution of revenues and book values. Allen & Company noted that, based on LTM revenue and book value for the most recent reported period for each of Showscan and Iwerks, the relative revenue contribution of Showscan and Iwerks to the pro forma entity was 30% and 70%, respectively, and the relative book value contribution of Showscan and Iwerks was 15% and 85%, respectively. Allen & Company also performed various additional analyses, including implied offer premiums being paid for the Showscan Capital Stock, based on a range of Iwerks stock prices; the historical relationship between Iwerks and Showscan stock prices; and pro forma ownership of Iwerks' Common Stock by Showscan's pre-Merger stockholders which ranged from 28% on a primary shares outstanding basis to 37% on a fully-diluted basis.
Allen & Company also summarized its combination analysis of the Merger. Based on the assumptions used in the example, including certain cost savings and pooling of interests accounting treatment, the transaction would be significantly accretive to the stand-alone per share earnings of both companies. Finally, Allen & Company conducted a hypothetical stock price analysis, which illustrated that under certain assumptions, the post-Merger stock price of the Combined company attributable to Showscan stockholders could significantly exceed the future stand-alone stock price of Showscan.

    No company used in the comparable company analyses summarized above is identical to Showscan or Iwerks, and no transaction used in the comparable transaction analysis summarized above is identical to the Merger. Accordingly, any such analysis of the value of the consideration to be received by the holders of Showscan Common Stock and Showscan Preferred Stock pursuant to the Merger involves complex considerations and judgments concerning differences in the potential financial and operating characteristics of the comparable companies and transactions and other factors in relation to the trading and acquisition values of the comparable companies.

    The preparation of a fairness opinion is not susceptible to partial analysis or summary description. Allen & Company believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, could create an incomplete view of the processes underlying the analysis set forth in its opinion. Allen & Company has not indicated that any of the analyses which it performed had a greater significance than any other.

    In determining the appropriate analyses to conduct and when performing those analyses, Allen & Company made numerous assumptions with respect to industry performance, general business, financial, market and economic conditions and other matters, many of which are beyond the control of Showscan or Iwerks. The analyses which Allen & Company performed are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of Allen & Company's analysis of the fairness, from a financial point of view, of the consideration which the holders of Showscan Common Stock and Showscan Preferred Stock would receive pursuant to the Merger. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at the present time or at any time in the future.

    Allen & Company's opinion does not constitute a recommendation with respect to whether any stockholder of Showscan should, upon the consummation of the Merger, continue its investment in the Iwerks Common Stock received as consideration in the Merger or sell such shares of Iwerks Common Stock immediately or at any time. Allen & Company did not specifically analyze the impact on any individual Showscan stockholder of continuing its investment in the Iwerks Common Stock after the Merger because it is believed that Showscan stockholders would make such decision only after appropriate consultation with their respective tax advisors with respect to a detailed analysis of specific tax consequences affecting such decision.

    Pursuant to an engagement letter dated as of June 19, 1996 between Showscan and Allen & Company (as amended through August 4, 1997, the "Allen & Company Engagement Letter"), Allen & Company was engaged to act as Showscan's financial advisor and to assist it in implementing a plan to maximize the value of stockholders' investment in Showscan, including through possible dispositions, mergers or other business combinations, strategic alliances, corporate partnerships and joint ventures. Pursuant to the Allen & Company Engagement Letter, Showscan has agreed to pay Allen & Company a fee (including for rendering its opinion) of between $1.1 million and $1.25 million (depending on the average closing stock price for Iwerks during the five days prior to the closing of the Merger) if the Merger is consummated. In addition to the foregoing compensation, Showscan has agreed to reimburse Allen & Company for its expenses, including reasonable fees and expenses of its counsel and other consultants and advisors engaged with Showscan's consent. Showscan has agreed to indemnify Allen & Company and its officers, employees, agents, affiliates or controlling persons, if any, against certain liabilities and expenses related to or arising out of Showscan's engagement of Allen & Company.

    Allen & Company is a nationally recognized investment banking firm that is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Showscan retained Allen & Company based on such qualifications as well as its familiarity with Showscan. In addition, as a part of its investment banking and securities trading business, Allen holds positions in and trades in the securities of Showscan from time to time.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

  In considering the recommendations of the Showscan Board with respect to the Merger and the Merger Agreement, stockholders of Showscan should be aware that certain members of the management of Showscan and the Showscan Board have certain interests in the Merger that are in addition to the interests of stockholders of Showscan generally. Showscan does not believe that the additional interests of such members of management are in conflict with the interests of the stockholders of Showscan.

  As of the Showscan Record Date, directors and executive officers of Showscan and their affiliates as a group beneficially owned 600,380 shares of Showscan Common Stock (excluding shares subject to exercisable options or warrants or issuable upon conversion of the Showscan Preferred Stock), or approximately 10.6% of those shares outstanding as of such date and 24,000 shares of Showscan Preferred Stock (49.0% of those shares outstanding as of such date, and, as converted, 7.8% of the Showscan Common Stock outstanding). Holders of 237,280 shares of Showscan Common Stock (4.2% of those shares outstanding as of the Showscan Record Date) and 49,000 shares of Showscan Preferred Stock (100% of those shares outstanding as of the Showscan Record Date), representing an aggregate of 18.3% of the voting securities of Showscan as of the Showscan Record Date have executed agreements (the "Showscan Voting Agreements") pursuant to which each holder agrees to vote its shares of Showscan Capital Stock in favor of the Merger Agreement and each has granted a proxy to Iwerks to do the same in its place and stead. Certain of the directors and executive officers of Showscan are parties to the Showscan Voting Agreements and each remaining director and executive officer of Showscan has advised Showscan that he intends to vote or direct the vote of all of the outstanding shares of Showscan Common Stock over which he has voting control in favor of approval and adoption of the Merger Agreement.

  The executive officers of Showscan who will continue as officers and employees of Iwerks will participate in the Iwerks 1994 Stock Incentive Plan. See "PROPOSAL TO AMEND THE IWERKS 1994 STOCK INCENTIVE PLAN."

  At the Effective Time of the Merger, each outstanding Showscan option and warrant shall, by virtue of the Merger and without any further action on the part of Iwerks, Showscan or the holder of any Showscan option or warrant, be assumed by Iwerks in such manner that Iwerks (x) is a corporation "assuming a stock option in a transaction to which Section 424 applied" within the meaning of Section 424(a) of the Code or (y) to the extent Section 424 of the Code does not apply to any such Showscan options or warrants, would be such a corporation were Section 424 applicable to such option. In connection with the assumption of the Showscan options and warrants, Iwerks shall effect such assumption in such manner as not to affect the "incentive stock option" status of those options which are "incentive stock options" within the meaning of Section 422 of the Code at the Effective Time.

  The Showscan Board entered into agreements with the following officers that would protect each such officer in the case of a change in control of Showscan:
Dennis Pope, President and Chief Executive Officer; W. Tucker Lemon, Senior Vice President, General Counsel and Secretary; Gregory W. Betz, Vice President and Director of Finance; Russell H. Chesley, Vice President Worldwide

Sales; Michael B. Ellis, Vice President, Engineering and Product Development and Rui C. Guimarais, Vice President - Film Licensing. These agreements are intended to provide certain benefits to the officers upon a "Change of Control" which is defined to mean (a) the acquisition by any person of 20% or more of the Showscan Common Stock and Showscan Common Stock equivalents of Showscan or 20% of Showscan's voting power, (b) a liquidation, merger or consolidation of Showscan, or (c) a change in the membership of the Showscan Board over any period of two
(2) years or less such that the directors sitting at the beginning of such period or who were nominated by at least two-thirds of the sitting directors cease to be a majority of the Showscan Board. The Merger will constitute a change of control under this definition. These officers of Showscan are entitled to receive certain cash payments and health benefits if they leave Showscan, either one year before or within two years after a Change in Control, for "Good Reason," "Disability," death or retirement or if they were terminated without "Cause" (in each case as the foregoing terms are defined in the agreements). Messrs. Pope and Lemon also have an additional period after a Change in Control in which they can voluntarily leave Showscan and receive the benefits. The cash benefits provided for Mr. Pope will equal 200% of his annual salary on the date of termination. Mr. Lemon will receive 150% of the greater of his average salary and bonuses over the period of three (3) fiscal years preceding the Change in Control or the period of three (3) fiscal years preceding his termination. The other four officers each will receive 75% of the greater of his average salary and bonuses over the three (3) fiscal years preceding the Change in Control or the period of three (3) fiscal years preceding his termination. The maximum amount that could be received by Messrs. Pope and Lemon and all six officers in the aggregate under such agreements, assuming termination upon the closing of the Merger, are $500,000, $225,000 and $1,070,000, respectively. In addition, under such agreements the unvested options of Messrs. Pope and Lemon become vested upon a Change of Control. Assuming that the Merger closes on March 31, 1998, the number of unvested options which would become exercisable upon the closing for Messrs. Pope and Lemon equal 123,750 and 33,750, respectively. As of the date hereof, the exercise price of all such options exceeds the closing sales price of Showscan's Common Stock. All such benefits shall be in lieu of any benefits provided under any such officer's employment agreement, if any.

  In addition to the foregoing arrangements, Iwerks has agreed to use its commercially reasonable efforts to retain the services of Messrs. Pope and Lemon to assist in the integration of the two companies for a period of up to six months following the Effective Time on terms mutually satisfactory to Iwerks and such individuals.

  In connection with the adoption of the Merger Agreement, Showscan adopted a plan designed to retain certain of its employees. The plan allows Showscan to pay bonuses to employees who maintain their employment with Showscan through the closing of the Merger. The aggregate amount of such payments may not exceed $450,000.

  The Merger Agreement provides that, from and after the Effective Time, Iwerks shall cause Showscan to include as part of its Certificate of Incorporation and Bylaws provisions relating to the indemnification of all current and former directors, officers, employees and agents of Showscan which are no less favorable to such persons than are the provisions contained in Showscan's current Certificate of Incorporation and Bylaws. Such provisions shall not be amended, repealed or otherwise modified after the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at any time prior to the Effective Time were directors, officers, employees or agents of Showscan in respect to actions or omissions occurring at or prior to the Effective Time (including, without limitation, actions or omissions which occur in connection with the transactions contemplated by the Merger Agreement), unless such modification is required by law. Further, after the Effective Time, Iwerks and Showscan shall indemnify and hold harmless each present and former director, officer or employee of Showscan or any of its subsidiaries against any costs or expenses (including attorneys fees), judgements, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation arising out of or pertaining to the transactions contemplated by the Merger Agreement or otherwise with respect to any act or omissions occurring at or prior to the Effective Time, in each case for a period of six years after the date of the Merger Agreement. In the event of an indemnification claim arising out of any act or omissions occurring at or prior to the Effective Time, Iwerks is not obligated to provide indemnity in excess of $10,243,000, which figure represents Showscan's net worth as of June 30, 1997. Iwerks is also obligated to maintain in effect for a period of six years after the Effective Time, directors' and officers' liability insurance covering those persons who are currently covered by Showscan's directors' and officers' insurance policy on terms no less favorable than those now applicable to the directors and officers of Showscan.

  Iwerks has agreed to appoint, immediately after the Effective Time, Charles B. Moss, Jr., a current member of the Showscan Board, to serve as a Class I director on the Iwerks Board.

  Except as set forth above, no officer or director of Showscan will receive any benefits in the Merger other than as a stockholder or security holder of Showscan.

ACCOUNTING TREATMENT

  The Merger will be accounted for as a "pooling of interests" under generally accepted accounting principles. SEE "UNAUDITED PRO FORMA FINANCIAL DATA."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The following is a summary of the material federal income tax consequences of the Merger to Showscan and the stockholders of Showscan and reflects the opinion of Troop Meisinger Steuber & Pasich LLP attached as Exhibit 8.1 to the Registration Statement of which this Joint Proxy Statement/Prospectus is a part. Such opinions are based upon certain assumptions noted in such opinion. The discussion below is based on current law. This summary relates only to Showscan Capital Stock held as a capital asset within the meaning of Section 1221 of the Code by persons who are citizens or residents of the United States. This discussion does not address aspects of federal taxation other than income taxation, nor does it address all aspects of federal income taxation, including, without limitation, aspects of income taxation that may be applicable to particular stockholders, such as stockholders who are foreign persons, tax-exempt organizations, insurance companies, financial institutions and dealers in stock and securities or persons who acquired all their Showscan Capital Stock in a compensation transaction, such as an exercise of an employee option. No rulings will be sought from the Internal Revenue Service with respect to the federal income tax consequences of the Merger.

  SHOWSCAN STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER.

  Consummation of the Merger is conditioned upon the receipt by Showscan and Iwerks of an opinion of Latham & Watkins and Troop Meisinger Steuber & Pasich, LLP, counsel to Showscan and Iwerks, respectively, based upon reasonably requested representation letters and dated as of the closing date of the Merger, to the effect that (a) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and Showscan, Iwerks and Merger Corp. will each be a party to that reorganization within the meaning of Section 368(b) of the Code, (b) no gain or loss will be recognized by Showscan, Iwerks or Merger Corp. as a result of the Merger, and (c) no stockholder of Showscan will recognize gain or loss on the exchange of Showscan Common Stock or Showscan Preferred Stock solely for Iwerks Common Stock in the Merger.

  The following portion of the summary assumes that the Merger will be treated in accordance with the opinions of Latham & Watkins and Troop Meisinger Steuber & Pasich, LLP described above upon which consummation of the Merger is conditioned. A holder of Showscan Capital Stock who, pursuant to the Merger, exchanges Showscan Capital Stock for Iwerks Common Stock will not recognize gain or loss upon such exchange (except as discussed below with respect to cash received in lieu of a fractional interest in Iwerks Common Stock). Such holder's tax basis in the Iwerks Common Stock received pursuant to the Merger will be equal to its tax basis in the Showscan Capital Stock surrendered (reduced by any amount allocable to a fractional share interest for which cash is received), and its holding period for the Iwerks Common Stock will include its holding period for the Showscan Capital Stock surrendered, provided that the Showscan Capital Stock is held as a capital asset at the Effective Time. The Merger will result in no gain or loss to Iwerks on the exchange of shares of Showscan Capital Stock. A Showscan stockholder who is entitled to receive cash in lieu of a fractional share interest of Iwerks Common Stock in connection with the Merger will recognize gain (or loss) equal to the difference between such cash amount and the stockholder's basis in the fractional share interest as long as the cash payment is not essentially equivalent to a dividend. In such event, any gain or loss recognized will be capital gain (or loss) if the Showscan Capital Stock is held by such stockholder as a capital asset at the Effective Time. Furthermore, such gain or loss will be treated as long-term capital gain or loss if the shares of Showscan Capital Stock have been held by such stockholder for more than one year and otherwise as short-term capital gain or loss. Long-term capital gain recognized by certain non-corporate stockholders is subject to federal income tax at preferential capital gains rates, and such gain recognized with respect to an asset with a holding period of more than 18 months is subject to federal income tax at further reduced capital gains rates.

  THE DISCUSSION SET FORTH ABOVE DOES NOT ADDRESS THE STATE, LOCAL OR FOREIGN TAX ASPECTS OF THE MERGER. THE DISCUSSION IS BASED ON CURRENTLY EXISTING PROVISIONS OF THE CODE, EXISTING AND PROPOSED TREASURY REGULATIONS THEREUNDER AND CURRENT ADMINISTRATIVE RULINGS AND COURT DECISIONS. ALL OF THE FOREGOING ARE SUBJECT TO CHANGE AND ANY SUCH CHANGES COULD AFFECT THE CONTINUING VALIDITY OF THIS DISCUSSION. EACH IWERKS AND SHOWSCAN STOCKHOLDER SHOULD CONSULT SUCH STOCKHOLDER'S OWN TAX ADVISOR WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO SUCH STOCKHOLDER, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL LAWS OR OTHER TAX LAWS.

THE NASDAQ NATIONAL MARKET

  The obligations of the parties to consummate the Merger are subject to the condition that the shares of Iwerks Common Stock have been approved for quotation on The Nasdaq National Market subject only to official notice of issuance. Iwerks has filed an application for such approval, which application
is currently pending.   See "THE MERGER AGREEMENT  Conditions to the Merger."

RESALE RESTRICTIONS

  The shares of Iwerks Common Stock to be issued to the stockholders of Showscan in connection with the Merger have been registered under the Securities Act.
All shares of Iwerks Common Stock received by Showscan stockholders in the Merger will be freely transferable, except that shares of Iwerks Common Stock received by persons who are deemed to be "affiliates" (as such term is defined under the Securities Act) of Showscan at the time of the Showscan Special Meeting may be resold by them only in compliance with the resale provisions of Rule 145 promulgated under the Securities Act (or Rule 144 in the case of such persons who become affiliates of Iwerks) or pursuant to an effective registration statement under the Securities Act covering such shares. Persons who may be deemed to be affiliates of Showscan or Iwerks generally include individuals or entities that control, are controlled by, or are under common control with, such party and may include certain officers and directors of such party as well as principal stockholders of such party.

  The Merger Agreement requires Showscan to use reasonable efforts to deliver or cause to be delivered to Iwerks from each of its affiliates an "affiliate letter," in the form attached as a schedule to the Merger Agreement, to the effect that such person will not sell, pledge, transfer or otherwise dispose of any of the shares of Iwerks Common Stock received by such person pursuant to the Merger, except upon delivery to Iwerks of an opinion of such person's counsel reasonably acceptable to Iwerks that the proposed disposition will not violate Rule 145(d).

                             THE MERGER AGREEMENT

  The following is a summary of the material provisions of the Merger Agreement, a copy of which is attached as Appendix A to this Joint Proxy
                              -----------
Statement/Prospectus and is incorporated herein by reference. This summary is qualified in its entirety by reference to the full text of the Merger Agreement. Stockholders of Iwerks and Showscan are urged to read the Merger Agreement in its entirety for a more complete description of the Merger.

GENERAL

  Pursuant to the Merger Agreement, subject to the terms and conditions thereof, at the Effective Time, Merger Corp. will be merged with and into Showscan. As a result of the Merger, the separate corporate existence of Merger Corp. will cease and Showscan will continue as the surviving corporation of the Merger and become a wholly owned subsidiary of Iwerks.

  As promptly as practicable following the satisfaction or waiver of all conditions to the Merger, and provided that the Merger Agreement has not been terminated or abandoned, Iwerks and Showscan will cause the Certificate of Merger to be executed, acknowledged and filed with the Secretary of State of the State of Delaware in accordance with Section 251 of the DGCL.

MERGER CONSIDERATION

  Upon consummation of the Merger, pursuant to the Merger Agreement (a) each share of Showscan Common Stock which is outstanding immediately prior to the Effective Time (other than shares then owned by Showscan or any of its subsidiaries and shares of Showscan Common Stock then held by Iwerks or any of its subsidiaries) will be converted into the right to receive 0.62 shares of Iwerks Common Stock and (b) each share of Showscan Preferred Stock which is outstanding immediately prior to the Effective Time (other than shares then owned by Showscan or any of its subsidiaries, shares of Showscan Preferred Stock then held by Iwerks or any of its subsidiaries and shares of Showscan Preferred Stock as to which appraisal rights have been perfected, and not withdrawn or lost, under the DGCL) will be converted into the right to receive shares of Iwerks Common Stock in an amount equal to the number of shares of Showscan Common Stock into which such share of Showscan Preferred Stock is convertible immediately prior to the Merger multiplied by 0.62.

  At the Effective Time of the Merger, each outstanding Showscan option and warrant shall, by virtue of the Merger and without any further action on the part of Iwerks, Showscan or the holder of any Showscan option or warrant, be assumed by Iwerks in such manner that Iwerks (x) is a corporation "assuming a stock option in a transaction to which Section 424 applied" within the meaning of Section 424(a) of the Code or (y) to the extent Section 424 of the Code does not apply to any such Showscan options or warrants, would be such a corporation were Section 424 applicable to such option. In connection with the assumption of the Showscan options and warrants, Iwerks shall effect such assumption in such manner as not to affect the "incentive stock option" status of those options which are "incentive stock options" within the meaning of Section 422 of the Code at the Effective Time.

  Each 8% Note outstanding immediately prior to the Effective Time will be converted into the right to receive, during the period the 8% Note is convertible, upon conversion, in lieu of each share of Showscan Common Stock deliverable on such conversion, such number of shares of Iwerks Common Stock which are receivable at the Effective Time by a holder of one share of Showscan Common Stock.

EXCHANGE OF SHARES

  Promptly after the Effective Time, transmittal forms will be mailed to each holder of record of shares of Showscan Capital Stock to be used in forwarding Certificates representing such shares for surrender and exchange for certificates representing the shares of Iwerks Common Stock to which such holder has become entitled and, if applicable, cash in lieu of a fractional share of Iwerks Common Stock. After receipt of such transmittal form, each holder of Certificates formerly representing Showscan Capital Stock should surrender such Certificates, together with a duly completed transmittal form, to the Exchange Agent, and each such holder will receive in exchange therefor certificates representing the whole number of shares of Iwerks Common Stock to which he or she is entitled and any cash which may be payable in lieu of a fractional share. Such transmittal forms will be accompanied by instructions specifying other details of the exchange.

SHOWSCAN STOCKHOLDERS SHOULD NOT SEND IN THEIR CERTIFICATES UNTIL THEY RECEIVE A LETTER OF TRANSMITTAL.

  No fractional shares of Iwerks Common Stock will be issued and any holder of shares of Showscan Capital Stock entitled under the Merger Agreement to receive a fractional share will be entitled to receive only a cash payment in lieu thereof, which payment will be in an amount equal to the product of the Average Price of a share of Iwerks Common Stock multiplied by the fractional percentage of a share of Iwerks Common Stock to which such holder would otherwise be entitled. Under the Merger Agreement, "Average Price" means the average of the closing sale prices of the Iwerks Common Stock on The Nasdaq National Market (as reported by the Wall Street Journal, or if not so reported as reported by another authoritative source) over the 20 trading day period ending on (and including) the third trading day immediately preceding the date of the Showscan Special Meeting. For purposes of the preceding sentence, a "trading day" means a day on which trading generally takes place on The Nasdaq National Market and on which trading in shares of Iwerks Common Stock occurred.

  No dividends or other distributions on shares of Iwerks Common Stock will be paid with respect to any shares of Showscan Capital Stock until the Certificate representing such shares is surrendered for exchange as provided in the Merger Agreement. Subject to applicable laws, such dividends and distributions, if any, will be accumulated and, at the time of such surrender, all such unpaid dividends and distributions, together with any cash payment in lieu of a fractional share, will be paid, without interest.

  At and after the Effective Time, there will be no transfers on the transfer books of Showscan of shares of Showscan Capital Stock which were outstanding immediately prior to the Effective Time.

  Any portion of the monies from which cash payments in lieu of fractional interests in shares of Iwerks Common Stock will be made (including the proceeds of any investments thereof) and any shares of Iwerks Common Stock that are unclaimed by the former stockholders of Showscan one year after the Effective Time will be released or repaid by the Exchange Agent to Iwerks. Any former stockholders of Showscan who have not theretofore complied with the exchange procedures in the Merger Agreement shall thereafter look, subject to applicable escheat or other laws, only to Iwerks as a general creditor for payment of their shares of Iwerks Common Stock, cash in lieu of fractional shares, and any unpaid dividends and distributions on shares of Iwerks Common Stock, deliverable in respect of each share of Showscan Capital Stock such stockholder holds. Notwithstanding the foregoing, none of Showscan, Iwerks, the Exchange Agent or any other person will be liable to any former holder of shares of Showscan Capital Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

  In the event that any Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the surviving corporation, the posting by such person of a bond in such reasonable amount as Iwerks may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Iwerks Common Stock, cash in lieu of fractional shares, and any unpaid dividends and distributions on shares of Iwerks Common Stock, as described above.

REPRESENTATIONS AND WARRANTIES

  The Merger Agreement contains various customary representations and warranties relating to, among other things: (a) due incorporation, valid existence and good standing of Iwerks, Merger Sub and Showscan and each of their respective subsidiaries and certain corporate matters; (b) the capital structure of each of Iwerks, Merger Sub and Showscan; (c) the authorization, execution, delivery and enforceability of the Merger Agreement, the consummation of the transactions contemplated by the Merger Agreement and related matters; (d) no conflicts under charters or bylaws, required consents or approvals and no violation of any instruments or laws; (e) certain documents and financial statements filed by each of Iwerks and Showscan with the Commission and the accuracy of information contained therein; (f) the absence of any material changes or events; (g) litigation and compliance with laws; (h) taxes, tax returns and audits; (i) properties; (j) employee benefit plans; (k) certain agreements; (l) compliance with applicable law; (m) environmental and intellectual property matters; (n) receipt of fairness opinions and board approval; (o) brokers' and finders' fees with respect to the Merger; (p) the inapplicability of anti-takeover provisions set forth in Iwerks' and Showscan's respective stockholder rights plans; and (q) no dissenters rights available to holders of Showscan Common Stock.

CERTAIN COVENANTS

  Interim Operations. Under the Merger Agreement, Iwerks and Showscan have made various customary covenants relating to the Merger. Showscan has agreed that, prior to the Effective Time, Showscan and its subsidiaries will conduct their operations only in the ordinary course of business in a manner consistent with past practice and to preserve intact their business organizations, goodwill, services of their respective officers and employees and business relationships. Without limiting the generality of the foregoing, Showscan has agreed, with certain limited exceptions, not to, and to cause its subsidiaries not to, until the earlier of the termination of the Merger Agreement or the Effective Time, propose or do any of the following without the prior written consent of Iwerks:

  (a) amend or otherwise change its Certificate of Incorporation or Bylaws;

  (b) split, combine, reclassify or amend the terms of any of its capital stock;

  (c) declare, set aside or pay any dividend or distribution payable in cash, stock or property or any combination thereof with respect to shares of its capital stock (other than pursuant to their terms);

  (d) except pursuant to options or warrants outstanding on the date of the Merger Agreement, authorize, issue, sell, pledge, encumber or agree to authorize, issue, sell, pledge or encumber any additional shares of its capital stock of any class or any other securities in respect of, in lieu of or in substitution of Showscan Common Stock outstanding as of the date hereof or any options, warrants, conversion rights or other rights to acquire capital stock of Showscan or any of its subsidiaries;

  (e) redeem or otherwise acquire any of its outstanding equity securities or any outstanding options or rights to purchase any such equity securities or make any commitment to take such action (other than pursuant to their terms);

  (f) accelerate, amend or change (or permit any acceleration, amendment of change of) the period of exercisability of any option or warrant (other than pursuant to the express terms of such option or warrant or pursuant to other contractual obligations to accelerate, amend or change the period of exercisability);

  (g) sell, pledge, dispose of or encumber any of its material assets (including the capital stock of a subsidiary) or those of any of its subsidiaries, except in the ordinary course of business consistent with past practice and except any encumbrance on its film library to secure indebtedness allowed pursuant to clause (i) below;

  (h) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or any other business organization or division thereof;

  (i) incur any indebtedness for borrowed money, or assume, guarantee or otherwise as an accommodation become responsible for, the obligations of any other person or entity in excess of $1,000,000;

  (j) authorize or make any capital expenditures or purchase of fixed assets for it and its subsidiaries which in the aggregate exceed $500,000;

  (k) increase the compensation or benefits payable or to become payable to its officers or employees, except in amounts consistent with past practices; or grant any severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or other employee of Showscan or any of its subsidiaries; or establish any collective bargaining, bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or consulting or other plan, agreement, trust, fund, plan, policy or arrangement for the benefit of any current or former directors, officers or employees; provided, however, notwithstanding the foregoing, Showscan may expend sums not to exceed an aggregate of $450,000 to provide transition bonuses to its employees;

  (l) make any change to its accounting (including tax accounting) methods, principles or practices except for any changes required by GAAP;

  (m) make any material tax election inconsistent with past practices or settle or compromise any material federal, state, local or foreign tax liability;

  (n) take or agree to take, any action which would cause a material breach of any of the representations or warranties of Showscan contained in the Merger Agreement or prevent it from performing or cause it not to perform its covenants under the Merger Agreement in any material respect;

  (o) submit any matters to Showscan's stockholders for a vote prior to the Effective Time other than the Merger;

  (p) enter into, or permit any of its subsidiaries to enter into any production or distribution arrangements, including, without limitation, any joint venture agreements, with a term in excess of one year, without consulting with Iwerks; or

  (q) take any action which to Showscan's knowledge would prevent treatment of the Merger on a pooling of interests basis.

  Iwerks has agreed that, until the earlier of the termination of the Merger Agreement or the Effective Time unless Showscan has otherwise consented in writing, it will use its reasonable commercial efforts, and shall cause each of its subsidiaries to use its reasonable commercial efforts, to preserve intact their respective business organizations and goodwill, keep available the services of its respective officers and employees and maintain satisfactory relationships with those persons having business relationships with it. In addition, Iwerks has agreed not to (a) issue any shares of capital stock or securities convertible into shares of its capital stock at less than the fair market value of the stock as determined based on the closing sale price of a share of Iwerks Common Stock on The Nasdaq National Market on the day preceding such issuance other than pursuant to outstanding options and warrants; (b) amend or otherwise change its Certificate of Incorporation or bylaws; (c) split, combine, reclassify or amend the terms of any of its capital stock; (d) declare, set aside or pay any dividend or distribution payable in cash, stock or property or any combination thereof with respect to shares of its capital stock; (e) take or agree to take any action which would cause a material breach of any of the representations or warranties of Iwerks contained in the Merger Agreement or prevent Iwerks from performing or cause Iwerks not to perform its covenants hereunder in any material respect; (f) submit any matters to the stockholders of Iwerks for a vote prior to the Effective Time other than the Merger and other than the other matters presented to the stockholders of Iwerks concurrently with the Merger; and (g) take any action which to Iwerks' knowledge would prevent treatment of the Merger on a pooling of interests basis.

  No Solicitation of Transactions. Pursuant to the Merger Agreement, Showscan has agreed that prior to the earlier of the termination of the Merger Agreement and the Effective Time, neither it nor any of its subsidiaries will, and it will direct officers, directors, employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its subsidiaries) not to, initiate or solicit, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) with respect to a merger, acquisition, consolidation or similar transaction involving, or any purchase of (a) all or any significant portion of the assets of, Showscan and its subsidiaries, taken as a whole, or (b) 25% or more of the outstanding voting power of the capital stock of Showscan (any such proposal or offer being hereinafter referred to as an "Alternative Proposal") or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Alternative Proposal; provided that, this covenant is not applicable prior to January 15, 1998, except that Showscan is obligated to notify Iwerks in writing prior to furnishing any information to, or entering into discussions or negotiations with, any person concerning an Alternative Proposal. Showscan has further agreed to notify Iwerks immediately if any such inquiries or proposals are received by, any such information is received from, or any such negotiations or discussions are sought to be initiated or continued with Showscan. However, the Showscan Board is not prohibited from (i) furnishing information to, or entering into discussions or negotiations with, any person or entity that makes an unsolicited bona fide offer or proposal with respect to an Alternative Proposal, if, and only to the extent that (A) the Showscan Board determines in good faith, after advice from outside counsel, that such action is required for the Showscan Board to comply with its fiduciary duties to stockholders imposed by law, and (B) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, Showscan provides written notice to Iwerks to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or entity (provided that Showscan is not required to identify such person or entity); and (ii) to the extent applicable, taking and disclosing to Showscan's stockholders a position with regard to a tender or exchange offer contemplated by Rules 14d-9 or 14e-2 promulgated under the Exchange Act and making such disclosure to Showscan's stockholders as may be required under applicable law. Showscan may not terminate the Merger Agreement (except pursuant to the termination provisions contained in the Merger Agreement), enter into any agreement with respect to, or in any way facilitate, an Acquisition Proposal while the Merger Agreement remains in effect other than a confidentiality agreement in customary form, or fail to comply with any of its obligations under the Merger Agreement.

  Meetings of Stockholders. Pursuant to the Merger Agreement, each of Iwerks and Showscan has agreed to take all necessary or appropriate action, in accordance with the Exchange Act, the Delaware General Corporation Law (the "DGCL"), the Bylaws of the National Association of Securities Dealers, Inc. and other applicable Nasdaq rules and the Certificate of Incorporation and Bylaws of Iwerks and Showscan, to convene the Stockholder Meetings promptly following the effective date of the Registration Statement and in no event later than 45 days following such date. The Iwerks Board and the Showscan Board each have agreed to recommend approval of the Merger Proposal and the Merger Agreement and Merger, respectively, and to take all lawful action to solicit such approvals.

  Indemnification and Insurance. The Merger Agreement provides that, from and after the Effective Time, Iwerks shall cause Showscan to include as part of its Certificate of Incorporation and Bylaws provisions relating to the indemnification of all current and former directors, officers, employees and agents of Showscan which are no less favorable than the provisions contained in Showscan's current Certificate of Incorporation and Bylaws. Such provisions shall not be amended, repealed or otherwise modified after the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at any time prior to the Effective Time were directors, officers, employees or agents of Showscan in respect to actions or omissions occurring at or prior to the Effective Time (including, without limitation, actions or omissions which occur in connection with the transactions contemplated by the Merger Agreement), unless such modification is required by law. Further, after the Effective Time, Iwerks and Showscan shall indemnify and hold harmless each present and former director, officer or employee of Showscan or any of its subsidiaries against any costs or expenses (including any attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation arising out of or pertaining to the transactions contemplated by the Merger Agreement or otherwise with respect to any act or omissions occurring at or prior to the Effective Time, in each case for a period of six years after the date of the Merger Agreement. In the event of an indemnification claim arising out of any act or omissions occurring at or prior to the Effective Time, Iwerks is not obligated to provide indemnity in excess of $10,243,000, which figure represents Showscan's net worth as of June 30, 1997. Iwerks is also obligated to maintain in effect for a period of six years after the Effective Time, directors' and officers' liability insurance covering those persons who are currently covered by Showscan's directors' and officers' insurance policy on terms no less favorable than those now applicable to the directors and officers of Showscan.

  Iwerks Board. Iwerks has agreed to appoint, immediately after the Effective Time, Charles B. Moss, Jr., a current member of the Showscan Board, to serve as a Class I director on the Iwerks Board. In addition, Iwerks also has agreed, as soon as practicable following the Effective Time, to expand the number of directors to serve on the Iwerks Board to seven and to commence a search for two additional qualified candidates to serve as a Class II and a Class III director, respectively, who shall be elected by a majority of the then existing Iwerks Board.

  Certain Other Covenants. Both Iwerks and Showscan also have agreed: (a) to obtain all consents, approvals, permits or authorizations from the necessary federal, state and foreign governments and regulatory agencies prior to the Effective Time; (b) to consult with each other prior to issuing any press release or public statement; (c) to allow all designated officers, attorneys, accountants and other representatives of the other reasonable access to offices, the records and files, correspondence, audits and properties, as well as to all information relating to commitments, contracts, titles and financial position, or otherwise pertaining to, the business and affairs of Showscan and Iwerks and their respective subsidiaries; (d) to cooperate in the filing of the Registration Statement and obtain all necessary state securities laws permits or approvals; (e) that Showscan will use reasonable efforts to deliver or cause to be delivered to Iwerks an affiliate letter, in the form attached as a Schedule to the Merger Agreement, from each "affiliate" of Showscan, as such term is defined and used in Rule 145 under the Securities Act and, if requested by Iwerks, a "comfort" letter from its accountants; (f) not to take any action or fail to take any action that would jeopardize qualification of the Merger as a tax free reorganization; (g) that Showscan will use its reasonable efforts to cause each holder of 5% or more (by value) of the Showscan Common Stock and Showscan Preferred Stock (determined as of the date of the Merger Agreement) to execute a continuity of interest letter relating to the tax free nature of the Merger; and (h) that all costs and expenses incurred in connection with the Merger shall be paid by the party incurring such costs and expenses except that the filing fees associated with the Registration Statement filing as well as the expenses incurred in connection with the printing and mailing of the Registration Statement and the Joint Proxy Statement/Prospectus shall be shared equally by Iwerks and Showscan.

  Other Actions. Pursuant to the Merger Agreement, both Iwerks and Showscan have agreed to use their best efforts to take, or cause to be taken, all other action and to do, or cause to be done, all other things necessary, proper or appropriate to consummate the transactions contemplated by the Merger Agreement.

CONDITIONS TO THE MERGER

  The obligations of Iwerks and Showscan to consummate the Merger are conditioned on the fulfillment of the following: (a) the effectiveness of the Registration Statement and the absence of any stop order suspending the effectiveness thereof and no proceeding for that purpose having been initiated by the Commission; (b) requisite approval of the stockholders of Iwerks and the stockholders of Showscan, of the Merger Agreement and all transactions contemplated thereby; (c) neither Iwerks nor Showscan shall be subject to any injunction or other order, decree or ruling issued by any court of competent jurisdiction or agency or commission which prohibits the consummation of the transactions contemplated in the Merger Agreement; (d) the approval for listing of the Iwerks Common Stock issued to the Showscan stockholders in connection with the Merger on The Nasdaq National Market; (e) the making or receipt of all necessary material governmental filings and approvals; and (f) the receipt by Iwerks and Showscan of the Iwerks Pooling Letter and the Showscan Pooling Letter, respectively.

  The obligation of Iwerks to consummate the Merger is conditioned on the fulfillment or waiver of the following conditions: (a) the performance by Showscan, in all material respects, of its agreements contained in the Merger Agreement required to be performed on or prior to the Effective Time; (b) no law or order shall have been enacted or entered which would make the Merger illegal or materially delay the Effective Time, require Iwerks or Showscan or any of their respective subsidiaries to divest shares of Showscan Common Stock or a material portion of the business, assets or properties of Iwerks or Showscan or any of their respective subsidiaries or impose any material limitation on the ability of either of them to conduct their respective businesses and own their respective assets or properties, or impose limitations on the ability of Iwerks to control in any material respect the business operations of Showscan or any of its subsidiaries; (c) the receipt by Iwerks from its counsel of an opinion to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368 of the Code.; and (d) each of the members of the Showscan Board and the boards of directors of its subsidiaries shall have resigned.

  The obligation of Showscan to consummate the Merger is conditioned on the fulfillment or waiver of the following conditions: (a) the performance by Iwerks, in all material respects, of its obligations required to be performed on or prior to the Effective Time and contained in the Merger Agreement; (b) the representations and warranties made by Iwerks in the Merger Agreement shall be true in all material respects as of the Effective Time; (c) no change in the business, financial condition or operations of Iwerks and its subsidiaries that would have, or would be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect (as defined in the Merger Agreement), shall have occurred; (d) no law or order shall have been enacted or entered which would make the Merger illegal or materially delay the Effective Time; and (e) the receipt by Showscan from its counsel of an opinion to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368 of the Code.

TERMINATION OF THE MERGER AGREEMENT

  The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval by the stockholders of Iwerks and Showscan, respectively, in a number of circumstances, which include, among others: (a) by mutual written consent of Iwerks and Showscan; (b) by either Iwerks or Showscan if (i) the Merger shall not have been consummated by March 31, 1998, (ii) a court, agency or commission issues a nonappealable final order permanently restraining or otherwise prohibiting the Merger, (iii) the approval of the issuance of the Iwerks Common Stock pursuant to the Merger Agreement by Iwerks' stockholders shall not have been obtained at a stockholders' meeting duly held for such purpose (including any adjournment thereof), or (iv) the approval of the Merger and the Merger Agreement by the Showscan stockholders shall not have been obtained at a stockholders' meeting duly held for such purpose (including any adjournment thereof), (c) by action of the Iwerks Board if the Showscan Board withdraws or modifies in a manner materially adverse to Iwerks its approval or recommendation to the Showscan stockholders of the Merger Agreement or the Merger, (d) by action of the Showscan Board if (i) Showscan receives a proposal relating to a merger, acquisition, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets of Showscan and its subsidiaries taken as a whole, or 25% or more of the outstanding voting power of the Showscan Capital Stock (an "Alternative Proposal") and the Showscan Board determines it is necessary to terminate the Merger Agreement in order to fulfill its fiduciary duties to the Showscan stockholders and the Showscan Board has received a written opinion from its financial advisor that the Alternative Proposal would result in a transaction more favorable to Showscan's stockholders from a financial point of view than the

Merger or (ii) the Iwerks Board withdraws or modifies in a manner materially adverse to Showscan its approval of the Merger Agreement or the Merger or recommendation to the Iwerks stockholders of the Merger Proposal. The Merger Agreement may not be terminated as a result of a decline in the value of the Iwerks Common Stock.

  Termination Fees. Showscan is obligated to pay to Iwerks a termination fee of $1,500,000 (the "Showscan Termination Fee") in the following circumstances: (a) Showscan terminates the Merger Agreement as a result of an Alternative Proposal; provided that the Showscan Termination Fee is not payable if the Merger Agreement is terminated by Showscan prior to January 15, 1998 as a result of an Alternative Proposal in which case Showscan shall reimburse Iwerks an amount equal to all out-of-pocket expenses incurred by Iwerks up to the date of termination of the Merger Agreement up to a maximum amount of $1,000,000, (b) the Showscan Board withdraws or modifies in a manner materially adverse to Iwerks its approval or recommendation to the Showscan stockholders of the Merger Agreement or the Merger, (c) if the approval of the Merger and the Merger Agreement by the Showscan stockholders shall not have been obtained at a stockholders' meeting duly held for such purpose (including any adjournment thereof) if prior to such meeting an Alternative Proposal is publicly announced and Showscan consummates such Alternative Proposal within 12 months of the termination of the Merger Agreement or (d) Showscan's' accountants do not deliver the Showscan Pooling Letter because of either (i) false or inaccurate statements made by Showscan in the representation letter delivered to its accountants or (ii) an affiliate of Showscan transfers Showscan Capital Stock in violation of the pooling rules or (iii) any action taken by Showscan.

  Iwerks is obligated to pay to Showscan a termination fee of $1,500,000 (the "Iwerks Termination Fee") in the following circumstances: (a) the Iwerks Board withdraws or modifies in a manner materially adverse to Showscan its approval of the Merger Agreement or the Merger or recommendation to the Iwerks stockholders of the Merger Proposal or (b) Iwerks' accountants do not deliver the Iwerks Pooling Letter because of either (i) false or inaccurate statements made by Iwerks in the representation letter delivered to its accountants or (ii) an affiliate of Iwerks transfers Iwerks Common Stock in violation of the pooling rules or (iii) any action taken by Iwerks.

  The Showscan Option. Under the Merger Agreement, Showscan has granted Iwerks an option (the "Iwerks Option") to purchase up to 330,714 shares of Showscan Common Stock at $4.14 per share in cash (the "Exercise Price"). Provided no court order prohibiting the exercise of the Iwerks Option and subject to compliance with applicable law, Iwerks may exercise the Iwerks Option in whole or in part at any time or from time to time after the occurrence of both an Initial Triggering Event and a Purchase Event but prior to an Option Termination Event (as each term is defined below). Under the Merger Agreement, an "Initial Triggering Event" occurs upon the occurrence of one of the following events and a good faith determination by Iwerks that there is a reasonable likelihood that, as a result of such event, consummation of the Merger is jeopardized: (a) any Person as defined in Sections (a)(9) or 13(d)(3) of the Exchange Act (other than Iwerks or any subsidiary of Iwerks) shall have commenced a bona fide offer to purchase shares of Showscan Common Stock such that, upon consummation of said offer, such Person would own or control 10% or more of the outstanding shares of Showscan Common Stock, or shall have entered into an agreement to (i) merge or consolidate or enter into any similar transaction, with Showscan, or (ii) purchase or otherwise acquire (including by way of merger, consolidation, share exchange or any similar transaction) securities representing 10% or more of Showscan's voting power, (b) any Person (other than Iwerks or any subsidiary of Iwerks) shall have acquired beneficial ownership or the right to acquire beneficial ownership of 10% or more of the outstanding shares of Showscan Common Stock, (c) any Person (other than Iwerks or any subsidiary of Iwerks) shall have made a bona fide proposal to Showscan after the date of the Merger Agreement by public announcement or written communication to (i) acquire Showscan by merger, consolidation, purchase of all or substantially all of its assets or any other similar transaction, or (ii) make an offer described herein, (d) any Person shall have solicited proxies in a proxy solicitation subject to Regulation 14A under the Exchange Act in opposition to approval of the Merger Agreement by Showscan's stockholders, or (e) any Person shall have willfully breached any provision of the Merger Agreement and such breach shall not have been cured pursuant to the terms of the Merger Agreement. Under the Merger Agreement, a "Purchase Event" shall have occurred at such time as Showscan is obligated to pay Iwerks the Showscan Termination Fee under the Merger Agreement.

  The Iwerks Option expires (an "Option Termination Event") if not exercised as permitted under the Merger Agreement prior to the earlier of (a) the Effective Time, (b) the termination of the Merger Agreement (i) by mutual written consent duly authorized by the Iwerks Board and the Showscan Board, (ii) by either Iwerks or Showscan, if the Merger shall not have been consummated by March 31, 1998, other than by any party whose failure to fulfill any obligation under the Merger Agreement has been the cause of or a substantial contributor to the failure of the Merger to occur on or before such date, (iii) by either Iwerks or Showscan, if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued a nonappealable final order, decree or ruling or taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, subject to certain conditions, (iv) by action of the Showscan Board if the Iwerks Board shall have withdrawn or modified in a manner materially adverse to Showscan its approval of the Merger Agreement or the Merger or recommendation of the Merger Proposal, (v) by Iwerks or Showscan, if, at a duly held meeting of the stockholders of Showscan (including any adjournment thereof) held for the purpose of voting on the Merger, the Merger Agreement and the consummation of the transactions contemplated thereby, the requisite vote of a majority of the holders of outstanding shares of Showscan Common Stock and Showscan Preferred Stock (voting as a single class) shall not have approved the Merger and the Merger Agreement (unless prior to the date of such meeting an Alternative Proposal is publicly announced), or (vi) by Iwerks or Showscan, if, at a duly held meeting of stockholders of Iwerks (including any adjournment thereof) held for the purpose of voting on the Merger Proposal, the requisite vote of a majority of the holders of the outstanding shares of Iwerks Common Stock shall not have approved the Merger Proposal, or (c) the first business day after the 365th calendar day following termination of the Merger Agreement for any of the following reasons: (i) by action of the Showscan Board following receipt of an Alternative Proposal if (A) the Showscan Board determines in good faith, after advice of outside counsel, that such action is necessary in order to fulfill its fiduciary duties to stockholders imposed by law, and if (B) the Showscan Board is then in receipt of a written opinion from its financial advisor that such Alternative Proposal would, if consummated, result in a transaction more favorable to Showscan's stockholders from a financial point of view than the transaction contemplated by the Merger Agreement, subject to certain notice provisions, (ii) by action of the Iwerks Board if the Showscan Board shall have withdrawn or modified in a manner materially adverse to Iwerks its approval or recommendation of the Merger Agreement or the Merger or (iii) by Iwerks or Showscan, if, at a duly held meeting of the stockholders of Showscan (including any adjournment thereof) held for the purpose of voting on the Merger, the Merger Agreement and the consummation of the transactions contemplated thereby, the holders of a majority of the outstanding shares of the Showscan Common Stock and Showscan Preferred Stock (voting as a single class) shall not have approved the Merger and the Merger Agreement (if prior to the date of such meeting an Alternative Proposal is publicly announced). Notwithstanding the foregoing, in the event that the exercise of the Iwerks Option is subject to any injunction prohibiting its exercise, the period within which Iwerks may exercise the Option shall be extended for a period of 60 days following the removal of such injunction. In addition, under the Merger Agreement and subject to the terms and conditions therein, Showscan has granted Iwerks certain registration rights covering the shares of Showscan Common Stock issued upon the exercise, if any, of the Iwerks Option.

AMENDMENT AND WAIVER

    The Merger Agreement may be amended at any time by action taken by the respective boards of directors of Iwerks and Showscan, but after approval by the stockholders of Showscan of the Merger Agreement and the Merger, no amendment shall be made which changes the per share consideration to be received by such stockholders or which by law requires further approval by such stockholders, without such further approval. Iwerks and Showscan by action taken or authorized by their respective boards of directors, may extend the time for performance of the obligations or other acts of the other parties to the Merger Agreement, may waive inaccuracies in the representations of the other parties contained in the Merger Agreement or in any document delivered pursuant thereto, and may waive compliance with any agreements or conditions contained in the Merger Agreement.

                               BUSINESS OF IWERKS

GENERAL

  Iwerks is a leading provider of high-tech software-based theatre attractions for the out-of-home entertainment market. Iwerks' products combine advanced theatre systems with entertainment or educational software to create high-impact "attractions" which immerse audiences in the action. Iwerks' products include ride simulation, giant screen, 360 degree, 3-D, and various other specialty attractions. In addition, Iwerks owns and operates a fleet of touring ride simulation theatres. Iwerks also produces film and video software for ride simulators and special format theatres.

  The primary markets for Iwerks' attractions are theme parks, museums, various types of location-based-entertainment centers, visitor centers, world expositions and special events. The popularity of entertainment attractions of the type sold by Iwerks has led to their increasing use as the featured attraction in these locations. In addition, high-profile retail sites and casinos are expanding their entertainment offerings to broaden appeal and stimulate repeat visits. Iwerks' attractions are well suited to meet this demand because, in addition to their drawing power, they require relatively little space and can be easily refreshed by changing the film or other software.

  Iwerks also owns and operates a fleet of 16 portable ride simulation theatres and is exploring other potential touring opportunities. Further, an important element of Iwerks' business strategy is the participation in the operation of its fixed-base attractions either through direct equity ownership or through other participation arrangements. Iwerks is currently a participant in several joint ventures to own and operate multiple ride simulation theatres in the United States and Australia. Iwerks continues to evaluate new opportunities to participate in the operation of its fixed-based attractions.

  Since inception in 1986 through February 12, 1998, Iwerks has installed in excess of 250 fixed-base theatres and touring attractions in 28 countries. Of these, 111 were ride simulation theatres, which Iwerks supports with a library of 40 ride simulation films, the industry's largest ride simulation film library. Iwerks' ride simulation film projects include: Secrets of the Lost Temple, an explorer's adventure through a Mayan temple; Red Rock Run, a computer generated high speed ride through a volcano; Aliens(TM): Ride at the Speed of Fright based on the futuristic movie thriller of the same name; Dino Island: a fantasy based on a newly discovered volcanic island with prehistoric reptiles; Days of Thunder: The Ride, featuring a "200 mph race" to the checkered flag at the Daytona 500, for Paramount Parks; RoboCop: The Ride, a futuristic fantasy ride through the streets of Detroit with the popular movie character, "RoboCop;" The Right Stuff: Mach One Adventure, a film based upon the theatrical release of the same name for Time Warner Six Flags theme parks; as well as projects for The Walt Disney Company, Universal Studios-Florida and NASA. Iwerks has the largest installed base of ride simulation theatres and the largest library of ride simulation films in the world.

  Iwerks is a Delaware corporation with principal executive offices located at 4540 West Valerio Street, Burbank, California 91505, telephone number (818) 841-7766. In addition to its principal executive offices, Iwerks has sales offices in Sarasota, Florida, London, England and Hong Kong.

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

BUSINESS STRATEGY

  Historically, Iwerks' primary source of revenue has been the sale of its attractions to customers who own and operate them. Although hardware sales accounted for a majority of revenues in fiscal 1997, a key strategy of Iwerks is to continue building a recurring revenue base. To further this goal, Iwerks produces and licenses its entertainment and educational software for exhibition on its installed base of attractions. Iwerks also owns and operates a fleet of 16 touring ride simulation theatres from which it derives admission and sponsorship revenue and Iwerks is pursuing other opportunities to participate in the operation of attractions.

  A key strategy to build recurring revenues began in fiscal 1996 with Iwerks' entry into joint venture and partnership relationships with operators of entertainment centers. In Spring 1996, Iwerks entered into a joint venture arrangement with Hoyt's Cinemas, an international multi-plex theatre operation, and opened the first theatre pursuant to this joint venture arrangement in Melbourne, Australia in July 1996. Another venture was formed with Dave and Buster's Inc., a Texas based operator of entertainment centers in the United States. In fiscal 1997, Iwerks opened 3 simulation theatres pursuant to this joint venture: Bethesda, MD, Philadelphia, PA and Ontario, CA. These recent agreements supplement Iwerks' existing partnership at PIER 39 San Francisco and its royalty interests in Iwerks' theatre system at the Foxwoods Casino in Ledyard, Connecticut.

IWERKS PRODUCTS

     FIXED-BASE RIDE SIMULATION THEATRES. Iwerks' line of fixed-base ride simulators is marketed as Iwerks TurboRide and combines high-resolution projector film or video software, digital surround sound and moving seats to fully involve the audience in a realistic, but simulated experience. Software currently available includes a variety of live action and fantasy experiences such as flying at supersonic speeds, riding a roller coaster, white-water rafting and space and underwater adventures. Iwerks' ride simulation theatre product line is the broadest in the industry, enabling Iwerks to offer its customers seat, row and platform-based simulators in a variety of configurations and at multiple price points. Iwerks derived approximately 40%, 44% and 41% of its revenues from the sale of fixed-base ride simulation theatres in fiscal 1995, 1996 and 1997, respectively. Iwerks' ride simulators are designed to operate in theatres which typically seat 18 to 100 people, and feature screens up to 52 feet high and six-channel surround sound. In these rides, guests watch a high resolution film with a fast action point of view perspective while sitting in seats that move in synchronization with the action on the screen. Films for Iwerks' ride simulation theatres typically range between three and five minutes. The Iwerks TurboRide can be reprogrammed to create new adventures.

     PORTABLE RIDE SIMULATION THEATRES. Iwerks also has developed a portable ride simulation theatre called the "Reactor," which is transported by tractor trailers. The trailers transform to create a theatre with a high definition video projection system and digital surround sound. The Reactor incorporates the same ride simulation technology as Iwerks Turbo Ride and can accommodate up to 18 people per show. The Reactors can be used to exhibit Iwerks' ride simulation films developed for its fixed-base ride simulation theatres as well as films developed specifically for use in the Reactor at air shows, boat and car races, state fairs and other special events. Iwerks also seeks corporate sponsors for its touring Reactor units. Iwerks derived approximately 18%, 20%, and 17% of its revenues in fiscal 1995, 1996 and 1997, respectively, from the operation and sponsorship of portable ride simulation theatres.

     GIANT SCREEN THEATRES. Iwerks' giant screen theatres are marketed under the name Iwerks CineDome and Iwerks Theatres, and feature screens which are much larger than standard movie screens and projection systems that deliver a sharper, brighter image than conventional movies. The result is a high-impact, immersive, sensory experience for the audience. These theatres seat up to 630 people, have steeply raked seating and exhibit films typically lasting between 15 and 40 minutes.

     Iwerks' giant screen theatres are available in a variety of configurations. Its flat screen theatres use screens as large as 81 feet high by 110 feet wide, more than five times the size of a standard movie theatre screen. Iwerks' domed screen theatres use a dome-shaped screen up to 88 feet in diameter which wraps around and above the audience filling the audience's field of vision. Iwerks also offers 3D systems which use dual projectors to create a 3D image. Iwerks derived approximately 6%, 9% and 12% of its revenues from the sale of giant screen theatres in fiscal 1995, 1996 and 1997, respectively.

     360 DEGREE THEATRES. The Iwerks Video 360 Theatre is a video-based cylindrical theatre. Because the video image is created from a digital source, it can be manipulated through a show control system to make real-time modifications to the projected image or to insert additional images from other sources, such as audience members.

     CUSTOM THEATRES. Iwerks offers a wide range of custom film and video-based theatre systems utilizing 70 millimeter and 35 millimeter film formats. Custom projects range from the sale of individual projectors to complete theatre systems.

     FILM SOFTWARE. Iwerks produces film and video software for Iwerks' attractions with a production strategy that is similar to that of a movie studio, where a small core of executives hire supplemental production talent and specialists on a project-by-project basis. This structure allows Iwerks to maintain creative and budgetary control of projects without incurring substantial, continuing overhead expenses. Iwerks also provides executive producer and postproduction services to third parties filming in Iwerks' film or video projection formats.

     Iwerks has a film library which includes as of February 12, 1998 the distribution rights to 40 ride simulation films, 4 giant screen films and seven 3D films. Iwerks' library of ride simulation films is the largest in the industry. In addition to the Iwerks' film library, owners of Iwerks' giant screen theatres have access to a library of over 100 films which are generally available in the marketplace. Iwerks believes that the quality and size of its film library is a significant competitive advantage in the markets in which it competes, particularly in the ride simulation market. As the installed base of theatres grows, film licensing revenue is expected to increase. Iwerks derived approximately 18%, 11% and 14% of its revenue in fiscal 1995, 1996 and 1997, respectively, from film license agreements and film production contracts.

     Iwerks' recent ride simulation films include Mad Racers, Iwerks first ride simulation 3D film; Secrets of the Lost Temple, based on an explorer's adventure through a Mayan temple; Aliens(TM): Ride at the Speed of Fright based on the futuristic movie thriller of the same name; a fantasy ride through a dinosaur-inhabited island, Dino Island a space chase adventure fantasy, Moon Raid Alpha; a film for Time Warner Six Flags theme parks called The Right Stuff; a film for the Iwerks Reactor called Fly With The Blue Angels featuring the Blue Angels flight team; a film for Paramount theme parks based on the motion picture Days of Thunder; a film based on the motion picture RoboCop; and SOS, an underwater fantasy created by computer generated animation. Many of Iwerks' ride simulation and other productions have received industry recognition. The dramatic new Iwerks TurboRide 3D! took First Place honors for Best New Entertainment Technology at the November 1996 International Association of Amusement Parks and Attractions (IAAPA) convention in New Orleans. Iwerks also won the prestigious Image Award for Best Overall Presentation this year.
Secrets of the Lost Temple, premiered at IAAPA, also received an award in the Best New Product category. Dino Island was rated the best new attraction at the IAAPA convention.

     Typically, a film produced for exhibition on a theatre system is sold or licensed to a customer as part of the sale of the theatre system. Where sold, the customer pays all or most of the production cost; Iwerks attempts to retain limited distribution rights beyond an exclusive exhibition territory retained by the customer. Where licensed, Iwerks typically licenses the film for a one-year period for a flat fee which varies based upon the film. In limited cases, Iwerks will accept its fees as a percentage of the ticket sales. Film rentals vary according to the quality of the film, the initial price paid for the theatre systems and other factors.

Marketing and Customers

     Iwerks distributes its theatre systems, software and services through multiple distribution channels including a direct sales and marketing force as well as independent sales agents in selected areas. The sales and marketing staff consists of 21 employees. A foreign sales office located in Hong Kong provides support to Iwerks' Japanese and Asian marketing programs and assists in customer service. A satellite sales office was established in London, England in May 1997 to support the European and Middle East marketplaces. In addition, Iwerks has sales professionals located in Burbank, California and Sarasota, Florida. Iwerks also has agreements with independent sales representatives covering the countries of Japan, Taiwan, Thailand, Hong Kong, Korea, and other parts of Asia, Australia, Brazil, China, Germany, Israel, Spain, and Switzerland.

     Iwerks markets its attractions, including theatre systems and film software, mainly to theme parks, museums, visitor centers, casinos, world expositions, location-based-entertainment centers and special event venues. Iwerks' theatre systems include projection and audio equipment, show control systems, film handling equipment and, in most instances, ride simulation systems. The customer supplies its own theatre space and other necessary site improvements to operate the theatre. Iwerks provides installation, training, design, maintenance and other support services.

     The primary market for Iwerks' 3D and 2D ride simulation theatres has been the worldwide amusement and theme park industry. Continuing sales will come from previously existing parks looking for new attractions, and parks under development looking for an array of attractions and the expanding location-based-entertainment industry. Most new park development is occurring outside of the United States and management believes that international operators will continue as important customers for this product. Iwerks has also developed customers in the family entertainment center, institutional and casino markets as well as tourist, vacation, destination shopping and convention locations for its ride simulation theatres. Iwerks sells its ride simulation theatres at prices which are separately negotiated, depending upon the product, the number of motion bases, the configuration of the theatre space, optional components selected and the level of design service provided. Iwerks licenses its ride simulation films for a range of prices depending on the film and the license term.

     Iwerks tours its Reactor units at a variety of special events, primarily air shows, boat and car races, state fairs, trade shows and other outdoor events. Revenue is generated through admission tickets of between $3 and $5 per person or through lease of the system to corporate sponsors who may use the system for promotional campaigns in connection with new product introductions and other promotional purposes.

     The primary markets for Iwerks' giant screen and 3D theatres have been museums, visitor destination centers, world expositions and other institutional exhibition facilities frequented by large numbers of visitors. Increasingly, Cineplex operators are viewing giant screen theaters as a new entertainment option for their guests. Iwerks sells its giant screen and 360 degree theatres at prices which are separately negotiated.

     One of Iwerks' customers, AT&T, accounted for more than 10% of Iwerks' revenues in fiscal 1995. No single customer accounted for more than 10% of revenues in fiscal 1996 and 1997.

     Iwerks' sales typically are made pursuant to written contracts, and are denominated in United States dollars. International sales are generally backed by letters of credit. Consequently, Iwerks' operations have not historically been subject to risks attendant to currency fluctuations. During fiscal 1995, 1996 and 1997, 55%, 49% and 55% of Iwerks' revenues, respectively, were derived from sales outside the United States. Iwerks' sales contracts typically provide for progress payments which are timed to match related expenditures by Iwerks. The customer generally has the right to terminate the contract before completion by paying Iwerks its nonrecoverable costs plus a termination fee. Iwerks offers a warranty on sales of its products, generally for a period of 12 months.
Iwerks believes that its material contract terms are consistent with industry practices.

ENABLING TECHNOLOGIES

     With limited exceptions, the underlying technologies employed by Iwerks are in the public domain and generally available in the marketplace. However, Iwerks possesses substantial expertise in the design, modification and engineering of projection, film-handling, camera and audio technologies which it believes to be an important competitive factor.

     IMAGING SYSTEMS. Iwerks offers a variety of technologically advanced imaging systems.

     Iwerks Quatro(TM) is a 70-millimeter projection system designed to offer small ride simulation venues high-clarity film quality in locations which were previously limited to video systems. The Iwerks Quatro(TM) houses four ride simulation films on one reel, reduction printed from the larger format 8/70 to 35mm image size; two operating in the forward direction and two in the reverse direction. This eliminates the need for a film storage system while providing fast cycle times. All claims have been allowed on Iwerks' patent application on certain features of the Quatro(TM) projection system and the Quatro(TM) is now a patented proprietary projection technology.

     Iwerks 8/70 is an eight perforation, 70-millimeter film system that operates at 30 frames per second. By comparison, most motion picture theatres use four perforation, 35-millimeter film that runs at 24 frames per second and standard 70-millimeter film is five perforation which also runs at 24 frames per second. The larger frame size and faster speed gives Iwerks 8/70 a brighter and sharper image without the flicker and stroboscopic effects common with conventional 35- and 70-millimeter film systems. Iwerks 8/70 is used in Iwerks' array of ride simulation systems and destination theatres common to museums and visitors centers where screen sizes smaller than 60' high and 80' wide or dome screens of 75' or less in diameter are suitable.

     Iwerks 15/70 is a fifteen perforation, 70-millimeter rolling loop projection system which handles the largest commercially available film size. This system projects an image area more than nine times that of conventional 35-millimeter film and 300% larger than standard 70-millimeter film. Iwerks 15/70 is capable of achieving the screen sizes up to 81' high and 110' wide and dome screens up to 88' in diameter that are generally found in high capacity theatres at world expositions and larger museums and visitor centers. Iwerks 8/70 and 15/70 are used in the Iwerks CineDome and Iwerks Theatres.

     In fiscal 1997 Iwerks acquired Pioneer Technology Corporation and the proprietary Linear-Loop Projection ("LLP") Technology to offer the expanding giant screen market a genuine alternative to existing projection techniques:
The LLP gently pushes film through the projection on a column of air unlike most projection systems that use levers to pull film through. The LLP produces an image that is brighter and more stable than other projection available.

     Iwerks offers high resolution digital video imaging systems that utilize a laser disc source and produce a high quality video image. This imaging system is ideal for Iwerks Reactors and small ride simulation theatre systems. In the Iwerks VideoDrome 360, the video imaging and show control systems allow real-time manipulation of the projected image to allow a variety of special effects.

     MOTION BASES. Iwerks' ride simulation theatres utilize seat-based and platform-based ride simulation technologies with per-base capacities ranging from two to thirty. The Turbo Tour is a compact and highly responsive three-axis system, allowing a multitude of combinations of pitch (tilt from front to rear), vertical (move up and down) and roll (tilt from side to side) movements, which keep passengers in constant motion with the image. Each motion base is a self-contained system, requiring only electronic communications and electrical power connections. The Motion Master is four-axis seat-based technology which permits pitch, vertical, roll and sway (a lateral side-to-side movement). This system provides every rider an identical experience, generally requires less space per seat and is very cost effective. The Transporter is a two- and four-seat, six-axis motion bases capable of producing the most realistic ride simulation available. These six-axis systems permit pitch, roll, vertical, sway, yaw (a turning motion), and surge (forward and back), all the motions available within a given motion envelope. The Freedom Six is a large platform-based six-axis system which has generally been custom designed to meet a customers requirements for capacity.

     FILM STORAGE. Iwerks' film-based systems are offered with specially designed film loop cabinets. These cabinets allow the film to be spliced into an endless loop more fully automating the projection system and providing the fastest possible recycle time for maximum theatre throughput. The loop cabinet also includes other important features: the film is housed in a dust-free humidity-controlled environment; the film is cleaned twice on each trip through the system so that dust picked up during projection doesn't accumulate; and the film picture area never rubs on itself or any other surface, eliminating degradation common on reel to reel and platter systems.

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

MANUFACTURING

     Iwerks manufactures and assembles its theatre systems at its facilities in Burbank, California. A majority of the components for Iwerks' theatre systems are purchased from outside vendors. Iwerks' manufacturing operations consist of assembly, testing, quality control and system integration of its theatre system components, subassemblies and final assemblies, including modifications and the programming of the show-control and motion-control components, and installation of the completed theatre systems. Iwerks' manufacturing operations utilize a wide variety of electrical and mechanical components, raw materials and other supplies and services. Iwerks has developed multiple commercial sources for most components and materials, but it does use single sources for a limited number of standard and custom components. While delays in delivery of such single source components could cause delay in shipments of certain products by Iwerks, at this time, Iwerks has no reason to believe that any of the single-source vendors present a serious risk. Consistent with industry practice, Iwerks generally purchases components of its theatre systems upon receipt of an order. Certain components used by Iwerks, including lenses, hydraulic power sources and motion bases must be ordered up to four months in advance to assure timely delivery. Iwerks maintains an inventory of these items as it deems appropriate to service forecasted demand. Research and development costs are incurred in the design, construction and testing of prototype systems and are charged to expense as incurred. The research and development expenses were $848,000, $358,000 and $726,000 for the years ended June 30, 1995, 1996 and
1997, respectively. Of these expenses, 49%, 32% and 23% in 1995, 1996 and 1997, respectively, were for improvements to existing products and the remainder was for the development of new products.

     Iwerks recently acquired the technology and patents to produce the Linear Loop Projector ("LLP") which is a new technology in film handling and projection. Iwerks is currently building its first 25 LLP projectors and will utilize them not only in its Large Format Theaters, but also as its projector of choice in larger ride simulation installations. The LLP is manufactured by Iwerks and is not an upgrade or rework of an existing vendored product. The technology is unique, patented and a distinctive advantage compared to "geneva" driven models that proceeded it.

     Ballantyne of Omaha, a leading manufacturer of professional motion picture projectors, supplies Iwerks with its 8/70 projectors. Iwerks makes substantial modifications to the projectors to make them suitable for Iwerks' use. Lenses and lamphouses incorporated in the projection systems are supplied to Iwerks by third parties. If the Ballantyne projectors were for any reason to become unavailable, Iwerks believes that it would be able to substitute other projectors.

     Iwerks and Vickers Incorporated, a manufacturer of hydraulic components, jointly developed the hydraulically actuated seats which are used in the Turbo Tour ride simulation theatre. Under the agreement pursuant to which the hydraulically actuated seats were developed, Iwerks owns all rights in and to the seats. Vickers continues as the sole manufacturer of these motion bases on behalf of Iwerks; however, Iwerks has the right under its agreement with Vickers to secure alternate sources of manufacturing at any time. The metal fabrication portion of the Motion Master is performed by a third party. To the extent that the outside supplier may be unable to produce acceptable quality or produce within acceptable lead times, Iwerks may experience a temporary reduction in its ability to deliver this product. This could have a material adverse impact on Iwerks' business.

PATENTS AND TRADEMARKS

     Iwerks has been issued US Patents on features of Iwerks' motion base and motion control system used in its ride simulation theatres and all claims have been allowed on its patent applications on certain features of its new Quatro(TM) projection system. Additionally, Iwerks recently acquired the patents to produce the LLP. Iwerks has registered its principal trademarks in the United States and selected other countries.

EMPLOYEES

     At February 12, 1998 Iwerks employed 134 persons, of whom 20 employees were employed in management, finance and administration, 21 were employed in sales and marketing, and 93 were employed in operations. Although Iwerks has not experienced difficulties in obtaining qualified personnel and anticipates that it will be able to continue to recruit qualified personnel for its operations, there can be no assurance that such personnel will be available when required. None of Iwerks' employees are represented by a collective bargaining agreement. Iwerks believes that its relations with its employees are good.

PROPERTIES

     Iwerks maintains its principal facility in Burbank, California where it leases space under four separate leases on adjacent facilities consisting of 36,000, 23,460, 7,596 and 5,184 square feet each, expiring between September 30, 1999 and September 30, 2001. Iwerks leases the space for an aggregate lease payment of approximately $41,000 per month. Iwerks believes that its current facilities are adequate to meet its needs for the immediate future. If Iwerks' operations were to expand, Iwerks may require additional office, warehouse and manufacturing facilities. Iwerks believes that suitable facilities nearby Iwerks' principal facility in Burbank, California are generally available.

LEGAL PROCEEDINGS

     On or about February 5, 1998, Iwerks received notice of a complaint filed in the U.S. District Court of New York by Ridefilm Corporation, a

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

subsidiary of Imax Corporation, alleging that the Merger is in violation of the Sherman and Clayton Anti-Trust Acts. Ridefilm has informed Iwerks and the court that it intends to move to preliminarily enjoin the Merger but, to date, has not made such a motion. Iwerks believes that the suit is without merit and intends to vigorously defend itself.

     There are no other material legal proceedings to which Iwerks is a defendant other than ordinary routine litigation arising in the ordinary course of business which, in the opinion of management, will not have a material adverse impact on Iwerks' financial condition; however, there can be no assurance that Iwerks will not become a party to other lawsuits in the future, and such lawsuits could potentially have a material adverse effect on Iwerks' financial condition and results of operations.

EXECUTIVE OFFICERS AND DIRECTORS OF IWERKS

     The following table sets forth certain information with respect to the nominees, continuing directors and executive officers of Iwerks as of February 23, 1998:


   NAME                          AGE           PRINCIPAL OCCUPATION
   ----                          ---           --------------------
Charles Goldwater                 46           Chairman of the Board, Chief Executive Officer and President

Bruce C. Hinckley                 50           Executive Vice President, Chief Financial Officer and Secretary

Daniel R. Griesmer                49           Senior Vice President, General Manager

Donald W. Iwerks                  68           Founder of Iwerks, Vice Chairman Board of Directors

Gary Matus                        50           Director of Iwerks

Dag Tellefsen                     55           Principal, Glenwood Ventures and Director of Iwerks

Roy A. Wright                     54           Director of Iwerks

     The executive officers of Iwerks are appointed by and serve at the discretion of the Iwerks Board. There is no family relationship between any director and any executive officer of Iwerks.

     Charles Goldwater joined Iwerks as its Chairman of the Board, Chief Executive Officer and President on February 23, 1998. From September 1995 to December 1997, Mr. Goldwater served as Chief Executive Officer and President of Mann Theatres (Cinamerica Theatres L.P.). Prior thereto from 1990 to 1995, Mr. Goldwater was Senior Vice President and General Manager of Sony/Loews Theaters.

     Bruce C. Hinckley joined Iwerks as its Executive Vice President and Chief Financial Officer in September 1996. Between September 1995 and when he joined Iwerks he was a financial consultant. Between November 1985 until September 1995 he was the Vice President, Controller and Chief Accounting Officer of Caesars World, Inc., a casino and hotel company. He is a certified public accountant.

     Daniel R. Griesmer joined Iwerks as its Senior Vice President, General Manager in March 1998. From November 1995 to February 1998, Mr. Griesmer served as Vice President, Theater Planning and Development of Mann Theatres (Cinamerica Theatres, L.P.). Prior thereto, from 1990 to 1995, Mr. Griesmer held various positions at Sony/Loews Theaters, the most recent of which was Director of Facilities Management.

     Donald W. Iwerks is a co-founder of Iwerks and has been a Director and Vice Chairman since Iwerks' inception. Mr. Iwerks served as Chief Technical Officer of Iwerks until his retirement in December 1995. From 1950 to 1985, Mr. Iwerks was employed by the Walt Disney Studios, where from 1965 to 1985 he was head of the Technical Engineering and Manufacturing Division, which was responsible for the design and manufacture of all film projection systems used in the Disney theme parks.

     Gary J. Matus has been a director of Iwerks since July 1996. Mr. Matus was an Executive Vice President of the Bank of America, N. T. & S. A., and was Chief Marketing Officer responsible for the bank's marketing operations from 1994 through February 1998. Prior thereto, from 1990 through 1994 Mr. Matus served as Head of the Entertainment and Media Industries Group at Bank of America, N.T.&S.A.

     Dag Tellefsen has been a director of Iwerks since March 1993. Mr. Tellefsen has been a principal of Glenwood Ventures, a Northern California venture capital firm since 1982. Mr. Tellefsen also serves or has served as a director of ARIX Corp., KLA Instruments and Octel Communications, Inc.

     Roy A. Wright joined Iwerks as its Chief Operating Officer in December 1994 and was named Chief Executive Officer and President of Iwerks in July 1995. He has served as a Director of Iwerks since May 1995 and as Chairman since April 1997. Effective February 23, 1998, Mr. Wright's position as Chairman of the Board, Chief Executive Officer and President terminated. Mr. Wright will continue to provide consulting services to Iwerks during the transition period and will continue as a member of the Iwerks Board through the expiration of his current term at the Iwerks Annual Meeting. Prior to joining Iwerks and since June 1993, Mr. Wright provided senior level management and consulting services to a variety of companies. From April 1992 to May 1993, Mr. Wright served as President and Chief Executive Officer of RDI Computer Corporation, a manufacturer of portable SPARC computer workstations. From July 1989 to December 1991, Mr. Wright served as Chief Executive Officer of Unison Technologies, Inc.

     The company resulting from the Merger will be significantly larger than either Iwerks or Showscan as stand alone companies. The Iwerks Board is evaluating the management resources of the combining companies and considering whether to seek additional management personnel. The initial integration plan is under development but is expected to include changes to the companies' corporate organizational chart, duties and responsibilities of existing management personnel, elimination of duplicate management functions and management changes and additions. Iwerks is continuing to develop a long-term management staffing plan and, consequently, there can be no assurance that there will not be other changes among current management or additions thereto either before or after the date of the Iwerks Annual Meeting. Iwerks has agreed to use its commercially reasonable efforts to retain the services of Dennis Pope and W. Tucker Lemon, the President and Chief Executive Officer and Senior Vice President, General Counsel and Secretary of Showscan, respectively, to assist in the integration of the two companies for a period of up to six months following the Effective Time.

     Pursuant to the terms of the Amendment, Iwerks has agreed to appoint, immediately after the Effective Time, Charles B. Moss, Jr., a current member of the Showscan Board, to serve as a Class I director on the Iwerks Board. In addition, Iwerks also has agreed, as soon as practicable following the Effective Time, to expand the number of directors to serve on the Iwerks Board to seven and to commence a search for two additional qualified candidates to serve as a Class II and a Class III director, respectively, who shall be elected by a majority of the then existing Iwerks Board.

BOARD MEETINGS AND COMMITTEES

     The Iwerks Board held a total of seven meetings during the fiscal year ended June 30, 1997. The Iwerks Board has an Audit Committee, a Compensation Committee and a Nominating Committee. During the fiscal year ended June 30, 1997, each director attended all of the meetings of the Iwerks Board held while he or she was a director and of the Committees of the Iwerks Board on which he or she served.

     The Audit Committee's functions include recommending to the Iwerks Board the engagement of Iwerks' independent auditors, reviewing and approving the services performed by the independent auditors and reviewing and evaluating Iwerks' accounting policies and internal accounting controls. The Compensation Committee reviews and approves the compensation of officers and key employees, including the granting of options under Iwerks' various stock incentive plans. See " -- Report of Compensation Committee." The Nominating Committee is responsible for proposing potential candidates for the Iwerks Board. Currently, the members of the Audit Committee are Messrs. Iwerks and Matus, the member of the Compensation Committee is Mr. Tellefsen and the members of the Nominating Committee are Messrs. Iwerks and Tellefsen.

COMPENSATION OF DIRECTORS

     Each director who is not an officer of or otherwise employed by Iwerks as either an employee or as a consultant (each an "Outside Director") receives a non-qualified option to purchase 10,000 shares of Iwerks Common Stock on the date that such Outside Director attends his or her first meeting of the Iwerks Board. Each Outside Director is also entitled to receive annual grants on the date of Iwerks' Annual Meeting of Stockholders of non-qualified options to purchase additional shares of Iwerks Common Stock. The number of shares which are subject to each such annual grant is determined by dividing $50,000 by the fair market value of the Iwerks Common Stock on the date of such grant. All of the above-described options vest over four years. In addition, each Outside Director receives an annual retainer fee of $8,000, which fee is paid quarterly. Further, each Outside Director is entitled to receive $1,000 for Board Meetings, $500 for committee meetings and reimbursement for travel expenses incurred on behalf of Iwerks.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the last fiscal year, executive compensation for Iwerks was administered by the Compensation Committee of the Board. Mr. Tellefsen served as the Compensation Committee during the last fiscal year. Mr. Tellefsen is not, and has never been, an officer or employee of Iwerks.

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The following report of the Compensation Committee to the Iwerks Board shall not be deemed to be incorporated by reference into any filing by Iwerks under either the Securities Act or the Exchange Act that incorporates future Securities Act or Exchange Act filings in whole or in part by reference.

GENERAL

     The Compensation Committee of the Iwerks Board (the "Committee") is responsible for establishing and administering the policies that govern executive compensation and benefit practices. All decisions of the Committee are subject to the approval of the Iwerks Board. The Committee is currently comprised solely of Mr. Tellefsen.

COMPENSATION PHILOSOPHY

     Iwerks' executive compensation program is designed to (1) provide levels of compensation that integrate pay and incentive plans with Iwerks' strategic goals, so as to align the interests of executive management with the long-term interests of Iwerks' stockholders, (2) attract, motivate and retain executive talent capable of achieving the strategic business goals of Iwerks, (3) recognize outstanding individual contributions, and (4) provide compensation opportunities which are competitive to those offered by other entertainment technology companies of similar size and performance. To achieve these goals, Iwerks' executive compensation program consists of three main elements: (i) base salary, (ii) annual cash bonus and (iii) long-term incentives. Each element of compensation has an integral role in the total executive compensation program.

BASE SALARY

     Base salaries for executive officers are determined on an annual basis by evaluating each executive officer's position, duties, responsibilities, tenure, performance and potential contributions to Iwerks. This determination also takes into account the compensation practices of similarly situated companies for comparable positions. The financial performance of Iwerks is also considered. Finally, factors consistent with Iwerks' overall compensation policy are taken into account. During fiscal 1997, Mr. Wright was Chief Executive Officer of Iwerks. Mr. Wright's annual base salary rate of $230,000 was determined based upon Mr. Wright's services to Iwerks, the financial performance of Iwerks in the fiscal year ended June 30, 1996 and the salaries received by similarly situated executives at other companies. Iwerks also provides to its employees (including the chief executive officer and other officers of Iwerks) medical, dental, and long-term disability insurance and other customary employee benefits.

ANNUAL CASH BONUSES

     Executive officers are eligible for annual incentive bonuses in amounts determined at the discretion of the Committee. The Committee considers an award of an annual bonus subjectively, taking into account factors such as the financial performance of Iwerks, increases in stockholder value, the achievement of corporate goals and individual performance.

LONG-TERM INCENTIVES

     The Committee provides Iwerks' executive officers with long-term incentive compensation through grants of stock options. The Committee is responsible for selecting the individuals to whom grants should be made, the timing of grants, the determination of the per share exercise price and the number of shares subject to each option awarded. The Committee believes that stock options provide Iwerks' executive officers with the opportunity to purchase and maintain an equity interest in Iwerks and to share in the appreciation of the value of the Iwerks Common Stock. The Committee believes that stock options directly motivate an executive to maximize long-term stockholder value. The options incorporate vesting periods in order to encourage key employees to continue in the employ of Iwerks. All options granted in fiscal 1997 were granted at the fair market value of the Iwerks Common Stock on the date of grant. The Committee considers the grant of each option subjectively, considering factors such as the individual performance of executive officers and competitive compensation packages in the industry.

SUMMARY

     The Committee believes that its executive compensation philosophy of paying its executive officers by means of base salaries, annual cash bonuses and long-term incentives, as described in this report, serves the interest of Iwerks and Iwerks' stockholders.

COMPENSATION COMMITTEE:  Dag Tellefsen


                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table shows, as to the Chief Executive Officer and as to each of the other most highly compensated executive officers whose salary plus bonus exceeded $100,000 during the last fiscal year (the "Iwerks Named Officers"), information concerning all compensation paid for services to Iwerks in all capacities during the last three fiscal years.

                          SUMMARY COMPENSATION TABLE

                                                            Annual                             Long Term
                                                         Compensation                         Compensation
                                      ---------------------------------------------------     ------------
                                                                                Other             Stock
                                                                                Annual            Option          All Other
Name & Principal Position                 Year      Salary        Bonus      Compensation       Awards(1)        Compensation
-------------------------             ---------   ----------   ----------    ------------     ------------       ------------
Roy A. Wright (2).....................     1997      214,192           --      22,320 (3)             --            3,090 (4)
 Former Chairman and Chief Executive       1996      200,000      200,000      18,822 (3)        300,000 shares     3,090 (4)
  Officer                                  1995       10,492       33,000          --            210,000 shares     3,030 (4)


William J. Battison (5)...............     1997      165,385           --          --                 --               --
  Former Executive Vice President          1996      150,000      140,000          --            150,000 shares        --
                                           1995       75,115           --      60,000            111,500 shares        --

Bruce C. Hinckley (6).................     1997      110,769       37,000          --            130,000 shares        --
  Executive Vice President,
  Chief Financial Officer
  and Secretary

Guy L. Heyl (7).......................     1997       17,308           --          --                 --           12,049 (8)
  Acting Chief Financial Officer

____________________

(1) All numbers reflect the number of shares of Iwerks Common Stock subject to options granted during the fiscal year.

(2) Mr. Wright joined the company as Chief Operating Officer in December 1994. Mr. Wright was appointed Chief Executive Officer and President of Iwerks effective July 1, 1995. Effective November 1997, Mr. Wright's annual base salary was increased to $300,000. Mr. Wright was succeeded by Mr. Charles Goldwater as Chairman of the Board, Chief Executive Officer and President effective February 23, 1998.

(3) Represents a stipend to defray a portion of Mr. Wright's commuting expenses.

(4)  Represents the dollar value of term life insurance premiums paid by Iwerks.

(5) Mr. Battison provided consulting services in early fiscal 1995, and joined Iwerks as an executive officer in January 1995. Mr. Battison's employment with Iwerks was terminated effective January 23, 1998.

(6) Mr. Hinckley joined Iwerks as Executive Vice President and Chief Financial Officer as of September 23, 1996 and was appointed Secretary on October 21, 1996. Effective January 1998, Mr. Hinckley's annual base salary was increased to $200,000.

(7) Mr. Heyl was Acting Chief Financial Officer between June 8, 1996 and September 20, 1996, at which time he resigned. Prior to such time he was not an executive officer.

(8)  Represents payment of accrued vacation upon termination.

OPTIONS GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information regarding grants of stock options made during the fiscal year ended June 30, 1997 to the Iwerks Named Officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                       Individual Grants
                               -----------------------------------------------------------------   Potential Realizable Value at
                                                  Percent                                              Assumed Annual Rates of
                                                  of Total                                          Stock Price Appreciation for
                                                  Options                                                    Option Term(1)
                                                 Granted to                                        -----------------------------
                                 Number of       Employees         Exercise or
                                  Options        In Fiscal      Base Price Per        Expiration
       Name                      Granted(2)       Year(3)           Share(4)            Date            5%               10%
   ----------                  -------------    ------------    --------------        ----------   -----------      ------------
Roy A. Wright (5)...........          --              --               --                --                 --               --

Bruce C. Hinckley...........     100,000           15.15%          $6.625              9-18-06        $416,500       $1,055,900
                                  30,000            4.55%           5.375              2-19-07        $101,400       $  256,980

William J. Battison III (6)           --              --               --                --                 --               --

Guy L. Heyl (7).............          --              --               --                --                 --               --

________________

(1) The potential realizable value is based on the assumption that the Iwerks Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration of the option term. These amounts are calculated pursuant to applicable requirements of the Commission and do not represent a forecast of the future appreciation of the Iwerks Common Stock.

(2) Each of the option grants set forth on this chart are exercisable with respect to one-fourth (3) of the total shares of such grant, rounded up to the nearest whole share, on the first anniversary of the date of grant, and thereafter exercisable with respect to one-forty-eighth (1/48) of the total shares, rounded up to the nearest whole share, on the first day of each
     month until all shares have become exercisable.   The options may, at the
     discretion of the Administrator, become immediately exercisable upon certain change of control events. All of the options set forth in this chart were granted for a term of 10 years.

(3) Options covering an aggregate of 659,955 shares were granted to eligible employees during the fiscal year ended June 30, 1997.

(4) The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares, subject to certain conditions.

(5) Mr. Wright was succeeded by Mr. Charles Goldwater as Chairman of the Board, Chief Executive Officer and President effective February 23, 1998.

(6) Mr. Battison provided consulting services in early fiscal 1995, and joined Iwerks as an executive officer in January 1995. Mr. Battison's employment with Iwerks was terminated effective January 23, 1998.

(7) Mr. Heyl was Acting Chief Financial Officer between June 8, 1996 and September 20, 1996, at which time he resigned. Prior to such time he was not an executive officer.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTIONS

     The following table sets forth, for each of the Iwerks Named Officers, certain information regarding the exercise of stock options during the year ended June 30, 1997, and the value of options held at fiscal year end.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION VALUES(1)


                                                                                                   Value of All Unexercised
                                           Shares                       Number of Unexercised      In-the-Money Options at
                                          Acquired                   Options at Fiscal Year-End       Fiscal Year End(1)
                                             on            Value      -------------------------    -------------------------
         Name                             Exercise       Realized     Exercisable/Unexercisable    Exercisable/Unexercisable
---------------------------              ---------       --------     -------------------------    -------------------------
Roy A. Wright (2)...................        --               --          253,333/256,667                      0/0

William J. Battison III (3).........        --               --          134,416/127,083                      0/0

Bruce C. Hinckley...................        --               --                0/130,000                      0/0

Guy L. Heyl (4).....................     7,644           26,529                      0/0                      0/0

________________

(1) Based upon the last reported sale price of the Iwerks Common Stock on The Nasdaq National Market on June 30, 1997, none of the options held by the Iwerks Named Officers were "in-the-money."

(2) Mr. Wright was succeeded by Mr. Charles Goldwater as Chairman of the Board, Chief Executive Officer and President effective February 23, 1998.

(3) Mr. Battison provided consulting services in early fiscal 1995, and joined Iwerks as an executive officer in January 1995. Mr. Battison's employment with Iwerks was terminated effective January 23, 1998.

(4) Mr. Heyl was Acting Chief Financial Officer between June 8, 1996 and September 20, 1996, at which time he resigned. Prior to such time he was not an executive officer.

CERTAIN TRANSACTIONS WITH MANAGEMENT

     Donald W. Iwerks, Iwerks' Chief Technical Officer, retired from full time employment with Iwerks' effective December 31, 1995. At that time, Mr. Iwerks was 65 years of age. In this connection, Mr. Iwerks and Iwerks entered into a Severance Agreement and General Release (the "Agreement"), dated as of June 30, 1995. The Agreement provides that Iwerks will provide Mr. Iwerks upon his resignation with, among other things, (a) $200,000 in severance payments in full satisfaction of all of Iwerks' obligations to Mr. Iwerks, and (b) effective upon the date of Mr. Iwerks' resignation, the full vesting of all stock options then held by Mr. Iwerks and the extension of the exercise date of such options until December 31, 1996. The Agreement also obligates Iwerks, during the eighteen-month period commencing on July 1, 1995, to purchase or arrange for the purchase of up to $250,000 of the Iwerks Common Stock held by Mr. Iwerks. Mr. Iwerks did not exercise any portion of the options which expired on December 31, 1996. Pursuant to the Agreement, Mr. Iwerks has provided Iwerks with a full release of all claims he may have against it arising from his current and prior affiliation with Iwerks. Beginning January 1, 1997, Mr. Iwerks began receiving "outside director" fees. Mr. Iwerks continued to work on a part-time basis, generally two or three days a week, and as compensation for this work he received a $50,000 advisory fee for services rendered through June 30, 1997 and continued to receive company health benefits coverage until September 1, 1997. Beginning July 1997, in addition to his director fees, Mr. Iwerks will receive a monthly consulting fee of $5,000.

     Iwerks has entered into an employment agreement with Mr. Charles Goldwater effective February 23, 1998 pursuant to which Mr. Goldwater shall serve as Chairman of the Board, Chief Executive Officer and President for an initial three year term (the "Initial Term"). Iwerks may extend the term of the agreement for an additional two year period (the "Additional Term") upon the same terms and conditions as during the Initial Term. Mr. Goldwater's base salary for the period ending June 30, 1998 is payable at an annual rate of $330,000. Commencing on the first day of the fiscal year ending June 30, 1999, Mr. Goldwater's base salary for each fiscal year during the Initial Term and the Additional Term shall be increased by an amount equal to 5% of the base salary prevailing during the prior fiscal year. Commencing in fiscal 1999, Mr. Goldwater is entitled to a performance based bonus, the amount of which will vary depending upon the performance of Iwerks as compared to the goals established by the Compensation Committee of the Iwerks Board on an annual basis. Mr. Goldwater was granted options to purchase 250,000 shares of Iwerks Common Stock upon commencement of his employment. Of the 250,000 options, 150,000 were priced at $2.25, the closing sale price of the Iwerks Common Stock on February 19, 1998 (the "Closing Price"), the date prior to the execution of the employment agreement. Of the remaining options, 50,000 are priced at $2.81, 125% of the Closing Price, and 50,000 are priced at $3.38, 150% of the Closing Price. Of the options granted to Mr. Goldwater, 50,000 vested on February 23, 1998 with the remaining options vesting in equal monthly installments over four years from the date of grant.

     Iwerks has entered into an employment agreement with Mr. Daniel Griesmer effective March 2, 1998 pursuant to which Mr. Griesmer shall serve as Senior Vice President - General Manager for an initial two year term (the "Initial Term"). Iwerks may extend the term of the agreement for an additional two year period (the "Additional Term") upon the same terms and conditions as during the Initial Term. Mr. Griesmer's base salary for the period ending June 30, 1998 is payable at an annual rate of $130,000. Commencing on March 2, 1999, Mr. Griesmer's base salary for each fiscal year during the Initial Term and the Additional Term shall be increased by an amount equal to 4% of the base salary prevailing during the prior fiscal year. Commencing in fiscal 1999, Mr. Griesmer is entitled to a performance based bonus, the amount of which will vary depending upon the performance of Iwerks as compared to the goals established by the Compensation Committee of the Iwerks Board on an annual basis. Mr. Griesmer was granted options to purchase 100,000 shares of Iwerks Common Stock upon commencement of his employment. Of the 100,000 options, 60,000 were priced at $2.63, the closing sale price of the Iwerks Common Stock on February 27, 1998 (the "Closing Price"), the trading day prior to the effective date of the employment agreement. Of the remaining options, 20,000 are priced at $3.28, 125% of the Closing Price, and 20,000 are priced at $3.94, 150% of the Closing Price. Of the options granted to Mr. Griesmer, 25,000 vest on March 2, 1999 with the remaining options vesting in equal monthly installments over the following three years.

     Iwerks has entered into agreements with Messrs. Goldwater, Hinckley and Griesmer and with four other officers of Iwerks that would protect each such officer in the case of a termination other than "for cause," a "defacto termination" or a "change in control" of Iwerks, each as defined below. These agreements are intended to provide certain benefits to the officers upon the occurrence of any of these events. "For cause" is defined to mean (a) an act of fraud, embezzlement or similar conduct by the officer involving Iwerks, (b) any action by the officer involving the arrest of such officer for violation of any criminal statute constituting a felony or a misdemeanor involving moral turpitude if the Iwerks Board reasonably determines that the continuation of the officer's employment after such event would have an adverse impact on the operations or reputation of Iwerks in the financial community, (c) gross misconduct or habitual negligence in the performance of the officer's duties,
(d) an act constituting a breach of the officer's fiduciary duty to Iwerks under the Delaware General Corporation Law, or (e) a continuing, repeated and willful failure or refusal by the officer to perform his duties. A "defacto termination" is defined to include any of the following events: (a) Iwerks reduces the officer's base salary in an aggregate amount in excess of 10% from that paid in the prior fiscal year, except as part of a general reduction of compensation of executive officers, (b) Iwerks fails to cause the officer to remain an executive officer of Iwerks, (c) the officer was not afforded the authority, powers, responsibilities and privileges customarily accorded to an executive with his or her title, or (d) Iwerks requires the officer's primary services to be rendered in an area other than Iwerks' principal offices in the greater Los Angeles metropolitan area. A "change in control" is defined to mean (a) the acquisition by any individual, entity or group (within the meaning of the Exchange Act) of 25% or more of the combined voting power of the then outstanding voting securities of Iwerks entitled to vote in the election of directors, (b) a liquidation, dissolution, reorganization, merger or consolidation of Iwerks, except where (i) more than 60% of the combined voting power of the then outstanding voting securities of the resulting corporation entitled to vote in the election of directors shall be owned by substantially all of the persons who were owners immediately prior to such event in substantially the same proportions as their respective ownership immediately prior to such event, (ii) no person owns 25% or more of the combined voting power of the resulting corporation, or (iii) at least a majority of the members of the Iwerks Board shall have been members of the Iwerks Board at the time of the execution of the initial agreement providing for such event, or (c) a change in the membership of the Iwerks Board such that the directors sitting on the Iwerks Board on the date of each respective agreement referred to herein cease to constitute at least a majority of the Iwerks Board following the event. The Merger will not constitute a change in control under these agreements.

     In the event of a termination not for cause or a defacto termination, (a) Mr. Goldwater will receive (i) a cash amount equal to the base salary which would have been payable to him over the remaining term of his employment agreement, but not less than 18 months (24 months if termination occurs during, or upon the expiration of, the initial term of Mr. Goldwater's employment agreement), as computed based on Mr. Goldwater's base salary at the date of notice of termination, (ii) a cash amount equal to the pro rated portion, based on time served, of the performance bonus (100% of the performance bonus if Iwerks achieves 100% of its scheduled performance goals in the fiscal year in which termination occurs) which would have been paid to him under Iwerks' performance bonus plan for the fiscal year in which the termination occurs if his employment had continued through the end of the fiscal year and Iwerks had achieved 100% of its scheduled performance goals, (iii) his automobile allowance, (iv) paid up COBRA benefits for him and his family for the 18 months (24 months if termination occurs during, or upon the expiration of, the initial term of Mr. Goldwater's employment agreement) following the date of termination, and (v) other applicable benefits under Iwerks' operative employee benefit and welfare plans then in effect; (b) Mr. Hinckley will receive (i) a cash amount equal to the base salary which would have been payable to him over 12 months,
(ii) a cash amount equal to the pro rated portion of the performance bonus which would have been paid to him under Iwerks' performance bonus plan for the fiscal year in which the termination occurs, if any such plan is in effect, if his employment had continued through the end of the fiscal year and Iwerks had achieved 100% of its scheduled performance goals, and (iii) paid up COBRA benefits for himself and his family for the 12 months following the date of termination; (c) Mr. Griesmer will receive (i) a cash amount equal to the base salary which would have been payable to him over the remaining term of his employment agreement, but not less than 15 months (18 months if termination occurs during, or upon the expiration of, the initial term of Mr. Griesmer's employment agreement), as computed based on Mr. Griesmer's base salary at the date of notice of termination, (ii) a cash amount equal to the pro rated portion, based on time served, of the performance bonus (100% of the performance bonus if Iwerks achieves 100% of its scheduled performance goals in the fiscal year in which termination occurs) which would have been paid to him under Iwerks' performance bonus plan for the fiscal year in which the termination occurs if his employment had continued through the end of the fiscal year and Iwerks had achieved 100% of its scheduled performance goals, (iii) his automobile allowance, (iv) paid up COBRA benefits for him and his family for 15 months (18 months if termination occurs during, or upon the expiration of, the initial term of Mr. Griesmer's employment agreement) following the date of termination, and (v) other applicable benefits under Iwerks' operative employee benefit and welfare plans then in effect; and (d) each of the other three officers will receive (i) a cash amount equal to the base salary and which would have been payable to him over six months, (ii) a cash amount equal to the pro rated portion of the performance bonus which would have been paid to him under Iwerks' performance bonus plan for the fiscal year in which the termination occurs, if any such plan is in effect, if his employment had continued through the end of the fiscal year and Iwerks had achieved 100% of its scheduled performance goals, and (iii) paid up COBRA benefits for himself and his family for the 12 months following the date of termination. Each of the benefit packages described above shall be referred to herein as a "Separation Package." Additionally, all of the stock options held by these officers which are not vested as of the date of termination (and in the case of Messrs. Goldwater and Griesmer, during the 12 month period following termination) shall become vested and immediately exercisable and shall remain exercisable for a period of (a) with respect to Messrs. Goldwater and Griesmer, three years following the date of termination, (b) with respect to Mr. Hinckley, 15 months following the date of termination, and (c) with respect to the other three officers, 12 months following the date of termination.

     In the event of a change in control, each of Messrs. Goldwater and Griesmer may terminate their employment commencing with the third month anniversary of the change in control and terminating on the six month anniversary of the change in control and receive (a) in the case of Mr. Goldwater, (i) a cash amount equal to the base salary which would have been payable to him over the remaining term of his employment agreement, but not less than 24 months, as computed based on Mr. Goldwater's base salary at the date of notice of termination, (ii) a cash amount equal to the pro rated portion, based on time served, of the performance bonus which would have been paid to him under Iwerks' performance bonus plan for the fiscal year in which the termination occurs, if his employment had continued through the end of the fiscal year and Iwerks had achieved 100% of its scheduled performance goals, (iii) his automobile allowance, (iv) paid up COBRA benefits for him and his family for 18 months (24 months if termination occurs during, or upon the expiration of, the initial term of Mr. Griesmer's employment agreement) following the date of termination and (v) other applicable benefits under Iwerks' operative employee benefit and welfare plans then in effect for the remaining term of his employment agreement, but not less than 24 months, and (b) in the case of Mr. Griesmer, (i) a cash amount equal to the base salary which would have been payable to him over the remaining term of his employment agreement, but not less than 18 months, as computed based on Mr. Griesmer's base salary at the date of notice of termination, (ii) a cash amount equal to the pro rated portion, based on time served, of the performance bonus which would have been paid to him under Iwerks' performance bonus plan for the fiscal year in which the termination occurs, if his employment had continued through the end of the fiscal year and Iwerks had achieved 100% of its scheduled performance goals,
(iii) his automobile allowance, (iv) paid up COBRA benefits for him and his family for 15 months (18 months if termination occurs during, or upon the expiration of, the initial term of Mr. Griesmer's employment agreement) following the date of termination and (v) other applicable benefits under Iwerks' operative employee benefit and welfare plans then in effect for the remaining term of his employment agreement, but not less than 18 months. In addition, upon the occurrence of a change in control, all options then held by Messrs. Goldwater or Griesmer, as applicable, which are not yet vested shall vest as of the date of a change in control and shall become immediately exercisable and remain exercisable for a three year period following the change in control.

     In the event of a change in control, each of Mr. Hinckley and the other three officers may terminate his or her employment with Iwerks at any time commencing with the sixth month anniversary of the change in control and terminating on the one year anniversary of the change in control and receive his or her Separation Package. Also, if Iwerks terminates the officer's employment for any reason at any time within the one year period following the date of a change in control, then the officer shall receive his or her Separation Package. In addition to the Separation Package and without regard to whether the officer's employment is terminated following a change in control, upon the occurrence of a change in control, all options then held by the officer which are not yet vested shall vest as of the date of a change in control and shall become immediately exercisable. These options shall remain exercisable (a) with respect to Mr. Hinckley, for 15 months following the date of the change in control, and (b) with respect to the other three officers, for 12 months following the date of the change in control.

     Effective February 23, 1998, Mr. Wright's position as Chairman of the Board, Chief Executive Officer and President terminated. Pursuant to Mr. Wright's severance agreement with Iwerks, Mr. Wright received $672,000, which amount reflects Mr. Wright's base salary and annual stipend which would have been payable to him for the 24 month period following termination. Mr. Wright also received paid up group medical, supplemental life and disability and other insurance benefits for himself and his family for the 24 months following the date of termination. Finally all options held by Mr. Wright on the date of termination that were not vested became vested and immediately exercisable for a period of 36 months following the date of termination. In addition to the foregoing, Mr. Wright's severance agreement provides that Mr. Wright shall be paid a one time bonus payment in the amount of $250,000 if Iwerks realizes net income per share in an amount which equals or exceeds $0.20 for the six months ended June 30, 1998. As a condition to payment, Mr. Wright shall provide continued employment services to Iwerks for a minimum period of three months and a maximum period of six months from the date of notice of termination to assist in an orderly transition to his successor. During such period, Mr. Wright shall receive base salary in an amount equal to twice that of the base salary he was being paid prior to the termination plus his annual stipend.

     Effective January 23, 1998, Mr. Battison's employment with Iwerks terminated. Pursuant to Mr. Battison's severance agreement with Iwerks, Mr. Battison has received $200,000, which amount reflects Mr. Battison's base salary which would have been payable to him for the 12 month period following termination. Mr. Battison also received paid up COBRA benefits for himself and his family for the 12 months following the date of termination. Finally, all options held by Mr. Battison on the date of termination that were not vested became vested and immediately exercisable for a period of 15 months following the date of termination.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires Iwerks' executive officers, directors and persons who own more than ten percent of a registered class of Iwerks' equity securities to file reports of ownership and changes in ownership with the Commission. Executive officers, directors, and greater-than-ten percent stockholders are required by Commission regulations to furnish Iwerks with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it and written representations from certain reporting persons that they have complied with the relevant filing requirements, Iwerks believes that, during the year ended June 30, 1997, all relevant Section 16(a) filing requirements were complied with.

                            STOCK PERFORMANCE GRAPH


     Set forth below is a line graph comparing the annual percentage change in the cumulative return to the stockholders of the Iwerks Common Stock with the cumulative return of The Nasdaq Stock Market (US and Foreign Companies) Index and the Index for NASDAQ Miscellaneous Amusement and Recreation Service Index for the period commencing July 1, 1992 and ending on June 30, 1997. The information contained in the performance graph shall not be deemed "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act or Exchange Act, except to the extent that the Iwerks specifically incorporates it by reference into such filing. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
    AMONG IWERKS ENTERTAINMENT, INC., NASDAQ STOCK MARKET AND NASDAQ STOCKS

                       [PERFORMANCE GRAPH APPEARS HERE]

                               IWERKS       NASDAQ
Measurement Period           ENTERTAINMENT  STOCK        NASDAQ
(Fiscal Year Covered)            INC.       MARKET       STOCK
-------------------          -------------  ---------    ----------
Measurement Pt-  06/30/92                     72.5         37.9
FYE   06/30/93                                91.5         96.1
FYE   06/30/94                 19.8           91.9         56.2
FYE   06/30/95                 11.9          121.9         51.6
FYE   06/28/96                 29.5          155.6         52.3
FYE   06/30/97                 13.1          189.1         41.6

                            PRINCIPAL STOCKHOLDERS

     The following table sets forth as of February 25, 1998 certain information relating to the ownership of Iwerks Common Stock by (a) each person known by Iwerks to be the beneficial owner of more than 5% of the outstanding shares of the Iwerks Common Stock, (b) each of the directors of Iwerks, (c) each of the Iwerks' Named Officers, and (d) all of the executive officers and directors of Iwerks as a group. Except as may be indicated in the footnotes to the table and subject to applicable community property laws, each of such persons has the sole voting and investment power with respect to the shares owned. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this Rule, certain shares may be deemed to be beneficially owned by more than one person (such as where persons share voting power or investment powers). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided; in computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights on or before April 26, 1998. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person's actual voting power at any particular date. Unless otherwise indicated, the address of each person is c/o Iwerks Entertainment, Inc., 4540 West Valerio St., Burbank, CA.



                                                          Number            Percent
                                                            of             of Class
Name and Address                                          Shares            Owned
----------------                                         --------          --------
Roy A. Wright (1)..................................       540,000             4.3%

Charles Goldwater (2)..............................        68,333             1.0

William J. Battison III (3)........................       301,500             2.4

Donald W. Iwerks (4)...............................       941,809             7.7

Bruce C. Hinckley (5)..............................        63,332             1.0

Guy L. Heyl (6)....................................           300               *

Gary J. Matus......................................         7,212             1.0

Dag Tellefsen (7)..................................       596,195             4.9

Heartland Advisors, Inc. (8).......................     3,009,100            24.7
  790 North Milwaukee Street
  Milwaukee, WI 53202

Dimensional Fund Advisors, Inc. (9)................       850,720             7.0
  1299 Ocean Avenue, 11th Floor
  Santa Monica, CA 90401

All executive officers and directors as
  a group (6 persons) (10).........................     2,518,381            19.3%

------------------------------
* Less than one percent.

(1) Includes 510,000 shares of Iwerks Common Stock underlying options which are or will become exercisable on or before April 26, 1998. Mr. Wright was succeeded by Mr. Charles Goldwater as Chairman of the Board, Chief Executive Officer and President effective February 23, 1998. Pursuant to Mr. Wright's severance agreement with Iwerks, all unvested options as of February 23, 1998 became vested and immediately exercisable.

(2) Consists of 58,333 shares of Iwerks Common Stock underlying options which are or will become exercisable on or before April 26, 1998.

(3) Includes 261,500 shares of Iwerks Common Stock underlying options which are or will become exercisable on or before April 26, 1998. Mr. Battison provided consulting services in early fiscal 1995, and joined Iwerks as an executive officer in January 1995. Mr. Battison's employment with Iwerks was terminated effective January 23, 1998. Pursuant to Mr. Battison's severance agreement with Iwerks, all unvested options as of January 23, 1998 became vested and immediately exercisable.

(4) Includes 938,970 shares of Iwerks Common Stock held by the Donald and Betty Iwerks 1995 Family Trust and 2,839 shares of Iwerks Common Stock underlying options which are or will become exercisable on or before April 26, 1998. Mr. Iwerks resigned as Chief Technical Officer of Iwerks effective as of December 31, 1995. Mr. Iwerks currently serves on the Iwerks Board and is a consultant to Iwerks.

(5) Includes 48,332 shares of Iwerks Common Stock underlying options which are or will become exercisable on or before April 26, 1998.

(6) Mr. Heyl was Acting Chief Financial Officer between June 8, 1996 and September 20, 1996, at which time he resigned. Prior to such time he was not an executive officer.

(7) Includes 27,006 shares of Iwerks Common Stock underlying options which are or will become exercisable on or before April 26, 1998. Includes 530,031 shares of Iwerks Common Stock owned by Meriken Nominees Limited as nominee for Glenwood Ventures, 37,408 shares owned by Glenwood Management and 1,750 shares owned by Dag Tellefsen and Associates, all of which Mr. Tellefsen disclaims beneficial interest. Mr. Tellefsen is a principal of Glenwood Ventures, Glenwood Management and Dag Tellefsen and Associates.

(8)  Based on information contained in a Schedule 13G dated January 29, 1998.

(9)  Based on information contained in a Schedule 13G dated February 9, 1998.

(10) Includes 915,222 shares of Iwerks Common Stock underlying options which are or will become exercisable on or before April 26, 1998.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                     AND RESULTS OF OPERATIONS OF IWERKS

GENERAL

     Iwerks is engaged in the business of designing, engineering, manufacturing, marketing and servicing specialty theatre systems which employ a variety of projection, show control, ride simulation and software technologies. Iwerks is currently in the business of: (a) selling and installing ride simulation attractions in specialty theaters, (b) selling and installing giant screen theaters (generally such theaters require projection technology which utilizes film sizes ranging between five perforations per frame by 70 millimeters (5/70) and fifteen perforations per frame by 70 millimeter (15/70)), (c) licensing and distributing the films in its library to ride simulation theaters previously sold by Iwerks, (d) producing films in the 5/70, 8/70 and 15/70 film format for its film library as well as producing films in these formats for third parties,
(e) investing in joint ventures by contributing its ride simulation technology, design and equipment and participating in the theater profits, and (f) operating a fleet of 16 mobile ride simulation attractions which it owns. In addition, during March 1997, Iwerks acquired the technology and patents for a state-of-the-art movie projector which Iwerks uses to manufacture and sell projectors used primarily on theater systems designed by Iwerks. The selling and installation of both ride simulation theaters and large screen theaters includes providing all or part of the design of such theaters, sale of the projector screens, show control systems, motion simulators and sound systems.

RECENT ACQUISITION

     On March 4, 1997 two newly formed wholly-owned subsidiaries of Iwerks acquired all of the stock of Pioneer Marketing Corporation ("Pioneer"), a company engaged in the design and manufacture of motion picture projectors, in exchange for 299,101 shares of Iwerks Common Stock. Concurrently, Iwerks purchased a patent from a partnership related to Pioneer for approximately $1,114,000 in cash. These transactions were accounted for as a purchase with an aggregate purchase price of approximately $2,784,000 including acquisition costs. The aggregate purchase price of Pioneer in excess of the fair value of the identifiable assets of Pioneer at the date of acquisition was $1,536,000 which has been allocated to goodwill. The operations of Pioneer have been consolidated with the operations of Iwerks from March 4, 1997.

RECENT DEVELOPMENTS

     Developments Affecting Financial Results

     The first quarter of fiscal 1998 was adversely impacted by Merger costs accrued during the period, reduced sales in the Asia-Pacific region, a decline in its Touring Division's revenue, and seasonal factors. As a result of the continuing impact of the foregoing factors (particularly the increased impact of declining sales in the Asia-Pacific region reflecting the economic downturn generally being experienced in that region) Iwerks reported a net loss of $3.5 million in the second quarter of fiscal 1998. The economic trends in the Asia-Pacific region are expected to continue to adversely impact Iwerks results of operations for the remainder of fiscal 1998. Consequently, there can be no assurance that Iwerks will achieve profitability during the third quarter of fiscal 1998 (even before Merger related costs are taken into account). The third quarter is expected to be negatively impacted by the accrual of approximately $5.7 million in non-recurring Merger related costs. Further, assuming the Merger is consummated in the third quarter of fiscal 1998 and that the transaction costs associated with the Merger after September 30, 1997, which are estimated to be approximately $4.7 million, are paid in that quarter, the combined company expects to have a significant decline in its cash balances at March 31, 1998 from the $19.2 million cash balance of Iwerks at September 30, 1997. The estimated non-recurring Merger related costs of $6.9 million (which includes amounts expected to be accrued in each of the fourth quarter of fiscal 1997 and the first three quarters of fiscal 1998) include investment banking, legal, accounting, printing, severance, the estimated cost to sublease the Showscan facility, relocation costs and write offs associated with equipment which the combined company will not utilize, and other expenses, some of which will be incurred even if the Merger is not consummated.

     Iwerks believes that the primary reasons for the decline in sales to the Asia Pacific region is a result of the decrease in the Asian currency as compared to the U.S. dollar. Many of the Asian projects which were to include Iwerks' attractions have been slowed or have halted development.

     In light of reduced revenues and earnings which are largely attributable to the weakened sales in the Asia Pacific region, on January 28, 1998, Iwerks reduced its workforce by approximately 13% in order to align staffing levels with expected revenues going forward. Iwerks anticipates that the layoffs will result in annual savings in selling, general and administrative savings of more than $1.0 million. In an unrelated event effective February 23, 1998 Charles Goldwater was appointed Chairman of the Board, Chief Executive Officer and President succeeding Roy A. Wright. Iwerks anticipates accruing approximately $1.7 million in the third quarter of fiscal 1998 for severance and related expenses with respect to the foregoing.

     Developments Affecting Management

     The company resulting from the Merger will be significantly larger than either Iwerks or Showscan as stand alone companies. The Iwerks Board is evaluating the management resources of the combining companies and considering whether to seek additional management personnel. The initial integration plan is under development but is expected to include changes to the companies' corporate organizational chart, duties and responsibilities of existing management personnel, elimination of duplicate management functions and management changes and additions. Effective February 23, 1998, Iwerks entered into an employment agreement with Charles Goldwater to serve as Chairman of the Board, Chief Executive Officer and President of Iwerks. Mr. Goldwater succeeds Mr. Roy A. Wright, who will continue to provide consulting services to Iwerks during the transition period. Iwerks is continuing to develop a long-term management staffing plan and, consequently, there can be no assurance that there will not be other changes among current management or additions thereto either before or after the date of the Iwerks Annual Meeting. Iwerks has agreed to use its commercially reasonable efforts to retain the services of Dennis Pope and W. Tucker Lemon, the President and Chief Executive Officer and Senior Vice President, General Counsel and Secretary of Showscan, respectively, to assist in the integration of the two companies for a period of up to six months following the Effective Time.

     In addition, the Iwerks Board has determined to expand the number of directors to serve on the Iwerks Board to seven, one of which will be Charles B. Moss, Jr., a current member of the Showscan Board. Iwerks intends to commence a search for two additional qualified candidates who shall be elected by a majority of the then existing Iwerks Board.

RESULTS OF OPERATIONS

     Iwerks derives its revenues primarily from three sources: sales of hardware systems, owned and operated (primarily portable simulation theatres), and licensing of films. To a lesser extent, revenues are also earned from service to existing theatre owners and production of films for third parties.

     Revenues for the fiscal year ended June 30, 1995, 1996 and 1997 and the three and six month periods ended December 31, 1996 and 1997 are analyzed in the following table (in thousands):

                                                                                          Three Months           Six Months
                                                                                              Ended                 Ended
                                          Fiscal Year Ended June 30                        December 31           December 31
                     ------------------------------------------------------------------  ---------------------------------------
                       1995         %         1996         %         1997         %        1997      1996       1997      1996
                     ---------   --------   ---------   --------   ---------   --------  --------  --------   --------  --------
Hardware sales &
 service             $24,745        55%      $27,998      58%       $25,829       65%     $3,620    $7,366     $7,092    $12,358

Owned and operated     9,279        21%       13,469      28%         8,072       20%        860     1,278      4,040      4,547

Film licensing         4,096         9%        4,800      10%         5,358       14%      1,415     1,277      2,759      2,506

Film production
 and other             6,855        15%        2,249       4%           325        1%         94       102        150        207
                     -------       ---       -------     ---        -------      ---      ------   -------    -------    -------
                     $44,975       100%      $48,516     100%       $39,584      100%     $5,989   $10,023    $14,041    $19,618
                     =======       ===       =======     ===        =======      ===      ======   =======    =======    =======

   Revenues on sales of theatre systems are recognized on the percentage-of-completion method over the life of the contract. Accordingly, the timing of shipment schedules as dictated by the customer can result in variability of quarterly revenues and earnings. The gross margin for each contract varies based upon pricing strategies, competitive conditions and product mix.

  Revenues from owned and operated (O & O) consist of portable ride simulation theatre revenues derived primarily from corporate sponsorship or ticket sales at state fairs, air shows, and similar events, as well as revenues derived from fixed site joint venture revenues which includes Iwerks's contractual share of the sites' revenues or profits as applicable. Admission revenues from the portable ride simulation theatres are subject to variability due to the seasonal nature of these events and are higher during the summer months. Sponsorship and contract revenues for the portable theatres are recognized ratably over the term of the contract.

  Iwerks typically licenses its film software under one year film license agreements. Revenues and related expenses are recognized at the beginning of the license period at which time the customer is billed the license fee and film is delivered to the customer.

  Iwerks recognizes revenues and costs associated with the production of custom films at the time of completion and acceptance by the customer. Accordingly, the timing of completion of custom films can result in substantial variability of quarterly revenues and gross margin. Iwerks typically realizes a smaller margin from the sale of custom films in comparison to its theatre system sales.

  A significant portion of Iwerks's sales are made to customers located outside of the United States, primarily in Asia, Canada, Europe and South America. Revenues for the fiscal years ended June 30, 1995, 1996 and 1997 attributable to sales to these countries are analyzed in the following table (in thousands):

                                                Percent                       Percent
                                               of Total                       of Total                       Percent of
                                1995            Revenue         1996          Revenue         1997          Total Revenue
                             ---------       ------------     --------      ------------    --------      ----------------
Canada                          417              0.9%            1,131          2.3%           516              1.3%

Europe                        1,185              2.6%            4,409          9.1%         2,085              5.3%

Asia                         23,029             51.3%           17,311         35.7%        13,682             34.6%

South America (including
 Mexico)                         47              0.1%              972          2.0%         5,375             13.6%
                             ------             ----            ------         ----         ------             ----
  TOTAL EXPORT REVENUES      24,678             54.9%           23,823         49.1%        21,658             54.8%
                             ======             ====            ======         ====         ======             ====

  Iwerks expects the percentage of international sales to total sales may fluctuate significantly in the next twelve months primarily as a result of significantly weakened sales in the Asia-Pacific region experienced by Iwerks in the first and second quarters of fiscal 1998. See " -- Recent Developments." Iwerks maintains an office in Hong Kong to support sales to Asia. A sales office was opened in London, England in May 1997 to support its European sales. South American sales are supported out of the Sarasota, Florida office. International operations and sales may be subject to political and economic risks, including political instability, currency fluctuations, changes in import/export regulations, tariff and freight rates. In addition, various forms of protectionist trade legislation have been proposed in the United States and in certain other countries. Any resulting change in current tariff structures or other trade and monetary policies could adversely affect Iwerks' international operations. Political and economic factors have been identified by Iwerks with respect to certain markets in which it competes. There can be no assurance that these factors will not result in customers of Iwerks defaulting on payments due to Iwerks, or in the reduction of potential purchases of Iwerks' products. Typically, sales are denominated in United States dollars and are backed by letters of credit, which reduce the risks attendant to international sales.

COMPARISON OF YEAR ENDED JUNE 30, 1997 TO YEAR ENDED JUNE 30, 1996

Revenues

  Revenue for the fiscal year ended June 30, 1997 decreased $8.9 million or 18% from the fiscal year 1996 revenue. Owned and operated revenue decreased $5.4 million or 40%, primarily from Iwerks's 17 touring ride simulators (Reactors), due primarily to the loss of AT&T Corp. as a major sponsor in the first quarter of fiscal 1997. In addition, fiscal 1996 revenue included a $2.5 million cancellation settlement for an event which was to be held at World Expo in Tokyo, Japan and there were no such cancellation revenue in fiscal 1997. During the remaining portion of the fiscal year Iwerks aggressively pursued new sponsorship opportunities and looked at other options to replace these revenues. The loss of the major sponsor, that utilized 5 of the Reactors throughout fiscal 1996, resulted in excess capacity between early Fall and late Spring of fiscal 1997. In June, 1997 one of the Reactors was sold to a customer in Korea and Iwerks continues to actively seek alternatives to increase the utilization of the remaining 16 Reactors. The $2.2 million reduction in hardware sales and service resulted from a reduced number of hardware contracts in fiscal 1997 compared with fiscal 1996. Film licensing revenue increased 12% from fiscal 1996 to fiscal 1997 due primarily to an increase in the number of theaters which license films. The decrease in film production and other was due to no films produced in fiscal 1997 compared to two films produced in fiscal 1996.

Cost of Sales

  Cost of sales primarily includes costs of theatre systems sold, expenses associated with operating portable ride simulation theatres, and costs associated with film production and licensing fees. The cost of theatre systems include the cost of components, customization, engineering, project management, assembly, system integration and installation. Also included are royalties payable to a former joint venture partner and estimated warranty expenses. The costs associated with film license fees primarily reflect amortization of film production costs over the lives of certain films and royalties paid to third parties. The cost of sales associated with operating portable ride simulation theatres include costs for personnel, depreciation and amortization, event fees, fuel, insurance and maintenance. Iwerks's results of operations may vary significantly from quarter to quarter depending on the timing of theatre system shipments, the mix of theatre system contracts, the completion of custom film sales, the amount of revenue attributable to portable ride simulation theatres and film licensing agreements.

  Cost of sales as a percentage of sales was 59% and 73% for the fiscal years ended June 30, 1996 and 1997, respectively.

  One of the primary reasons for the decrease in the gross margins between fiscal 1997 and 1996 was due to $1.5 million of charges to cost of sales made in the fourth quarter of fiscal 1997 due to changes in accounting estimates. These included additional film amortization expense on films which have not achieved their projected revenue ($746,000), additional reserve for disputes ($450,000), increased warranty reserve ($147,000) due to increased work performance on a contract, and a reduction of previously recognized earnings by $205,000 in connection with the cancellation of a contract. In addition, the costs related to the revenue received from the cancellation settlement of the Tokyo World Expo in 1996 were nominal resulting in an unusually high margin in fiscal 1996 which did not occur in fiscal 1997.

Selling, General and Administrative Expenses

  Selling, general and administrative expenses (SG&A) include personnel costs, trade shows and other promotional expenses, sales commissions, travel expenses, public relations costs, amortization of goodwill, professional fees and divisional administrative costs.

  Selling, general and administrative expenses were $17.4 million and $15.6 million, for the years ended June 30, 1996 and 1997, respectively.

  The $1.8 million reduction in selling, general and administrative expenses between fiscal 1997 and 1996 was due primarily to reduced employee related compensation ($2.3 million), legal and accounting expenses ($.6 million) and travel and entertainment expenses ($.6 million). These reductions were partially offset by an increase in the provision for doubtful accounts ($.8 million), increased research and development expenses ($.4 million), increased accrued expenses related to a regulatory audit ($.4 million) and expenses related to the proposed Merger ($.2 million). (See Note 14 to Notes to Consolidated Financial Statements).

Loss on Impairment of Assets

  Due to Iwerks being unable to replace the major sponsorship revenue from AT&T Corp. for its portable simulation theater business and the resulting excess capacity this generated during the winter months as described above in the "Revenue" section, Iwerks recognized a non-cash charge of $5.6 million in fiscal 1997 primarily for its portable simulation theaters in accordance with Financial Accounting Standards Board (FASB) release Number 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of". The loss was calculated as the excess of the carrying value of the portable simulation theater assets over the estimated future discounted cash flow from these theaters during the next six fiscal years. (See Note 14 of Notes to Consolidated Financial Statements). The impairment occurred in the fourth quarter of fiscal 1997 as a result of disappointing results and an underutilization of reactors during the quarter, sponsorship and general admission events below expectations, and the lack of significant sponsorship backlog as of June 30, 1997.

Interest Income & Expense

  Interest income for fiscal 1996 and 1997 was $1.2 million and $1.1 million, respectively. The slight decrease from 1996 to 1997 resulted primarily from changes in the invested cash balances during the respective periods.

  Interest expense for fiscal 1996 and 1997 of $380,000 and $391,000 resulted primarily from financing costs on the portable ride simulation theatres.

Income Taxes

  The provisions to income taxes were $149,000 and $117,000 to the years ended June 30, 1996 and 1997, respectively. As Iwerks has significant net operating loss carry forwards, the income tax provisions are primarily for foreign taxes and state taxes.

Net Income (Loss)

  Iwerks recorded net income of $3,099,000 in 1996, compared to a net loss of $9,956,000 in 1997 due to the reasons mentioned above.

COMPARISON OF YEAR ENDED JUNE 30, 1996 TO YEAR ENDED JUNE 30, 1995

Revenues

   Revenue in fiscal 1996 increased compared with fiscal 1995 in all three primary revenue sources with a 13% increase in hardware, a 45% increase in owned and operated (especially from foreign sources) and a 17% increase in film and other software licensing. The revenue increase was partially offset by a decrease in film production. Iwerks had several custom film contracts in fiscal 1995 with no similar contracts in fiscal 1996.

   Owned and operated (O&O) revenues increased 45% from 1995 to 1996. In fiscal 1996, these revenues include foreign source revenues from Taiwan, Puerto Rico and Argentina. The fleet of touring ride simulation theatres grew from 12 at the close of fiscal 1995 to 17 early in fiscal 1996. Sponsorship events during fiscal year 1996 were primarily with one customer. Also, fiscal 1996 revenue included a $2.5 million cancellation settlement for an event as mentioned previously. Film licensing revenues increased 17% from 1995 to 1996 because of the increase in the number of film license agreements.

   Theatre hardware sales increased 13% from 1995 to 1996 on increased demand for Iwerks' theatre systems. Other revenues have various sources including exclusivity agreements, distribution rights, forfeited deposits and settlements on canceled contracts.

Cost of Sales

   The gross profit margin improved in fiscal 1996 compared to fiscal 1995 from 26% to 41% primarily because of Iwerks' focus on hardware profit margins as well as attention to pricing and improved margins in O&O, particularly in the portable theatre events where the margin was favorably impacted by cancellation fees associated with a canceled contract, which amounts were partially offset by costs incurred in anticipation of performance under the contract.

Selling General and Administrative Expenses

   Selling General and Administrative Expenses were $25.8 million and $17.4 million for the fiscal years ended June 30, 1995 and 1996. The 32% decrease in Selling, General and Administrative expenses from 1995 to 1996 resulted primarily from reduction in administrative costs associated with the closure of the Sarasota, Florida facility ($2,900,000), and from the 1995 litigation costs ($2,600,000) and bad debt charges ($1,200,000), for which there were no comparable charges in 1996.

Interest Income and Expense

   Interest income for fiscal 1995 and 1996 was $1.0 million and $1.2 million, respectively. This increase resulted primarily from changes in the invested cash balances during the respective periods.

   Interest expense for fiscal 1995 and 1996 was $537,000 and $380,000, respectively. This decrease is directly related to the amount of outstanding debt during the years then ended.

Income Taxes

   The provisions for income taxes were $85,000 and $149,000 for the years ended June 30, 1995 and 1996, respectively. As Iwerks had significant net operating loss carry forwards, the income tax provisions are primarily for foreign taxes and state taxes.

Net Income (Loss)

   Iwerks recorded a net loss of $13,473,000 in 1995, compared to net income of $3,099,000 in 1996 due to the reasons mentioned above.

COMPARISON OF THREE MONTHS ENDED DECEMBER 31, 1997 TO THREE MONTHS ENDED DECEMBER 31, 1996

Revenues

   Hardware sales and service revenue decreased by approximately $3.7 million as compared to the same period last year. Sales recognized from Asian customers decreased by approximately $3.8 million as compared to the prior year. Iwerks has experienced a decline in the signing of new sales contracts in Asia, which may adversely impact simulation hardware revenue in future periods. Management believes this decline is primarily due to the Asian economic crisis. Typically, sales are denominated in U.S. dollars and are backed by letters of credit, which reduce the risks attendant to international sales.

   Owned and operated revenue decreased by approximately $481,000 as compared to the same period last year, primarily due to a reduction in sponsorship revenue relating to the portable simulation theatres. Iwerks expects the lower Asian hardware and touring sales trends to continue to adversely affect results for the remainder of fiscal 1998.

   Film licensing revenue increased as a result of the increasing base of installed theaters that license Iwerks film software.

Cost of Sales and Gross Profit

   The total gross profit margin percentages for the three months ended December 31, 1997 and 1996 were 13.7% and 30.6%, respectively. The decrease in gross profit margin is primarily related to the portable simulation theatre business. This business segment has significant fixed cost of sales regardless of revenue fluctuations. Therefore, given that sales decreased, due to a decline of sponsorship revenue, and costs of sales remained relatively constant, the gross margin was negatively impacted. The gross profit margin on the other revenue sources were generally consistent with the prior year's quarter and may continue into future periods.

Selling, General and Administrative Expenses

   Selling, general and administrative expenses increased for the three months ended December 31, 1997 by approximately $989,000 over the same period in the prior year. This increase was primarily due to increased research and development efforts, additional bad debt expense, higher insurance costs and more trade show expenses recognized.

Interest Income & Expense

   Interest income for the three months ended December 31, 1997 and 1996 was $272,000 and $296,000, respectively, and is derived from Iwerks' investments, primarily in U.S. Treasury Notes. The decrease in interest income resulted primarily from the decrease in the invested balances in the comparable periods.

COMPARISON OF SIX MONTHS ENDED DECEMBER 31, 1997 TO SIX MONTHS ENDED DECEMBER 31, 1996.

Revenues

   Hardware sales and service revenue decreased by approximately $5.3 million as compared to the same period last year. Sales recognized from Asian customers decreased by approximately $5.4 million as compared to the prior year. The trend of lower sales in Asia is expected to continue in the foreseeable future.

   Owner and operated revenue decreased by approximately $507,000 as compared to the same period last year, primarily due to a reduction in sponsorship revenue relating to the portable simulation theatres.

   Film licensing revenue increased as a result of the increasing base of installed theatres that license Iwerks' film software.

Cost of Sales and Gross Profit

   The total gross profit margin percentages for the six months ended December 31, 1997 and 1996 were 29.1% and 32.8%, respectively. The decrease in gross profit margin was primarily related to the portable simulation theatre business.

Selling, General and Administrative Expenses

   Selling, general and administrative expenses increased for the six months ended December 31, 1997 by approximately $1.2 million over the same period in the prior year. This increase was primarily due to increased research and development efforts, additional bad debt expense, higher insurance costs and more trade show expenses recognized.

Merger Related Expenses

   The Merger will be accounted for as a pooling of interest. Consequently all transaction related costs are to be expensed in the period incurred. During the quarter and six months ended December 31, 1997, Iwerks incurred $218,000 and $531,000 of transaction expenses. Iwerks expects to incur additional transaction expenses in the next quarter (regardless of whether the Merger is consummated).

IMPACT OF YEAR 2000

   Some of Iwerks older computer programs were written using two digits rather than four to define the applicable year. As a result, those computer programs have time-sensitive software that recognize a date using "00" as the year 1900 rather than the year 2000. This could cause a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities.

   Iwerks has completed an assessment of its existing software systems and after reviewing various factors, one of which being the year 2000 issue, has decided to replace its key manufacturing and financial software systems. The new systems will function properly with respect to dates in the year 2000 and thereafter. The total project cost is estimated at approximately $400,000 which includes $300,000 for the purchase and implementation of new software and hardware that will be capitalized and approximately $100,000 that will be expensed as incurred. To date, Iwerks has incurred approximately $25,000.

   The project is estimated to be completed not later than June 30, 1999, which is prior to any anticipated impact on its operating systems. Iwerks believes that with conversions to new software, the Year 2000 Issue will not pose significant operational problems for its computer systems.

   The costs of the project and the date on which Iwerks believes it will complete the conversion are based on management's best estimates, which were derived utilizing numerous assumptions of future events, including the continued availability of certain resources and other factors. However, there can be no guarantee that these estimates will be achieved and actual results could differ materially from those anticipated.

SEASONALITY AND FLUCTUATING QUARTERLY RESULTS

    The following tables set forth unaudited data regarding operations for each quarter of fiscal 1996 and 1997 and the first and second quarters of fiscal 1998 and the percentage of Iwerks's revenue and expenses represented by each item of the respective quarter. This quarterly information has been prepared on the same basis as the annual consolidated financial statements and, in management's opinion, contains all adjustments necessary to fairly state the information set forth herein. The operating results for any quarter are not necessarily indicative of results for any future period.

                                  Fiscal 1996                                  Fiscal 1997                      Fiscal 1998
                    -----------------------------------------    ----------------------------------------    -----------------
(Dollars in           First     Second      Third     Fourth      First     Second      Third     Fourth      First    Second
 Thousands)          Quarter    Quarter    Quarter    Quarter    Quarter    Quarter    Quarter    Quarter    Quarter   Quarter
------------------   -------    -------    -------    -------    -------    -------    -------    -------    -------   -------
Revenue              $10,096    $13,207    $13,825    $11,388    $ 9,594    $10,023    $11,042    $ 8,924    $ 8,052   $ 5,989

Cost of sales          5,720      8,239      7,642      7,074      6,236      6,955      7,335      8,422      4,789     5,168
                     -------    -------    -------    -------    -------    -------    -------    -------    -------   -------
Gross Margin           4,376      4,968      6,183      4,314      3,358      3,068      3,707        502      3,263       821

Selling, general
 and administrative    4,331      4,648      5,031      3,366      3,381      3,322      3,582      5,338      3,605     4,311

Merger related
 expenses                 --         --         --         --         --         --         --         --        313       218

Loss on impairment
 of assets                --         --         --         --         --         --         --      5,586         --        --

Interest (income)
 expense, net            (96)      (284)      (226)      (177)      (197)      (197)      (145)      (195)      (149)      208
                     -------    -------    -------    -------    -------    -------    -------    -------    -------   -------
Income (loss)
 before provision
 for taxes               141        604      1,378      1,125        174        (57)       270    (10,226)      (506)   (3,500)

Provision for taxes       --         --         --        149         --         --         --        117         --        --
                     -------    -------    -------    -------    -------    -------    -------    -------    -------   -------

     Iwerks's operating results fluctuate from quarter to quarter as a result of the timing of theatre system shipments, the mix of theatre system contracts, the completion of custom film contracts and the amount of revenues from portable simulation theatre and film licensing agreements. Historically, the first and fourth fiscal quarters generates the lower quarterly revenue due to the seasonality of the portable simulation theater operations. Hardware sales will likely continue to experience inexplicable quarterly fluctuations as they are substantially dependent on the customers' varying delivery and installation requirements.

     Over the last eight quarters, certain events have caused unusual fluctuations. In fiscal 1996, selling, general and administrative expenses increased in the third quarter as performance compensation was accrued upon achieving a level of profitability, and revenues and profit margin were favorably impacted in the third quarter because of cancellation fees received in respect to a canceled contract. A significant portion of Iwerks's operating expenses are relatively fixed, and planned expenditures are primarily based upon forecasts. However, the sales cycle for the sale of a single attraction by Iwerks typically ranges between six and eighteen months. Iwerks has little control over the timing of customer purchases. In fiscal 1997, the fourth quarter was impacted by the charge for the asset impairments of $5.6 million as well as cost of sales expenses totaling $1.5 million for additional film amortization expense on films which have not achieved their projected revenue, additional reserve for disputes, increased warranty reserve and a reduction of previously recognized earnings in connection with the cancellation of a contract. Also Selling, General and Administrative expenses increased in the fourth quarter due to an increase to bad debt reserve due to an account which was deemed uncollectible, a legal reserve that first arose in the fourth quarter, increased accrual due to a regulatory audit and increased expenses relating to the proposed Merger. (See Note 14 of Notes to Consolidated Financial Statements).

LIQUIDITY AND CAPITAL RESOURCES

     Since its inception, Iwerks has financed its operations primarily from net proceeds from the private placement of $10.3 million in preferred stock, net proceeds of $47 million from the initial public offering of Iwerks Common Stock in fiscal 1994, and cash flow from operations. Iwerks has also received cash in the amount of $5 million for the sale of certain distribution rights during the three fiscal years ending June 30, 1996 and proceeds from the financing of certain equipment purchases.

     Iwerks' operating activities for the six months ended December 31, 1997 generated positive cash flow of $2.9 million. This was mainly due to the net loss of $4.0 million offset by non-cash charges of $2.3 million for depreciation and amortization along with changes in operating assets and liabilities of 4.7 million. Investing activities for the six months ended December 31, 1997 consisted primarily of investments in film inventory and purchases of property and equipment partially offset by investments in debt securities. Cash used in financing activities consisted primarily of payments for notes payable and capital leases.

     In fiscal 1997, approximately $1.0 million was provided by operating activities. Iwerks's major investing activities included investments in joint ventures for $1.2 million, additions to film library of approximately $2.5 million, acquisition of Pioneer (see Note 3 of Notes to Consolidated Financial Statements) and related patent for $1.09 million, and purchase of property and equipment for $1.2 million. Financing activities included repayment of notes payable of $2.1 million.

     In fiscal 1996, approximately $3.7 million in cash was provided by operating activities, primarily from net income of $3.1 million, depreciation and amortization of $6.4 million, and a decrease in accounts receivable of $1.3 million. Offsetting these cash sources were increases in inventories and costs and estimated earnings in excess of billings on uncompleted contracts, and
decreases in accounts payable and accrued expenses of $4.2 million.   Iwerks'
major investing activities included the purchase of debt securities and to a lessor extent the purchases for property and equipment and additions to the film library. During fiscal 1996, the major financing activities were the repayment of notes payable and the $3,000,000 proceeds from the financing of five Reactors that were placed in service early in the fiscal year.

     At December 31, 1997, Iwerks had cash and short-term investments of approximately $17.4 million. In addition, Iwerks maintains a bank line of credit in the amount of $5 million. During the fiscal year ended June 30, 1997 and the interim period to date, there were no amounts outstanding on the line of credit. At December 31, 1997, as a result of the loss in the second quarter of fiscal 1998, Iwerks is not in compliance with certain financial covenants of its line of credit. Iwerks is in discussions with representatives of the bank regarding a waiver from and revisions to these financial covenants. However, there can be no assurance that the bank will waive compliance with, or revise, these covenants or maintain this line of credit in the future. Iwerks anticipates that its investment activities, financing activities, along with the proposed Merger related costs will use cash and expects that its cash balance will decline in fiscal 1998. If the Merger is consummated, it is anticipated that the transaction costs associated with the Merger after December 31, 1997, which affect its cash balances, would be approximately $4.5 million which would be offset by any cash balances of Showscan acquired as a result of the Merger. However, Iwerks believes that its existing cash balances, the proceeds of the debt securities it owns as they mature, and cash flow from operations will be sufficient to meet its cash requirements through at least the next twelve months, after which time it may be required to raise additional cash through the sale of equity or debt securities, lease financing or other borrowings. In addition, to the extent Iwerks experiences growth in the future, or its cash flow from operations is less than anticipated, Iwerks may be required to obtain additional sources of cash.

     Iwerks has reviewed the provisions of SFAS 130 and 131 and does not believe that they will have a material impact on its financial statements and relative disclosures.

                             BUSINESS OF SHOWSCAN

General

     Showscan is a leading provider of movie-based motion simulation theatre attractions to the rapidly expanding out-of-home entertainment market. Showscan's motion simulation theatre attractions ("Showscan Attractions") combine the exhibition of a short action film with multi-channel sound systems and synchronized theatre seat movement to produce an immersive entertainment experience in which the theatre patron has the perception of actually participating in the on-screen action. The entertainment creates a "thrill ride" or action entertainment experience (such as riding a run-away train or racing through outer space). Showscan's attractions incorporate various proprietary technologies, including the award winning and patented 70mm filming and projection process known as Showscan(R). Showscan believes that films made and exhibited in the Showscan process create a visual effect of depth, clarity and realism that is superior to any other film format. The Showscan process is also used for the exhibition of films in large screen special format movie theatres. Showscan's films have been exhibited in such specialty theatres at world fairs, tourist destinations, trade conventions and other locations where the operator desires the impact of the large-screen, intense image that a Showscan film provides.

     As of February 12, 1998, Showscan had 61 Showscan Attractions screens operating around the world. Showscan had 10 additional Showscan Attractions screens in its delivery and installation backlog, and has contractual commitments for an additional 28 Showscan Attractions screens. Showscan includes in its backlog all sales for which it has a signed agreement or letter of intent, in each case supported by a letter of credit, cash deposits or damage provisions. Until November 1993, all Showscan Attractions were owned and operated by unaffiliated third parties. Since then, ventures in which Showscan has a 15% to 50% ownership interest have opened motion simulation theatres ("O&O Theatres") at Universal CityWalk, Universal City, California; in the Trocadero Arcade at Piccadilly Circus, in London, England; at General Cinema's 14-screen theatre multiplex in Framingham, Massachusetts (now closed); on the Riverwalk in San Antonio, Texas (now closed) and at the Asian Trade Center in Osaka, Japan.

     As part of its business, Showscan produces and licenses specialty films in the Showscan process which are then exhibited in conventional theatres equipped to show Showscan films. Showscan also markets all of the cameras, projectors, motion bases and other equipment necessary to establish and operate Showscan Attractions and Showscan specialty theatres. Showscan has 6 permanent specialty theatres operating as of February 12, 1998.

     Showscan was incorporated in Delaware in August 1984 under the name Showscan Film Corporation. In August 1990, Showscan's name was changed to Showscan Corporation, and in August 1994 the name was changed again to Showscan Entertainment Inc. Showscan's principal executive office is located at 3939 Landmark Street, Culver City, California 90232. Showscan's telephone number at its executive office is (310) 558-0150.

BUSINESS STRATEGY

     Showscan believes that there is a rapidly increasing worldwide consumer demand for a variety of out-of-home entertainment options. Showscan plans to capitalize on its position as a leader in the entertainment motion simulation attraction business and on the growing demand for entertainment alternatives by making its movie-based products available to consumers worldwide at high-visibility and high-traffic locations, such as urban entertainment complexes, tourist destinations, family entertainment centers, amusement/theme parks, movie theatre complexes, gaming casinos, and shopping centers.

     Showscan has focused its primary business strategy on the development of high-margin recurring revenues from the licensing and distribution of its motion simulation and specialty films. Showscan is also committed to enhancing the recognition of the Showscan(R) brand name worldwide. Showscan's current strategies to achieve this objective are as follows:

     INCREASE FILM LICENSING REVENUES. Showscan seeks to increase the recurring revenues derived from licensing its films by increasing the number of motion simulation attractions and specialty theatres. As this installed base grows, each film will be licensed to a greater number of exhibitors thereby increasing revenue, while also amortizing the fixed film production costs of Showscan owned films over a larger revenue base. To increase this recurring revenue, Showscan is:

     (a) Marketing to a wide range of potential customers worldwide while maintaining reasonable profit margins;

     (b) Distributing Showscan films to simulation attractions previously installed by competitors of Showscan;

     (c) Enhancing and expanding its film library by producing internally or with third parties new films while also obtaining distribution rights to motion simulation films produced by others;

     (d)  Enhancing its proprietary projection and motion base technology;

     (e) Entering into additional strategic sales arrangements to supplement existing strategic agreements which cover Japan, USA, Australia, Taiwan, Hong Kong and selected portions of China; and

     (f) Emphasizing sales having multi-location possibilities. (To date, Showscan has sold 18 Showscan Attractions to Imagine Japan, 10 Showscan Attractions to Kings Entertainment Co., Ltd., four Showscan Attractions in China to Jenor International, 24 Showscan Attractions to United Artists Theatre Circuit, Inc. ("UA"), five Showscan Attractions to Auscinemagic/Reality Cinema in Australia, two Showscan Attractions to Lotte World in Korea and two Showscan Attractions to Parc du Futuroscope in France.)

     INVESTMENTS IN SHOWSCAN ATTRACTION THEATRES. Showscan has historically participated directly in the recurring revenues from ticket sales and film distribution and licensing by having an ownership interest in certain Showscan Attractions ranging from 25% to 50%. Although the start-up and the pre-opening marketing and advertising costs of O&O Theatres are sometimes high (which costs Showscan has defrayed in part through strategic alliances), the variable costs of ticket sales are low. In the fourth quarter of the fiscal year ended March 31, 1997, Showscan revised its O&O Theatre strategy so that it will now generally limit its ownership interest to between 10% and 15%; although there may be specific locations where Showscan would invest up to 50%. Showscan intends to selectively continue its investment in Showscan Attractions on this basis. Showscan has entered into several alliances that provide Showscan with the capability of participating in the ownership of Showscan Attractions with other investors. See " -- Motion Simulation Attractions -- Owned and Operated Theatres," below.

     The first O&O Theatre opened at Universal City Walk in Universal City, California in late November 1993; the second O&O Theatre (which contains two separate screens) opened in late September 1994 at the Trocadero Arcade at Piccadilly Circus, London, England; the third O&O Theatre (which contains two separate screens) opened in late May 1995 at a General Cinema 14-screen theatre multiplex in a suburb of Boston, Massachusetts; the fourth O&O Theatre (a joint venture with Imagine Japan) opened in August 1995 at the Asian Trade Center in Osaka, Japan; and the fifth O&O Theatre opened in March 1996 on the Riverwalk in San Antonio, Texas. UA has agreed to offer to the UA Venture (as defined below) up to 24 sites at anytime prior to August 19, 1999 as locations for O&O Theaters. On behalf of the UA Venture, Showscan has the right to accept or reject any such potential site. Showscan also has entered into an agreement with UA that gives Showscan (on behalf of the UA Venture) the right of first negotiation with respect to any additional Showscan Attraction to be installed in any UA theatre complexes. See " -- Motion Simulation Attractions -- Owned and Operated Theatres -- The United Artists Venture," below. As of March 31, 1997, UA has offered eight sites of which the UA Venture declined seven sites as they did not meet the criteria of the UA Venture. The UA Venture had accepted the offer by UA of the Showscan Attraction site in Austin, Texas, which acceptance was to be effective July 1, 1997. During the process of finalizing documentation relating to the acquisition of the Austin site, however, UA entered into a merger transaction with other large theatre chains and the circumstances surrounding the merger transaction created uncertainty with respect to the Austin site. Accordingly, the UA Venture has terminated its plans to acquire ownership of the Showscan Attraction at the Austin site. In addition, Showscan was to acquire (effective October 1997) a 15% investment in a Showscan Attraction in Darling Harbour, Sydney, Australia. During the process of finalizing documentation relating to such investment, however, disputes arose regarding both the valuation of costs associated with the Showscan Attraction used to calculate the price of the 15% investment as well as the remaining payment obligations owed to Showscan by Reality Cinema Pty. Ltd., the co-investor which was to own an 85% interest in the Showscan Attraction. Accordingly, Showscan has advised Reality Cinema Pty. Ltd. that it will not proceed with its plans to acquire any ownership of a Showscan Attraction at the Sydney site until such disputes are satisfactorily resolved.

     PURSUE OTHER BUSINESS OPPORTUNITIES. In addition to increasing its recurring film revenue, another objective of Showscan is to explore and exploit other commercial and entertainment opportunities and revenue sources.

     During the fiscal year ended March 31, 1996, Showscan introduced a new product line, a 15/70 film format giant screen theatre package that includes state-of-the-art rolling loop projectors, surround-sound systems, synchronization, show control and theatre design. The 15/70 film format differs from other film formats such as 8 perf/70 and 5 perf/70 by providing a larger frame size which in turn allows projection onto a larger screen. This film format system is also big enough to use in a dome application, whereas this is not recommended with other formats. The 15/70 format film library is also the largest giant screen film library existing today. On May 2, 1997, Showscan settled all litigation that it had with Imax regarding this product line. See " -- Legal Proceedings," for a more detailed explanation of this litigation.

     In addition, Showscan believes that its current and future library of motion simulation and specialty films will become increasingly more valuable. Accordingly, Showscan plans to significantly increase the number of films it offers by producing and/or acquiring for distribution three to five new films annually. During the past fiscal year, Showscan released three motion simulation films, has another film in post-production and has ten additional simulation films under active development. For the fiscal year ending March 31, 1998, Showscan has acquired 12 films that were not filmed using the Showscan process but will be converted so that they can be shown in Showscan's theatres. In addition, Showscan also is actively pursuing various financing alternatives, including limited partnerships and other similar arrangements to finance the production of additional Showscan motion simulation films.

     Showscan believes that the Showscan process can also be used to enhance the effectiveness, appeal and commercial potential of other filmed products, including feature-length motion pictures, specialty films, commercial and corporate presentations, educational films, documentaries and other forms of entertainment, such as interactive and virtual reality attractions. In addition, Showscan is exploring potential additional entertainment applications of the Showscan process, including the development of video games based on its existing and future film products.

     Showscan plans to enter into additional strategic alliances, joint ventures and other similar arrangements (a) to facilitate the production of its motion-simulation software, (b) to expand the out-of-home entertainment venues in which its products can be exhibited, (c) to reduce financial risks, and (d) to expand Showscan's access to distribution networks, urban entertainment locations and destination centers, and technological innovations. Showscan is currently considering alliances with motion picture exhibitors, retail shopping center developers and operators, and others for the establishment of additional Showscan Attractions and specialty theatres in motion picture multiplexes, shopping malls, casinos and other gaming venues, and other high-traffic locations and destinations. Furthermore, Showscan may consider the acquisition of motion simulation film libraries and/or other companies in its line of business or in other businesses.

THE MOTION SIMULATION AND SPECIALTY FILM LIBRARY

     Showscan derives revenues in the following ways from its film library: (a) a royalty fee for use of the patented Showscan filming and projection process,
(b) a distribution fee based on the revenues derived from all films that are not solely owned by Showscan; and (c) receipt of all or a percentage of the licensing revenues remaining after the payment of any distribution fees or expenses. The amount Showscan receives from co-owned films varies, and is based on the participation agreements negotiated with the other owners of the films.

     Showscan's film library consists of a motion simulation film library and a specialty film library. The motion simulation film library is one of the world's largest entertainment motion simulation film libraries and currently contains 38 action/thrill-ride films. The specialty film library contains 16 Showscan specialty films available for exhibition in specialty theatres. Showscan is the sole owner of 16 of the motion simulation films, a joint owner of seven motion simulation films and the distributor of 15 motion simulation films owned by unaffiliated companies. Of the 16 Showscan specialty films, seven are owned by Showscan.

     Showscan initiated distribution of the live-action motion simulation film Street Luge (a new high-speed downhill ride just inches from the asphalt) and the computer-animated/special effects Storm Rider (the rider becomes a raindrop that falls to Earth) during the past fiscal year. The film library also consists of such films as Cosmic Pinball (depicting a race through a giant, futuristic pinball park), and the highly-acclaimed Devil's Mine Ride (a ride through an abandoned mine on a runaway rail car). Showscan has obtained certain distribution rights through May 1, 2002 to two films (Funhouse Express and Asteroid Adventure) which were produced by Imax. These two films may be distributed to Showscan's existing installed base and contractual backlog of Showscan Attractions as of April 30, 1997 (an aggregate of approximately 100 sites).

     The films that Showscan produces are either fully financed by third parties or co-produced and financed by Showscan and third parties. When Showscan produces films, it typically hires a production company or team of specialists on a project-by-project basis, similar to the major movie studios. This allows Showscan to retain creative and quality control without the burden of significant ongoing production overhead expenses. As the film's producer, Showscan typically has control over the creative and technical aspects of the production and is designated as the film's exclusive distributor.

     Showscan has obtained the exclusive, perpetual worldwide right to distribute in the Showscan format certain of the Showscan motion simulation films and specialty films that are not owned by Showscan, except that in certain circumstances Showscan does not own the right to distribute such films in the country in which the owner of the distributed film is located. On some films, Showscan only has the right to distribute the film to its network of simulation attractions.

     Showscan has or is transferring 31 of the Showscan motion simulation films to high-definition video for exhibition in HD Simulation Attractions.

     Showscan's specialty film library consists of such films as Niagara Wonders, a 23-minute Showscan film produced for exhibition in a permanently erected 300-seat theatre in Niagara Falls, New York; France, a 40-minute Showscan film that was produced by Source Perrier for the 1989 bicentennial celebration of the French revolution and exhibited in a first-run theatre in Paris, France; and Discovery, a 16-minute Showscan film produced by the government of British Columbia and exhibited in a temporary specialty theatre at the Expo '86 World's Fair in Vancouver, Canada. Two Showscan specialty films, Nature Rediscovered and Concerto for the Earth, were in exhibition at temporary Showscan specialty theatres at the Expo '92 World's Fair in Seville, Spain. Both films explore biodiversity, ecological awareness and the fragile balance of nature. Concerto for the Earth is the first Showscan film in 3D; however, the film can be exhibited in the standard 2D format.

MOTION SIMULATION ATTRACTIONS

     A Showscan Attraction is a theatre (typically 18 to 84 seats) in which the on-screen action of a short action film is synchronized with the motion of the theatre seats to simulate various realistic or action experiences. The Showscan Attraction "rides" are short, approximately four-to-five-minute entertainment experiences. Each Showscan Attraction is equipped with a high-quality, multi-channel sound system and a seat motion system (motion base). Motion bases are available in various theatre configurations to suit the needs of the various locations, and are manufactured by Intamin, A.G., McFadden Systems, Inc., Shostar Ltd., and others. The potential market for motion simulation theatre attractions includes any location with high pedestrian traffic, including tourist attractions, amusement parks, theme parks, resorts, large regional shopping centers, motion-picture multiplexes, urban entertainment centers, and hotel casinos.

     Showscan Attractions are either the standard film-based theatres in which Showscan's 70mm motion simulation films are exhibited using Showscan's patented projector, or are HD Simulation Attractions in which the motion simulation films are projected using standard, commercially available high-definition video projection equipment. To date, most Showscan Attractions have exhibited Showscan motion simulation films using 70mm film and Showscan's projectors. However, Showscan has seen increasing demand for its HD Simulation Attractions in which the Showscan films are transferred to a high-definition video format on laser discs and projected using high definition video projectors. See " -- Equipment," below. Because the Showscan film is transferred directly from frame-to-field to high-definition video, Showscan believes that the image projected is the sharpest image available in that format. The HD Simulation Attractions, when combined with any of the available motion bases, utilize less space than the standard film-based Showscan Attractions. Due to the lesser space requirements of HD Simulation Attractions, such Showscan Attractions can be installed in locations previously not feasible.

     Showscan licenses its films and, in standard film-based motion simulation theatre attractions, sells its Showscan projection equipment to third party owners and operators of Showscan Attractions. Showscan is the sole source of both the film projectors used to exhibit Showscan motion simulation films and the show control system. In addition, Showscan generally sells the motion bases, control panels, video equipment and other equipment used in the Showscan Attractions and assists in installing the attraction. Licensees of Showscan's motion simulation films are not obligated to purchase the motion bases or the other equipment and services offered by Showscan. Other than the patented Showscan film projectors and Showscan's show control system, all motion simulation equipment, including the various motion bases, the sound system and the video projection equipment, can be purchased by the third party owner/operator from other sources. The initial term of Showscan's licensing agreements generally range from two to five years (normally with fixed or minimum annual royalty payments and film rental obligations).

     Historically, Showscan Attraction installations outside North America have represented a significant portion of Showscan's revenues (constituting 69%, 61% and 62% of Showscan's revenues for the fiscal years ending March 31, 1995, 1996 and 1997, respectively).

     As of February 12, 1998, Showscan Attractions have been sold or licensed in the United Kingdom, Australia, Saudi Arabia, Spain, Hong Kong, People's Republic of China, United States, Canada, Japan, South Korea, Taiwan, Indonesia, Singapore, France, Belgium, Italy, South Africa, United Arab Emirates, New Zealand, Germany, Kuwait and Austria. The Showscan Attractions sold in Japan have been purchased or distributed by Imagine Japan, Inc. ("Imagine"), which has exclusive distribution rights to Showscan Attractions in Japan through December 31, 1999. See " -- Sales and Marketing," below.

OWNED AND OPERATED THEATRES.

     In 1993, Showscan began developing and operating Showscan Attractions in which Showscan has an ownership interest. These O&O Theatres have, to date, been established through the various strategic alliances described below. For certain financial information regarding these strategic alliances, see "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF SHOWSCAN."

          The United Artists Venture.  Under the terms of a Joint Venture
          --------------------------
Agreement dated as of August 19, 1994 (the "Joint Venture Agreement"), Showscan and UA have agreed to be equal partners in a venture called Showscan/United Artists Theatres Joint Venture (the "UA Venture"). The dates for the capital contributions are to be agreed upon by the venture partners, which dates will depend on the actual build-out schedule of each project. UA and Showscan are required to equally contribute additional capital as necessary for all projects undertaken by the UA Venture.

     Showscan is managing partner of the UA Venture while UA is the administrative partner. Showscan, as managing partner, will implement all decisions of the UA Venture and, together with UA, develop the business plan and long-term strategic plans for the UA Venture. UA, as administrative partner, will be responsible for all financial aspects of the UA Venture, including overseeing record keeping and other financial matters.

     Pursuant to a Theater Rights Agreement dated as of August 19, 1994, as amended (the "Theater Rights Agreement"), UA has agreed to offer to the UA Venture for ownership and operation by the UA Venture, up to 24 theatre sites at any time prior to August 19, 1999 for the installation of Showscan Attractions in existing or to-be-built UA theatre complexes. If the UA Venture declines to acquire a particular location, then UA must install a Showscan motion simulation attraction theatre at the first 24 sites that the UA Venture declines to acquire. Whenever UA or the UA Venture builds a Showscan Attraction theatre, such entity will have the exclusive rights to exhibit Showscan motion simulation attraction films within a pre-agreed area surrounding such location. Also, pursuant to a Master Management and Development Agreement, dated as of August 19, 1994, by and among Showscan, UA and the UA Venture (the "Master Management Agreement"), UA will develop and coordinate the construction of new and/or the conversion of existing theatres to Showscan Attractions and will manage each theatre pursuant to pre-negotiated terms. The Master Management Agreement expires on August 19, 1999, unless the Theater Rights Agreement is extended, in which case the Master Management Agreement will be extended for the same period. The UA Venture, in turn, has agreed to accept prior to August 19, 1999 at least one of the theatre sites offered to it by UA. Showscan has agreed to pre-negotiated terms for the sale of Showscan equipment, installation, servicing and the licensing of Showscan motion simulator films. Showscan will also make available to both the UA Venture and UA its library of specialty films which utilize the patented Showscan process, to the extent that either the UA Venture or UA builds or converts existing theatres into specialty theatres for the exhibition of specialty films. The Theater Rights Agreement contains certain provisions that require UA to make payments to Showscan if UA is unable to meet its obligations and that require Showscan to make payments to UA if the UA Venture is unable to meet certain of its obligations.

     To date, UA has offered to the UA Venture eight sites at new or existing UA movie theatre multiplexes. The UA Venture has declined seven of these sites because they did not meet the criteria of the UA Venture and therefore, UA has completed construction for its own account Showscan Attractions at those seven sites. On July 1, 1997, the UA Venture exercised its rights under the Theater Rights Agreement to accept the offer by UA of the Showscan Attraction site in Austin, Texas. This site was completed by UA and was already open prior to acceptance by the UA Venture. Subsequently, however, UA entered into a merger transaction with other large theatre chains and the circumstances surrounding the merger transaction created uncertainty with respect to the Austin site. Accordingly, the UA Venture has terminated its plans to acquire ownership of the Showscan Attraction at the Austin site.

          Moss/DiBenedetto Ventures.  Showscan and affiliates of certain of its
          -------------------------
directors entered into (a) the Showscan CityWalk Venture (the "CityWalk Venture"), a venture formed solely to own and operate an O&O Theatre in Universal City, California and (b) the Showscan Attractions Venture, a venture formed for the purpose of, directly or through other jointly-owned entities, developing, owning and operating additional O&O Theatres throughout the world (the "Attractions Venture", and together with the CityWalk Venture, the "Moss/DiBenedetto Ventures").

          The CityWalk Venture.  The first O&O Theatre opened in November 1993
          --------------------
at Universal CityWalk, adjacent to Universal Studios in Universal City, California. This O&O Theatre is owned by the CityWalk Venture, a venture 50% owned by Showscan CityWalk, Inc. (a wholly owned subsidiary of Showscan), 25% owned by Moss Family LA Corp., a California corporation, and 25% owned by DiBenedetto CityWalk Limited Partnership, a Delaware limited partnership (collectively, the "Investors"). Moss Family LA Corp. and DiBenedetto CityWalk Limited Partnership are controlled by Mr. Charles B. Moss, Jr. and Mr. Thomas R. DiBenedetto, respectively. Mr. Moss and Mr. DiBenedetto are directors and stockholders of Showscan. See "MANAGEMENT OF SHOWSCAN -- Directors and Executive Officers of Showscan," below. The term of the CityWalk Venture expires on December 31, 2050.

     Universal CityWalk is a diversified-use entertainment/shopping facility that is controlled by Universal Studios Recreation Group ("Universal"). The facilities are leased from Universal pursuant to a profit sharing lease (the "Lease") entered into with MCA Inc., the predecessor of Universal, under which Universal paid approximately one-half of the total tenant costs of the theatre (as defined), which costs included the projection equipment and the motion bases. The Lease expires in November 2002, subject to options to extend the Lease for three five-year periods. In general, the CityWalk Venture is obligated to pay a base rent plus 50% of the cash flow (as defined) from the operations of the theatre. Accordingly, the CityWalk Venture will retain 50% of the cash flow from the theatre's operations. The base rent will be adjusted annually based on the percentage increase in the consumer price index up to a maximum of 5% per year. Of the 50% of cash flow retained by CityWalk Venture, 50% will be retained by Showscan and 50% will be paid to the Investors. Thus, Showscan's share of the total cash flow from the theatre's operations will be 25% plus the annual film rentals, royalties and management fees that the CityWalk Venture is separately required to pay Showscan, each of which is subject to annual increases based on the consumer price index up to a maximum of 5% per year.

          The Attractions Venture.  The parties to the Attractions Venture are
          -----------------------
(a) Showscan Attractions, Inc., a wholly owned California subsidiary of Showscan and the managing partner of the Attractions Venture, (b) Moss Family O&O Corp., a California corporation controlled by Mr. Moss (the "Moss Partner"), and (c) DiBenedetto O&O Limited Partnership, a Delaware limited partnership controlled by Mr. DiBenedetto (the "DiBenedetto Partner").

     The Attractions Venture agreement states that the parties intend to develop, own and operate O&O Theatres through the Attractions Venture or through other corporations, joint ventures, partnerships or other entities to be owned by the parties to the Attractions Venture. The agreement further provides that if any O&O Theatre is owned by any such other corporation, venture, partnership or other entity, the partners to the Attractions Venture shall own and operate such other entity on the same terms and conditions as the agreement of the Attractions Venture.

     Pursuant to a Proprietary Property Acquisition and Management Agreement, dated as of September 27, 1993, between Showscan and the Attractions Venture, Showscan granted to the Attractions Venture rights to utilize proprietary property and rights of Showscan in connection with the development and operation of additional O&O Theatres. Under the terms of this agreement, Showscan will manage any and all Showscan Attractions developed and operated by the Attractions Venture. The Attractions Venture is required to purchase simulation equipment and license Showscan motion simulation films from Showscan on terms and conditions that are substantially the same as those offered to unaffiliated third parties, except that the Attractions Venture receives a discount on certain equipment prices and film rental and royalty fees. Moss Entertainment Corp., a corporation controlled by Moss, and DiBenedetto Corp., an affiliate of DiBenedetto, were retained by the Attractions Venture to provide certain services in connection with the acquisition of properties for the additional O&O Theatres and the disposition of those theatres. For such services, Moss Entertainment Corp. and DiBenedetto Corp. are to receive fees upon the sale or other disposition of certain of the O&O Theatres developed by the Attractions Venture. The term of the Attractions Venture expires on December 31, 2050.

     The Attractions Venture agreement further provides that neither Showscan, the Moss Partner, nor the DiBenedetto Partner may develop, own or operate any additional Showscan Attractions without first offering all of the other parties to the Attractions Venture the opportunity to invest in such additional Showscan Attractions in proportion to each party's Percentage Interest (as defined below). No party is, however, obligated to invest in any such additional Showscan Attractions. If the parties to the Attractions Venture do not collectively contribute all funds necessary to establish and operate any such additional Showscan Attraction, the parties may admit additional unaffiliated investors as part owners of the additional Showscan Attraction.

     Showscan Attractions, Inc. currently owns a 50% interest in the Attractions Venture, and each of the Moss Partner and the DiBenedetto Partner owns a 25% interest in the Attractions Venture (the "Percentage Interests"). In the event that Showscan and the Moss Partner and/or the DiBenedetto Partner elect to jointly invest in any additional Showscan Attraction, the parties will share all profits, loss and distributions of cash, if any, derived from the operation and ultimate disposition of each additional Showscan Attraction in proportion to the capital contributions made by the partners (and any unaffiliated investor) into the account established for the additional Showscan Attraction.

     The first O&O Theatre owned by the parties to the Attractions Venture is the twin O&O Theatre that opened in late September 1994 in the Trocadero Arcade at Piccadilly Circus, London, England. As permitted by the Attractions Venture agreement, the London O&O Theatre is owned by the partners of the Attractions Venture through a corporation formed under the laws of England rather than directly through the Attractions Venture. Cinemania (U.K.) Limited, the corporation formed to own the London O&O theatre, is owned by Showscan Attractions, Inc., the Moss Partner and the DiBenedetto Partner in proportion to their Percentage Interests.

     In connection with the UA Venture, the Attractions Venture agreement was amended to exclude from the territories in which the Attractions Venture can operate certain specific areas that are made available to UA under the Theater Rights Agreement. In exchange for such amendment, Showscan agreed to pay each of Messrs. Moss and DiBenedetto a specified amount upon the opening of each new O&O Theatre that is owned by the UA Venture in the specific excluded areas and to pay Messrs. Moss and DiBenedetto a percentage of certain profits (as defined) from Showscan's share of profits from each such Showscan Attraction owned by the UA Venture.

          The Framingham Venture.  In April 1995, Showscan Framingham, Inc., a
          ----------------------
wholly owned Delaware subsidiary of Showscan, and General Cinema of Framingham Inc. ("GCF"), a wholly owned Massachusetts subsidiary of General Cinema Corp. of Massachusetts ("GCC"), entered into a venture (the "Framingham Venture") to own and operate twin Showscan Attractions at a newly opened, 14-screen movie theatre multiplex owned and operated by GCC in Framingham, Massachusetts, a suburb of Boston.

     Showscan Framingham, Inc. and GCF agreed to be equal partners in the Framingham Venture and to manage the venture by a four-person management committee composed of two representatives from each party. Day-to-day management of the twin theatres owned by the Framingham Venture is handled by GCF as operating partner, for which it receives a management fee. Showscan receives film rentals and royalties from the Framingham Venture based on a formula tied to the gross box office receipts from the twin Showscan Attractions against a minimum.

     The partners of the Framingham Venture closed the twin Showscan motion attraction simulation theatres on October 5, 1997 and are liquidating the assets of the Framingham Venture. The partners have further agreed to distribute the simulation attraction equipment back to Showscan, and Showscan has contracted to sell the equipment to a non-affiliated third party. The remainder of the assets will be allocated, as defined in the Venture agreement, back to the partners.

          The Osaka Venture.  In June, 1995, Showscan Entertainment B.V., a
          -----------------
wholly owned subsidiary of Showscan, organized under the laws of the Netherlands, and Imagine Japan, Inc., a company organized under the laws of Japan, entered into a venture (the "Osaka Venture") in which Showscan holds a 50% economic interest in a Showscan Attractions theatre at the Asia Trade Center in Osaka, Japan.

     Showscan Entertainment B.V. and Imagine Japan, Inc. agreed to share equally
in the proceeds from the Osaka Venture.   Day-to-day operations of the theatre
are managed by Sega Enterprises, Ltd. As theatre manager, Sega receives a percentage of the gross box office receipts of the theatre as a combined rent/management fee, as well as reimbursement of its operating expenses. Showscan separately receives film rental and royalty fees from the Osaka Venture. The term of the Osaka Venture is for five years from June, 1995 and can be extended for an additional five years at the option of Showscan Entertainment B.V. at the end of the initial term. Because of the structure of the Osaka Venture under Japanese law, ownership and title of all property is held by Imagine Japan.

          The Maloney Venture.  In August, 1995, the Attractions Venture and
          -------------------
Maloney Development Partnership Ltd. ("Maloney"), an unaffiliated Texas limited partnership, formed a Texas limited liability company called Showscan Maloney, LLC to own and operate a Showscan Attraction theatre in the San Antonio Riverwalk District, in San Antonio, Texas.

     The Attractions Venture and Maloney own equal interests in Showscan Maloney, LLC, thus Showscan's share in the cash flow from the theatre is 25% plus the annual film rentals, royalties and management fees that Showscan Maloney, LLC is separately required to pay to Showscan. Day-to-day management of the theatre is handled by Showscan as the sole manager of Showscan Maloney, LLC.

     The partners of Showscan Maloney, LLC closed the theatre on September 7, 1997 and are liquidating its assets. The partners have further agreed to distribute the theatre equipment to Showscan, which is in the process of negotiating to sell the equipment to a non-affiliated third party. Showscan expects to fully realize the carrying value of its investment in this venture upon the completion of the liquidation and subsequent sale.

          Universal Agreement.  Pursuant to the Lease entered into with
          -------------------
Universal in connection with the CityWalk Venture, Universal has the right, exercisable at Universal's election, to participate in Showscan's share of any future O&O Theatres located in California. If Universal makes any such election, Universal will be entitled to receive one-half of Showscan's rights in such O&O Theatre and will assume one-half of Showscan's obligations related to such O&O Theatre. To date, Universal has not exercised its option to participate in any additional O&O Theatres.

SPECIALTY THEATRES

     Showscan also receives revenues from the production, licensing and exhibition of specialty films. These films are typically 15 to 40 minutes in duration, are produced in the Showscan process and are exhibited at expositions, theme parks, major fairs and festivals and other larger tourist areas. Specialty theatres are either theatres permanently dedicated to the exhibition of Showscan specialty films or temporary theatres erected for such purposes. Often, specialty theatres exhibit Showscan specialty films that are produced specifically for the theatre or the exhibition. Examples of specialty theatres and specialty films include the two films produced for and exhibited at the Expo '92 World's Fair held in Seville, Spain.

     Typically, Showscan finances its specialty film production through a third party who usually is the owner and operator of the specialty theatre venue. Showscan receives production fees for its services, revenues from the sale of Showscan projector equipment (and possibly the theatre installation, sound system and seats, etc.) and worldwide distribution rights to the specific films. As of February 12, 1998, nine permanent and twelve temporary specialty theatres had been sold by Showscan. Of the nine permanent theatres, six are currently operating and the remaining three theatres are permanently closed.

     Showscan has agreed to make available, for a fee, to both the UA Venture and UA its library of specialty films which utilize the patented Showscan process, to the extent that either the UA Venture or UA builds or converts existing theatres into specialty theatres for the exhibition of specialty films.

THE SHOWSCAN PROCESS

     Standard films are currently projected at 24 frames per second (fps) on 35mm film with each frame being shown twice. In contrast to conventional filming and projection systems, a Showscan motion picture is photographed on 65mm film at a rate of 60 fps and is projected using 70mm film at a rate of 60 fps and at a higher illumination level (the 65mm film is projected using 70mm film in order to accommodate the sound track, which occupies approximately 5mm of the film strip). In addition, each frame in a Showscan film is shown only once. Showscan believes that the bigger image and increased visual cues perceived by the viewer of a Showscan film result in greater picture clarity and an enhanced sense of depth and realism.

     Photography of 65mm film at a frame rate of 60 fps offers a number of improvements to the quality of a motion picture image and permits the screen size to be substantially enlarged without significant degradation of the image. The images are significantly brighter with more saturated and vibrant colors. Because of the frame rate of Showscan film, the motion of the cameras and the subject can be substantially increased without noticeable distortion, greatly heightening the impact of action scenes. The larger 70mm format and faster exposure time also greatly reduce blurring, thus recording images more accurately and in finer detail. To enhance the visual impact, and to take maximum advantage of the realism and detail of the Showscan process, Showscan film is usually projected onto a specially designed, curved screen.

     Showscan motion pictures can be transferred to conventional 35mm/24 fps format for use in conventional movie theatres to other large film formats and to all standard video formats. Showscan motion pictures can also be directly transferred (one frame to each field) to high-definition video for exhibition with standard high-definition video projectors. Although a Showscan film transferred to alternative formats, including to the high-definition laser projection system used by Showscan, does not contain the clarity, depth and realism of the original Showscan film projected in 70mm film at 60 fps, Showscan believes that the visual quality of Showscan film transferred to such alternative film formats (such as the 8/70 - 30 fps and 24 fps, 5/70 - 30 fps film formats) exceeds the quality that could be obtained in such formats using conventional films.

SALES AND MARKETING

     Showscan's sales and marketing activities are coordinated by Showscan's Vice President of Worldwide Sales and Marketing, and effected through Showscan's employees, its independent sales representatives worldwide and its strategic sales alliances. Showscan participates in trade shows and regularly advertises in trade periodicals. The companies that provide Showscan with motion bases also market motion simulation theatre attractions worldwide that license Showscan's motion simulation attraction films and equipment.

     Effective January 1997, Showscan extended its agreement with Imagine Japan, Inc. ("Imagine") through December 31, 1999, which included an extension of Imagine's exclusive right to sell and acquire Showscan Attractions and specialty theatres in Japan. The price and other terms on which the Showscan Attractions are sold to Imagine are substantially the same as the price and terms offered by Showscan to other Showscan Attraction customers. Imagine is permitted to resell in Japan any and all of the Attractions it purchases from Showscan on terms established by Imagine. However, notwithstanding such resales, Imagine remains liable to Showscan for all annual film licensing obligations related to all of the Showscan Attractions sold to Imagine. Showscan has also granted Imagine a non-transferable license to exhibit Showscan films in Showscan's motion simulation library for a rental fee that is based on the number of Showscan Attractions operating in Japan and on the films exhibited at the various attractions. This exclusive agreement with Imagine expires on December 31, 1999 although Imagine will continue to remain liable thereafter for all annual film rental and royalty obligations.

     Historically, the majority of Showscan's revenues have been derived from export sales. These sales by geographic region for each of the three fiscal years ended March 31, 1997, 1996 and 1995 consisted of:

                                   1997                   1996                  1995
                               ----------             ----------            ----------
Africa                        $   215,000            $   281,000           $   851,000

Australasia                     1,976,000              2,574,000             1,031,000

Europe                          1,206,000              1,992,000             3,531,000

Far East                        6,048,000              5,628,000             4,982,000

Middle East                     1,340,000                 48,000                41,000

Other                             159,000                125,000               184,000
                              -----------            -----------           -----------
     TOTAL EXPORT REVENUES    $10,944,000            $10,648,000           $10,620,000
                              ===========            ===========           ===========

     Showscan sells internationally through independent sales representatives and its own worldwide sales and marketing staff. Showscan's international sales are subject to customary restrictions on foreign operations, including restrictions on imports and exports, longer collection periods for accounts receivable and risks associated with fluctuations in foreign exchange rates. Showscan's contracts for the sale of equipment generally provide for payment in United States dollars and for letters of credit as the means of payment. Showscan's policy is to require annual film rental and royalty payments to be made in United States dollars. Showscan does not engage in any hedging activities. See "RISK FACTORS -- International Operations."

EQUIPMENT

     The photography and exhibition of Showscan motion pictures require specially equipped or modified cameras and projectors. In addition, certain other products and equipment are needed to produce Showscan motion pictures and to convert Showscan film to the conventional 35mm/24 fps format.

     Cinema Products Corporation ("Cinema Products"), a manufacturer and supplier of professional motion picture cameras and equipment, has developed and built 65mm high speed cameras for Showscan. The camera, known as the CP-65, is a high-speed, crystal-synchronized spinning mirror reflex studio camera. The camera is available with a full complement of film magazines, lenses and associated support equipment and is compatible with standard motion picture industry equipment. The camera can be operated at various speeds from 2 fps to 72 fps and is crystal-synchronized at 24, 30 and 60 fps. In 1993, the Academy of Motion Picture Arts and Sciences awarded the CP-65 camera the Scientific and Engineering Award. The CP-65 allows the synchronous recording of sound while filming at 60 fps and can be used in the same manner as standard 35mm/24 fps cameras. Cinema Products has manufactured and delivered to Showscan five CP-65 camera systems, all of which have been used in filming and are available for use. Although the CP-65 camera was specially designed for filming Showscan motion pictures, a number of existing cameras manufactured by others can be modified to film in Showscan.

     Showscan and Intamin, A.G., a Liechtenstein corporation and a leading manufacturer of amusement park rides, jointly developed the hydraulically-actuated seats that are used in the bench motion simulation attractions marketed by Showscan. Showscan and Intamin jointly own three United States patents on various elements of the motion simulation seats. A similar patent was approved under the European Patent Convention, which resulted in the issuance of patents in those European countries in which Showscan elected to seek patent protection. See " -- Patents and Other Intellectual Property," below. In addition to the Intamin bench motion bases, Showscan markets the two-passenger and four-passenger pod, including a six-axis motion base manufactured by Intamin.

     Showscan, in conjunction with McFadden Systems, Inc., jointly designed and developed a four-person, six-axis motion system (the "Quadra Motion System") as well as an 18-seat, six-axis dynamic platform. Showscan currently markets the Quadra Motion System, the 18-person dynamic platform as well as six and 15-person platforms and a 12-seat self-contained capsule manufactured by McFadden Systems, Inc.

     Showscan also markets an electromagnetically-driven (as opposed to hydraulically-driven) motion base called the AEM4." The AEM4" has several advantages over a hydraulically-driven motion base including lower electrical consumption, lower noise levels, lower operating costs and a decrease in construction costs due to elimination of hydraulic pump rooms, less air conditioning requirements and elimination of environmental concerns as no hydraulic fluids are used.

     Films made in Showscan can be projected with certain conventional 70mm projectors that are modified to project a motion picture at 60 fps. The modification does not entail significant expense or effort and does not have an adverse effect on the reliability of the projector. In order to facilitate the projection of Showscan motion simulation films, however, Showscan has developed an automatic electronic projector that uses low-inertia motors to achieve the intermittent projection of frames of film rather than the conventional use of gears and geneva-drive sprockets. Film storage is contained within the projector which eliminates the need for complicated film loop cabinets. The projector permits computer-controlled automatic cuing, synchronization and rewinding necessary for the continuous showing of a variety of short films without requiring that the film be changed or a projectionist used. Showscan owns a patent on certain circuitry included in this projector.

     The HD Simulation Attractions use standard, commercially available high definition video projectors and laser disc players. The video projectors and laser disc players are manufactured by a number of companies, including NEC, Sony Corp., Hughes JVC, and Barco Inc.

RESEARCH AND DEVELOPMENT

     Showscan, directly or in conjunction with other companies, has from time to time been engaged in a limited program of research and development. During the fiscal year ended March 31, 1997, Showscan's research and development program did not, however, require a significant expenditure of funds. For the fiscal years ended March 30, 1996 and 1995, research and development expenses were $113,000 and $365,000, respectively.

     Showscan's research and development efforts are currently directed at creating new simulation attractions for specific world markets, 2D, 3D and dome theatre systems to be used in the 15/70 giant-screen theatres. Also, Showscan is actively developing theatre computer control system software programs to further enhance the ease by which simulation attractions can be operated and maintained by a minimum number of on-site personnel.

COMPETITION

     Showscan faces intense competition in all of its business activities. Some of Showscan's competitors and potential competitors are well-established, have substantially greater financial and other resources than Showscan, and have an established reputation for success in the development and marketing of filmed products. There can be no assurance that Showscan will be able to compete successfully with such other companies.

     In addition to competing directly against other firms in the marketplace of Showscan's products, Showscan also generally competes for customers with other location-based entertainment alternatives. The entertainment business in general is undergoing significant changes in technology and in consumer demands for more stimulating entertainment both within the home and outside of the home. As the demand for increasingly sophisticated forms of technology increases, Showscan competes for customers to some extent with theme parks, traditional motion pictures and other forms of filmed or computer-related entertainment. As a result of technological advances and the increased availability of alternative forms of leisure entertainment, including expanded pay and cable television service and advanced home audio and video systems, consumer demands and tastes may continue to change. Computer simulation, interactive and virtual reality products are improving rapidly and could become competitive with Showscan's products. Showscan is unable to predict what effect technological and other changes will have on the future success of Showscan's products and services.

     MOTION SIMULATION THEATRE ATTRACTIONS. Although Showscan is aware of a number of other distributors of entertainment motion simulation equipment worldwide, including Iwerks and Imax, both of which compete directly with Showscan in the motion simulation attraction market, Showscan believes that it is one of the leading companies in the sale of motion simulation attractions. Both Iwerks and Imax have significantly greater financial resources than Showscan and are both substantially larger than Showscan. Because of the significant costs involved in the development and promotion of motion simulation attractions, companies with superior financial resources may have an advantage. However, Showscan also believes that Showscan's record of motion simulation attraction operations to date, the size of its film library and the quality and enhanced sense of depth and realism of its Showscan motion simulation films permits Showscan to effectively compete in the motion simulation attractions market.

     The most widely-recognized motion simulation theatre attractions are Star Tours in Disneyland, and Back to the Future in a Universal Studios theme park. Showscan is not aware of any plans by The Walt Disney Company or Universal Studios, which operate these parks, to make these motion simulation theatre attractions available outside of their respective theme parks. In fact, in May 1992, MCA entered into a participating lease with Showscan in connection with Showscan's first O&O Theatre located at MCA's City Walk complex at Universal City near Hollywood, California. However, any decision by The Walt Disney Company or MCA, Inc. to market their own motion simulation theatre attractions outside their respective theme parks could have a material adverse effect on Showscan's business.

     SPECIALTY THEATRES. With the introduction of Showscan's 15/70 giant-screen equipment products in January, 1996, Showscan now competes with companies that distribute other well-established large and giant-screen and special projection systems, including Imax, the developer of IMAX (for flat-screen projections) and IMAX Dome (for "domed" theatre projections), and Iwerks. Imax is well-established in the specialty film markets and has significantly more theatres currently exhibiting films produced in these formats. In addition, Imax has substantially greater financial and other resources and an established reputation for developing and marketing products competitive with Showscan's specialty theatres. See A -- Legal Proceedings."

PATENTS AND OTHER INTELLECTUAL PROPERTY

     Showscan owns two United States patents on the Showscan process. These patents cover the combined process of filming and projecting 35mm or larger negative film having high resolution images, at a constant frame rate of at least 50 fps, with the film being projected at a high illumination level. Both patents expire in October 2001. The patents are important to Showscan because it believes that a frame rate of 50 fps or more is necessary to achieve the desired degree of depth and realism, and that enforcement of these patents could prevent others from achieving the same result. Although Showscan believes that its existing patents are valid, there can be no assurance that Showscan's patents, if challenged, will be upheld, nor can there be any assurance that competitors will not develop a different technology that offers comparable or better visual effects. Moreover, Showscan may elect, for financial or commercial reasons, not to enforce its rights under its patents.

     Showscan has obtained additional patents for the Showscan process in Australia, Canada and Japan. Showscan's patent on the Showscan process has been approved under the European Patent Convention, which resulted in the issuance of patents in those European countries in which Showscan elected to seek patent protection. To date, most of Showscan's motion simulation attraction sales have been outside the United States and no assurance can be given that Showscan's patents will adequately protect Showscan's exclusive rights to the Showscan process outside the United States or that any additional foreign patents will be granted.

     Showscan also has obtained U.S. patents on its electronic projector, the rapid start-up feature of the CP-65 camera, a system for projecting a 360-degree motion picture image, and a process for converting high frame-rate film to standard frame-rate film. In addition, Showscan, in conjunction with Intamin, has obtained three U.S. patents on certain aspects of the Showscan motion simulation attractions and has a joint interest with another party in another motion simulation patent. The patents expire between the years 2004 and 2006. Showscan and Intamin have also obtained a patent under the European Patent Convention covering certain aspects of the Showscan motion simulation attractions, which has resulted in the issuance of patents in those European countries in which Showscan elected to seek patent protection. However, there can be no assurance that these patents, if challenged, will be upheld, nor can there be any assurance that competitors will not develop a different or more effective competing technology.

     Although Showscan believes that its patented and non-patented products and processes have been independently developed and do not infringe the patents of others, third parties could claim that Showscan's products and processes infringe the rights of others. If it were determined that Showscan's products or processes did infringe the property rights of third parties, Showscan may be required to modify its design or obtain a license. No assurance can be given that Showscan will be able to do so in a timely manner or upon acceptable terms and conditions; and the failure to do either could have a material adverse effect upon Showscan's business. There are no claims that Showscan's products and processes infringe the rights of others.

     The mark "Showscan(R)" has been registered with the United States Patent and Trademark Office for use with the Showscan process and Showscan products. Showscan has also registered "Showscan's The Edge", "Cinemania" and "Emaginator" for use as the name of motion simulation theatres. Showscan has registered other marks in connection with certain of its products such as the AEM4" and the "Quadra 6." See " -- Legal Proceedings," regarding the mark 'ShowMax'.

Royalty Arrangements

     Showscan acquired all of the rights to the Showscan process from Paramount Pictures Corporation ("Paramount") and its subsidiary, FGC, Douglas Trumbull and WLS Partners ("WLS") in consideration for, among other things, agreements to pay royalties on future revenues from the exploitation of the Showscan process. The terms of such royalties are described below.

     WLS.  Pursuant to a royalty agreement (the "Royalty Agreement") with WLS,
     ---
Showscan is required to pay WLS a royalty based, in general, on the gross receipts (as defined) of Showscan from the worldwide exploitation of Showscan motion pictures and any other use of the Showscan process. The royalty is 3% of such gross receipts until August 31, 1999, or until WLS has been paid an aggregate of $3,500,000. Showscan has paid a total of $2,689,000 in royalties under the Royalty Agreement through February 12, 1998.

     Future General Corporation/Paramount.  Pursuant to the agreement with
     ------------------------------------
Paramount and FGC (the "FGC Agreement"), Showscan is obligated to pay FGC a royalty, in perpetuity, equal to 2% of Showscan's gross receipts (as defined) from the worldwide exploitation of the Showscan technology in excess of 180% of the sum of (a) $21,100,000, (b) actual cash contributions for debt or equity of Showscan during the period from June 27, 1985 to June 27, 1987, (c) Showscan's actual cost, if any, of converting and equipping theatres for exhibition of Showscan motion pictures, and (d) any Showscan feature-length motion picture production costs incurred by Showscan. For the purpose of determining FGC's royalty, "gross receipts" are defined as all monies received by Showscan from the exploitation of the Showscan technology, provided that if Showscan is the exhibitor of a Showscan feature-length motion picture, gross receipts will be deemed to be one-half of box office receipts less taxes paid. When gross receipts reach the $65 million level, FGC will begin to earn royalties. The current level of gross receipts (as defined) is $32 million at March 31, 1997, so no royalties have been earned under the FGC Agreement as of yet. Showscan projects royalties to FGC will begin accruing in approximately five to seven years.

     If Showscan produces feature-length motion pictures in Showscan and grants distribution rights to such a film to a third-party distributor, Paramount will have the right of first negotiation with respect to distribution of the first three of the Showscan motion pictures produced by Showscan. However, Showscan does not currently intend to produce any feature-length motion pictures itself.

     Douglas Trumbull.  Pursuant to its agreement with Douglas Trumbull,
     ----------------
Showscan is required to pay royalties to Mr. Trumbull until the year 2015, subject to the maintenance of certain levels of working capital as established by the Showscan Board. In general, the payments equal 1% of revenues (as defined) received by Showscan from the worldwide exploitation of the Showscan technology, except that if Showscan operates a full-length motion picture theatre, Mr. Trumbull is entitled to 1% of the box office receipts of that theatre. Showscan does not currently intend to operate any full-length motion picture theatres.

EMPLOYEES

     As of February 12, 1998, Showscan had 37 employees, six of whom were employed in management, three in sales and marketing, twelve in engineering, assembly and installation, and seven in production, film licensing and distribution. The remaining full-time employees are administrative and support staff. Although Showscan has not experienced difficulties in obtaining qualified personnel and anticipates that it will be able to continue to recruit qualified personnel for its operations, there can be no assurance that such personnel will be available when required.

     Showscan considers its relationship with its employees to be satisfactory.

PROPERTIES

     Showscan leases a 37,000-square-foot building in Culver City, California, pursuant to a lease expiring on June 30, 2003. Under the lease, the current monthly rental is $34,303 subject to annual cost-of-living adjustments. The maximum annual rental increase is 7%. Showscan is responsible for all costs and expenses of maintaining the building, including the payment of all property taxes and insurance premiums. Showscan's corporate headquarters, demonstration theatre and film studio are located at this site.

     Showscan considers its facilities adequate to meet its current needs.

LEGAL PROCEEDINGS

     In January 1996, Showscan launched a new product line of 15/70 format projection systems which it called ShowMax. Showscan filed for and registered the name "ShowMax" in the United States, Canada and several other countries. Soon after the launch of this product line, four lawsuits were brought against either Showscan or its supplier of 15/70 format projectors. Three of the lawsuits involved the use of the name "ShowMax" in connection with the product line. Imax sued Showscan on February 8, 1996 in both the United States District Court for the Southern District of New York and in the Federal Court of Canada alleging that the ShowMax trademark infringes upon its "IMAX" trademark and certain other trademarks owned by it. In the third lawsuit involving the name "ShowMax", a small California corporation named Showmax, Inc. sued Showscan on June 12, 1996 in the United States District Court for the Central District of California alleging that Showscan's ShowMax trademark infringes upon its alleged use of the name. All three of these lawsuits sought unspecified damages and asked that Showscan be enjoined from any continued use of the ShowMax trademark. Showscan disputed each of these claims.

     Imax also brought a fourth lawsuit on February 6, 1996 against World Odyssey Inc. and N.J. Engineering Inc. in the United States District Court for the Northern District of California. This suit alleged, among other things, trade secret misappropriation and that the relationship between World Odyssey Inc. and Showscan violated certain provisions of a 1994 Settlement Agreement between Imax, World Odyssey Inc. and N.J. Engineering Inc. In this lawsuit, Imax sought unspecified damages and injunctive relief. Showscan, World Odyssey Inc. and N.J. Engineering Inc. disputed each of these claims.

     Due to the foregoing actions by Imax, as well as other alleged acts of anticompetitive conduct, Showscan and World Odyssey Inc. filed a lawsuit against Imax on March 4, 1996 in the United States District Court for the Central District of California alleging various antitrust and unfair competition claims including a claim that the lawsuits brought by Imax constitute sham litigation brought solely to obstruct Showscan's entry into the market for 15/70 format products and services. Showscan and World Odyssey sought treble damages, costs and injunctive relief.

     On May 2, 1997, Showscan and Imax settled all claims and actions between the companies without the admission by either party of wrongdoing. The parties agreed to dismiss all lawsuits pending between them. As part of the settlement, Showscan agreed, among other things, to abandon its registrations of the name "ShowMax" in each jurisdiction where it had been filed, to abandon the marketing and sale of "ShowMax" products, and to terminate its present relationship with World Odyssey Inc. In exchange, Showscan received a cash payment from Imax, together with the right to distribute two Imax motion simulation films to Showscan's installed base and contracted backlog of Showscan Attractions (approximately 100 screens) as of April 30, 1997. In turn Showscan gave Imax the right to distribute two Showscan motion simulation films to Imax's installed base and contracted backlog (approximately 37 screens). The settlement does not limit Showscan's ability to re-enter the 15/70 format giant screen theatre market.

     In addition, on June 3, 1997 Showscan and Showmax, Inc. settled all claims and actions between the companies without the admission by either party of wrongdoing. The parties also agreed to dismiss all lawsuits between them. This settlement also does not limit Showscan's ability to compete in the 15/70 format giant-screen theatre market.


                            MANAGEMENT OF SHOWSCAN

DIRECTORS AND EXECUTIVE OFFICERS OF SHOWSCAN

     Set forth below is certain information with respect to the directors and executive officers of Showscan:

                                                                                              DIRECTOR
NAME                                  AGE                           TITLE                       SINCE
------------------------------   ---------   -----------------------------------------------   -------------------
William D. Eberle                       74         Chairman of the Board of Directors            1988
William C. Soady                        54         Director                                      1994
Charles B. Moss, Jr.                    53         Director                                      1993
Thomas R. DiBenedetto                   48         Director                                      1993
Kurt C. Hall                            38         Director                                      1994
Dennis Pope                             53         President, Chief  Executive Officer and
                                                    Director                                     1997
W. Tucker Lemon                         36         Senior Vice President, General Counsel
                                                    and Secretary                                  --
Gregory W. Betz                         49         Vice President and Director of Finance          --
Michael B. Ellis                        46         Vice President-Engineering and
                                                    Product Development                            --

Russell H. Chesley                      40         Vice President-Worldwide Sales                  --
Rui C. Guimarais                        37         Vice President-Film & Theatre
                                                    Operations                                     --

     The Showscan Board has an Audit Committee, a Nominating Committee and a Compensation Committee. The members of the Audit Committee currently are Mr. Eberle, Mr. Moss, Mr. DiBenedetto and Mr. Hall. The duties of the Audit Committee are to review and act or report to the Showscan Board with respect to various audit and accounting matters, including the annual audits of Showscan (and their scope), the annual selection of the independent auditors of Showscan, the nature of the services to be performed by and the fees to be paid to the independent auditors of Showscan, and making "fairness" determinations concerning transactions between Showscan and its directors and officers. The members of the Audit Committee do not receive any meeting fees.

     The Nominating Committee currently is composed of Mr. Eberle and Mr. Pope. The Nominating Committee makes recommendations to the full Showscan Board concerning nominees for election as directors of Showscan. The members of the Nominating Committee do not receive any meeting fees.

     The Compensation Committee currently consists of Mr. Eberle, Mr. Moss, Mr. DiBenedetto and Mr. Hall. The Compensation Committee administers Showscan's stock option plans and establishes the compensation of Showscan's executive officers. The members of the Compensation Committee do not receive any meeting fees.

     William D. Eberle was elected Chairman of the Showscan Board in May 1993. Mr. Eberle has been a private investor in various companies for more than five years and is Of Counsel to Kaye, Scholer, Fierman, Hays & Handler. From 1993, he was Of Counsel to Donovan, Leisure, Newton & Irvine. He currently is also the Chairman of Manchester Associates, Ltd., American Service Group and Barry's Jewelers, Inc. and is Deputy Chairman of Mid-States plc. He is a director of Ampco Pittsburgh Corp., Mitchell Energy & Development Corp., FAC Realty Trust,
Inc. and Sirrom Capital Corporation.   Mr. Eberle served as the U.S. Trade
Representative for President Nixon and President Ford. In addition, he served as the President's Special Representative for Trade Negotiations from 1971 through 1975, and as the executive director of the Cabinet Council on International Economics from 1974 to 1975. Other positions previously held by Mr. Eberle include Chairman of the Board, President and Chief Executive Officer of American Standard, Inc. and officer and director of Boise Cascade Corp.

     William C. Soady has been the President of Distribution for PolyGram Filmed Entertainment Distribution, Inc. since March 1997. Previously, Mr. Soady served as the President and Chief Executive Officer of Showscan since March 1994, and
was elected as a director of Showscan in April 1994.   He is also currently a
director of Jalate, Inc. Prior to joining Showscan, Mr. Soady served as Executive Vice President of Distribution at Tri Star Pictures, Inc. from September 1988 to July 1992, at which time he was promoted to President of Domestic Distribution of Tri-Star Pictures, Inc., the position he held immediately prior to joining Showscan. Mr. Soady has been involved in motion picture distribution in various capacities for over 20 years, including serving as President of Universal Pictures Distribution.

     Charles B. Moss, Jr. has been the President and Chief Executive Officer of B.S. Moss Enterprises, Inc. since 1979. Mr. Moss is also a director of Robins Cinemas, Ltd., a United Kingdom corporation, and a director of Cinemania (UK) Limited since 1994.

     Thomas R. DiBenedetto has served as the President of Junction Investors, Ltd. since 1991 and as the President of Boston International Group since 1983. He is also currently a director of National Wireless Inc. and of Alexander's, Inc.

     Kurt C. Hall was appointed Chief Operating Officer of United Artists Theatre Circuit, Inc. ("UA") in February 1997, after holding the positions of Executive Vice President and Chief Financial Officer of UA since 1992. Mr. Hall held several positions with United Artists Entertainment Company, the predecessor to UA, since joining that company in 1988, including Director of Finance from 1988 to 1990 and Vice President and Treasurer from 1990 to 1992.

     Dennis Pope was appointed the President and Chief Executive Officer of Showscan in March 1997. Mr. Pope had been the Executive Vice President and Chief Financial Officer of Showscan since May 1994. From January 1993 until May 1994, Mr. Pope was the Managing Partner - Entertainment Business Group with Kenneth Leventhal & Co. Prior to joining Kenneth Leventhal, Mr. Pope had served as a consultant to that firm on entertainment industry matters in November and December 1992.

     W. Tucker Lemon was appointed Senior Vice President, General Counsel and Secretary of Showscan in March 1997. Previously, Mr. Lemon was the Vice President, General Counsel and Secretary, the position he held since he joined Showscan in August 1994. From February 1993 until he joined Showscan, Mr. Lemon was of counsel to Corey, Croudace, Dietrich & Dragun and prior thereto, Mr. Lemon was associated with Latham & Watkins.

     Gregory W. Betz joined Showscan as Controller in June 1986, was promoted to Vice President-Controller in December 1990, and became Showscan's Vice President and Director of Finance in October 1993.

     Michael B. Ellis joined Showscan as its Vice President-Engineering and Product Development in July 1994. From February 1993 until he joined Showscan, Mr. Ellis was a consultant providing technical support to entertainment and commercial construction industries. Prior thereto, Mr. Ellis was the Corporate Director-Engineering and Project Development of Knott's Berry Farm from May 1989 through February 1993.

     Russell H. Chesley joined Showscan as Vice President-Worldwide Sales in August 1995. From March 1994 until he joined Showscan, Mr. Chesley was Director of Marketing and Sales at Westrex, an entertainment technology and equipment manufacturer. From November 1992 until February 1994, Mr. Chesley was Sales and Marketing Director and an Executive Producer at Starfax/The Editing Company, a post production facility. Prior thereto, Mr. Chesley was an independent producer and consultant.

     Rui C. Guimarais has held several management positions since joining Showscan in February 1993, including Controller, Director-Film Licensing and Distribution and Director-Theatre Operations. In January 1996, Mr. Guimarais was promoted to Vice President-Film Licensing while retaining his responsibilities as Director-Theatre Operations. From 1992 until he joined Showscan, Mr. Guimarais was a partner in a joint venture engaged in wholesale distribution.

     Showscan has five wholly owned subsidiaries (Showscan Productions, Inc., Showscan CityWalk, Inc., Showscan Attractions, Inc., Showscan Framingham, Inc. and Showscan Entertainment B.V.). Showscan Attractions, Inc. currently owns 50% of the outstanding capital stock of Cinemania (UK) Limited. Mr. Pope is the sole director and President of Showscan Productions, Inc., Showscan CityWalk, Inc., Showscan Attractions, Inc. and Showscan Framingham, Inc. Mr. Soady currently is director and President of Showscan Entertainment B.V.; however, the process is under way to replace Mr. Soady with Mr. Pope in each such capacity. Mr. Lemon is the Secretary of these subsidiaries. Mr. Pope, Mr. Moss, Mr. Lemon and Mr. Guimarais are the directors of Cinemania (UK) Limited.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Exchange Act requires Showscan's directors and executive officers, as well as persons who own more than ten percent of Showscan's Common Stock, to file with the Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of the Showscan Common Stock. Directors, executive officers and greater-than-ten-percent stockholders are required by SEC regulations to furnish Showscan with copies of all Section 16(a) forms they file.

     Based solely on a review of copies of reports filed with the SEC and submitted to Showscan since April 1, 1996 and on written representations by certain directors and executive officers of Showscan, Showscan believes that, with the exception of the following, all persons subject to the reporting requirements of Section 16(a) filed all required reports on a timely basis during the past fiscal year: William C. Soady, Dennis Pope and W. Tucker Lemon each failed to timely file a Statement of Changes in Beneficial Ownership (Form
4) upon receiving additional options from Showscan.

EXECUTIVE COMPENSATION

     The following tables set forth certain information concerning the annual and long-term compensation for services rendered to Showscan in all capacities for the fiscal years ended March 31, 1997, 1996 and 1995 of (a) all persons who served as the Chief Executive Officer of Showscan during the fiscal year ended March 31, 1997 and (b) each of the other executive officers of Showscan whose total annual salary and bonus during the fiscal year ended March 31, 1997 exceeded $100,000. (The Chief Executive Officer and the other named officers are collectively referred to as the "Named Executives.")

SUMMARY COMPENSATION TABLE

                                                                                                            Long-Term
                                                                   Annual Compensation                    Compensation
                                                        ---------------------------------------------         Award
      Name and Principal Position                         Year         Salary ($)         Bonus ($)        Options (#)
      ----------------------------                      ---------   -----------------   -------------    ---------------
William C. Soady, President                               1997         $  323,078(1)(2)     $   -0-           50,000
   and Chief Executive Officer......                      1996         $  350,000           $   -0-              -0-
                                                          1995         $  350,000(1)        $50,000              -0-

Dennis Pope, President                                    1997         $  220,000(2)        $   -0-          115,000
  and Chief Executive Officer.......                      1996         $  213,846           $   -0-              -0-
                                                          1995         $  152,308           $   -0-          150,000

W. Tucker Lemon, Senior Vice                              1997         $  127,501           $   -0-           35,000
  President, General Counsel and                          1996         $  125,000           $   -0-              -0-
  Secretary.........................                      1995         $   79,326           $   -0-           30,000

Michael B. Ellis, Vice President-                         1997         $  115,442           $   -0-              -0-
  Engineering and Product                                 1996         $  115,000           $   -0-              -0-
  Development.......................                      1995         $   78,192           $   -0-           17,500

J. Chuck Allen, Vice                                      1997         $  100,384(1)        $   -0-              -0-
 President-Theatre                                        1996         $  100,000(1)        $   -0-              -0-
  Operations........................                      1995         $   79,999(1)(3)     $   -0-           17,500

Russell H. Chesley, Vice President-                       1997         $  124,458(4)        $   -0-              -0-
  Worldwide Sales...................                      1996         $   66,346(4)        $   -0-           17,500

Rui C. Guimarais, Vice                                    1997         $  101,397           $   -0-              -0-
 President-Film                                           1996         $  102,278           $   -0-           10,000
  and Theatre Operations............                      1995         $   70,000           $   -0-            7,500

------------------------------------
(1) In addition to the amounts shown in the table, certain of the Named Executives received an automobile allowance. While each Named Executive may derive personal benefit from this perquisite, the benefit did not exceed the lesser of $50,000 or 10% of such Named Executive's salary and bonus.

(2) Mr. Pope replaced Mr. Soady as President and Chief Executive Officer in March, 1997. Prior to Mr. Pope assuming the office of President and Chief Executive Officer, he served as Showscan's Executive Vice President and Chief Financial Officer.

(3) Mr. Allen resigned from all of his positions with Showscan and its subsidiaries in May, 1997.

(4) Mr. Chesley's compensation consisted of a base salary of $110,000 plus commissions on certain sales of Showscan equipment and films.

  The following table contains information concerning individual grants of stock options made during the fiscal year ended March 31, 1997 for each of the following Named Executives.

             OPTIONS GRANTED IN FISCAL  YEAR ENDED MARCH 31, 1997

                                                      % OF TOTAL
                                     NUMBER OF          OPTIONS
                                      OPTIONS         GRANTED TO      EXERCISE PRICE                        GRANT DATE
                                      GRANTED        EMPLOYEES IN        OF OPTION         EXPIRATION      PRESENT VALUE
NAME OF OFFICER                         (#)           FISCAL YR.         ($/Share)            DATE             $(1)
------------------                  ------------    ---------------    ---------------   ---------------   ---------------

William C. Soady                         35,000          17.5%              $6.125            7/18/06           $108,850

William C. Soady                         15,000           7.5%              $3.625            1/31/07           $ 27,600

Dennis Pope                              35,000          17.5%              $6.125            7/18/06           $108,850

Dennis Pope                              80,000          40.0%              $3.625            1/31/07           $147,200

W. Tucker Lemon                          20,000          10.0%              $6.125            7/18/06           $ 62,200

W. Tucker Lemon                          15,000           7.5%              $3.625            1/31/07           $ 27,600


(1) The Black-Scholes method of calculating the value of the options granted was used and the corresponding values for each grant are shown. The expected volatility used in this model was .361. The assumptions for the expected life of the options granted ranged from 7 to 10 years. The risk-free interest rate assumed ranged from 5% to 6%.

  The following table contains information concerning stock options exercised in the last fiscal year and stock options remaining unexercised on March 31, 1997 with respect to the Named Executives.

        AGGREGATED OPTION EXERCISES IN FISCAL YEAR ENDED MARCH 31, 1997
                       AND FISCAL YEAR-END OPTION VALUE

                                                                                                 NUMBER OF UNEXERCISED
                                                                                                    OPTIONS HELD AT
                                                                                                    FISCAL YEAR-END
                                                                                                -----------------------
                                    SHARES ACQUIRED     VALUE
       NAME                          ON EXERCISE       REALIZED    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----------------------             ----------------   ----------   -----------   -------------   -----------   -------------

William C. Soady                         -0-          -0-             187,500       112,500         -0-            -0-

Dennis Pope                              -0-          -0-              75,000       190,000         -0-            -0-

W. Tucker Lemon                          -0-          -0-              15,000        50,000         -0-            -0-

Michael B. Ellis                         -0-          -0-               8,750         8,750         -0-            -0-

J. Chuck Allen                           -0-          -0-               8,750         8,750         -0-            -0-

Russell H. Chesley                       -0-          -0-               4,375        13,125         -0-            -0-

Rui C. Guimarais                         -0-          -0-               6,250        11,250         -0-            -0-

_____________
(1) Value is determined by subtracting the exercise price from the fair market value (the closing price for Showscan's Common Stock as reported on The Nasdaq National Market) as of March 31, 1997, the last trading day in the fiscal year ($2.50 per share) and multiplying the resulting number by the number of underlying shares of Showscan Common Stock.

  Director Compensation. Members of the Showscan Board who are not officers of
  ---------------------
  Showscan receive a fee of $500 for each Board meeting that they attend and are also reimbursed for the travel expenses incurred to attend such meetings.

  Board of Director Interlocks and Insider Participation.  The Compensation
  ------------------------------------------------------
Committee of the Showscan Board made all compensation determinations during the past fiscal year for Showscan's executives. William C. Soady and Dennis Pope were, for parts of the fiscal year ended March 31, 1997, both an officer and a director of Showscan though neither was a member of the Compensation Committee.

 Employment Contracts, Termination of Employment and Change-in-Control
 ---------------------------------------------------------------------
Arrangements.
------------

  Mr. Soady had entered into an employment agreement, dated March 3, 1994, with Showscan, Showscan CityWalk Venture, Showscan CityWalk, Inc., Showscan Attractions Venture and Showscan Attractions, Inc. pursuant to which he agreed to be the President and Chief Executive Officer of Showscan, Showscan CityWalk, Inc. and Showscan Attractions, Inc. and the principal executive officer of Showscan CityWalk Venture and Showscan Attractions Venture. This agreement was terminated upon Mr. Soady's resignation on February 28, 1997. After his resignation, Mr. Soady remained a member of the Showscan Board and retained his stock options and forfeited his benefits under his change of control agreement.

  Mr. Pope has entered into an employment agreement, dated May 3, 1994, and amended on June 15, 1995, pursuant to which he agreed to be Executive Vice
President and Chief Financial Officer of Showscan.   Effective March 1, 1997,
Mr. Pope was made President and Chief Executive Officer and his employment agreement was amended so that he will receive an annual salary of $250,000. The agreement is terminable by either Mr. Pope or Showscan upon 30 days notice to the other party. However, if Showscan terminates the agreement without cause (where "cause" is defined to mean conviction of a felony, commission of fraud or embezzlement, neglect of duties, death, permanent disability or breach of duty of loyalty to Showscan), then Showscan is obligated to pay Mr. Pope his salary and benefits for up to one year, subject to Mr. Pope's best efforts to mitigate such obligation. In addition, Showscan has granted Mr. Pope options to purchase 150,000 shares of Showscan's Common Stock at $8.125 per share, 35,000 shares at $6.125 per share and 80,000 shares at $3.625 per share. Such options vest at the rate of 25% per year, commencing on the first anniversary of the agreement by which they were granted.

  Mr. Lemon has entered into an employment agreement, dated August 15, 1994, pursuant to which he agreed to be Vice President, General Counsel and Secretary of Showscan. Effective March 1, 1997, Mr. Lemon was made Senior Vice President, General Counsel and Secretary and his employment agreement was amended so that he will receive an annual salary of $150,000. In addition, Showscan has granted Mr. Lemon options to purchase 30,000 shares of Showscan's Common Stock at $7.75 per share, 20,000 shares at $6.125 per share and 15,000 shares at $3.625 per share. Such options vest at the rate of 25% per year, commencing on the first anniversary of the agreement by which they were granted. If Showscan terminates the agreement without cause, then Showscan is obligated to pay Mr. Lemon in one lump sum his salary for four months.

  The Showscan Board entered into agreements with Messrs. Pope and Lemon and with four other officers of Showscan that would protect each such officer in the case of a change in control of Showscan. These agreements are intended to provide certain benefits to the officers upon a "Change of Control" which is defined to mean (a) the acquisition by any person of 20% or more of the Showscan Common Stock and Showscan Common Stock equivalents of Showscan or 20% of Showscan's voting power, (b) a liquidation, merger or consolidation of Showscan, or (c) a change in the membership of the Showscan Board over any period of two
(2) years or less such that the directors sitting at the beginning of such period or who were nominated by at least two-thirds of the sitting directors cease to be a majority of the Showscan Board. The Merger will constitute a Change of Control under this definition. These officers of Showscan are entitled to receive certain cash payments and health benefits if they leave Showscan, either one year before or within two years after a Change in Control, for "Good Reason," "Disability," death or retirement or if they were terminated without "Cause" (in each case as the foregoing terms are defined in the agreements). Messrs. Pope and Lemon also have an additional period after a Change in Control in which they can voluntarily leave Showscan and receive the benefits. The cash benefits provided for Mr. Pope will equal 200% of his annual salary on the date of termination. Mr. Lemon will receive 150% of the greater of his average salary and bonuses over the period of three (3) fiscal years preceding the Change in Control or the period of three (3) fiscal years preceding his termination. The other four officers each will receive 75% of the greater of his average salary and bonuses over the three (3) fiscal years preceding the Change in Control or the period of three (3) fiscal years preceding his termination. In addition, the unvested options of Messrs. Pope and Lemon shall become vested upon a Change in Control. All such benefits shall be in lieu of any benefits provided under any such officer's employment agreement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information regarding the beneficial ownership of each class of Showscan's voting securities as of February 12, 1998 by (a) each of Showscan's directors and Named Executives who beneficially own Showscan Common Stock or Showscan Preferred Stock, (b) by all directors and officers as a group, and (c) based on reports filed by each person with the Securities and Exchange Commission, by the known beneficial holders of more than 5% of any class of outstanding shares of Showscan's voting securities. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act.

Under this Rule, certain shares may be deemed to be beneficially owned by more than one person (such as where persons share voting power or investment powers). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided; in computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights on or before April 12, 1997. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person's actual voting power at any particular date.



                                                                                                   Series C
                                                      Common Stock(2)                           Preferred Stock
                                                 ------------------------------           ----------------------------
                                                 Number             Percentage            Number           Percentage
Name and Address                                   of                   of                  of                 of
of Beneficial Owner(1)                           Shares             Outstanding           Shares           Outstanding
------------------------------                   ------             -----------           ------           -----------
William D. Eberle                               55,127(3)               *                     --                   --

Charles B. Moss, Jr.                           994,362(4)             15.7%                12,000                24.5%
  c/o B.S. Moss Enterprises
  225 North Hill Street,
  Aspen, CO  81611

Thomas R. DiBenedetto                        1,014,362(5)             16.0%                12,000(6)             24.5%
  c/o Junction Investors, Ltd.
  84 State Street
  Boston, MA  02109

DiBenedetto Showscan Limited                   706,672(7)             11.1%                12,000                24.5%
 Partnership
  c/o Junction Investors, Ltd.
  84 State Street
  Boston, MA  02109

United Artists Theatre
 Circuit, Inc.                                 946,032(8)             14.4%                25,000                51.0%
  9110 East Nichols Avenue
  Suite 200
  Englewood, CO  80112

Kurt C. Hall(8)                                     --                  --                     --                  --
c/o United Artists Theatre
Circuit, Inc.
9110 East Nichols Avenue
Suite 200
Englewood, CO  80112

Neuberger & Berman                             320,800(10)             5.7%                    --                  --
605 Third Avenue
New York, NY  10158

William C. Soady(11)                           202,000                 3.5%                    --                  --
Dennis Pope(12)                                142,250                 2.5%                    --                  --
W. Tucker Lemon(13)                             43,250                  *                      --                  --
Michael B. Ellis(14)                            13,125                  *                      --                  --
J. Chuck Allen(15)                                  --                  --                     --                  --
Russell H. Chesley(16)                           8,750                  *                      --                  --
Rui C. Guimarais(17)                             8,750                  *                      --                  --

All Officers and Directors                   2,513,226                33.3%                24,000               100.0%
  as a Group (12 persons) (18)

_______________
*  Less than 1%.

(1) Except as otherwise noted, the address of each beneficial owner listed in this table is c/o Showscan Entertainment Inc., 3939 Landmark Street, Culver City, California 90232.

(2) Unless otherwise noted, Showscan believes that all persons named in the table have sole voting and investment power with respect to all securities beneficially owned by them.

(3) Consists of 55,127 shares subject to currently exercisable stock purchase warrants.

(4) Consists of (a) 468,577 shares underlying currently exercisable stock purchase warrants, 44,101 of which are held by Charles B. Moss, III, Mr. Moss' son, and 44,101 of which are held by Robin H. Moss, Mr. Moss' ex-wife, as custodian for Elizabeth H. Moss, Mr. Moss' daughter, (b) 238,095 shares of Showscan Common Stock issuable upon conversion of Mr. Moss' Showscan Preferred Stock, (c) 155,000 shares of Showscan Common Stock held by the Charles B. Moss, Jr. Family Trust, (d) 6,200 shares of Showscan Common Stock held by M. F. P., LLC, a limited liability company whose members are Mr. Moss' children, (e) 21,900 shares of Showscan Common Stock held by Robin
    H. Moss, and (f) 104,590 shares of Showscan Common Stock owned by Mr. Moss. Robin H. Moss is the sole trustee of the Charles B. Moss, Jr. Family Trust. Mr. Moss disclaims beneficial ownership of the shares held by the Charles B. Moss, Jr. Family Trust, M. F. P., LLC and Robin H. Moss and the warrants held by Charles B. Moss, III and by Robin H. Moss as custodian for Elizabeth
    H. Moss.

(5) Includes (a) 238,095 shares of Showscan Common Stock issuable upon conversion of the Showscan Preferred Stock held by DiBenedetto Showscan Limited Partnership, a Delaware limited partnership, (b) 35,000 shares of Showscan Common Stock owned by the DiBenedetto 1993 Family Trust, (c) 35,000 shares of Showscan Common Stock owned by the DiBenedetto Family Trust U/A/D 11/01/91 FBO Cory James DiBenedetto, (d) 35,000 shares of Showscan Common Stock owned by the DiBenedetto Family Trust U/A/D 11/01/91 FBO Christian Robert DiBenedetto, (e) 35,000 shares of Showscan Common Stock owned by the DiBenedetto Family Trust U/A/D 11/01/91 FBO Thomas Austin DiBenedetto, (f) 35,000 shares of Showscan Common Stock owned by the DiBenedetto Family Trust U/A/D 11/01/91 FBO Marc Anthony DiBenedetto, (g) 468,577 shares of Showscan Common Stock underlying currently exercisable stock purchase warrants held by DiBenedetto Showscan Limited Partnership, and (h) 132,690 shares of Showscan Common Stock owned by Mr. DiBenedetto. Mr. DiBenedetto has sole voting and dispositive power over the securities beneficially owned by DiBenedetto Showscan Limited Partnership. Linda M. DiBenedetto, Mr. DiBenedetto's wife, is co-trustee of the DiBenedetto 1993 Family Trust. Mr. DiBenedetto disclaims beneficial ownership of the shares of Showscan Common Stock held by the DiBenedetto 1993 Family Trust, the DiBenedetto Family Trust U/A/D 11/01/91 FBO Cory James DiBenedetto, the DiBenedetto Family Trust U/A/D 11/01/91 FBO Christian Robert DiBenedetto, the DiBenedetto Family Trust U/A/D 11/01/91 FBO Thomas Austin DiBenedetto, and the DiBenedetto Family Trust U/A/D 11/01/91 FBO Marc Anthony DiBenedetto.

(6) Consists of 12,000 shares of Showscan's Showscan Preferred Stock owned by DiBenedetto Showscan Limited Partnership. Mr. DiBenedetto has sole voting and dispositive power over these securities.

(7) Consists of 468,577 shares subject to currently exercisable stock purchase warrants and 238,095 shares of Showscan Common Stock issuable upon conversion of Showscan Preferred Stock.

(8) Consists of 450,000 shares subject to currently exercisable stock purchase warrants and stock purchase warrants exercisable within 60 days and 496,032 shares of Showscan Common Stock issuable upon conversion of the Showscan Preferred Stock.

(9) Kurt C. Hall is an executive officer of United Artists Theatre Circuit, Inc. Mr. Hall does not have voting or investment power with respect to the securities held by United Artists Theatre Circuit, Inc.

(10) Neuberger & Berman disclaims beneficial ownership of 57,600 shares owned by certain of its individual partner(s) in their own personal accounts. Such shares were purchased with personal funds and each such partner has sole voting and dispositive power over the shares in his/her account.

(11) Includes 200,000 shares of currently exercisable stock options and options exercisable within 60 days.

(12) Includes 141,250 shares of currently exercisable stock options and options exercisable within 60 days.

(13) Includes 41,250 shares of currently exercisable stock options (10,000 of which are held by Mr. Lemon's wife) and options exercisable within 60 days. Mr. Lemon does not have voting or investment power with respect to the securities held by his wife.

(14) Includes 13,125 shares of currently exercisable stock options and options exercisable within 60 days.

(15) J. Chuck Allen resigned from all positions with Showscan in May, 1997. All options held by Mr. Allen were canceled 30 days after his resignation.

(16) Includes 8,750 shares of currently exercisable stock options.

(17) Includes 8,750 shares of currently exercisable stock options and options exercisable within 60 days.

(18) Includes 1,436,656 shares subject to stock options and stock purchase warrants currently exercisable or exercisable within 60 days and 476,190 shares of Showscan Common Stock issuable upon conversion of Showscan Preferred Stock.

  Showscan, United Artists Theatre Circuit, Inc. ("UA"), Charles B. Moss, Jr. ("Moss"), Thomas R. DiBenedetto and DiBenedetto Showscan Limited Partnership, a Delaware limited partnership (collectively, the "DiBenedetto Entities") are party to that certain Voting Agreement, dated as of August 19, 1994, pursuant to which UA, Moss and the DiBenedetto Entities have agreed to vote the securities held by them in favor of each other's designees for the Showscan Board.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

MOSS/DIBENEDETTO VENTURES.  On September 27, 1993, Showscan entered into that
-------------------------
certain Purchase Agreement (the "Purchase Agreement") with Mr. Charles B. Moss, Jr., a director of Showscan ("Moss"), Mr. Thomas R. DiBenedetto, a director of Showscan ("DiBenedetto"), and DiBenedetto Showscan Limited Partnership, a Delaware limited partnership affiliated with, and controlled by, DiBenedetto ("DiBenedetto LP"), pursuant to which, among other things, Moss, DiBenedetto and DiBenedetto LP collectively acquired the warrants to purchase an aggregate of 850,000 shares of Showscan Common Stock, 150,000 shares of Series A Preferred Stock, and 24,000 shares of Series B Preferred Stock. So long as Moss and DiBenedetto collectively own shares of Showscan Common Stock or securities convertible into shares of Showscan Common Stock representing in the aggregate 5% or more of the then outstanding Showscan Common Stock, the terms of the Purchase Agreement require that Showscan continue to nominate Moss and DiBenedetto or their designees to the Showscan Board. Additionally, affiliates of Moss and DiBenedetto have entered into two transactions for the purpose of owning, operating, developing and financing Showscan motion simulation attractions. The first transaction, a venture called the "Showscan City Walk Venture," was formed for the purpose of operating one of Showscan's motion simulation attractions at Universal City Walk in Universal City, California which opened in November 1993. The parties to that venture are Showscan City Walk, Inc., a wholly-owned California subsidiary of Showscan and the managing partner of Showscan City Walk Venture, Moss Family LA Corp., a California corporation controlled by Moss, and DiBenedetto City Walk Limited Partnership, a Delaware limited partnership controlled by DiBenedetto. Initially, the Moss and DiBenedetto affiliates together owned a 1% investment and had a right to acquire a collective 50% investment in the venture for a price based on the cash flow of the motion simulation attraction. The Moss and DiBenedetto affiliates exercised the right to acquire the 50% investment in January 1994. Upon the exercise of the option, the Moss and DiBenedetto affiliates each paid Showscan $10,000. The balance of the purchase price ($247,772) was paid in March, 1996. See "BUSINESS OF SHOWSCAN -- Motion Simulation Attractions -- Owned and Operated Theatres -- Moss/DiBenedetto Ventures."

  The second venture, organized under the name "Showscan Attractions Venture," was formed for the purpose of acting as the exclusive vehicle to develop, own, manage and operate additional Showscan motion simulation attractions throughout the world. The scope of the Showscan Attractions Venture was subsequently narrowed in September 1994 to accommodate the venture with United Artists Theatre Circuit, Inc. ("UA") discussed below. The parties to this venture are Showscan Attractions, Inc., a wholly-owned California subsidiary of Showscan and the managing partner of Showscan Attractions Venture, Moss Family O&O Corp., a California corporation controlled by Moss (the "Moss Partner), and DiBenedetto O&O Limited Partnership, a Delaware limited partnership controlled by DiBenedetto (the "DiBenedetto Partner"). Showscan Attractions, Inc., currently owns a 50% interest in the Attractions Venture, the Moss Partner currently owns a 25% interest in the venture, and the DiBenedetto Partner owns the remaining 25% interest.

  The Showscan Attractions Venture agreement contemplates that the parties thereto will jointly develop, own and operate Showscan motion simulator attractions through the venture or through other corporations, partnerships or entities formed by them. In accordance with the foregoing, the parties to the Showscan Attractions Venture have formed Cinemania (UK) Limited for the purpose of developing, owning and operating a Showscan motion simulator attraction in London which opened in late September 1994 (the "London Theatre"). Showscan Attractions, Inc. owns 50% of the outstanding capital stock of Cinemania (UK) Limited, the Moss Partner owns 25% of the capital stock, and the DiBenedetto Partner owns 25%. As of February 12, 1998, funding for the Attractions Venture has been provided by Showscan Attractions, Inc. $2,404,805; Moss Partner $571,408; and DiBenedetto Partner $571,408. The rights contributed to the Showscan Attractions Venture included the rights to two motion simulation attraction leases and the rights to a trademark to be used in connection with one motion simulation attraction. The services contributed, and to be contributed in the future, consist of development services related to the London motion simulation attraction, including coordinating the design and construction of the facility and the opening and subsequent on-going management of the facility. The London Theatre is managed by Showscan Attractions,

Inc., as the managing partner of the Showscan Attractions Venture, through a management agreement with Robins Cinemas, Ltd. ("Robins"). Moss is a 5% stockholder and a director of Robins. See "BUSINESS OF SHOWSCAN -- Motion Simulation Attractions-- Owned and Operated Theatres -- Moss/DiBenedetto Ventures."

  In August 1995, Showscan Attractions Venture and Maloney Development Partnership Ltd. ("Maloney"), an unaffiliated Texas limited partnership, formed a Texas limited liability company called Showscan Maloney, LLC to own and operate a Showscan motion simulation attraction in the San Antonio Riverwalk District, in San Antonio, Texas. Showscan Attractions Venture and Maloney own equal interests in Showscan Maloney, LLC; therefore, Showscan's share in the cash flow from the motion simulation attraction is 25% plus the annual film rentals, royalties and management fees that Showscan Maloney, LLC is separately required to pay to Showscan. Day-to-day management of the motion simulation attraction is handled by Showscan as the sole manager of Showscan Maloney, LLC. The partners of Showscan Maloney, LLC closed the theatre on September 7, 1997 and are liquidating its assets. The partners have further agreed to distribute the theatre equipment to Showscan, which is in the process of negotiating to sell the equipment to a non-affiliated third party. Showscan expects to fully realize the carrying value of its investment in this venture upon the completion of the liquidation and subsequent sale. See "BUSINESS OF SHOWSCAN -- Motion Simulation Attractions -- Owned and Operated Theatres -- The Maloney Venture."

  Pursuant to a Proprietary Property Acquisition and Management Agreement dated as of September 27, 1993, between Showscan and Showscan Attractions Venture, Showscan granted to the Showscan Attractions Venture rights to utilize proprietary property and rights of Showscan in connection with the development and operation of Showscan motion simulation attractions. Under that agreement, Showscan has been retained to manage the motion simulation attractions developed and operated by the venture. The venture has also retained Moss Entertainment Corp., a corporation controlled by Moss, and DiBenedetto Corp., an affiliate of DiBenedetto, to provide certain services in connection with the acquisition of properties for Showscan motion simulation attractions and the potential disposition of those attractions. Moss Entertainment Corp. and DiBenedetto Corp. are to receive fees for providing acquisition and disposition services upon the sale or other disposition of certain of the initial theatres developed by the venture.

THE UNITED ARTISTS VENTURE.  On August 19, 1994, Showscan entered into that
--------------------------
certain Purchase Agreement (the "UA Purchase Agreement") with UA, pursuant to which, among other things, UA purchased 25,000 shares of Showscan Preferred Stock and warrants representing the right to purchase an aggregate of 552,000 shares of Showscan Common Stock. So long as UA owns shares of Showscan Common Stock or securities convertible into shares of Showscan Common Stock representing in the aggregate at least 500,000 shares of Showscan Common Stock, the terms of the UA Purchase Agreement require that Showscan continue to nominate a designee of UA to the Showscan Board. Kurt C. Hall, a director of Showscan and an executive officer of UA, is the designee of UA. In connection with the transactions effected by the UA Purchase Agreement, Showscan and UA agreed to be equal partners in a venture called Showscan/United Artists Theatres Joint Venture (the "UA Venture"). Showscan is managing partner of the UA Venture while UA is the administrative partner. Pursuant to a Theater Rights Agreement, dated as of August 19, 1994, as amended (the "Theater Rights Agreement"), whenever UA or the UA Venture builds a Showscan motion simulation attraction theatre, such entity will have the exclusive rights to exhibit Showscan motion simulation attraction films within a pre-agreed area surrounding such location. Also, pursuant to the Theater Rights Agreement, UA will develop and coordinate the construction of new and/or the conversion of existing theatres to Showscan motion simulation attractions and will manage each theatre pursuant to pre-negotiated terms. Showscan, in turn, has agreed to pre-negotiated terms for the sale of Showscan equipment, installation, servicing and the licensing of Showscan motion simulation films. Showscan will also make available to both the UA Venture and UA its library of specialty films which utilize the patented Showscan process, to the extent that either the UA Venture or UA builds or converts existing theatres into specialty theatres for the exhibition of specialty films. See "BUSINESS OF SHOWSCAN -- Motion Simulation Attractions -- Owned and Operated Theatres -- The United Artists Venture."

  The Theater Rights Agreement contains certain provisions that require UA to make payments to Showscan if UA is unable to meet its obligations under that agreement. The Theater Rights Agreement provided that two motion simulation attraction theatres be installed and in operation in Malaysia no later that December 31, 1995. UA was unable to meet this commitment and therefore UA now has an obligation to pay to Showscan $722,000 together with interest thereon at the rate of 7.5% per annum (the "Obligation") from January 1, 1996 until paid in full. The outstanding balance of the Obligation and all accrued and unpaid interest thereon became due and payable on December 31, 1996 (the "Maturity Date"). To date, UA has offered to the UA Venture eight sites at new or existing UA movie theatre multiplexes. The UA Venture declined seven of these sites because they did not meet the criteria of the UA Venture. The UA Venture had accepted the offer by UA of the Showscan Attraction site in Austin, Texas, which acceptance was to be effective July 1, 1997. During the process of finalizing documentation relating to the acquisition of the Austin site, however, UA entered into a merger transaction with other large theatre chains and circumstances surrounding the merger transaction created uncertainty with respect to the Austin site. Accordingly, the UA Venture has terminated its plans to acquire ownership of the Showscan Attraction at the Austin site. In connection with the foregoing, the Theater Rights Agreement has been amended by Showscan and UA to eliminate certain installation requirements in Malaysia and to add those requirements to the overall UA obligations. In connection with the amendment, (a) UA relinquished its exclusivity rights to Malaysia and eliminated its rights of first refusal in the Asia Territory (as defined in the Theater Rights Agreement), (b) Showscan agreed to make certain payments to UA each time Showscan sells a simulation theatre to a third party in Malaysia or the Asia Territory, and (c) Showscan agreed to certain reduced pricing for a certain number of its 15/70 format theatre systems.

  In connection with the formation of the UA Venture and the modification to the Showscan Attractions Venture that it necessitated, Showscan entered into a royalty agreement with Moss and DiBenedetto Partner which provides that each time that the UA Venture opens a Showscan motion simulation attraction theatre in one of the areas granted to UA, each of Moss and DiBenedetto Partner will receive a one-time cash fee and thereafter will receive an annual royalty based on the net cash flow (as defined) received by Showscan from the operations of such UA Venture theatre.


                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
           FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF SHOWSCAN

RESULTS OF OPERATIONS

  Showscan is a leading provider of movie-based motion simulation theatre attractions to the rapidly expanding out-of-home entertainment market. Showscan is presently in the business of: (a) licensing and distributing the films in its library and the proprietary technologies necessary to produce and exhibit Showscan films; (b) selling and installing motion simulation attractions and specialty theatres including the equipment necessary for each (including motion bases projectors, screens, sound systems, synchronization and show control and theatre design packages); (c) producing films using the Showscan process; and
(d) establishing motion simulation attractions in which Showscan has an economic interest (O&O Theatres). Showscan is also committed to the continued recognition of the Showscan(R) brand name worldwide.

  The principal sources of Showscan's revenues are the licensing of the Showscan film library and technologies, the sale and installation of projectors, screens, sound systems and other equipment used to exhibit Showscan films, and the sale of motion bases and other equipment used in most Showscan Attractions. Showscan derived, for the three years ended March 31, 1997, 60-70% of its revenues from export sales. See Note 9 to the Consolidated Financial Statements of Showscan and "BUSINESS OF SHOWSCAN -- Sales and Marketing." However, Showscan plans to increase its domestic sales with its agreement with United Artist Theatre Circuit, Inc. The agreement calls for 24 sites, eight of which are currently installed and the remaining 16 are in Showscan's backlog. Showscan does not believe that inflation has had a material impact on Showscan's net revenues or on its results of operations for the three most recent fiscal years.

 Comparison of Year Ended March 31, 1997 and Year Ended March 31, 1996.

  Revenues for the fiscal year ended March 31, 1997 (hereafter "Fiscal 1997") increased $246,000 or 1% from revenues for the fiscal year ended March 31, 1996 (hereafter "Fiscal 1996"). For Fiscal 1997, export revenue as compared to total revenue remained relatively consistent with the prior year at 62% and 61%, respectively. The most significant geographic area of export sales was the Far East at 34% and 32% of total revenue, respectively, followed by Australasia, with 11% and 15%, respectively.

  Film licensing and production service revenues decreased $2.8 million or 31% in Fiscal 1997. The decrease was due primarily to (a) the renewal of an agreement with Showscan's major Japanese customer (Imagine Japan), which renewal changed the timing of film licensing revenue recognition such that approximately $1.1 million was recognized in Fiscal 1996 that would have been recognized in Fiscal 1997; (b) the inclusion in Fiscal 1996 of revenues from two specific one-time license agreements, which revenues constituted all of the revenues to be received with respect to such agreements, in the amounts of $550,000 and $300,000, respectively; and (c) the early renewals in Fiscal 1996 of certain film licensing agreements, which renewals changed the timing of film licensing revenue recognition (reflected in the fourth quarter of Fiscal 1996 rather than in Fiscal 1997) of approximately $700,000. After adjusting for the aforementioned items, the recurring film licensing revenues were $6.2 million in Fiscal 1997 and $6.4 million in Fiscal 1996. Revenues from film licensing are based on new license agreements as well as renewals of existing agreements and results fluctuate from quarter to quarter, with such fluctuations being a result of the seasonality in the way that licensing agreements are entered into and how the license agreements are structured.

  Revenues from equipment sales and related services increased $3 million or 36% in Fiscal 1997. The increase is due to an increase in the number of Showscan Attractions shipped during Fiscal 1997 as compared to Fiscal 1996. The actual number of Showscan Attractions shipped in Fiscal 1997 increased to 16 units plus the completion of three relocation projects compared to ten such units in Fiscal 1996. Equipment sales in Fiscal 1996 also included $360,000 of one-time revenues recognized as a result of the expiration under

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a customer agreement of a required installation of two theatre sites. At June
20, 1997, Showscan had 61 Showscan Attractions screens with 8 additional Showscan Attractions screens in its delivery and installation backlog and has contractual commitments for an additional 29 Showscan Attractions screens in its backlog, as compared to 55 Showscan Attractions screens with 11 additional Showscan Attractions screens in its delivery and installation backlog and 27 contractual commitments for Showscan Attractions screens in its backlog at June 20, 1996. Showscan did not sell any permanent or temporary specialty theatres in Fiscal 1997.

  Showscan recognizes equipment sales under the percentage-of-completion method of accounting, generally measured by the percentage that the labor hours incurred to date bears to the estimated total labor hours of each contract.
This results in a disparity in the comparison of equipment sales revenues over different time periods, as Showscan records revenues under this method rather than on the date that the sales agreement is signed. The actual signing of a Showscan Attraction sale precedes its delivery and installation by an average of five to six months. Accordingly, the recognition of revenue for equipment sales during the current and future quarters is affected by (a) the timing of such sales; (b) the schedule of the build-out of the Showscan Attractions; and (c) the shipment, delivery and installation of the equipment and related services.

  Cost of revenues was 61% in Fiscal 1997 as compared to 48% in Fiscal 1996.
The increase was primarily the result of (a) two one-time agreements which were recognized ($550,000 and $660,000 respectively) in Fiscal 1996, each of which had significantly lower associated cost of revenues; and (b) a lower gross profit percentage associated with sales to a major customer in Fiscal 1997.
Cost of revenues also increased as a percentage of total revenues because film licensing revenues (which traditionally have a higher gross profit margin) represented less of a percentage of total revenues in Fiscal 1997 than in Fiscal 1996. Amortization expense of the film library for Fiscal 1997 was $613,000, up 27% from the amortization expense of $481,000 in Fiscal 1996.

  General and administrative expenses decreased $672,000 or 9% in Fiscal 1997. The decrease can be primarily attributed to an overall reduction in payroll and consultant expense due to the reduction in Showscan's staff in the fourth quarter of Fiscal 1997 resulting from the decline in business activity.

  Depreciation and amortization expense remained relatively unchanged in Fiscal 1997 from Fiscal 1996.

  Showscan accounts for its ownership position in O&O Theatres using the equity method of accounting. The equity loss of $694,000 on the operations of O&O Theatres for Fiscal 1997 was primarily the result of the following factors: (a) expenses incurred in connection with the acquisition and development of future O&O Theatre locations; (b) operating losses at the Trocadero in London due to disruptions to theatre operations and attendance caused by the major renovation of the building and the theatre access impediments created thereby; (c) operating losses, including start-up and marketing expenses at the Riverwalk in San Antonio, Texas; and (d) operating losses at the Framingham theatres and at City Walk. Although the O&O Theatre in Osaka had an operating profit, the profit was not sufficient to offset the losses of the other O&O Theatres. Showscan earns film licensing revenues (from all O&O Theatres) and management fees (from some of the O&O Theatres) which are recorded separately in the accompanying consolidated statements of operations, thereby inherently increasing the operating expenses at the specific O&O Theatres. A formal claim that was filed with the owner of the Trocadero building to recover damages and lost revenues resulting from the renovation of the Trocadero building and the related access problems has been settled, and the Showscan subsidiary which owns the theatre will be reimbursed for a portion of the lost revenue incurred during the renovation period.

  Showscan recognized a non-cash charge of $1,771,000 in Fiscal 1997 to record the impact of the adoption of SFAS No 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" by certain of its O&O Theatres joint ventures. The loss was calculated as the excess of the carrying value of joint venture fixed assets for each impaired O&O Theatre over the estimated discounted cash flows or fair value of each O&O Theatre impaired. Under the equity method of accounting, Showscan has recognized its share of the joint venture charges.

  Showscan incurred a net loss of $3,919,000 in Fiscal 1997 as compared to net income of $101,000 recorded in Fiscal 1996, primarily due to the decrease in film licensing and production service revenues, an increase in cost of revenues to total revenues, and the performance of the O&O Theatres, including the effect of the impairment loss on equity in the operations of certain O&O Theatres joint ventures.

 Comparison of Year Ended March 31, 1996 and Year Ended March 31, 1995.

  Revenues for the fiscal year ended March 31, 1996 (hereafter "Fiscal 1996") increased $2 million or 13% from revenues for the fiscal year ended March 31, 1995 (hereafter "Fiscal 1995"). For Fiscal 1996 export revenue represented 61% of total revenue as compared to 69% in Fiscal 1995. The Far East represented the most significant export revenue by geographic area at 32% for both periods.

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

  Film rentals and royalties increased $3.1 million or 51% in Fiscal 1996. The increase was due primarily to the increase in the installed base of operating Showscan Attractions, renewals on certain licensing contracts (which affected the timing of revenue recognition) which accounted for $700,000 of the increase, the renewal of the Imagine Japan agreement which increased film revenues by approximately $1 million, and approximately $900,000 of revenues from two specific customer agreements, which revenues constitute all of the revenues to be received with respect to such agreements. On an annual basis, recurring film rentals and royalties should increase over time as the number of operating Showscan Attractions increases.

  Revenues from equipment sales and related services decreased $1 million or 11% in Fiscal 1996. Unit sales actually increased in Fiscal 1996, but revenues from these sales decreased as a result of the lower than average sales prices. At June 20, 1996, Showscan has 55 Showscan Attractions screens with 11 additional Showscan Attractions screens in its delivery and installation backlog and has contractual commitments for an additional 27 Showscan Attractions screens in its backlog, as compared to 47 Showscan Attractions with 11 additional Showscan Attractions in its delivery and installation backlog and 22 contractual commitments for Showscan Attractions in its backlog at June 20, 1995. Showscan has sold nine permanent and twelve temporary specialty theatres through June 20, 1996 and had sold eight permanent and twelve temporary specialty theatres through June 20, 1995. Fiscal 1996 equipment sales includes $360,000 of revenues recognized as a result of the expiration under a customer agreement of a required installation period for two theatre sites.

  Showscan recognizes equipment sales under the percentage-of-completion method of accounting, generally measured by the percentage that the labor hours incurred to date bears to the estimated total labor hours of each contract.
This results in a disparity in the comparison of equipment sales revenues over different time periods, as Showscan records revenues under this method rather than on the date that the sale agreement is signed. The actual signing of a Showscan Attraction sale precedes its delivery and installation by an average of five to six months. Accordingly, the recognition of revenue for equipment sales during the current and future periods is affected by (a) the timing of such sales, (b) the schedule of the build out of the Showscan Attractions and (c) the shipment, delivery and installation of the equipment and related services.

  Cost of revenues was 48% in Fiscal 1996 as compared to 56% in Fiscal 1995. Royalties and film costs as a percentage of film rentals and royalties dropped to 29% in Fiscal 1996 from 36% in Fiscal 1995 while equipment cost of sales as a percentage of equipment sales and related services remained constant at 68% for each of the past two fiscal years. The primary reason for the increase in film rental gross profit is due to Showscan's purchase in Fiscal 1996 of the interests held by certain third-party producers in two films distributed by Showscan, so that Showscan now owns 100% of "Cosmic Pinball" and 57% of "Devil's Mine Ride." These purchases resulted in a reduction in payments to third-party producers (included in cost of revenues). The increase in film rental gross profit is also attributed to more Company-owned films being licensed by the venues in Fiscal 1996 than in the prior years. Amortization expense of the film library for Fiscal 1996 and Fiscal 1995 was $481,000 and $502,000 respectively.

  General and administrative expenses increased $2 million or 36% in Fiscal 1996. The increase was primarily the result of Showscan's hiring of additional personnel in Fiscal 1996 to meet the anticipated levels of Showscan Attractions sales. Showscan management also made a decision to enhance the quality of existing product lines and to develop new product lines, both of which involved the continuing employment and hiring of key personnel in Showscan's engineering and technology departments. Showscan believes that there is a cost savings by performing such projects in-house, rather than contracting projects out to outside vendors. In addition, Showscan increased its bad debt provision by $440,000 in Fiscal 1996, due to three Showscan Attraction accounts that became delinquent and eventually were written off as uncollectible. The closures of two (which are higher than Showscan's historical experience) of these Showscan Attractions were unforeseen by Showscan at the beginning of Fiscal 1996.

  Depreciation and amortization remained relatively unchanged during Fiscal 1996 from Fiscal 1995.

  Showscan develops, through various financing arrangements, Showscan Attractions in which Showscan has an ownership interest and accounts for its net ownership position using the equity method of accounting. Showscan's loss of $217,000 on the operations of owned and operated theatres in Fiscal 1996 decreased $285,000 or 57% from the $502,000 loss posted in Fiscal 1995. This loss is primarily the result of the following factors: (a) expenses incurred in connection with the acquisition and development of future owned and operated theatre locations, (b) operating losses, including initial start-up and marketing expenses at the Framingham theatres (opened in late May 1995) of which Showscan has a 50% interest and The Edge theatre in San Antonio, Texas (opened in March 1996), of which Showscan has a 25% interest, and (c) the combined operating profits of the owned and operated Showscan Attractions at City Walk, the Trocadero in London, and Osaka. The results of operations showed an improvement for the City Walk and London theatre locations in Fiscal 1996 from Fiscal 1995. Showscan earns film rentals, royalties and management fees (from some of the owned and operated theatres), which are recorded separately in the accompanying condensed consolidated statements of operations, thereby inherently increasing the operating expenses at these specific theatres.

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

  Interest and other expense increased $427,000 or 334% in Fiscal 1996.
Showscan completed a $7 million ($6.4 million net of expenses) private placement of convertible 8% Notes through a European financial institution on September 1, 1995. The 8% Notes bear interest at 8% per annum with a semi-annual interest payment schedule commencing March 1, 1996. Interest expense recorded in Fiscal 1996 related to these 8% Notes was $319,024.

  Operating income increased 94% in Fiscal 1996 to an operating profit of $519,000 from an operating profit of $268,000 in Fiscal 1995. The increase in operating profit is primarily attributed to the increase in film rentals and royalties for Showscan offset by the increase in general and administrative expenses. Showscan's net income increased 28% to $101,000 or $0.02 per share in Fiscal 1996 as compared to a $79,000 net profit and $0.01 per share in Fiscal 1995.

 Comparison of the Nine Months Ended December 31, 1997 and 1996

  Revenues for the nine-month period ended December 31, 1997 (the "Nine Month Period") decreased by $5.8 million or 45% from revenues for the nine-month period ended December 31, 1996 due to a substantial decrease in revenues recognized from equipment sales and related services.

  Revenues from equipment sales and related services for the Nine Month Period decreased 59% to $4.2 million from $10.2 million in the nine-month period ended December 31, 1996. The decrease is due to the decrease in the number of Showscan Attractions shipped during the Nine Month Period as compared to the corresponding prior year nine-month period. Only five Showscan Attractions were shipped (two of which were relocations of existing Showscan Attractions) in the Nine Month Period as compared to the fourteen units shipped in the nine month period ended December 31, 1996. The decrease can be attributed to the significant slow down in new sales orders since the announcement of the Merger on August 5, 1997. The decrease in revenues was further complicated by the delay in timing of certain projects in the Asian market. Showscan believes this delay is primarily due to the economic crisis currently being experienced in Asia and that the adverse impact on revenues will continue in future periods.

  Film licensing and production service revenues increased by 6% to $2.9 million in the Nine Month Period due to the increase in the number of operating Showscan Attractions and the addition of production service revenues from one film that were not present in the year earlier period.

  Showscan presently has four Showscan Attractions in various stages of manufacturing, delivery and installation, and an additional four Showscan Attractions pending installation.

  Costs of revenues were 84% of revenues in the Nine Month Period as compared to 70% in the nine-month period ended December 31, 1996. Equipment cost of sales to total equipment sales increased to 81% in the Nine Month Period from 77% in the nine-month period ended December 31, 1996. Film licensing cost of sales to total film licensing sales was 88% in the Nine Month Period as compared to 45% in the nine-month period ended December 31, 1996. The increase in film licensing cost of sales is due to the increase in film amortization in the Nine Month Period from the nine-month period ended December 31, 1996.

  Amortization of the film library for the Nine Month Period and the nine-month period ended December 31, 1996 was $1,833,000 and $458,000, respectively. The increase in film amortization is due to a provision of $1,150,000 to adjust the carrying value of two films at their estimated realizable value and the additional amortization from new films in the Nine Month Period that were in the production process in the nine-month period ended December 31, 1996. Showscan reviews film library estimated revenues on a quarterly basis (based on the then current market conditions) and, where applicable, unamortized film costs are written down to estimated net realizable value.

  General and Administrative expenses increased 9% in the Nine Month Period, as Showscan incurred expenses related to the Merger and recorded a $500,000 increase in the allowance for doubtful accounts to reflect conditions in the general Asian market, offset by a reduction in Showscan's overhead expenses.

  The loss on investment in O&O Theatres increased to $468,000 in the Nine Month Period from $445,000 in the nine-month period ended December 31, 1996. The loss for the Nine Month Period is primarily the result of the following factors: (i) operating losses at the Framingham, Trocadero, San Antonio Riverwalk and Universal CityWalk theatres, (ii) offset by the operating profits of the Osaka theatre. Showscan earns film licensing revenues (from all O&O Theatres) and management fees (from some of the O&O Theatres) which are recorded separately in the accompanying consolidated statements of operations, thereby inherently increasing the operating expenses at the specific O&O Theatres. A formal claim that was filed with the owner of the Trocadero building to recover damages resulting from the renovation of the Trocadero building and the related access problems has been settled, wherein the Showscan subsidiary which owns the theatres was reimbursed in the Nine Month Period for a portion of its damages incurred during the

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

renovation period. Showscan has ceased operations at the Framingham (closed in October 1997) and San Antonio (closed in September 1997) theatres and has either sold or is negotiating to sell to non-affiliated third parties the equipment from each theatre location. The joint venture partners of each respective theatre have agreed to these sales. Showscan expects to fully realize the aggregate carrying value of its investment in both joint ventures upon completion of such sales and the subsequent liquidation of the related joint ventures.

  Showscan's net loss increased in the Nine Month Period to $5,875,000 from $2,596,000 in the nine-month period ended December 31, 1996, due to (i) the decrease in equipment sales revenues, (ii) the performance of the O&O Theatres,
(iii) the provision of $1,150,000 to adjust the carrying value of certain films to their estimated realizable value, and (iv) the increase in general and administrative expenses caused by expenses related to the proposed Merger and the $500,000 increase in the allowance for doubtful accounts, as discussed above. Showscan does not believe that these results necessarily represent a recurring trend.

Comparison of the Three Months Ended December 31, 1997 and 1996:

  Revenues for the three-month period ended December 31, 1997 (the "1998 Third Quarter") decreased $795,000 or 19% from revenues for the three-month period ended December 31, 1996 (the "1997 Third Quarter") due to a decrease in revenues recognized from equipment sales and related services in the 1998 Third Quarter.

  Revenues from equipment sales and related services for the 1998 Third Quarter decreased 26% to $2.6 million from $3.5 million in the 1997 Third Quarter.
Three Showscan Attractions were shipped (two of which were relocations of existing Showscan Attractions) in the 1998 Third Quarter as compared to the five units shipped in the 1997 Third Quarter. The decrease can be attributed to the significant slow down in new sales orders since the announcement of the Merger on August 5, 1997. The decrease in revenues was further complicated by the delay in timing of certain projects in the Asian market. Showscan believes this delay is primarily due to the economic crisis currently being experienced in Asia and that the adverse impact on revenues will continue into future periods.

  Film licensing and production service revenues increased 17% when comparing the 1998 Third Quarter to the 1997 Third Quarter due to the increase in the number of operating Showscan Attractions and the addition of production service revenues from one film that were not present in the year earlier period.

  Showscan presently has four Showscan Attractions in various stages of manufacturing, delivery and installation and an additional four Showscan Attractions pending installation.

  Costs of revenues were 114% of revenues in the 1998 Third Quarter as compared to 76% in the 1997 Third Quarter. Equipment cost of sales to total equipment sales increased to 87% in the 1998 Third Quarter from 74% in the 1997 Third Quarter. The increase was principally the result of the recognition of two relocations of existing Showscan Attractions that provided lower profit margins in the 1998 Third Quarter when compared to equipment sales in the 1997 Third Quarter. These relocations, though they lower profit margins on sales, are beneficial to Showscan in that they provide continued operations and film rental from the theatres rather than closures. Film licensing cost of sales to total film licensing sales was 202% in the 1998 Third Quarter as compared to 84% in the 1997 Third Quarter. The increase in film licensing cost of sales is due to the increase in film amortization in the 1998 Third Quarter from the 1997 Third Quarter.

  Amortization of the film library for the 1998 Third Quarter and the 1997 Third Quarter was $1,585,000 and $266,000, respectively. The increase in film amortization is due to a provision of $1,150,000 to adjust the carrying value of two films to their estimated realizable value and the additional amortization from new films in the 1998 Third Quarter that were in the production process in the 1997 Third Quarter. Showscan reviews film library estimated revenues on a quarterly basis (based on the then current market conditions) and, where applicable, unamortized film costs are written down to estimated net realizable value.

  General and Administrative expenses increased 51% in the 1998 Third Quarter, as Showscan incurred expenses related to the Merger and recorded a $500,000 increase in the allowance for doubtful accounts to reflect conditions in the general Asian market, offset by a reduction in Showscan's overhead expenses.

  The loss on investment in O&O Theatres in the 1998 Third Quarter decreased 63% to $104,000 from the 1997 Third Quarter and was primarily the result of the following factors: (i) operating losses at the Trocadero and Universal CityWalk theatres, (ii) offset by the operating profits of the Osaka theatre. Showscan earns film licensing revenues (from all O&O Theatres) and management fees (from some of the O&O Theatres) which are recorded separately in the accompanying consolidated statements of operations, thereby inherently increasing the operating expenses at the specific O&O Theatres.

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

  Showscan's net loss increased in the 1998 Third Quarter to $3,264,000 from $1,182,000 in the 1997 Third Quarter, due to (i) the decrease in equipment sales revenues, (ii) the performance of the O&O Theatres, (iii) the increase in general and administrative expenses caused by expenses related to the proposed Merger and the $500,000 increase in the allowance for doubtful accounts (as discussed above), and (iv) the increase in film amortization including the provision of $1,150,000 to adjust the carrying value of certain films to their estimated realizable value. Showscan does not believe that these results necessarily represent a recurring trend.

LIQUIDITY AND CAPITAL RESOURCES

  At March 31, 1997, Showscan's working capital decreased to $4,528,000 from $7,936,000 at March 31, 1996. Cash, cash equivalents and short-term investments decreased to $2,562,000 from $8,141,000 at March 31, 1996. The decrease in working capital is primarily due to the expenditures related to the production of three new motion simulation films and the operating loss for Fiscal 1997. At December 31, 1997, Showscan's working capital decreased to $2,841,000 from $4,528,000 at March 31, 1997. The decrease in working capital was primarily due to the increase in deferred revenues (net of the associated unbilled receivables) on uncompleted equipment contracts, the addition of films to the film library and the operating loss of Showscan offset by the increase in equipment sales inventory (from two of the three closed O&O Theatres which are being held for sale).

  Cash and cash equivalents at March 31, 1997 decreased by $2,493,000 from March 31, 1996. The decrease in cash was primarily due to (a) the financing of the production of three new films in the amount of $2,420,000, (b) the decrease of 34% in accounts payable, customer advances on uncompleted equipment contracts and accrued expenses and other current liabilities, (c) significant expenditures in connection with the litigation with Imax discussed under "BUSINESS OF SHOWSCAN -- Legal Proceedings" which has been settled by the parties, and (d) offset by a $3,086,000 redemption of short-term investments. Cash and cash equivalents at June advances, accrued expenses, and other assets are primarily attributable to variations in the timing of Showscan Attraction sales and the specific contract terms of such sales, which terms generally affect the timing of collections, shipments, deliveries to customers, installations and the related payments to vendors. The specific contract terms of each sale also dictate when invoicing occurs. The decrease in cash and accrued expenses is also attributable to the payment of $1,620,000 in May 1996 for the purchase of additional interests in two films currently in the Showscan film library.

  Cash and cash equivalents at December 31, 1997 decreased by $374,000 from March 31, 1997, which was the result of $1,208,000 used in operating activities, $166,000 used in investing activities, and $1,000,000 provided by financing activities. Net cash used in operating activities was primarily due to (i) the 30% increase in accounts receivable, unbilled receivables and equipment sales inventory, and (ii) a 49% decrease in accounts payable. The changes are primarily attributable to variations in the timing of Showscan Attractions sales and the specific contract terms of such sales, which terms generally affect the timing of collections, shipments, deliveries to customers, installations and the related payments to vendors. Net cash provided by financing activities was due to a $1,000,000 ($900,000 net of expenses) promissory note from a private institution on November 1, 1997. The note has a one year maturity and bears interest at 11 percent per annum, with principal and interest due and payable in full on November 15, 1998, or if earlier, the date which is six months after the close of a merger involving Showscan. The note is secured by accounts receivable from the distribution of Showscan's film library and the proceeds thereof.

  Net cash flow used in operations was $2,687,000 in Fiscal 1997 as a result of changes in several categories. Accounts payable and accrued expenses and other current liabilities decreased by 25%, while accounts receivable (net of the $425,000 allowance) increased by 44% at March 31, 1997.

  Net cash provided by Showscan's investing activities was $194,000 in Fiscal 1997. This was the result of $3,086,000 of redemptions in short-term investments, offset by $2,652,000 of additions to Showscan's film library, $164,000 of investments in O&O theatres and $76,000 in purchases of equipment. Net cash used in investing activities in the Nine Month Period was primarily due to (i) expenditures for the production and acquisition of fourteen motion simulation films, partially offset by (ii) a decrease in other assets.

  As Showscan derives 60-70% of its business from export sales, its liquidity may be adversely affected by changes in worldwide economic or political conditions. Such factors as changes in foreign currency exchange rates (which can significantly affect the affordability of Showscan's products and services), trade protection measures, and policies with respect to currency and fiscal controls may negatively affect liquidity. The current Asian economics crisis has already caused the delay of certain projects and Showscan believes that it will have an adverse impact on revenues in future periods.

  Showscan's business strategy includes a significant increase in the installed base of Showscan Attractions, new film productions, the securing of distribution rights to motion simulation films produced by other companies, new product development and new product lines, enhancement of existing product lines, possible investments in O&O Theatres and the reduction of overhead by 30%. Showscan

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

has already achieved much of the overhead reduction. Showscan recently obtained certain distribution rights through May 1, 2002 to two films produced by another company. On December 10, 1997 Showscan announced the acquisition of certain distribution rights to another eleven films produced by another company.

  Showscan's business strategy includes a significant increase in the installed base of Showscan Attractions, new film productions, the securing of distribution rights to motion simulation films produced by other companies, new product development and new product lines, enhancement of existing product lines, possible investments in O&O Theatres and the reduction of overhead by 30% (which was implemented during the fourth quarter of Fiscal 1997). Following this business strategy, Showscan recently invested in two new O&O Theatres: a 50% ownership interest through the Showscan/United Artists Theatre Joint Venture in a theatre in Austin, Texas and a 15% ownership interest through an investment in Reality Cinema Pty. Ltd. in a theatre in Darling Harbour in Australia. Showscan also recently obtained certain distribution rights through May 1, 2002 to two films produced by another company.

  If the Merger with Iwerks should not occur, Showscan intends to finance the foregoing business strategy by utilizing its current working capital resources, the proceeds to be received from its existing backlog and anticipated future product sales and film licensing agreements, together with proceeds derived from one or more of the following financing alternatives: the sale of securities, the obtaining of a line of credit from a banking or other type of institution, and/or the formation of strategic alliances, joint ventures or off-balance sheet financing. There can be no assurance that Showscan will be able to obtain any of the aforementioned financing alternatives. If the Merger with Iwerks should not occur and Showscan is unable to generate sufficient funds from operations or is unable to raise additional capital through any of the aforementioned alternatives, Showscan will need to curtail its business strategy, specifically with regard to new film productions and investments in O&O Theatres, and its overhead expense. Showscan believes that, given its various business alternatives, its working capital will be sufficient to fund the cost of its operations for the next twelve months though the $1.0 million loan due in November 1998 would have to be refinanced. At February 1, 1998, Showscan has reserved 4,573,573 shares of Showscan Common Stock for issuance on the exercise of stock options, warrants, preferred stock and 8% Notes.

  Management of Showscan has reviewed the provisions of SFAS 130 and 131 and determined that the ultimate adoption of these accounting standards will not have an impact on Showscan's financial statements and related disclosures.

IMPACT OF THE YEAR 2000

  Some of Showscan's older computer software systems were written using two digits rather than four to define the applicable year. As a result, those computer programs have time-sensitive software that recognize a date using A00" as the year 1900 rather than the year 2000. This software could cause a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities.

  Showscan has completed an assessment of its existing software systems and after reviewing various factors, one of which being the year 2000 issue, has determined which systems would need to be replaced or upgraded if the Merger did not occur. The necessary upgrades would cost approximately $25,000.

  If necessary, these upgrades would be completed not later than June 30, 1999, which is prior to any anticipated impact on the operating systems. Showscan believes that with conversions to new software, the year 2000 issue will not pose significant operational problems for its computer systems.

  The costs of the project and the date on which Showscan believes it will complete the conversion are based on management's best estimates, which were derived utilizing numerous assumptions of future events, including the continued availability of certain resources and other factors. However, there can be no guarantee that these estimates will be achieved and actual results could differ materially from those anticipated.

  With the exception of the historical information, the matters discussed above include forward-looking statements that involve risks and uncertainties. Among the important factors that could cause actual results to differ from those indicated in the forward-looking statements are revenue, costs of sales and the ability of Showscan to maintain pricing at a level to maintain gross profit margins, the level of selling, general and administrative costs, the performance by Showscan under its existing purchase contracts and the ability to obtain new contracts, the success of Showscan's owned and operating strategy, the ability of Showscan to identify and successfully negotiate arrangements with joint venture and other strategic partners, the success of Showscan's film software, the effects of competition, general economic conditions and acts of God and other events outside the control of Showscan. See "RISK FACTORS."

                      UNAUDITED PRO FORMA FINANCIAL DATA

  The following unaudited pro forma condensed combined financial statements are presented assuming the Merger has been consummated and accounted for as a pooling of interests. The pro forma condensed combined statements of operations for each of the three years in the period ended June 30, 1997 and six months ended December 31, 1997 have been prepared as if the Merger had occurred on July 1, 1994. The pro forma condensed combined balance sheet as of December 31, 1997 has been prepared as if the Merger had occurred on December 31, 1997. The pro forma combined data is based on the separate historical consolidated financial statements of Iwerks and Showscan giving effect to the Merger under the assumptions and adjustments outlined in the accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements. The unaudited pro forma condensed combined financial statements are provided for comparative purposes only and are not necessarily indicative of the results that would have been obtained had the Merger occurred on the dates indicated or that may be achieved in the future.

  For all applicable periods presented in the unaudited pro forma condensed combined statements of operations, shares used in the computation of earnings per common and common equivalent share give effect to the exchange ratio of 0.62.

  The unaudited pro forma condensed combined financial statements should be read in conjunction with the separate audited consolidated financial statements of Iwerks and Showscan included in this Joint Proxy Statement/Prospectus.

           Iwerks Entertainment, Inc. and Showscan Entertainment Inc.

         Unaudited Pro Forma Condensed Combined Statement of Operations

                (Dollars in Thousands, Except Per Share Amounts)






                                                          Fiscal Year Ended
                                                      ------------------------
                                                        June 30      March 31                            Pro Forma
                                                         1995          1995            ------------------------------------------
                                                        Iwerks       Showscan          Adjustments        Reference      Combined
                                                      ---------      ---------         -----------        ---------     ---------

Revenue                                               $  44,975      $  15,437         $       101        (3)           $  60,513
Cost of sales                                            33,081          8,584                  16        (3)           $  41,681
                                                      ---------      ---------         -----------                      ---------
Gross margin                                             11,894          6,853                  85                         18,832
Selling, general and administrative
 expenses                                                25,788          6,585                   -                         32,373
                                                      ---------      ---------         -----------                      ---------
Income (loss) from operations                           (13,894)           268                  85                        (13,541)

Equity in operations of owned & operated                      -           (502)               (101)       (3)                (603)
Interest income                                           1,043            444                   -                          1,487
Interest expense                                           (537)          (128)                  -                           (665)
                                                      ---------       --------         -----------                      ---------
Income (loss) before provision for income taxes         (13,388)            82                 (16)                       (13,322)
Provision for income taxes                                   85              3                   -                             88
                                                      ---------       --------         -----------                      ---------
Net income (loss)                                     $ (13,473)      $     79         $       (16)                     $ (13,410)
                                                      =========       ========         ===========                      =========

Net income (loss) per common share - basic            $   (1.32)      $   0.02         $         -        (6)           $   (1.00)
                                                      =========       ========         ===========                      =========
Net income (loss) per common share - diluted          $   (1.32)      $   0.01         $         -        (6)           $   (1.00)
                                                      =========       ========         ===========                      =========
Weighted average shares outstanding - basic              10,210          5,073                   -                         13,355
                                                      =========       ========         ===========                      =========
Weighted average shares outstanding - diluted            10,210          6,798                   -                         13,355
                                                      =========       ========         ===========                      =========

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

           Iwerks Entertainment, Inc. and Showscan Entertainment Inc.

         Unaudited Pro Forma Condensed Combined Statement of Operations

                (Dollars in Thousands, Except Per Share Amounts)






                                                      Fiscal Year Ended
                                                  -------------------------
                                                  June 30          March 31                            Pro Forma
                                                   1996              1996           ----------------------------------------------
                                                  Iwerks           Showscan         Adjustments        Reference         Combined
                                                  --------        ---------         -----------        ----------        ---------
Revenue                                           $ 48,516        $  17,465         $      (46)        (3)               $  65,935
Cost of sales                                       28,675            8,399                 91         (3)                  37,165
                                                  --------        ---------         ----------                           ---------
Gross margin                                        19,841            9,066               (137)                             28,770

Selling, general and administrative expenses        17,377            8,547                  -                              25,924
                                                  --------        ---------         ----------                           ---------
Income from operations                               2,464              519               (137)                              2,846

Equity in operations of owned & operated                 -             (217)                46         (3)                    (171)
Interest income                                      1,164              358                  -                               1,522
Interest expense                                      (380)            (555)                 -                                (935)
                                                  --------        ---------         ----------                           ---------
Income before provision for income taxes             3,248              105                (91)                              3,262

Provision for income taxes                             149                4                  -                                 153
                                                  --------        ---------         ----------                           ---------
Net income                                        $  3,099        $     101         $      (91)                          $   3,109
                                                  ========        =========         ==========                           =========
Net income per common share - basic               $   0.28        $    0.02         $        -         (6)               $    0.22
                                                  ========        =========         ==========                           =========
Net income per common share - diluted             $   0.26        $    0.01         $        -         (6)               $    0.19
                                                  ========        =========         ==========                           =========
Weighted average shares outstanding - basic         10,945            5,345                  -                              14,259
                                                  ========        =========         ==========                           =========
Weighted average shares outstanding - diluted       12,144            7,472                  -                              16,777
                                                  ========        =========         ==========                           =========

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

          Iwerks Entertainment, Inc. and Showscan Entertainment Inc.

        Unaudited Pro Forma Condensed Combined Statement of Operations

               (Dollars in Thousands, Except Per Share Amounts)

                                                           Fiscal Year Ended
                                                      -----------------------------
                                                      June 30             March 31                        Pro Forma
                                                        1997                1997         --------------------------------------
                                                       Iwerks             Showscan       Adjustments    Reference      Combined
                                                      --------            ---------      -----------    ---------      --------
Revenue                                                $ 39,584            $17,711        $(355)         (3)            $ 56,940
Cost of sales                                            28,948             10,854          193          (3)              39,995
                                                       --------            -------        -----                         --------
Gross margin                                             10,636              6,857         (548)                          16,945


Selling, general and administrative expenses             15,623              7,865            -                           23,488
Asset impairment                                          5,586                  -            -                            5,586
                                                       --------            -------        -----                         --------
Loss from operations                                    (10,573)            (1,008)        (548)                         (12,129)

Equity in operations of owned & operated                      -               (694)         355          (3)                (339)
Impairment loss on equity in operations of
  owned & operated theaters                                   -             (1,771)           -                           (1,771)
Interest income                                           1,125                250            -                            1,375
Interest expense                                           (391)              (692)           -                           (1,083)
                                                       --------            -------        -----                         --------
Loss before provision for
  income taxes                                           (9,839)            (3,915)        (193)                         (13,947)

Provision for income taxes                                  117                  4            -                              121
                                                       --------            -------        -----                         --------
Net loss                                               $ (9,956)           $(3,919)       $(193)                        $(14,068)
                                                       ========            =======        =====                         ========

Net loss per common share - basic and diluted          $  (0.84)           $ (0.70)       $   -          (6)            $  (0.92)
                                                       ========            =======        =====                         ========

Weighted average shares outstanding - basic
  and diluted                                            11,855              5,594            -                           15,323
                                                       ========            =======        =====                         ========

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

          Iwerks Entertainment, Inc. and Showscan Entertainment Inc.

        Unaudited Pro Forma Condensed Combined Statement of Operations

               (Dollars in Thousands, Except Per Share Amounts)


                                                 Six Months Ended
                                                 December 31, 1997                             Pro Forma
                                                                           -------------------------------------------------
                                             Iwerks            Showscan    Adjustments         Reference          Combined
                                           --------            --------    -----------         ---------       ------------
Revenue                                    $ 14,041            $  5,897    $      (716)        (3)             $    19,222
Cost of sales                                 9,957               5,271            108         (3)                  15,336
                                           --------            --------    -----------                         ------------
Gross margin                                  4,084                 626           (824)                              3,886

Selling, general and administrative
   expenses                                   8,447               4,295              -                              12,742
                                           --------            --------    -----------                         ------------
Loss from operations                         (4,363)             (3,669)          (824)                             (8,856)

Equity in operations of owned & operated          -                (306)           716         (3)                     410
Interest income                                 491                  46              -                                 537
Interest expense                               (134)               (327)             -                                (461)
                                           --------            --------    -----------                         ------------
Net loss                                   $ (4,006)            $(4,256)   $      (108)                        $    (8,370)
                                           ========            ========    ===========                         ============
Basic and diluted net loss per common
   share                                   $  (0.33)            $ (0.75)   $         -         (6)             $     (0.53)
                                           ========             =======    ===========                         ============
Weighted average shares outstanding -
   basic and diluted                         12,160               5,642              -                              15,658
                                           ========             =======    ===========                         ============

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

          Iwerks Entertainment, Inc. and  Showscan Entertainment Inc.

             Unaudited Pro Forma Condensed Combined Balance Sheets

                                     Assets

                             (Dollars in Thousands)




                                                     December 31, 1997                               Pro Forma
                                                ------------------------          ----------------------------------------------
                                                 Iwerks          Showscan         Adjustments        Reference          Combined
                                                -------          --------         -----------        ---------          --------
Current assets:
   Cash and cash equivalents                    $   3,662        $  2,188         $         -                           $  5,850
   Short-term investments                          13,718               -                   -                             13,718

   Trade accounts receivable, net of allowance
    for doubtful accounts                           3,040           3,789                   -                              6,829

   Costs and estimated earnings in excess of
    billings on uncompleted contracts               2,738             695                   -                              3,433

   Inventories and other current assets             3,899           2,149                   -                              6,048
                                                ---------        --------         -----------                           --------

      Total current assets                         27,057           8,821                   -                             35,878

Portable simulation theaters at cost, net of
   accumulated depreciation                         3,711               -                   -                              3,711

Property and equipment at cost, net of
   accumulated depreciation and amortization        3,871             633                (633)       (2)                   3,871

Film inventory at cost, net of amortization         4,972           4,709                (463)       (3)                   9,218

Goodwill                                           15,054               -                   -                             15,054

Investment in joint ventures and other assets       3,185           1,875                   -                              5,060
                                                 --------        --------         -----------                           --------

      Total assets                               $ 57,850        $ 16,038         $    (1,096)                          $ 72,792
                                                 ========        ========         ===========                           ========

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

          Iwerks Entertainment, Inc. and Showscan Entertainment Inc.

             Unaudited Pro Forma Condensed Combined Balance Sheets

                     Liabilities and Stockholders' Equity

                            (Dollars in Thousands)


                                                      December 31, 1997                             Pro Forma
                                                --------------------------       -----------------------------------------------
                                                 Iwerks          Showscan         Adjustments        Reference        Combined
                                                --------        ----------       -------------      -----------      -----------
Current liabilities:
  Accounts payable and accrued expenses         $  8,583          $  2,741            $  1,000       (2)               $  16,417
                                                                                         4,093       (4)

  Billings in excess of costs and estimated
    earnings on uncompleted contracts              2,507             2,239                  -                              4,746

  Deferred revenue                                   176                -                   -                                176

  Capital leases and notes payable,
    current portion                                  693             1,000                  -                              1,693
                                                --------        ----------       -------------                       -----------

  Total current liabilities                       11,959             5,980               5,093                            23,032

  Capital lease obligations and notes payable,
    excluding current portion                      1,511             5,690                  -                              7,201

  Stockholders' equity:
    Common and Preferred stock                        57                 6                  (2)      (5)                      61

    Additional paid in capital                    78,016            42,567                   2       (5)                 120,585

    Accumulated deficit                          (33,693)          (38,205)             (6,189)                          (78,087)
                                                --------        ----------       -------------                       -----------
Total stockholder's equity                        44,380             4,368              (6,189)                           42,559
                                                --------        ----------       -------------                       -----------
Total liabilities and stockholders' equity      $ 57,850         $  16,038          $   (1,096)                         $ 72,792
                                                ========        ==========       =============                       ===========

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

                NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                              FINANCIAL STATEMENTS

     The unaudited pro forma condensed combined financial statements have been prepared by combining the historical balances of Iwerks and Showscan. The following notes describe the adjustments and other items relevant to the pro forma statements (in thousands except per share data).

(1)   ACCOUNTING PERIOD DIFFERENCES

The results of operations for Showscan included in the unaudited pro forma condensed combined statements of operations for the three years ended June 30, 1995, 1996 and 1997 were derived from Showscan's audited consolidated financial statements for the three fiscal years ended March 31, 1995, 1996 and 1997. The unaudited results of operations for the quarters ended June 30, 1995 1996 and 1997 were as follows (in thousands except per share data):

                                                              Three Months Ended
                                                                   June 30
                                                    -----------------------------------------
                                                     1995             1996              1997
                                                    ------           ------           -------
Net revenue                                         $4,814           $3,244           $ 1,239
Net (loss)  income                                  $  115           $ (989)          $(1,619)
Net (loss)  income per common share                 $  .02           $ (.18)          $ (0.29)

(2)  RESTRUCTURING AND INTEGRATION COSTS

Certain expenses are expected to be incurred in connection with the restructuring and consolidation of Showscan's corporate functions with those of Iwerks. Such expenses include estimated cost to sublease the Showscan facility, relocation costs and write-offs associated with equipment which the surviving company will not utilize.

(3)  ACCOUNTING CONFORMITY

Under the pooling of interests method of accounting, the accounting policies followed by the combining companies must be conformed. A review of the accounting policies of Showscan and Iwerks indicates that an adjustment is necessary relating to film amortization. This adjustment changes Showscan's film amortization to a useful life not to exceed 5 years on an individual forecast method, which is expected to be the merged company's methodology. The cumulative effect of $463,000 has been reflected on the December 31, 1997 pro forma balance sheet. Also an adjustment was made to reclassify the equity in operations of owned and operated for the Iwerks' joint ventures to conform to consistent presentation.

(4)  TRANSACTION FEES AND SEVERANCE

Under the pooling of interests method of accounting, direct transaction costs are expensed in the period in which the transaction is consummated. Such costs are estimated to be $5.3 million (of which $1,184,000 already have been expensed) and include investment banking, legal, accounting, printing, solicitation, filing fees, severance and similar expenses. The accrual of these expenses, has been reflected in the unaudited pro forma condensed combined balance sheet at December 31, 1997 but not in the unaudited pro forma condensed combined statements of operations.

(5)  STOCKHOLDERS' EQUITY

The exchanges of Showscan equity securities for Iwerks Common Stock are computed based on the Exchange Ratio of (a) 0.62 shares of Iwerks Common Stock for Showscan Common Stock and (b) that number of shares of Iwerks Common Stock equal to the number of shares of Showscan Common Stock into which a share of Showscan Preferred Stock is convertible multiplied by 0.62 for Showscan Preferred Stock. Iwerks Common Stock and additional paid-in capital have been adjusted to reflect the issuance of approximately 4.10 million shares of Iwerks Common Stock with a par value of $.001 in exchange for 5.64 million issued and outstanding shares of Showscan Common Stock and .972 million shares of Showscan Preferred Stock.

Retained earnings has been adjusted for the net effects of the aforementioned pro forma adjustments.

(6)   EARNINGS PER SHARE

The weighted average common share amounts reflected in the unaudited pro forma condensed combined statements of operations represent the aggregate weighted average shares of Iwerks and Showscan adjusted to reflect the Exchange Ratio of
0.62 shares of Iwerks Common Stock for Showscan Common Stock.

(7)   SELLING, GENERAL AND ADMINISTRATIVE SAVINGS

It is anticipated that the Merger will provide the combined business with significant opportunities to realize the efficiencies and synergies available by operating with one corporate overhead and the economies of scale. The combined companies will realize significant cost savings particularly in the areas of purchasing, insurance, marketing, advertising, communications, general and administrative expenses and the consolidation of facilities, employees and other resources. It is estimated that had the companies been combined for the full year the initial cost savings could have been $4.8 million or $0.29 per share in 1997. However, there can be no assurances that all of these savings could or would have been realized.

(8)   OTHER

Pro forma net loss and other per share amounts include provisions for impairment ($7,357,000 or $0.44 loss per share) pursuant to the adoption by both Iwerks and Showscan of SFAS No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" in the respective 1997 fiscal years.

                    DESCRIPTION OF CAPITAL STOCK OF IWERKS

     The following description of Iwerks' capital stock does not purport to be complete and is subject in all respects to applicable Delaware law and are qualified in their entirety by reference to the provisions of the certificate of incorporation of Iwerks (the "Iwerks Certificate") and the bylaws of Iwerks (the "Iwerks Bylaws"), copies of which have been incorporated by reference as exhibits to the Registration Statement of which this Joint Proxy Statement/Prospectus is a part.

     The authorized capital stock of Iwerks consists of 1,000,000 shares of preferred stock, par value $.001 per share (the "Iwerks Preferred Stock"), and 50,000,000 shares of Common Stock, par value $.001 per share. As of February 12 1998, 12,161,250 shares of Iwerks Common Stock are issued and outstanding, and no shares of Iwerks Preferred Stock are issued or outstanding.

COMMON STOCK

     Holders of the Iwerks Common Stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of Iwerks Common Stock do not have cumulative voting rights, and therefore holders of a majority of the shares voting for the election of directors can elect all of the directors. In such event, the holders of the remaining shares will not be able to elect any directors.

     Subject to any restriction contained in the Iwerks Preferred Stock issued by Iwerks, if any, holders of the Iwerks Common Stock are entitled to receive ratably dividends when as and if declared from time to time by the Iwerks Board out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of Iwerks, the holders of Iwerks Common Stock are entitled, subject to any restriction contained in the Iwerks Preferred Stock issued by Iwerks, if any, to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the Iwerks Common Stock.

     The holders of Iwerks Common Stock, as such, have no preemptive, conversion or other subscription rights and there are no redemption provisions applicable to the Iwerks Common Stock. All of the outstanding shares of Iwerks Common Stock are validly issued, fully paid and nonassessable.

     Iwerks distributes periodic reports and other information, including notices of annual meetings and special meetings of the stockholders of Iwerks, to recordholders of Iwerks Common Stock at the addresses indicated on Iwerks' stock records.

PREFERRED STOCK

     The Iwerks' Board is authorized to issue from time to time, without stockholder authorization, in one or more designated classes or series, any or all of the authorized but unissued shares of Iwerks Preferred Stock with such voting, dividend, redemption, conversion, exchange and liquidation provisions as may be determined by the Iwerks Board. Any series of Iwerks Preferred Stock may possess voting, dividend, liquidation and redemption rights superior to that of the Iwerks Common Stock. The rights of the holders of Iwerks Common Stock will be subject to and may be adversely affected by the rights of the holders of any Iwerks Preferred Stock that may be issued in the future. In the event of issuance, the Iwerks Preferred Stock could be utilized under certain circumstances as a way of discouraging, delaying or preventing an acquisition or change of control of Iwerks. Currently there are no outstanding shares of Iwerks Preferred Stock and Iwerks does not currently intend to issue any shares of Iwerks Preferred Stock.

CERTAIN PROVISIONS OF THE DELAWARE GENERAL CORPORATION LAW

     Iwerks is a Delaware corporation and is subject to Section 203 of the Delaware General Corporation Law (the "DGCL"). In general, Section 203 prevents an "interested stockholder" (defined generally as a person owning 15% or more of a corporation's outstanding voting stock or an affiliate of such person) from engaging in a "business combination" (as defined) with a Delaware corporation for three years following the date such person became an interested stockholder unless (a) before such person became an interested stockholder, the board of directors of the corporation approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination; (b) upon consummation of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding shares owned by persons who are both officers and directors of the corporation and shares held by employee stock plans that do not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer) or (c) following the transaction in which such person became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at a meeting of stockholders by the affirmative vote of the holders of at least two-thirds of the outstanding voting stock of the corporation not owned by the interested stockholder. Under Section 203 of the DGCL, the restrictions described above also do not apply to certain business combinations proposed by an interested stockholder following the announcement or notification of one of certain extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or became an interested stockholder with the approval of a majority of the corporation's directors. The provisions of Section 203 of the DGCL requiring a super majority vote of disinterested shares to approve certain corporate transactions could enable a minority of Iwerks' stockholders to exercise veto power over such transactions.

ANTI-TAKEOVER PROVISIONS

     The Iwerks' Certificate and the Iwerks' Bylaws include a number of provisions which may have the effect of discouraging persons from pursuing non-negotiated takeover attempts. These provisions include a classified board of directors, the inability of stockholders to take action by written consent without a meeting, the inability of stockholders to call for a special meeting of stockholders under certain circumstances without the approval of the Iwerks Board and the inability, subject to the rights of Iwerks Preferred Stockholders, if any, of stockholders to remove directors without cause. The Iwerks' Certificates also contains a provisions that requires a 66 2/3 percent vote to amend any of the previously discussed provisions. In addition, the availability of a large number of shares of Iwerks Common stock and Iwerks Preferred Stock for issuance by the Iwerks Board without further stockholder approval could have the effect of making it more difficult, and thereby discouraging, a merger, tender offer, proxy contest or assumption of control and change of incumbent management.

     In addition, Iwerks has adopted a Stockholder Rights Plan (the "Rights Agreement"). Pursuant to the Rights Agreement each outstanding share of Iwerks Common Stock has received one right entitling the holder to purchase 1/100th of a share of Series A Preferred Stock of Iwerks for each share of Iwerks Common Stock then held by such holder. Each right becomes exercisable upon certain triggering events related to an unsolicited takeover attempt of Iwerks.

LIMITATION OF LIABILITY AND INDEMNIFICATION AGREEMENTS

     Iwerks' Certificate of Incorporation provides that to the fullest extent permitted by the DGCL, no director of Iwerks shall be personally liable to Iwerks or its stockholders for monetary damages for any breach of fiduciary duty as a director. Under the DGCL, liability of a director may not be limited (a) for any breach of the director's duty of loyalty to Iwerks or its stockholders,
(b) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (c) in respect of certain unlawful dividend payments or stock redemptions or repurchases and (d) for any transaction from which the director derives an improper personal benefit. The effect of such provision in Iwerks' Certificate of Incorporation is to eliminate the rights of Iwerks and its stockholders (through stockholders' derivative suits on behalf of Iwerks) to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior), except in the situations described in clauses (a) through (d) above. This provision does not limit or eliminate the rights of Iwerks or any stockholder to seek nonmonetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. In addition, Iwerks' Certificate of Incorporation provides that Iwerks shall indemnify its directors, officers, employees and agents against losses incurred by any such person by reason of the fact that such person was acting in such capacity or serving, at the request of Iwerks, any other corporation, plan or other entity in any capacity. The limitations on liability above do not eliminate monetary liability of directors under federal securities laws.

     Iwerks has entered into agreements (the "Indemnification Agreements") with each of the directors and officers of Iwerks pursuant to which Iwerks has agreed to indemnify such director or officer from claims, liabilities, damages, expenses, losses, costs, penalties or amounts paid in settlement incurred by such director or officer in or arising out of his or her capacity as a director, officer, employee and/or agent of Iwerks or any other corporation of which he or she is a director or officer at the request of Iwerks to the maximum extent provided by applicable law. In addition, such director or officer is entitled to an advance of expenses to the maximum extent authorized or permitted by law.

     To the extent that the Iwerks Board or the stockholders of Iwerks may in the future wish to limit or repeal the ability of Iwerks to provide indemnification as set forth in Iwerks' Certificate of Incorporation, such repeal or limitation will not have any effect on the liability of any director for acts or omissions occurring prior to such repeal or limitation. Moreover, any such repeal or limitation may not be effective as to directors and officers who are currently parties to the Indemnification Agreements, because their rights to full protection would be contractually assured by the Indemnification Agreements. It is anticipated that similar contracts may be entered into, from time to time, with future directors of Iwerks.

TRANSFER AGENT

     Iwerks' transfer agent is U.S. Stock Transfer Corporation, 1745 Gardena Avenue, Glendale, California 91204-2991.

                      COMPARATIVE RIGHTS OF STOCKHOLDERS

GENERAL

     At the Effective Time, the Common Stockholders and Preferred Stockholders of Showscan will become Common Stockholders of Iwerks, and their rights will be governed by the DGCL and Iwerks' Certificate and Iwerks Bylaws. The following discussion is not intended to be complete and is qualified in its entirety by reference to the DGCL, the Iwerks Certificate, the Iwerks Bylaws, the Showscan Certificate of Incorporation (the "Showscan Certificate") and the Showscan bylaws (the "Showscan Bylaws"). The Iwerks Certificate and Iwerks Bylaws are incorporated by reference herein and will be sent to holders of shares of Showscan Capital Stock.

     Since both Iwerks and Showscan are organized under the laws of the State of Delaware, any differences in the rights of holders of Iwerks Common Stock and Showscan Common Stock will arise solely from differences in their respective Certificates and Bylaws. The Iwerks Certificate and Iwerks Bylaws are substantially similar to the Showscan Certificate and Showscan Bylaws, respectively, except for certain matters as described herein.

AUTHORIZED CAPITAL

     The total number of authorized shares of capital stock of Iwerks is 51,000,000 consisting of 50,000,000 shares, par value $.001 per share, of Iwerks Common Stock and 1,000,000 shares of Iwerks Preferred Stock. The total number of authorized shares of capital stock of Showscan is 20,000,000 shares consisting of 10,000,000 shares of Showscan Common Stock and 10,000,000 shares of Showscan Preferred Stock.

VOTING RIGHTS

     Holders of both Iwerks Common Stock and Showscan Common Stock are entitled to one vote per share with respect to all matters submitted to a vote of the Iwerks Stockholders and the Showscan Stockholders, respectively. The Showscan Preferred Stockholders are entitled to vote on all matters submitted to a vote of the Showscan Common Stockholders. Each share of Showscan Preferred Stock is entitled to the number of votes it would have if it were fully converted into Showscan Common Stock. Cumulative voting is not authorized under either the Iwerks Certificate or the Showscan Certificate.

DIRECTORS

     Each of the Iwerks Bylaws and the Showscan Bylaws provide that the number of directors shall not be less than four and no more than nine persons. The Iwerks Certificate establishes three classes of directors, as nearly equal in number of directors as possible, with each director elected for a term expiring at the third succeeding annual meeting of stockholders after his or her election. The Showscan Certificate does not provide for a classified board of directors.

     The Iwerks' Bylaws and the Showscan Bylaws provide for a quorum of a majority of the total number of its directors.

REMOVAL OF DIRECTORS

     The Iwerks Bylaws provide that any director may be removed, for cause only, by a vote of the majority of the outstanding shares entitled to vote in connection with the election of such director, regardless of class, voting together as a class. The Showscan Certificate provides that any or all of the directors of Showscan (except for directorships elected by the holders of Showscan Preferred Stock given the right to elect additional directors) may be removed from office by affirmative vote of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding, entitled to vote, and voting as a single class. The Showscan Bylaws provides that any director or the entire Showscan Board may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of directors.

  FILLING VACANCIES ON THE BOARD OF DIRECTORS

       The Iwerks Bylaws provide that any vacancies (including newly created directorships) will be filled by the affirmative vote of a majority of the remaining directors, even if less than a quorum, or by a sole remaining director. Additionally, the Iwerks Bylaws provide that if, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole Iwerks Board (as constituted immediately prior to any such increase), the Delaware Court of Chancery may, upon the application of any stockholder or stockholders holding at least ten percent (10%) of the total number of shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office in accordance with Section 211 of the DGCL.

       The Showscan Certificate provides that any vacancies or newly created directorships (but not including directorships newly created in connection with the issuance of a series of Preferred Stock) will be filled by the affirmative vote of a majority of the remaining directors, even if less than a quorum or by a sole remaining director. Directors appointed to fill vacancies will serve until the next annual election and until their successor is duly elected. Additionally, the Showscan Bylaws provide that if, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole Showscan Board (as constituted immediately prior to any such increase), the Delaware Court of Chancery may, upon the application of any stockholder or stockholders holding at least ten percent (10%) of the total number of shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

  SPECIAL MEETINGS OF STOCKHOLDERS

       The Iwerks Certificate and the Iwerks Bylaws provide that special meetings of stockholders, for any purpose or purposes prescribed in the notice of the meeting, may only be called by the Iwerks Board (or any two Directors), the Chairman or any Co-Chairman of the Iwerks Board or by the President of Iwerks.

       The Showscan Certificate provides that special meetings of the stockholders for any purpose or purposes may be called at any time by the President or Secretary at the written request of (a) a majority of the Showscan Board or (b) by stockholders owning not less than 10% of the outstanding stock entitled to vote at the meeting.

  STOCKHOLDER ACTION BY WRITTEN CONSENT

       The Iwerks Certificate provides that no action may be taken by the stockholders except at a meeting. Pursuant to the Showscan Bylaws, unless otherwise provided in the Showscan Certificate (which it does not), any action required or permitted to be taken at any Annual or Special Meeting of Stockholders of the corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

  LIMITATION OF LIABILITY OF DIRECTORS

       The DGCL permits a corporation to include a provision in its certificate of incorporation eliminating or limiting the personal liability of a director or officer to the corporation or its stockholders for damages for a breach of the director's fiduciary duty, subject to certain limitations. Each of the Iwerks Certificate and the Showscan Certificate includes such a provision, as set forth below, to the maximum extent required by law.

       Each of the Iwerks Certificate and the Showscan Certificate provides that a director will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty by such director as a director, except for liability (a) for any breach of the director's duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, which concerns unlawful payments of dividends, stock purchases or redemptions or (d) for any transaction from which the director derived an improper personal benefit.

     While these provisions provide directors with protection from awards for monetary damages for breaches of their duty of care, they do not eliminate such duty. Accordingly, these provisions will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his or her duty of care. The provisions described above apply to an officer of the corporation only if he or she is a director of the corporation and is acting in his or her capacity as director, and do not apply to officers of the corporation who are not directors.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The DGCL permits a corporation to indemnify officers, directors, employees and agents for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action, which they had no reasonable cause to believe was unlawful. The DGCL provides that a corporation may advance expenses of defense (upon receipt of a written undertaking to reimburse the corporation if indemnification is not appropriate) and must reimburse a successful defendant for expenses, including attorney's fees, actually and reasonably incurred, and permits a corporation to purchase and maintain liability insurance for its directors and officers. The DGCL provides that indemnification may be made for any claim, issue or matter as to which a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation, unless and only to the extent a court determines that the person is entitled to indemnity for such expenses as the court deems proper.

     The Iwerks Certificate provides that each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative or otherwise, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or by reason of the fact that such director or officer, at the request of Iwerks, is or was serving any other corporation, partnership, joint venture, employee benefit plan or other enterprise, in any capacity, will be indemnified by Iwerks to the full extent authorized or permitted by law. The indemnification rights conferred by the Iwerks Certificate are not exclusive of any other right to which persons seeking indemnification may be entitled under any law, bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Iwerks is authorized to purchase and maintain (and Iwerks maintains) insurance on behalf of its directors, officers, employees and agents.

     The Showscan Certificate and the Showscan Bylaws contain substantially similar provisions relating to indemnification and insurance.

                        ELECTION OF CLASS III DIRECTOR

     In accordance with the Certificate of Incorporation and Bylaws of Iwerks, the Iwerks Board is divided into three classes. At each annual meeting of the stockholders of Iwerks, directors constituting one class are elected for three-year terms. The By-Laws of Iwerks provide that the Iwerks Board shall consist of not less than five and not more than nine members as determined from time to time by the Iwerks Board. The Iwerks Board currently consists of two Class I Directors, who will each stand for reelection at the 1999 Annual Meeting of Stockholders, one Class II Director, whose term expires in 1998, and two Class III Directors, whose terms expire in 1997. Mr. Roy Wright currently is a Class III Director of Iwerks and his term expires at the Iwerks Annual Meeting. At the Iwerks Annual Meeting, one Class III Director will be elected for a term expiring at the 2000 Annual Meeting. If the number of directors is changed, any increase or decrease is to be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible. Pursuant to the terms of the Amendment, Iwerks has agreed to appoint, immediately after the Effective Time, Charles B. Moss, Jr., a current member of the Showscan Board, to serve as a Class I Director on the Iwerks Board. In addition, Iwerks also has agreed, as soon as practicable following the Effective Time, to expand the number of directors to serve on the Iwerks Board to seven and to commence a search for two additional qualified candidates to serve as a Class II and a Class III Director, respectively, who shall be elected by a majority of the ten existing Iwerks Board. Directors may be removed only with cause by the vote of a majority of the stockholders then entitled to vote.

     Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominee named below. If the nominee is unable or unwilling to serve as a director at the time of the Iwerks Annual Meeting or any postponement or adjournment thereof, the proxies will be voted for such nominee as shall be designated by the current Iwerks Board to fill the vacancy. Iwerks has no reason to believe that the nominee will be unwilling or unable to serve if elected as a director.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEE LISTED BELOW.

     The Iwerks Board proposes the election of the following nominee as the Class III Director:

                                    Charles Goldwater

     If elected, the nominee is expected to serve until the 2000 Annual Meeting of Stockholders. The affirmative vote of a majority of the shares of Iwerks Common Stock present in person or represented by proxy at the Iwerks Annual Meeting and voting on the election of the Class III Director, is required for the election of the above named nominee.

                PROPOSAL TO AMEND THE 1994 STOCK INCENTIVE PLAN

GENERAL

     The 1994 Stock Incentive Plan (the "1994 Plan") was adopted by the Iwerks Board on February 10, 1994 and by the Iwerks stockholders on November 14, 1995. The 1994 Plan supplements the Iwerks' 1993 Stock Incentive Plan and provides for the issuance of options to purchase shares of Iwerks Common Stock ("Shares") to selected directors, officers, employees and consultants of Iwerks and its subsidiaries. Subject to adjustment for stock splits, stock dividends and other similar events, the total number of Shares reserved for issuance under the 1994 Plan is 1,750,000 Shares. At January 9, 1998, options to purchase 1,417,153 Shares had been granted pursuant to the 1994 Plan at a weighted average exercise price of $5.09 per Share.

PROPOSAL

     At the Iwerks Annual Meeting, Iwerks' stockholders are being requested to approve an amendment to the 1994 Plan to increase the number of shares reserved for issuance thereunder by 750,000 shares for an aggregate of 2,500,000 shares. The Iwerks Board believes that the ability to grant options is important to the future successes of Iwerks. The granting of stock options can motivate high levels of performance and provide an effective means of recognizing employee contributions to the success of Iwerks. Iwerks believes that this policy is of great value in recruiting and retaining highly qualified technical and other key personnel who are in great demand as well as rewarding and providing incentives to its current employees.

     Pursuant to the provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder (as discussed below), the 1994 Plan must provide a limit with respect to the number of stock options or other rights that may be granted by Iwerks to any executive or other employee in a specified period. The Board has resolved that the maximum number of shares of Iwerks Common Stock with respect to which options or rights may be granted under the 1994 Plan to any executive or other employee during any fiscal year is 100,000, subject to certain adjustments to prevent dilution.

     The material provisions of Section 162(m) of the Code and the 1994 Plan are outlined below.

SECTION 162(m) LIMITATIONS

     The following is intended only as a brief summary of the federal income tax rules relevant to the grant of options to certain officers. These rules are highly technical and subject to change in the future.

     Section 162(m) of the Code generally disallows the deduction of compensation income in excess of $1,000,000 paid to a "covered employee." A "covered employee," means each of the Chief Executive Officer and the other four most highly compensated employees of Iwerks whose compensation is required to be disclosed under the Exchange Act of 1934, as amended.

     Section 162(m) of the Code does not apply, however, to compensation that meets the following four criteria: (i) the compensation is based solely on the attainment of performance goals; (ii) the performance goals are determined by a compensation committee of the Board of Directors comprised solely of two or more outside directors; (iii) the material terms of the compensation are disclosed to stockholders and approved by a majority vote of the stockholders; and (iv) certification by the compensation committee that the performance goals have been met. The disclosure to the stockholders of the compensation payable must be specific enough so that a stockholder can determine the maximum amount of compensation that could be paid to any employee during a specific period. A Stock Option Plan that provides a limit with respect to the maximum number of shares underlying stock options that may be granted to any employee during a specified period and the exercise price of those options satisfies this latter requirement.

     The 1994 Plan as previously adopted contains all provisions necessary to satisfy the requirements of Section 162(m) of the Code, except for a provision limiting the number of stock option grants. If this proposed amendment to the 1994 Plan is approved by the stockholders, all compensation received by a covered employee as a result of the exercise of stock options granted under the 1994 Plan subsequent to stockholder approval will be deductible by Iwerks.

SUMMARY OF THE 1994 PLAN

     Purpose.  The purpose of the 1994 Plan is to advance the interests of
     -------
Iwerks and its stockholders by strengthening Iwerks and its subsidiaries' ability to obtain and retain the services of the types of employees, consultants, officers and directors who will contribute to Iwerks' long term success and to provide incentives which are linked directly to increases in stock value which will inure to the benefit of all stockholders of Iwerks.

     Administration.  The 1994 Plan may be administered by the Iwerks Board or a
     --------------
committee of the Iwerks Board, each member of which committee is a non-employee member of the Iwerks Board and a Disinterested Person (as defined in Rule 16b-3 promulgated under the Exchange Act). The party administering the 1994 Plan is referred to herein as the "Administrator."

     Eligibility and Nondiscretionary Grants.  The 1994 Plan provides that
     ---------------------------------------
options may be granted to officers of Iwerks who serve as directors, non-employee directors (subject to the limitations described below), officers, employees and consultants of Iwerks and its subsidiaries. The Administrator will determine the persons to be selected as optionees, the vesting of options and the number of Shares to be subject to each option. The only options that non-employee directors shall be entitled to receive under the 1994 Plan are (a) the nondiscretionary grant of a non-statutory option to purchase 10,000 Shares upon the non-employee director's election or appointment to the Iwerks Board,
(b) for so long as the non-employee director remains on the Iwerks Board, an annual nondiscretionary grant on the date of Iwerks' annual meeting of stockholders of non-statutory options to purchase a number of shares determined by dividing $50,000 by the fair market value of Iwerks Common Stock on the day of such grant, and (c) options granted to a non-employee director who is expressly made eligible to participate in the 1994 Plan by a resolution of the Iwerks Board. All of such options shall have an exercise price equal to 100% of the fair market value of the Shares on the date of grant and shall vest over a four year period.

     Terms of Options.  The terms of options granted under the 1994 Plan are
     ----------------
determined by the Administrator. In the sole and absolute discretion of the Administrator, such options may be either "incentive stock options" within the meaning of Section 422 of the Code ("ISOs"), or non-statutory options. However, to the extent that the aggregate market value of the Shares with respect to which ISOs are exercisable for the first time by any individual under the 1994 Plan and all other incentive plans of Iwerks and any Parent or subsidiary of Iwerks during any calendar year exceeds $100,000, such options shall not be treated as ISOs. Each option will be evidenced by an option agreement between Iwerks and the optionee to whom such option is granted on such terms and conditions as shall be determined by the Administrator from time to time. The terms of the option agreements need not be identical. Each option is, however, subject to the following terms and conditions:

          Exercise of the Option. The Administrator determines when options granted under the 1994 Plan may be exercisable. An option is exercised by giving written notice of exercise to Iwerks, specifying the number of full Shares to be purchased and tendering payment of the purchase price. Payment for Shares issued upon exercise of an option may be made by cash, by cashier's check or certified check, by surrender of previously owned Shares (if the Committee authorizes payment in Shares and such shares have been held for at least six months), by surrender of the numbers of Shares issuable upon the exercise of the stock option having a fair market value on the date of exercise equal to the option exercise price (if the Administrator authorizes such method of payment), or by any combination thereof. The 1994 Plan provides that, upon the recommendation of the Administrator, Iwerks may loan optionees the funds necessary to exercise their options.

          Option Price. The ISO exercise price shall equal or exceed the fair market value of the Shares on the date the option is granted. Non-qualified options may be granted at no less than 85% of the fair market value of the Shares on the date the option is granted. The exercise price for ISOs granted to individuals beneficially holding at least 10% of the outstanding securities of Iwerks shall equal or exceed 110% of the fair market value of the Shares on the date the option is granted.

          Reload Options. The 1994 Plan provides the Administrator with authority to automatically grant an option (a "Reload Option") to a current optionee upon the delivery to Iwerks by such optionee of shares of Iwerks Common Stock in payment of another option or in satisfaction of a tax withholding requirement, up to the number of Shares delivered to Iwerks in payment of such other option or in satisfaction of such obligation. A Reload Option shall have a per share exercise price of not less than 100% of the per Share fair market value on the date of grant of such Reload Option, a term not longer than the remaining term of the original stock option at the time of exercise thereof, and such other terms and conditions as the Administrator in its sole discretion shall determine.

          Termination of Employment. The 1994 Plan provides that if the optionee's employment by Iwerks is terminated for any reason other than death or disability, the option may be exercised only within 90 days after such termination and may be exercised only to the extent the option was exercisable on the date of termination.

          Death or Disability. If an optionee should die or become permanently and totally disabled while in the employ of Iwerks, all options to the extent then presently exercisable shall remain in full force and effect and may be exercised within one year of the optionee's death or disablement.

          Termination of Options. All options granted under the 1994 Plan expire ten years from the date of grant (five years with respect to ISOs granted to individuals beneficially holding at least 10% of the outstanding securities of Iwerks), or such shorter period as is determined by the Administrator. No option is exercisable by any person after such expiration. If an option expires, terminates or is canceled in full, the Shares not purchased thereunder may again be available for option.

          Non-transferability of Options. An option is not transferable by the optionee, otherwise than by will or the laws of descent and distribution, and is exercisable during the optionee's lifetime only by the optionee, his or her guardian or legal representative.

          Other Provisions. The option agreement may contain such other terms, provisions and conditions not inconsistent with the 1994 Plan as may be determined by the Administrator.

     Adjustments Upon Changes in Capitalization.  The 1994 Plan and each option
     ------------------------------------------
granted thereunder contain provisions for appropriate adjustments in the exercise price per share (but not the total price) and the number of Shares subject to the option in the event of any change in the number of issued Shares which results from a split-up or consolidation of Shares, payment of a Share dividend, a recapitalization, or other like capital adjustment.

     Amendment and Termination of the 1994 Plan.  The Iwerks Board may amend the
     ------------------------------------------
1994 Plan at any time, may suspend it from time to time or may terminate it without approval of the stockholders; provided, however, that stockholder approval is required for any amendment which materially increases the number of Shares for which options may be granted, materially modifies the requirements of eligibility, or materially increases the benefits which may accrue to optionees under the 1994 Plan. However, no such action by the Iwerks Board or stockholders may unilaterally alter or impair any option previously granted under the 1994 Plan without the consent of the optionee. In any event, the 1994 Plan shall terminate ten years from the date of stockholder approval unless sooner terminated by action of the Iwerks Board.

     Federal Income Tax Consequences.  The following general discussion of the
     -------------------------------
principal tax considerations is based upon the tax laws and regulations of the United States existing as of the date hereof, all of which are subject to modification at any time. The 1994 Plan does not constitute a qualified retirement plan under Section 401(a) of the Code (which generally covers trusts forming part of a stock bonus, pension or profit-sharing plan funded by the employer and/or employee contributions which are designed to provide retirement benefits to participants under certain circumstances) and is not subject to the Employee Retirement Income Security Act of 1974 (the pension reform law which regulates most types of privately funded pension, profit sharing and other employee benefit plans).

          Consequences to Employees: Incentive Stock Options. No income is recognized for federal income tax purposes by an optionee at the time an Incentive Stock Option is granted, and, except as discussed below, no income is recognized by an optionee upon his or her exercise of an Incentive Stock Option. If the optionee makes no disposition of the Shares received upon exercise within two years from the date such option was granted or one year from the date such option is exercised, the optionee will recognize mid-term or long-term capital gain or loss when he or she disposes of his or her Shares depending on the length of the holding period. Such gain or loss generally will be measured by the difference between the exercise price of the option and the amount received for the Shares at the time of disposition.

     If the optionee disposes of Shares acquired upon exercise of an Incentive Stock Option within two years after being granted the option or within one year after acquiring the Shares, any amount realized from such disqualifying disposition will be taxable as ordinary income in the year of disposition to the extent that (i) the lesser of (a) the fair market value of the shares on the date the Incentive Stock Option was exercised or (b) the fair market value at the time of such disposition exceeds (ii) the Incentive Stock Option exercise price. Any amount realized upon disposition in excess of the fair market value of the shares on the date of exercise will be treated as long-term, mid-term or short-term capital gain, depending upon the length of time the shares have been held.

     The use of stock acquired through exercise of an Incentive Stock Option to exercise an Incentive Stock Option will constitute a disqualifying disposition if the applicable holding period requirement has not been satisfied.

     For alternative minimum tax purposes, the excess of the fair market value of the stock as of the date of exercise over the exercise price, of the Incentive Stock Option is included in computing that year's alternative minimum taxable income. However, if the shares are disposed of in the same year, the maximum alternative minimum taxable income with respect to those shares is the gain on disposition. There is no alternative minimum taxable income from a disqualifying disposition in subsequent years.

          Consequences to Employees: Non-statutory Options. No income is recognized by a holder of Non-statutory Options at the time Non-statutory Options are granted under the 1994 Plan. In general, at the time Shares are issued to a holder pursuant to exercise of Non-statutory Options, the holder will recognize ordinary income equal to the excess of the fair market value of the shares on the date of exercise over the exercise price.

     A holder will recognize gain or loss on the subsequent sale of Shares acquired upon exercise of Non-statutory Options in an amount equal to the difference between the selling price and the tax basis of the Shares, which will include the price paid plus the amount included in the holder's income by reason of the exercise of the Non-statutory Options. Provided the Shares are held as a capital asset, any gain or loss resulting from a subsequent sale will be short-term, mid-term or long-term capital gain or loss depending upon the length of time the Shares have been held.

          Consequences to Iwerks: Incentive Stock Options. Iwerks will not be allowed a deduction for federal income tax purposes at the time of the grant or exercise of an Incentive Stock Option. There are also no federal income tax consequences to Iwerks as a result of the disposition of Shares acquired upon exercise of an Incentive Stock Option if the disposition is not a disqualifying disposition. At the time of a disqualifying disposition by an optionee, Iwerks will be entitled to a deduction for the amount received by the optionee to the extent that such amount is taxable to the optionee as ordinary income.

          Consequences to Iwerks: Non-Statutory Options. Generally, Iwerks will be entitled to a deduction for federal income tax purposes in the year and in the same amount as the Optionee is considered to have realized ordinary income in connection with the exercise of Non-statutory Options.

REQUIRED VOTE.

     The approval of the amendments to the 1994 Plan require the affirmative vote of a majority of the shares of the Iwerks' Common Stock present or represented and entitled to vote on this subject matter at the Iwerks Annual Meeting. An abstention is not an affirmative vote and, therefore, will have the same effect as a vote against the proposal. A broker non-vote will not be treated as entitled to vote on this subject matter at the meeting.

                           PROPOSALS OF STOCKHOLDERS

     The Iwerks Bylaws provide that in order for a stockholder proposal to be considered for inclusion in Iwerks' proxy statement and the form of proxy to be used in connection with an Annual Meeting of Stockholders, such proposal must be received by Iwerks not less than 120 calendar days in advance of the date that Iwerks' proxy statement was released to Iwerks' stockholders in connection with the previous year's Annual Meeting of Stockholders. If, however, no Annual Meeting of Stockholders was held during the previous year, the date of the previous year's Annual Meeting of Stockholders was changed by more than 30 days from the date contemplated at the time of the release of the previous year's proxy statement or if no proxy statement was released in connection with the previous year's Annual Meeting of Stockholders, stockholder proposals must be received by Iwerks at least 90 days before Iwerks makes a solicitation of proxies in connection with the Annual Meeting of Stockholders. Stockholder proposals which are to be considered for inclusion in proxy statements to be distributed in connection with Special Meetings of Stockholders must be received by the Iwerks at least 90 days before Iwerks solicits proxies in connection with the Special Meeting of Stockholders. Proposals of stockholders of Iwerks which are intended to be presented by such stockholders at Iwerks' 1998 Annual Meeting of Stockholders must be received by Iwerks no later than December 1, 1998, in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

     In the event the Merger is not consummated, Showscan stockholders are advised that any stockholder proposal, including nominations to the Showscan Board, intended for consideration at Showscan's 1998 Annual Meeting must be received by Showscan no later than December 1, 1998 to be included in the proxy materials for Showscan's 1998 Annual Meeting. It is recommended that stockholders submitting proposals direct them to Showscan's Nominating Committee, c/o W. Tucker Lemon, Secretary of Showscan, and utilize certified mail, return receipt requested in order to ensure timely delivery.

                             INDEPENDENT AUDITORS

     Ernst & Young LLP, independent auditors, were selected by the Iwerks Board to serve as independent auditors of Iwerks for the fiscal year ended June 30, 1997. The Iwerks' Board has not yet selected its auditors for the fiscal year ending 1998. Representatives of Ernst & Young LLP are expected to be present at the Iwerks Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to questions from stockholders.

                                    LEGAL OPINION

     The validity of Iwerks Common Stock issuable in the Merger has been passed upon by Troop Meisinger Steuber & Pasich, LLP, 10940 Wilshire Blvd., Los Angeles, California 90024, as counsel to Iwerks.

                                    EXPERTS

     The consolidated financial statements of Iwerks at June 30, 1996 and 1997, and for each of the three years in the period ended June 30, 1997 appearing in this Joint Proxy Statement/Prospectus have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements of Showscan at March 31, 1997 and 1996, and for each of the three years in the period ended March 31, 1997, and the financial statements of Showscan CityWalk Venture at December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, and the financial statements of Showscan/General Cinema Ventures at October 31, 1996 and 1995, and for the year ended October 31, 1996 and for the period from April 24, 1995 to October 31, 1995, all of which appear in this Joint Proxy Statement/Prospectus have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon appearing elsewhere herein, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

     The financial statements of Cinemania (UK) Limited at December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, appearing in this Joint Proxy Statement/Prospectus have been audited by Ernst & Young, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                    OTHER MATTERS

     The Iwerks Board is not aware of any matter to be acted upon at the Iwerks Annual Meeting and the Showscan Board is not aware of any matter to be acted upon at the Showscan Special Meeting other than described in this Joint Proxy Statement/Prospectus. Unless otherwise directed, all shares represented by the persons named in the accompanying proxy will be voted in favor of the proposals described in this Joint Proxy Statement/Prospectus. If any other matter properly comes before the meeting, however, the proxy holders will vote thereon in accordance with their best judgment.

                          INDEX TO FINANCIAL STATEMENTS

                                                                            PAGE
                                                                            ----
IWERKS ENTERTAINMENT, INC.

Report of Independent Auditors ..........................................   F-3

Consolidated Balance Sheets at June 30, 1996 and 1997 ...................   F-4

Consolidated Statements of Operations for the Years
         Ended June 30, 1995, 1996 and 1997 .............................   F-6

Consolidated Statements of Stockholders' Equity for the Years
         Ended June 30, 1995, 1996 and 1997 .............................   F-7

Consolidated Statements of Cash Flows for the Years
         Ended June 30, 1995, 1996 and 1997 .............................   F-8

Notes to Consolidated Financial Statements ..............................  F-10

Condensed Consolidated Balance Sheets as of December 31, 1997
         and June 30, 1997 ..............................................  F-21

Condensed Consolidated Statements of Operations for the
         Three Months and Six Months Ended December 31, 1997 and 1996 ...  F-23

Condensed Consolidated Statements of Cash Flows for the
         Six Months Ended December 31, 1997 and 1996 ....................  F-24

Notes to the Condensed Consolidated Financial Statements ................  F-25

Schedule II.  Valuation and Qualifying Accounts .........................  F-27

SHOWSCAN ENTERTAINMENT INC.

Report of Independent Auditors ..........................................  F-28

Consolidated Balance Sheets as of March 31, 1997 and 1996 ...............  F-29

Consolidated Statements of Operations for the Years
         Ended March 31, 1995, 1996 and 1997 ............................  F-31


Consolidated Statements of Changes in Stockholders' Equity (Deficit)
         for the Years Ended March 31, 1995, 1996 and 1997 ..............  F-32

Consolidated Statements of Cash Flows for the Years
         Ended March 31, 1995, 1996 and 1997.............................  F-33

Notes to Consolidated Financial Statements...............................  F-35

Consolidated Balance Sheets as of December 31, 1997 (unaudited) and
         March 31, 1997..................................................  F-48

Consolidated Statement of Operations for the Three Months and
         Nine Months Ended December 31, 1997 and 1996 (unaudited)........  F-50

Consolidated Statements of Cash Flows for the Nine Months
         Ended September 30, 1997 and 1996 (unaudited)...................  F-51

Notes to Consolidated Financial Statements ...............................  F-53

Schedule II.  Valuation and Qualifying Accounts...........................  F-55

Supplementary Audited Financial Statements:

     Financial Statements for Showscan CityWalk Venture for the years ended December 31, 1996 and 1995...................................  F-56

     Financial Statements for Cinemania (U.K.) Limited for the years ended
       December 31, 1996 and 1995.........................................  F-64

     Financial Statements for Showscan/General Cinema Ventures for the
       year ended October 31, 1996 and for the period from April 24, 1995
       (date of formation) to October 31, 1995............................  F-72

     All other schedules have been omitted either as inapplicable or not required under the instructions contained in Regulation S-X or because the information is included in the consolidated Financial Statements of Showscan or the Notes thereto.

APPENDICES

Appendix A  Agreement and Plan of Reorganization and Amendment No. 1 to
            Agreement and Plan of Reorganization

Appendix B  Opinion of Suntrust Equitable Securities dated December 29, 1997

Appendix C  Opinion of Suntrust Equitable Securities dated August 1, 1997

Appendix D  Opinion of Resource Financial Corporation

Appendix E  Opinion of Allen & Company Incorporated dated December 29, 1997

Appendix F  Opinion of Allen & Company Incorporated dated July 31, 1997

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors
Iwerks Entertainment, Inc.

We have audited the accompanying consolidated balance sheets of Iwerks Entertainment, Inc. as of June 30, 1996 and 1997, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended June 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Iwerks Entertainment, Inc. at June 30, 1996 and 1997 and the consolidated results of its operations and its cash flows for each of the three years in the period ended June 30, 1997, in conformity with generally accepted accounting principles.



Los Angeles, California                    Ernst & Young LLP
August 5, 1997

                           Iwerks Entertainment, Inc.

                          Consolidated Balance Sheets

                                     Assets

                                 (In Thousands)

                                                                       June 30,
                                                                  ------------------
                                                                   1996       1997
                                                                  -------    -------

Current assets:
   Cash and cash equivalents                                      $12,674    $ 3,608
   Short-term investments  (Note 4)                                 6,782     15,459
   Trade accounts receivable, net of allowance for doubtful
     accounts (Note 1)                                              4,808      5,447
   Costs and estimated earnings in excess of billings on
     uncompleted contracts (Note 5)                                 5,583      6,339
   Inventories                                                      2,798      3,835
   Other current assets                                               432        567
                                                                  -------    -------
     Total current assets                                          33,077     35,255

Investment in debt securities, excluding current portion            5,826          -
Portable simulation theatres at cost, net of
  accumulated depreciation                                          9,084      4,018
Property and equipment at cost, net of
  accumulated depreciation and amortization (Note 7)                3,519      2,920
Film inventory at cost, net of amortization (Note 1)                3,372      3,439
Goodwill, net of amortization (Notes 1 and 3)                      17,360     15,367
Other assets                                                          688      3,530
                                                                  -------    -------
   Total assets                                                   $72,926    $64,529
                                                                  =======    =======

                            See accompanying notes.

                           Iwerks Entertainment, Inc.

                          Consolidated Balance Sheets

                      Liabilities and Stockholders' Equity

                      (In Thousands, Except Share Amounts)

                                                                      June 30,
                                                                -------------------
                                                                  1996        1997
                                                                --------    --------

Current liabilities:
    Accounts payable                                            $  2,815    $  3,435
    Accrued expenses                                               7,486       8,793
    Notes payable to related parties, (Note 8)                       875           -
    Notes payable, current portion                                   571          81
    Billings in excess of costs and estimated
       earnings on uncompleted contracts (Note 5)                  1,106         990
    Deferred revenue                                                  61         278
    Capital leases, current portion (Note 12)                        615         739
                                                                --------    --------

      Total current liabilities                                   13,529      14,316

Notes payable, excluding current portion                              81           -
Capital lease obligations, excluding
   current portion (Note 12)                                       2,651       1,827
                                                                --------    --------

     Total liabilities                                            16,261      16,143

Commitments and contingencies (Note 12)
Stockholders' equity  (Note 11):
   Preferred stock, $.001 par value, 1,000,000 authorized,
     none issued and outstanding                                       -           -
   Common stock, $.001 par value, 20,000,000 shares
     authorized; 11,588,048 (1996) and 12,160,102 (1997)
     issued and outstanding                                           56          57
Paid-in capital                                                   76,340      78,016
Deficit                                                          (19,731)    (29,687)
                                                                --------    --------
     Total stockholders' equity                                   56,665      48,386
                                                                --------    --------

     Total liabilities and stockholders' equity                 $ 72,926    $ 64,529
                                                                ========    ========

                            See accompanying notes.

                           Iwerks Entertainment, Inc.

                     Consolidated Statements of Operations

                (Dollars in Thousands, Except Per Share Amounts)

                                                          Years ended June 30,
                                                    --------------------------------
                                                      1995        1996        1997
                                                    --------     -------    --------
Revenue                                             $ 44,975     $48,516    $ 39,584
Cost of sales                                         33,081      28,675      28,948
                                                    --------     -------    --------
Gross margin                                          11,894      19,841      10,636
Selling, general, and administrative expenses         25,788      17,377      15,623
Loss on impairment of assets                               -           -       5,586
                                                    --------     -------    --------
(Loss) income from operations                        (13,894)      2,464     (10,573)
Interest income                                        1,043       1,164       1,125
Interest expense                                        (537)       (380)       (391)
                                                    --------     -------    --------
(Loss) income before provision for
   income taxes                                      (13,388)      3,248      (9,839)
Provision for income taxes (Note 10)                      85         149         117
                                                    --------     -------    --------
Net (loss) income                                   $(13,473)    $ 3,099    $ (9,956)
                                                    ========     =======    ========
Net (loss) income per common share                  $  (1.32)    $   .26    $   (.84)
                                                    ========     =======    ========
Weighted average shares outstanding                   10,210      12,144      11,855
                                                    ========     =======    ========

                            See accompanying notes.

                           Iwerks Entertainment, Inc.

                Consolidated Statements of Stockholders' Equity

                                 (In Thousands)



                                   Common Stock                 Unearned     Retained
                                ------------------  Paid-in      stock       Earnings
                                Shares     Amount   capital   compensation   (deficit)       Total
                                ------     -------  -------   ------------   ---------      --------
Balance at June 30, 1994         9,968      $55     $72,031      $(395)      $ (9,357)      $ 62,334
Common stock options
 exercised (Note 11)               309        -         192          -              -            192
Issuance of common stock in
 connection with the
 minority interest
 acquisition of Iwerks
 Touring Technologies, Inc.
 (Note 8)                          315        -       1,188          -              -          1,188
Amortization of unearned
 stock compensation                  -        -           -        132              -            132
Net (loss)                           -        -           -          -        (13,473)       (13,473)
                                ------      ---     -------      -----       --------       --------
Balance at June 30, 1995        10,592       55      73,411       (263)       (22,830)        50,373
                                ------      ---     -------      -----       --------       --------
Issuance of common stock in
 connection with the
 class action settlement
 (Note 16)                          75        -       1,600          -              -          1,600
Common stock options and
 warrants exercised
 (Note 11)                         961        1       1,579          -              -          1,580
Retirement of common stock         (40)       -        (250)         -              -           (250)
Amortization of unearned
 stock compensation                           -           -        263              -            263
Net income                           -        -           -          -          3,099          3,099
                                ------      ---     -------      -----       --------       --------
Balance at June 30, 1996        11,588       56      76,340          -        (19,731)        56,665
                                ------      ---     -------      -----       --------       --------
Common stock issued in
 connection with the
 Purchase of Pioneer (Note 3)      299        1       1,200          -              -          1,201
Common stock options and
 warrants exercised
 (Note 11)                         273        -         476                         -            476
Net (loss)                           -        -           -          -         (9,956)        (9,956)
                                ------      ---     -------      -----       --------       --------
Balance at June 30, 1997        12,160      $57     $78,016      $   -       $(29,687)      $ 48,386
                                ======      ===     =======      =====       ========       ========

                            See accompanying notes.

                           Iwerks Entertainment, Inc.

                     Consolidated Statements of Cash Flows

                                 (In Thousands)

                                                                                            Year ended June 30,
                                                                                    --------------------------------
                                                                                       1995        1996        1997
                                                                                    --------     -------     -------
OPERATING ACTIVITIES
Net (loss) income                                                                    $(13,473)    $ 3,099     $(9,956)
Adjustments to reconcile net (loss) income
 to net cash provided by operating activities:
  Loss (income) from limited partnership                                                  101         (46)        (21)
  Depreciation and amortization                                                         6,033       6,438       6,279
  Write-down of assets to net realizable value                                          2,492           -       5,587
  Write-down of film inventory to net realizable value                                  3,507           -           -
  Changes in operating assets and liabilities:
   Trade accounts receivable, net                                                      (1,530)      1,282        (639)
   Costs and estimated earnings in excess of billings on uncompleted contracts          1,201      (2,772)       (637)
   Inventories                                                                            862        (656)     (1,012)
   Other current assets                                                                   675         458        (131)
   Accounts payable and accrued expenses                                                6,470        (775)      1,389
   Billings in excess of costs and estimated earnings on uncompleted contracts             29      (1,424)       (116)
   Deferred revenue                                                                    (1,486)     (1,873)        217
                                                                                     --------     -------     -------
    Net cash provided by operating activities                                           4,881       3,731         960

INVESTING ACTIVITIES
 Investment in limited partnership and joint ventures                                    (218)          -      (1,162)
 Investment in portable simulation theatres                                            (3,628)       (184)       (108)
 Purchases of property and equipment                                                   (1,223)       (312)     (1,247)
 Additions to film inventory                                                           (2,624)       (790)     (2,548)
 Investment in debt securities                                                          3,214       2,247      (2,851)
 Purchase of minority interest in ITT, net of common stock issued                      (2,646)          -           -
 Purchase of Pioneer and acquisition of related patent net of cash acquired                 -           -      (1,088)
 Proceeds from sale of portable simulation unit                                             -           -       1,184
                                                                                     --------     -------     -------
  Net cash (used in) provided by investing activities                                  (7,125)        961      (7,820)

FINANCING ACTIVITIES
 Proceeds from issuance of debt                                                         1,365           -           -
 Proceeds from sale lease-back                                                              -       3,000           -
 Repayment of Notes payable to related parties                                           (399)       (372)       (875)
 Repayment of Notes payable                                                            (1,651)     (1,819)       (571)
 Payments on capital leases                                                              (121)       (129)       (700)
 Exercise of stock options and warrants                                                   192       1,580         476
 Retirement of common stock                                                                 -        (250)          -
 Other                                                                                    131         241        (536)
                                                                                     --------     -------     -------
  Net cash provided by (used in) financing activities                                    (483)      2,251      (2,206)
                                                                                     --------     -------     -------
Net increase (decrease) in cash                                                        (2,727)      6,943      (9,066)
Cash and cash equivalents at beginning of year                                          8,458       5,731      12,674
                                                                                     --------     -------     -------
Cash and cash equivalents at end of year                                             $  5,731     $12,674     $ 3,608
                                                                                     ========     =======     =======

                                                                                            YEAR ENDED JUNE 30,
                                                                                    --------------------------------
                                                                                      1995         1996        1997
                                                                                    --------     -------     -------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION (in thousands)
 Cash paid during the year for:
   Interest, net of amount capitalized                                              $    386     $   419     $   411
                                                                                    ========     =======     =======
   Income taxes                                                                     $     78     $    61     $    65
                                                                                    ========     =======     =======


Supplemental disclosures of non-cash investing and financing activities -

In 1997, Iwerks purchased patents, other assets and all the outstanding common stock of the Pioneer related entities for cash and Iwerks Common Stock. The Iwerks Common Stock issued was valued at $1.2 million (see Note 3).

In 1996, $1,600,000 was recorded to stockholders' equity from accrued expenses due to the issuance of Iwerks Common Stock and warrants in connection with the finalization of the class action settlement.

Capital lease obligations increased by $3,000,000, in 1996, due to the sale lease-back of portable simulation theatres.

In 1995, Iwerks increased film inventory by $574,750 with a corresponding increase in notes payable.

In 1995, Iwerks acquired the minority interest of Iwerks Touring Technologies, Inc. for $1,400,000, in exchange for Iwerks Common Stock valued at $360,000 and cash.

                            See accompanying notes.

                           IWERKS ENTERTAINMENT, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     CONSOLIDATION AND BASIS OF PRESENTATION - Iwerks is a Delaware corporation. Iwerks designs, manufactures, installs and services high resolution, proprietary motion picture theatre attractions. Iwerks's attractions are built around a variety of theatre systems, including fixed and portable simulators, giant screen theaters, and 3D theatres and the licensing of the related software.

     Iwerks operates in one business segment, the manufacture, distribution and operation of entertainment and educational hardware and software.

     The financial statements consolidate the accounts of Iwerks and its wholly owned subsidiaries. All significant intercompany amounts and transactions have been eliminated in consolidation.

     Certain reclassifications were made to the financial statements for the year ended June 30, 1996 and 1995 in order to conform to the fiscal 1997 presentation.

     Revenue and Cost Recognition - Revenue from fixed-price-contracts are recognized on the percentage-of-completion method, measured by the ratio of percentage of labor hours incurred to date to estimated total labor hours for each contract. Management considers expended labor hours to be the best available measure of progress on such contracts. A contract is considered substantially complete upon delivery and acceptance of the product by the customer. These contracts average six to eighteen months in duration.

     Iwerks also earns revenues for the production of films for outside parties. Iwerks recognizes revenue from such projects when the film is complete and has been accepted by the customer.

     Contract costs include direct materials, direct labor cost and indirect costs related to contract performance, such as indirect labor, supplies and tools. Costs and estimated earnings in excess of billings on uncompleted contracts represents costs incurred and gross profit recognized in excess of amounts billed. Billings in excess of costs and estimated earnings on uncompleted contracts represents billings in excess of costs incurred and gross profit recognized. Billings to customers are in accordance with the terms of the contract and generally follow a payment schedule.

     Iwerks provides a warranty for contracts generally for a period of twelve months. Such warranty costs are included in cost of sales. The warranty accrual as of June 30, 1996 and 1997 was $1,113,000, and $1,205,000,
respectively, and are included in accrued expenses in the accompanying consolidated balance sheet.

     Iwerks performs a quarterly review of uncompleted contracts. Changes in estimates are reflected in the period of the change. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined.

     Iwerks generally licenses films at agreed-upon minimum amounts. Revenues from film licenses are recognized when the license period begins and the programming is available pursuant to the terms of the license agreement.

     TRADE ACCOUNTS RECEIVABLE primarily consists of amounts due on contracts. Allowance for doubtful accounts was $293,000 in 1996 and $1,111,000 in 1997.

     INVENTORIES consist primarily of simulation system equipment components and are stated at the lower of cost or market on an average cost basis.

     FILM INVENTORY consists of production and print costs and are stated at the lower of cost or net realizable value. The individual film forecast method is used to amortize film costs. Costs accumulated in the production of a film are amortized in the proportion that gross revenues realized bear to management's estimate of total gross revenues expected to be received. Revenue estimates on a film-by-film basis are reviewed quarterly by management and are revised, if warranted, based upon management's appraisal of current market conditions. Unamortized film costs are written down to net realizable value based on this appraisal, where applicable. Estimated liabilities for royalties and participation are accrued and expensed in the same manner as film costs are amortized.

     Film inventory is comprised of the following (in thousands):

                                            June 30,
                                      --------------------
                                        1996        1997
                                      --------    --------
Films released                        $ 13,623    $ 15,204
Films in process and development           722       1,639
                                      --------    --------
   Total                                14,345      16,843
                                      --------    --------
Less accumulated amortization          (10,973)    (13,404)
                                      --------    --------
                                      $  3,372    $  3,439
                                      ========    ========

     Iwerks estimates that all of its unamortized released film cost will be amortized over the next three years.

PORTABLE SIMULATION THEATRES -  Sixteen portable simulation theatres are in
operation at June 30, 1997.   Revenues from ticket sales are recorded at the
time collected and fees from leasing of these simulators are recognized over the related lease periods. Depreciation on the portable simulation theatres is computed using the straight line method over the estimated useful lives of the related assets, which range from seven to ten years. Accumulated depreciation was $3,070,000 in 1996 and $4,327,000 in 1997 (see Note 14).

DEPRECIATION AND AMORTIZATION OF PROPERTY AND EQUIPMENT is computed using the straight line method over the estimated useful lives of the assets, which range from three to ten years. Leasehold improvements are amortized over five years or the term of the lease, whichever is shorter.

GOODWILL (excess purchase price and liabilities assumed over the fair market value of assets acquired) primarily resulted from the acquisition of Omni and is being amortized over thirty years using the straight line method. The remaining goodwill relates to the acquisition of Pioneer Marketing Corporation and a related company (collectively referred to as "Pioneer") and prior acquisitions and is being amortized over 16 to 25 years (see Note 3). Goodwill is reviewed periodically to determine if the facts and circumstances suggest that it may be impaired. If this review indicates that goodwill will not be recoverable, as determined based upon discounted cash flows of the acquired business over the remaining amortization period, then the carrying value of the related goodwill will be reduced by the estimated shortfalls of cash flows. (See Note 14). Accumulated amortization was $1,892,000 in 1996 and $2,737,000 in 1997.

OTHER ASSETS - Patents are stated at cost, and are being amortized using the straight line method between 10 and 25 years. Iwerks acquired a patent in fiscal 1997 in connection with the Pioneer acquisition in the amount of $1,094,000, and a covenant not to compete in the amount of $50,000 (see Note 3). Accumulated amortization was $283,000 in 1996 and $329,000 in 1997. Iwerks has entered into joint venture arrangements whereby Iwerks contributes ride simulation theater equipment and the joint venture partner contributes site improvements. Iwerks receives film licensing fees and cash flow income is split between the joint venture partners. Iwerks' investment in the joint ventures is depreciated over 5 years.

ACCRUED EXPENSES - Iwerks provides for commission and applicable royalties on revenue recognition in connection with such agreements. The commission accrual as of June 30, 1996 and 1997 was $1,074,000 and $1,683,000, respectively, and the royalty accrual as of June 30, 1996 and 1997 was $871,000 and $2,285,000, respectively. These amounts are included in accrued expenses in the accompanying consolidated balance sheets.

     Iwerks had legal accruals as of June 30, 1996 and 1997 in the amounts of $209,000 and $671,000, respectively. Iwerks also had compensation accruals in the amount of $950,000 and $250,000 as of June 30, 1996 and 1997, respectively. These amounts are included in accrued expenses in the accompanying consolidated balance sheets.

DEFERRED REVENUE represents advance payments received for rental of portable theatre systems and theater service contracts and are recognized as revenue over the life of the respective agreements.

RESEARCH AND DEVELOPMENT COSTS are incurred in the design, construction and testing of prototype systems and are charged to expense when incurred. The research and development expenses were $848,000, $358,000 and $726,000 for the years ended June 30, 1995, 1996 and 1997, respectively.

INCOME TAXES - Iwerks has applied Statement of Financial Accounting Standards No. 109, (Accounting for Income Taxes), which utilizes the liability method. Deferred income taxes under the liability method arise primarily from the difference between the timing of recognition of certain revenue and expense items for financial reporting and income tax purposes.

CASH AND CASH EQUIVALENTS - Iwerks places its temporary cash investments with one high quality financial institution. The investments mature within 30 to 90 days and therefore are subject to limited risk.

CONCENTRATION OF CREDIT RISK - Iwerks conducts ongoing credit evaluations of all customers and believes the credit risk from its customers is minimal.

QUALIFIED 401K PLAN - Iwerks has a Defined Contribution 401k Plan ("Plan") for all of its eligible employees. Under the Plan, each employee who has attained the age of eighteen and who has completed three months of service with Iwerks is eligible to become a participant. Under the Plan, each participant is permitted to make tax deferred voluntary contributions of an amount not to exceed the lessor of 15% of his or her respective compensation and the applicable statutory limitation. Effective July 1997, Iwerks began making matching contributions not to exceed 3% of participants salaries to the Plan.

USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS - Iwerks's financial instruments, other than cash, accounts receivable and accounts payable, consist primarily of investments in debt securities. The fair value of investments in debt securities is based on quoted market prices.

2.   RESTRUCTURING CHARGES

     During the third quarter of fiscal 1995 Iwerks approved a restructuring plan for the closure of its Sarasota, Florida ("Sarasota") manufacturing facility. The restructuring plan consolidated the manufacturing operations into one facility at Iwerks' corporate headquarters in Burbank, California. Iwerks provided $1,027,000 for this restructuring plan, which is included in selling, general and administrative expenses in the 1995 statement of operations. The major components of the charge include a combination of cash outlays for severance payments and lease cancellations of approximately $500,000 and non-cash charges relating to the write-off of certain property and equipment at the Sarasota facility.

     The restructuring plan was executed over the period from April 1995 to November 1995. Since the operations of the Sarasota facility have been incorporated into Iwerks' Burbank facility, there was no effect on revenues or net operating income other than the costs associated with the restructuring.

     Termination benefits totaling $250,000 for 32 employees accrued in the third quarter of fiscal 1995 were paid ratably during the first and second quarters of fiscal 1996. The employees affected were primarily production and engineering staff at the Sarasota facility. The difference between the estimated costs accrued in the third quarter of fiscal 1995 and actual costs were immaterial.

     The estimated costs associated with the cancellation of leases of $250,000 and the write-off of certain property and assets at the Sarasota facility of $527,000 were accrued in the third quarter of fiscal 1995. The ultimate negotiated settlement of the Sarasota leases included the turnover of certain property and assets at the Sarasota facility along with a cash payment of $86,000. This settlement was recorded in the first quarter of fiscal 1996 and resulted in an immaterial adjustment to the estimated accrual. In the fourth quarter of fiscal 1995, property and certain assets were charged to the reserve in the amount of $446,000 with the balance charged to the reserve in the first quarter of fiscal 1996.

     Costs associated with the relocation and consolidation were charged to operations in the periods in which they occurred. Charges of $53,100 were made in the fourth quarter of fiscal 1995. Charges of $115,531 and $82,950 were made in the first and second quarters of fiscal 1996, respectively, and were less than the original estimate of $550,000. The relocation and consolidation was completed in November 1995.

3.   ACQUISITION OF PIONEER

     On March 4, 1997 two newly formed wholly-owned subsidiaries of Iwerks acquired all the stock of Pioneer in exchange for 299,101 shares of Iwerks Common Stock. Concurrently, Iwerks purchased a patent from a partnership related to Pioneer for approximately $1,114,000 in cash. These transactions were accounted for as a purchase with an aggregate purchase price of approximately $2,784,000 including acquisition costs. The aggregate purchase price of Pioneer in excess of the fair value of the identifiable assets of Pioneer at the date of acquisition was $1,536,000 which has been allocated to goodwill. The operations of Pioneer have been consolidated with the operations of Iwerks from March 4, 1997.

     Unaudited pro forma combined statements of operations for the years ended June 30, 1997 and 1996, which would combine the results of operations of Iwerks and Pioneer are not presented herein as such information is not material to the combined results of operations.

     Pioneer is in the business of designing and manufacturing motion picture projectors.

4.   SHORT-TERM INVESTMENTS

     The carrying amounts of Iwerks's investments in debt securities at June 30, 1996 and 1997 (maturing from 1-6 months) are as follows (in thousands):

                                          Carrying Amount
                                         ------------------
              Security                    1996        1997
              --------                   -------    -------
              U.S. Treasury Notes        $11,076    $ 8,542
              FNMA Discount Notes          1,532      1,532
              Banker's Acceptances             -      5,385
                                         -------    -------
                 Total                    12,608     15,459
              Less current portion         6,782          -
                                         -------    -------
                                         $ 5,826    $15,459
                                         =======    =======

The principal amount, cost and fair value are not materially different than the carrying amount as shown above. Realized gains or losses from debt securities sold during the year ended June 30, 1996 and 1997 were not material. The proceeds from sales of available for sale securities for the years ended 1996 and 1997 was $24,518,000 and $5,369,000 respectively. The basis on which cost was determined on calculating gains and losses was the specific identification method.

In fiscal 1996, in accordance with the Guide to Implementation of Statement 115 on Accounting for Certain Investments in Debt and Equity Securities (Special Report - November 1995), Iwerks reassessed the classification of its investments in debt securities under Statement 115. In light of this reassessment, Iwerks reclassed its entire investment in debt securities from held to maturity to available-for-sale. The realized and unrealized gain and loss at the date of
transfer was not material.   Investments in debt securities at June 30, 1996 and
1997 are classified as available-for-sale, and the unrealized gains and losses, net of tax, were not material for any year presented.

5.   BILLINGS IN EXCESS OF COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS

     Billings in excess of costs and estimated earnings on uncompleted contracts at June 30, 1996 and 1997 consist of the following (in thousands):

                                                      1996        1997
                                                    --------    --------
       Costs incurred on uncompleted contracts      $ 14,156    $ 17,684
       Estimated earnings                             13,912      15,513
                                                    --------    --------
                                                      28,068      33,197
       Less billings to date                         (23,591)    (27,848)
                                                    --------    --------
                                                    $  4,477    $  5,349
                                                    ========    ========

     Such costs are included in the accompanying balance sheets at June 30, 1996 and 1997 under the following captions (in thousands):

                                                       1996       1997
                                                     -------     ------
      Costs and estimated earnings in excess of
          billings on uncompleted contracts          $ 5,583     $6,339
      Billings in excess of costs and estimated
         earnings on uncompleted contracts            (1,106)      (990)
                                                     -------     ------
                                                     $ 4,477     $5,349
                                                     =======     ======

6.   NET (LOSS) INCOME PER COMMON SHARE

     The net (loss) income per share for the years presented are based on the weighted average number of common and common equivalent shares outstanding during the period. Common equivalent shares consisting of outstanding stock options and warrants have been included in the calculation to the extent they are dilutive. Fully diluted amounts do not materially differ from the amounts presented herein.

     In February 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 128, Earnings Per Share, which is effective for annual and interim financial statements issued for periods ending after December 15, 1997 and early adoption is not permitted. When adopted, the statement requires restatement of prior years' earnings loss per share ("EPS"). SFAS No. 128 was issued to simplify the standards for calculating EPS previously found in APB No. 15, Earnings Per Share. SFAS 128 replaces the presentation of primary EPS with a presentation of basic EPS. The new rules also require dual presentation of basic and diluted EPS on the face of the statement of operations for companies with a complex capital structure. For Iwerks, basic EPS will exclude the dilutive effects of stock options and warrants. Diluted EPS for Iwerks will reflect all potential dilutive securities. Under the provisions of FAS 128, basic EPS would have been ($1.32), $.28, and ($.84) for the years ended June 30 1995, 1996 and 1997 respectively. Diluted EPS would have been the same as the reported amounts.

7.   PROPERTY AND EQUIPMENT

     Property and equipment, at cost, are summarized as follows at June 30, 1996, and 1997 (in thousands):

                                                      1996       1997
                                                    -------    -------
      Office equipment, furniture and fixtures      $ 2,076    $ 2,120
      Operating equipment                             1,809      1,417
      Film production equipment                       2,106      2,346
      Demonstration theatres                          2,474      2,878
      Leasehold improvements                          1,269      1,279
                                                    -------    -------
         Total                                        9,734     10,040
      Less accumulated depreciation                  (6,215)    (7,120)
                                                    -------    -------
                                                    $ 3,519    $ 2,920
                                                    =======    =======

     Certain transportation and computer equipment aggregating $3,711,000 at June 30, 1996 and 1997 were recorded under capital lease agreements. Accumulated depreciation on this equipment was $566,000 and $ 1,018,000 at June 30, 1996 and 1997, respectively.

     Depreciation expense amounted to $3,368,000, $3,113,000 and $3,038,000 for the years ended June 30, 1995, 1996 and 1997, respectively, including amounts related to assets under capital leases.

8.   NOTES TO RELATED PARTIES AND RELATED PARTY TRANSACTIONS

     At June 30, 1996, notes payable to related parties consisted of promissory notes due stockholders, interest at 10%, due semiannually over 5 years with remaining principal and accrued interest on October 1, 1996; collateralized by portable simulation equipment. The balance as of June 30, 1996 was $875,000. Iwerks had no notes payable to related parties at June 30, 1997.

     In connection with the promissory notes due stockholders at June 30, 1996, the stockholders were granted 29,433 warrants at an exercise price of $.01 per share that expire in 2002. The aggregate difference between the fair market value and the exercise price of the warrants was $44,000 and such amount was recorded as paid in capital.

     During 1993, Itochu Corporation ("Itochu"), a stockholder, agreed to pay Iwerks $5 million primarily for the right to become Iwerks' exclusive distributor for a three year term in Asia for its Cinetropolis concept. Cinetropolis is a location based entertainment attraction utilizing multiple Iwerks products combined with food and beverage, retail and other entertainment in a stand-alone 35,000 to 60,000 square foot facility. The $5 million was recorded in deferred revenue and has been amortized over the three year exclusivity period. In addition, Itochu became a nonexclusive agent for Iwerks' other products for seven years. Itochu earns sales commissions on collections from customers on any theatre systems and related software sold by Itochu or its agents. During the years ended June 30, 1995, 1996 and 1997, $281,000, $610,000, and $489,000, respectively, was paid to Itochu in connection with this arrangement.

     In May 1994, for $1,600,000 and the issuance of 115,000 shares of Iwerks Common Stock valued at $828,000, Iwerks purchased a 10% minority interest in Iwerks Touring Technologies (ITT) from an employee, including amending a future bonus arrangement with that employee. The cash payment of $1,600,000 was made in July 1994. Of the 115,000 shares of Iwerks Common Stock issued, 23,014 shares became fully vested on July 1, 1994, with the remainder vested through December 31, 1995. Aggregate purchase price of the minority interest in excess of the fair value of the identifiable assets at the acquisition date was $2,428,000, of which $235,000 was attributable to the future bonus and was expensed in the fourth quarter of 1994 with the remaining balance being allocated to goodwill. In June 1995, for $1,040,000 and the issuance of 200,000 shares of Iwerks Common Stock valued at $360,000, Iwerks purchased the remaining 5% minority interest in ITT from the same employee. The cash payment of $1,040,000 was made in June 1995. Of the 200,000 shares of Iwerks Common Stock issued, 6,666 shares became fully vested on July 1, 1995, and the remainder vested through December 31, 1995. The aggregate purchase price of the minority interest was $1,400,000 which was allocated to goodwill. The goodwill related to the acquisition of the minority interest was written off in 1997 (see Note
14).

9.   BANK LINE OF CREDIT

     During fiscal 1997, Iwerks maintained a $5 million bank line of credit which it did not draw upon during the fiscal year. Subsequent to June 30, 1997, Iwerks entered into a new revolving line of credit with a bank for $5 million which expires on October 30, 1998. Interest is at the bank's prime rate plus 1/4% or 3% in excess of the bank's LIBOR rate and is payable on or before October 30, 1998. Iwerks has agreed to pay a bank commitment fee of $10,000. The line of credit has covenants that include maintenance of minimum net worth and compliance with certain financial ratios. At August 5, 1997 no amounts have been borrowed under this line of credit. The line of credit is secured by all of Iwerks' assets.

10.  INCOME TAXES

     Provision for income taxes for the three years ended June 30 consists of (in thousands):

                                     1995    1996    1997
                                     -----   -----   -----
           Current:
              Federal                $   -   $  47   $  40
              State                      7      25      24
              Foreign                   78      77      53
                                     -----   -----   -----
                                        85     149     117
           Deferred:
              Federal                    -       -       -
              State                      -       -       -
                                     -----   -----   -----
                                         -       -       -
                                     -----   -----   -----
                                     $  85   $ 149   $ 117
                                     =====   =====   =====

The deferred tax asset at June 30 consists of (in thousands):

                                       1995        1996       1997
                                      -------    -------    -------
       Net operating loss             $ 7,512    $ 7,298    $ 7,461
       Reserves                         2,056        512       (405)
       Asset impairment reserve             -          -     (1,507)
       Deferred revenues                  774         24        (62)
       Film cost amortization            (595)       875        785
       Other                             (119)       (30)         8
                                      -------    -------    -------
                                        9,628      8,679      6,280
       Valuation allowance             (9,628)    (8,679)    (6,280)
                                      -------    -------    -------
                                      $     -    $     -    $     -
                                      =======    =======    =======

Reconciliation of effective rate of income taxes:

                                                1995        1996        1997
                                              -------     -------     -------
Provision for income taxes at
   statutory federal rate of 35%              $(4,716)    $ 1,137     $(3,444)
State and local taxes                                7         25          24
Foreign taxes                                       78         77          53
Nondeductible items and nontaxable
   items                                             -        399       1,019
NOL benefit                                          -     (1,489)          -
Benefit of net operating loss not
   currently recognized                          4,716          -       2,465
                                              --------    -------     -------
                                              $     85    $   149     $   117
                                              ========    =======     =======

     At June 30, 1997, Iwerks had available federal and state tax net operating loss carryforwards of approximately $18,650,000 and $7,720,000, respectively, expiring through 2012.

11.  STOCK OPTIONS AND WARRANTS

     Iwerks has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related Interpretations in accounting for its employee stock options because, as discussed below, the alternative fair value accounting provided for under FASB Statement No. 123, "Accounting for Stock-Based Compensation," requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, because the exercise price of Iwerks's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

     Iwerks has three stock incentive plans adopted in 1987, 1993, and 1994, respectively, (the "Plans") which provide for the granting to officers, directors, employees and consultants options to purchase shares of Iwerks Common Stock. In aggregate, 3,250,000 shares of Iwerks Common Stock are reserved for issuance under the Plans. In addition Iwerks has granted other options to purchase 100,000 shares of Iwerks Common Stock to certain officers and directors outside of the Plans. Options generally vest over a four-year period and expire in ten years.

     Pro forma information regarding net income and earnings per share is required by Statement 123, and has been determined as if Iwerks had accounted for its employee stock options under the fair value method of that Statement. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for fiscal year 1996 and 1997, respectively: risk-free interest rates of 5.74% and 6.36%; weighted-average expected life of the option of 4.64 years and 4.19 years; zero dividend yields; and a volatility factor of the expected market price of Iwerks's Common Stock of 51%.

     The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because Iwerks's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

     For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. Given this method of amortization, the initial impact of applying FAS 123 on pro forma net income (loss) and pro forma earnings (loss) per share is not representative of the potential impact on pro forma amounts in future years when the effect of amortization from multiple awards would be reflected. Iwerks's pro forma information follows (in thousands except for per share information):

                                                 1996      1997
                                                 -----   --------
      Pro forma net income (loss)                2,717   (10,685)

      Pro forma net income (loss) per share       0.23     (0.90)

     A summary of Iwerks's stock option activities and related information for the years ended June 30 are as follows:

                                          Number of Shares    Weighted Average
                                           (in thousands)      Exercise Price
                                          -----------------   ----------------

Options outstanding July 1, 1994               1,522                5.26
Options granted                                1,049                4.45
Options exercised                               (309)                .73
Options terminated                              (554)              11.54
Options exercisable at June 30, 1995             651                2.08

Options outstanding July 1, 1995               1,708                3.54
Options granted                                  877                5.23
Options exercised                               (385)               1.64
Options terminated                              (274)               6.46
Options exercisable at June 30, 1996             604                3.07

Options outstanding July 1, 1996               1,926                4.26
Options granted                                  660                5.54
Options exercised                               (260)               1.82
Options terminated                              (425)               4.96

Options outstanding June 30, 1997              1,901                4.88

The weighted-average fair value of options granted was $2.64 in fiscal year 1997 and $2.57 in fiscal year 1996.

The following table summarizes information about stock options outstanding at June 30, 1997:

                                                 Options Outstanding                         Options Exercisable
                                                   Weighted Average                                 Number
                              -------------------------------------------------------     ---------------------------
                              Number             Weighted Average
                              Outstanding at     Remaining             Weighted           Exercisable at     Weighted
Range of                      June 30, 1997      Contractual Life      Average            June 30, 1997      Exercise
Exercise Prices               in Thousands       in Years              Exercise Price     in Thousands       Price
---------------               -------------      ----------------      --------------     --------------     --------
$  .10-.74                         91                 4.3                  $ .43               91             $ .43
$3.00-3.69                        102                 8.1                  $3.03               48             $3.00
$4.00-5.88                      1,518                 8.5                  $4.96              525             $4.87
$6.63-7.56                        160                 7.8                  $6.95               24             $7.50
$9.00-9.75                         30                 8.0                  $9.37                8             $9.37
                                -----                                                         ---
                                1,901                                                         696

     As of June 30, 1996, 580,593 shares were available for future grants under the Plans and outside the Plans, and as of June 30, 1997, 364,582 shares were available for future grants under the Plans and outside the Plans. As of June 30, 1997 Iwerks has reserved 2,265,751 shares of unissued Iwerks Common Stock for issuance upon exercise of options granted under the Plans and outside the Plans.

     At June 30, 1996 Iwerks had a total of 20,794 warrants outstanding to purchase Iwerks Common Stock at exercise prices ranging from $.01 to $7.30, exercisable through 2003. In 1997, warrants were exercised for 12,794 shares of Iwerks Common Stock at exercise prices ranging from $.01 to $1.25, leaving a remainder of 8,000 warrants exercisable at $7.30 per share through 2003. Additional warrants are expected to be issued in connection with the settlement of the class action law suits. (See Note 16.)

12.  COMMITMENTS AND CONTINGENCIES

     Iwerks leases facilities under operating leases that expire through 2001. Leases that expire are expected to be renewed or replaced. Rental expense for the years ended June 30, 1995, 1996 and 1997 was approximately $869,000, $617,000 and $641,000, respectively.

     Future minimum lease payments under capital and operating leases at June 30, 1997 are as follows (in thousands):

                                       Capital    Operating
                                       leases      leases
                                       -------    ---------
1998                                    $  984       $  539
1999                                       963          427
2000                                       867          240
2001                                       236           60
2002                                         -            -
                                        ------       ------
Total minimum lease payments             3,050       $1,266
                                                     ======
Less amount representing interest         (484)
                                        ------
                                        $2,566
                                        ======

     Iwerks has also from time to time, provided standby letters of credit to customers as performance bonds. The customers may draw on the letters of credit should Iwerks fail to perform under the terms of the contracts. There is currently one letter of credit outstanding totaling approximately $110,000.

     Iwerks entered into an agreement dated May 29, 1997 to design and manufacture three camera systems at a cost of $1.8 million.

13.  SIGNIFICANT CUSTOMERS AND GEOGRAPHIC INFORMATION

     In 1996 and 1997, Iwerks had no customers who accounted for more than 10% of consolidated revenue. In 1995, Iwerks earned revenues from one significant customer of approximately $5,160,000 (11%).

     Export revenue by geographic area for the years ended June 30 consist of (in thousands):

                                     1995       1996       1997
                                   -------    -------    -------
        Canada                     $   417    $ 1,131    $   516
        Europe                       1,185      4,409      2,085
        Asia                        23,029     17,311     13,682
        South America                   47        972      5,375
                                   -------    -------    -------
        Total export revenue       $24,678    $23,823    $21,658
                                   =======    =======    =======

14.  ASSET IMPAIRMENT AND FOURTH QUARTER ADJUSTMENTS

     The fourth quarter of fiscal 1997 includes a non-cash charge of $5.6 million to record the impact of the adoption of SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of." This charge consisted primarily of a reduction in the carrying value of the portable simulation business (touring) to the net present value of the future cash flows expected from these assets. Of the charge, $1.8 million reduced Goodwill, and the balance reduced Iwerks' fixed assets. Iwerks lost AT&T as a major sponsor of the Reactor fleet in the first quarter of fiscal 1997. The loss of the major sponsor that utilized five of the Reactors throughout fiscal 1996 resulted in excess capacity between early fall and late spring of fiscal 1997. Since that time, and through the fourth quarter, Iwerks has aggressively pursued new sponsorship opportunities and other options to replace these revenues. The failure to consummate these opportunities prior to the end of the fiscal year and the lack of sponsorship backlog as of June 30, 1997 prompted Iwerks to take the charge under SFAS 121.

     Further, in the fourth quarter of fiscal 1997, certain events occurred which resulted in changes in accounting estimates. These include additional film amortization of $746,000 due to changes in revenue estimates; increased bad debt reserve by $557,000 due to an account which was deemed uncollectible, established a legal and dispute reserve of $850,000 for disputes that first arose in the fourth quarter; increased the warranty reserve by $147,000 due to increased work performed on a contract, increased accrued expenses by $320,000 due to a regulatory audit, reduced previously recognized earnings by $205,000 in connection with the cancellation of a contract, and incurred $250,000 of expenses relating to the proposed Merger.

15.  STOCKHOLDERS RIGHTS PLAN

     Iwerks has adopted a Stockholder Rights Plan (the "Agreement"). Pursuant to the Agreement each outstanding share of Iwerks' Common Stock has received one right entitling the holder to purchase 1/100th of a share of Series A Preferred Stock of Iwerks for each share of Iwerks Common Stock then held by such holder. Each right becomes exercisable upon certain triggering events related to an unsolicited takeover attempt of Iwerks.

16.  LITIGATION

     In the fourth quarter of fiscal year ended 1996, Iwerks reached an agreement with the plaintiffs to settle all pending shareholder class action suits against Iwerks and certain of its officers and directors in the United States District Court of the Central District of California. The principal terms of the agreement called for the establishment of a settlement fund consisting of: (1) $1.75 million, to be paid by Iwerks' insurance carrier (with unclaimed amounts being returned to the carrier); and (2) 250,000 shares of Iwerks' Common Stock and 500,000 warrants to purchase Iwerks' Common Stock, to be issued by Iwerks (with unclaimed stock and warrants being returned to Iwerks). The warrants will be exercisable through July 2, 1999, and the exercise price has been set at $8.78 which is $2.00 below the average trading price of Iwerks' stock during the 30 day period following May 3, 1996. As of August 5, 1997, 75,000 shares and 150,000 warrants have been issued to counsel for the plaintiffs leaving a balance of 175,000 shares and 350,000 warrants to be claimed by the class. Iwerks will receive the proceeds from the exercise of the warrants if and when they are exercised. Iwerks took a charge against earnings of $1.7 million in the fourth quarter of fiscal 1995 to reflect the anticipated costs of the settlement. Further, there can be no assurance that others not included in the settlement will not file similar claims in the future.

     Fred Hollingsworth III, a former director of Iwerks and former chief executive officer and founder of Omni Films International, Inc., filed suit in 1996 against Iwerks' and seven of its current or former officers and directors. In February, 1997

Iwerks and Mr. Hollingsworth reached an out-of-court settlement. Iwerks made a cash payment to Mr. Hollingsworth which Iwerks was reimbursed by its insurance carrier in the quarter ended June 30, 1997.

     There are no material legal proceedings to which Iwerks is a party other than ordinary routine litigation in the course of business. In the opinion of management, resolution of these matters will not have a material adverse impact on Iwerks' financial position or results of operations.

17.  SUBSEQUENT EVENTS

     On August 5, 1997, Iwerks and Showscan announced that they signed a definitive agreement to merge. The combined company will bring together the two largest ride simulation companies and will be the largest provider of ride simulation entertainment attractions and software in the world.

     The transaction calls for each share of Showscan Common Stock to be converted into 0.85 of a share of Iwerks' Common Stock. Outstanding Showscan Preferred Stock will be exchanged for Iwerks' Common Stock at the 0.85 ratio on an as converted basis. Iwerks expects to issue approximately 5.62 million shares of Iwerks' Common Stock in the Merger (plus shares issuable upon exercise of outstanding Showscan options, warrants and 8% Notes) resulting in an estimated transaction value of approximately $27.4 million (based upon a closing price of Iwerks' Common Stock on The Nasdaq National Market on August 4, 1997 of $4.875 per share). The transaction will be accounted for as a pooling of interests, after which Showscan will become a wholly owned subsidiary of Iwerks.

     Completion of the Merger is subject to approval by the stockholders of Iwerks and Showscan, as well as other customary closing conditions. The stockholders meetings are scheduled to take place, and the transaction is anticipated to close, in the second fiscal quarter ending December 31, 1997.

     In August 1997, Iwerks amended its Certificate of Incorporation to increase its authorized shares from 20,000,000 to 50,000,000.

                          Iwerks Entertainment, Inc.

                     Condensed Consolidated Balance Sheets

                                    Assets

                                 (In Thousands)

                                                                  December 31,     June 30,
                                                                      1997           1997
                                                                 -------------   ------------

                                                                  (unaudited)     (audited)
Current assets:

   Cash and cash equivalents                                          $ 3,662     $ 3,608

   Short-term investments                                              13,718      15,459

   Trade accounts receivable, net of allowance for doubtful             3,040       5,447
     accounts

   Costs and estimated earnings in excess of billings on                2,738       6,339
     uncompleted contracts

   Inventories and other current                                        3,899       4,402
                                                                      -------     -------
     Total current assets                                              27,057      35,255


Portable simulation theatres at cost, net of                            3,711       4,018
  accumulated depreciation

Property and equipment at cost, net of                                  3,871       2,920
  accumulated depreciation

Film inventory at cost, net of amortization                             4,972       3,439

Goodwill, net of amortization                                          15,054      15,367

Investment in joint ventures and other assets                           3,185       3,530
                                                                      -------     -------
   Total assets                                                       $57,850     $64,529
                                                                      =======     =======



                            See accompanying notes.

                           Iwerks Entertainment, Inc.

                     Condensed Consolidated Balance Sheets

                      Liabilities and Stockholders' Equity

                      (In Thousands, Except Share Amounts)

                                                     December 31,    June 30,
                                                         1997          1997
                                                     ------------    ---------
                                                      (unaudited)    (audited)
Current liabilities:
    Accounts payable                                     $  2,164    $  3,435
    Accrued expenses                                        6,419       8,793
    Notes payable, current portion                              -          81
    Billings in excess of costs and estimated               2,507         990
       earnings on uncompleted contracts
    Deferred revenue                                          176         278
    Capital leases, current portion                           693         739
                                                         --------    --------

    Total current liabilities                              11,959      14,316

Capital lease obligations, excluding
   current portion                                          1,511       1,827
   Preferred stock, $.001 par value, 1,000,000
       authorized, none issued and outstanding                  -           -
   Common stock, $.001 par value, 50,000,000
       authorized; issued and outstanding
       12,161,250 and 12,160,102, respectively                 57          57
Additional paid-in capital                                 78,016      78,016
Accumulated deficit                                       (33,693)    (29,687)
                                                         --------    --------
     Total stockholders' equity                            44,380      48,386
                                                         --------    --------

     Total liabilities and stockholders' equity          $ 57,850    $ 64,529
                                                         ========    ========

                            See accompanying notes.

                           Iwerks Entertainment, Inc.

                Condensed Consolidated Statements of Operations

                                  (unaudited)

                (Dollars in Thousands, Except Per Share Amounts)

                                                       For the Three Months     For the Six Months
                                                        Ended December 31,      Ended December 31,
                                                         1997        1996        1997         1996
                                                      ---------   ---------   ---------    ---------

Revenue                                                 $ 5,989     $10,023     $14,041      $19,618
Cost of sales                                             5,168       6,955       9,957       13,192
                                                      ---------   ---------   ---------    ---------

Gross profit                                                821       3,068       4,084        6,426
Selling, general and administrative expenses              4,311       3,322       7,916        6,703
Merger related expenses (note 6)                            218           -         531            -
                                                      ---------   ---------   ---------    ---------
(Loss) from operations                                   (3,708)       (254)     (4,363)        (277)
Interest income                                             272         296         491          610
Interest expense                                             64          99         134          216
                                                      ---------   ---------   ---------    ---------

Net (loss) income                                       $(3,500)    $   (57)    $(4,006)     $   117
                                                      =========   =========   =========    =========
Basic and diluted income (loss) per common share        $ (0.29)    $  0.00     $ (0.33)     $  0.01
                                                      =========   =========   =========    =========
Weighted average shares outstanding - basic              12,161      11,715      12,160       11,675
                                                      =========   =========   =========    =========
Weighted average shares outstanding - diluted            12,161      11,715      12,160       12,335
                                                      =========   =========   =========    =========


                            See accompanying notes.

                           Iwerks Entertainment, Inc.

                Condensed Consolidated Statements of Cash Flows

                                  (unaudited)

                                 (In thousands)

                                                        For the Six Months Ended
                                                              December 31,
                                                        -------------------------
                                                            1997         1996
                                                        ------------  -----------

OPERATING ACTIVITIES
Net (loss) income                                       $    (4,006)  $      117
   Depreciation and amortization                              2,259        2,810
   Changes in operating assets and liabilities                4,673       (2,855)
                                                        -----------   ----------
   Net cash provided (used) by operating activities           2,926           72
                                                        -----------   ----------

INVESTING ACTIVITIES
 Investment in joint ventures                                  (208)        (673)
 Investment in portable simulation theatres                     (45)        (108)
 Purchases of property and equipment                         (1,399)        (365)
 Additions to film inventory                                 (2,518)        (698)
 Investment in debt securities                                1,741       (3,056)
                                                        -----------   ----------
  Net cash used in investing activities                      (2,429)      (4,900)

FINANCING ACTIVITIES
 Repayment of notes payable                                     (81)      (1,188)
 Payments on capital leases                                    (362)        (304)
 Exercise of stock options                                        -          312
                                                        -----------   ----------
  Net cash used in financing activities                        (443)      (1,180)
                                                        -----------   ----------
Net increase (decrease) in cash                                  54       (6,008)
Cash and cash equivalents at beginning of period              3,608       12,674
                                                        -----------   ----------
Cash and cash equivalents at end of period              $     3,662   $    6,666
                                                        ===========   ==========

Supplemental disclosures of cash flow information:
 Cash paid during the period for interest               $       131   $      233
                                                        ===========   ==========
                                                        $         8   $        -
 Cash paid during the period for income taxes           ===========   ==========



                            See accompanying notes.

                          IWERKS ENTERTAINMENT, INC.
             NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)


1.   INTRODUCTION

     The accompanying condensed consolidated financial statements of Iwerks have been prepared without audit pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). Certain information and footnote disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although Iwerks believes that the disclosures made are adequate to make information presented not misleading. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the financial position of Iwerks as of December 31, 1997 and the results of its operations for the three and six months ended December 31, 1997 and 1996 and the cash flows for the six months ended December 31, 1997 and 1996 have been included. The results of operations for interim periods are not necessarily indicative of the results which may be realized for the full year. For further information, refer to the consolidated financial statements and footnotes thereto included in Iwerks' latest Annual Report on Form 10-K as filed with the SEC.

2.   INCOME TAXES

     At June 30, 1997, Iwerks had available federal and state tax net operating loss carryforwards of approximately $18,650,000 and $7,720,000, respectively expiring through 2012. As a result of these net operating losses and current period losses, Iwerks' effective tax rate was negligible and consequently no income tax provision or benefit was recorded in the periods presented.

3.   DEPRECIATION AND AMORTIZATION

     Depreciation expense and amortization expense for goodwill and other is computed using the straight line method over the estimated useful lives of the assets. Film costs are amortized using the individual film forecast method.

                                                     Three Months Ended             Six Months Ended
                                                         December 31                   December 31
                                                 -----------------------------------------------------
                                                    1997           1996           1997           1996
                                                    ----           ----           ----           ----
Depreciation and amortization on fixed assets     $  230,000     $  294,000     $  448,000     $  574,000
Depreciation on touring equipment                    184,000        373,000        352,000        740,000
Amortization of film                                 367,000        449,000        985,000      1,033,000
Amortization of goodwill and other                   227,000        232,000        474,000        463,000
                                                  ----------     ----------     ----------     ----------

Total depreciation and amortization               $1,008,000     $1,348,000     $2,259,000     $2,810,000
                                                  ==========     ==========     ==========     ==========

     Depreciation and amortization included in cost of sales was $561,000 and $836,000 for the quarter ended December 31, 1997 and 1996, respectively and 1,356,000 and 1,800,000 for the six months ended December 31, 1997 and 1996 respectively.

4.   NET (LOSS) INCOME PER COMMON SHARE:

     In February 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 128, Earnings Per Share, which is effective for annual and interim financial statements issued for periods ending after December 15, 1997. The statement requires restatement of prior years' earnings per share ("EPS"). SFAS No. 128 was issued to simplify the standards for calculating EPS previously found in APB No. 15, Earnings Per Share. SFAS 128 replaces the presentation of primary EPS with a presentation of basic EPS. Basic EPS excludes the dilutive effects of stock options and warrants. Under the provisions of FAS 128, basic and diluted EPS were the same for the periods reported herein.

5.   LITIGATION

     On or about February 5, 1998, Iwerks received notice of a complaint filed in the US District Court of New York by a subsidiary of IMAX Corporation alleging that the pending merger with Showscan Entertainment, Inc. is in violation of the Sherman and Clayton Anti-trust Acts. Iwerks believes that the suit is without merit and intends to vigorously defend itself.

     There are no other material legal proceedings to which Iwerks is a defendant other than ordinary routine litigation in the course of business. In the opinion of management, resolution of these matters will not have a material adverse impact on Iwerks' financial position or results of operations.

6.   PROPOSED MERGER WITH SHOWSCAN ENTERTAINMENT, INC.

     On August 5, 1997, Iwerks and Showscan Entertainment, Inc. (Showscan) announced that they signed a definitive agreement to merge. This agreement was amended December 29, 1997. The combined company will bring together the two largest ride simulation companies and will be the largest provider of ride simulation entertainment attractions and software in the world.

     The amended merger agreement calls for each share of Showscan Common Stock to be converted into 0.62 of a share of Iwerks' Common Stock. Outstanding Showscan Preferred Stock will be exchanged for Iwerks' Common Stock at the 0.62 ratio on an as converted basis. Iwerks expects to issue approximately 4.0 million shares of Iwerks' Common Stock in the merger (plus shares issuable upon exercise of outstanding Showscan options, warrants and 8% Convertible Notes) resulting in an estimated transaction value of approximately $10.0 million at February 9, 1998 (based on closing price of Iwerks' Common Stock on the Nasdaq National Market of $2.50 per share). The transaction will be accounted for as a pooling of interests, after which Showscan will become a wholly owned subsidiary of Iwerks. Under the pooling rules, the costs incurred in consummating the merger are expensed as incurred, as such Iwerks has expensed $218,000 and $531,000 for the three and six months ended December 31, 1997, respectively. Further, if the merger is consummated, Iwerks expects to incur an additional $5.8 million in expenses related to investment banking, legal, accounting, printing, severance, estimated cost to sublease Showscan's current facility, relocation costs, write-offs associated with equipment which the combined company will not utilize, and other expenses, some of which will be incurred even if the merger is not consummated.

     Completion of the Merger is subject to approval by the stockholders of Iwerks and Showscan, as well as other customary closing conditions. If shareholder approval is not obtained or other closing conditions are not satisfied or if the parties mutually agree to terminate or modify the terms of the merger agreement, the transaction may not be consummated pursuant to the existing terms of the merger agreement, or at all. The stockholders meetings are expected to occur in March, 1998.

7.   NEW ACCOUNTING PRONOUNCEMENTS

     In June 1997, the FASB issued Statement No. 130, Reporting Comprehensive Income. The Statement establishes standards for the reporting and display of comprehensive income and its components in a full set of general purpose financial statements. The Statement applies to all enterprises that provide a full set of general purpose financial statements. The Statement becomes effective for all financial statements for fiscal years beginning after December 15, 1997, with earlier application permitted. Further, in June 1997, the FASB issued Statement No. 131, Disclosures about Segments of an Enterprise and Related Information. The Statement changes the way public companies report segment information in annual financial statements and also requires those companies to report selected segment information in interim financial reports to shareholders. The Statement becomes effective for all financial statements for fiscal years beginning after December 15, 1997, with earlier adoption permitted. Iwerks has reviewed those Statements and does not believe that they will have a material impact on its financial statements and related disclosures.

8.   SUBSEQUENT EVENTS

     In January 1998, Iwerks reduced its workforce by approximately 13% after which Iwerks has approximately 131 employees. In an unrelated event, on February 20, 1998, Charles Goldwater was appointed Chief Executive Officer, President and Chairman of the Board, succeeding Roy A. Wright. Iwerks anticipates accruing approximately $1.7 million in third quarter of fiscal 1998 for severance and related expense with respect to the foregoing.

                         REPORT OF INDEPENDENT AUDITORS


Board of Directors and Stockholders
Showscan Entertainment Inc.

We have audited the accompanying consolidated balance sheets of Showscan Entertainment Inc. as of March 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended March 31, 1997. Our audits also included the financial statement schedule of Showscan Entertainment Inc. listed in Item 21. These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Showscan Entertainment Inc. at March 31, 1997 and 1996, and the consolidated results of its operations and its cash flows for each of the three years in the period ended March 31, 1997, in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statements schedule, which considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.



                                        Ernst & Young LLP

Los Angeles, California
June 27, 1997

                                                                     SCHEDULE II

                          IWERKS ENTERTAINMENT, INC.
                       VALUATION AND QUALIFYING ACCOUNTS
               FOR THE YEARS ENDED JUNE 30, 1995, 1996 AND 1997


                                                        Balance at
                                                        beginning                                                 Balance at
Classification                                           of year            Additions         Retirements         end of year
--------------                                          ----------          ---------         -----------         -----------
FOR THE YEAR ENDED JUNE 30, 1995

  Allowance for doubtful accounts                      $   404,500        $   527,755                     -       $   932,255

  Accumulated film amortization                          2,304,298          6,376,804                     -         8,681,102

  Accumulated amortization of goodwill                     241,026            746,539                     -           987,565

  Accumulated amortization of patents                       84,501             70,158                     -           154,659
  and covenant not to compete

FOR THE YEAR ENDED JUNE 30, 1996

  Allowance for doubtful accounts                      $   932,255                  -              $639,265       $   292,990

  Accumulated film amortization                          8,681,102        $ 2,291,963                     -        10,973,065

  Accumulated amortization of goodwill                     987,565            904,850                     -         1,892,415

  Accumulated amortization of patents                      154,659            128,186                     -           282,845
  and covenant not to compete

FOR THE YEAR ENDED JUNE 30, 1997

  Allowance for doubtful accounts                      $   292,990        $   843,495              $ 25,171       $ 1,111,315

  Accumulated film amortization                         10,973,065          2,431,138                     -        13,404,203

  Accumulated amortization of goodwill                   1,892,415            937,022                92,570         2,736,867

  Accumulated amortization of patents                      282,845             46,454                     -           329,299
  and covenant not to compete


                          Showscan Entertainment Inc.

                          Consolidated Balance Sheets

                  (Dollars in Thousands, Except Share Amounts)

                                                                            March 31
                                                                        ------------------
                                                                          1997       1996
                                                                        -------    -------
ASSETS
Current assets:
  Cash and cash equivalents                                             $ 2,562    $ 5,055
  Short-term investments (Note 1)                                             -      3,086
  Accounts receivable, net of allowances of $425
    (1997) and $215 (1996)                                                2,716      1,885
  Unbilled receivables on uncompleted equipment
    contracts (Note 1)                                                        -      1,122
  Due from affiliated entities (Note 7)                                     884      1,216
  Equipment sales inventory                                               1,289      1,547
  Prepaid expenses and other current assets
    (Note 1)                                                              1,072        122
                                                                        -------    -------
Total current assets                                                      8,523     14,033


Film library, net (Note 1)                                                5,520      3,481

Equipment and leasehold improvements, less
   depreciation and amortization (Note 2)                                   868      1,313

Investment in and advances to O&O theatres
  (Notes 1 and 6)                                                         2,123      4,424

Patents and other intellectual properties,
  net of amortization (Note 1)                                            1,336      1,770

Other assets                                                              1,558        994
                                                                        -------    -------
Total assets                                                            $19,928    $26,015
                                                                        =======    =======

See accompanying notes.

                                                                             March 31
                                                                        ------------------
                                                                          1997        1996
                                                                        -------      -------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                                      $    654    $    603
  Customer advances on uncompleted film and
    equipment contracts (Note 1)                                           1,033       2,143
  Accrued expenses and other current
    liabilities (Note 1)                                                   2,308       3,351
                                                                        --------    --------
Total current liabilities                                                  3,995       6,097

Total liabilities                                                          5,690       6,620
                                                                        --------    --------
8% convertible notes (Note 3)                                              9,685      12,717
                                                                        --------    --------

Commitments and contingencies (Note 10)

Stockholders' equity (Note 5):
  Series A Convertible Preferred Stock, $.001 par
    value; 150,000 shares authorized, no shares issued
    and outstanding in 1997 and 1996 (Note 4)                                  -           -
  Series C Convertible Preferred Stock, $.001 par
    value; 100,000 shares authorized; 49,000 shares
    issued and outstanding in 1997 and 1996,
    $100 per share liquidation preference (Note 4)                             -           -
  Common Stock, $.001 par value; 20,000,000 shares
    authorized; shares issued and outstanding of
    5,642,058 in 1997 and 5,480,324 in 1996                                    6           5
  Additional paid-in capital                                              42,567      41,704
  Accumulated deficit                                                    (32,330)    (28,411)
                                                                        --------    --------
Total stockholders' equity                                                10,243      13,298
                                                                        --------    --------
Total liabilities and stockholders' equity                              $ 19,928    $ 26,015
                                                                        ========    ========

See accompanying notes.

                          Showscan Entertainment Inc.

                    Consolidated Statements of Operations

                  (Dollars in Thousands, Except Share Amounts)

                                                                      Year ended March 31
                                                                 -----------------------------
                                                                   1997       1996      1995
                                                                 -------    -------    -------
Revenues (Note 9):
  Film licensing and production services                         $ 6,236    $ 9,039    $ 5,978
  Equipment sales and related services                            11,475      8,426      9,459
                                                                 -------    -------    -------
                                                                  17,711     17,465     15,437

Costs of revenues                                                 10,854      8,399      8,584
                                                                 -------    -------    -------
Gross profit                                                       6,857      9,066      6,853

Other costs and expenses:
  General and administrative expenses                              6,904      7,576      5,560
  Depreciation and amortization                                      961        971      1,025
                                                                 -------    -------    -------
                                                                   7,865      8,547      6,585
                                                                 -------    -------    -------
Operating income (loss)                                           (1,008)       519        268

Other income (expense):
  Equity in net operations of O&O theatres (Note 6)                 (694)      (217)      (502)
  Effect of impairment loss on equity in net operations of
    O&O theatres (Note 6)                                         (1,771)         -          -
  Other income, including interest of $241 (1997), $250
    (1996) and $237 (1995)                                           250        358        444
  Other expense, including interest of $672 (1997), $410
    (1996) and $128 (1995)                                          (692)      (555)      (128)
                                                                 -------    -------    -------
                                                                  (2,907)      (414)      (186)
                                                                 -------    -------    -------
Income (loss) before taxes                                        (3,915)       105         82
Provision for income taxes                                             4          4          3
                                                                 -------    -------    -------
Net income (loss)                                                $(3,919)   $   101    $    79
                                                                 =======    =======    =======
Net Income (loss) per common share (Note 1)                      $ (0.70)   $  0.02    $  0.01
                                                                 =======    =======    =======

See accompanying notes.

                          Showscan Entertainment Inc.
                Consolidated Statements of Stockholders' Equity
                      (In thousands, except share amounts)

                                      Series A                   Series C
                                     Convertible                Convertible
                                   Preferred Stock            Preferred Stock             Common Stock
                                --------------------       ----------------------       ----------------------
                                 Number                    Number                       Number
                                of Shares     Amount       of Shares       Amount       of Shares       Amount
                                ---------     ------       ---------       ------       ---------       ------
Balance at March 31, 1994        150,000      $  -              -         $   -         4,679,519         $5
  Proceeds from common stock           -         -              -             -           560,340          -
   offering
  Accretion on Series B                -         -              -             -                 -          -
   Preferred Stock
  Proceeds from issuance of
  Series C Convertible
   Preferred Stock and
   warrants to purchase
   common stock                        -         -         25,000             -                 -          -
  Conversion of Series B
   Preferred Stock to
   Series C Convertible
   Preferred Stock                     -         -         24,000             -                 -          -
  Exercise of stock options            -         -              -             -             3,000          -
  Stock issuance costs                 -         -              -             -                 -          -
  Net income                           -         -              -             -                 -          -
                                --------      ----         ------         -----         ---------         --
Balance at March 31, 1995        150,000         -         49,000             -         5,242,859          5
  Conversion of Series A
   Convertible Preferred
   Stock to common stock        (150,000)        -              -             -           165,380          -
  Exercise of stock options            -         -              -             -             6,000          -
  Conversion of convertible
   notes payable to common             -         -              -             -            66,085          -
   stock
  Other                                -         -              -             -                 -          -
  Net income                           -         -              -             -                 -          -
                                --------      ----         ------         -----         ---------         --
Balance at March 31, 1996              -         -         49,000             -         5,480,324          5
  Exercise of stock options            -         -              -             -                 -          -
  Conversion of convertible
   notes to common stock               -         -              -             -           161,734          1
   and other
  Net income                           -         -              -             -                 -          -
                                --------      ----         ------         -----         ---------         --
Balance at March 31, 1997              -      $  -         49,000         $   -         5,642,058         $6
                                ========      ====         ======         =====         =========         ==

                                     Additional
                                     Paid-In      Accumulated
                                     Capital      Deficit         Total
                                     -------      --------      -------
Balance at March 31, 1994            $33,660      $(28,591)     $ 5,074
  Proceeds from common stock
   offering                            4,342             -        4,342
  Accretion on Series B
   Preferred Stock                      (122)            -         (122)
  Proceeds from issuance of
   Series C Convertible
   Preferred Stock and
   warrants to purchase
   common stock                        2,500             -        2,500
  Conversion of Series B
   Preferred Stock to
   Series C Convertible
   Preferred Stock                     1,800             -        1,800
  Exercise of stock options               12             -           12
  Stock issuance costs                  (436)            -         (436)
  Net income                               -            79           79
                                     -------      --------      -------
Balance at March 31, 1995             41,756       (28,512)      13,249
  Conversion of Series A
   Convertible Preferred
   Stock to common stock                   -             -            -
  Exercise of stock options               30             -           30
  Conversion of convertible
   notes payable to common
   stock                                 345             -          345
  Other                                 (427)            -         (427)
  Net income                               -           101          101
                                     -------      --------      -------
Balance at March 31, 1996             41,704       (28,411)      13,298
  Exercise of stock options                -             -            -
  Conversion of convertible
   notes to common stock
   and other                             863             -          864
  Net income                               -        (3,919)      (3,919)
                                     -------      --------      -------
Balance at March 31, 1997            $42,567      $(32,330)     $10,243
                                     =======      ========      =======

See accompanying notes.

                          Showscan Entertainment Inc.

                     Consolidated Statements of Cash Flows

                             (Dollars in Thousands)

                                                                   Year ended March 31
                                                              -----------------------------
                                                               1997        1996       1995
                                                              -------    -------    -------
OPERATING ACTIVITIES
Net income (loss)                                             $(3,919)   $   101    $    79
Adjustments to reconcile net income (loss) to net cash
  provided by (used in) operating activities:
    Depreciation and amortization                                 961        971      1,025
    Amortization of film library                                  613        481        502
    Amortization of debt issue costs                              198         85          -
    Provision for doubtful accounts receivable                    270        440        (30)
    Equity in net operations of O&O theatres, including
      impairment loss                                           2,465        217        502
    Accrued interest on subordinated note                           -          -        123
    Changes in operating assets and liabilities:
      Accounts receivable                                      (1,101)      (279)       353
      Due from affiliated entities                                332       (319)      (697)
      Equipment sales inventory                                   258        595       (702)
      Unbilled receivables on uncompleted equipment
        contracts                                               1,122       (252)       248
      Prepaid expenses and other assets                        (1,784)       (12)        (7)
      Accounts payable, accrued expenses and other               (992)     2,023       (570)
      Customer advances on uncompleted equipment
        contracts                                              (1,110)      (786)       798
                                                              -------    -------    -------
Net cash (used in) provided by operating activities            (2,687)     3,265      1,624

INVESTING ACTIVITIES
Purchases of short-term investments                                 -     (3,086)        (7)
Redemptions of short-term investments                           3,086          -      1,243
Additions to film library                                      (2,652)    (2,568)      (891)
Investment in and advances to O&O theatres                       (164)    (2,486)    (2,456)
Purchases of equipment and leasehold improvements and
  other, net                                                      (76)      (151)      (275)
                                                              -------    -------    -------
Net cash provided by (used in) investing activities               194     (8,291)    (2,379)

                          Showscan Entertainment Inc.

                             (Dollars in Thousands)

                                                               Year ended March 31
                                                          -----------------------------
                                                            1997       1996      1995
                                                          -------    -------     ------
FINANCING ACTIVITIES
Proceeds from borrowings, net of debt issue costs         $     -    $ 6,381    $     -
Repayment of subordinated note payable                          -     (3,121)         -
Net proceeds from issuance of common stock                      -          -      4,079
Net proceeds from issuance of preferred stock and               -          -      2,327
  common stock warrants
Proceeds from exercise of stock options                         -         30         12
                                                          -------    -------     ------
Net cash provided by financing activities                       -      3,290      6,418
                                                          -------    -------     ------
Net (decrease) increase in cash and cash equivalents       (2,493)    (1,736)     5,663

Cash and cash equivalents at beginning of year              5,055      6,791      1,128
                                                          -------    -------     ------
Cash and cash equivalents at end of year                  $ 2,562    $ 5,055     $6,791
                                                          =======    =======     ======

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
  Interest paid                                           $   479    $ 1,818     $    4
                                                          =======    =======     ======
  Income taxes paid                                       $     4    $     4     $    2
                                                          =======    =======     ======

See accompanying notes.

                          Showscan Entertainment Inc.

                   Notes to Consolidated Financial Statements

         COMPANY BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BUSINESS OF SHOWSCAN

Showscan Entertainment Inc. ("Showscan") is a leader in its business, which is the production and distribution of exciting movie-based entertainment attractions shown in large-screen, special-format theatres worldwide.
Showscan's motion simulation and specialty theatres are open or under construction around the world, located in theme parks, motion picture multiplexes, expos, world fairs, resorts, shopping centers, casinos, museums and other tourist destinations. Showscan also owns and operates motion simulation theatres in partnership with leading entertainment companies around the world.

Showscan's simulation attractions combine the exhibition of a short action film with multi-channel sound systems and synchronized theatre seat movement to produce an immersive entertainment experience in which the theatre patron has the perception of actually participating in the on-screen action. The entertainment creates a thrill ride or action entertainment experience (such as riding a runaway train or racing through outer space). Showscan's attractions incorporate various proprietary technologies, including the award winning and patented 70mm filming and projection process known as Showscan(R). Showscan believes that films made and exhibited in the Showscan process create a visual effect of depth, clarity and realism that is superior to any other film format. The Showscan process is also used for the exhibition of films in large screen special format movie theatres. Showscan's films have been exhibited in such specialty theatres at world fairs, tourist destinations, trade conventions and other locations where the operator desires the impact of the large-screen, intense image that a Showscan film provides.

Showscan is presently in the business of: (a) licensing and distributing the films in its library and the proprietary technologies necessary to produce and exhibit Showscan's films; (b) selling and installing motion simulation attractions and specialty theatres (including projectors, screens, sound systems, synchronization and show control, and theatre design packages); (c) selling motion bases and other equipment used in motion simulation attractions;
(d) producing films using the Showscan process; and (e) operating motion simulation attractions in which Showscan has an economic interest (O&O Theatres). Showscan is also committed to the continued recognition of the Showscan(R) brand name worldwide.

Showscan's primary business strategy is to develop high margin recurring revenues from the licensing and distribution of movie-based software to third-party owner/operators of its attractions and from ticket sales at, and the licensing of its movie-based software to, its O&O Theatres. Showscan seeks to increase the demand for its film library by significantly increasing the installed base of both its motion simulation attractions and specialty theatres.

CONSOLIDATION

The financial statements consolidate the accounts of Showscan and its wholly-owned subsidiaries. All significant intercompany amounts and transactions have been eliminated in consolidation.

Showscan accounts for its investment in O&O Theatres (see Note 6) using the equity method of accounting.

RECLASSIFICATIONS

The consolidated financial statements for the years ended March 31, 1996 and 1995 contain certain reclassifications to conform to the presentation for the year ended March 31, 1997.

FILM LIBRARY

Showscan's film library primarily consists of short thrill-ride or action films that are exhibited in motion simulation attraction theatres worldwide. Films are stated at the lower of unamortized cost or estimated realizable values. The cost of a film includes the direct costs to produce or purchase the film and the costs of production overhead, if any. The components of the unamortized film library consist of the following:

                          Showscan Entertainment Inc.

                                        March 31
                                     1997      1996
                                   -------    ------
Films in production                $ 2,399    $  476
Completed films in release          10,239     9,510
                                   -------    ------
                                    12,638     9,986
Less accumulated amortization        7,118     6,505
                                   -------    ------
                                   $ 5,520    $3,481
                                   =======    ======

Films are being amortized over their estimated future revenue stream (five to seven years) as revised quarterly, if applicable; however, many of Showscan's films are expected to generate revenues for periods up to ten years or longer. Showscan estimates that approximately 60% of unamortized film costs at March 31, 1997 will be amortized over the next four fiscal years.

PATENTS AND OTHER INTELLECTUAL PROPERTIES

Patents (expiring in fiscal year 2002) and other intellectual properties represent the excess of the total purchase cost over the values assigned to tangible assets at the date of acquisition of the Showscan process.

Amortization is provided on the basis of the ratio of annual revenues to projected revenues over the lives of the patents, as revised quarterly, if applicable, from the Showscan process with minimum annual amortization of approximately $434,000 (equal to 1/15 of the original balance of $6,504,000). Accumulated amortization of the patents and other intellectual properties was $5,169,000 and $4,734,000 at March 31, 1997 and 1996, respectively.

EQUIPMENT SALES ACCOUNTING

Equipment sales inventory, consisting primarily of film exhibition and motion simulation system equipment packages and related components, is valued at the lower of average cost or market.

Equipment sales contracts are accounted for using the percentage-of-completion method of accounting, generally measured by the percentage of labor hours incurred to date to the estimated total labor hours for each contract. When revenues and cost estimates for a contract indicate an ultimate loss, that loss is recognized immediately.

EQUIPMENT AND LEASEHOLD IMPROVEMENTS

Equipment and leasehold improvements are stated at cost.

Depreciation of equipment is computed using the straight-line method over the estimated useful lives of the respective assets, generally 7 to 12 years. Amortization of leasehold improvements is computed using the straight-line method over the lease term. Depreciation and amortization of equipment and leasehold improvements was $527,000, $537,000 and $590,000 for the years 1997, 1996 and 1995, respectively.

FILM LICENSING REVENUES

Revenues from film license agreements are recognized when the license period begins and the film is available pursuant to the terms of the license agreement and accepted by the customer.

                          Showscan Entertainment Inc.

INCOME TAXES

Showscan accounts for taxes using Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS No. 109). Under SFAS No. 109, the liability method is used in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS

Showscan considers all highly liquid debt instruments purchased with an original maturity of three months or less or investments in money market funds to be cash equivalents.

Short-term investments are stated at amortized cost and consisted of amounts invested in debt securities (U.S. Treasury Bills) which were held to maturity. Such securities had maturities ranging from three to nine months from the time of acquisition.

CONCENTRATION OF CREDIT RISK

Financial instruments which potentially subject Showscan to concentrations of credit risk consist principally of accounts receivable. Showscan performs ongoing credit evaluations of its customers and maintains allowances for potential credit losses. Showscan generally requires customers to furnish irrevocable letters of credit on equipment sales and to pay film licensing revenues at the beginning of the license period in order to minimize Showscan's credit risk.

PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets include $600,000 at March 31, 1997 of costs advanced for the joint defense of certain litigation against Showscan and a supplier. Such litigation was settled subsequent to year end, and Showscan realized the amounts capitalized.

ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

Included in accrued expenses and other current liabilities are the following:

                                                  1997          1996
                                               ----------    ----------
Accrued participations and royalties           $  972,000    $  988,000
Purchase of motion simulation films                     -     1,620,000
Accrued cost of film and equipment sales          679,000       175,000
Other items                                       657,000       568,000
                                               ----------    ----------
                                               $2,308,000    $3,351,000
                                               ==========    ==========

                          Showscan Entertainment Inc.

STOCK-BASED COMPENSATION

In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS 123). SFAS 123 established a fair value-based method of accounting for compensation cost related to stock options and other forms of stock-based compensation plans. However, SFAS 123 allows an entity to continue to measure compensation costs using the principles of APB 25 if certain pro forma disclosures are made. Showscan has elected to account for its stock compensation arrangements under the provisions of APB 25, "Accounting for Stock Issued to Employees." Showscan adopted the provisions for pro forma disclosures requirements of SFAS 123 in fiscal year 1997 (see Note 5).

USE OF ESTIMATES AND ASSUMPTIONS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

NET INCOME (LOSS) PER COMMON SHARE

Per share information has been determined on the basis of 5,594,245, 6,317,167, and 5,788,230 weighted average shares outstanding for the years ended March 31, 1997, 1996 and 1995, respectively.

For the year ended March 31, 1997, the effect of common stock equivalents is not included in the per share computation as such items are anti-dilutive. The weighted average shares for the years ended March 31, 1996 and 1995 give effect to the assumed conversion of Showscan's Convertible Preferred Stock (the effect of all other common stock equivalents was anti-dilutive and thus not reflected in the per share computation).

In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, "Earnings Per Share" (SFAS No. 128). SFAS No. 128 establishes standards for computing and presenting earnings per share (EPS) and supersedes APB Opinion No. 15, "Earnings Per Share" (APB No.
15). SFAS No. 128 replaces the presentation of primary EPS with a presentation of basic EPS. Basic EPS excludes the dilutive effects, if any, of common stock equivalents, and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding during the period. SFAS No. 128 also requires dual presentation of basic EPS and diluted EPS on the face of the income statement for all periods presented. Diluted EPS is computed similarly to fully diluted EPS pursuant to APB No. 15, with certain modifications. SFAS No. 128 is effective for financial statements issued for periods ending after December 15, 1997, including interim periods. Early adoption is not permitted and SFAS No. 128 requires restatement of all prior period EPS data presented after SFAS No. 128's effective date.

Showscan will adopt SFAS No. 128 effective with its March 31, 1998 fiscal year end. Pro forma earnings (loss) per share data calculated in accordance with SFAS No. 128 for the year ended March 31, 1997 and 1996 has not been presented as it would have been the same as the historical amounts reported.

                          Showscan Entertainment Inc.

2. EQUIPMENT AND LEASEHOLD IMPROVEMENTS

Equipment and leasehold improvements at March 31, 1997 and 1996 were as follows:

                                                        1997          1996
                                                     ----------    ----------
Showscan equipment                                   $4,580,000    $4,559,000
Leasehold improvements                                  926,000       927,000
Office furniture and equipment                          652,000       769,000
                                                     ----------    ----------
                                                      6,158,000     6,255,000
Less accumulated depreciation and amortization        5,290,000     4,942,000
                                                     ----------    ----------
                                                     $  868,000    $1,313,000
                                                     ==========    ==========

3. 8% CONVERTIBLE NOTES

In September 1995, Showscan completed a private placement of $7,000,000 in Convertible Notes which mature on September 1, 1999 and bear interest at 8% per annum payable semi-annually. The notes are secured by substantially all of the assets of Showscan, although the security excludes Showscan's film library and the capital stock of its subsidiaries, which includes its O&O Theatres. In connection with the placement, $619,000 of debt issue costs were incurred and are being amortized over the life of the notes. The notes are convertible into common stock at the option of the holder at a conversion price (subject to certain anti-dilution adjustments) of $5.75 per share (the closing price on The Nasdaq National Market on the transaction closing date). Through March 31, 1997, $1,310,000 of notes were converted into 227,819 shares of common stock, leaving an outstanding balance of $5,690,000.

The fair value of convertible notes was determined using valuation techniques that considered cash flows discounted at current market rates and management's best estimate for instruments without quoted market prices. At March 31, 1997 and 1996, the carrying value of convertible notes exceeded the fair value by approximately $1,300,000 and $0, respectively.

4. PREFERRED STOCK

Showscan is authorized to issue preferred stock in one or more series and to fix the rights, preferences, privileges, qualifications, limitations, restrictions and the number of shares constituting any such series.

Showscan is authorized to issue a total of 10,000,000 shares of preferred stock of which 49,000 shares are issued as of March 31, 1997. Accordingly, 9,951,000 shares of preferred stock are available for issuance.

SERIES A CONVERTIBLE PREFERRED STOCK (SERIES A)

On September 30, 1995, Showscan converted all 150,000 previously outstanding shares of its Series A into 165,380 shares of common stock.

SERIES C CONVERTIBLE PREFERRED STOCK (SERIES C)

Showscan has 49,000 shares of Series C outstanding. The Series C is convertible into common stock at $5.04 per share (subject to certain anti-dilution adjustments), has a liquidation preference of $100 per share, and provides voting rights as if such shares had been fully converted into common stock. Each share of Series C entitles the holder to receive dividends in an amount equal to 110% of the dividends per share declared on each share of common stock. Showscan may elect to pay dividends on the Series C either in cash or in additional shares of Series C based on its liquidation preference of $100 per share.

                          Showscan Entertainment Inc.

The Series C is senior to the common stock of Showscan; additionally, a majority of the holders of Series C must consent to (a) the issuance of any equity securities ranking senior to, or on parity with, the Series C, and (b) the repurchase or retirement of any equity securities of Showscan other than the Series C.

SERIES D PARTICIPATING PREFERRED STOCK (SERIES D)

The issuance of 10,000 shares of Series D was authorized in November 1994 in connection with the adoption of Showscan's stockholder rights plan.

In connection therewith, Showscan issued a dividend of one preferred share purchase right (a "Right") for each outstanding share of common stock and for each share of common stock issuable upon conversion of outstanding Series C to the stockholders of record on November 11, 1994. Each Right entitles the registered holder to purchase from Showscan one one-thousandth of a share of Series D at a purchase price of $40 per one one-thousandth of a share of Series D, subject to adjustment (the "Purchase Price").

The Rights may be exercised (a) 20 days after a person or group of persons has become the beneficial owner of 20% or more of the common stock then outstanding (an "Acquiring Person"), or (b) 20 business days after the date of commencement of a tender or exchange offer the consummation of which would result in a person or group of persons becoming an Acquiring Person. The Rights, which do not have any voting rights, expire on November 11, 2004 and may be redeemed by Showscan at a price of $.01 per Right, subject to adjustment, at any time prior to their expiration and prior to such time as any person or group of persons becomes an Acquiring Person.

In the event that a person or group of persons becomes an Acquiring Person, each Right will entitle its holder to purchase, at the Right's then Purchase Price, a number of shares of common stock of Showscan having a market value of twice the Purchase Price. If certain mergers or sales of assets by Showscan occur, each Right shall entitle the holder to purchase, at the then Purchase Price, a number of shares of common stock of the surviving corporation or purchaser having a market value of twice the Purchase Price.

5. STOCK OPTIONS AND WARRANTS

OPTIONS

Showscan currently has two stock option plans in effect, the 1987 Option Plan and the 1992 Option Plan (collectively, the "Plans"). The Plans provide for the issuance of nonqualified and qualified stock options under the Internal Revenue Code of 1986, as amended. An aggregate of 300,000 shares of common stock were initially reserved for grant under the 1992 Option Plan to officers, directors and employees as well as independent contractors and consultants who performed services for Showscan. In 1995, the 1992 Option Plan was amended to permit the grant of up to 800,000 shares of common stock and such number of shares have been reserved for grant at March 31, 1997. All remaining shares reserved for grant under the 1987 Option Plan were canceled upon adoption of the 1992 Option Plan. Persons who are not employees of Showscan are eligible to receive only nonqualified stock options. The options may be granted for a term of up to ten years. If an incentive stock option is granted to an individual owning more than 10% of the total combined voting power of all classes of Showscan's stock, the exercise price of the option may not be less than 110% of the fair market value of the underlying shares on the date of the grant and the term of the option may not exceed five years.

                          Showscan Entertainment Inc.

OPTIONS (CONTINUED)

The Plans provide that the aggregate fair market value (determined at the time the option is granted) of the common stock with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year shall not exceed $100,000.

Showscan has elected to follow APB 25 (see Note 1) in accounting for its employee stock options because, as discussed below, the alternative fair value accounting provided for under SFAS 123 requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, because the exercise price of Showscan's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

Pro forma information regarding net income and earnings per share is required by SFAS 123, and has been determined as if Showscan had accounted for its employee stock options under the fair value method of SFAS 123. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted average assumptions for each of the years ended March 31, 1997 and 1996: risk-free interest rates ranging from 5% to 6%, volatility factors of the expected market price of Showscan's common stock of
 .361, and a weighted average expected life of the options ranging from 7 to 10 years.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because Showscan's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. Given this method of amortization, the initial impact of applying SFAS 123 on pro forma net income and pro forma earnings per share is not representative of the potential impact on pro forma amounts in future years, when the effect of amortization from multiple awards would be reflected. Showscan's pro forma information follows:


                                   1997           1996
                               -----------     ---------
Pro forma net loss             $(4,475,000)    $(402,000)
Pro forma loss per share       $     (0.80)    $   (0.08)

                          Showscan Entertainment Inc.

The following is a summary of Showscan stock options granted, exercised and terminated through March 31:

                                              1997                  1996                    1995
                                      -------------------    -------------------    -------------------
                                                 Weighted               Weighted               Weighted
                                                 Average                Average                Average
                                                 Exercise               Exercise               Exercise
                                      Options    Price       Options    Price       Options    Price
                                      -------------------    -------------------    -------------------

Outstanding at beginning of year      605,750    $7.51       619,500    $7.58       333,000     $6.68
Granted                               200,000    $4.75        32,250    $6.53       304,750     $8.47
Exercised                                   -    $   -        (6,000)   $5.00        (3,000)    $4.00
Canceled                              (31,500)   $8.81       (40,000)   $6.06       (15,250)    $4.44
                                      -------    -----       -------    -----       -------     -----
Outstanding at end of year            774,250    $6.75       605,750    $7.51       619,500     $7.58
                                      =======    =====       =======    =====       =======     =====

Exercisable at end of year            364,688    $7.30       235,625    $7.24       156,500     $6.70
                                      =======    =====       =======    =====       =======     =====

Weighted average fair value of
   options granted during year                   $2.41                  $3.32                   $4.30
                                                 =====                  =====                   =====


Exercise prices for options outstanding at March 31, 1997 ranged from $3.625 to $9.06. The weighted average remaining contractual life of those options is 8 years. Options vest over a period of 4 or 5 years from respective grant dates.

WARRANTS

During 1991, warrants to purchase an aggregate of 200,000 shares of common stock were issued by Showscan. Warrants for 150,000 shares expired on July 11, 1996 and the remaining warrants for 50,000 shares are exercisable at a price of $6.50 and expire on March 9, 1999, subject to certain anti-dilution adjustments.

In October 1993, Showscan issued a warrant to purchase an aggregate of 50,000 shares of common stock at an exercise price of $4.47 per share to the Chairman of its Board of Directors. The warrant was issued as compensation for services the Chairman provided to Showscan. At March 31, 1997, the warrant has been adjusted (due to anti-dilution adjustments) to permit the purchase of up to 55,127 shares of common stock at an exercise price of $4.05 per common share. The warrant is exercisable at any time on or before October 26, 1998.

In September 1993, Showscan issued to certain of its directors (and their affiliates) warrants which initially allowed the purchase of up to 850,000 shares of common stock at the then exercise price of $4.00 per share. The warrants have been adjusted (due to anti-dilution adjustments) to permit the purchase of up to 937,155 shares of common stock at an exercise price of $3.63 per share and are currently exercisable and expire on September 27, 1998.

In August 1994, Showscan issued to United Artists Theatre Circuit, Inc. ("UA") warrants to purchase an aggregate of 552,000 shares of common stock, at exercise prices ranging from $6.50 to $8.50, subject to certain anti-dilution adjustments. The warrants become exercisable at dates from August 22, 1995 (300,000) and annually thereafter at 75,000 per year with the remaining 27,000 exercisable on August 22, 1999, and have expiration dates of either August 22, 1999 or August 22, 2000.

                          Showscan Entertainment Inc.

In September 1995, Showscan issued warrants to purchase an aggregate of 150,000 shares of common stock at an exercise price of $5.75 per share, subject to certain anti-dilution adjustments, to financial advisors who assisted in the private placement of the Convertible Notes. The warrants became exercisable on September 1, 1996 and expire on September 1, 2000.

In October 1995, Showscan issued warrants to purchase an aggregate of 30,000 shares of common stock at an exercise price of $6.44, subject to certain anti-dilution adjustments, to an outside marketing, film production and consulting company. The warrants become exercisable on August 2, 1996 (15,000) and August 2, 1997 (15,000) and expire on August 1, 1998.

Shares of Showscan's common stock reserved for issuance upon exercise of stock options, warrants, preferred stocks and convertible notes are as follows:

                                    March 31, 1997            March 31
                                       Range of
                                    Exercise Prices      1997          1996
                                    ----------------   ---------     ---------
1987 and 1992 Option Plans          $3.625 - $9.0625     837,500*      837,500*
Warrants                              $3.63 - $8.50    1,774,283     1,924,283
Series C                                 $5.04**         972,222       972,222
Convertible Notes                        $5.75**         989,567     1,151,304
                                                       ---------     ---------
                                                       4,573,572     4,885,309
                                                       =========     =========

* At March 31, 1997 and 1996, shares reserved for options which are still available for grant are 66,250 and 231,750, respectively.

** Subject to certain anti-dilution provisions.

6. OWNED AND OPERATED THEATRES

Showscan has an ownership interest, ranging from 15% to 50%, in selected Showscan motion simulation theatre attractions. Showscan operates and/or has an ownership interest in theatre attractions at Universal CityWalk in Universal City, California (November 1993), at the Trocadero Arcade/Piccadilly Circus in London, England (September 1994), Framingham, Massachusetts (May 1995), Osaka, Japan (August 1995), on the Riverwalk in San Antonio, Texas (March 1996), in Austin, Texas (through the UA Venture in July 1997) and in Darling Harbour in Sydney, Australia (July 1997). Generally, in each of these arrangements, Showscan receives reimbursement for direct expenses (as defined), a percentage of each theatre's cash flow (equal to its ownership percentage), and receives separately annual film licensing revenues, and management fees (if applicable).

Affiliated Ventures
-------------------

Showscan and affiliates of certain of its directors have entered into three ventures through March 31, 1997 with respect to owned and operated theatres:

 a)  Universal CityWalk - The Universal CityWalk Venture ("CityWalk Venture") is
     ------------------
 a joint venture which is 50% owned by a wholly-owned subsidiary of Showscan, and 50% owned by affiliates of certain of the directors. The CityWalk Venture also entered into a ten-year profit sharing lease with the owner of Universal CityWalk pursuant to which the owner contributed one-half of the costs incurred for the construction of the theatre. In general, the CityWalk Venture is obligated to pay a base rent plus 50% of the cash flow, as defined, from the operations of the theatre.

                          Showscan Entertainment Inc.

 b)  Trocadero Arcade/Piccadilly Circus - The Trocadero Arcade/Piccadilly Circus
     ----------------------------------
 theatres are owned by Cinemania (UK) Limited, a British corporation, which is 50% owned by a wholly-owned subsidiary of Showscan, and 50% owned by affiliates of certain of the directors (investors). In connection with the issuance of preferred stock to the investors, Showscan was required to make an initial contribution to this venture which exceeded its ownership interest. The investment account for this venture and additional paid-in-capital for all periods presented has been restated by $742,000 to properly reflect such costs of the preferred stock issuance. The adjustment had no impact on the reported results of operations for any period.

 c)  Riverwalk/San Antonio - The Riverwalk/San Antonio theatre is owned by a
     ---------------------
 limited liability company which is 50% owned by an unaffiliated third party and 50% owned by Showscan Attractions Venture, which is a joint venture 50% owned by a wholly-owned subsidiary of Showscan and 50% owned by affiliates of certain of the directors. Thus, Showscan effectively has a 25% ownership interest in this theatre. The parties to this venture have agreed to close the theater and liquidate its assets. The parties have further agreed to sell the theater equipment to Showscan, which has negotiated to sell the equipment to a non-affiliated third party. Showscan expects to fully realize the carrying value of its investment in this venture at March 31, 1997 upon the completion of the liquidation and subsequent sale.

The accompanying statement of operations for the year ended March 31, 1997 includes a non-cash charge of $1,771,000 to record the impact of the adoption of SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" by certain of the joint ventures. Under the equity method of accounting, Showscan has recognized its share of joint venture charges; accordingly, the carrying value of investments in and advances to O&O theatres in the accompanying consolidated balance sheets was reduced by this charge.

Showscan has through other financing and/or joint venture arrangements entered into the following additional theatre ventures:

UA Venture
----------

In August 1994, Showscan and UA agreed to be partners in a venture called Showscan/United Artists Theatres Joint Venture ("UA Venture").

Pursuant to a Theatre Rights Agreement, as amended ("TRA"), UA has agreed to offer to the UA Venture for ownership and operation by the UA Venture, up to 24 theatre sites prior to August 19, 1999 for the installation of motion simulation attraction theatres in or adjacent to existing or to-be-built UA theatre multiplexes. If the UA Venture declines to acquire a particular site, then UA must install a motion simulation attraction theatre at such site. As of March 31, 1997, UA has offered eight sites of which the UA Venture declined seven of these sites as these sites did not meet the criteria of the UA Venture and on July 1, 1997, the UA Venture exercised its rights under the TRA and accepted the offer by UA for the theatre site in Austin, Texas. The TRA contains certain provisions that require UA to make payments to Showscan if UA is unable to meet its obligations under that agreement. The TRA provided that two motion simulation attraction theatres be installed and in operation in Malaysia no later than December 31, 1995. UA was unable to meet this commitment (see Note
7).

The TRA has been amended by Showscan and UA to eliminate certain installation requirements in Malaysia and to add those requirements to the overall UA obligations. In connection with the amendment, UA relinquished its exclusivity rights to Malaysia and eliminated its rights of first refusal in the Asia Territory (as defined).

Other O&O Theatres
------------------

The Framingham theatre is 50% owned by a wholly-owned subsidiary of Showscan and 50% owned by a subsidiary of General Cinema Corporation. The parties to this venture have agreed to liquidate the assets of the venture. The parties have further agreed to sell certain equipment back to Showscan, which has contracted to sell the equipment to a non-affiliated third party. An additional capital contribution may be necessary by one of the parties upon the ultimate settlement and liquidation of the venture; however, the partners believe the contribution to be under $100,000.

                          Showscan Entertainment Inc.

The Osaka theatre is 50% owned by a wholly-owned subsidiary of Showscan and 50% by Imagine Japan, Inc. Sega Enterprises, Ltd. operates the Osaka theatre in exchange for a certain percentage of the gross receipts.

Showscan has acquired (effective July 1997) a 15% investment interest in a theatre located in Darling Harbour which is owned by Reality Cinema Pty. Ltd., an Australian corporation, by acquiring a 15% ownership in Reality Cinema Pty. Ltd.

During 1997, 1996 and 1995, Showscan sold equipment to several of these ventures and eliminated the gross profit on such sales to the extent of its ownership percentage ($38,705 in 1997, $382,000 in 1996, and $194,000 in 1995). The amount of profit eliminated is being recognized into income over the depreciation period of the related equipment.

7. RECEIVABLES FROM AFFILIATED ENTITIES

At March 31, 1997, Showscan is due $722,000 from UA in connection with the TRA as discussed in Note 6. The payment terms provide for (a) interest on the unpaid principal balance to be charged at 7.5% and (b) principal and interest to be paid in full on or before December 31, 1996 ("Maturity Date"); provided, however, that if the UA Venture has not accepted one of the theatre sites it has been offered by UA prior to the Maturity Date, the Maturity Date will be extended 30 days after the date that the UA Venture does accept, but in no event shall the Maturity Date be extended later than August 19, 1999. Effective July 1, 1997, the UA Venture accepted an offered theatre site at Austin, Texas (see
Note 6), which will reduce the amount owed by UA by $390,000 (Showscan's investment in this theatre). At March 31, 1997, the $390,000 is included in other assets in the accompanying consolidated balance sheet and will be reclassified to Investment in Owned and Operated Theatres effective July 1, 1997.

During the fiscal years ended 1997, 1996 and 1995, Showscan charged approximately $909,000, $897,000 and $789,000, respectively, to the O&O Theatre joint ventures. Such amounts have either been recognized as film rentals and royalties ($666,000 in 1997, $565,000 in 1996 and $314,000 in 1995), or offset against general and administrative expenses ($243,000 in 1997, $332,000 in 1996 and $475,000 in 1995) in the accompanying consolidated statements of operations. Such amounts represent film rentals and royalties, management and administrative services provided by Showscan to the theatre joint ventures. The joint ventures owed Showscan approximately $238,000 and $318,000 at March 31, 1997 and 1996, respectively, (included in due from affiliated entities) for such charges and for costs paid on behalf of the ventures.

8. INCOME TAXES

At March 31, 1997, Showscan has net operating loss carryforwards for federal and state income tax purposes of approximately $25,794,000 and $7,927,000, respectively. The federal loss carryforwards expire through the year ending 2012. The state loss carryforwards expire through the year ending 2002. These loss carryforwards can be used to offset future taxable income, if any. The provision for income taxes for all years presented represents minimum state tax liabilities.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts utilized for income tax purposes. Significant components of Showscan's deferred tax liabilities and assets as of March 31, 1997 and 1996 are as follows (in thousands):

                          Showscan Entertainment Inc.

                                                       1997        1996
                                                     --------    --------
Deferred tax liabilities:
  Unbilled receivables on uncompleted equipment
    contracts                                        $      -    $  1,770
                                                     --------    --------
Total deferred tax liabilities                              -       1,770

Deferred tax assets:
  Customer advances on uncompleted equipment
    contracts                                               -       1,505
  Excess of book over tax depreciation                    402         395
  Patent amortization                                     251         339
  Amortization of film library                            236         127
  Other                                                   486         300
  Net operating loss carryforward                       9,765      10,181
                                                     --------    --------
Total deferred tax assets                              11,140      12,847
Valuation allowance for deferred tax asset            (11,140)    (11,077)
                                                     --------    --------
Total deferred taxes                                 $      -    $      -
                                                     ========    ========

9. GEOGRAPHIC INFORMATION AND SIGNIFICANT CUSTOMERS

Export revenues by geographic area for each of the three years ended March 31 consisted of:

                                1997           1996           1995
                            -----------    -----------    -----------
Africa                      $   215,000    $   281,000    $   851,000
Australia                     1,976,000      2,574,000      1,031,000
Europe                        1,206,000      1,992,000      3,531,000
Far East                      6,048,000      5,628,000      4,982,000
Middle East                   1,340,000         48,000         41,000
Other                           159,000        125,000        184,000
                            -----------    -----------    -----------
Total export revenues       $10,944,000    $10,648,000    $10,620,000
                            ===========    ===========    ===========

During the fiscal years ended 1997, 1996 and 1995, Showscan earned export revenues from an unaffiliated customer of $3,117,000, $3,407,000 and $3,080,000, respectively. During the fiscal years ended 1997, 1996 and 1995, Showscan recognized domestic revenues from UA of approximately $5,405,000, $3,126,000 and $109,000, respectively.

                          Showscan Entertainment Inc.

10. COMMITMENTS AND CONTINGENCIES

Showscan is obligated under various operating leases for its corporate office, storage premises and equipment. Future net minimum rental payments under these leases at March 31, 1997 are as follows:

1998             $  426,000
1999                426,000
2000                421,000
2001                421,000
2002                416,000
Thereafter          504,000
                 ----------
                 $2,614,000
                 ==========

The corporate office lease provides for rent adjustments based on increases in the Consumer Price Index. Showscan has provided a letter of credit to its landlord in the amount of $295,000 which permits the landlord to draw against the letter of credit upon default by Showscan (as defined) under the terms of the lease. The letter of credit is secured by a cash deposit in the amount of $295,000; such amount is included in other assets in the accompanying consolidated balance sheet.

Total rental expense charged to operations for the years ended March 31, 1997, 1996 and 1995 was $400,000, $389,000 and $456,000, respectively.

Under the terms of a film production agreement, Showscan has guaranteed, for four years beginning in 1996, a minimum amount per year ($287,500) of proceeds to the outside investors in the film project. If revenues, as defined, from the distribution of the film are less than the required minimum amount, Showscan will contribute the difference to the outside investors. Based upon management's estimate of future revenues to be derived from the film, Showscan does not expect to pay any amounts under this guarantee.

Showscan is obligated under various royalty agreements to pay royalties (ranging from 1% to 3%) to various parties, generally based on the gross receipts (as defined) from either the exploitation of the Showscan process (in excess of certain amounts), the exploitation of Showscan feature-length motion pictures, or other receipts.

                                Showscan Entertainment Inc.

                           Condensed Consolidated Balance Sheets

                      (Dollars in Thousands Except Share Information)

                                                             DECEMBER 31,      MARCH 31,
                                                                1997              1997
                                                             -------------      ---------
                                                              (unaudited)        (Note)
ASSETS
Current assets:
   Cash and cash equivalents                                   $ 2,741          $ 2,562
   Accounts receivable (net of allowances)                       3,586            3,600
   Unbilled receivables on uncompleted
    film and equipment contracts                                   978                -
   Equipment sales inventory                                     1,094            1,289
   Prepaid expenses and other current assets                       367            1,072
                                                               -------          -------
Total current assets                                             8,766            8,523

Film library (net of amortization)                               5,860            5,520

Equipment and leasehold improvements, less
 accumulated depreciation and amortization                         713              868

Investment in and advances to O&O theatres (Note 2)              1,872            2,123
Patents and other intellectual properties (net of
 amortization)                                                   1,118            1,336
Other assets                                                       607            1,558
                                                               -------          -------
Total assets                                                   $18,936          $19,928
                                                               =======          =======

Note: The balance sheet at March 31, 1997 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

See accompanying notes to unaudited condensed consolidated financial statements.

                          Showscan Entertainment Inc.

                (Dollars in Thousands Except Share Information)

                                                                 DECEMBER 31,    MARCH 31,
                                                                     1997          1997
                                                                 ------------    --------
                                                                 (unaudited)      (Note)
LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------

Current liabilities:                                                $    335     $    654
   Accounts payable
   Customer advances on uncompleted film and                           2,239        1,033
     equipment contracts                                               2,406        2,308
   Accrued expenses and other current liabilities                      1,000            -
   11% note payable (Note 4)                                        --------     --------
Total current liabilities                                              5,980        3,995

8% convertible notes (Note 5)                                          5,690        5,690

Stockholders' equity:

   Series C Convertible Preferred Stock, $.001 par value;
       100,000 shares authorized; 49,000 shares issued and
       outstanding
   Common stock, $.001 par value; 20,000,000 shares                        -            -
      authorized; 5,642,058 shares issued and
      outstanding
   Additional paid-in capital                                              6            6
   Accumulated deficit                                                42,567       42,567
Total stockholders' equity                                           (38,205)     (32,330)
Total liabilities and stockholders' equity                          --------     --------
                                                                       4,368       10,243
                                                                    --------     --------
                                                                    $ 16,038     $ 19,928
                                                                    ========     ========

Note: The balance sheet at March 31, 1997 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

See accompanying notes to unaudited condensed consolidated financial statements.

                                           Showscan Entertainment Inc.

                                Condensed Consolidated Statements of Operations

                             (Dollars in Thousands Except Per Share Information)

                                                    THREE MONTHS ENDED      NINE MONTHS ENDED
                                                        DECEMBER 31            DECEMBER 31,
                                                     1997        1996      1997           1996
                                                  --------------------   -----------------------
                                                        (Unaudited)           (Unaudited)
Revenues:
   Film licensing and production services          $   791     $   678     $ 2,922    $    2,750
   Equipment sales and related services              2,634       3,542       4,214        10,189
                                                   -------     -------     -------    ----------
                                                     3,425       4,220       7,136        12,939

Costs of revenues                                    3,889       3,205       6,006         9,038
                                                   -------     -------     -------    ----------
Gross profit/(loss)                                   (464)      1,015       1,130         3,901

Costs and expenses:
   General and administrative expenses               2,339       1,555       5,505         5,050
   Depreciation and amortization                       190         210         579           716
                                                   -------     -------     -------    ----------
                                                     2,529       1,765       6,084         5,766
                                                   -------     -------     -------    ----------
Operating loss                                      (2,993)       (750)     (4,954)       (1,865)

Other income (expense):
   Equity in net operations of O&O Theatres           (104)       (281)       (468)         (445)
   Other income, including interest of
        $21, $24, $61 and $198, respectively            23          24          64           206
   Interest and other expense                         (190)       (175)       (517)         (492)
                                                   -------     -------     -------    ----------
                                                      (271)       (432)       (921)         (731)
                                                   -------     -------     -------    ----------

Net loss
                                                   $(3,264)    $(1,182)    $(5,875)   $   (2,596)
                                                   =======     =======     =======    ==========


Basic and diluted net loss per common share        $  (.58)    $  (.21)    $ (1.04)   $     (.47)
(Note 6)                                           =======     =======     =======    ==========

See accompanying notes to unaudited condensed consolidated financial statements.

                                 Showscan Entertainment Inc.

                       Condensed Consolidated Statements of Cash Flows

                                    (Dollars in Thousands)
                                                                   NINE MONTHS ENDED
                                                                     DECEMBER 31,
                                                            1997                      1996
                                                         -------------------------------------
                                                                      (Unaudited)
Cash flows from operating activities:
   Net loss                                                       $(5,875)            $(2,596)
   Adjustments to reconcile net loss
    to net cash provided by (used in) operating
    activities:
     Depreciation and amortization                                    579                 716
     Amortization of film library                                     683                 458
     Write Down/Provision For Film Library                          1,150                   -
     Equity in operations of owned and operated
       theatres                                                       468                 445
     Accrued interest on debt                                         358                 358
     Provision for doubtful accounts                                  590                 140
     Changes in operating assets and liabilities:
       Accounts receivable                                           (779)               (141)
       Equipment sales inventory                                     (566)                484
       Unbilled receivables on uncompleted film and
        equipment contracts                                          (695)                 31
       Prepaid expenses and other assets                              778                 (88)
       Investment in and advances to O&O Theatres                   1,476                (145)
       Accounts payable, accrued expenses and other
        current liabilities                                          (581)             (1,913)
       Customer advances on uncompleted equipment
        contracts                                                   1,206                (429)
                                                                  -------             -------
      Net cash used in operating activities                       $(1,208)            $(2,680)
                                                                  -------             -------

Cash flows from investing activities:
  Redemptions of short term investments                                 -               3,086
  Purchases of equipment and leasehold
   improvements                                                       (16)                (62)
  Additions to film library                                        (1,022)             (2,390)
  Other assets                                                        872                (235)
                                                                  -------             -------
    Net cash provided by (used in)
      investing activities                                        $  (166)            $   399
                                                                  -------             -------

                          Showscan Entertainment Inc.

                            (Dollars in Thousands)

                                                                       NINE MONTHS ENDED
                                                                          DECEMBER 31,
                                                                   1997                1996
                                                                ------------------------------
                                                                          (Unaudited)
      Balance forwarded                                          $(1,374)            $(2,281)
                                                                 -------             -------
Cash flows from financing activities:
   11% Short-term note payable                                     1,000
   Other                                                               -                 (77)
                                                                 -------             -------
   Net cash provided by (used in) financing activities             1,000                 (77)
                                                                 -------             -------

   Net decrease in cash and cash equivalents                        (374)             (2,358)

Cash and cash equivalents, beginning of period                     2,562               5,055
                                                                 -------             -------

Cash and cash equivalents, end of period                         $ 2,188             $ 2,697
                                                                 =======             =======
Supplemental disclosures of cash flow information:
   Interest paid                                                 $   234             $   251
                                                                 =======             =======

   Income taxes paid                                             $     -             $     -
                                                                 =======             =======

See accompanying notes to unaudited condensed consolidated financial statements.

                          Showscan Entertainment Inc.
                  Notes to Consolidated Financial Statements
                                  (Unaudited)

Note 1--Introduction:
--------------------

     The accompanying unaudited condensed consolidated financial statements of Showscan Entertainment Inc. have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three-month period and the nine-month period ended December 31, 1997 are not necessarily indicative of the results that may be expected either for any other quarter in the fiscal year ending March 31, 1998 or for the entire fiscal year ended March 31, 1998. For further information, refer to the consolidated financial statements and footnotes thereto included in Showscan's annual report on Form 10-K for the year ended March 31, 1997.

Note 2--Merger:
--------------

     On August 4, 1997, Showscan entered into an Agreement and Plan of Reorganization by and among Showscan, Iwerks Entertainment, Inc. ("Iwerks") and IWK-1 Merger Corporation ("Merger Sub"), as amended by that certain Amendment No. 1 to Agreement and Plan of Reorganization dated December 29, 1997 (the "Merger Agreement"), pursuant to which Merger Sub will be merged (the "Merger") with and into Showscan. As a result of the Merger, (a) each share of Showscan's common stock, $.001 par value ("Showscan Common Stock") which is outstanding immediately prior to the Merger shall be converted into .62 shares of Iwerks' common stock, $.001 par value ("Iwerks Common Stock"), and (b) each share of Series C Convertible Preferred Stock will be converted into the right to receive shares of Iwerks Common Stock in an amount equal to the number of shares of Showscan Common Stock into which such share of Series C Convertible Preferred Stock is convertible immediately prior to the Merger multiplied by .62. The December, 1997 amendment of the Merger Agreement, among other things, reduced the exchange ratio from .85 to .62. As a result of the Merger, Showscan will become a wholly-owned subsidiary of Iwerks and the shares of Showscan Common Stock will cease to be publicly traded. Consummation of the Merger is subject to certain conditions, including certain approvals by the stockholders of both Showscan and Iwerks. The Merger and other conditions to the effectiveness thereof are more fully described in Showscan's Current Reports on Form 8-K dated August 4, 1997 and December 29, 1997 on file with the Securities and Exchange Commission. The Company currently anticipates holding a stockholder meeting (and that the Merger will close) in March, 1998. On February 3, 1998, Ridefilm Corporation, a wholly-owned subsidiary of Imax Corporation, filed suit against Iwerks in the United States District Court for the Southern District of New York. This lawsuit, among other things, seeks to enjoin the Merger under various antitrust claims. Ridefilm is seeking a preliminary injunction of the Merger as well. Showscan and Iwerks believe that the suit is without merit and are vigorously defending these claims and are opposing the request for preliminary injunction.

Note 3--Owned and Operated theatres:
------------------------------------

     The Company retains an ownership interest in selected Showscan motion simulation theatre attractions ("Showscan Attractions") through various joint venture arrangements. The Company currently operates and/or has an ownership interest in Showscan Attractions at Universal CityWalk in Universal City, California (opened in November 1993), the Trocadero Arcade in London (opened in September 1994), and Osaka, Japan (opened in August 1995) (collectively, the "O&O Theatres"). Generally, in each of these arrangements, Showscan receives reimbursement for direct expenses, a percentage of each theatre's cash flow (equal to its ownership percentage), and receives separately annual film licensing revenues and management fees (if applicable). The Company accounts for its investment in the O&O Theatres under the equity method of accounting. The Company has ceased operation of the theatres in Framingham, Massachusetts (closed in October 1997) and in San Antonio, Texas (closed in September 1997) and has either sold or is negotiating to sell to non-affiliated third parties the equipment from each such theatre. The investment in each such closed theatre is now reflected in equipment sales inventory. The Company expects to fully realize the aggregate carrying value of the equipment retained by Showscan upon completion of such sales.

     The Company had accepted on behalf of its joint venture (the "UA Venture") with United Artists Theatre Circuit, Inc. ("UA") the offer of the Showscan Attraction site in Austin, Texas, which acceptance was to be effective July 1, 1997. During the process of finalizing documentation relating to the acquisition of the Austin site, however, UA entered into a merger agreement with two other large theatre chains, and the circumstances surrounding the merger transaction created uncertainty with respect to the Austin site. Accordingly, the UA Venture has terminated its plans to acquire ownership of the Showscan Attraction at the Austin site. In addition, Showscan was to acquire a 15% investment in a Showscan Attraction in Darling Harbour, Sydney, Australia. During the process of finalizing documentation relating to such investment, however, disputes arose regarding (i) the valuation of costs associated with the Showscan Attraction, which costs were used to calculate the price of the 15% investment and (ii) the remaining payment obligations owed to Showscan by Reality Cinema Pty. Ltd., the co-investor which was to own an 85% interest in the Showscan Attraction. Accordingly, Showscan has advised Reality Cinema Pty. Ltd. that Showscan will not proceed with its plans to acquire any ownership of a Showscan Attraction at the Sydney site until such disputes are satisfactorily resolved.

Note 4--11% Promissory Note
---------------------------

     On November 1, 1997, Showscan completed a placement of a $1,000,000 promissory note through an unaffiliated third party. The note bears interest at a rate of 11 percent per annum. The principal and interest amounts are due and payable in full on November 15, 1998 or, if earlier, the date which is six months after the close of a merger involving Showscan. The note is secured by accounts receivable from the distribution of Showscan's film library and the proceeds thereof.

Note 5--8% Convertible Notes:
-----------------------------

     On September 1, 1995, Showscan completed a private placement of $7,000,000 in secured convertible notes ("8% Convertible Notes") through a European financial institution, Banca del Gottardo. The notes have a four-year maturity and an 8% interest rate payable semi-annually and are convertible at the option of the holder into 1,217,391 shares of Showscan Common Stock at a conversion price of $5.75 per share. Through December 31, 1997, $1,310,000 of such notes had been converted into 227,819 shares of Common Stock leaving an outstanding balance of $5,690,000. The notes are secured by substantially all of the assets of Showscan, although the security excludes Showscan's film library and the capital stock of its subsidiaries (which thereby excludes its O&O Theatres). In connection with the placement, $619,000 of debt issue costs were incurred and are being amortized over the life of the notes.

Note 6--Loss per common share:
------------------------------

     Loss per common share for the three months ended December 31, 1997 and December 31, 1996 has been determined by using 5,642,058 and 5,631,605 weighted average shares of Common Stock, respectively. For the nine months ended December 31, 1997 and December 31, 1996, the weighted average shares of Common Stock used to determine loss per common share were 5,642,058 and 5,578,597, respectively. The impact of common stock equivalents and potentially dilutive securities, such as the assumed conversion of Series C Convertible Preferred Stock and the assumed conversion of the 8% Convertible Notes due September 1, 1999 has not been included, as such items are anti-dilutive for all periods presented.

     Showscan has adopted Financial Accounting Standards Board Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS No. 128"). SFAS No. 128 establishes standards for computing and presenting earnings per share ("EPS") and supersedes APB Opinion No. 15, "Earnings Per Share" ("APB No. 15"). SFAS No. 128 replaces the presentation of primary EPS with a presentation of basic EPS. Basic EPS excludes the dilutive effects, if any, of common stock equivalents, and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding during the period. SFAS No. 128 also requires dual presentation of basic EPS and diluted EPS on the face of the income statement for all periods presented. Diluted EPS is computed similarly to fully diluted EPS pursuant to APB No. 15, with certain modifications.

                          Showscan Entertainment Inc.

                SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS

Description                           Balance                     CHARGED
                                         at       Charged to     TO OTHER                            Balance
                                     Beginning    Costs and      ACCOUNTS     Deductions -           at End of
                                      of Year      Expenses     - DESCRIBE      Describe              Year
                                  -------------   ------------- -----------   --------------      --------------
Year ended 1997:
Allowance for doubtful accounts      $  215,000    $  270,000    $    -        $    60,000(a)        $ 425,000
                                  -------------   ------------- -----------   --------------      --------------

Product warrant liability            $  182,000    $   67,000    $    -        $    69,000(b)        $ 180,000
                                  -------------   ------------- -----------   --------------      --------------
Year ended 1996:
Allowance for doubtful accounts      $  254,000    $  440,000   $     -        $   479,000(a)        $ 215,000
                                  -------------   ------------- -----------   --------------      --------------
Product warrant liability            $  187,000    $   77,000   $     -        $    82,000(b)        $ 182,000
                                  -------------   ------------- -----------   --------------      --------------
Year ended 1995:
Allowance for doubtful accounts      $  283,000    $  (30,000)  $     -        $    (1,000)(a)       $ 254,000
                                  -------------   ------------- -----------   --------------      --------------
Product warrant liability            $  213,000    $  124,000   $     -        $   150,000(b)        $ 187,000
                                  -------------   ------------- -----------   --------------      --------------



(a)  Represents write-off of uncollectible accounts receivable.
(b)  Represents actual warranty expenditures.

                        Report of Independent Auditors

The Partners
Showscan CityWalk Venture

We have audited the accompanying balance sheets of Showscan CityWalk Venture as of December 31, 1996 and 1995, and the related statements of operations, partners' capital, and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Venture's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Showscan CityWalk Venture at December 31, 1996 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

As discussed in Note 4 to the financial statements, the Venture adopted the provisions of Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," in 1996.


                                       Ernst & Young LLP

Los Angeles, California
June 27, 1997

                           Showscan CityWalk Venture

                            Statements of Operations


                                                     YEAR ENDED DECEMBER 31
                                              1996           1995           1994
                                           ----------------------------------------
Revenues                                   $  996,380     $1,000,198     $1,206,961

Cost of revenues, primarily film
 rental, royalty and management fees
 (Note 3)                                     264,749        293,708        250,383
                                           ----------------------------------------
Gross profit                                  731,631        706,490        956,578

Other costs and expenses:
 Rent                                         183,182        197,923        180,000
 Payroll and related items                    216,178        180,402        191,151
 Marketing and advertising                     13,494         27,235        294,065
 Other general and administrative             273,693        238,139        263,496
 Impairment loss on long-lived assets
   (Note 4)                                   770,000              -              -
 Depreciation and amortization                157,150        151,014        148,939
                                           ----------------------------------------
                                            1,613,697        794,713      1,077,651
                                           ----------------------------------------
Net loss                                   $ (882,066)    $  (88,223)    $ (121,073)
                                           ========================================

See accompanying notes.

                           Showscan CityWalk Venture

                        Statements of Partners' Capital

Partners' capital at December 31, 1993            $1,325,460
 Capital contributions                                20,000
 Net loss                                           (121,073)
                                                  ----------
Partners' capital at December 31, 1994             1,224,387
 Capital contributions                                26,424
 Net loss                                            (88,223)
                                                  ----------
Partners' capital at December 31, 1995             1,162,588
 Net loss                                           (882,066)
                                                  ----------
Partners' capital at December 31, 1996            $  280,522
                                                  ==========

See accompanying notes.

                           Showscan CityWalk Venture

                            Statements of Cash Flows

                                                    YEAR ENDED DECEMBER 31
                                              1996          1995         1994
                                            ------------------------------------
OPERATING ACTIVITIES
Net loss                                    $(882,066)    $(88,223)    $(121,073)
Adjustments to reconcile net loss to
 net cash provided by operating
 activities:
  Impairment loss on long-lived assets        770,000            -             -
  Loss on disposal of assets                    3,102            -             -
  Depreciation and amortization               157,150      151,014       148,939
  Changes in operating assets and
   liabilities:
   Prepaid expenses and other assets          (44,994)      52,580        12,387
   Accounts payable and accrued expenses       (4,782)     (57,618)       95,287
   Due to Showscan Entertainment Inc.           2,310        2,223      (171,368)
                                            ------------------------------------
Net cash provided by operating
 activities                                       720       33,552        55,828

INVESTING ACTIVITIES
Purchases of property and equipment           (16,384)     (63,169)       (2,664)
                                            ------------------------------------
Net cash used in investing activities         (16,384)     (63,169)       (2,664)

FINANCING ACTIVITIES
Capital contributions by partners                   -       26,424        20,000
Due from Showscan Entertainment Inc.           26,424      (26,424)            -
Due from Showscan CityWalk, Inc.               20,000            -       (20,000)
                                            ------------------------------------
Net cash provided by financing
 activities                                    46,424       26,424        20,000
                                            ------------------------------------
Increase (decrease) in cash                    30,760       (3,193)      (38,492)
Cash at beginning of year                      74,163       77,356       115,848
                                            ------------------------------------
Cash at end of year                         $ 104,923     $ 74,163     $  77,356
                                            ====================================

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
INFORMATION
  Cash paid for:
  Interest                                  $   1,441     $  1,790     $   6,849
  Income taxes                              $       -     $      -     $       -

See accompanying notes.

                          Showscan CityWalk Venture

                         Notes to Financial Statements

                          December 31, 1996 and 1995



1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND BUSINESS

Showscan CityWalk Venture (the Venture) is a venture engaged in the business of operating a Showscan motion simulation attraction theatre. The theatre opened in late November 1993 at Universal CityWalk adjacent to Universal Studios, Universal City, California. The Venture is 50% owned by Showscan CityWalk, Inc., a wholly-owned subsidiary of Showscan Entertainment Inc. (Showscan). Moss Family LA Corp. and DiBenedetto CityWalk Limited Partnership (collectively the Investors) each own 25% of the Venture. The principals of the Investors are greater than 10% stockholders and members of the Board of Directors of Showscan.

Cumulative net income or loss of the Venture is allocated to the partners in accordance with their respective ownership percentage interests.

REVENUE RECOGNITION

The Venture recognizes revenue from ticket sales at the time the tickets are purchased.

PROPERTY AND EQUIPMENT

Property and equipment are carried at cost.

Depreciation on operating equipment is recorded on a straight-line basis over the esti mated useful lives of the assets, generally 3 to 10 years. Operating equipment consists of projection and motion-based equipment used in the operation of the theatre. Leasehold improvements are amortized on a straight-line basis over their estimated useful lives or the term of the lease, whichever is shorter.

INCOME TAXES

No provision has been made for income taxes in the accompanying financial statements; such taxes, if any, are the responsibility of the individual partners.

                           Showscan CityWalk Venture

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

USE OF ESTIMATES AND ASSUMPTIONS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

2. COMMITMENTS AND CONTINGENCIES

In connection with the establishment of the Universal CityWalk theatre, the Venture entered into a ten-year profit sharing lease pursuant to which MCA Development Company, a division of MCA, Inc. (now known as Universal Studios Recreation, a division of Universal Studios), contributed one-half of the costs incurred for the construction of the theatre. The lease expires in November 2002, subject to options to extend it for three five-year periods. The Venture is obligated to pay base rent equal to $180,000 (subject to annual Consumer Price Index increases) per year plus 50% of the cash flow, as defined (Percentage Rent), from the operations of the theatre. Percentage rent paid was $13,358 in 1995 and none in 1996 and 1994.

Future minimum payments, by year and in the aggregate, under the lease at December 31, 1996 are as follows:

1997                               $  185,274
1998                                  185,274
1999                                  185,274
2000                                  185,274
2001                                  185,274
Thereafter                            370,548
                                   ----------
Total minimum lease payments       $1,296,918
                                   ==========

3. RELATED PARTY TRANSACTIONS

For the years ended December 31, 1996, 1995 and 1994, cost of revenues shown in the accompanying statements of operations include $185,700, $184,500 and $180,250, respectively, of amounts paid or owed to Showscan for film rental, royalty and management fees. At December 31, 1996 and 1995, the Venture owed Showscan $23,558 and $21,248, respectively, related to such fees.

                           Showscan CityWalk Venture

3. RELATED PARTY TRANSACTIONS (CONTINUED)

Amounts due from Showscan CityWalk, Inc. and Showscan related to capital contributions due the Venture. Such contributions were made subsequent to December 31, 1995.

4. IMPAIRMENT OF LONG-TERM ASSETS

During 1996, the Venture adopted Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" (SFAS No. 121). The continued operating losses were indicators of potential impairment. The estimated undiscounted cash flows anticipated from operating the Venture indicated that a write-down to fair market value was required under SFAS No. 121. Accordingly, the Venture recorded a non-cash charge of $770,000 for the impairment of its long-lived assets. The impairment loss was calculated based on the excess of the carrying amount of the assets over the discounted cash flow expected to be received from the operation of the Venture.

                        REPORT OF INDEPENDENT AUDITORS


BOARD OF DIRECTORS AND STOCKHOLDERS

CINEMANIA (UK) LIMITED


We have audited the accompanying balance sheets of Cinemania (UK) Limited as of December 31, 1996 and 1995, and the related statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with United States generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of cinemania (UK) Limited at December 31, 1996 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with United States generally accepted accounting principles.

As discussed in Note 6 to the financial statements, the Company adopted the provisions of Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," in 1996.



Ernst & Young
London
England

Cinemania (UK) Limited
-------------------------------------------------------------------------------
Balance sheet

                                                                December 31    December 31
                                                       Notes           1996           1995
Assets

 Current assets:
  Cash                                                          $   280,785     $  821,401
  Prepaid expenses and other current assets                         238,341        187,315
                                                                 -----------     ----------
 Total current assets                                               519,126      1,008,716

 Property and equipment, net                          2 and 6       282,340      2,925,474
                                                                -----------     ----------
 Total assets                                                   $   801,466     $3,934,190
                                                                ===========     ==========

 Liabilities and stockholders' equity

 Current liabilities:
  Accounts payable                                              $    92,932     $   58,431
  Accrued expenses and other current liabilities                    102,635        202,048
  Amounts payable to related party                    5              47,761         22,483
  Current maturities of notes payable to
   stockholders                                       3             712,048        633,695
                                                                -----------     ----------
 Total current liabilities                                          955,376        916,657

 Notes payable to stockholders                        3           1,155,201      1,478,619
                                                                -----------     ----------
 Total liabilities                                                2,110,577      2,395,276
                                                                -----------     ----------

 Stockholders' equity:
  Common stock , (Pounds)1 ($1.48) par value;
  1,000 shares authorised; 100 shares
  issued and outstanding                                                148            148
  Additional paid-in capital                                      1,891,000      1,891,000
  Accumulated deficit                                            (3,428,366)      (423,040)
  Currency translation adjustments                                  228,107         70,806
                                                                -----------     ----------
 Total stockholders' equity                                      (1,309,111)     1,538,914
                                                                -----------     ----------
 Total liabilities and stockholders' equity                     $   801,466     $3,934,190
                                                                ===========     ==========


See accompanying notes

Cinemania (UK) Limited
--------------------------------------------------------------------------------
Statement of operations


                                                       Year ended     Year ended     Year ended
                                                      December 31    December 31    December 31
                                               Note          1996           1995           1994

Revenues                                              $ 1,728,567     $2,140,118      $ 507,242

Cost of revenues, primarily film rental,
royalty and management fees                      5        306,294        415,035        157,544
                                                      -----------     ----------      ---------
Gross profit                                            1,422,273      1,725,083        349,698

Costs and expenses:
 Rent                                                     568,388        344,551         78,348
 Payroll and related items                                418,326        402,359         63,652
 Marketing and advertising                                 30,915         87,188         54,044
 Pre-opening                                                    -              -        397,151
 Other general and administrative                         234,777        310,338        205,801
 Depreciation                                             304,611        265,959         69,528
 Impairment loss on long-lived assets            6      2,750,000              -              -
                                                      -----------     ----------      ---------
Gross profit                                            4,307,017      1,410,395        868,524
                                                      -----------     ----------      ---------
Operating (loss)/profit                                (2,884,744)       314,688       (518,826)

Other income(expense):
 Interest income                                           21,973         24,193          3,199
 Interest expense                                        (142,555)      (171,818)       (74,476)
                                                      -----------     ----------      ---------
                                                         (120,582)      (147,625)       (71,277)
                                                      -----------     ----------      ---------
Net (loss)/profit                                     $(3,005,326)    $  167,063      $(590,103)
                                                      ===========     ==========      =========
Net (loss)/profit per common share                    $   (30,053)    $    1,671      $  (5,901)
                                                      ===========     ==========      =========


See accompanying notes

Cinemania (UK) Limited
--------------------------------------------------------------------------------
Statement of stockholders' equity

                                  Common stock      Additional                    Currency
                               Number of             paid in     Accumulated    translation
                                shares     Amount    capital       deficit      adjustments       Total
                                             $          $             $              $              $

 Balance at
  December 31, 1993                    -        -            -             -              -              -
 Proceeds from issuance
  of common stock                    100      148            -             -              -            148
 Capital contributions                 -        -    1,891,000                            -      1,891,000
 Net loss                                                           (590,103)                     (590,103)
Foreign exchange gain
 on translation                        -        -            -             -         81,321         81,321
                               ---------   ------    ---------   -----------    -----------    -----------
Balance at
 December 31, 1994                   100      148    1,891,000      (590,103)        81,321      1,382,366
Net profit                             -        -            -       167,063              -        167,063
Foreign exchange loss on
 translation                           -        -            -             -        (10,515)       (10,515)
                               ---------   ------    ---------   -----------    -----------    -----------
Balance at
 December 31, 1995                   100      148    1,891,000      (423,040)        70,806      1,538,914
Net loss                               -        -            -    (3,005,326)             -     (3,005,326)
Foreign exchange gain
 on translation                        -        -            -             -        157,301        157,301
                               ---------   ------    ---------   -----------    -----------    -----------
Balance at
 December 31, 1996                   100      148    1,891,000    (3,428,366)       228,107     (1,309,111)
                               =========   ======    =========   ===========    ===========    ===========

See accompanying notes

Cinemania (UK) Limited
--------------------------------------------------------------------------------
Statement of cash flows

                                                           Year ended     Year ended     Year ended
                                                          December 31    December 31    December 31
                                                                 1996           1995           1994
OPERATING ACTIVITIES

Net (loss)/profit                                         $(3,005,326)    $  167,063    $  (590,103)
Adjustments to reconcile net (loss)/profit
 to net cash provided by/used in)
 operating activities:
 Depreciation                                                 304,611        265,959         69,528
 Impairment loss                                            2,750,000              -              -
 Changes in operating assets and liabilities:
  Prepaid expenses and other current assets                   (31,878)       (50,056)      (138,311)
  Accounts payable                                             28,529       (121,319)       179,750
  Accrued expenses and other liabilities                     (120,067)       (62,596)       202,116
  Amounts payable to related party                             22,979         22,483              -
  Interest payable to stockholders                            116,589         82,597         47,435
                                                          -----------     ----------    -----------
 Net cash provided by operating activities                     65,437        304,131       (229,585)

INVESTING ACTIVITY

Purchases of property and equipment                          (112,448)       (55,051)    (3,211,450)
                                                          -----------     ----------    -----------
Net cash used in investing activity                          (112,448)       (55,051)    (3,211,450)

FINANCING ACTIVITIES

Proceeds from issuance of common stock                              -              -            148
Capital contributions                                               -              -      1,891,000
Repayments to stockholders                                   (443,146)             -              -
Borrowings from stockholders                                        -         96,946      1,947,558
                                                          -----------     ----------    -----------
Net cash (used in) provided by financing activities          (443,146)        96,946      3,838,733

Effect of exchange rate changes on cash                       (50,459)        (3,644)        81,321
                                                          -----------     ----------    -----------
Net (decrease)/increase in cash                              (540,616)       342,382        479,019
Cash at beginning of year                                     821,401        479,019              -
                                                          -----------     ----------    -----------
Cash at end of year                                       $   280,785     $  821,401    $   479,019
                                                          ===========     ==========    ===========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
 Interest paid                                            $   283,575     $      730    $       254
 Taxes paid                                               $         -     $        -    $         -

See accompanying notes

    Cinemania (UK) Limited
    ----------------------------------------------------------------------------
    Notes to financial statements


1.  ORGANISATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    ORGANISATION AND BUSINESS
    Cinemania (UK) Limited (the Company), owns a Showscan motion simulation twin theatre attraction based at Piccadilly Circus, London, England. The Company was incorporated in December 1993. The Showscan attraction opened on September 26 1994.

    REVENUE RECOGNITION
    The company recognises revenues from ticket sales at the time the tickets are purchased.

    PROPERTY AND EQUIPMENT
    Property and equipment are stated at cost. Depreciation of equipment is computed using the straight line method over the estimated useful lives of the assets, ranging from 3 to 10 years. Leasehold property is depreciated on a straight line basis over the initial term of the lease.

    FOREIGN CURRENCY TRANSLATION
    The financial position and results of operations of the Company are measured using local currency as the functional currency. Assets and liabilities of the Company are translated into US dollars at the exchange rate in effect at the year end (1996 -$1.7113: (Pounds)1, 1995-$1.5526: (Pounds)1). Income
    statement accounts are translated at the average rate of exchange prevailing during the year. Translation adjustments arising from differences in exchange rates from period to period are included in stockholders' equity.

    PREPAID EXPENSES AND OTHER CURRENT ASSETS
    These costs relate mainly to the prepaid running costs of the Company such as rent, rates, service charges and insurance.

    INCOME TAXES
    The company accounts for income taxes using Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS No. 109). Under SFAS No. 109, the liability method is used. Under this method, deferred tax assets and liabilities are measured using the enacted tax rates and laws for the year in which the taxes are expected to be paid.

    NET PROFIT (LOSS) PER COMMON SHARE
    The net profit (loss) per common share has been determined on the basis of the 100 weighted average shares outstanding for each of the three years in the period ended December 31, 1996.Cinemania (UK) Limited

    USE OF ESTIMATES
    The preparation of financial statements in conformity with generally accepted accounting principals requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.

    Cinemania (UK) Limited
    ----------------------------------------------------------------------------
    Notes to financial statements


2.  PROPERTY AND EQUIPMENT

                                                         1996         1995
    Leasehold property                             $   44,150   $   40,056
    Operating equipment                             3,588,721    3,205,971
    Office furniture and fixtures                      39,567   $   14,934
                                                   ----------   ----------
                                                    3,672,438    3,260,961
    Less accumulated depreciation                   3,390,098      335,487
                                                   ----------   ----------
                                                   $  282,340   $2,925,474
                                                   ==========   ==========

3.  NOTES PAYABLE TO STOCKHOLDERS

    The loans, which are due to mature on May 1, 2000, are repayable in 10 semi-annual instalments commencing November 1, 1995, only to the extent that the company has cumulative net profits available to make such payments. If no payments are made due to lack of profits available, interest will accrue until such time as cumulative profits exist whereby payments will be made. Interest is payable at LIBOR plus 3% (8.563% and 8.875% at December 31, 1996 and 1995 respectively).

    The aggregate maturities of long-term debt (including interest of $238,940 at December 31, 1996) are as follows:



                                                  1996

    1997                                    $  712,048
    1998                                       462,080
    1999                                       462,080
    2000                                       231,041
                                            ----------
                                            $1,867,249
                                            ==========

    Included within the $712,048 debt due to mature in 1997 is $249,975 which was due to be paid on November 1, 1996. However, due to the lack of available profits, no payment was made.

4.  LEASES
    The Company leases its theatre location under an operating lease, having a non-cancellable term expiring in 2008, with a renewal option for 10 years.

    Future minimum payments under leases with terms of one year or more are approximately as follows:

                                             Operating
                                                leases
     1997                                   $  240,000
     1998                                      247,500
     1999                                      247,500
     2000                                      247,500
     2001 and thereafter                     1,980,000
                                            ----------
     Total minimum lease payments           $2,962,500
                                            ==========

Cinemania (UK) Limited
--------------------------------------------------------------------------------
Notes to financial statements

5.  RELATED PARTY TRANSACTIONS
    Showscan Entertainment Inc. (Showscan) holds a 50% equity interest in the Company. Cost of revenues shown in the accompanying statement of operations includes $156,637, $228,400 and $151,000 in 1996, 1995 and 1994
    respectively, of amounts paid to and $47,761, $22,483 and $nil in 1996, 1995 and 1994 respectively of amounts owed to Showscan for film rental and royalty fees.

    Entities controlled by Mr Charles Moss and Mr Thomas DiBenedetto each hold a 25% equity interest in the Company. Mr Moss and Mr DiBenedetto each have a greater than 10% stockholding in Showscan and are directors of Showscan.

6.  IMPAIRMENT OF LONG-TERM ASSETS
    During 1996, the company adopted SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of". The recent decline in attendance and the operating loss generated during 1996 was a potential indicator of impairment. The estimated undiscounted cash flows anticipated from operating the Company indicated that a write-down to fair market value was required under SFAS No. 121. Accordingly, the company recorded a non-cash charge of $2,750,000 for the impairment of its long-lived assets. The impairment loss was calculated based on the excess of the carrying amount of the assets over the discounted cash flow expected to be received from the operation of the theatre.

                         Report of Independent Auditors


The Partners
Showscan/General Cinema Ventures

We have audited the accompanying statements of net assets in liquidation of Showscan/General Cinema Ventures (the Venture) as of October 31, 1996 and 1995, and the related statements of operations--liquidation basis, statements of changes in net assets in liquidation, and cash flows-liquidation basis for the year ended October 31, 1996 and for the period April 24, 1995 (date of formation) to October 31, 1995. These financial statements are the responsibility of the Venture's management. Our responsibility is to express an opinion on these statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As described in Note 1, the partners have agreed to sell the assets and dissolve the partnership. Accordingly, as of October 31, 1996, the Venture has changed its basis of accounting from a going-concern basis to a liquidation basis.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets of Showscan/General Cinema Ventures at October 31, 1996 and 1995, and the results of its operations and its cash flows for the year ended October 31, 1996 and for the period April 24, 1995 (date of formation) to October 31, 1995 in conformity with generally accepted accounting principles.


                                       Ernst & Young LLP

Boston, Massachusetts
June 6, 1997

                        Showscan/General Cinema Ventures

                    Statements of Net Assets in Liquidation

                                                  OCTOBER 31
                                              1996          1995
                                           ------------------------
ASSETS
Current assets:
 Current portion of foregone rent          $  123,256    $  110,086
 Other assets                                   3,783             -
Total current assets                          127,039       110,086
                                           ------------------------
Property and equipment:
 Leasehold improvements                     1,011,864     1,011,864
 Operating equipment                        1,723,422     1,723,422
                                           ------------------------
                                            2,735,286     2,735,286
 Less accumulated depreciation and
  amortization                               (568,111)     (189,378)
                                           ------------------------
                                            2,167,175     2,545,908

Foregone rent, less current portion,
 net of accumulated amortization of
 $146,254 in 1996 and $42,726 in 1995         394,490       511,188
                                           ------------------------

Total assets                               $2,688,704    $3,167,182


LIABILITIES AND PARTNERS' CAPITAL
Current liabilities:
 Due to Showscan                           $   72,468    $
 Due to (from) General Cinema Theatre         100,299       (34,858)
 Accounts payable and accrued expenses         25,108        49,640
                                           ------------------------
Total current liabilities                     197,875        14,782


Net assets in liquidation                   2,490,829     3,152,400
                                           ------------------------
Total liabilities and net assets in
 liquidation                               $2,688,704    $3,167,182
                                           ========================

See accompanying notes.

                        Showscan/General Cinema Ventures

                  Statements of Operations--Liquidation Basis


                                                             PERIOD FROM
                                                            APRIL 24, 1995
                                                               (DATE OF
                                             YEAR ENDED      FORMATION) TO
                                             OCTOBER 31       OCTOBER 31
                                                1996             1995
                                             -----------------------------

Revenues                                        $ 274,366       $159,651

Cost of revenues, primarily film rental
 and management
 fees to related parties                          230,195         86,664
                                             -----------------------------
Gross profit                                       44,171         72,987

Other costs and expenses:
 Rent                                             165,000         71,500
 Payroll and related items                         70,586         30,892
 Marketing and advertising                         27,263         18,865
 Other general and administrative                 125,632         38,012
 Depreciation and amortization                    378,733        189,378
                                             -----------------------------
                                                  767,214        348,647
                                             -----------------------------
                                                 (723,043)      (275,660)

Interest income                                    61,472         28,774
                                             -----------------------------

Net loss                                        $(661,571)     $(246,886)
                                             =============================

See accompanying notes.

                        Showscan/General Cinema Ventures

               Statements of Changes in Net Assets in Liquidation

Beginning net assets effective April  24, 1995           $3,399,286
 Cash contributions                                          97,643
 Cash distributions                                         (97,643)
 Allocation of net loss                                    (246,886)
                                                         ----------
Net assets at October 31, 1995                            3,152,400
 Allocation of net loss                                    (661,571)
                                                         ----------
Net assets at October 31, 1996                           $2,490,829
                                                         ==========

See accompanying notes.

                        Showscan/General Cinema Ventures

                  Statements of Cash Flows--Liquidation Basis

                                                          PERIOD FROM
                                                        APRIL 24, 1995
                                                          (DATE OF
                                           YEAR ENDED   FORMATION) TO
                                           OCTOBER 31     OCTOBER 31
                                              1996          1995
                                           ---------------------------
OPERATING ACTIVITIES
Net loss                                    $(661,571)       $(246,886)
Adjustments to reconcile net loss to
 net cash used
 in operating activities:
  Depreciation and amortization               378,733          189,378
  Foregone rent, net                          103,528           42,726
  Changes in operating assets and
   liabilities:
   Other assets                                (3,783)               -
   Due to Showscan                             72,468                -
   Due to/(from) General Cinema               135,157          (34,858)
   Accounts payable and accrued expenses      (24,532)          49,640
                                           ---------------------------
 Net cash used in operating activities              0                0

FINANCING ACTIVITIES
Capital contributions                               -           97,643
Capital distributions                               -          (97,643)
                                           ---------------------------
Net cash used in financing activities               -                0
                                           ---------------------------
Net increase in cash and cash equivalents           0                0
Cash at beginning of year                           0                0
                                           ---------------------------
Cash at end of year                         $      -0-       $      -0-
                                           ===========================


NONCASH ACTIVITY
Noncash capital contributions:
  Equipment                                 $       -       $1,723,422
  Leasehold improvements                    $       -       $1,011,864
  Foregone rent                             $               $  664,000


See accompanying notes.

                        Showscan/General Cinema Ventures

                Notes to Financial Statements--Liquidation Basis

                                October 31, 1996


1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND BUSINESS

Showscan/General Cinema Ventures (the Venture) is a partnership engaged in the business of operating twin Showscan motion attraction simulation theaters. The theaters opened in late May 1995 at the Framingham General Cinema 14-screen multiplex in Framingham, Massachusetts. The Venture is 50% owned by Showscan Framingham, Inc. (Showscan), a wholly-owned subsidiary of Showscan Entertainment Inc., and 50% owned by General Cinema of Framingham Inc. (General Cinema), a wholly-owned subsidiary of General Cinema Corp. of Massachusetts. Net income or loss of the Venture is allocated 50% to Showscan and 50% to General Cinema. Showscan and General Cinema hold equal voting interests in the Venture regardless of capital accounts.

The partners of the Venture have agreed to close the twin Showscan motion attraction simulation theaters and liquidate the assets of the Venture. The partners have further agreed to sell the simulation attraction equipment back to Showscan at its current fair market value, which approximates the underlying net book value of the equipment. The remainder of the assets will be allocated, as defined in the Venture Agreement, back to the partners. An additional capital contribution may be necessary by one of the partners upon settlement and liquidation of the Venture; however, the partners believe the contribution will be under $100,000.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

REVENUE RECOGNITION

The Venture recognizes revenue from ticket sales at the time the tickets are purchased.

                        Showscan/General Cinema Ventures

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

PROPERTY AND EQUIPMENT

Property and equipment were contributed to the Venture as part of the initial capital contributions of the partners and are carried at values representing cost, as specified in the Venture Agreement. Other assets purchased specifically for the Venture are carried at the cost to the contributor.

Depreciation on operating equipment was recorded on a straight-line basis over the estimated useful lives of the assets of five or ten years. Leasehold improvements were being amortized on a straight-line basis over the shorter of their estimated useful lives or the five-year term of the leases.

INCOME TAXES

No provision has been made for income taxes in the accompanying financial statements; such taxes, if any, are the responsibility of the individual partners.

RECLASSIFICATION

Certain 1995 amounts have been reclassified to conform to 1996 presentation.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts reported in the balance sheet for foregone rent, accounts payable, due to Showscan and General Cinema Theatre approximate their fair values.

2.  RELATED-PARTY TRANSACTIONS

Cost of revenues shown in the accompanying statement of operations includes $130,199 and $43,332 at October 31, 1996 and 1995, respectively, of amounts paid or due to Showscan Entertainment Inc. for film rental and $99,996 and $43,332 at October 31, 1996 and 1995, respectively, of amounts paid or due to General Cinema for management fees.

In accordance with the Venture agreement, General Cinema was credited with a capital contribution to the Venture in the amount of $664,000, representing the present value of

                        Showscan/General Cinema Ventures

2.  RELATED-PARTY TRANSACTIONS (CONTINUED)

five years of rent which would be payable by the Venture to General Cinema but for which payment was waived. Such amount has been classified as an asset on the Venture's balance sheet as foregone rent. The initial undiscounted value of the foregone rent was $881,250. The discounting effect of the rent resulted in the Venture recognizing interest income of $61,472 and $28,774 for the period ended October 31, 1996 an 1995, respectively. Rent expense is being recognized on a straight-line basis over the 60-month lease period concluding May of 1999. Related rent expense for the year ended October 31, 1996 and 1995 amounted to $165,000 and $71,500, respectively.

General Cinema also made in-kind capital contributions in the form of leasehold improvements and equipment, which are being carried at cost of approximately $1.1 million as specified in the venture agreement.

As part of its initial capital contribution, Showscan made a noncash contribution of certain operating equipment valued at $1,602,000. As specified in the Venture Agreement, such value represents 90% of the price Showscan generally charges unaffiliated parties for the purchase of such equipment.

In addition, Showscan made a cash capital contribution of approximately $98,000, which was then paid out as a distribution to General Cinema in order to equalize the capital accounts as called for in the Venture Agreement.

                                                                      APPENDIX A

                     AGREEMENT AND PLAN OF REORGANIZATION


                                  BY AND AMONG

                           IWERKS ENTERTAINMENT, INC.

                            IWK-1 MERGER CORPORATION

                                      AND

                          SHOWSCAN ENTERTAINMENT INC.

                                 AUGUST 4, 1997

                               TABLE OF CONTENTS

                                                                                     PAGE
                                                                                     ----
AGREEMENT AND PLAN OF REORGANIZATION...............................................    1

R E C I T A L S....................................................................    1

A G R E E M E N T..................................................................    1

1.   DEFINITIONS...................................................................    1
     -----------

2.   THE MERGER....................................................................    6
     ----------
      2.1   EXECUTION, FILING, EFFECTIVE TIME......................................    6
      2.2   CONSTITUENT AND SURVIVING CORPORATIONS.................................    6
      2.3   CERTIFICATE OF INCORPORATION AND BYLAWS................................    7
      2.4   BOARD OF DIRECTORS AND OFFICERS........................................    7
      2.5   CONVERSION OF THE COMPANY COMMON STOCK, COMPANY PREFERRED STOCK
            AND SUB CAPITAL STOCK..................................................    7
      2.6   COMPANY PURCHASE RIGHTS AND CONVERTIBLE NOTES..........................   10
      2.7   CLOSING OF TRANSFER BOOKS..............................................   11
      2.8   RELATED AGREEMENTS.....................................................   11
      2.9   DISSENTING STOCKHOLDERS................................................   11
      2.10  DISSENTER PAYMENT......................................................   12

3.   CLOSING DATE..................................................................   12
     ------------

4.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.................................   12
     ----------------------------------------------

      4.1   ORGANIZATION AND STANDING; ARTICLES AND BY-LAWS........................   12
      4.2   AUTHORIZATION..........................................................   13
      4.3   NO CONSENTS............................................................   13
      4.4   CAPITAL STOCK..........................................................   13
      4.5   SUBSIDIARIES...........................................................   14
      4.6   COMMISSION REPORTS AND FINANCIAL STATEMENT.............................   15
      4.7   ABSENCE OF CERTAIN CHANGES OR EVENTS...................................   15
      4.8   PENDING LITIGATION.....................................................   16
      4.9   PARTICIPATIONS AND RESIDUALS...........................................   16
      4.10  TAX RETURNS............................................................   16
      4.11  TAX ELECTION...........................................................   17
      4.12  PROPERTIES, ENCUMBRANCES...............................................   17
      4.13  PERSONAL PROPERTY......................................................   17
      4.14  EMPLOYEE BENEFIT PLANS.................................................   18
      4.15  CERTAIN AGREEMENTS.....................................................   18
      4.16  COMPLIANCE WITH APPLICABLE LAW.........................................   19
      4.17  ENVIRONMENTAL COMPLIANCE MATTERS.......................................   19
      4.18  PATENTS, TRADE NAMES AND OTHER INTELLECTUAL PROPERTY RIGHTS............   20


      4.19   NO BROKERS.............................................................   20
      4.20   BOARD APPROVAL.........................................................   20
      4.21   TAKEOVER PROVISIONS INAPPLICABLE.......................................   20
      4.22   FAIRNESS OPINION.......................................................   20
      4.23   NO DISSENTERS RIGHTS...................................................   20

5.   REPRESENTATIONS AND WARRANTIES OF PARENT.......................................   20
     ----------------------------------------

      5.1    ORGANIZATION AND STANDING; ARTICLES AND BY-LAWS........................   21
      5.2    AUTHORIZATION..........................................................   21
      5.3    NO CONSENTS............................................................   21
      5.4    CAPITALIZATION.........................................................   22
      5.5    SUBSIDIARIES...........................................................   22
      5.6    AUTHORIZATION OF PARENT COMMON STOCK...................................   23
      5.7    COMMISSION REPORTS AND FINANCIAL STATEMENTS............................   23
      5.8    ABSENCE OF CERTAIN CHANGES OR EVENTS...................................   23
      5.9    PENDING LITIGATION.....................................................   24
      5.10   TAX RETURNS............................................................   24
      5.11   TAX ELECTION...........................................................   25
      5.12   PROPERTIES, ENCUMBRANCES...............................................   25
      5.13   PERSONAL PROPERTY......................................................   25
      5.14   EMPLOYEE BENEFIT PLANS.................................................   25
      5.15   CERTAIN AGREEMENTS.....................................................   26
      5.16   COMPLIANCE WITH APPLICABLE LAW.........................................   26
      5.17   ENVIRONMENTAL COMPLIANCE MATTERS.......................................   26
      5.18   PATENTS, TRADE NAMES AND OTHER INTELLECTUAL PROPERTY RIGHTS............   27
      5.19   NO BROKERS.............................................................   27
      5.20   BOARD APPROVAL.........................................................   28
      5.21   TAKEOVER PROVISIONS INAPPLICABLE.......................................   28
      5.22   FAIRNESS OPINION.......................................................   28

6.   COVENANTS OF PARENT AND THE COMPANY............................................   28
     -----------------------------------

      6.1    CONDUCT OF BUSINESS BY THE COMPANY.....................................   28
      6.2    CONDUCT OF BUSINESS BY PARENT..........................................   30
      6.3    INSPECTION OF RECORDS..................................................   31
      6.4    STOCKHOLDER APPROVAL...................................................   31
      6.5    REGISTRATION STATEMENT; PROXY STATEMENT................................   31
      6.6    AGREEMENTS BY AFFILIATED STOCKHOLDERS OF THE COMPANY...................   33
      6.7    COMFORT LETTER.........................................................   33
      6.8    TAKEOVER STATUTES......................................................   33
      6.9    EXPENSES...............................................................   34
      6.10   REORGANIZATION.........................................................   34
      6.11   CONTINUITY OF INTEREST LETTERS.........................................   34
      6.12   FILINGS; OTHER ACTION..................................................   34
      6.13   NOTIFICATION OF CERTAIN MATTERS........................................   34
      6.14   LEGAL ACTION...........................................................   34

      6.15  PUBLICITY...............................................................   35
      6.16  ALTERNATIVE PROPOSALS...................................................   35
      6.17  INDEMNIFICATION AND INSURANCE...........................................   36
      6.18  APPOINTMENT OF COMPANY NOMINATED DIRECTORS..............................   37

7.   CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER.....................   37
     ----------------------------------------------------------

      7.1   STOCKHOLDER APPROVAL....................................................   37
      7.2   NO LEGAL ACTION.........................................................   37
      7.3   REGISTRATION STATEMENT EFFECTIVE........................................   37
      7.4   LISTING OF ADDITIONAL SHARES ON THE NASDAQ NATIONAL MARKET..............   37
      7.5   PERMITS AND APPROVALS...................................................   38
      7.6   ACCOUNTING TREATMENT....................................................   38

8.   ADDITIONAL CONDITIONS TO OBLIGATIONS OF PARENT.................................   38
     ----------------------------------------------

      8.1   REPRESENTATIONS, COVENANTS, CERTIFICATE.................................   38
      8.2   NO ADVERSE CHANGE.......................................................   38
      8.3   CERTAIN LEGAL MATTERS...................................................   38
      8.4   TAX OPINION AND CERTIFICATES............................................   38
      8.5   CERTIFICATE.............................................................   39
      8.6   RESIGNATION OF COMPANY OFFICERS AND DIRECTORS...........................   39

9.   ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF THE COMPANY........................   39
     -------------------------------------------------------

      9.1   REPRESENTATIONS, COVENANTS, CERTIFICATE.................................   39
      9.2   CERTAIN LEGAL MATTERS...................................................   39
      9.3   TAX OPINION AND CERTIFICATES............................................   39
      9.4   CERTIFICATE.............................................................   40

10.  TERMINATION....................................................................   40
     -----------

      10.1  TERMINATION.............................................................   40
      10.2  OPTION TO PURCHASE......................................................   41
      10.3  EFFECT OF TERMINATION...................................................   44

11.  MISCELLANEOUS PROVISIONS.......................................................   45
     ------------------------
      11.1  NOTICES.................................................................   45
      11.2  TERMINATION OF REPRESENTATIONS AND WARRANTIES...........................   46
      11.3  SEVERABILITY............................................................   46
      11.4  EXHIBITS AND SCHEDULES..................................................   46
      11.5  GOVERNING LAW...........................................................   46
      11.6  WAIVER OF JURY TRIAL....................................................   46
      11.7  NO ADVERSE CONSTRUCTION.................................................   47
      11.8  COUNTERPARTS............................................................   47
      11.9  COSTS AND ATTORNEYS' FEES...............................................   47
      11.10 SUCCESSORS AND ASSIGNS..................................................   47
      11.11 AMENDMENT...............................................................   47

      11.12  WAIVER................................................................   47
      11.13  ENFORCEMENT OF AGREEMENT..............................................   47
      11.14  ENTIRE AGREEMENT......................................................   47
      11.15  BEST EFFORTS..........................................................   48
      11.16  SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS.....   48
      11.17  NO THIRD PARTY BENEFICIARIES..........................................   48

                      AGREEMENT AND PLAN OF REORGANIZATION


     This Agreement and Plan of Reorganization (the "Agreement") is made and entered into as of August 4, 1997, by and among SHOWSCAN ENTERTAINMENT INC., a Delaware corporation (the "Company"), IWK-1 MERGER CORPORATION, a Delaware corporation ("Sub"), and IWERKS ENTERTAINMENT, INC., a Delaware corporation ("Parent"), with respect to the following:


                                 R E C I T A L S
                                 ---------------


     A. The Boards of Directors of Parent, the Company and Sub each has determined that a business combination among Parent, the Company and Sub is in the best interest of their respective companies and stockholders and presents an opportunity for their respective companies to achieve long-term strategic and financial benefits, and accordingly the parties have agreed to effect the merger provided for herein (the "Merger") upon the terms and subject to the conditions set forth herein.

     B. The Boards of Directors of Parent, the Company and Sub each has approved and adopted this Agreement and approved the Merger and the other transactions contemplated hereby (including the Company Stockholder Support Agreements and the Parent Stockholder Support Agreements, as such terms are defined in Section 2.8 hereof) and recommended approval and adoption of this Agreement and the Merger by their respective stockholders.

     C. For federal income tax purposes, it is intended that the Merger shall qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and for financial accounting purposes shall be accounted for as a pooling of interests.

     D. Parent, Sub and the Company desire to make certain representations, warranties and agreements in connection with the Merger.

                                A G R E E M E N T
                                -----------------

     NOW, THEREFORE, in consideration of the foregoing and of the representations, warranties, covenants and agreements contained herein, and intending to be bound hereby, the parties to this Agreement hereby agree as follows:

      1.  DEFINITIONS.  As used in this Agreement, terms defined in the preamble
          -----------
and recitals hereto shall have the respective meanings specified therein and the following terms shall have the meanings set forth below:

          1.1 "AFFILIATE" means, when used with reference to a specified Person, any other Person that directly or indirectly through one or more intermediaries controls or is controlled by, or is under common control with, such specified Person. The term "control" (including as used in the terms "controlling," "controlled by," and "under common control with") of a Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of this Agreement (i) each of the joint ventures known as Showscan Citywalk, Showscan Attractions, Framingham Venture, Osaka Venture and Maloney Venture is an Affiliate of the Company so long as such joint venture is not dissolved or otherwise terminated and so long as the Company or its Subsidiary or Affiliate, as applicable, has not sold or otherwise transferred its interest in such joint venture to a third party (other than an Affiliate of the Company), and (ii) neither Parent nor any of its Subsidiaries shall be considered an Affiliate of the Company or any of its Subsidiaries, or vice versa.

          1.2 "AGREEMENT" shall mean this Agreement and Plan of Reorganization.

          1.3 "AVERAGE PRICE" shall mean the average of the closing sale prices of the Parent Common Stock on the Nasdaq National Market (as reported by the Wall Street Journal, or if not so reported as reported by another authoritative source) over the 20 trading day period ending on (and including) the third trading day immediately preceding the date of the meeting of the stockholders of the Company contemplated in Section 6.4. For purposes of the preceding sentence, a "trading day" means a day on which trading generally takes place on the Nasdaq National Market and on which trading in shares of Parent Common Stock occurred.

          1.4 "CODE" shall mean the Internal Revenue Code of 1986, as amended.

          1.5    "COMMISSION" means the Securities and Exchange Commission.

          1.6 "COMPANY" shall mean Showscan Entertainment Inc., a Delaware corporation.

          1.7 "COMPANY COMMON STOCK" shall mean the Common Stock, par value $0.001 per share, of the Company.

          1.8 "COMPANY PREFERRED STOCK" shall mean the Series C Convertible Preferred Stock, par value $0.001 per share, of the Company.

          1.9 "COMPANY PURCHASE RIGHTS" shall mean each outstanding warrant, option, purchase right, subscription or other right or agreement or commitment of any character relating to the issuance of shares of Company Common Stock, Company Preferred Stock, or any other shares of capital stock of the Company (including, without limitation warrants, options or rights that may be issued and outstanding under any stock option plan but excluding the Convertible Notes, the Company Preferred Stock, and the Series D Rights).

          1.10 "COMPANY SECURITIES" shall mean the Company Common Stock, Company Preferred Stock and the Company Purchase Rights.

          1.11 "CONVERTIBLE NOTES" shall mean the 8% Convertible Notes due September 1, 1999 of the Company.

          1.12 "DELAWARE LAW" shall mean the General Corporation Law of the State of Delaware.

          1.13 "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

          1.14   "GAAP" shall mean generally accepted accounting principles.

          1.15 "KNOWLEDGE OF THE COMPANY" shall mean the actual knowledge, if any, of the officers, directors, and employees of the Company set forth in
Section 115 of the Company Disclosure Letter.

          1.16 "KNOWLEDGE OF PARENT" shall mean the actual knowledge, if any, of the officers, directors, and employees of Parent set forth in Section 1.16 of the Parent Disclosure Letter.

          1.17 "MATERIAL ADVERSE EFFECT" means when used in connection with the Company or any of its Subsidiaries, or Parent or any of its Subsidiaries, as the case may be, any condition, change or effect that is or is reasonably likely to be materially adverse to the business, assets (including intangible assets), financial condition or results of operations of the Company and its Subsidiaries or Parent and its Subsidiaries, in each case taken as a whole; provided, however, Parent and the Company acknowledge and agree that the adverse effect (if any) on the Company's film license renewals, customer orders, backlog, consolidated revenues and net income (and the related effect on the Company's financial condition), or the loss of employees, directly or indirectly, resulting from, or which is reasonably likely to result from, the public announcement by Parent and the Company of this Agreement and the Merger shall not constitute a Material Adverse Effect hereunder.

          1.18 "MERGER" shall have the meaning provided in Recital A to this Agreement.

          1.19 "NASD" shall mean the National Association of Securities Dealers, Inc.

          1.20   "NASDAQ NATIONAL MARKET" shall mean the Nasdaq National Market.

          1.21 "PARENT" shall mean Iwerks Entertainment, Inc., a Delaware corporation.

          1.22 "PARENT COMMON STOCK" shall mean the Common Stock, par value $0.001 per share, of Parent.

          1.23 "PARENT PURCHASE RIGHTS" shall mean each outstanding warrant, option, purchase right, subscription or other right or agreement or commitment of any character relating to the issuance of shares of Parent Common Stock or any other shares of capital stock of Parent

(including, without limitation, warrants, options or rights that may be issued and outstanding under any stock option plan).

          1.24 "PERSON" includes an individual, general or limited partnership, limited liability company, limited liability partnership, trust, estate, corporation, joint venture, unincorporated association, government bureau or agency or other entity of whatsoever kind or nature.

          1.25 "SECURITIES ACT" shall mean the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder.

          1.26 "SERIES D RIGHTS" shall mean the issued and outstanding rights to purchase shares, or fractions thereof, of Series D Convertible Preferred Stock, par value $0.001, of the Company.

          1.27 "SUB" shall mean IWK-1 Merger Corporation, a Delaware corporation.

          1.28 "SUB COMMON STOCK" shall mean the Common Stock, par value $0.001 per share, of Sub.

          1.29 "SUBSIDIARY" shall mean, with respect to Parent, those entities identified on Schedule 1.29(a) and with respect to the Company, those entities
              ----------------
identified on Schedule 1.29(b).
              ----------------

                                                   Section
                                                    Where
Defined Term                                        Found
-----------------------------------------        ------------

Alternative Proposal                                  6.16

AICPA Statement                                        6.7

Beneficial Ownership                                 10.2(d)

Certificate(s)                                        2.5(d)

Certificate of Merger                                  2.1

Closing                                                 3

Closing Date                                            3

Company Disclosure Letter                               4

Company Financial Statements                           4.6

Company Named Stockholders                             2.8

Company Nominated Directors                            6.18

Company Participations                                 4.9

Company Permitted Liens                                4.12

                                                   Section
                                                    Where
Defined Term                                        Found
-----------------------------------------        ------------

Company Plans                                        4.14

Company Reports                                      4.6

Company Rights Agreement                             4.21

Company Stockholders Support Agreement               2.8

Confidentiality Agreement                            6.3

Constituent Corporations                             2.2

Dissenter                                            2.9

Effective Time                                       2.1

Environmental Laws                                   4.17

ERISA                                                4.14

ERISA Affiliate                                      4.14

Exchange Agent                                      2.5(c)

Exchange Fund                                       2.5(c)

Initial Triggering Event                           10.2(d)

Indemnified Parties                                6.17(b)

Intellectual Property                                4.18

IRS                                                  4.10

Leased Property                                      4.12

Liens                                                4.12

Maximum Amount                                     6.17(c)

Notice Date                                        10.2(b)

Option                                             10.2(a)

Optioned Shares                                    10.2(a)

Parent Disclosure Letter                              5

Parent Financial Statements                          5.7

Parent Named Directors and Officers                  2.8

Parent Permitted Liens                               5.12

Parent Plans                                         5.14

                                                      Section
                                                       Where
Defined Term                                           Found
-----------------------------------------           ------------
Parent Properties                                        5.12

Parent Reports                                           5.7

Parent Rights Agreement                                  5.21

Parent Stockholders Support Agreement                    2.8

Per Share Consideration                               2.5(a)(i)

Per Share Price                                        10.2(a)

Pooling Letters                                          7.6

Proxy Statement                                         6.5(a)

Purchase Event                                         10.2(d)

Registration Statement                                  6.5(a)

Remedies Exception                                       4.2

Restrictions                                             4.12

Rule 145 Affiliates                                      6.6

Securities Laws                                          4.6

Sub Capital Stock                                     2.5(a)(v)

Surviving Corporation                                    2.2

Tax Matters Certificate                                  8.4

Tax Returns                                              4.10

Taxes                                                    4.10

Treasury Shares                                       2.5(a)(iv)

      2.  THE MERGER.
          ----------

          2.1 EXECUTION, FILING, EFFECTIVE TIME. On the date of the Closing of the Merger referred to in Section 3, and subject to the terms and conditions hereinafter set forth, the Company, Parent and Sub agree to cause the Merger to be consummated by executing, delivering and filing with the office of the Delaware Secretary of State a Certificate of Merger (the "Certificate of Merger") in a form approved by the Company and Parent, which approval shall not be unreasonably withheld or delayed, and such other documents as may be required by the provisions of the Delaware Law and as are necessary to cause the Merger to become effective. The Merger shall become effective when such Certificate of Merger and such other necessary documents are so filed with the Secretary of State of the State of Delaware. The time at which the Merger becomes effective is herein referred to as the "Effective Time."

          2.2 CONSTITUENT AND SURVIVING CORPORATIONS. The Company and Sub shall be the constituent corporations in the Merger (collectively, the "Constituent Corporations"). At the Effective Time, Sub shall be merged into the Company in accordance with the Delaware Law and the Company shall be the surviving corporation in the Merger (in such capacity, the Company is sometimes hereinafter referred to as the "Surviving Corporation"). At the Effective Time, the identity and separate existence of Sub shall cease. Upon the effectiveness of the Merger, the Surviving Corporation shall possess all of the rights, privileges, immunities, powers, franchises and authority, whether of a public or private nature, and be subject to all restrictions, disabilities and duties, of each of the Constituent Corporations, and all the rights, privileges, immunities, powers, franchises and authority of each of the Constituent Corporations, and all assets and properties of every description, real, personal and mixed, and every interest therein, wherever located, and all debts and other obligations belonging or due to either of the Constituent Corporations on whatever account, as well as stock subscriptions and all other things in action belonging or due to each of the Constituent Corporations, shall be vested in the Surviving Corporation, and all property rights, privileges, immunities, powers, franchises and authority, and all and every other interest, shall be thereafter as effectually the property of the Surviving Corporation as they were of the Constituent Corporations, and the title to any real estate or interest therein vested in either Constituent Corporation shall not revert or be in any way impaired by reason of the Merger but all rights of creditors and all liens upon any property of either of the Constituent Corporations shall be preserved unimpaired, and the Surviving Corporation shall be liable for the debts and other obligations of each of the Constituent Corporations, and any claims existing or action or proceeding pending, by or against either of the Constituent Corporations may be prosecuted to judgment with right of appeal, as if the Merger had not taken place.

          2.3 CERTIFICATE OF INCORPORATION AND BYLAWS. The Certificate of Incorporation and Bylaws of the Company in effect immediately prior to the Effective Time shall be the Certificate of Incorporation and Bylaws of the Surviving Corporation.

          2.4 BOARD OF DIRECTORS AND OFFICERS. At the Effective Time, the directors of Sub immediately prior to the Effective Time shall become the directors, and the officers of the Company immediately prior to the Effective Time shall become the officers, of the Surviving Corporation, each such director and officer to hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation and Bylaws of the Surviving Corporation and applicable law. The Company shall use reasonable efforts to cause each director of the Company and of its Subsidiaries which are corporations to tender his or her resignation prior to the Effective Time, each such resignation to be effective as of the Effective Time.

           2.5 CONVERSION OF THE COMPANY COMMON STOCK, COMPANY PREFERRED STOCK AND SUB CAPITAL STOCK.

          (a)  Conversion of the Company Common Stock, the Company Preferred
               -------------------------------------------------------------
Stock and Sub Capital Stock. At the Effective Time, each share of Company Common
---------------------------
Stock, Company Preferred Stock and Sub capital stock issued and outstanding immediately prior to the Effective Time (excluding any treasury shares of the Company Common Stock and Company Preferred Stock then owned by the Company or any of its Subsidiaries and any shares of the Company Common Stock and Company Preferred Stock then held by Parent or any of its Subsidiaries) shall, by virtue of the Merger and without any action on the part of Parent, Sub, the Company or the holder thereof, be canceled and converted into the right to receive the following:

          (i) each share of Company Common Stock outstanding immediately prior to the Effective Time shall entitle the holder thereof to 0.85 validly issued, fully paid and non-assessable shares of Parent Common Stock (the "Per Share Consideration");

          (ii) each share of Company Preferred Stock outstanding immediately prior to the Effective Time shall entitle the holder thereof to that number of validly issued, fully paid and non-assessable shares of Parent Common Stock as is equal to the number of shares of Company Common Stock into which such share of Company Preferred Stock is convertible immediately prior to the Effective Time multiplied by 0.85;

          (iii) no fractional shares of Parent Common Stock will be issued, but in lieu thereof, any holder of shares of Company Common Stock or Company Preferred Stock entitled to receive a fractional share of Parent Common Stock shall be paid cash (rounded to the nearest whole cent) equal to the product of multiplying such fraction by the Average Price;

          (iv) If more than one certificate representing shares of Company Common Stock and/or Company Preferred Stock shall be surrendered at one time for the account of the same stockholder of record, the number of full shares of Parent Common Stock for which certificates shall be delivered shall be computed on the basis of the aggregate number of shares of the Company Common Stock and/or Company Preferred Stock, as the case may be, represented by the certificates so surrendered. All shares of Company Common Stock and Company Preferred Stock held by the Company at the Effective Time as treasury shares or held by any of the Company's Subsidiaries or by Parent or any of its Subsidiaries (collectively, "Treasury Shares") shall cease to exist and the certificates for such shares shall, as promptly as practicable thereafter, be canceled and no shares of capital stock of Parent or Sub shall be issued in exchange therefor.

          (v) each outstanding share of capital stock of Sub (the "Sub Capital Stock") shall be converted into and become one fully paid and nonassessable share of Common Stock of the Surviving Corporation. At the Effective Time, Parent, as the sole holder of the Sub Capital Stock, shall surrender any and all certificates representing such Sub Capital Stock to the Surviving Corporation and shall be entitled to receive in exchange therefor a certificate representing the number of shares of Common Stock of the Surviving Corporation into which the Sub Capital Stock theretofore represented by the certificates so surrendered shall have been converted as provided in this Section 2.5(a)(v). From and after the Effective Time, until so surrendered, each certificate theretofore representing shares of issued and outstanding Sub Capital

Stock shall be deemed for all corporate purposes to evidence the number of shares of Common Stock of the Surviving Corporation into which such shares of Sub Capital Stock shall have been converted.

          (b)  Adjustment to the Per Share Consideration.  The Per Share
               -----------------------------------------
Consideration shall be adjusted to reflect fully the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into shares of Parent Common Stock, shares of Company Common Stock or shares of Company Preferred Stock), reorganization, recapitalization or other like change in the number of shares of Parent Common Stock, shares of Company Common Stock or shares of Company Preferred Stock occurring after the date hereof and prior to the Effective Time; provided,
                                                                 ---------
however, that no such changes to the capital stock of Parent, the Surviving
-------
Corporation or the Company shall be effected except as permitted by this Agreement.

          (c)  Payment for Company Common Stock and Company Preferred Stock.
               ------------------------------------------------------------
Parent shall authorize one or more persons reasonably acceptable to the Company to act as exchange agents (the "Exchange Agent") hereunder. As of the Effective Time, Parent shall deposit, or cause to be deposited, with the Exchange Agent, for the benefit of the holders of the Company Common Stock and Company Preferred Stock, certificates representing the number of whole shares of Parent Common Stock and cash in lieu of fractional shares (such cash and certificates, together with any dividends or distributions thereon, being hereinafter referred to as the "Exchange Fund") into which the shares of the Company Common Stock and Company Preferred Stock outstanding at the Effective Time are converted in accordance with Section 2.5.(a) hereof. The Exchange Fund shall include sufficient cash as is reasonably determined by Parent to be necessary to account for additional fractional shares as the result of shares which are held in depositary, nominee or book entry form.

          (d)  Delivery of New Certificates.  Promptly after the Effective Time,
               ----------------------------
Parent shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates representing shares of Company Common Stock and/or Company Preferred Stock (a "Certificate" and collectively the "Certificates")
(i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent and the Company may reasonably specify and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock and cash in lieu of fractional shares. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor (x) a certificate representing that number of whole shares of Parent Common Stock and (y) a check representing the amount of cash in lieu of fractional shares, if any, and unpaid dividends and distributions, if any, which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of this
Section 2.5(d), after giving effect to any required withholding tax, and the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on the cash included within the Exchange Fund, payable to holders of Certificates. If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which a certificate for shares of the Company Common Stock and/or Company Preferred Stock so surrendered is then registered, such surrender shall be accompanied by payment of any applicable transfer taxes and documents required for a valid transfer. From and after the Effective Time, until so surrendered, each Certificate theretofore representing shares of issued and outstanding Company Common Stock and/or Company Preferred Stock shall be deemed for all corporate purposes, except as provided in Section 2.5(a) with respect to fractional shares and Treasury Shares, and except as set forth below, to evidence the number of whole shares of Parent Common Stock into which such shares of Company Common Stock and/or Company Preferred Stock shall have been converted. Unless and until any such Certificates shall be so surrendered, the holder of such Certificate shall not have any right to receive any cash amounts included in the Exchange Fund. Upon surrender of a Certificate representing the Company Common Stock and/or Company Preferred Stock, the holder of record thereof shall receive a certificate representing the whole shares of Parent Common Stock, cash in lieu of fractional shares to which he shall be entitled, and all dividends and other distributions which shall have been paid or made to holders of record of Parent Common Stock after the Effective Time with respect to such shares of Parent Common Stock, without interest thereon. All such cash amounts unclaimed at the end of one year from the Effective Time shall be released or repaid by the Exchange Agent to Parent, after which the holders of the shares not receiving such payment shall look, subject to applicable escheat or other laws, only to Parent as general creditors for payment thereof.

          (e)     No Liability.  None of Parent, the Company, the Exchange
                  ------------
Agent or any other Person shall be liable to any former holder of shares of Company Common Stock and/or Company Preferred Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

          (f)     Lost, Stolen or Destroyed Certificates.  In the event any
                  --------------------------------------
Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Parent Common Stock, cash in lieu of fractional shares, and unpaid dividends and distributions on shares of Parent Common Stock as provided in Section 2.5(d), deliverable in respect thereof pursuant to this Agreement.

           2.6    COMPANY PURCHASE RIGHTS AND CONVERTIBLE NOTES.

          (a) Each of the Company Purchase Rights, whether vested or unvested, shall, subject to the terms of any applicable stock option, warrant agreement or other applicable agreement evidencing the same, remain outstanding following the Effective Time. At the Effective Time, such Company Purchase Rights shall, by virtue of the Merger and without any further action on the part of the Company, Parent, Sub or the holder of any Company Purchase Right, be assumed by Parent in such manner that Parent (x) is a corporation "assuming a stock option in a transaction to which Section 424 applied" within the meaning of Section 424(a) of the Code or (y) to the extent Section 424 of the Code does not apply to any such Company Purchase Rights, would be such a corporation were
Section 424 applicable to such option. In connection with the assumption of the

Company Purchase Rights, Parent shall effect such assumption in such manner as not to affect the "incentive stock option" status of those options which are "incentive stock options" within the meaning of Section 422 of the Code at the Effective Time. From and after the date hereof, no additional Company Purchase Rights shall be granted by the Company and no "vesting" or exercise schedule of Company Purchase Rights shall be modified or accelerated (other than pursuant to the express terms of such Company Purchase Right or pursuant to other contractual obligations to modify such "vesting" or exercise schedule as disclosed on the Company Disclosure Letter) and no exercise price of any Company Purchase Right shall be modified without the prior written consent of Parent.

          (b) Parent agrees that each Convertible Note outstanding prior to the Effective Time shall entitle the holder thereof to receive, during the period such Convertible Note shall be convertible, upon conversion of such Convertible Note, in lieu of each share of Company Common Stock deliverable on such conversion immediately prior to the Merger, such number of shares of Parent Common Stock which are receivable upon the effectiveness of the Merger by a holder of one share of Company Common Stock.

          2.7 CLOSING OF TRANSFER BOOKS. At and after the Effective Time, transfers of the shares of Company Common Stock and Company Preferred Stock outstanding immediately prior to the Effective Time shall not be made on the stock transfer books of the Company.

          2.8    RELATED AGREEMENTS.  Each of the stockholders identified on

Schedule 2.8(a) of the Company Disclosure Letter (the "Company Named
---------------
Stockholders") have executed and delivered to Parent separate agreements (collectively the "Company Stockholder Support Agreements") pursuant to which they agree to vote the shares of Company Common Stock and/or Company Preferred Stock, as applicable, held by them in favor of this Agreement and the Merger at the Stockholders Meeting called for that purpose and have granted an irrevocable proxy to Parent to do the same in their place and stead. Each of the Directors and Officers of Parent identified on Schedule 2.8(b) (the "Parent Named
                                     ---------------
Directors and Officers") have executed and delivered to the Company separate agreements (collectively the "Parent Stockholder Support Agreements") pursuant to which they agree to vote the shares of Parent Common Stock held by them in favor of the issuance of the Parent Common Stock pursuant to the terms of this Agreement at the Stockholders Meeting called for that purpose and have granted an irrevocable proxy to the Company to do the same in their place and stead.
The Company Stockholder Support Agreements and the Parent Stockholder Support Agreements collectively are referred to herein as the "Stockholder Support Agreements" and are attached hereto on Schedule 2.8(c).
                                       ---------------

          2.9 DISSENTING STOCKHOLDERS. All issued and outstanding shares of Company Preferred Stock held by holders of record as of the date fixed for determination of stockholders entitled to notice of and to vote at the meeting of the stockholders of the Company who shall have neither voted in favor of the Merger nor consented thereto in writing and shall have delivered (and then have been entitled to deliver) to the Company a written demand for appraisal of their shares of Company Preferred Stock within the time and in the manner provided in
Section 262 of the Delaware Law (individually, a "Dissenter," and collectively, the "Dissenters") shall not be converted into Parent Common Stock, but shall be entitled to receive such consideration as shall be provided in Section 262 in accordance with the terms and subject to the conditions set forth in said Section 262, except that each share of Company Preferred Stock issued and outstanding immediately prior to the Effective Time and held by a Dissenter who shall thereafter withdraw his demand for appraisal of his shares of Company Preferred Stock with the Surviving Corporation's consent or lose his right to such payment as provided in Section 262 shall be deemed converted, as of the Effective Time, into fully paid and nonassessable shares of Parent Common Stock, in which event such stockholder shall no longer be a Dissenter. The Company shall deliver to Parent (i) on the first business day following the meeting of stockholders of the Company (or the twenty first (21st) day following notice of written consent), a list of all holders of Company Preferred Stock who have filed written demands for payment of their shares of Company Preferred Stock by the date of such meeting in accordance with said Section 262, and (ii) from time to time, as Parent shall reasonably request, other relevant information with respect to such objections and demands. The Company shall afford to Parent the opportunity to participate in all negotiations and proceedings with respect to any such demands and shall not, prior to the Effective Time, except with the prior written consent of Parent, voluntarily make any payment with respect to, settle or offer or agree to settle, any such demands for payment.

          2.10 DISSENTER PAYMENT. Each Dissenter who becomes entitled, pursuant to the provisions of Section 262 of the Delaware Law, to payment for the shares of Company Preferred Stock held by such Dissenter shall receive the payment therefor provided under Section 262 from the Surviving Corporation, but only up to the amount of such payment as shall have been agreed upon or finally determined pursuant to Section 262, and such shares shall thereupon be canceled.

      3.  CLOSING DATE.  The Closing of the Merger (the "Closing") shall, unless
          ------------
another date or place is agreed to in writing by the parties, take place at the offices of Troop Meisinger Steuber & Pasich, 10940 Wilshire Boulevard, Los Angeles, California 90024 (except for the filing of the Certificate of Merger, which shall take place in the office of the Secretary of State of the State of Delaware) on the second business day following the satisfaction or waiver of all conditions precedent to the Merger (or such other date as the parties hereto may mutually agree), including those set forth in Sections 7, 8 and 9 of this Agreement. The date of the Closing is referred to in this Agreement as the "Closing Date."

      4.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.  Except as set forth in
          ----------------------------------------------
the disclosure letter delivered to Parent at or prior to the execution of this Agreement by the Company, which shall refer to the relevant Sections of this Agreement (the "Company Disclosure Letter"), or in the Company Reports, the Company represents and warrants to and agrees with Parent and Sub as follows:

          4.1 ORGANIZATION AND STANDING; ARTICLES AND BY-LAWS. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company is qualified, licensed or domesticated as a foreign corporation and is in good standing in all jurisdictions where the character of its properties owned or held under lease or the nature of its activities make such qualification necessary, except where the failure to be so qualified, licensed or domesticated would not have individually or in the aggregate, a Material Adverse Effect. The Company has all requisite power and authority and all requisite licenses, permits and franchises necessary to own, lease and operate its properties and assets and to carry on its business in the manner and in the locations as presently conducted, except where the failure to do so would not have individually or in the aggregate, a Material Adverse Effect. Copies of the Certificate of Incorporation (as certified by the Delaware Secretary of State) and Bylaws of the Company have been delivered to Parent and are accurate and complete as of the date hereof.

          4.2 AUTHORIZATION. The Company has the requisite corporate power and authority to enter into and carry out the terms and conditions of this Agreement and all the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Company's Board of Directors and, other than the stockholder approval required pursuant to Section 6.4 hereof, all corporate proceedings have been taken and no other corporate proceedings on the part of the Company are necessary to authorize the execution, delivery and performance by the Company of this Agreement. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligations of the Company, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally from time to time in effect and except that equitable remedies may not in all cases be available (regardless of whether enforceability is considered in a proceeding at law or in equity) (collectively, the "Remedies Exception"). The execution and delivery of this Agreement by the Company does not, and the consummation of the transactions contemplated hereby, will not (i) conflict with or violate the Certificate of Incorporation or By-Laws of the Company or any of its Subsidiaries, (ii) conflict with or violate any statute, law, rule, regulation, judgment, decree, order, writ, governmental permit or license applicable to the Company or any of its Subsidiaries or by which any asset of the Company or any or its Subsidiaries is bound or affected, (iii) result in a breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, result in a loss of a material benefit under, or give to others any right of purchase or sale, or any right of termination, amendment, acceleration, increased payments or cancellation of, or result in the creation of a lien on any property or asset of the Company or any of its Subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; except in the case of clauses (ii) and (iii) above, for such conflicts, violations, breaches or defaults which (x) would not prevent or delay the consummation of the transactions contemplated hereby in any material respect, and (y) would not have, individually or in the aggregate, a Material Adverse Effect.

          4.3 NO CONSENTS. No consent, authorization, order or approval of, or filing with or registration with, any governmental authority, commission, board or other regulatory body of the United States or any state or political subdivision thereof, or any other Person, is required to be made or obtained by the Company for or in connection with the execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby, the absence of which, individually or in the aggregate, would have a Material Adverse Effect, other than the filing of the Certificate of Merger with the Delaware Secretary of State, the approval of the Merger by the stockholders of the Company, compliance with the Securities Laws and compliance with any applicable state securities or "Blue Sky" laws.

          4.4 CAPITAL STOCK. The authorized capital stock of the Company consists of 20,000,000 shares of Company Common Stock, par value $0.001 per share, 150,000 shares of Class A Preferred Stock, $0.001 par value per share, 24,000 shares of Class B Preferred Stock, $.001 par value per share, 100,000 shares of Class C Preferred Stock, $.001 par value per share and 10,000 shares of Class D Preferred Stock, $0.001 par value per share. As of the date hereof,
(i) there are 5,642,058 shares of Company Common Stock issued and outstanding, all of which are duly authorized, validly issued, fully paid and non-assessable and were not issued in violation of any preemptive rights or any Federal or State securities laws, (ii) no shares of Company Common Stock are held by Subsidiaries of the Company, and (iii) 4,904,287 shares of Company Common Stock are reserved for future issuance under outstanding Company Purchase Rights, the Convertible Notes and the Company Preferred Stock. As of the date hereof, there are 49,000 shares of Series C Preferred Stock issued and outstanding, all of which are duly authorized, validly issued, fully paid and non-assessable and were not issued in violation of any preemptive rights or any Federal or State securities laws. As of the date hereof, there are no shares of Class A Preferred Stock, Class B Preferred Stock or Class D Preferred Stock outstanding. As of the date hereof, there are (i) no options, warrants, calls, subscriptions, convertible securities or other rights, (including preemptive rights), agreements, understandings, arrangements or commitments of any character obligating the Company now or at any time in the future to issue or sell any of its capital stock or other equity interests of the Company or any of its Subsidiaries, (ii) there are no obligations, contingent or otherwise, of the Company or any of its Subsidiaries, to repurchase, redeem or otherwise acquire any shares of capital stock or other equity interests of the Company or any of its Subsidiaries or to provide funds or to make any investment (in the form of a loan, capital contribution or otherwise) in any Subsidiary or another entity, other than guarantees of bank obligations of Subsidiaries entered into in the ordinary course of business, (iii) there are no outstanding bonds, debentures, notes or other obligations of the Company the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the Company stockholders on any matter, (iv) there are no obligations, contingent or otherwise, guaranteeing the value of any of the shares of the Common Stock of the Company or any of its Subsidiaries either now or at any time in the future, and (v) there are no voting trusts, proxies or other agreements or understandings to which the Company is a party or is bound with respect to the voting of any capital stock or other equity interests of the Company or any of its Subsidiaries.

          4.5 SUBSIDIARIES. The Company Disclosure Letter sets forth a true and correct list of each Subsidiary of the Company as of the date hereof. All of the outstanding capital stock of each such Subsidiary is owned entirely by the Company or by a Subsidiary of the Company, as the case may be, as of the date hereof, free and clear of all liens, charges, pledges, security interests or other encumbrances, except for restrictions on transfer imposed by applicable securities laws. All such shares of capital stock have been duly authorized and validly issued and are fully paid and nonassessable. There are no agreements, understandings or undertakings governing the rights and duties of the Company or any Subsidiary of the Company as a stockholder of any Subsidiary, including, without limitation, any agreement, arrangement or understanding under which the Company is or may become obligated, directly or indirectly, to acquire or dispose of any equity interest in, make any capital contribution or extend credit to, or act as guarantor, surety or indemnitor for any liability of any Subsidiary. Each such Subsidiary is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, has the corporate power and authority to carry on its business as it is now being conducted and is duly qualified to do business and is in good standing in all jurisdictions where the failure to be so qualified would have, individually or in the aggregate, a Material Adverse Effect. Other than its Subsidiaries, neither the Company nor any Subsidiary of the Company has any equity investment in any corporation, joint venture, partnership or other business enterprise.

          4.6 COMMISSION REPORTS AND FINANCIAL STATEMENTS. From and after April 1, 1994 the Company has filed with the Commission all forms, reports, registration statements, proxy statements and other documents (collectively, the "Company Reports") required to be filed by the Company under the Securities Act, the Exchange Act, and the rules and regulations promulgated thereunder (collectively, the "Securities Laws"), except failures to file which, individually or in the aggregate, do not have a Material Adverse Effect. As of their respective dates, or, in the case of registration statements, as of their respective effective dates, all of the Company Reports, including all exhibits and schedules thereto and all documents incorporated by reference therein, (i) complied as to form in all material respects with the requirements of the Securities Laws applicable thereto, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements, in light of the circumstances under which they were made, not misleading. The representation in clause (ii) of the preceding sentence shall not apply to any misstatement or omission in any Company Report filed prior to the date of this Agreement which was superseded or corrected by a subsequent Company Report filed by the Company before the date hereof. No Subsidiary of the Company is required to file any report, form or other document with the Commission. The audited consolidated financial statements and unaudited interim consolidated financial statements included or incorporated by reference in the Company Reports (collectively, the "Company Financial Statements") have been prepared in accordance with GAAP applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the consolidated financial position of the Company or other Person, as applicable, as of and at the dates thereof and the results of operations and cash flows for the periods then ended, subject in the case of the unaudited interim financial statements, to normal, recurring year-end adjustments and any other adjustments described therein. Except as set forth or reflected in the Company Financial Statements at March 31, 1997, or as set forth in the interim unaudited balance sheets, or in the notes thereto, included in the Company Reports since that date, neither the Company nor any of its Subsidiaries, has any liabilities or obligations of any kind or nature (whether accrued, absolute, contingent or otherwise) which would be required to be reflected or reserved against in any balance sheet of the Company, or in the notes thereto, prepared in accordance with GAAP consistently applied, except liabilities arising since March 31, 1997 either (i) in the ordinary course of business; or (ii) which, individually or in the aggregate, would not have a Material Adverse Effect; or (iii) as contemplated or permitted by this Agreement.

          4.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since March 31, 1997, the Company and its Subsidiaries each has conducted its business in all material respects in the ordinary and usual course consistent with past practice, and there has not been (a) any event or occurrence which, individually or in the aggregate, has or reasonably could result in a Material Adverse Effect, (b) any material change in accounting methods, principles and practices by the Company and its Subsidiaries (except for any such changes required by reason of a concurrent change in GAAP or to conform a Subsidiary's accounting methods, principles or practices to those of the Company), (c) any damage, destruction or loss, whether covered by insurance or not, having, individually or in the aggregate, a Material Adverse Effect, (d) except as contemplated by this Agreement, any entry by the Company or any of its Subsidiaries into any commitment or transaction material to the Company which is not in the ordinary course of business consistent with past practice, (e) any declaration, payment or setting aside for payment of any dividends, or (f) any grant to any officer or director of any increase in compensation (other than periodic salary increases not in excess of 10% made in the ordinary course of business consistent with past practice or increases resulting from job promotions or expansions of employment responsibilities), or any loan to any officer or director, or any adoption, amendment in any material respect or termination of any bonus, profit sharing, stock option, employee stock ownership, pension, retirement, deferred compensation, employment or consulting or other plan, agreement or arrangement for the benefit of employees of the Company.

          4.8 PENDING LITIGATION. There are no actions, suits or proceedings of any nature pending, or, to the Knowledge of the Company, threatened, against or by the Company or any of its properties, assets or business, nor is the Company or any of its properties, assets or business, subject to any order, judgment, ruling, or decree of any competent authority, which would have, or is reasonably like to have, individually or in the aggregate, a Material Adverse Effect. The Company has not received notice of violation of any applicable statute, regulation, code, ordinance, rule, order, judgment, decree or requirement relating to its operations or its owned or leased properties and to the Knowledge of the Company, no such violation exists, in each case, other than a violation which would not have, individually or in the aggregate, a Material Adverse Effect.

          4.9 PARTICIPATIONS AND RESIDUALS. All agreements providing for the payment of any participation or the payment of residuals now or hereafter payable by the Company or any of its Subsidiaries to any and all Persons (the "Company Participations") as of the date hereof relating to Devil's Mine Ride, Cosmic Pinball, Space Race, Dracula's Haunted Castle and Storm Rider are identified on the Company Disclosure Letter and have been delivered by the Company to Parent.

          4.10 TAX RETURNS. The Company and each of its Subsidiaries (i) has accurately prepared and duly and timely filed all federal and state and all other material income, property, sales and use and other applicable tax reports and returns ("Tax Returns") required to be filed (subject to any extensions applicable to any such filing) except where the failure to do so would not have, individually or in the aggregate, a Material Adverse Effect, and all such Tax Returns are true and complete except for such inaccuracies which would not have a Material Adverse Effect, (ii) has paid all Taxes shown to be due and payable on such Tax Returns or which have become due and payable pursuant to any assessment, deficiency notice, 30-day letter, or other notice received by it (except to the extent being contested in good faith), and (iii) has properly accrued on its books and records all Taxes for such periods subsequent to the periods covered by the Tax Returns, except for any Taxes which would not have, individually or in the aggregate, a Material Adverse Effect. The Tax Returns of the Company and each of its Subsidiaries have not been examined by the appropriate taxing authority. Neither the Company nor any of its Subsidiaries has executed or filed with the Internal Revenue Service ("IRS") or any other taxing authority any agreement now in effect extending the period for assessment or collection of any income or other Taxes. Neither the Company nor any of its Subsidiaries is a party to any pending action or proceeding by any governmental authority for assessment or collection of Taxes, and to the Knowledge of the Company, no claim for assessment or collection of Taxes has been asserted against it. There are no liens for Taxes upon the assets of the Company or any of its Subsidiaries except liens for Taxes not yet due. True, correct and complete copies of all Tax Returns filed by the Company and each of its Subsidiaries and all communications relating thereto have been delivered to Parent or made available to the representatives of Parent. All Taxes which the Company is required to withhold or collect, including without limitation, sales and use taxes, have been duly withheld or collected and, to the extent required, have been paid over to the proper governmental authorities or are held in separate bank accounts for such purposes, except where the failure to do so would not have, individually or in the aggregate, a Material Adverse Effect. For purposes of this Agreement, the term "Taxes" shall mean and include all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, excise, property, sales, withholding, social security, occupation, use, service, license, payroll, franchise, transfer and recording taxes, fees and charges imposed by the United States, or any state, local or foreign government or subdivision or agency thereof, whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest, fines, penalties or additional amounts attributable or imposed on or with respect to any such taxes, charges, fees, levies or other assessments.

          4.11 TAX ELECTION. Neither the Company nor any of its Subsidiaries has filed (and will not file prior to the Effective Time) any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f) of the Code apply to any disposition of the subsection (f) assets (as such term is defined in Section 341(f)(4) of the Code) owned by the Company or any of its Subsidiaries.

          4.12 PROPERTIES, ENCUMBRANCES. The Company has a valid leasehold interest in the property located at 3939 Landmark Street, Culver City, California 90232-2315 (the "Leased Property") free and clear of all liens, mortgages or deeds of trust, claims against title, security interests or other encumbrances on title ("Liens") or any rights of way, written agreements, laws, ordinances or regulations affecting the use or occupancy of such properties, or any reservations of an interest in title ("Restrictions") except (i) Liens and Restrictions reflected in the Company Financial Statements, (ii) Liens and Restrictions for taxes not yet due and payable or being contested in good faith,
(iii) Liens and Restrictions attaching by operation of law, incurred in the ordinary course of business consistent with past practices and securing payments not past due, (iv) the rights of landlords or sublessors under the applicable lease, (v) Liens and Restrictions disclosed in the Company Disclosure Schedule and (vi) Liens and Restrictions which do not have, individually or in the aggregate, a Material Adverse Effect (collectively, the "Company Permitted Liens"). Neither the Company nor any of its Subsidiaries own any real property or lease or otherwise use any real property other than the Leased Property in the conduct of its business. All rental payments due under the lease pursuant to which the Company uses the Leased Property have been paid and neither the Company nor any of its Subsidiaries is in default, and to the Knowledge of the Company, the landlord under the lease is not in default, and no condition or event exists which with the giving of notice or the passage of time, or both, would constitute a material default by any party under any such lease other than any such non-payment or default which could not have, individually or in the aggregate, a Material Adverse Effect.

          4.13 PERSONAL PROPERTY. The Company and its Subsidiaries own good and marketable title to or a valid right to use all items of personal property owned or used by them which are material to their business, free and clear of all Liens or Restrictions other than the Company Permitted Liens.

          4.14 EMPLOYEE BENEFIT PLANS. The Company Disclosure Letter sets forth a list of all plans and other arrangements which provide compensation or benefits to officers, directors or consultants or employee benefits to employees of the Company or its Subsidiaries, including, without limitation, all "employee benefit plans" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar fringe or employee benefit plans, and all employment or executive compensation agreements (collectively, the "Company Plans"). All Company Plans comply with and are and have been operated in material compliance with each applicable provision of ERISA, the Code, other federal statutes, state law (including, without limitation, state insurance law) and the regulations and rules promulgated pursuant thereto or in connection therewith, except for any such failure to comply which would not have, individually or in the aggregate, a Material Adverse Effect. No Company Plan is covered by Title IV of ERISA or
Section 412 of the Code. Neither the Company, any of its Subsidiaries, nor any affiliate of the Company as determined under Section 414(b), (c), (m) or (o) of the Code ("ERISA Affiliate") has failed to make any contributions or to pay any amounts due and owing as required by the terms of any Company Plan, which failure would have, individually or in the aggregate, a Material Adverse Effect. No amounts payable under the Company Plans will fail to be deductible for federal income tax purposes by virtue of Section 280G of the Code. True and complete copies of each written Company Plan have been made available to Parent or its representatives. Except as required by Section 4980B of the Code, neither the Company, any of its Subsidiaries nor any ERISA Affiliate has promised any former employee or other individual not employed by the Company, any of its Subsidiaries or any ERISA Affiliate, medical or other benefit coverage, and neither the Company, any of its Subsidiaries nor any ERISA Affiliate maintains or contributes to any plan or arrangement providing medical benefits, life insurance or other welfare benefits to former employees, their spouses or dependents or any other individual not employed by the Company, any of its Subsidiaries or any ERISA Affiliate except to the extent required by applicable law. Neither the Company nor any Subsidiary is a party or subject to any agreement, contract or other obligation which would require the making of any payment, other than payments as contemplated by this Agreement, to any employee of the Company or to any other Person as a result of the consummation of the transactions contemplated herein.

          4.15 CERTAIN AGREEMENTS. Neither the Company nor any of its Subsidiaries is a party to any oral or written (i) agreement (including, without limitation, any employment, management, severance or consulting contract) with any current or former officer (whose employment terminated in the last year), director, or holder of more than 10% of the outstanding shares of the Company Common Stock or with any entity in which any of the foregoing is a more than 10% equity owner, officer, director, employee or consultant, (ii) any agreement involving an amount in excess of $100,000 the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company or any of its Subsidiaries of the nature contemplated by this Agreement, (iii) agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of the transactions contemplated by this Agreement or (iv) unconsummated or pending agreement involving the acquisition of any equity interest in any business.

          4.16 COMPLIANCE WITH APPLICABLE LAW. The businesses of the Company and its Subsidiaries are not being conducted in violation of any applicable law, ordinance, regulation, decree or order of any governmental entity, except for violations which either singly or in the aggregate do not and are not expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to or subject to any judgment, decree, or order entered in any suit or proceeding brought by any governmental agency or by any other person, enjoining the Company or any of its Subsidiaries with respect to any business practice, the acquisition of any property, or the conduct of business in any area.

          4.17 ENVIRONMENTAL COMPLIANCE MATTERS. The businesses of the Company and its Subsidiaries as conducted in the past were not and as currently being conducted are not in violation of any applicable law, ordinance, rule, prohibition or regulation relating to pollution, or the production, storage, labeling or disposition of wastes or hazardous or toxic substances, or the health, safety or environmental conditions on, beneath or about any of the properties owned, used or leased by the Company or any of its Subsidiaries or relating to the business of the Company or any of its Subsidiaries (such laws, ordinances, rules, prohibitions and regulations being herein referred to as "Environmental Laws"), except for any such violation which would not have, individually or in the aggregate, a Material Adverse Effect. The Company and its Subsidiaries have timely filed all material reports, obtained all material approvals and permits and generated and maintained all material data, documentation and records required under any applicable Environmental Laws, except where the failure to do so would not have, individually or in the aggregate, a Material Adverse Effect. Neither the Company, its Subsidiaries nor, to the Knowledge of the Company or its Subsidiaries, any other Person has placed, stored, buried, spilled or released, used, generated, manufactured, refined, processed, treated, dumped or disposed of any materials produced by, or resulting from, any business, commercial or industrial activities, operations or processes, including without limitation any materials which are "Hazardous Wastes", "Hazardous Substances", "Hazardous Materials", "Pollutants", "Toxic Substances", "Solid Wastes" or "Contaminants" (as such terms are defined in any applicable Environmental Law, including without limitation the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act and the Toxic Substances Control Act), on, beneath or about, or transported any such materials to or from, any of the properties owned, used or leased by the Company or its Subsidiaries in each case other than in material compliance with applicable Environmental Laws and in the ordinary course of the Company's or its Subsidiaries' business or where the failure to comply would not have individually or in the aggregate a Material Adverse Effect. Neither the Company nor its Subsidiaries has received any notice from any governmental agency or private or public entity advising it that it is or may be responsible, or potentially responsible, for costs with respect to a release, a threatened release or clean up of materials located in any property owned by the Company or its Subsidiaries or produced by, or resulting from, any business, commercial or industrial activities, operations or processes of the Company or its Subsidiaries, including without limitation, materials which are Hazardous Wastes, Hazardous Substances, Hazardous Materials, Pollutants, Toxic Substances, Solid Wastes or Contaminants.

          4.18 PATENTS, TRADE NAMES AND OTHER INTELLECTUAL PROPERTY RIGHTS. The Company owns or is validly licensed or otherwise has the right to use, free and clear of all Liens and Restrictions other than Company Permitted Liens, any and all patents, trademarks, trade names, service marks, copyrights, trade secrets, technology, know-how and processes (collectively, "Intellectual Property"), used in or necessary for the conduct of its business as now conducted or as proposed to be conducted except where any such failure would not have, individually or in the aggregate, a Material Adverse Effect. The operations and products of the Company do not infringe any Intellectual Property rights of any other Person, except for any infringement which would not have, individually or in the aggregate, a Material Adverse Effect. The Company has not received any communication in the past three years alleging or stating that the Company or any employee has violated or infringed, or by conducting business as proposed, would violate or infringe any Intellectual Property right of any other Person.

          4.19 NO BROKERS. Other than with respect to the services of Allen & Co., the Company's financial advisor, (the arrangements with which have been disclosed to Parent), neither the Company, nor any of its Subsidiaries has entered into any contract, arrangement or understanding with any Person or firm which may result in the obligation of the Company, the Surviving Corporation or Parent to pay any finder's fee, brokerage or agent's commissions or other like payments in connection with the negotiation, execution or performance of this Agreement and the Company is not aware of any claim for any such payment.

          4.20 BOARD APPROVAL. As of the date hereof, the Board of Directors of the Company has duly approved this Agreement, has determined that the Merger is in the best interests of the Company and its stockholders and has resolved to recommend the adoption of this Agreement and the Merger by its stockholders.

          4.21 TAKEOVER PROVISIONS INAPPLICABLE. As of the date hereof and at all times on or prior to the Effective Date, the Rights Agreement dated as of November 11, 1994 by and between the Company and Continental Stock Transfer & Trust Company, as amended (the "Company Rights Agreement") is, and shall be, inapplicable to the Merger and the transactions contemplated by this Merger Agreement and the Company Stockholder Support Agreements and a "Distribution Date" as defined in the Company Rights Agreement has not occurred.

          4.22 FAIRNESS OPINION. The Board of Directors of the Company has received an opinion of Allen & Co., its financial advisor, to the effect that the consideration to be paid to the holders of Company Common Stock and Company Preferred Stock pursuant to the Merger is fair to the stockholders of the Company from a financial point of view.

          4.23 NO DISSENTERS RIGHTS. Assuming the Parent Common Stock is listed for quotation of the Nasdaq National Market, pursuant to Section 262(b)(1)(i) of the Delaware Law, there are no dissenters rights available to the holders of Company Common Stock.

      5.  REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB.  Except as set forth
          ------------------------------------------------
in the disclosure letter delivered to the Company at or prior to the execution of this Agreement by Parent, which shall refer to the relevant Sections of this Agreement (the "Parent Disclosure Letter"), or in the Parent Reports, Parent and Sub jointly and severally represent, warrant, covenant and agree with the Company as follows:

          5.1 ORGANIZATION AND STANDING; ARTICLES AND BY-LAWS. Each of Parent and Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Parent is qualified, licensed or domesticated as a foreign corporation and is in good standing in all jurisdictions where the character of its properties owned or held under lease or the nature of its activities make such qualification necessary, except where the failure to be so qualified, licensed or domesticated would not have, individually or in the aggregate, a Material Adverse Effect. Sub has not conducted any business prior to the date hereof and has no material assets and liabilities other than those incident to its formation. Parent has all requisite power and authority and all requisite licenses, permits and franchises necessary to own, lease and operate its properties and assets and to carry on its business in the manner and in the locations as presently conducted, except where the failure to do so would not have, individually or in the aggregate, a Material Adverse Effect. Copies of the Certificate of Incorporation (as certified by the Delaware Secretary of State) and Bylaws of each of Parent and Sub have been delivered to the Company and are accurate and complete as of the date hereof.

          5.2 AUTHORIZATION. Each of Parent and Sub has the requisite corporate power and authority to enter into and carry out the terms and conditions of this Agreement and all the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by Parent's and Sub's Boards of Directors and, other than the stockholder approval required pursuant to Section 6.4 hereof, all corporate proceedings have been taken and no other corporate proceedings on the part of Parent or Sub are necessary to authorize the execution, delivery and performance by Parent and Sub of this Agreement. This Agreement has been duly executed and delivered by each of Parent and Sub and constitutes the valid and binding obligations of Parent and Sub, enforceable against each in accordance with its terms, subject to the Remedies Exception. The execution and delivery of this Agreement by Parent and Sub do not, and the consummation of the transactions contemplated hereby, will not (i) conflict with or violate the Certificate of Incorporation or By-Laws of Parent or any of its Subsidiaries, (ii) conflict with or violate any statute, law, rule, regulation, judgment, decree, order, writ, governmental permit or license applicable to Parent or any of its Subsidiaries or by which any asset of Parent or any or its Subsidiaries is bound or affected, (iii) result in a breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, result in a loss of a material benefit under, or give to others any right of purchase or sale, or any right of termination, amendment, acceleration, increased payments or cancellation of, or result in the creation of a lien on any property or asset of Parent or any of its Subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument to which Parent or any of its Subsidiaries is a party or by which Parent or any of its Subsidiaries is bound; except, in the case of clauses (ii) and (iii) above, for such conflicts, violations, breaches or defaults which (x) would not prevent or delay the consummation of the transactions contemplated hereby in any material respect, and (y) would not have, individually or in the aggregate, a Material Adverse Effect.

          5.3 NO CONSENTS. No consent, authorization, order or approval of, or filing with or registration with, any governmental authority, commission, board or other regulatory body of the United States or any state or political subdivision thereof, or any other Person, is required to be made or obtained by Parent or Sub for or in connection with the execution and delivery by Parent and Sub of this Agreement and the consummation by Parent and Sub of the transactions contemplated hereby, the absence of which would have, individually or in the aggregate, a Material Adverse Effect, other than the filing of the Certificate of Merger with the Delaware Secretary of State, the approval of the issuance of Parent Common Stock pursuant to the terms of this Agreement by the stockholders of Parent, compliance with the Securities Laws and compliance with any applicable state securities or "Blue Sky" laws.

          5.4 CAPITALIZATION. The authorized capital stock of Parent consists of 50,000,000 shares of Parent Common Stock, par value $0.001 per share, and 1,000,000 shares of Preferred Stock, $0.001 par value per share. As of the date hereof, (i) there are 12,160,102 shares of Parent Common Stock issued and outstanding, all of which are duly authorized, validly issued, fully paid and non-assessable and were not issued in violation of any preemptive rights or any Federal or State securities laws, (ii) there are no shares of Parent Preferred Stock issued and outstanding, (iii) no shares of Parent Common Stock are held by Subsidiaries of Parent and (iv) 2,278,979 shares of Parent Common Stock are reserved for future issuance under outstanding Parent Purchase Rights. As of the date hereof, there are (i) no options, warrants, calls, subscriptions, convertible securities or other rights (including preemptive rights), agreements, understandings, arrangements or commitments of any character obligating Parent now or at any time in the future to issue or sell any of its capital stock or other equity interests of Parent or any of its Subsidiaries,
(ii) there are no obligations, contingent or otherwise, of Parent or any of its Subsidiaries, to repurchase, redeem or otherwise acquire any shares of capital stock or other equity interests of Parent or any of its Subsidiaries or to provide funds or to make any investment (in the form of a loan, capital contribution or otherwise) in any Subsidiary or another entity, other than guarantees of bank obligations of Subsidiaries entered into in the ordinary course of business, (iii) there are no outstanding bonds, debentures, notes or other obligations of Parent the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with Parent stockholders on any matter, (iii) there are no obligations, contingent or otherwise, guaranteeing the value of any of the shares of the Common Stock of Parent or any of its Subsidiaries either now or at any time in the future, and (iv) there are no voting trusts, proxies or other agreements or understandings to which Parent is a party or is bound with respect to the voting of any capital stock or other equity interests of Parent or any of its Subsidiaries.

          5.5 SUBSIDIARIES. Parent Disclosure Letter sets forth a true and correct list of each Subsidiary of Parent as of the date hereof. All of the outstanding capital stock of each such Subsidiary is owned entirely by Parent or by a Subsidiary of Parent, as the case may be, as of the date hereof, free and clear of all liens, charges, pledges, security interests or other encumbrances, except for restrictions on transfer imposed by applicable securities laws. All such shares of capital stock have been duly authorized and validly issued and are fully paid and nonassessable. There are no agreements, understandings or undertakings governing the rights and duties of Parent or any Subsidiary of Parent as a stockholder of any Subsidiary, including, without limitation, any agreement, arrangement or understanding under which Parent is or may become obligated, directly or indirectly, to acquire or dispose of any equity interest in, make any capital contribution or extend credit to, or act as guarantor, surety or indemnitor for any liability of any Subsidiary. Each such Subsidiary is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, has the corporate power and authority to carry on its business as it is now being conducted and is duly qualified to do business and is in good standing in all jurisdictions where the failure to be so qualified would have, individually or in the aggregate, a Material Adverse Effect. Other than its Subsidiaries, neither Parent nor any Subsidiary of Parent has any equity investment in any corporation, joint venture, partnership or other business enterprise.

          5.6 AUTHORIZATION OF PARENT COMMON STOCK. The issuance of shares of Parent Common Stock at the Closing will have been duly authorized by all necessary corporate action prior to the Effective Time and, when issued as contemplated by this Agreement, all such shares of Parent Common Stock will be validly issued, fully paid and non-assessable.

          5.7 COMMISSION REPORTS AND FINANCIAL STATEMENTS. From and after April 1, 1994 Parent has filed with the Commission all forms, reports, registration statements, proxy statements and other documents (collectively, the "Parent Reports") required to be filed by Parent under the Securities Laws, except failures to file which, individually or in the aggregate, do not have a Material Adverse Effect. Parent has heretofore furnished the Company with true and complete copies of all Parent Reports filed as of the date hereof. As of their respective dates, or, in the case of registration statements, as of their respective effective dates, all of the Parent Reports, including all exhibits and schedules thereto and all documents incorporated by reference therein, (i) complied as to form in all material respects with the requirements of the Securities Laws applicable thereto, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The representation in clause (ii) of the preceding sentence shall not apply to any misstatement or omission in any Parent Report filed prior to the date of this Agreement which was superseded or corrected by a subsequent Parent Report filed by Parent before the date hereof. No Subsidiary of Parent is required to file any report, form or other document with the Commission. The audited consolidated financial statements and unaudited interim consolidated financial statements included or incorporated by reference in Parent Reports (collectively, the "Parent Financial Statements") have been prepared in accordance with GAAP applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the consolidated financial position of Parent or other Person, as applicable, as of and at the dates thereof and the results of operations and cash flows for the periods then ended, subject in the case of the unaudited interim financial statements, to normal, recurring year-end adjustments and any other adjustments described therein. Except as set forth or reflected in Parent Financial Statements at June 30, 1996, or as set forth in the interim unaudited balance sheets, or in the notes thereto, included in Parent Reports since that date, neither Parent nor any of its Subsidiaries, has any liabilities or obligations of any kind or nature (whether accrued, absolute, contingent or otherwise) which would be required to be reflected or reserved against in any balance sheet of Parent, or in the notes thereto, prepared in accordance with GAAP consistently applied, except liabilities arising since June 30, 1996 either (i) in the ordinary course of business; or (ii) which, individually or in the aggregate, would not have a Material Adverse Effect; or
(iii) as contemplated or permitted by this Agreement.

          5.8 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since June 30, 1996, Parent and its Subsidiaries each has conducted its business in all material respects in the ordinary and usual course consistent with past practice, and there has not been (a) any event or occurrence which, individually or in the aggregate, has or reasonably could result in a Material Adverse Effect, (b) any material change in accounting methods, principles and practices by Parent and its Subsidiaries (except for any such changes required by reason of a concurrent change in GAAP or to conform a Subsidiary's accounting methods, principles or practices to those of Parent), (c) any damage, destruction or loss, whether covered by insurance or not, having, individually or in the aggregate, a Material Adverse Effect, (d) except as contemplated by this Agreement, any entry by Parent or any of its Subsidiaries into any commitment or transaction material to Parent which is not in the ordinary course of business consistent with past practice (e) any declaration, payment or setting aside for payment of any dividends or (f) any grant to any officer or director of any increase in compensation (other than periodic salary increases not in excess of 10% made in the ordinary course of business consistent with past practice or increases resulting from job promotions or expansions of employment responsibilities), or any loan to any officer or director, or any adoption, amendment in any material respect or termination of any bonus, profit sharing, stock option, employee stock ownership, pension, retirement, deferred compensation, employment or consulting or other plan, agreement or arrangement for the benefit of employees of Parent.

          5.9 PENDING LITIGATION. There are no actions, suits or proceedings of any nature pending, or, to the Knowledge of Parent, threatened, against or by Parent or any of its properties, assets or business, nor is Parent or any of its properties, assets or business, subject to any order, judgment, ruling, or decree of any competent authority, which would have, or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect. Parent has not received notice of violation of any applicable statute, regulation, code, ordinance, rule, order, judgment, decree or requirement relating to its operations or its owned or leased properties and to the Knowledge of Parent, no such violation exists, in each case, other than a violation which would not have, individually or in the aggregate, a Material Adverse Effect.

          5.10 TAX RETURNS. Parent and each of its Subsidiaries (i) has accurately prepared and duly and timely filed all Tax Returns required to be filed (subject to any extensions applicable to any such filing) except where the failure to do so would not have, individually or in the aggregate, a Material Adverse Effect, and all such Tax Returns are true and complete, except for such inaccuracies which would not have a Material Adverse Effect, (ii) has paid all Taxes shown to be due and payable on such Tax Returns or which have become due and payable pursuant to any assessment, deficiency notice, 30-day letter, or other notice received by it (except to the extent being contested in good faith), and (iii) has properly accrued on its books and records all Taxes for such periods subsequent to the periods covered by the Tax Returns, except for any Taxes which would not have, individually or in the aggregate, a Material Adverse Effect. The Tax Returns of Parent and each of its Subsidiaries have not been examined by the appropriate taxing authority. Neither Parent nor any of its Subsidiaries has executed or filed with the IRS or any other taxing authority any agreement now in effect extending the period for assessment or collection of any income or other Taxes. Neither Parent nor any of its Subsidiaries is a party to any pending action or proceeding by any governmental authority for assessment or collection of Taxes, and to the Knowledge of Parent, no claim for assessment or collection of Taxes has been asserted against it. There are no liens for Taxes upon the assets of Parent or any of its Subsidiaries except liens for Taxes not yet due. True, correct and complete copies of all Tax Returns filed by Parent and each of its Subsidiaries and all communications relating thereto have been delivered to the Company or made available to the representatives of the Company. All Taxes which Parent is required to withhold or collect, including without limitation, sales and use taxes, have been duly withheld or collected and, to the extent required, have been paid over to the proper governmental authorities or are held in separate bank accounts for such purposes, except where the failure to do so would not have, individually or in the aggregate, a Material Adverse Effect.

          5.11    TAX ELECTION.   Neither Parent nor any of its Subsidiaries has
filed (and will not file prior to the Effective Time) any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f) of the Code apply to any disposition of the subsection (f) assets (as such term is defined in Section 341(f)(4) of the Code) owned by the Company or any of its Subsidiaries.

          5.12    PROPERTIES, ENCUMBRANCES.   Parent and its Subsidiaries have
good and marketable title in fee simple to, or a valid leasehold interest in, each of the real properties reflected on the Parent Financial Statements or which have been acquired after the date thereof or used by them as of the date hereof (collectively, the "Parent Properties"), in each case, free and clear of all Liens and Restrictions except (a) Liens and Restrictions reflected in the Parent Financial Statements, (b) Liens and Restrictions for taxes not yet due and payable or being contested in good faith, (c) Liens and Restrictions attaching by operation of law, incurred in the ordinary course of business consistent with past practices and securing payments not past due, (iv) the rights of landlords or sublessors under the applicable lease, (v) Liens and Restrictions disclosed in the Parent Disclosure Schedule and (vi) Liens and Restrictions which do not have, individually or in the aggregate, a Material Adverse Effect (collectively, the "Parent Permitted Liens"). All rental payments due under any lease pursuant to which Parent uses any Parent Property has been paid and neither Parent nor any of its Subsidiaries is in default, and to the Knowledge of Parent, the landlord under the lease is not in default, and no condition or event exists which with the giving of notice or the passage of time, or both, would constitute a material default by any party under any such leases other than any such non-payment or default which could not have, individually or in the aggregate, a Material Adverse Effect.

          5.13 PERSONAL PROPERTY. Parent and its Subsidiaries own good and marketable title to or a valid right to use all items of personal property owned or used by them which are material to their business, free and clear of all Liens or Restrictions other than the Parent Permitted Liens.

          5.14 EMPLOYEE BENEFIT PLANS. The Parent Disclosure Letter sets forth a list of all plans and other arrangements which provide compensation or benefits to officers, directors or consultants or employee benefits to employees of Parent or its Subsidiaries, including, without limitation, all "employee benefit plans" as defined in Section 3(3) of ERISA, and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar fringe or employee benefit plans, and all employment or executive compensation agreements (collectively, the "Parent Plans"). All Parent Plans comply with and are and have been operated in material compliance with each applicable provision of ERISA, the Code, other federal statutes, state law (including, without limitation, state insurance law) and the regulations and rules promulgated pursuant thereto or in connection therewith, except for any such failure to comply which would not have, individually or in the aggregate, a Material Adverse Effect. No Parent Plan is covered by Title IV of ERISA or Section 412 of the Code. Neither Parent, any of its Subsidiaries, nor any ERISA Affiliate of Parent has failed to make any contributions or to pay any amounts due and owing as required by the terms of any Parent Plan, which failure would have, individually or in the aggregate, a Material Adverse Effect. No amounts payable under the Parent Plans will fail to be deductible for federal income tax purposes by virtue of Section 280G of the Code. True and complete copies of each Parent Plan have been made available to the Company or its representatives. Except as required by Section 4980B of the Code, neither Parent, any of its Subsidiaries nor any ERISA Affiliate has promised any former employee or other individual not employed by Parent, any of its Subsidiaries or any ERISA Affiliate, medical or other benefit coverage, and neither Parent, any of its Subsidiaries nor any ERISA Affiliate maintains or contributes to any plan or arrangement providing medical benefits, life insurance or other welfare benefits to former employees, their spouses or dependents or any other individual not employed by Parent, any of its Subsidiaries or any ERISA Affiliate except to the extent required by applicable law. Neither Parent nor any Subsidiary is a party or subject to any agreement, contract or other obligation which would require the making of any payment, other than payments as contemplated by this Agreement, to any employee of Parent or to any other Person as a result of the consummation of the transactions contemplated herein.

          5.15 CERTAIN AGREEMENTS. Neither Parent nor any of its Subsidiaries is a party to any oral or written (i) agreement (including, without limitation, any employment, management, severance or consulting contract) with any current or former officer (whose employment terminated in the last year), director, or holder of more than 10% of the outstanding shares of the Parent Common Stock or with any entity in which any of the foregoing is a more than 10% equity owner, officer, director, employee or consultant, (ii) any agreement involving an amount in excess of $100,000 the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Parent or any of its Subsidiaries of the nature contemplated by this Agreement,
(iii) agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of the transactions contemplated by this Agreement or (iv) unconsummated or pending agreement involving the acquisition of any equity interest in any business.

          5.16 COMPLIANCE WITH APPLICABLE LAW. The businesses of Parent and its Subsidiaries are not being conducted in violation of any applicable law, ordinance, regulation, decree or order of any governmental entity, except for violations which either singly or in the aggregate do not and are not expected to have a Material Adverse Effect. Neither Parent nor any of its Subsidiaries is a party to or subject to any judgment, decree, or order entered in any suit or proceeding brought by any governmental agency or by any other Person, enjoining Parent or any of its Subsidiaries with respect to any business practice, the acquisition of any property, or the conduct of business in any area.

          5.17 ENVIRONMENTAL COMPLIANCE MATTERS. The businesses of Parent and its Subsidiaries as conducted in the past were not and as currently being conducted are not in violation of any Environmental Laws, except for any such violation which would not have, individually or in the aggregate, a Material Adverse Effect. Parent and its Subsidiaries have timely filed all material reports, obtained all material approvals and permits and generated and maintained all material data, documentation and records required under any applicable Environmental Laws, except where the failure to do so would not have, individually or in the aggregate, a Material Adverse Effect. Neither Parent, its Subsidiaries nor, to the Knowledge of Parent or its Subsidiaries, any other Person has placed, stored, buried, spilled or released, used, generated, manufactured, refined, processed, treated, dumped or disposed of any materials produced by, or resulting from, any business, commercial or industrial activities, operations or processes, including without limitation any materials which are "Hazardous Wastes", "Hazardous Substances", "Hazardous Materials", "Pollutants", "Toxic Substances", "Solid Wastes" or "Contaminants" (as such terms are defined in any applicable Environmental Law, including without limitation the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act and the Toxic Substances Control Act), on, beneath or about, or transported any such materials to or from, any of the properties owned, used or leased by Parent or its Subsidiaries in each case other than in material compliance with applicable Environmental Laws and in the ordinary course of Parent's or its Subsidiaries' business or where the failure to comply would not have, individually or in the aggregate, a Material Adverse Effect. Neither Parent nor its Subsidiaries has received any notice from any governmental agency or private or public entity advising it that it is or may be responsible, or potentially responsible, for costs with respect to a release, a threatened release or clean up of materials located in any property owned by Parent or its Subsidiaries or produced by, or resulting from, any business, commercial or industrial activities, operations or processes of Parent or its Subsidiaries, including without limitation, materials which are Hazardous Wastes, Hazardous Substances, Hazardous Materials, Pollutants, Toxic Substances, Solid Wastes or Contaminants.

          5.18 PATENTS, TRADE NAMES AND OTHER INTELLECTUAL PROPERTY RIGHTS. Parent owns or is validly licensed or otherwise has the right to use, free and clear of all Liens and Restrictions other than Parent Permitted Liens, any and all Intellectual Property used in or necessary for the conduct of its business as now conducted or as proposed to be conducted, except where any such failure would not have, individually or in the aggregate, a Material Adverse Effect. The operations and products of Parent do not infringe any Intellectual Property rights of any other Person, except for any infringement which would not have, individually or in the aggregate, a Material Adverse Effect. Parent has not received any communication in the past three years alleging or stating that Parent or any employee has violated or infringed, or by conducting business as proposed, would violate or infringe any Intellectual Property right of any other Person.

          5.19 NO BROKERS. Other than with respect to the services of Equitable Securities, Parent's financial advisor, (the arrangements with which have been disclosed to the Company), neither Parent, nor any of its Subsidiaries has entered into any contract, arrangement or understanding with any Person or firm which may result in the obligation of Parent, the Surviving Corporation or the Company to pay any finder's fee, brokerage or agent's commissions or other like payments in connection with the negotiation, execution or performance of this Agreement and Parent is not aware of any claim for any such payment.

          5.20 BOARD APPROVAL. As of the date hereof, the Board of Directors of Parent has duly approved this Agreement, has determined that the Merger is in the best interests of Parent and its stockholders and has resolved to recommend the approval of the issuance of the Parent Common Stock pursuant to the terms of this Agreement by its stockholders.

          5.21 TAKEOVER PROVISIONS INAPPLICABLE. As of the date hereof and at all times on or prior to the Effective Date, the Rights Agreement dated as of May 22, 1995 by and between Parent and U.S. Stock Transfer Corporation, as amended (the "Parent Rights Agreement") is, and shall be, inapplicable to the Merger and the transactions contemplated by this Merger Agreement and the Parent Stockholder Support Agreements and a "Distribution Date" as defined in the Parent Rights Agreement has not occurred.

          5.22 FAIRNESS OPINION. The Board of Directors of Parent has received an opinion of Equitable Securities, its financial advisor, to the effect that the consideration to be paid to the holders of Company Common Stock and Company Preferred Stock pursuant to the Merger is fair to Parent from a financial point of view.

      6.  COVENANTS OF PARENT AND THE COMPANY.  Each of Parent and the Company
          -----------------------------------
covenants and agrees with the other that:

          6.1 CONDUCT OF BUSINESS BY THE COMPANY. During the period from the date of this Agreement until the earlier to occur of the termination of this Agreement or the Effective Time, except as contemplated by this Agreement, unless Parent has consented in writing thereto, the Company (i) shall, and shall cause each of its Subsidiaries to, conduct its operations only in the ordinary course of business and in a manner consistent with past practice, and (ii) shall use its reasonable commercial efforts, and shall cause each of its Subsidiaries to use its reasonable commercial efforts, to preserve intact its respective business organizations and goodwill, keep available the services of its respective officers and employees and maintain satisfactory relationships with those Persons having business relationships with it. By way of amplification and not limitation, except as noted above or as contemplated hereby, neither the Company nor any of its Subsidiaries shall, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, directly or indirectly, do, or propose to do, any of the following without the prior written consent of Parent:

          (a) amend or otherwise change its Certificate of Incorporation or Bylaws;

          (b) split, combine, reclassify or amend the terms of any of its capital stock;

          (c) declare, set aside or pay any dividend or distribution payable in cash, stock or property or any combination thereof with respect to shares of its capital stock (other than pursuant to their terms);

          (d) except pursuant to Company Purchase Rights outstanding on the date hereof, authorize, issue, sell, pledge, encumber or agree to authorize, issue, sell, pledge or encumber any additional shares of its capital stock of any class or any other securities in respect of, in lieu of or in substitution of Company Common Stock outstanding as of the date hereof or any options, warrants, conversion rights or other rights to acquire capital stock of the Company or any of its Subsidiaries;

          (e) redeem or otherwise acquire any of its outstanding equity securities or any outstanding options or rights to purchase any such equity securities or make any commitment to take such action (other than pursuant to their terms);

          (f) accelerate, amend or change (or permit any acceleration, amendment or change of) the period of exercisability of any Company Purchase Right (other than pursuant to the express terms of such Company Purchase Right or pursuant to other contractual obligations to accelerate, amend or change the period of exercisability as disclosed on the Company Disclosure Letter);

          (g) sell, pledge, dispose of or encumber any material assets (including the capital stock of a Subsidiary) of the Company or any of its Subsidiaries, except in the ordinary course of business consistent with past practice and except any encumbrance on the Company's film library to secure indebtedness allowed pursuant to clause (i) below;

          (h) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or any other business organization or division thereof;

          (i) incur any indebtedness for borrowed money, or assume, guarantee or otherwise as an accommodation become responsible for, the obligations of any other Person or entity in excess of $1,000,000;

          (j) authorize or make any capital expenditures or purchase of fixed assets for the Company and its Subsidiaries which are in the aggregate more than $500,000;

          (k) increase the compensation or benefits payable or to become payable to its officers or employees, except in amounts consistent with past practices; or grant any severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or other employee of the Company or any of its Subsidiaries; or establish any collective bargaining, bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or consulting or other plan, agreement, trust, fund, plan, policy or arrangement for the benefit of any current or former directors, officers or employees; provided, however, notwithstanding the foregoing, the Company may expend sums not to exceed an aggregate of $450,000 to provide transition bonuses to its employees.

          (l) make any change to its accounting (including tax accounting) methods, principles or practices except for any changes required by GAAP;

          (m) make any material tax election inconsistent with past practices or settle or compromise any material federal, state, local or foreign tax liability;

          (n) take or agree to take, any action which would cause a material breach of any of the representations or warranties of the Company contained in this Agreement or prevent the Company from performing or cause the Company not to perform its covenants hereunder in any material respect;

          (o) submit any matters to the stockholders of the Company for a vote prior to the Closing other than the Merger;

          (p) enter into, or permit any of its Subsidiaries to enter into any production or distribution arrangements, including, without limitation, any joint venture agreements, with a term in excess of one year, without consulting with Parent; or

          (q) take any action which to the Company's knowledge would prevent treatment of the Merger on a pooling of interests basis.

Notwithstanding the foregoing, the parties hereto acknowledge that prior to the Closing, the Company intends to engage in the following transactions: (i) the sale of all or substantially all of the assets used in connection with operation of Showscan/General Cinema Ventures and Showscan Maloney and the dissolution and liquidation of Showscan/General Cinema Ventures and Showscan Maloney in accordance with the terms of the joint venture agreements, respectively; (ii) enter into a new joint venture relationship with United Artists Theater Circuit, Inc. pursuant to the joint venture agreements with United Artists Theater Circuit, Inc. to operate a theater in Austin, Texas; (iii) relocate its principal corporate offices (following consultation with Parent) and to sublease the premises at which its current principal corporate offices are located and
(iv) as set forth on the Company Disclosure Letter in Section 61. Nothing contained in this Section 6.1 shall prohibit or otherwise restrict the Company from engaging in these transactions.

          6.2 CONDUCT OF BUSINESS BY PARENT. During the period from the date of this Agreement until the earlier to occur of the termination of this Agreement or the Effective Time, except as contemplated by this Agreement, unless the Company has consented in writing thereto, which consent shall not be unreasonably withheld, Parent, (i) shall use its reasonable commercial efforts, and shall cause each of its Subsidiaries to use its reasonable commercial efforts, to preserve intact its respective business organizations and goodwill, keep available the services of its respective officers and employees and maintain satisfactory relationships with those Persons having business relationships with it; (ii) shall not issue any shares of capital stock or securities convertible into shares of its capital stock at less than the fair market value of the stock as determined based on the closing sale price of a share of Parent Common Stock on the National Market System on the day preceding such issuance (other than pursuant to outstanding options and warrants); (iii) shall not amend or otherwise change its Certificate of Incorporation or Bylaws; (iv) shall not split, combine, reclassify or amend the terms of any of its capital stock; (v) shall not declare, set aside or pay any dividend or distribution payable in cash, stock or property or any combination thereof with respect to shares of its capital stock; (vi) shall not take or agree to take any action which would cause a material breach of any of the representations or warranties of Parent contained in this Agreement or prevent Parent from performing or cause Parent not to perform its covenants hereunder in any material respect; (vii) shall not submit any matters to the stockholders of Parent for a vote prior to the Closing other than the Merger and other than the other matters presented to the stockholders of Parent concurrently with the Merger (all of which shall be presented as separate proposals and the passage of such other matters shall not be a condition to approval of the Merger); and (viii) take any action which to Parent's knowledge would prevent treatment of the Merger on a pooling of interests basis.

          6.3 INSPECTION OF RECORDS. From the date hereof to the earlier to occur of the termination of this Agreement and the Effective Time, each of the Company and Parent shall allow the duly authorized and appropriate officers, attorneys, accountants and other representatives of the other access at all reasonable times to the records and files, correspondence, audits and properties, as well as to all information relating to commitments, contracts, titles and financial position, or otherwise pertaining to, the business and affairs of the Company and Parent and their respective Subsidiaries. Parent and the Company acknowledge that they are parties to that certain Confidentiality Agreement, dated March 6, 1997 (the "Confidentiality Agreement") the terms and conditions of which shall survive the execution of this Agreement and shall continue to be binding on the parties with respect to the inspections referred to in this Section 6.3 of this Agreement.

          6.4 STOCKHOLDER APPROVAL. Each of the Company and Parent will take all necessary or appropriate action under the Exchange Act, Delaware Law, the Bylaws of the NASD and other applicable Nasdaq rules and their respective Certificates of Incorporation and Bylaws to call a meeting of its stockholders, which shall be held at the earliest practicable date following the effective date of the Registration Statement, but in no event later than 45 days following the effective date of the Registration Statement, to consider and vote on a proposal to approve this Agreement, the Merger and the transactions contemplated hereby and thereby, will submit the same to its stockholders with a recommendation for approval by the Board of Directors of the Company or Parent, as the case may be, and will solicit the approval thereof by such stockholders by mailing or delivering to each of the stockholders a Proxy Statement as provided for below.

           6.5   REGISTRATION STATEMENT; PROXY STATEMENT.

          (a) As promptly as practicable after the execution of this Agreement,
(i) Parent and the Company shall prepare and file with the Commission (with appropriate requests for confidential treatment) under the Exchange Act a joint proxy statement/prospectus and a form of proxy (such joint proxy statement/prospectus together with any amendments thereof or supplements thereto, in the form or forms delivered to the stockholders of the Company and the stockholders of Parent, the "Proxy Statement") relating to the meeting of the stockholders of the

Company and the vote of the stockholders of the Company with respect to the Merger and the meeting of the stockholders of Parent and the vote of the stockholders of Parent with respect to the issuance of Parent Common Stock in connection with the Merger and (ii) following clearance by the Commission of the Proxy Statement, Parent shall prepare and file with the Commission under the Securities Act a registration statement on Form S-4 (such registration statement, together with any amendments thereof or supplements thereto, the "Registration Statement"), in which the Proxy Statement will be included as a prospectus, in connection with the registration under the Securities Act of the shares of Parent Common Stock to be distributed to holders of shares of Company Common Stock and Company Preferred Stock pursuant to the Merger. Parent and the Company will cause the Registration Statement and the Proxy Statement to comply in all material respects with the Securities Act and the Exchange Act. Each of Parent and the Company shall use all commercially reasonable efforts to have or cause the Registration Statement to become effective (including clearing the Proxy Statement with the Commission) as promptly as practicable thereafter, and shall take any and all actions required under any applicable federal or state securities or "Blue Sky" laws in connection with the issuance of shares of Parent Common Stock pursuant to the Merger. Without limiting the generality of the foregoing, each of Parent and the Company agrees to use all commercially reasonable efforts, after consultation with the other such party, to respond promptly to any comments made by the Commission with respect to the Proxy Statement (including each preliminary version thereof) and the Registration Statement (including each amendment thereof and supplement thereto). Each of Parent and the Company shall, and shall cause its respective representatives to, fully cooperate with the other such party and its respective representatives in the preparation of the Proxy Statement and the Registration Statement, and shall, upon request, furnish the other such party with all information concerning it and its Affiliates, directors, officers and stockholders as the other may reasonably request in connection with the preparation of the Proxy Statement and the Registration Statement. The Proxy Statement shall include the determination and recommendation of the Board of Directors of the Company that the stockholders of the Company vote in favor of the approval and adoption of this Agreement and the Merger and the determination and recommendation of the Board of Directors of Parent that the stockholders of Parent vote in favor of the approval of the issuance of Parent Common Stock pursuant to this Agreement; provided, however, that the Board of Directors of the Company or Parent may withdraw, modify or change such respective recommendation if either such Board of Directors determines in good faith, based upon the advice of outside counsel, that making such recommendations, or the failure to so withdraw, modify or change its recommendation, or the failure to recommend any other offer or proposal, could reasonably be deemed to cause the members of such Board of Directors to breach their fiduciary duties under applicable law. As promptly as practicable after the Registration Statement shall have become effective, Parent and the Company shall cause the Proxy Statement to be mailed to their stockholders.

          (b) Without limiting the generality of the foregoing, (i) the Company and Parent shall each notify the other as promptly as practicable upon becoming aware of any event or circumstance which should be described in an amendment of, or a supplement to, the Proxy Statement or the Registration Statement, and (ii) the Company and Parent shall each notify the other as promptly as practicable after the receipt by it of any written or oral comments of the Commission on, or of any written or oral request by the Commission for amendments or supplements to, the Proxy Statement or the Registration Statement, and shall promptly supply the other with copies of all correspondence between it or any of its representatives and the Commission with respect to any of the foregoing filings.

          (c) The information supplied by the Company for inclusion or incorporation by reference in the Proxy Statement and the Registration Statement shall not (i) at the time the Registration Statement is declared effective, (ii) at the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to holders of Company Common Stock, Company Preferred Stock or holders of Parent Common Stock, (iii) at the time of the meeting of the stockholders of the Company or the meeting of the stockholders of Parent and
(iv) at the Effective Time, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event or circumstance relating to the Company or any of its Affiliates or its or their respective officers or directors should be discovered by the Company which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, the Company shall promptly inform Parent of such event or circumstance.

          (d) The information supplied by Parent for inclusion or incorporation by reference in the Proxy Statement and the Registration Statement shall not (i) at the time the Registration Statement is declared effective, (ii) at the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to holders of Company Common Stock, Company Preferred Stock or holders of Parent Common Stock, (iii) at the time of the meeting of the stockholders of the Company or the meeting of the stockholders of Parent and (iv) at the Effective Time, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are misleading. If at any time prior to the Effective Time any event or circumstance relating to Parent or any of its Affiliates or its or their respective officers or directors should be discovered by Parent which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, Parent shall promptly inform the Company of such event or circumstance.

          6.6 AGREEMENTS BY AFFILIATED STOCKHOLDERS OF THE COMPANY. The Company shall use reasonable efforts to deliver or cause to be delivered to Parent, from each "affiliate" of the Company, as such term is defined and used in Rule 145 under the Securities Act ("Rule 145 Affiliates") an Affiliate Letter in the form attached hereto as Schedule 6.6. Parent shall be entitled to place
                               ------------
legends as specified in such Affiliate Letters on the certificate evidencing any Parent Common Stock to be received by such Rule 145 Affiliates pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Parent Common Stock, consistent with the terms of such Affiliate Letters.

          6.7 COMFORT LETTER. If requested by Parent, the Company shall use commercially reasonable efforts to deliver to Parent a "comfort" letter from Ernest & Young, LLP, independent public accountants for the Company, of the kind contemplated by the Statement of Auditing Standards with respect to Letters to Underwriters promulgated by the American Institute of Certified Public Accountants (the "AICPA Statement"), dated the Effective Time, in form and substance reasonably satisfactory to Parent in connection with the procedures undertaken by it with respect to the financial statements and other financial information of the Company and its Subsidiaries contained in the Proxy Statement and Registration Statement and the other matters contemplated by the AICPA Statement and customarily included in comfort letters relating to transactions similar to the Merger.

          6.8 TAKEOVER STATUTES. The Company and Parent shall cooperate and take all action reasonably necessary to render inapplicable the prohibitions on business combinations contained in Section 203 of the Delaware Law and eliminate or minimize the validity or applicability to the Merger of any state takeover statute.

          6.9 EXPENSES. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses except as expressly provided herein and except that (a) the filing fee in connection with the filing of the Registration Statement or Proxy Statement with the Commission and (b) the expenses incurred in connection with printing and mailing the Registration Statement and the Proxy Statement, shall be shared equally by the Company and Parent.

          6.10 REORGANIZATION. From and after the date hereof and until the Effective Time, neither Parent nor the Company nor any of their respective Subsidiaries shall (i) knowingly take any action, or knowingly fail to take any action, that would jeopardize qualification of the Merger as a reorganization with the meaning of Section 368(a) of the Code; or (ii) enter into any contract, agreement, commitment or arrangement with respect to the foregoing. In addition, neither Parent, Sub nor the Company shall take a position inconsistent with the treatment of the Merger as a reorganization within the meaning of
Section 368(a) of the Code on any Tax Return or otherwise.

          6.11 CONTINUITY OF INTEREST LETTERS. The Company shall use its reasonable efforts to cause each holder of 5% or more (by value) of Company Common Stock and Company Preferred Stock (determined as of the date hereof) to execute a Continuity-of-Interest Letter in the form attached hereto as Schedule
                                                                       --------
6.11.  Copies of any executed Continuity-of-Interest Letters received shall be
----
delivered to counsel to the Company and Parent, respectively, at the Closing.

          6.12 FILINGS; OTHER ACTION. Subject to the terms and conditions herein provided, the Company and Parent shall (a) use all reasonable efforts to cooperate with one another in (i) determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time from states and foreign jurisdictions in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (ii) timely making all such filings and timely seeking all such consents, approvals, permits or authorizations; and (b) use all reasonable efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purpose of this Agreement, the proper officers and directors of Parent and the Company shall take all such necessary action.

          6.13 NOTIFICATION OF CERTAIN MATTERS. The Company shall use reasonable good faith efforts to promptly give written notice to Parent and Parent shall use reasonable good faith efforts to promptly give written notice to the Company, upon becoming aware of the occurrence or, to its Knowledge, respectively, impending or threatened occurrence, of any event which would cause or constitute a breach of any of its representations, warranties or covenants contained or referenced in this Agreement and use its reasonable good faith efforts to prevent or promptly remedy the same.

          6.14 LEGAL ACTION. In the event that a preliminary or permanent injunction or other order, decree or ruling is issued by any court of competent jurisdiction or by any governmental, administrative or regulatory agency or commission in the United States which prohibits the consummation of the Merger and shall be in effect, each party agrees to use its reasonable efforts to have such injunction lifted.

          6.15 PUBLICITY. The Company and Parent shall, subject to their respective legal obligations of public companies, use reasonable efforts to agree upon the text of any press release relating to the Merger or the transactions contemplated by this Agreement; provided, however, if the parties hereto are unable to agree upon the text of any such press release, nothing herein shall require any party to obtain the consent of any other party to the release of any such press release which, upon the advice of outside legal counsel, such party determines in good faith is required to be issued by applicable law or the rule and regulations of the NASD.

          6.16 ALTERNATIVE PROPOSALS. Prior to the earlier to occur of the termination of this Agreement and the Effective Time, the Company agrees (a) that neither it nor any of its Subsidiaries shall, and it shall direct and use its best efforts to cause its officers, directors, employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, initiate or solicit, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) with respect to a merger, acquisition, consolidation or similar transaction involving, or any purchase of (i) all or any significant portion of the assets of the Company and its Subsidiaries, taken as a whole; or
(ii) 25% or more of the outstanding voting power of the capital stock of the Company, (any such proposal or offer being hereinafter referred to as an "Alternative Proposal") or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any Person relating to an Alternative Proposal; and (b) that it will notify Parent immediately if any such inquiries or proposals are received by, any such information is received from, or any such negotiations or discussions are sought to be initiated or continued with, it; provided, however, that nothing contained
                                       --------  -------
in this Section 616 shall prohibit the Board of Directors of the Company from
(i) furnishing information to, or entering into discussions or negotiations with, any Person that makes an unsolicited bona fide offer or proposal with respect to an Alternative Proposal, if, and only to the extent that (A) the Board of Directors determines in good faith, after advice of its outside counsel, that such action is required for the Board of Directors to comply with its fiduciary duties to stockholders imposed by law, (B) prior to furnishing such information to, or entering into discussions or negotiations with, such Person, the Company provides written notice to Parent to the effect that it is furnishing information to, or entering into discussions or negotiations with, a Person (provided nothing herein shall require the Company to identify such Person); and (ii) to the extent applicable, taking and disclosing to the Company's stockholders a position with regard to a tender or exchange offer contemplated by Rules 14d-9 or 14e-2 or promulgated under the Exchange Act and making such disclosure to the Company's stockholders as may be required under applicable law. Nothing in this Section
6.16 shall (x) permit any party to terminate this Agreement (except as specifically provided in Section 10.1 hereof), (y) permit any party to enter into any agreement for an Alternative Proposal during the term of this Agreement (it being agreed that during the term of this Agreement, no party shall enter into any agreement with any Person that provides for, or in any way facilitates, an Alternative Proposal (other than a confidentiality agreement in customary form)), or (z) affect any other obligation of any party under this Agreement.

           6.17   INDEMNIFICATION AND INSURANCE.  From and after the Effective
Time,

          (a) Parent shall cause the Surviving Corporation to, and the Surviving Corporation shall, include as part of its Certificate of Incorporation and Bylaws provisions relating to the indemnification of all current and former directors, officers, employees and agents of the Company which are no less favorable than the provisions contained in the Company's Certificate of Incorporation and Bylaws. Such provisions shall not be amended, repealed or otherwise modified after the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at any time prior to the Effective Time were directors, officers, employees or agents of the Company in respect to actions or omissions occurring at or prior to the Effective Time (including, without limitation, actions or omissions which occur in connection with the transactions contemplated by this Agreement), unless such modification is required by law.

          (b) The Company shall, to the fullest extent permitted under applicable law or under the Company's Certificate of Incorporation or Bylaws and regardless of whether the Merger becomes effective, indemnify and hold harmless and after the Effective Time, Parent and the Surviving Corporation shall, to the fullest extent permitted under applicable law or under the Surviving Corporation's Certificate of Incorporation or Bylaws, indemnify and hold harmless, each present and former director, officer or employee of the Company or any of its subsidiaries (collectively, the "Indemnified Parties") against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, (x) arising out of or pertaining to the transactions contemplated by this Agreement or (y) otherwise with respect to any act or omissions occurring at or prior to the Effective Time, in each case for a period of six years after the date hereof; provided, however, in no event shall Parent be obligated to provide indemnity to the Indemnified Parties pursuant to clause (y) immediately above which in the aggregate is in excess of $10,243,000. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) any counsel retained by the Indemnified Parties for any period after the Effective Time shall be reasonably satisfactory to the Surviving Corporation, (ii) after the Effective Time, the Surviving Corporation shall pay the reasonable fees and expenses of such counsel, promptly after statements therefor are received, and (iii) the Surviving Corporation will cooperate in the defense of any such matter; provided, however, the Surviving Corporation shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld); and provided, further, that, in the event that any claim or claims for indemnification are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until the disposition of any and all such claims. The Indemnified Parties as a group may retain only one law firm to represent them with respect to any single action unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties in which case this limitation shall not apply.

          (c) For a period of six years after the Effective Time, Parent shall cause the Surviving Corporation to maintain in effect directors' and officers' liability insurance covering those persons who are currently covered by the Company's directors' and officers' insurance policy on terms no less favorable than those now applicable to directors and officers of the Company; provided, however, that Parent and the Surviving Corporation may substitute therefor policies of insurance containing terms and conditions that are no less advantageous to such covered persons or provide for such coverage under Parent's directors' and officers' liability insurance policy (a copy of which has been made available to the Company) if Parent's policy provides, subject to the last sentence of this Section 6.17(c), at least the same coverage and amounts and on terms and conditions that are no less favorable to covered persons than the Company's current policy. Notwithstanding the foregoing, neither Parent nor the Surviving Corporation shall be required to maintain such policies to the extent the premium therefore exceeds 200% of the annual premiums currently paid by the Company in respect of the current policy or policies (the "Maximum Amount") but in such case shall purchase as much comparable coverage as available for the Maximum Amount.

          6.18 APPOINTMENT OF COMPANY NOMINATED DIRECTORS. Parent hereby agrees to appoint, immediately after the Effective Time, Messrs. Moss, DiBenedetto and Hall ("Company Nominated Directors") to serve as directors on Parent's Board of Directors in the Class of Directors and to serve as members of that committee of Parent's Board of Directors each as set forth opposite each Company Nominated Directors' name on Schedule 6.18, all in accordance with
                                     -------------
Parent's Bylaws until such time as their successors have been duly elected or appointed and qualified or until the earlier death, resignation or removal of such director in accordance with Parent's Bylaws.

      7.  CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER.  The
          ----------------------------------------------------------
respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

          7.1 STOCKHOLDER APPROVAL. This Agreement and the Merger shall have been approved and adopted by the requisite vote or written consent of the stockholders of the Company and the issuance of the shares of Parent Common Stock pursuant to the terms of this Agreement shall have been approved and adopted by the requisite vote of the stockholders of Parent.

          7.2 NO LEGAL ACTION. No preliminary or permanent injunction or other order, decree or ruling issued by any court of competent jurisdiction, or by any governmental, administrative or regulatory agency or commission, in the United States which prohibits the consummation of the Merger shall be in effect.

          7.3 REGISTRATION STATEMENT EFFECTIVE. The Registration Statement shall have become effective and shall not be subject to a "stop order," and no action, suit, proceeding or investigation by the Commission to suspend the effectiveness thereof shall have been initiated and be continuing.

          7.4 LISTING OF ADDITIONAL SHARES ON THE NASDAQ NATIONAL MARKET. The shares of Parent Common Stock issued in connection with the Merger shall have been approved for listing on the Nasdaq National Market subject to oral notice of official issuance.

          7.5 PERMITS AND APPROVALS. All material filings, registrations, covenants, permits, authorizations and regulatory approvals of governmental authorities necessary for the consummation of the Merger shall have been duly obtained or made and shall be in full force and effect.

          7.6 ACCOUNTING TREATMENT. Each of Parent and the Company shall have received letters (the "Pooling Letters"), dated as of the Effective Date, from Ernst & Young, LLP, regarding such firm's concurrence with Parent's management's and the Company's management's conclusions as to the appropriateness of pooling of interest accounting for the Merger under Accounting Principles Opinion No. 16 if closed and consummated in accordance with this Agreement.

      8.  ADDITIONAL CONDITIONS TO OBLIGATIONS OF PARENT.  The obligations of
          ----------------------------------------------
Parent to effect the Merger are subject to the fulfillment at or prior to the Closing of the following additional conditions, any of which may be waived in writing in whole or in part by Parent:

          8.1 REPRESENTATIONS, COVENANTS, CERTIFICATE. The Company shall have performed in all material respects its agreements contained in this Agreement required to be performed on or prior to the Effective Time, and the representations and warranties of the Company herein contained shall be true in all material respects as of the date of this Agreement and the Effective Time except for representations and warranties that speak as of a specific date or time, which need only be true and correct in all material respects as of such date or time and except for such inaccuracies which do not in the aggregate have a Material Adverse Effect.

          8.2 NO ADVERSE CHANGE. Since the date hereof, there shall not have occurred any change in the financial condition, business or operations of the Company and its Subsidiaries that would have or would be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

          8.3 CERTAIN LEGAL MATTERS. There shall not have been any statute, rule, regulation or order promulgated, enacted, entered, enforced or deemed applicable to the Merger by any United States federal or state government or governmental authority, nor shall there be in effect an order or judgment entered by any United States federal or state court, which (i) would make the consummation of the Merger illegal or would materially delay the Effective Time,
(ii) would require the divestiture by Parent, the Company or any of their respective Subsidiaries of any of the shares of Company Common Stock or of a material portion of the business, assets, or property of either Parent or any of its Subsidiaries, or of the Company or any of its Subsidiaries, or impose any material limitation on the ability of any of them to conduct their respective businesses and own their respective assets or property, or (iii) impose any limitations on the ability of Parent, directly or indirectly, to control in any material respect the business or operations of the Company, or any of its Subsidiaries.

          8.4 TAX OPINION AND CERTIFICATES. At the Closing, the Company and Parent shall deliver Tax Matters Certificates to counsel to Parent, which certificates shall be substantially in the form of Schedules 8.4(a) and 8.4(b)
                                                    ---------------     -----
attached hereto, respectively (the "Tax Matters Certificates"). At the Closing, Parent shall have received a written opinion from its counsel, dated the Closing Date, to the effect that (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and the Company, Parent and Sub will each be a party to that reorganization within the meaning of Section 368(b) of the Code, (ii) no gain or loss will be recognized by the Company, Parent or Sub as a result of the Merger, and (iii) no stockholder of the Company will recognize gain or loss on the exchange of Company Common Stock or Company Preferred Stock solely for Parent Common Stock in the Merger. Such counsel shall, in rendering such opinions, be entitled to rely on reasonable representations and assumptions from officers of the Company and Parent related thereto.

          8.5 CERTIFICATE. Parent shall have received a certificate of the Company dated the Effective Time, signed by a senior officer of the Company, certifying that (i) all representations and warranties of the Company were true and correct in all material respects when made and are true and correct in all material respects on the Effective Time as if made on the Effective Time, and
(ii) the Company has performed and complied in all material respects with all covenants and agreements required in this Agreement to be performed or complied with by it on or prior to the Effective Time.

          8.6 RESIGNATION OF COMPANY OFFICERS AND DIRECTORS. Prior to the Effective Time, each of the members of the Board of Directors of the Company and its Subsidiaries shall have executed letters of resignation which shall become effective as of the Effective Time.

      9.  ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF THE COMPANY.  The
          -------------------------------------------------------
obligations of the Company to effect the Merger are subject to the fulfillment at or prior to the Closing of the following additional conditions, any of which may be waived in writing, in whole or in part, by the Company:

          9.1 REPRESENTATIONS, COVENANTS, CERTIFICATE. Parent and Sub shall have performed in all material respects their respective agreements contained in this Agreement required to be performed on or prior to the Effective Time, and the representations and warranties of Parent and Sub herein contained shall be true and correct in all material respects as of the date of this Agreement and the Effective Time except for representations and warranties that speak as of a specific date or time, which need only be true and correct in all material respects as of such date or time and except for such inaccuracies which do not in the aggregate have a Material Adverse Effect.

          9.2 CERTAIN LEGAL MATTERS. There shall not have been any statute, rule, regulation or order promulgated, enacted, entered, enforced or deemed applicable to the Merger by any United States federal or state government or governmental authority, nor shall there be in effect an order or judgment entered by any United States federal or state court, which would make the consummation of the Merger illegal or would materially delay the Effective Time.

          9.3 TAX OPINION AND CERTIFICATES. At the Closing, the Company and Parent shall deliver the Tax Matters Certificates to counsel to the Company. At the Closing, the Company shall have received a written opinion from its counsel, dated the Closing Date, to the effect that (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and the Company, Parent and Sub will each be a party to that reorganization within the meaning of
Section 368(b) of the Code, (ii) no gain or loss will be recognized by the Company, Parent or Sub as a result of the Merger, and (iii) no stockholder of the Company will recognize gain or loss on the exchange of Company Common Stock or Company Preferred Stock solely for Parent Common Stock or Parent Preferred Stock in the Merger. Such counsel shall, in rendering such opinions, be entitled to rely on reasonable representations and assumptions from officers of the Company and Parent related thereto.

          9.4 CERTIFICATE. The Company shall have received a certificate of Parent dated the Effective Time, signed by a senior officer of Parent, certifying that (i) all representations and warranties of Parent and Sub were true and correct in all material respects when made and are true and correct in all material respects on the Effective Time as if made on the Effective Time, and (ii) Parent and Sub has performed and complied in all material respects with all covenants and agreements required in this Agreement to be performed or complied with by it on or prior to the Effective Time.

          9.5 NO ADVERSE CHANGE. Since the date hereof, there shall not have occurred any change in the financial condition, business or operations of Parent and its Subsidiaries, that would have or would be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

      10. TERMINATION.
          -----------

          10. TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, notwithstanding approval thereof by the stockholders of the Company or Parent:

          (a) by mutual written consent duly authorized by the Boards of Directors of Parent and the Company; or

          (b) by either Parent or the Company, if the Merger shall not have been consummated by December 31, 1997 (provided that the right to terminate this Agreement under this Section 10.1 shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or a substantial contributor to the failure of the Merger to occur on or before such date); or

          (c) by either Parent or the Company, if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued a nonappealable final order, decree or ruling or taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger (provided that (i) if the party seeking to terminate this Agreement pursuant to Section 10.1 is subject to such order, decrees or ruling, it shall have used all reasonable efforts to have such order, decree or ruling removed and (ii) the right to terminate this Agreement under this Section 10.1 shall not be available to any party who has not complied with its obligations under Section
6.12 and such noncompliance materially contributed to the issuance of any such order, decree or ruling or the taking of such action);

          (d) by action of the Board of Directors of the Company (i) following receipt of an Alternative Proposal if (a) the Board of Directors of the Company determines in good faith, after advice of outside counsel, that such action is necessary in order to fulfill its fiduciary duties to stockholders imposed by law, and if (b) such Board of Directors is then in receipt of a written opinion from its financial advisor that such Alternative Proposal would, if consummated, result in a transaction more favorable to the Company's stockholders from a financial point of view than the transaction contemplated by this Agreement; provided, however, prior to any such termination, the Company
                --------  -------
notifies Parent promptly of its intention to terminate this Agreement or enter into a definitive agreement with respect to an Alternative Proposal, but in no event shall such notice be given less than 48 hours prior to the public announcement of such action; or (ii) if the Board of Directors of Parent shall have withdrawn or modified in a manner materially adverse to the Company its approval of this Agreement or the Merger or recommendation of the issuance of the Parent Common Stock pursuant to the terms of this Agreement or the Merger.

          (e) by action of the Board of Directors of Parent if the Board of Directors of the Company shall have withdrawn or modified in a manner materially adverse to Parent its approval or recommendation of this Agreement or the Merger.

          (f) by Parent or the Company, if, at a duly held meeting of the stockholders of the Company (including any adjournment thereof) held for the purpose of voting on the Merger, this Agreement and the consummation of the transactions contemplated hereby, the holders of a majority of the outstanding shares of Company Common Stock and Company Preferred Stock (voting as a single class) shall not have approved the Merger and this Agreement;

          (g) by Parent or the Company, if, at a duly held meeting of the stockholders of Parent (including any adjournment thereof) held for the purpose of voting on the issuance of the Parent Common Stock in connection with the Merger, the requisite vote of a majority of the holders of the outstanding shares of Parent Common Stock shall not have approved such issuance.

          10.2  OPTION TO PURCHASE.

          (a) The Company hereby grants to Parent an irrevocable option (the "Option") to purchase for an amount equal to $4.14 per share (the "Per Share Price") in cash up to 330,714 authorized but unissued shares of Company Common Stock (the "Optioned Shares"). The Option shall expire (such event being referred to herein as the "Option Termination Event") if not exercised as permitted under this Agreement prior to the earlier of (I) the Effective Time,
(ii) termination of this Agreement in accordance with the provisions of Section 10.1(a), 10.1(b), 10.1(c), 10.1(d)(ii), 10.1(f) (unless prior to the date of the meeting referred to therein an Alternative Proposal is publicly announced) or 10.1(g) or (iii) the first business day after the three hundred and sixty-fifth calendar day following termination of this Agreement for any reason pursuant to 10.1(d)(i), 10.1(e)
or 10.1(f) (if prior to the date of the meeting referred to therein an Alternative Proposal is publicly announced); provided, however, that in the
                                             --------  -------
event that the exercise of the Option shall be subject to any injunction prohibiting its exercise such period shall be extended for a period of sixty days following the removal of any such injunction.

          (b) Provided that (i) no preliminary or permanent injunction or other order issued by any Federal or state court of competent jurisdiction in the United States prohibiting the exercise of the Option or the delivery of the Optioned Shares shall be in effect and (ii) any such exercise shall otherwise be subject to compliance with applicable law, Parent may exercise the Option in whole or in part at any time or from time to time after the occurrence of both an Initial Triggering Event and a Purchase Event (as defined in Section
10.2(d)) if, but only if, both the Initial Triggering Event and the Purchase Event shall have occurred prior to the occurrence of an Option Termination Event. In the event that Parent wishes to exercise the Option, Parent shall give written notice of such exercise (the date of such notice being herein called the "Notice Date") within 30 days following such Purchase Event to the Company specifying the number of Optioned Shares it will purchase pursuant to such exercise and a place and date for the closing of such purchase.

          (c) At any closing of the exercise of the Option, (i) Parent will make payment to the Company of the aggregate price for the Optioned Shares in immediately available funds, in an amount equal to the product of the Per Share Price multiplied by the number of Optioned Shares being purchased at such closing and (ii) the Company will deliver to Parent a duly executed certificate or certificates representing the number of Optioned Shares so purchased, registered in the name of Parent or its nominee in the denominations designated by Parent in its notice of exercise.

          (d) For the purposes this Section 10.2, an "Initial Triggering Event" shall have occurred at such time as one of the following events shall have occurred and Parent shall have determined in good faith (and shall have notified the Company in writing of such determination) that there is a reasonable likelihood that, as a result of the occurrence of any of the following events, consummation of the Merger pursuant to the term of this Agreement is jeopardized: (i) any Person as defined in Sections (a)(9) or 13(d)(3) of the Exchange Act (other than Parent or any Subsidiary of Parent) shall have commenced a bona fide offer to purchase shares of Company Common Stock such that, upon consummation of said offer, such Person would own or control 10% or more of the outstanding shares of Company Common Stock, or shall have entered into an agreement to (A) merge or consolidate or enter into any similar transaction, with the Company, or (B) purchase or otherwise acquire (including by way of merger, consolidation, share exchange or any similar transaction) securities representing 10% or more of the voting power of the Company; (ii) any Person (other than Parent or any Subsidiary of Parent) shall have acquired beneficial ownership or the right to acquire beneficial ownership of 10% or more of the outstanding shares of the Company Common Stock (the term "beneficial ownership" for purposes of this Section 10.2(d) having the meaning assigned thereto in Section 13(d) of the Exchange Act); (iii) any Person (other than Parent or any Subsidiary of Parent) shall have made a bona fide proposal to the Company after the date of this Agreement by public announcement or written communication to (A) acquire the Company by merger, consolidation, purchase of all or substantially all of its assets or any other similar transaction, or (B) make an offer described herein; (iv) any Person shall have solicited proxies in a proxy solicitation subject to Regulation 14A under the Exchange Act in opposition to approval of this Agreement by the Company's stockholders; (v) or any Person shall have willfully breached any provision of this Agreement, which breach would entitle Parent to terminate this Agreement and such breach shall not have been cured pursuant to the terms of this Agreement and prior to Parent's request under this Section 10.2. For purposes of this Section 10.2, a "Purchase Event" shall have occurred at such time as the Company is obligated to pay to Parent the Company Termination Fee set forth in Section 10.3(a)(i).

          (e) At any time commencing upon the occurrence of a Purchase Event at Parent's or Company's request, the Company shall pay to Parent an amount equal to the difference between the "market/tender offer" price for shares of Company Common Stock (defined as the higher of the average price per share at which a tender or exchange offer has been made or the highest reported sale price for shares of Company Common Stock on the date Parent or the Company gives notice of the required payment under this Section 10.2) and the Per Share Price, as adjusted pursuant to Section 10.2(f) which difference shall be multiplied by the total number of Optioned Shares as to which the Option has not theretofore been exercised, as adjusted pursuant to Section 10.2(f), but only if the market/tender offer price is greater than such exercise price. In the event that the Company makes a payment directly to Parent of the amounts provided for in this Section 10.2(e), such payment shall extinguish all other rights of Parent under this Option but shall not affect the rights of Parent under the Agreement or otherwise.

          (f) If between the date of this Agreement and the Effective Time, the shares of the Company Common Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or if a stock dividend thereon shall be declared with a record date within said period, the number of Optioned Shares and the Per Share Price shall be adjusted appropriately so as to restore Parent to its rights hereunder, at an adjusted per share purchase price equal to the Per Share Price multiplied by a fraction, the numerator of which shall be equal to the number of shares of the Company Common Stock purchasable prior to the adjustment and the denominator of which shall be equal to the number of shares of Company Common Stock purchasable after the adjustment; provided, however,
                                                          -----------------
that nothing in this Option shall be construed as permitting the Company to take any action or enter into any transaction prohibited by this Agreement.

          (g) The Company shall, if requested by Parent, as expeditiously as possible file a registration statement on a form of general use under the Securities Act if necessary in order to permit the sale or other disposition of the shares of Company Common Stock that have been acquired upon exercise of the Option in accordance with the intended method of sale or other disposition requested by Parent. Parent shall provide all information reasonably requested by the Company for inclusion in any registration statement to be filed hereunder. The Company will use its best efforts to cause such registration statement first to become effective and then to remain effective for such period not in excess of two hundred and seventy calendar days from the day such registration statement first becomes effective as may be reasonably necessary to effect such sales or other dispositions. The registration effected under this
Section 10.2 shall be at the Company's expense except for all agency fees and commissions and underwriting discounts and commissions attributable to the sale of such securities, which amounts shall be borne by Parent. In no event shall the Company be required to effect more than one registration hereunder regardless of the number of assignees. The filing of any registration statement hereunder may be delayed for such period of time as may reasonably be required if the Company determines that any such filing or the offering of any such shares of Company Common Stock would (i) impede, delay or otherwise interfere with any financing, offer or sale of Company Common Stock or any other securities of the Company, or (ii) require disclosure of material information which, if disclosed at that time, would be materially harmful to the interests of the Company and its shareholders. If requested by Parent in connection with any such registration, the Company will become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily included in such underwriting agreements. Upon receiving any request from Parent or an assignee thereof under this Section 10.2(g) the Company agrees to send a copy thereof to Parent and to any assignee thereof known to the Company, in each case by promptly mailing the same, postage prepaid, to the address of record of the Persons entitled to receive such copies.

           10.3   EFFECT OF TERMINATION.

          (a) The Company shall pay Parent a fee of $1,500,000 (the "Company Termination Fee") in the event that (i) this Agreement is terminated pursuant to
(x) Section 10.1(d)(i) or 10.1(e), or (y) Section 10.1(f) if prior to the meeting of the stockholders of the Company contemplated pursuant to Section 6.4 an Alternative Proposal is publicly announced and the Company consummates such Alternative Proposal within 12 months of the termination of this Agreement pursuant to Section 10.1(f), or (ii) the condition set forth in Section 7.6 is not satisfied as a result of either (x) false or inaccurate statements made by the Company in the representation letter delivered by the Company to Ernst & Young or (y) a sale or other transfer after the date hereof of the capital stock of the Company or of Parent by an "affiliate" of the Company, as such term is defined and used in Accounting Series Releases 130 and 135, as amended; or (z) any action taken by the Company subsequent to the date of this Agreement. The Company Termination Fee shall be payable by wire transfer of same day funds either on the date contemplated in the last sentence of Section 10.1(d) if applicable, or otherwise, within two business days after such amount becomes due. The Company acknowledges that the agreements contained in this Section 10.3(a) are an integral part of the transactions contemplated in this Agreement, and that, without these agreements, Parent would not enter into this Agreement; accordingly, if the Company fails to promptly pay the amount due pursuant to this Section 10.3(a) and, in order to obtain such payment, Parent commences a suit which results in a judgment against the Company for the fee set forth in this Section 10.3(a) the Company shall pay to Parent its costs and expenses (including attorneys' fees) in connection with such suit, together with interest on the amount of the fee at the rate of 10% per annum.

          (b) Parent shall pay the Company a fee of $1,500,000 (the "Parent Termination Fee") in the event that (i) this Agreement is terminated pursuant to
Section 10.1(d)(ii), or (ii) the condition set forth in Section 7.6 is not satisfied as a result of either (x) false or inaccurate statements made by Parent in the representation letter delivered by Parent to Ernst & Young; or (y) a sale or other transfer after the date hereof of the capital stock of Parent by an "affiliate" of Parent, as such term is defined and used in Accounting Series Releases 130 and 135, as amended; or (z) any action taken by Parent subsequent to the date of this Agreement. The Parent Termination Fee shall be payable by wire transfer of same day funds within two business days after such amount becomes due. Parent acknowledges that the agreements contained in this Section 10.3(a) are an integral part of the transactions contemplated in this Agreement, and that, without these agreements, the Company would not enter into this Agreement; accordingly, if Parent fails to promptly pay the amount due pursuant to this Section 10.3(a) and, in order to obtain such payment, the Company commences a suit which results in a judgment against Parent for the fee set forth in this Section 103 Parent shall pay to the Company its costs and expenses (including attorneys' fees) in connection with such suit, together with interest on the amount of the fee at the rate of 10% per annum.

          (c) If this Agreement is terminated pursuant to Section 10.1, this Agreement shall become void and of no effect with no liability on the part of any party hereto, except that (a) the agreements contained in Section 6.8, the last sentence of Section 6.3 and Sections 10.3(a) and 10.3(b) shall survive the termination hereof and (b) if termination of this Agreement shall be judicially determined to have been caused by willful breach of this Agreement, then, in addition to other remedies at law or equity for breach of this Agreement, the party so found to have willfully breached this Agreement shall indemnify the other parties for their respective costs, fees and expenses of their counsel, accountants and other experts and advisors as well as fees and expenses incident to negotiation, preparation and execution of this Agreement and related documentation and their stockholders' meetings and consents.

      11. MISCELLANEOUS PROVISIONS.
          ------------------------

          11.1 NOTICES. All notices, demands or other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered in Person, on the date actually given, (ii) by United States mail, certified or registered, with return receipt requested, on the date which is two business days after the date of mailing, or (iii) if sent by telex or facsimile transmission, with a copy mailed on the same day in the manner provided in (ii) above, on the date transmitted provided receipt is confirmed by telephone:

                 (a)  if to Parent to:

                      Iwerks Entertainment, Inc.
                      4540 West Valerio Street
                      Burbank, California 91505
                      Attention: Roy A. Wright
                      Telecopy No.: (818) 841-6192


                      With copies to:

                      Troop Meisinger Steuber & Pasich, LLP
                      10940 Wilshire Boulevard, Suite 800
                      Los Angeles, California 90024
                      Attention: C.N. Franklin Reddick III, Esq.

                      Telecopy No.: (310) 443-8512

                 (b)  if to the Company to:

                      Showscan Entertainment Inc.
                      3939 Landmark Street
                      Culver City, California 90232-2315
                      Attention: Dennis Pope
                      Telecopy No.: (310) 280-0476

                      With copies to:

                      Latham & Watkins
                      75 Willow Road
                      Menlo Park, California
                      Attention: Peter Kerman, Esq.
                      Telecopy No.: (415) 463-2600

or at such other address as may have been furnished by such Person in writing to the other parties.

          11.2 TERMINATION OF REPRESENTATIONS AND WARRANTIES. The respective representations and warranties of the Company, Parent and Sub contained herein shall expire with, and be terminated and extinguished at the Effective Time. Neither the Company, Parent nor Sub shall be under any monetary or other liability whatsoever with respect to any breach of a representation or warranty contained herein or in or with respect to any certificate or other document delivered pursuant hereto, and the sole consequence of any such breach shall be limited to the failure to satisfy a condition set forth in Sections 8 and 9 hereof, as applicable, and the termination right provided for in Section 101 hereof, in each case to the extent applicable according to such Section's express terms.

          11.3 SEVERABILITY. Should any Section or any part of a Section within this Agreement be rendered void, invalid or unenforceable by any court of law for any reason, such invalidity or unenforceability shall not void or render invalid or unenforceable any other Section or part of a Section in this Agreement.

          11.4 EXHIBITS AND SCHEDULES. Each Exhibit and Schedule delivered pursuant to the terms of this Agreement and each document, instrument and certificate delivered by the parties in connection with the transactions contemplated hereby constitutes an integral part of this Agreement.

          11.5 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED BOTH AS TO VALIDITY AND PERFORMANCE AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES THEREOF.

          11.6 WAIVER OF JURY TRIAL. The parties hereto each waives any right to have a jury participate in resolving any dispute whether sounding in contract, tort, or otherwise arising out of, connected with, related to or incidental to the relationship established between them pursuant to this Agreement. Instead, any disputes resolved in court will be resolved in a bench trial without a jury.

          11.7 NO ADVERSE CONSTRUCTION. The rule that a contract is to be construed against the party drafting the contract is hereby waived, and shall have no applicability in construing this Agreement or any provisions hereof.

          11.8 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

          11.9 COSTS AND ATTORNEYS' FEES. In the event that any action, suit, or other proceeding is instituted concerning or arising out of this Agreement, the prevailing party shall recover all of such party's costs, and reasonable attorneys' fees incurred in each and every such action, suit, or other proceeding, including any and all appeals or petitions therefrom.

          11.10 SUCCESSORS AND ASSIGNS. None of the parties hereto may assign their rights or obligations hereunder to any other person without the prior written consent of the other parties hereto. All rights, covenants and agreements of the parties contained in this Agreement shall, except as otherwise provided herein, be binding upon and inure to the benefit of their respective successors and assigns.

          11.11 AMENDMENT. This Agreement may be amended by the parties hereto, by action taken by their respective Boards of Directors at any time before or after approval hereof by the stockholders of the Company, but after any such approval, no amendment shall be made which changes the Per Share Consideration, or which is otherwise not permitted by the Delaware Law, without the further approval of the stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

          11.12 WAIVER. At any time prior to the Effective Time, any party hereto, by action taken by its Board of Directors, at any time before or after approval hereof by the stockholders of the Company, may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties of the other parties contained herein or in any document delivered pursuant hereto, and
(iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto shall be valid if set forth in an instrument in writing signed on behalf of such party by a duly authorized officer.

          11.13 ENFORCEMENT OF AGREEMENT. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

          11.14 ENTIRE AGREEMENT. This Agreement, the attached Exhibits and Schedules, the other schedules referred to in this Agreement and the Confidentiality Agreement contain the entire understanding of the parties and there are no further or other agreements or understandings, written or oral, in effect between the parties relating to the subject matter hereof unless expressly referred to herein.

          11.15 BEST EFFORTS. Subject to the terms and conditions of this Agreement, each party will use its best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement.

          11.16 SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS. The representations, warranties, covenants and agreements contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time, except Sections 2, 6.10, 6.12, 6.17 and 6.18 and this Article 11.

          11.17 NO THIRD PARTY BENEFICIARIES. The Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, including, without limitation by way of subrogation, other than Section 2.6 (which is intended to be for the benefit of the holders of Company Purchase Rights and Convertible Notes) and Section 6.17 (which is intended to be for the benefit of the Indemnified Parties).

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.


                                IWERKS ENTERTAINMENT, INC.
                                A DELAWARE CORPORATION


                                By: /s/ Roy A. Wright
                                   -----------------------------
                              Name: Roy A. Wright
                                   Title: Chief Executive Officer


                                SHOWSCAN ENTERTAINMENT INC.
                                A DELAWARE CORPORATION


                                By: /s/ Dennis Pope
                                   -----------------------------
                              Name: Dennis Pope
                                   Title: President & CEO


                                IWK-1 MERGER CORPORATION
                                A DELAWARE CORPORATION

                                By: /s/ Roy A. Wright
                                   ------------------------------
                              Name: Roy A. Wright
                                   Title: Chief Executive Officer

                                AMENDMENT NO.1
                                      TO
                     AGREEMENT AND PLAN OF REORGANIZATION

     Amendment No. 1 to Agreement and Plan of Reorganization (the "Amendment No. 1") dated this December 29, 1997, by and among Iwerks Entertainment, Inc., a Delaware corporation ("Parent"), IWK-1 Merger Corporation, a Delaware corporation ("Sub") and Showscan Entertainment Inc., a Delaware corporation (the "Company").

                                R E C I T A L S

     A. Parent, Sub and the Company have entered into that certain Agreement and Plan of Reorganization (the "Merger Agreement") dated August 4, 1997 pursuant to which Sub shall merge with and into the Company, the separate existence of Sub shall cease and the Company shall continue as the surviving corporation. As used herein and in the Merger Agreement the term "Agreement" shall mean the Merger Agreement as amended by this Amendment No. 1, and the term "Merger" shall mean the merger contemplated by the Merger Agreement as amended by this Amendment No. 1. Terms used herein without definition shall have the meanings given those terms in the Merger Agreement.

     B. The consummation of the Merger is subject to the satisfaction of various conditions, including but not limited to, the approval of the stockholders of Parent.

     C. The Merger Agreement provides, in certain circumstances, that either Parent or the Company shall have the right to terminate the Merger Agreement if the Merger is not consummated prior to December 31, 1997.

     D. Because of the uncertainty associated with the receipt of approval from Parent's stockholders and because of the uncertainty associated with the consummation of the Merger prior to the termination of the Merger Agreement, the parties have agreed to the amendment of Section 2.5 of the Merger Agreement, and the other amendments provided for herein.

     E. The Boards of Directors of Parent, Company and Sub each has determined that a business combination among Parent, the Company and Sub is in the best interest of their respective companies and stockholders, and accordingly have approved and adopted this Amendment No. 1 and adoption of the Merger Agreement and Merger as amended hereby by their respective stockholders.

                               A G R E E M E N T

     NOW THEREFORE, in consideration of the foregoing premises and mutual covenants herein provided, the parties agree as follows:

     1. Section 2.5(a)(i) and (ii) of the Merger Agreement is hereby amended and restated to read in its entirety as follows:

           "(i) each share of Company Common Stock outstanding immediately prior to the Effective Time shall entitle the holder thereof to 0.62 validly issued, fully paid and nonassessable shares of Parent Common Stock (the "Per Share Consideration");

           (ii) each share of Company Preferred Stock outstanding immediately prior to the Effective Time shall entitle the holder thereof to that number of validly issued, fully paid and nonassessable shares of Parent Common Stock as is equal to the number of shares of Company Common Stock into which such share of Company Preferred Stock is convertible immediately prior to the Effective Time multiplied by 0.62;"

      2. Section 6.16 of the Merger Agreement is hereby amended by adding the following to the end of such Section:

      "The first sentence of this Section 6.16 shall not become applicable until January 15, 1998, except that the Company shall notify Parent in writing prior to furnishing any information to, or entering into discussions or negotiations with, any Person concerning an Alternative Proposal (provided that nothing herein shall require the Company to identify such Person)."

       3. Section 6.18 of the Merger Agreement is hereby amended and restated to read in its entirety as follows:

       "Appointment of Company Nominated Director. Parent hereby agrees to appoint, immediately after the Effective Time, the Person designated by the Company, which Person shall be one of the Company's directors on the date of the Agreement and which shall be designated prior to the effectiveness of the Registration Statement (the "Company Nominated Director") to serve as a director on Parent's Board of Directors as a Class I director, all in accordance with Parent's Bylaws until such time as such director's successor has been duly elected or appointed and qualified or until the earlier death, resignation or removal of such director in accordance with Parent's Bylaws. Parent further agrees, as soon as practicable following the Effective Time, to expand the number of directors to serve on Parent's Board of Directors to seven and to commence a search for two additional qualified candidates to serve as a Class II and a Class III director, respectively, who shall be elected by a majority of Parent's then existing Board of Directors."

      4. Section 8.1 of the Merger Agreement is hereby amended and restated to read in its entirety as follows:

      "The Company shall have performed in all material respects its agreements contained in this Agreement required to be performed on or prior to the Effective Time."

      5. Section 8.2 of the Merger Agreement is hereby amended and restated to read in its entirety as follows:

      "Intentionally omitted."

     6. Section 10.1(b) of the Merger Agreement is hereby amended and restated to read in its entirety as follows:

     "by either Parent or the Company, if the Merger shall not have been consummated by March 31, 1998 (provided that the right to terminate this Agreement under this Section 10.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or a substantial contributor to the failure of the Merger to occur on or before such date);

      7. Section 10.3(a) of the Merger Agreement is hereby amended and restated to read in its entirety as follows:

      "The Company shall pay Parent a fee of $1,500,000 (the "Company Termination Fee") in the event that (i) this Agreement is terminated pursuant to
(x) Section 10.1(d)(i) or 10.1(e), or (y) Section 10.1(f) if prior to the meeting of the stockholders of the Company contemplated pursuant to Section 6.4 an Alternative Proposal is publicly announced and the Company consummates such Alternative Proposal within 12 months of the termination of this Agreement pursuant to Section 10.1(f), or (ii) the condition set forth in Section 7.6 is not satisfied as a result of either (x) false or inaccurate statements made by the Company in the representation letter delivered by the Company to Ernst & Young or (y) a sale or other transfer after the date hereof of the capital stock of the Company or of Parent by an "affiliate" of the Company, as such term is defined and used in Accounting Series Releases 130 and 135, as amended; or (z) any action taken by the Company subsequent to the date of this Agreement; provided, however, the Company Termination Fee shall not be payable by the Company if this Agreement is terminated by the Company pursuant to Section 10.1(d)(i) prior to January 15, 1998, in which case the Company shall reimburse Parent an amount equal to all out of pocket expenses incurred by Parent up to the date of termination of this Agreement in connection with the Merger, but in no event shall such reimbursement obligation exceed $1,000,000 (the "Merger Expenses"). The Company Termination Fee and the Merger Expenses shall be payable by wire transfer of same day funds either on the date contemplated in the last sentence of Section 10.1(d) if applicable, or otherwise, within two business days after such amount becomes due. The Company acknowledges that the agreements contained in this Section 10.3(a) are an integral part of the transactions contemplated in this Agreement, and that, without those agreements, Parent would not enter into this Agreement; accordingly, if the Company fails to promptly pay the amount due pursuant to this Section 10.3(a) and, in order to obtain such payment, Parent commences a suit which results in a judgment against the Company for the fee set forth in this Section 10.3(a) the Company shall pay to Parent its costs and expenses (including attorneys' fees) in connection with such suit, together with interest on the amount of the fee at the rate of 10% per annum."

      8. The parties agree that the combined knowledge and experience of the executive management teams of the respective companies will benefit the stockholders of the Surviving Corporation. Accordingly, Parent shall use its commercially reasonable efforts to retain the services of Messrs. Pope and Lemon to assist in the integration of the two companies for a period of up to six months following the closing on terms and conditions mutually satisfactory to Parent and such persons; provided, however, Parent under no circumstances shall be obligated to compensate either Mr. Pope or Mr. Lemon for such services at a rate greater than that their current base salaries as employees of Company; and provided that under no circumstances shall such retention of Messrs. Pope and Lemon be given any effect under, or have any effect on, their existing employment, severance and similar arrangements with the Company.

      9. The Company hereby represents and warrants to Parent that the Board of Directors of the Company has approved this Amendment No. 1, has determined that the Merger is in the best interests of the Company and its stockholders and has resolved to recommend the adoption of the Merger Agreement (as amended hereby) and the Merger by its stockholders. In connection with such actions, the Board of Directors of the Company has received an opinion of Allen & Company, Inc., its financial adviser, to the effect that the consideration to be paid to the holders of the Company Common Stock and company Preferred Stock pursuant to the Merger is fair to such holders from a financial point of view.

     10. Parent hereby represents and warrants to the Company that the Board of Directors of Parent has approved this Amendment No. 1, has determined that the Merger is in the best interests of Parent and its stockholders and has resolved to recommend the approval of the issuance of Parent Common Stock pursuant to the terms of the Merger Agreement (as amended hereby) by its stockholders. In connection with such actions, the Board of Directors of the Parent has received an opinion of Resource Financial Corporation, it financial adviser, to the effect that the consideration to be paid to the holders of Company Common Stock and Company Preferred Stock pursuant to the Merger is fair to Parent's stockholders from a financial point of view.

     11. This Amendment No. 1 may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     12. Except as expressly modified or amended by the terms hereof, each and everyone of the other provisions of the Merger Agreement shall remain in full force and effect.

     13. The Amendment No. 1, the Merger Agreement, the Exhibits and Schedules attached thereto, the other schedules referred to in the Merger Agreement and the Confidentiality Agreement contain the entire understanding of the parties and there are no further or other agreements or understandings, written or oral, in effect between the parties relating to the subject matter hereof unless expressly referred to herein.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to Agreement and Plan of Reorganization to be duly executed as of the date and year first above written.

                                       IWERKS ENTERTAINMENT, INC.
                                       a Delaware corporation


                                       By:   /s/ Roy A. Wright
                                          ------------------------------
                                          Name: Roy A. Wright
                                          Title: Chief Executive Officer


                                       SHOWSCAN ENTERTAINMENT INC.
                                       a Delaware corporation


                                       By:   /s/ Dennis Pope
                                          ------------------------------
                                          Name: Dennis Pope
                                          Title: President & CEO


                                       IWK-1 MERGER CORPORATION
                                       a Delaware corporation


                                       By:   /s/ Roy A. Wright
                                          -----------------------------
                                          Name: Roy A. Wright
                                          Title: Chief Executive Officer

                                                                      Appendix B
                                                                      ----------

EQUITABLE
Securities Corporation
Member of the New York Times Stock Exchange, Inc.
                                                              Investment Banking
                                                               December 29, 1997
Board of Directors
Iwerks Entertainment, Inc.
4540 West Valerio Street
Burbank, CA  91505-1046

Gentlemen:

     You have asked us to advise you with respect to the fairness to the shareholders of Iwerks Entertainment, Inc. (the "Company"), from a financial point of view, of the consideration to be offered and paid to the shareholders of Showscan Entertainment, Inc. ("Showscan") pursuant to the amended Agreement and Plan of Reorganization ("Amendment No. 1") dated as of December 29, 1997 relating to the merger of the Company and Showscan (the "Merger"). Amendment No. l provides that a subsidiary of the Company will merge with and into Showscan with Showscan remaining as the surviving corporation. Pursuant to Amendment No. 1, each outstanding share of Showscan Common Stock will be converted into 0.62 shares of the Company's Common Stock. In addition, each outstanding share of Showscan Series C Preferred Stock will be converted into that number of shares of Iwerks Common Stock equal to the number of shares of Showscan Common Stock into which such share of Preferred Stock is convertible immediately prior to the effectiveness of the Merger, multiplied by 0.62. The Company will assume approximately $5.7 million of Showscan's convertible notes as part of the total consideration (the "Merger Consideration"). The Merger is expected to be tax-free to the shareholders of Showscan and will be accounted for as a pooling-of-interests. The terms and conditions of the Merger are more fully set forth in Amendment No. 1.

     Equitable Securities Corporation ("Equitable"), as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Equitable has received a fee for rendering this opinion; however, our fee was not contingent upon the consummation of the Merger. We also will receive a fee for providing financial advisory services to the Company regarding this transaction, with such additional fee being contingent upon the consummation of the Merger. We do not currently publish research reports or maintain markets in or actively trade the common stock of the Company or Showscan.

     In connection with our opinion, we have reviewed, among other things, the Amendment No. 1, and certain financial and other information with respect to certain other motion-simulation entertainment companies that was publicly available or furnished to us, including financial analyses, financial forecasts and reports. We held discussions with the management teams and representatives of the Company and Showscan concerning the historical and current operations of the Company and Showscan, their respective financial condition and prospects, as well as the strategic and operating benefits anticipated from the Merger. In addition, we (i) considered, to the extent available, the financial terms of certain other similar transactions recently effected which we considered comparable to the Merger; (ii) compared financial positions and certain operating results of the Company and Showscan; (iii) analyzed the book value and estimated economic value to be acquired in the proposed transaction relative to the
--------------------------------------------------------------------------------
800 Nashville City Center    Nashville, Tennessee 37219-1743
Telephone 615-780-9300       Facsimile 615-780-9420

Iwerks Entertainment, Inc.
Page 2

Merger Consideration; (iv) performed a discounted cash flow analysis utilizing the incremental future cash flows resulting from the proposed combination; (v) reviewed the potential pro forma financial effects of the Merger to the Company; and (vi) conducted such other financial studies, analyses and investigations and reviewed such other factors as we deemed appropriate for purposes of this opinion.

     In rendering this opinion, we have relied, without assuming any responsibility for independent verification, on the accuracy and completeness of all financial and other information reviewed by us that was publicly available or furnished to us by or on behalf of the Company and Showscan. We have assumed that the financial forecasts which we examined were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the respective managements of the Company and Showscan. We have also assumed, with your consent that: (a) the strategic and operating benefits anticipated by the management and representatives of the Company will be realized from the Merger; (b) the Merger will be accounted for under the pooling-of-interests method of accounting; (c) the Merger will be a tax-free reorganization; and (d) all material liabilities (contingent or otherwise) of Showscan are as set forth in the financial statements of Showscan or as otherwise disclosed to us in connection with this engagement. We have not made an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Showscan, nor were we furnished with any such evaluations or appraisals. Our opinion is based upon economic, market and other similar conditions as they exist and can be evaluated as of the date of this letter. Our opinion does not constitute a recommendation to any shareholder of the Company as to whether or not that shareholder should vote to approve the Merger. Furthermore, we express no opinion as to the price or trading range at which shares of Common Stock of the Company will trade following the Merger.

     It is understood that this opinion is not to be otherwise quoted or referred to, in whole or in part (including excerpts or summaries), in any filing, report, document, release or other communication used in connection with the Merger (unless required to be quoted or referred to by applicable regulatory requirements), nor shall this opinion be used for any other purposes, without Equitable's prior written consent, which consent shall not be unreasonably withheld. Furthermore, this opinion is directed to the Company's Board of Directors and does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote at a shareholders' meeting that may be held in connection with the Merger.

     Based upon and subject to the foregoing, it is our opinion that, at the current share price, the Merger Consideration to be offered and paid to the shareholders of Showscan in the proposed Merger is fair, from a financial point of view, to the Company's shareholders.

                                    Very truly yours,

                                    EQUITABLE SECURITIES CORPORATION

                                                                      APPENDIX C
                                                                      ----------

EQUITABLE
Securities Corporation
Member New York Stock Exchange, Inc.
                                                              Investment Banking



                                                                  August 1, 1997

Board of Directors
Iwerks Entertainment, Inc.
4540 West Valerio Street
Burbank, CA 91505-1046

Gentlemen:

     You have asked us to advise you with respect to the fairness to the shareholders of Iwerks Entertainment, Inc. (the "Company"), from a financial point of view, of the consideration to be offered and paid to the shareholders of Showscan Entertainment, Inc. ("Showscan") pursuant to an Agreement and Plan of Reorganization (the "Merger Agreement") dated as of August 1, 1997 (the "Merger"). The Merger Agreement provides that a subsidiary. of the Company will merge with and into Showscan with Showscan remaining as the surviving corporation. Pursuant to the Merger Agreement, each outstanding share of Showscan Common Stock will be converted into 0.85 shares of the Company's Common Stock. In addition, each outstanding share of Showscan Series C Preferred Stock will be converted into that number of shares of Iwerks Common Stock equal to the number of shares of Showscan Common Stock into which such share of Preferred Stock is convertible immediately prior to the effectiveness of the Merger, multiplied by 0.85. The Company will assume approximately $5.7 million of Showscan's convertible notes and account for approximately 937,000 in-the-money options with a cost of approximately $1.1 million (after receipt of exercise proceeds) as part of the total consideration (The "Merger Consideration"). The merger is expected to be tax-free to the shareholders of Showscan and will be accounted for as a pooling-of-interests. The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

     Equitable Securities Corporation ("Equitable"), as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Equitable has received a fee for rendering this opinion; however, our fee was not contingent upon the consummation of the Merger. We also will receive a fee for providing financial advisory services to the Company regarding this transaction, with such additional fee being contingent upon the consummation of the Merger. We do not currently publish research retorts or maintain markets in or actively trade the common stock of the Company or Showscan.

Iwerks Entertainment, Inc.
Page 2


     In connection with our opinion, we have reviewed, among other things, the Merger Agreement, and certain financial and other information with respect to certain other motion-simulation entertainment companies that was publicly available or furnished to us, including financial analyses, financial forecasts and reports. We held discussions with the management teams and representatives of the Company and Showscan concerning the historical and current operations of the Company and Showscan, their respective financial condition and prospects, as well as the strategic and operating benefits anticipated from the Merger. In addition, we (i) considered, to the extent available, the financial terms of certain other similar transactions recently effected which we considered comparable to the Merger; (ii) compared financial positions and certain operating results of the Company and Showscan; (iii) analyzed the book value and estimated economic value to be acquired in the proposed transaction relative to the Merger Consideration; (iv)performed a discounted cash flow analysis utilizing the incremental future cash flows resulting from the proposed combination; (v) reviewed the potential pro forma financial effects of the Merger to the Company; and (vi) conducted such other financial studies, analyses and investigations and reviewed such other factors as we deemed appropriate for purposes of this opinion.

     In rendering this opinion, we have relied, without assuming any responsibility for independent verification, on the accuracy and completeness of all financial and other information reviewed by us that was publicly available or furnished to us by or on behalf of the Company and Showscan. We have assumed that the financial forecasts which we examined were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the respective managements of the Company and Showscan. We have also assumed, with your consent that: (a) the strategic and operating benefits anticipated by the management and representatives of the Company will be realized from the Merger; (b) the Merger will be accounted for under the pooling-of-interests method of accounting; (c) the Merger will be a tax-free reorganization; and (d) all material liabilities (contingent or otherwise) of Showscan are as set forth in the financial statements of Showscan or as otherwise disclosed to us in connection with this engagement. We have not made an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Showscan, nor were we furnished with any such evaluations or appraisals. Our opinion is based upon economic, market and other similar conditions as they exist and can be evaluated as of the date of this letter. Our opinion does not constitute a recommendation to any shareholder of the Company as to whether or not that shareholder should vote to approve the Merger. Furthermore, we express no opinion as to the price or trading range at which shares of Common Stock of the Company will trade following the Merger.

     It is understood that this opinion is not to be otherwise quoted or referred to, in whole or in part (including excerpts or summaries), in any filing, report, document, release or other communication used in connection with the Merger (unless required to be quoted or referred to by applicable regulatory requirements), nor shall this opinion be used for any other purposes, without Equitable's prior written consent, which consent shall not be unreasonably withheld. Furthermore, this opinion is directed to the Company's Board of Directors and does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote at a shareholders' meeting that may be held in connection with the Merger.

     Based upon and subject to the foregoing, it is our opinion that, at the current share price, the Merger Consideration to be offered and paid to the shareholders of Showscan in the proposed Merger is fair, from a financial point of view, to the Company's shareholders.

                              Very truly yours,

                              EQUITABLE SECURITIES CORPORATION

RESOURCE                                                              Appendix D
FINANCIAL                                                             ----------
CORPORATION
INVESTMENT BANKERS
MILWAUKEE . CHICAGO . NEW YORK



                               December 29, 1997

Board of Directors
Iwerks Entertainment, Inc.
4540 West Valerio Street
Burbank, CA 91505-1046

Gentlemen:

     IWK-1 Merger Corporation ("Mergeco"), a wholly-owned subsidiary of Iwerks Entertainment, Inc., ("Iwerks") and Showscan Entertainment, Inc., ("Showscan") have entered into an Agreement and Plan of Reorganization dated as of August 4, 1997, as amended (the "Agreement") pursuant to which Mergeco will be merged with and into Showscan (the "Merger"). With respect to the Merger, each outstanding share of Showscan's Common Stock is to be converted into .62 shares of Iwerks' common stock, par value $0.001 per share. In addition, each outstanding share of Showscan's Series C Preferred Stock entitles the holder thereof to a number of shares of Iwerks' Common Stock equal to the number of shares of Showscan Common Stock, into which each such share of Showscan Series C Preferred Stock is convertible immediately prior to the effective date of the Merger, again, multiplied by .62, all as specified in the Agreement. In addition, Iwerks will assume approximately $6.7 million of Showscan indebtedness, and approximately $2.5 million of transaction expenses, excluding discretionary expenses which, if advanced, are expected to yield a return. Both Iwerks and Showscan expect the transaction to be tax-free to the shareholders of Showscan, such transaction being accounted for as a pooling-of-interests. The exact terms and conditions of the Merger are more fully set forth in the Agreement.

     You have asked us whether, in our opinion, the conversion ratios contemplated by the Agreement are fair to Iwerks from a financial point of view. Because of significant time constraints requested by Iwerks, our review was limited as hereinafter stated.



                             THE MILWAUKEE CENTER
                       111 EAST KILBOURN AVE., STE. 1000
                          MILWAUKEE, WISCONSIN 53202

PHONE (414) 224-7000                                          FAX (414) 224-7015

Board of Directors
December 29, 1997
Page 2 of 4

In arriving at the opinion set forth below, we have, among other things:

     1. Reviewed Iwerks' Annual Reports, Form 10K and related information for the five fiscal years ended June 30, 1997;

     2. Reviewed Iwerks' Current Reports on Form 8-K filed on August 7, 1997, with respect to events occurring on July 15, 1997, and August 5, 1997;

     3. Reviewed the description of Iwerks' Common Stock contained in the Registration Statement on Form 8-A filed by Iwerks pursuant to Section 12 of the Exchange Act and any amendment or report filed for the purpose of updating such description;

     4. Reviewed Showscan's Annual Reports, Form 10K and related financial information for the five fiscal years ended March 31, 1997, including Amendments Nos. 1 and 2 to the year ended March 31, 1997 Annual Report on Form 10-K/A, and Showscan's Form 10Q and the related unaudited financial information for the quarterly period ending June 30, 1997;

     5. Reviewed certain other filings with the Securities and Exchange Commission made by both Iwerks and Showscan during the last five years;

     6. Reviewed certain information, including financial forecasts, relating to the business, earnings, dividends, cash flow, assets and prospects of both Iwerks and Showscan furnished to us by Iwerks and Showscan respectively;

     7. Conducted discussions with members of senior management of both Iwerks and Showscan concerning their respective businesses, regulatory environments, prospects and strategic objectives and possible operating, administrative and capital synergies which might be realized for the combined companies following the Merger;

     8. Reviewed the historical market prices and trading activity for Iwerks and Showscan shares;

Board of Directors
December 29, 1997
Page 3 of 4



     9. Compared proposed financial terms of the Merger with the financial terms of certain other mergers and acquisitions, which we deemed to be relevant;

     10. Analyzed the relative valuation of Iwerks' shares and Showscan's shares using various valuation methodologies which we deemed appropriate;

     11. Considered the pro forma effect of the Merger, in terms of net income available to Common Stockholders, book value per share and capitalization, on Iwerks' shares;

     12. Reviewed the Agreement; and

     13. Reviewed such other financial studies and analyses and made such inquiry and took into account such other matters as we deemed necessary or appropriate.

     In preparing our opinion, we have relied on the accuracy and completeness of all information supplied or otherwise made available to us by Iwerks and Showscan, although, we have not independently verified such information or any underlying assumptions, conducted a physical inspection of the properties or facilities of Iwerks or Showscan, or undertaken or obtained any evaluation or independent appraisal of the assets or liabilities (stated, contingent or otherwise) of Iwerks or Showscan.

     Further, we have assumed that the financial forecasts and projected synergies furnished by Iwerks and Showscan have been reasonably prepared in accordance with accepted industry practices and reflect the best current available estimates and judgment of Iwerks and Showscan management as to the expected future financial performance of Iwerks and Showscan, respectively, and as to the expected future projected outcomes of various contingencies.

     We have also assumed that the Merger will be free of federal taxes to Iwerks and Showscan and the respective holders of Iwerks and Showscan shares, and we further assume that the Merger will be accounted for as a pooling of interests. Our opinion is based upon general, economic, market, and monetary and other conditions as they exist and can be evaluated, and the information made available to us, as of the date hereof. We have also taken into account actual performance as compared to forecasts of both companies since the announcement of the merger.

Board of Directors
December 29, 1997
Page 4 of 4

     This opinion is prepared for the confidential use of Iwerks Board of Directors and may not be reproduced, summarized, described or referred to without Resource Financial Corporation's prior written consent.

     On the basis of, and subject to the foregoing, we are of the opinion that the conversion ratios contemplated by the Agreement, as amended, are fair to Iwerks from a financial point of view.

                              Very truly yours,


                              /s/ Resource Financial Corporation

                              RESOURCE FINANCIAL CORPORATION

ALLEN & COMPANY                                                       Appendix E
INCORPORATED                                                          ----------
                        711 FIFTH AVENUE - NEW YORK, N.Y. 10022 - (212) 832-8000



                               December 29, 1997


Members of the Board of Directors
Showscan Entertainment Inc.
3939 Landmark Street
Culver City, California 90232 - 2315

Gentlemen:

          You have requested our opinion, as of this date, as to the fairness, from a financial point of view, to the holders of the outstanding shares of Common Stock, par value $0.001 per share (the "Company's Common Stock"), and the holders of the outstanding shares of Series C Convertible Preferred Stock, par value $0.001 per share (the "Company's Preferred Stock"), of Showscan Entertainment Inc., a Delaware corporation (the "Company"), of the consideration to be received by such holders in connection with the Proposed Transaction referred to hereinafter.

          Pursuant to the Agreement and Plan of Reorganization, as amended by Amendment No. 1 thereto (as so amended, the "Merger Agreement"), to be entered into by and between the Company, Iwerks Entertainment, Inc., a Delaware corporation (the "Purchaser"), and a wholly owned special purpose subsidiary of the Purchaser ("Merger Sub"), the Company will enter into a business combination transaction (the "Merger") pursuant to which Merger Sub will be merged into the Company (the "Proposed Transaction"). Pursuant to the terms of the Merger Agreement, each outstanding share of the Company's Common Stock will be converted into .62 shares of common stock, par value $0.001 per share, of the Purchaser (the "Purchaser's Common Stock"), and each outstanding share of the Company's Preferred Stock will entitle the holder thereof to that number of shares of the Purchaser's Common Stock as is equal to the number of shares of the Company's Common Stock into which such share of the Company's Preferred Stock is convertible immediately prior to the effective time of the Merger, multiplied by .62, as specified in the Merger Agreement. We understand the Proposed Transaction has been structured as a tax-free reorganization pursuant to Section 368(a) of the Internal Revenue Code, and that the Transaction will qualify for accounting purposes as a pooling of interests transaction.

          We understand that all approvals required for the consummation of the Proposed Transaction have been or, prior to consummation of the Proposed Transaction, will be obtained. As you know, pursuant to its agreement with the Company, Allen & Company Incorporated ("Allen") will receive a fee for its services to the Company.

Members of the Board of Directors
Showscan Entertainment Inc.
December 29, 1997
Page 2

          In arriving at our opinion, we have among other things:

          (i) reviewed the terms and conditions of the Merger Agreement and related documents;

          (ii) analyzed publicly available historical business and financial information relating to the Company and the Purchaser, as presented in documents filed with the Securities and Exchange Commission;

          (iii) reviewed the Company's and the Purchaser's operations, visited the Company's and Purchaser's respective headquarters and considered the views of professional analysts covering the Company and the Purchaser;

          (iv) reviewed certain non-public information relating to the Company and the Purchaser, including financial and operating results of the Company and the Purchaser and management's forecasts prepared by the Company and the Purchaser;

          (v) conducted discussions with certain members of the senior management of the Company and the Purchaser with respect to the financial condition, business, operations, strategic objectives and prospects of the Company and the Purchaser, respectively;

          (vi) reviewed and analyzed public information, including certain stock market data and financial information relating to selected public companies which we deemed generally comparable to the Company and the Purchaser;

          (vii) reviewed the trading history of the Company's Common Stock and the Purchaser's Common Stock, including each company's respective performance in comparison to market indices and to selected companies in comparable businesses;

          (viii) considered premiums paid in all-stock merger and acquisition transactions we deemed to be of a size comparable to the Proposed Transaction; and

Members of the Board of Directors
Showscan Entertainment Inc.
December 29, 1997
Page 3

          (ix) conducted such other financial analyses and investigations as we deemed necessary or appropriate for the purposes of the opinion expressed herein.

          In rendering our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information respecting the Company and the Purchaser and any other information provided to us, and we have not assumed any responsibility for any independent verification of such information or any independent valuation or appraisal of any of the assets of the Company or the Purchaser. With respect to the financial forecasts referred to above, we have assumed that they have been reasonably prepared on a basis reflecting the best currently available judgments of the management of the Company and the Purchaser as to the future financial performance of the Company and the Purchaser, respectively.

          In addition to our review and analysis of the specific information set forth above, our opinion herein reflects and gives effect to our assessment of general economic, monetary and market conditions existing as of the date hereof as they may affect the business and prospects of the Company.

          The opinion rendered herein does not constitute a recommendation of the Proposed Transaction over any other alternative transactions which may be available to the Company. Furthermore, the opinion rendered herein does not constitute a recommendation by Allen as to the manner in which any stockholder of the Company should vote with respect to any stockholder action required to approve the Proposed Transaction. Allen consents to the inclusion of the text of this opinion in any notification or appropriate disclosure to the Company's stockholders and in any filings the Company is required by applicable law to make with the Securities and Exchange Commission.

     Based on and subject to the foregoing, we are of the opinion that, as of this date, the consideration to be received by the holders of the Company's Common Stock and the holders of the Company's Preferred Stock pursuant to the Proposed Transaction is fair to such holders from a financial point of view.

                                    Very truly yours,

                                    ALLEN & COMPANY INCORPORATED


                                    By:  /s/ Richard L. Fields
                                         -----------------------------
                                         Richard L. Fields
                                         Managing Director

ALLEN & COMPANY                                                       Appendix F
 Incorporated                                                         ----------
                        711 FIFTH AVENUE - NEW YORK, N.Y. 10022 - (212) 832-8000



                                 July 31, 1997

Members of the Board of Directors
Showscan Entertainment Inc.
3939 Landmark Street
Culver City, California 90232-2315

Gentlemen:

          You have requested our opinion, as of this date, as to the fairness, from a financial point of view, to the holders of the outstanding shares of Common Stock, par value $0.001 per share (the "Company's Common Stock"), and the holders of the outstanding shares of Series C Convertible Preferred Stock, par value $0.001 per share (the "Company's Preferred Stock"), of Showscan Entertainment Inc., a Delaware corporation (the "Company"), of the consideration to be received by such holders in connection with the Proposed Transaction referred to hereinafter.

          Pursuant to the Agreement and Plan of Reorganization (the "Merger Agreement"), to be entered into by and between the Company, Iwerks Entertainment, Inc., a Delaware corporation (the "Purchaser"), and a wholly owned special purpose subsidiary of the Purchaser ("Merger Sub"), the Company will enter into a business combination transaction (the "Merger") pursuant to which Merger Sub will be merged into the Company (the "Proposed Transaction"). Pursuant to the terms of the Merger Agreement, each outstanding share of the Company's Common Stock will be converted into .85 shares of common stock, par value $0.001 per share, of the Purchaser (the "Purchaser's Common Stock"), and each outstanding share of the Company's Preferred Stock will entitle the holder thereof to that number of shares of the Purchaser's Common Stock as is equal to the number of shares of the Company's Common Stock into which such share of the Company's Preferred Stock is convertible immediately prior to the effective time of the Merger, multiplied by .85, as specified in the Merger Agreement. We understand the Proposed Transaction has been structured as a tax-free reorganization pursuant to Section 368(a) of the Internal Revenue Code, and that the Proposed Transaction will qualify for accounting purposes as a pooling of interests transaction.

          We understand that all approvals required for the consummation of the Proposed Transaction have been or, prior to consummation of the Proposed Transaction, will be

Members of the Board of Directors
Showscan Entertainment Inc.
July 31, 1997
Page 2

obtained. As you know, pursuant to its agreement with the Company, Allen & Company Incorporated ("Allen") will receive a fee for its services to the Company.

          In arriving at our opinion, we have among other things:

          (i) reviewed the terms and conditions of the draft Merger Agreement and related documents;

          (ii) analyzed publicly available historical business and financial information relating to the Company and the Purchaser, as presented in documents filed with the Securities and Exchange Commission;

          (iii) reviewed the Company's and the Purchaser's operations, visited the Company's and Purchaser's respective headquarters and considered the views of professional analysts covering the Company and the Purchaser;

          (iv) reviewed certain non-public information relating to the Company and the Purchaser, including financial and operating results of the Company and the Purchaser and management's forecasts prepared by the Company and the Purchaser;

          (v) conducted discussions with certain members of the senior management of the Company and the Purchaser with respect to the financial condition, business, operations, strategic objectives and prospects of the Company and the Purchaser, respectively;

          (vi) reviewed and analyzed public information, including certain stock market data and financial information relating to selected public companies which we deemed generally comparable to the Company and the Purchaser;

          (vii) reviewed the trading history of the Company's Common Stock and the Purchaser's Common Stock, including each company's respective performance in comparison to market indices and to selected companies in comparable businesses;

Members of the Board of Directors
Showscan Entertainment Inc.
July 31, 1997
Page 3

          (viii) considered premiums and multiples paid in merger and acquisition transactions we deemed to be comparable to the Proposed Transaction; and

          (ix) conducted such other financial analyses and investigations as we deemed necessary or appropriate for the purposes of the opinion expressed herein.

          In rendering our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information respecting the Company and the Purchaser and any other information provided to us, and we have not assumed any responsibility for any independent verification of such information or any independent valuation or appraisal of any of the assets of the Company or
the Purchaser.   With respect to the financial forecasts referred to above, we have assumed that they have been reasonably prepared on a basis reflecting the best currently available judgments of the management of the Company as to the future financial performance of the Company.

          In addition to our review and analysis of the specific information set forth above, our opinion herein reflects and gives effect to our assessment of general economic, monetary and market conditions existing as of the date hereof as they may affect the business and prospects of the Company.

          The opinion rendered herein does not constitute a recommendation of the Proposed Transaction over any other alternative transactions which may be
available to the Company.   Furthermore, the opinion rendered herein does not
constitute a recommendation by Allen as to the manner in which any stockholder of the Company should vote with respect to any stockholder action required to approve the Proposed Transaction. Allen consents to the inclusion of the text of this opinion in any notification or appropriate disclosure to the Company's stockholders and in any filings the Company is required by applicable law to make with the Securities and Exchange Commission.

Members of the Board of Directors
Showscan Entertainment Inc.
July 31, 1997
Page 4

          Based on and subject to the foregoing, we are of the opinion that, as of this date, the consideration to be received by the holders of the Company's Common Stock and the holders of the Company's Preferred Stock pursuant to the Proposed Transaction is fair to such holders from a financial point of view.

                              Very truly yours,

                              ALLEN & COMPANY INCORPORATED


                              By:   /s/ Richard L. Fields
                                    --------------------------
                                    Richard L. Fields
                                    Managing Director

                           IWERKS ENTERTAINMENT, INC.
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

  The undersigned, a stockholder of IWERKS ENTERTAINMENT, INC. a Delaware corporation, (the "Company") hereby appoints Charles Goldwater and Bruce Hinckley, and each of them, as the proxies of the undersigned, with full power of substitution, to attend, vote and act for the undersigned at the Annual Meeting of Stockholders of the Company, to be held on March 31, 1998, and any postponements or adjournments thereof, and in connection herewith, to vote and represent all of the shares of the Company which the undersigned would be entitled to vote, as follows:

  The Board of Directors recommends a WITH vote on Proposal 1 and a FOR vote on Proposals 2 and 3.

  1. ELECTION OF CLASS III DIRECTOR, as provided in the Company's Proxy
     Statement:

       [_] WITH [_] WITHOUT Authority to vote for the nominee listed below.

  (INSTRUCTIONS: TO WITHHOLD AUTHORITY FOR THE NOMINEE, LINE THROUGH OR
    OTHERWISE STRIKE OUT NAME BELOW)

                               Charles Goldwater

  2. The approval of the issuance of shares of Iwerks Common Stock in exchange for shares of Showscan Capital Stock pursuant to that certain Agreement and Plan of Reorganization, dated as of August 4, 1997, as amended by Amendment No. 1 to Agreement and Plan of Reorganization dated as of December 29, 1997, by and among Iwerks Entertainment, Inc., IWK-1 Merger Corporation and Showscan Entertainment Inc.

                        [_] FOR [_] AGAINST [_] ABSTAIN

  3. The approval of the amendment to the Iwerks Entertainment, Inc. 1994 Stock Incentive Plan (the "Plan") to increase the number of shares of Iwerks Common Stock reserved for issuance under the Plan from 1,750,000 to 2,500,000 shares and to provide a per employee limit on stock option grants in any one year.

                        [_] FOR [_] AGAINST [_] ABSTAIN

  The undersigned hereby revokes any other proxy to vote at such Meeting, and hereby ratifies and confirms all that said proxy may lawfully do by virtue hereof. WITH RESPECT TO SUCH OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING AND ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF, SAID PROXY IS AUTHORIZED TO VOTE IN ACCORDANCE WITH ITS BEST JUDGMENT.

  This Proxy will be voted in accordance with the instructions set forth above. THIS PROXY WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR THE ELECTION OF THE CLASS III DIRECTOR NAMED, THE ISSUANCE OF IWERKS COMMON STOCK IN EXCHANGE FOR SHOWSCAN CAPITAL STOCK AND THE AMENDMENT TO THE 1994 STOCK INCENTIVE PLAN, AND AS SAID PROXY SHALL DEEM ADVISABLE ON SUCH OTHER BUSINESS AS MAY COME BEFORE THE MEETING, UNLESS OTHERWISE DIRECTED.

  The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting and accompanying Proxy Statement dated March 4, 1998 relating to the Meeting.

                                                 Dated: ________________ , 1998

                                                 ------------------------------

                                                 ----------------------
                                                 Signature(s) of
                                                 Stockholder(s)
                                                 (See Instructions Below)

                                                 The signature(s)
                                                 hereon should
                                                 correspond exactly
                                                 with the name(s) of
                                                 the stockholder(s)
                                                 appearing on the
                                                 Stock Certificate. If
                                                 stock is jointly
                                                 held, all joint
                                                 owners should sign.
                                                 When signing as
                                                 attorney, executor,
                                                 administrator,
                                                 trustee or guardian,
                                                 please give full
                                                 title as such. If
                                                 signer is a
                                                 corporation, please
                                                 sign the full
                                                 corporation name, and
                                                 give title of signing
                                                 officer.

                           THIS PROXY IS SOLICITED BY
              THE BOARD OF DIRECTORS OF IWERKS ENTERTAINMENT, INC.

                          SHOWSCAN ENTERTAINMENT INC.

           PROXY FOR SPECIAL MEETING OF STOCKHOLDERS, MARCH 31, 1998

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                          SHOWSCAN ENTERTAINMENT INC.

  The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and the Proxy Statement with respect thereto, each dated March 4, 1998, and does hereby constitute and appoint William D. Eberle and Dennis Pope (the "Proxies"), and each of them, with full power of substitution, as the Proxies of the undersigned to represent the undersigned and to vote all shares of Common Stock, $.001 par value, of Showscan Entertainment Inc. which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders, to be held on March 31, 1998, at 10:00 a.m. (local time), at 3939 Landmark Street, Culver City, California 90232, and at any adjournments or postponements thereof.

  The Board of Directors unanimously recommends a vote FOR the following proposal:

  1. APPROVAL AND ADOPTION of the Agreement and Plan of Reorganization dated as of August 5, 1997, as amended by Amendment No. 1 to Agreement and Plan of Reorganization dated as of December 29, 1997 (as amended, the "Merger Agreement"), by and among Showscan Entertainment Inc., Iwerks Entertainment, Inc. and IWK-1 Merger Corporation ("IWK-1"), and the merger of IWK-1 with and into Showscan Entertainment Inc. upon the terms and conditions set forth in the Merger Agreement.

                        [_] FOR  [_] AGAINST  [_] ABSTAIN

                (To be completed and signed on the reverse side)


  The shares represented hereby will be voted as directed. Where no direction is made, the shares will be voted FOR proposal 1. This proxy confers authority for each of the above-named Proxies to vote in his discretion with respect to such other business as may properly come before the Special Meeting and any adjournments or postponements thereof. This proxy may be revoked at any time before it is exercised.

                                            Dated: ______________________, 1998

                                            -----------------------------------
                                                        (Signature)

                                            -----------------------------------
                                               (Signature, if held jointly)

                                            Please sign exactly as your name
                                            or names appear hereon, and when
                                            signing as attorney, executor,
                                            administrator, trustee or
                                            guardian, give your full title as
                                            such. If the signatory is a
                                            corporation, sign the full
                                            corporate name by a duly
                                            authorized officer.

 PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.